Exhibit 10.11

BELLSOUTH® / CLEC Agreement

Customer Name: ITC DeltaCom Communications, Inc.

ITC DeltaCom Communications, Inc. - GA Agreement	2

Table of Contents	3

General Terms and Conditions	5

Signature Page	30

Attachment 1 - Resale	31

ATT 1 - Resale Discounts and Rates	52

Attachment 2 - Network Elements	53

ATT 2 - Network Elements Rates	164

ATT 2 - DSL USOCs & Rates	219

ATT 2 - Melded Tandem Service Rates	223

Attachment 3 - Network Interconnection	221

ATT 3 - Network Interconnection Rates	260

Attachment 3 - Exhibits B-E	259

Attachment 3 - Exhibit F	263

Attachment 4 - Collocation - CO	269

ATT 4 - Collocation Rates	307

Attachment 5 - Number Portability	312

Attachment 6 - Ordering, Provisioning, Maintenance and Repair	317

Attachment 7 - Billing	335

Attachment 7 - Exhibit A - Escalation List	362

ATT 7 - Billing Rates	367

Attachment 8 - Rights of Way	362

Attachment 9 - Performance Measurements	364

Attachment 10 - Disaster Recovery	518

Attachment 11 - BFR and NBR Process	527

Note: This page is not part of the actual signed contract/amendment, but is present for record keeping purposes only.

By and Between

BellSouth Telecommunications, Inc.

And

ITC^DeltaCom Communications, Inc.

d/b/a ITC^DeltaCom d/b/a Grapevine

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	Definitions
1.	CLEC Certification	5
2.	Term of the Agreement	6
3.	Ordering Procedures	7
4.	Parity	7
5.	White Pages Listings	8
6.	Liability and Indemnification	10
7.	Court Ordered Requests for Call Detail Records and Other Subscriber Information	12
8.	Intellectual Property Rights and Indemnification	13
9.	Proprietary and Confidential Information	14
10.	Assignments	17
11.	Dispute Resolution	17
12.	Limitation of Use	18
13.	Taxes	18
14.	Force Majeure	19
15.	Modification of Agreement	19
16.	Indivisibility	21
17.	Waivers	21
18.	Governing Law	21
19.	Arm’s Length Negotiations	22
20.	Notices	22
21.	Discontinuance of Service	23
22.	Rule of Construction	23
23.	Headings of No Force or Effect	23
24.	Multiple Counterparts	23
25.	Filing of Agreement	24
26.	Compliance with Applicable Law	24
27.	Necessary Approvals	24
28.	Good Faith Performance	24
29.	Nonexclusive Dealing	24
30.	Survival	24
31.	Establishment of Service	25

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TABLE OF CONTENTS (cont’d)

Attachment 1 - Resale

Attachment 2 - Unbundled Network Elements

Attachment 3 - Network Interconnection

Attachment 4 - Physical Collocation - CO

Attachment 5 - Number Portability

Attachment 6 - Pre-Ordering, Ordering, Provisioning, Maintenance and Repair

Attachment 7 - Billing

Attachment 8 - Rights-of-Way, Conduits and Pole Attachments

Attachment 9 - Performance Measurements

Attachment 10 - Disaster Recovery

Attachment 11–Bona Fide Request/New Business Request Process

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AGREEMENT

THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., (“BellSouth”), a Georgia corporation, and ITC^DeltaCom Communications, Inc. d/b/a ITC^DeltaCom d/b/a Grapevine, hereinafter referred to as (“ITC^DeltaCom”) an Alabama corporation, and shall be deemed effective on the Effective Date, as defined herein. This agreement may refer to either BellSouth or ITC^DeltaCom or both as a “Party” or “Parties.”

W I T N E SS E T H

WHEREAS, BellSouth is an incumbent local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

WHEREAS, ITC^DeltaCom is a competitive local exchange telecommunications company (“CLEC”) authorized to provide telecommunications services in the state of Georgia; and

WHEREAS, the Parties wish to interconnect their facilities, purchase unbundled elements and/or resale services, and exchange traffic pursuant to Sections 251 and 252 of the Telecommunications Act of 1996 (“the Act”).

NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and ITC^DeltaCom agree as follows:

Definitions

Access Service Request or “ASR” means an industry standard form used by the Parties to add, establish, change or disconnect trunks for the purposes of interconnection.

Act means the Communications Act of 1934, 47 U.S.C. 151 et seq., as amended, including the Telecommunications Act of 1996, and as interpreted from time to time in the duly authorized rules and regulations of the FCC or the Commission/Board.

Advanced Intelligent Network or “AIN” is Telecommunications network architecture in which call processing, call routing and network management are provided by means of centralized databases.

Affiliate is an entity that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another entity. For purposes of this paragraph, the term “own” or “control” means to own an equity interest (or equivalent thereof) of more than 10 percent.

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American National Standards Institute or “ANSI” is a standards setting, non-government organization, which develops and publishes standards for “voluntary” use in the United States.

Automatic Number Identification or “ANI” is a telephone number associated with the access line from which the a call originates.

Calling Party Number or “CPN” is a Common Channel Signaling parameter which refers to the number transmitted through the network identifying the calling party.

Carrier Identification Code or “CIC” means a three or four digit number assigned to an IXC that identifies that carrier’s traffic.

Centralized Message Distribution System is a national system that Local Exchange Carriers use to exchange Exchange Message Interface (EMI) formatted data among host companies.

Commission is defined as the appropriate regulatory agency in each of BellSouth’s nine-state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

Common Channel Signaling or “CCS” means a method of exchanging call set-up and network control data over a digital signaling network fully separate from the Public Switched Network that carriers the actual call.

Competitive Local Exchange Carrier (CLEC) means a telephone company certificated or otherwise legally authorized to provide local exchange service within BellSouth’s franchised area. “Customer Local Area Signaling Services” or “CLASS” is a set of call management service features consisting of number translation such as call forwarding and caller identification, available within a the Local Access and Transport Area (“LATA”).

Digital Service - Level 0 or “DS-0” means the 64 Kbps zero-level signal in the time division multiplex hierarchy.

Digital Service - Level 1 or “DS-1” means the 1.544 Mbps in the time division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

Digital Service - Level 3 or “DS-3” means the 44.736 Mbps in the time division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is the initial level of multiplexing.

Effective Date is defined as the date that the Agreement is effective for purposes of rates, terms and conditions and shall be ten (10) days after the date of the last

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signature executing the Agreement. Future amendments including rate changes or new rates will also be effective ten (10) days after the date of the last signature executing the amendment. Future amendments with no rate changes or new rates shall become effective on the date of the last signature executing the Amendment.

End User means the ultimate user of the Telecommunications Service.

Exchange Message Interface is the nationally administered standard format for the exchange of data among the Exchange Carriers within the telecommunications industry.

Exchange Access means the offering by a LEC of services or facilities to an IXC for the purpose of the origination or termination of telephone toll services.

FCC means the Federal Communication Commission.

Feature Group A or “FGA” means FGA interexchange access as defined in BellSouth’s FCC Tariff No. 1.

Feature Group B or “FGB” means FGB interexchange access as defined in BellSouth’s FCC Tariff No. 1.

Feature Group D or “FGD” means FGD interexchange access as defined in BellSouth’s FCC Tariff No. 1.

General Terms and Conditions means this document including all of the terms, provisions and conditions set forth herein.

Interconnection is the linking of the BellSouth and ITC^DeltaCom networks for the mutual exchange of traffic as described in Attachment 3 of this Agreement.

Point of Interconnection or “POI” is as described in Attachment 3 of this Agreement.

Interexchange Carrier or “IXC” means a provider of interexchange telecommunications services.

Local Exchange Carrier or “LEC” is as defined in the Act.

Local Exchange Routing Guide or “LERG” means a Telcordia product that is sold to and used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations.

Local Interconnection is defined as 1) the delivery of local traffic to be terminated on each Party’s local network so that end users of either Party have the ability to reach end users of the other Party without the use of any access code or substantial delay in the processing of the call; 2) the LEC unbundled network

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features, functions, and capabilities set forth in this Agreement; and 3) Service Provider Number Portability sometimes referred to as temporary telephone number portability to be implemented pursuant to the terms of this Agreement.

Local Traffic is as defined in Attachment 3 of this Agreement.

Local Access and Transport Area or “LATA” means one of the contiguous geographic areas established pursuant to the AT&T Consent Decree to define the permitted operating regions of the RBOCs prior to the enactment of the Telecommunications Act of 1996.

Multiple Exchange Carrier Access Billing or (“MECAB”) means the document prepared by the Billing Committee of the Ordering and Billing Forum (“OBF”), which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions (“ATIS”) and by Bellcore as Special Report SR-BDS-000983, Containing the recommended guidelines for the billing of Exchange Service access provided by two or more LECs and/or CLECs or by one LEC in two or more states within a single LATA.

Network Element defined to mean a facility or equipment used in the provision of a telecommunications service. Such term may include, but is not limited to, features, functions, and capabilities that are provided by means of such facility or equipment, including but not limited to, subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a telecommunications service.

Numbering Plan Area or “NPA” is also sometimes referred to as an area code. This is the three-digit indicator, which is defined by the “A”, “B”, and “C” digits of each “digit” telephone number within the North American Numbering Plan (“NANP”). Each NPA contains 800 Possible NXX Codes. At present, there are two general categories of NPA, “Geographic NPAs” and “Non-Geographic NPAS”. A “Geographic NPA” is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that Geographic area. A “Non-Geographic NPA”, also known as a “Service Access Code” (SAC Code) is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 500, 800, 9100, 700, and 888 are examples of Non-Geographic NPAS.

“NXX”, “NXX” Code, “Central Office Code” or “CO Code” is the three-digit switch entity indicator which is defined by the “D”, “E”, and “F” digits of a 10-digit telephone number within the North American Numbering Plan.

Percent Of Interstate Usage of “PIU” is defined as a factor to be applied to terminating access services minutes of use to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate “non-intermediary” minutes of use, including interstate minutes of use

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that are forwarded due to service provider number portability less any interstate minutes of use for Terminating Party Pays services, such as 800 Services. The denominator includes all “non-intermediary”, local, interstate, intrastate, toll and access minutes of use adjusted for service provider number portability less all minutes attributable to terminating Party pays services

Percent Local Usage or “PLU” is defined as a factor to be applied to intrastate terminating minutes of use. The numerator shall include all “non-intermediary” local minutes of use adjusted for those minutes of use that only apply local due to Service Provider Number Portability. The denominator is the total intrastate minutes of use including local, intrastate toll, and access, adjusted for Service Provider Number Portability less intrastate terminating Party pays minutes of use.

Rate Center identifies the specific geographic point within an Exchange area which is associated with one or more particular NPA-NXX codes which have been assigned to a LEC (or CLEC) for the provision of Telephone Exchange Services. The Rate Center vertical and horizontal coordinates are used in the toll message rating process to measure distances between Rate Centers.

Revenue Accounting Office (“RAO”) Status Company is a local exchange company/alternate local exchange company that has been assigned a unique RAO code. Message data exchanged among RAO status companies is grouped (i.e. packed) according to From/To/Bill RAO combinations.

Telecommunications means the transmission, between or among points specified by the user, of information of the user’s choosing, without change in the form or content of the information as sent and received.

Transit Traffic Service is as described in Attachment 3 of this Agreement.

Wire Center denotes a building or space within a building, which serves as an aggregation point on a given carrier’s network, where transmission facilities and circuits are connected and/or switched. Wire Center can also denote a building in which one or more central offices, used for the provision of telecommunications services are located.

1.	CLEC Certification

1.1	ITC^DeltaCom has provided BellSouth in writing the certificate number, company number or docket number, for all states covered by this Agreement. .

1.2	Based upon the certification numbers being provided to BellSouth, BellSouth will file this Agreement with the appropriate commission for approval.

1.3	Except as provided in this Agreement, neither Party shall discontinue or refuse to provide any service provided or required hereunder.

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1.4	For products and services purchased pursuant to this Agreement, in the case of a conflict between a provision of this Agreement and a tariff filed by either Party, the conflict shall be resolved in favor of this Agreement.

2.	Term of the Agreement

2.1	The term of this Agreement shall be three and one half (3 1/2) years, beginning on the Effective Date and shall apply to the BellSouth territory in the state of Georgia. Notwithstanding any prior agreement of the Parties, the rates, terms and conditions of this Agreement shall not be applied retroactively prior to the Effective Date.

2.2	The Parties agree that by no earlier than two hundred seventy (270) days and no later than one hundred and eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations for a new agreement to be effective beginning on the expiration date of this Agreement (“Subsequent Agreement”).

2.3	If within one hundred and thirty-five days (135) days of commencing the negotiation referred to in Section 2.2 above, the Parties are unable to negotiate new terms, conditions and prices for a Subsequent Agreement, either Party may petition the Commission to establish appropriate terms, conditions and prices for the Subsequent Agreement pursuant to 47 §U.S.C.252.

2.3.1	Notwithstanding the foregoing and except as set forth in Section 2.4 below, in the event that, as of the date of the expiration of this Agreement and conversion of this Agreement to a month-to-month term, the Parties have not entered into a Subsequent Agreement and no arbitration proceeding has been filed in accordance with Section 252 of the Act, then either Party may terminate this Agreement upon sixty (60) days notice to the other Party. In the event that BellSouth terminates this Agreement as provided above, BellSouth shall continue to offer services to ITC^DeltaCom pursuant to BellSouth’s then current standard interconnection agreement or ITC^DeltaCom may exercise its rights under Section 252(i) of the Act. In the event that BellSouth’s standard interconnection agreement becomes effective as between the Parties or ITC^DeltaCom adopts another agreement, the Parties may continue to negotiate a Subsequent Agreement, and the terms of such Subsequent Agreement shall be effective as of the effective date stated in the Subsequent Agreement.

2.4

If an arbitration proceeding has been filed in accordance with Section 252 of the Act and if the Commission does not issue its order prior to the expiration of this Agreement, this Agreement shall be deemed extended on a month-to-month basis until the Subsequent Agreement becomes effective. The terms of such Subsequent Agreement shall be effective as of the effective date stated in such Subsequent Agreement and shall not be applied retroactively to the expiration date of this Agreement unless the Parties agree otherwise. Neither Party shall refuse to provide services to the other Party during the negotiation of the

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Subsequent Agreement or the transition from this Agreement to the Subsequent Agreement.

3.	Ordering Procedures

3.1	Detailed procedures for ordering and provisioning BellSouth services are set forth in BellSouth’s Local Interconnection and Facility Based Ordering Guide, Resale Ordering Guide, and as set forth in the Attachment 6 of this Agreement, as appropriate. To the extent there is a conflict between the BellSouth Local Interconnection and Facility Based, Resale Ordering Guide and any specific provisions of this Agreement, the provisions of this Agreement shall control.

3.2	BellSouth has developed electronic systems for placing most resale and some UNE orders. BellSouth has also developed electronic systems for accessing data needed to place orders including valid address, available services and features, available telephone numbers, due date estimation on pre-order and calculation on firm order, and customer service records where applicable. Charges for OSS shall be as set forth in Attachment 1, Exhibit A and Attachment 2, Exhibit A.

4.	Parity

4.1	The services and service provisioning that BellSouth provides ITC^DeltaCom for resale will be at least equal in quality to that provided to BellSouth, or any BellSouth subsidiary, affiliate, other carrier or end user. In connection with resale, BellSouth will provide ITC^DeltaCom with pre-ordering, ordering, maintenance and trouble reporting, and daily usage data functionality that will enable ITC^DeltaCom to provide equivalent levels of customer service to their local exchange customers as BellSouth provides to its own end users.

4.2	BellSouth shall also provide ITC^DeltaCom with unbundled network elements, and access to those elements. The quality of an unbundled network element, as well as the quality of the access to such unbundled network element, that BellSouth provides to ITC^DeltaCom shall be at least equal in quality to that which BellSouth provides to itself or to any BellSouth subsidiary, affiliate or other carrier. The terms and conditions pursuant to which BellSouth provides access to unbundled network elements, including but not limited to the time within which BellSouth provisions such access to unbundled network elements, shall, at a minimum, be no less favorable to ITC^DeltaCom than the terms and conditions under which BellSouth provisions such elements to itself. Consistent with all applicable rules and regulations, BellSouth shall provide ITC^DeltaCom with pre-ordering, ordering, provisioning, maintenance and repair, and billing functionality at least equal to that which BellSouth provides for its own retail services.

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5.	White Page Listings

5.1	BellSouth shall make available to ITC^DeltaCom, for ITC^DeltaCom subscribers, nondiscriminatory access to its telephone number and address directory listings (“Directory Listings”), under the following terms and conditions. In no event shall ITC^DeltaCom subscribers receive Directory Listings that are at less favorable rates, terms or conditions than the rates, terms or conditions that BellSouth provides its subscribers.

5.1.1	BellSouth has delegated certain authority to its affiliate, BellSouth Advertising & Publishing Corporation (“BAPCO”) and has required BAPCO to carry out certain BellSouth obligations imposed by the Act regarding the publication of directories. ITC^DeltaCom and BAPCO have entered into an agreement regarding BAPCO’s treatment of ITC^DeltaCom’s end users’ directory listing information in directories published by BAPCO. BellSouth shall maintain the Directory Listings database, which includes ITC^DeltaCom’s end users’ directory information used by BAPCO in publishing directories in accordance with Section 5.2.1 below. Subject to execution of such agreement between ITC^DeltaCom and BAPCO, BAPCO shall publish directory listings as follows:

5.1.1.1	White Page Basic Directory Listings. BellSouth shall publish in all BellSouth’s white pages Directories at no charge to ITC^DeltaCom or any ITC^DeltaCom End User other than applicable miscellaneous listing charges as set forth in BellSouth’s tariffs, one white pages basic Directory Listing for each ITC^DeltaCom End User for all of such End User’s phone numbers located in the geographic region covered by any white pages Directory. Notwithstanding the foregoing, BellSouth shall not publish any white pages basic Directory Listing for any ITC^DeltaCom End User whose Directory Listing has been identified as non-published. ITC^DeltaCom will be required to provide to BellSouth the names, addresses and telephone numbers of all ITC^DeltaCom’s End Users that wish to be omitted from directories.

5.1.1.2	Enhanced White Pages Listings. Where BellSouth offers to publish, at no charge, in its white pages directory Enhanced White Pages Listing to its retail customer, BellSouth shall publish such listings, at no charge and under the same terms and conditions, for ITC^DeltaCom for its End Users. Where BellSouth charges its retail end users for Enhanced White Pages Listings, BellSouth shall publish such listings under the same terms and conditions to ITC^DeltaCom for its End Users at the applicable wholesale discount set forth in Attachment 1.

5.1.1.3	Yellow Pages Basic Directory Listings. Where BellSouth offers to publish in its Yellow Pages Directory free Yellow Pages listing to its retail end user, BellSouth shall publish such listing, at no charge and under the same terms and conditions to ITC^DeltaCom for its End Users. Where BellSouth charges business customer for Yellow Pages basic Directory Listings, BellSouth shall provide one Yellow Pages basic Directory Listing for each ITC^DeltaCom End User, who subscribes to business services, at BellSouth tariffed rates at the applicable wholesale discount as set forth in Attachment 1. BellSouth shall not provide “lead”

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information on ITC^DeltaCom End Users to its Yellow Pages directory publishing Affiliate without written permission from ITC^DeltaCom.

5.1.2	Treatment of Directory Listings. BellSouth shall treat all Directory Listings with the same level of confidentiality that BellSouth accords its own directory listing information, and BellSouth shall limit access to ITC^DeltaCom’s End User proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings. Directory Listings of ITC^DeltaCom End Users shall be alphabetically commingled with the Directory Listings of all other telecommunications carriers, including BellSouth. All Directory Listings published by BellSouth will be as accurate and complete as BellSouth’s own listing or those of its Affiliates.

5.1.3	Reserved Rights. ITC^DeltaCom reserves the right to withhold Directory Listing information from BellSouth, if BellSouth charges ITC^DeltaCom a rate for inclusion of ITC^DeltaCom’s unlisted numbers in the BellSouth directory databases exceeding the BellSouth retail tariffed charge for unlisted numbers.

5.2.	Directory Listing Database.

5.2.1	Maintenance. BellSouth shall maintain a Directory Listings database that shall include the directory listings of BellSouth, ITC^DeltaCom and any other carrier for whom BellSouth has agreed to publish Directory Listings. ITC^DeltaCom and BellSouth shall cooperate to ensure that Directory Listing information relating to ITC^DeltaCom’s End User is delivered to BellSouth and reflected in such database in a timely and accurate manner (and in no event in a manner that is less timely or accurate than the manner in which BellSouth's Directory Listings database in updated for information relating to BellSouth’s End User). Data should be generated from the local service order process and other data feeds for facility-based carriers and should be subject to the same rigorous edits that are applied to BellSouth local service orders. BellSouth shall use all commercially reasonable efforts to maintain the Directory Listings database in good order. BellSouth shall advise ITC^DeltaCom as soon as possible, but in no event fewer than six (6) months in advance, of any changes in the maintenance of the Directory Listings database or any mechanisms or interfaces, whether industry standard or not, pursuant to which BellSouth will provide Directory Listings to ITC^DeltaCom.

5.2.2	Third Party Access to Directory Listings Database. ITC^DeltaCom authorizes BellSouth to provide Directory Listings of ITC^DeltaCom End Users to third parties on terms and conditions that comport with the Communications Act and the relevant FCC rules and orders on the same terms and conditions applicable to the release of Directory Listings of BellSouth End Users to third parties. This data shall not be used for any other purpose than publishing a directory.

5.2.3	Co-operation. ITC^DeltaCom and BellSouth agree to co-operate in good faith to resolve any issue regarding a Directory Listing raised by an ITC^DeltaCom End

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User (e.g., publication of a non-published Directory Listings, etc.). Upon request by either party, ITC^DeltaCom and BellSouth will in good faith mutually develop a process for escalating and resolving such issues.

6.	Liability and Indemnification

6.1	BellSouth Liability. BellSouth shall take financial responsibility for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible ITC^DeltaCom revenues.

6.2	Liability for Acts or Omissions of Third Parties. Neither BellSouth nor ITC^DeltaCom shall be liable for any act or omission of another telecommunications company providing a portion of the services provided under this Agreement.

6.3	Limitation of Liability.

6.3.1	With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by ITC^DeltaCom, any ITC^DeltaCom customer or by any other person or entity, for damages associated with any of the services provided by BellSouth pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Part A, BellSouth’s liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by BellSouth, any BellSouth customer or by any other person or entity, for damages associated with any of the services provided by ITC^DeltaCom pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Part A, ITC^DeltaCom’s liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by ITC^DeltaCom, any ITC^DeltaCom customer or any other person or entity resulting from the gross negligence or willful misconduct of BellSouth and claims for damages by ITC^DeltaCom resulting from the failure of BellSouth to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability. Likewise, claims for damages by BellSouth, any BellSouth customer or any other person or entity resulting from the gross negligence or willful misconduct of ITC^DeltaCom and claims for damages by BellSouth resulting from the failure of ITC^DeltaCom to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

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6.3.2	Limitations in Tariffs. Subject to the provisions of 6.3.1, a Party may, in its sole discretion, provide in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such party would have charged that applicable person for the service, product or function that gave rise to such Loss and (ii) Consequential Damages. To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.

6.3.3	Neither BellSouth nor ITC^DeltaCom shall be liable for damages to the other’s terminal location, POI or other company’s customers’ premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company’s negligence or willful misconduct or by a company’s failure to properly ground a local loop after disconnection.

6.3.4	Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

6.4

Indemnification for Certain Claims. BellSouth and ITC^DeltaCom providing services, their affiliates and their parent company, shall be indemnified, defended and held harmless by each other against any claim, loss or damage arising from the receiving company’s use of the services provided under this Agreement pertaining to (1) claims for libel, slander, invasion of privacy or copyright infringement arising from the content of the receiving company’s own communications, or (2) any claim, loss or damage claimed by the other company’s customer arising from one company’s use or reliance on the other company’s services, actions, duties, or obligations arising out of this Agreement; provided that in the event of a claim arising under this Section 6.4(2), to the extent any claim, loss or damage is caused by the gross negligence or willful misconduct of the providing party, the receiving Party shall have no obligation to

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indemnify, defend or hold harmless the providing Party hereunder, subject to the other terms of this Section 6.

6.5	Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

6.6	ITC^DeltaCom and BellSouth will work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, or any other services related to this Agreement. The Parties fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

6.7	Neither Party accepts responsibility to any person for any unlawful act committed by the other Party, or that other Parties’ End Users, as part of providing service to that other Party.

7.	Court Ordered Requests for Call Detail Records and Other Subscriber Information.

7.1	To the extent technically feasible, BellSouth maintains call detail records for ITC^DeltaCom end users for limited time periods and can respond to subpoenas and court ordered requests for information. BellSouth shall maintain such information for ITC^DeltaCom end users for the same length of time it maintains such information for its own end users.

7.2	ITC^DeltaCom agrees that BellSouth will respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to ITC^DeltaCom end users. Billing for such requests will be generated by BellSouth and directed to the law enforcement agency initiating the request.

7.3	ITC^DeltaCom agrees that in cases where ITC^DeltaCom receives subpoenas or court requests for call detail records for targeted telephone numbers belonging to ITC^DeltaCom end users, ITC^DeltaCom will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth. Billing for call detail information will be generated by BellSouth and directed to the law enforcement agency initiating the request.

7.4	In cases where the timing of the response to the law enforcement agency prohibits ITC^DeltaCom from having the subpoena or court ordered request redirected to

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BellSouth by the law enforcement agency, ITC^DeltaCom will furnish the official request to BellSouth for providing the call detail information. BellSouth will provide the call detail records to ITC^DeltaCom and bill ITC^DeltaCom for the information. ITC^DeltaCom agrees to reimburse BellSouth for the call detail information provided.

7.5	ITC^DeltaCom will provide ITC^DeltaCom end user and/or other customer information that is available to ITC^DeltaCom in response to subpoenas and court orders for their own customer records. BellSouth will redirect subpoenas and court ordered requests ITC^DeltaCom end user and/or other customer information to ITC^DeltaCom for the purpose of providing this information to the law enforcement agency.

8.	Intellectual Property Rights and Indemnification

8.1	No License. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. ITC^DeltaCom is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising of telecommunications services, of any BellSouth name, service mark or trademark.

8.2	Ownership of Intellectual Property. Any intellectual property, which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

8.3	Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 6 of this Agreement.

Promptly after receipt of notice of any claim or the commencement of any action for which a Party may seek indemnification pursuant to this Section, such Party (the “Indemnified Party”) shall promptly give written notice to the other Party (the “Indemnifying Party”) of such claim or action, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party except to the extent the Indemnifying Party has

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actually been prejudiced thereby. The Indemnifying Party shall be obligated to assume the defense of such claim, at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party’s reasonable requests for assistance or Information relating to such claim, at the Indemnifying Party’s expense. The Indemnified Party shall have the right to participate in the investigation and defense of such claim or action, with separate counsel chosen and paid for by the Indemnified Party.

8.4	Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below:

8.4.1	modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

8.4.2	obtain a license sufficient to allow such use to continue.

8.4.3	In the event 8.4.1 or 8.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice under the circumstances, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

8.5	Exception to Obligations. Neither Party’s obligations under this Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor provided the facilities or equipment (including software) would not be infringing if used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

8.6	Exclusive Remedy. The foregoing shall constitute the Parties’ sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this agreement.

9.	Treatment of Proprietary and Confidential Information

9.1

All confidential or proprietary information disclosed by either Party during the negotiations and the term of this Agreement shall be protected by the Parties in accordance with the terms of this Section 9. All information which is disclosed by one Party (“Disclosing Party”) to the other (“Recipient”) in

CCCS 18 of 530

General Terms and Conditions

connection with this Agreement, or acquired in the course of performance of this Agreement, shall be deemed confidential and proprietary to the Disclosing Party and subject to this Agreement, such information including but not limited to, network, financial, marketing, and staffing information, proposals, requests for proposals, business plans, strategic information, specifications, costs, procedures, processes, business systems, software programs, orders for services, customer account data, call detail records, usage information in form, and Customer Proprietary Network Information (“CPNI”) as that term is defined by the Act and the rules and regulations of the FCC (collectively, Disclosing Party’s “Confidential Information”).

9.1.1	Recipient shall (i) use Confidential Information only for the purpose of performing under this Agreement, (ii) hold Confidential Information in confidence and disclose it only to employees who have a need to know it in order to perform under this Agreement, and (iii) safeguard Confidential Information from unauthorized use or disclosure using no less than the degree of care with which Recipient safeguards its own Confidential Information. If Recipient wishes to disclose the Disclosing Party’s Confidential Information to a third party agent or consultant in order to perform Recipient’s obligations hereunder, such third party shall have executed a written agreement comparable in scope to the terms of this Section 9.

9.1.1.1	Notwithstanding the provisions of subsection 9.1.1, under no circumstances will BellSouth disclose ITC^DeltaCom’s Confidential Information to, or permit access to ITC^DeltaCom’s Confidential Information by, the retail operations or any employee thereof, or the retail customer representatives of, BellSouth or any BellSouth Affiliate, or any independent contractors to any of the foregoing, and BellSouth and any BellSouth Affiliate shall take all reasonable actions to protect ITC^DeltaCom’s Confidential Information. In the event that the retail operations, any employees thereof, or retail customer representatives of BellSouth or any BellSouth Affiliate, or any independent contractors to any of the foregoing, possess or have knowledge of any ITC^DeltaCom Confidential Information, ITC^DeltaCom bears the burden of showing that the actions taken by BellSouth to protect the Confidential Information were not reasonable.

9.1.2

Recipient shall have no obligation to safeguard Confidential Information (i) which was in the Recipient’s possession free of restriction prior to its receipt from Disclosing Party, (ii) which becomes publicly known or available through no breach of this Agreement by Recipient, (iii) which is lawfully acquired by Recipient free of restrictions on its disclosure, (iv) which is independently developed by personnel of Recipient to whom the Disclosing Party’s Confidential Information had not been previously disclosed, or (v) which Disclosing Party in writing authorizes Recipient to disclose without restriction. Recipient may disclose Confidential Information if required by law, a court, or governmental agency, provided that Disclosing Party has been notified of

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the requirement promptly after Recipient becomes aware of the requirement, and provided that Recipient undertakes all lawful measures to avoid disclosing such information until Disclosing Party has had reasonable time to obtain a protective order. Recipient agrees to comply with any protective order that covers the Confidential Information to be disclosed.

9.1.3	Each Party agrees that Disclosing Party would be irreparably injured by a breach of this Section 9 by Recipient or its representatives and that Disclosing Party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of this Section 9. Such remedies shall not be exclusive, but shall be in addition to all other remedies available at law or in equity.

9.2	CPNI related to ITC^DeltaCom’s customers obtained by virtue of Local Interconnection or any other Service provided under this Agreement shall be ITC^DeltaCom’s Confidential Information and may not be used by BellSouth for any purpose except performance of its obligations under this Agreement, and in connection with such performance, shall be disclosed only to employees with a need to know, unless the ITC^DeltaCom customer expressly directs ITC^DeltaCom to disclose such information to BellSouth pursuant to the requirements of Section 222(c)(2) of the Act. In the event such authorization is obtained, BellSouth may use or disclose only such information as ITC^DeltaCom provides pursuant to such authorization and may not use information that BellSouth has otherwise obtained, directly or indirectly, in connection with its performance under this Agreement. CPNI related to BellSouth’s customers obtained by virtue of Local Interconnection or any other Service provided under this Agreement shall be BellSouth’s Confidential Information and may not be used by ITC^DeltaCom for any purpose except performance of its obligations under this Agreement, and in connection with such performance shall be disclosed only to employees with a need to know, unless the BellSouth customer expressly directs BellSouth to disclose such information to ITC^DeltaCom pursuant to the requirements of Section 222(c)(2) of the Act. In the event such authorization is obtained, ITC^DeltaCom may use or disclose only such information as BellSouth provides pursuant to such authorization and may not use information that ITC^DeltaCom has otherwise obtained, directly or indirectly, in connection with its performance under this Agreement.

9.2.1	Except as otherwise expressly provided in this Section 9, nothing herein shall be construed as limiting the rights of either Party with respect to its customer information under any applicable law, including without limitation Section 222 of the Act.

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9.3	Publicity

9.3.1	Unless otherwise mutually agreed upon, neither Party shall publish or use the other Party’s logo, trademark, service mark, name, language, pictures, or symbols or words from which the other Party’s name may reasonably be inferred or implied in any product, service, advertisement, promotion, or in connection with any sales or marketing activity or any other publicity matter. 9.3.2 Neither Party shall produce, publish or distribute any press release or other publicity referring to the other Party or its Affiliates, or announcing the execution or discussing the terms of this Agreement without prior notice to the other Party. In no event shall either Party mischaracterize the contents of this Agreement in any public statement or in any representation to a governmental entity or member thereof.

9.4	The Parties’ rights and obligations under this Section 9 shall survive and continue in effect until four (4) years after the expiration or termination date of this Agreement with regard to all Confidential Information exchanged during the term of this Agreement. Thereafter, the parties’ rights and obligations hereunder survive and continue in effect with respect to any Information that is a trade secret under applicable law.

10.	Assignments

Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate company of the Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment of delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

11.	Dispute Resolution

Except as otherwise stated in this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party may petition the Commission for a resolution of the dispute; provided, however, that to the extent any issue disputed hereunder involves issues beyond the scope of authority or jurisdiction of the Commission, the parties may seek initial resolution of such dispute in another appropriate forum. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement. Each Party shall bear its own costs when seeking Commission or judicial review of any ruling concerning this Agreement.

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12.	Limitation of Use

The Parties agree that this Agreement shall not be offered by either Party in another jurisdiction as evidence of any concession or as a waiver of any position taken by the other Party in that jurisdiction or for any other purpose.

13.	Taxes

13.1.1	Any Federal, state or local excise, license, sales, use or other taxes or tax-like charges (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other party. To the extent permitted by applicable law, Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party obligated to collect and remit taxes shall do so unless the other Party provides such Party with the required evidence of exemption. The Party obligated to pay any such taxes may contest the same and shall be entitled to the benefit of any refund or recovery. The Party obligated to collect and remit taxes shall cooperate fully in any such contest by the other Party by providing, records, testimony, and such additional information or assistance as may reasonably be necessary to pursue the contest.

If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefore, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party’s expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

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General Terms and Conditions

Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

Mutual Cooperation. In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

14.	Force Majeure

In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use best efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

15.	Modification of Agreement

Notwithstanding the provisions of Section 16, BellSouth shall make available to ITC^DeltaCom, pursuant to 47 USC 252, the FCC rules and regulations and the Supreme Court Order in AT&T Corporation v. Iowa Utilities Board regarding such availability, any interconnection, service or network element provided under any other agreement filed and approved pursuant to 47 USC § 252. Individual interconnection, service, or network element arrangements shall remain available for use by ITC^DeltaCom pursuant to 47. CFR 51.809 for a reasonable period of time after the approved agreement is available for public inspection under section 252(f) of the Act. The adopted interconnection, service, or network element and agreement shall apply to the same state(s) as such other agreement. In the event that ITC^DeltaCom notifies BellSouth of its intent to modify the Agreement, pursuant to this section with no modifications, BellSouth shall provide ITC^DeltaCom an amendment for review within thirty (30) calendar days from

CCCS 23 of 530

General Terms and Conditions

receipt of ITC^DeltaCom’s initial request or as mutually agreed upon by the Parties.

15.2	No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

15.2.1	Except as otherwise set forth in Attachment 3, Section 2 concerning the Jurisdictional Factor Guide, the Parties acknowledge that certain provisions of this Agreement incorporate by reference various BellSouth document and industry publications (collectively referred to herein as the “Provisions”), and that such Provisions may change from time to time. The Parties agree that: 1) If the change or alteration was made as a result of the Change Control Process (CCP), a revision to ANSI or Telcordia guidelines or OBF guidelines or if ITC^DeltaCom agrees in writing to such change or alteration, any such change or alteration shall become effective with respect to ITC^Deltacom pursuant to the terms of the notice to ITC^DeltaCom via the applicable Internet website posting; 2) Any other changes that (a) alters, amends or conflicts with any term of this Agreement, (b) changes any charge or rate, or the application of any charge or rate, specified in this Agreement, will be implemented through amendment of this Agreement; and 3) all other changes that would require ITC^DeltaCom to incur more than minimal expense will not become effective as to ITC^DeltaCom provided ITC^DeltaCom has submitted to BellSouth notice within thirty (30) days of receipt/posting of BellSouth’s notice of such change. For purposes of item (3) above, costs associated with disseminating notice of the change or providing training regarding the change to employees shall not be deemed “more than minimal.” In the event the Parties disagree as to whether any alteration or amendment described in this Section is effective as to ITC^DeltaCom pursuant to the requirements of this Section, either Party may file a complaint with the Commission pursuant to the dispute resolution provisions of this Agreement, and until a Commission issues its order regarding the dispute, the change shall not take effect.

15.3	Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 and the consequences of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

15.4

In the event that any effective legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of ITC^DeltaCom or BellSouth to perform any material terms of this Agreement, ITC^DeltaCom or BellSouth may, on thirty (30) days’ written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such

CCCS 24 of 530

General Terms and Conditions

mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in Section 11.

15.5	If any provision of this Agreement, or the application of such provision to either Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or circumstances other than those to which it is held invalid, shall not be effective thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

15.6	If ITC^DeltaCom changes its name or makes changes to its structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of ITC^DeltaCom to notify BellSouth of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

16.	Indivisibility

The Parties intend that this Agreement be indivisible and nonseverable, and each of the Parties acknowledges that it has assented to all of the covenants and promises in this Agreement as a single whole and that all of such covenants and promises, taken as a whole, constitute the essence of the contract. Without limiting the generality of the foregoing, each of the Parties acknowledges that any provision by BellSouth of space for collocation was related to the provision of interconnection and unbundled network elements under this Agreement as set forth in Attachment 4 and is governed by the other applicable attachments to this Agreement. The Parties further acknowledge that this Agreement is intended to constitute a single transaction, and that the obligations of the Parties under this Agreement are interdependent.

17.	Waivers

A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement.

18.	Governing Law

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

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General Terms and Conditions

19.	Arm’s Length Negotiations

This Agreement was executed after arm’s length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

20.	Notices

20.1	Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail and electronic mail to the electronic mail address listed below, if address to:

BellSouth Telecommunications, Inc.

BellSouth Local Contract Manager

600 North 19th Street

Birmingham, Alabama 35203

and

General Attorney - COU

Suite 4300

675 W. Peachtree St.

Atlanta, GA 30375

ITC^DeltaCom Communications, Inc.

d/b/a ITC^DeltaCom d/b/a Grapevine

Mr. Jerry Watts

Vice President

1530 DeltaCom Drive

PO Box 787

Anniston, AL 36202

JerryWatts@itcdeltacom.com

and

Ms. Nanette S. Edwards

Director – Regulatory Affairs

4092 S. Memorial Parkway

Huntsville, AL 35802

Nedwards@itcdeltacom.com

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General Terms and Conditions

or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

20.2	Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

20.3	Notwithstanding the foregoing, BellSouth may provide ITC^DeltaCom notice via Internet posting of price changes and changes to the terms and conditions of services available for resale per Commission Orders. Where there is a generic Commission order to provide advance notice, BellSouth will comply. BellSouth will post changes to business processes and policies, notices of new service offerings, and changes to service offerings not requiring an amendment to this Agreement, notices required to be posted to BellSouth’s website, and any other information of general applicability to CLECs.

21.	Discontinuance of Service

Each Party reserves the right to suspend or terminate service in the event of prohibited, unlawful or improper use of facilities or service pursuant to regulatory or legal authorities, for which it is purchasing services or in the event of nonpayment of undisputed billing for services in accordance with Attachment 7 of this Agreement.

22.	Rule of Construction

No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

23.	Headings of No Force or Effect

The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

24.	Multiple Counterparts

This Agreement may be executed multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

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General Terms and Conditions

25.	Filing of Agreement

Upon execution of this Agreement it shall be filed with the appropriate state regulatory agency pursuant to the requirements of Section 252 of the Act, and the Parties shall share equally any filing fees therefore. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, the Parties shall be responsible for publishing the required notice and the publication and/or notice costs shall be shared equally by the Parties.

26.	Compliance with Applicable Law

Each Party shall comply at its own expense with applicable law.

27.	Necessary Approvals

Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other persons that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any required approvals and rights for which such Party is responsible.

28.	Good Faith Performance

Each Party shall act in good faith in its performance under this Agreement and, in each case in which a Party’s consent or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement.

29.	Nonexclusive Dealings

This Agreement does not prevent either Party from providing or purchasing services to or from any other person.

30.	Survival

The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

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31.	Establishment of Service

Each Party shall be liable for any applicable charge as set forth in each Parties’ respective Access Tariff for the unauthorized change in local service to that Party pursuant to applicable State Commission or FCC slamming liability rules.

31.1	This Agreement includes Attachments with provisions for the following:

Resale

Network Elements and Other Services

Network Interconnection

Collocation

Access to Numbers and Number Portability

Pre-Ordering, Ordering, Provisioning, Maintenance and Repair

Billing

Rights-of-Way, Conduits and Pole Attachments

Performance Measurements

BellSouth Disaster Recovery Plan

Bona Fide Request/New Business Request Process

31.2	The following services are included as options for purchase by ITC^DeltaCom pursuant to the terms and conditions set forth in this Agreement. If ITC^DeltaCom elects to purchase one of the services, ITC^DeltaCom will provide a written request to its Local Contract Manager if applicable. To the extent ITC^DeltaCom currently purchases the following options, ITC^DeltaCom is not required to provide a new written request to its Local Contract Manager.

Optional Daily Usage File (ODUF)

Access Daily Usage File (ADUF)

Line Information Database (LIDB) Storage

Centralized Message Distribution Service (CMDS)

Calling Name (CNAM)

LNP Data Base Query Service

31.3	This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby. Except as other wise provided in Attachment 4, Section, any orders placed under prior agreements between the Parties shall be governed by the terms of this Agreement and the Parties agree that any and all amounts and obligations owed for services provisioned or orders placed under prior agreements between the Parties, related to the subject matter hereof, shall be due and owing under this Agreement and be governed by the terms and conditions of this Agreement as if such services or orders were provisioned or placed under this Agreement.

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General Terms and Conditions

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year written below.

BellSouth Telecommunications, Inc.		ITC^DeltaCom Communications, Inc. d/b/a ITC^DeltaCom d/b/a Grapevine

By:	/s/ Kristen E. Rowe	By:	/s/ Nanette S. Edwards
Name:	Kristen E. Rowe	Name:	Nanette S. Edwards
Title:	Director	Title:	Director - Regulatory
Date:	7/30/04	Date:	7/29/04

CCCS 30 of 530

Attachment 1

Attachment 1

Resale

CCCS 31 of 530

Attachment 1

1.	Discount Rates	3

2.	Definition of Terms	3

3.	General Provisions	3

4.	Restrictions on Provision of Service	6

5.	BellSouth’s Provision of Services to ITC^DeltaCom	7

6.	Operations Support Systems Functions	9

7.	Maintenance of Services	9

8.	Establishment of Service	10

9.	Standards of Performance	10

10.	Payment And Billing Arrangements	11

11.	Discontinuance of Service	11

12.	Modification of Agreement	12

13.	Line Information Database (LIDB)	12

14.	Optional Daily Usage File (ODUF)	12

Operational Support Systems (OSS) Rates		Exhibit A

Resale Restrictions		Exhibit B

Line Information Database (LIDB) Storage Agreement		Exhibit C

Optional Daily Usage File (ODUF)		Exhibit D

Resale Discounts and Rates		Exhibit E

CCCS 32 of 530

Attachment 1

RESALE

1.	Discount Rates

ITC^DeltaCom may purchase all retail Telecommunications Services provided by BellSouth. The price or wholesale discount for these Telecommunications Services shall be the retail rates reduced by the wholesale discount rate established by the appropriate state public utility commission. The wholesale discount shall be as set forth in Exhibit E, attached hereto and incorporated herein by this reference.

2.	Definition of Terms

2.1	CUSTOMER OF RECORD means the entity responsible for placing application for service; requesting additions, rearrangements, maintenance or discontinuance of service; payment in full of charges incurred such as non-recurring, monthly recurring, toll, directory assistance, etc.

2.2	DEPOSIT means assurance provided by a customer in the form of cash, surety bond or bank letter of credit to be held by BellSouth.

2.3	END USER means the ultimate user of the telecommunications services.

2.4	END USER CUSTOMER LOCATION means the physical location of the premises where an end user makes use of the telecommunications services.

2.5	NEW SERVICES means functions, features or capabilities that are not currently offered by BellSouth. This includes packaging of existing services or combining a new function, feature or capability with an existing service.

2.6	COMPETITIVE LOCAL EXCHANGE COMPANY (CLEC) means a telephone company certificated by the public service commissions of BellSouth’s franchised area to provide local exchange service within BellSouth’s franchised area.

2.7	RESALE means an activity wherein a certificated CLEC, such as ITC^DeltaCom subscribes to the telecommunications services of BellSouth and then reoffers those telecommunications services to the public (with or without “adding value”).

2.8	RESALE SERVICE AREA means the area, as defined in a public service commission approved certificate of operation, within which an CLEC, such as ITC^DeltaCom, may offer resold local exchange telecommunications service.

3.	General Provisions

3.1	ITC^DeltaCom may resell the tariffed local exchange and toll telecommunications services of BellSouth contained in the General Subscriber Service Tariff and Private Line Service

CCCS 33 of 530

Attachment 1

Tariff subject to the terms, and conditions specifically set forth herein. Notwithstanding the foregoing, the exclusions and limitations on services available for resale will be as set forth in Exhibit B, attached hereto and incorporated herein by this reference.

3.2	BellSouth shall make available telecommunications services for resale at the rates set forth in Exhibit E to this agreement and subject to the exclusions and limitations set forth in Exhibit B to this agreement. Neither Party waives its right to appeal or otherwise challenge any decision regarding resale that resulted in the discount rates contained in Exhibit E or the exclusions and limitations contained in Exhibit B. Both Parties reserve the right to pursue any and all legal and/or equitable remedies, including appeals of any decisions. If such appeals or challenges result in changes in the discount rates or exclusions and limitations, the parties agree that appropriate modifications to this Agreement will be made promptly to make its terms consistent with the outcome of the appeal.

3.3	ITC^DeltaCom may purchase resale services from BellSouth for its own use in operating its business. The resale discount will apply to those services under the following conditions:

3.3.1	ITC^DeltaCom must resell services to other end users.

3.3.2	ITC^DeltaCom must order services through the LCSC and/or Complex Resale Support Group (CRSG).

3.3.3	ITC^DeltaCom cannot be a competitive local exchange telecommunications company for the single purpose of selling to themselves.

3.4	The provision of services by BellSouth to ITC^DeltaCom does not constitute a joint undertaking for the furnishing of any service.

3.5	ITC^DeltaCom will be the customer of record for all services purchased from BellSouth. Except as specified herein, BellSouth will take orders from, bill and expect payment from ITC^DeltaCom for all services.

3.6	ITC^DeltaCom will be BellSouth’s single point of contact for all services purchased pursuant to this Agreement. BellSouth shall have no contact with the end user except to the extent provided for herein.

3.7	BellSouth will continue to bill the end user for any services that the end user specifies it wishes to receive directly from BellSouth. The Parties shall not restrict the customer’s choice of using other telecommunications carriers and their services.

3.8	BellSouth maintains the right to serve directly any end user within the service area of ITC^DeltaCom. BellSouth will continue to directly market its own telecommunications

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products and services and in doing so may establish independent relationships with end users of ITC^DeltaCom.

3.9	Neither Party shall interfere with the right of any person or entity to obtain service directly from the other Party. Neither Party, its employees, nor its subcontractors shall make disparaging comments regarding the other Party or its services to end-users.

3.10	Where BellSouth provides local switching or resold services to ITC^DeltaCom, BellSouth will provide ITC^DeltaCom with on line access to intermediate telephone numbers as defined by applicable FCC rules and regulations on a first come first served basis. ITC^DeltaCom acknowledges that such access to numbers shall be in accordance with the appropriate FCC rules and regulations. ITC^DeltaCom acknowledges that there may be instances where there is a shortage of telephone numbers in a particular Common Language Location Identifier Code (CLLIC); and in such instances, ITC^DeltaCom shall return unused intermediate telephone numbers to BellSouth upon BellSouth’s request. BellSouth shall make all such requests on a nondiscriminatory basis.

3.11	BellSouth will allow ITC^DeltaCom to designate up to 100 intermediate telephone numbers per CLLIC, for ITC^DeltaCom’s sole use. Assignment, reservation and use of telephone numbers shall be governed by applicable FCC rules and regulations. ITC^DeltaCom acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and BellSouth has the right to limit access to blocks of intermediate telephone numbers. These instances include: 1) where jeopardy status has been declared by the North American Numbering Plan (NANP) for a particular Numbering Plan Area (NPA); or 2) where a rate center has less than six months supply of numbering resources. ITC^DeltaCom may resell BellSouth services only within the specific resale service area as defined in its certificate(s) of authority as a local telecommunications carrier.

3.12	911- BellSouth shall provide to ITC^DeltaCom 911 and E911 emergency call routing services at parity with BellSouth.

3.13	Customer Service Functions-Except as otherwise provided in this Agreement, ITC^DeltaCom shall be the single point of contact for all ITC^DeltaCom end users.

3.14	BellSouth shall refer all questions regarding ITC^DeltaCom service or product directly to ITC^DeltaCom. BellSouth shall use its best efforts to ensure that all BellSouth representatives who receive inquiries regarding ITC^DeltaCom services do not in any way disparage or discriminate against ITC^DeltaCom or its products or services.

3.15	The same quality standards that BellSouth requires of its employees when contacting BellSouth end users (e.g. honesty, respect, and courtesy) shall apply when its employees are in contact with ITC^DeltaCom end users.

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Attachment 1

3.16	Service Ordering and Operational Support Systems (OSS)

3.16.1	ITC^DeltaCom must order services through resale interfaces, i.e., the Local Carrier Service Center (LCSC) and/or appropriate Complex Resale Support Group (CRSG). BellSouth has developed and made available interactive interfaces by which ITC^DeltaCom may submit LSRs electronically as set forth in Attachment 6 of this Agreement. Service orders will be in a standard format designated by BellSouth. BellSouth OSS interfaces shall provide ITC^DeltaCom with the same process and system capabilities for residential and business services. BellSouth shall not require ITC^DeltaCom to develop distinct processes or OSS interfaces by class of service. BellSouth may only charge manual non-recurring ordering charges if it does not provide an electronic ordering process for its retail representatives. LSRs submitted by means of one of these interactive interfaces will incur an OSS electronic charge as set forth in Exhibit E to this Agreement. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (Mail, fax, courier, etc.) will incur a manual order charge as set forth in Exhibit E to this Agreement. Supplements or clarifications to a previously billed LSR will not incur another OSS charge. In the event that BellSouth’s OSS interfaces experience unscheduled downtime requiring ITC^DeltaCom to submit an LSR manually, ITC^DeltaCom will incur the mechanized OSS charge in lieu of the manual OSS charge provided that ITC^DeltaCom follows the procedures outlined in BellSouth’s Business Rules for Local Ordering that address system outages and associated OSS charges.

3.16.2	Denial/Restoral OSS Charge. In the event ITC^DeltaCom provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and therefore will be billed as one LSR per location.

3.16.3	Cancellation OSS Charge. ITC^DeltaCom will incur an OSS charge for an accepted LSR that is later canceled.

4.	Restrictions on Provision of Service

4.1	Service is furnished subject to the condition that it will not be used for any unlawful purpose.

4.2	Service will be discontinued if any law enforcement agency advises that the service being used is in violation of the law.

4.3	BellSouth can refuse service when it has grounds to believe that service will be used in violation of the law.

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Attachment 1

4.4	The characteristics and methods of operation of any circuits, facilities or equipment provided by any person or entity other than BellSouth shall not:

4.5.1	Interfere with or impair service over any facilities of BellSouth, its affiliates, or its connecting and concurring carriers involved in its service;

4.5.2	Cause damage to BellSouth’s plant;

4.5.3	Impair the privacy of any communications; or

4.5.4	Create hazards to any employees or the public.

4.6	Current telephone numbers may normally be retained by the end user. ITC^DeltaCom has no property right to the telephone number or any other call number designation associated with services furnished by BellSouth, and no right to the continuance of service through any particular central office. BellSouth reserves the right to change such numbers, or the central office designation associated with such numbers, or both, whenever BellSouth deems it necessary to do so in the conduct of its business any such changes will be implemented in a nondiscriminatory manner.

4.7	No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. ITC^DeltaCom is strictly prohibited from any use, including but not limited to sales, marketing or advertising, of any BellSouth name or trademark.

5.	BellSouth’s Provision of Services to ITC^DeltaCom

5.1	ITC^DeltaCom agrees that its resale of BellSouth services shall be as follows:

5.1.1	The resale of telecommunications services shall be limited to users and uses conforming to the class of service restrictions.

5.1.2	Hotel and Hospital PBX service are the only telecommunications services available for resale to Hotel/Motel and Hospital end users, respectively. Similarly, Access Line Service for Customer Provided Coin Telephones is the only local service available for resale to Independent Payphone Provider (IPP) customers. Shared Tenant Service customers can only be sold those telecommunications services available in BellSouth Shared Tenant Service Tariff

5.1.3	ITC^DeltaCom is prohibited from furnishing both flat and measured rate service on the same business premises to the same subscribers (end users) as stated in A2 of BellSouth’s Tariff except for backup service as indicated in the applicable state tariff Section A3.

5.2	BellSouth reserves the right to periodically audit services purchased by ITC^DeltaCom to establish authenticity of use. Such audit shall not occur more than once in a calendar year. ITC^DeltaCom shall make any and all records and data available to BellSouth or BellSouth’s auditors on a reasonable basis. BellSouth shall bear the cost of said audit.

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Attachment 1

5.3	Resold services can only be used in the same manner as specified in BellSouth’s Tariff. Resold services are subject to the same terms and conditions as are specified for such services when furnished to an individual end user of BellSouth in the appropriate section of BellSouth’s Tariffs. Specific tariff features, e.g. a usage allowance per month, shall not be aggregated across multiple resold services. Resold services cannot be used to aggregate traffic from more than one end user customer except as specified in BellSouth’s Tariff referring to Shared Tenant Service

5.4	BellSouth may provide any service or facility for which a charge is not established herein, as long as it is offered on the same terms to ITC^DeltaCom.

5.5	White page directory listings will be provided in accordance with Section 4 of the General Terms and Conditions and with the regulations set forth in Section A6 of the General Subscriber Service Tariff.

5.6	Where available to BellSouth’s end users, BellSouth shall provide the following telecommunications services at a discount to allow for voice mail services:

•	Simplified Message Desk Interface – Enhanced (“SMDI-E”)

•	Simplified Message Desk Interface (“SMDI”) Message Waiting Indicator (“MWI”) stutter dialtone and message waiting light feature capabilities.

•	Call Forward on Busy/Don’t Answer (“CF-B/DA”)

•	Call Forward on Busy (“CF/B”)

•	Call Forward Don’t Answer (“CF/DA”)

Further, BellSouth messaging services set forth in BellSouth’s Messaging Service Information Package shall be made available for resale without the wholesale discount.

5.7	BellSouth’s Inside Wire Maintenance Service Plan may be made available for resale at rates, terms and conditions as set forth by BellSouth and without the wholesale discount.

5.8	BellSouth will provide customer record information to ITC^DeltaCom provided ITC^DeltaCom has either executed a blanket agency agreement or has the appropriate Letter(s) of Authorization. BellSouth shall provide customer record information via an electronic interface and in accordance with the provisions of Attachment 6.

5.9	Telephone numbers transmitted via any resold service feature are intended solely for the use of the end user of the feature. Resale of this information is prohibited.

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Attachment 1

6.	Operations Support Systems Functions

6.1	BellSouth shall provide ITC^DeltaCom advance notice of changes to the prices, terms, and conditions for Resale in accordance with the provisions of Section 20.3 of the General Terms and Conditions. BellSouth provides electronic access to customer record information. Access is provided through the Local Exchange Navigation System (LENS), and the Telecommunications Access Gateway (TAG). Customer Record Information includes but is not limited to, customer specific information in CRIS and RSAG. ITC^DeltaCom agrees not to view, copy or otherwise obtain access to the customer record information of any customer without that customer’s permission and only in accordance with applicable federal and state regulations.

6.2	As provided in Section 2 of the General Terms and Conditions and Attachment 6, BellSouth shall provide ITC^DeltaCom, at its request, non-discriminatory access to BellSouth’s OSS functions for pre-ordering, ordering, provisioning, maintenance and repair, and billing. Such OSS functions shall be equal in quality and provisioned with the same timeliness as provided by BellSouth to itself or to any Subsidiary, Affiliate or any other Telecommunications Carrier to which BellSouth provides the OSS functions.

6.3	Charges for use of OSS shall be as set forth in Exhibit E of this Attachment.

7.	Maintenance of Services

7.1	ITC^DeltaCom will adopt and adhere to the standards contained in the applicable BellSouth Work Center Interface Agreement regarding maintenance and installation of service.

7.2	Services resold under BellSouth’s Tariffs and facilities and equipment provided by BellSouth shall be maintained by BellSouth

7.3	ITC^DeltaCom or its end users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by BellSouth, other than by connection or disconnection to any interface means used, except with the written consent of BellSouth.

7.4	ITC^DeltaCom accepts responsibility to notify BellSouth of situations that arise that may result in a service problem.

7.5	ITC^DeltaCom will be BellSouth's single point of contact for all repair calls on behalf of ITC^DeltaCom’s end users. The parties agree to promptly provide one another with toll-free contact numbers for such purposes.

7.6	ITC^DeltaCom will contact the appropriate repair centers in accordance with reasonable procedures established by BellSouth

7.7	For all repair requests, ITC^DeltaCom accepts responsibility for adhering to BellSouth's reasonable prescreening guidelines prior to referring the trouble to BellSouth.

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Attachment 1

7.8	BellSouth will bill ITC^DeltaCom for handling troubles that are found not to be in BellSouth’s network pursuant to its standard time and material charges. The standard time and material charges will be no more than what BellSouth charges to its retail customers for the same services.

7.9	BellSouth reserves the right to contact ITC^DeltaCom’s customers, if deemed necessary, for maintenance purposes.

7.10	Facilities and/or equipment utilized by BellSouth to provide service to ITC^DeltaCom remain the property of BellSouth.

8.	Establishment of Service

8.1	If ITC^DeltaCom has not already done so, after receiving certification as a local exchange company from the appropriate regulatory agency, ITC^DeltaCom will provide the appropriate Company service center the necessary documentation to enable BellSouth to establish a master account for ITC^DeltaCom. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number (“OCN”) assigned by the National Exchange Carriers Association (“NECA”) and a tax exemption certificate, if applicable. BellSouth.

8.2	Service orders will be in a standard format designated by BellSouth.

8.3	BellSouth will not require end user confirmation prior to establishing service for ITC^DeltaCom’s end user customer. ITC^DeltaCom must, however, be able to demonstrate end user authorization upon request.

8.4	ITC^DeltaCom will be the single point of contact with BellSouth for all subsequent ordering activity resulting in additions or changes to resold services except that BellSouth will accept a request directly from the end user for conversion of the end user's service from ITC^DeltaCom to BellSouth or will accept a request from another CLEC for conversion of the end user’s service from ITC^DeltaCom to the other LEC. BellSouth will promptly notify ITC^DeltaCom that such a request has been processed.

8.5	BellSouth shall take orders for resale from ITC^DeltaCom provided the deposit requirements of Section 1.11 of Attachment 7 to this Agreement are met.

8.6	The Parties will adopt and adhere to the BellSouth guidelines associated with each method of providing customer record information.

9.	Standards of Performance

9.1	BellSouth shall provide Resale Services to ITC^DeltaCom (i) in accordance with Attachment 10 hereto and (ii) as required by the FCC or the applicable State Commission.

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Attachment 1

10.	Payment And Billing Arrangements

10.1	If ITC^DeltaCom has not already done so, prior to submitting orders to BellSouth for local service, a master account must be established for ITC^DeltaCom. ITC^DeltaCom is required to provide the following before a master account is established: proof of PSC/PUC certification, the Application for Master Account, an Operating Company Number (“OCN”) assigned by the National Exchange Carriers Association (“NECA”) and a tax exemption certificate, if applicable.

10.2	BellSouth shall bill ITC^DeltaCom on a current basis all applicable charges and credits.

10.3	Payment of all charges will be the responsibility of ITC^DeltaCom. ITC^DeltaCom shall make payment to BellSouth for all services billed. BellSouth is not responsible for payments not received by ITC^DeltaCom from ITC^DeltaCom’s customer. BellSouth will not become involved in billing disputes that may arise between ITC^DeltaCom and its customer. Payments made to BellSouth, as payment on account will be credited to an accounts receivable master account and not to an end user’s account.

10.4	BellSouth will render bills each month on established bill days for each of ITC^DeltaCom’s accounts.

11.	Discontinuance of Service

11.1	The procedures for discontinuing service to an end user are as follows:

11.1.1.	Where possible, BellSouth will deny service to ITC^DeltaCom’s end user on behalf of, and at the request of, ITC^DeltaCom. Upon restoration of the end user’s service, restoral charges will apply and will be the responsibility of ITC^DeltaCom. If within fifteen days after an end user’s service has been denied no contact has been made in reference to restoring service, the end user's service will be disconnected.

11.1.2.	At the request of ITC^DeltaCom, BellSouth will disconnect a ITC^DeltaCom end user customer.

11.1.3.	All requests by ITC^DeltaCom for denial or disconnection of an end user for nonpayment must be in writing or via the electronic interface established pursuant to Attachment 6 to the Agreement.

11.1.4	ITC^DeltaCom will be made solely responsible for notifying the end user of the proposed disconnection of the service.

11.1.5

BellSouth will continue to process calls made to the Annoyance Call Center and will advise ITC^DeltaCom when it is determined that annoyance calls are originated from one of their end user’s locations. BellSouth shall be indemnified, defended and held harmless by ITC^DeltaCom and/or the end user against any claim, loss or damage arising from

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providing this information to ITC^DeltaCom. It is the responsibility of ITC^DeltaCom to take the corrective action necessary with its customers who make annoying calls. Failure to do so will result in BellSouth’s disconnecting the end user’s service.

12.	Modification of Agreement

Provisions for modifying the terms, rates and conditions of this Attachment are contained in Section 15 of the General Terms and Conditions to this Agreement.

13.	Line Information Database (LIDB)

13.1	BellSouth will store in its Line Information Database (LIDB) records relating to service only in the BellSouth region. The LIDB Storage Agreement is included in this Attachment as Exhibit C.

13.2	BellSouth will provide LIDB Storage upon written request to ITC^DeltaCom’s Local Contract Manager stating a requested activation date.

14.	Optional Daily Usage File (ODUF)

14.1	The Optional Daily Usage File (ODUF) Agreement with terms and conditions is included in this Attachment as Exhibit D. Rates for ODUF are as set forth in Exhibit E of this Attachment.

14.2.	BellSouth will provide ODUF service upon written request to its Local Contract Manager stating a requested activation date.

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Attachment 1

EXHIBIT A

OPERATIONAL SUPPORT SYSTEMS (OSS) RATES

BellSouth has developed and made available the following mechanized systems by which ITC^DeltaCom may submit LSRs electronically.

LENS	Local Exchange Navigation System
EDI	Electronic Data Interchange
TAG	Telecommunications Access Gateway

Rates for OSS are as set forth in Exhibit E of this Attachment.

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Exhibit B

Attachment 1

	Type of Service	GA
		Resale	Discount
1	Grandfathered Services (Note 1)	Yes	Yes
2	Contract Service Arrangements	Yes	Yes
3	Promotions - > 90 Days (Note 2)	Yes	Yes
4	Promotions - < 90 Days (Note 2)	Yes	No
5	Lifeline/Link Up Services	Yes	Yes
6	911/E911 Services	Yes	Yes
7	N11 Services	Yes	Yes
8	AdWatchSM Svc	Yes	Yes
9	MemoryCall® Service	Yes	No
10	Mobile Services	Yes	No
11	Federal Subscriber Line Charges	Yes	No
12	Non-Recurring Charges	Yes	Yes
13	End User Line Charge – Number Portability	Yes	No
14	Public Telephone Access Service (PTAS)	Yes	Yes

Applicable Notes:

1.	Grandfathered services can be resold only to existing subscribers of the grandfathered service.

2.	Where available for resale, promotions will be made available only to End Users who would have qualified for the promotion had it been provided by BellSouth directly.

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Attachment 1

Exhibit C

LINE INFORMATION DATA BASE (LIDB)

RESALE STORAGE AGREEMENT

I.	Definitions (from Addendum)

A.	Billing number - a number used by BellSouth for the purpose of identifying an account liable for charges. This number may be a line or a special billing number.

B.	Line number - a ten-digit number assigned by BellSouth that identifies a telephone line associated with a resold local exchange service.

C.	Special billing number - a ten-digit number that identifies a billing account established by BellSouth in connection with a resold local exchange service.

D.	Calling Card number - a billing number plus PIN number assigned by BellSouth.

E.	PIN number - a four-digit security code assigned by BellSouth that is added to a billing number to compose a fourteen-digit calling card number.

F.	Toll billing exception indicator - associated with a billing number to indicate that it is considered invalid for billing of collect calls or third number calls or both, by ITC^DeltaCom.

G.	Billed Number Screening - refers to the query service used to determine whether a toll billing exception indicator is present for a particular billing number.

H.	Calling Card Validation - refers to the query service used to determine whether a particular calling card number exists as stated or otherwise provided by a caller.

I.	Billing number information - information about billing number or Calling Card number as assigned by BellSouth and toll billing exception indicator provided to BellSouth by ITC^DeltaCom.

J.	GetData - refers to the query service used to determine, at a minimum, the Account Owner and/or Regional Accounting Office for a line number. This query service may be modified to provide additional information in the future.

K.	Originating Line Number Screening (“OLNS”) - refers to the query service used to determine the billing, screening and call handling indicators, station type and Account Owner provided to BellSouth by ITC^DeltaCom for originating line numbers.

L.	Account Owner - name of the local exchange telecommunications company that is providing dialtone on a subscriber line.

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Attachment 1

Exhibit C

II.	General

A.	This Agreement sets forth the terms and conditions pursuant to which BellSouth agrees to store in its LIDB certain information at the request of ITC^DeltaCom and pursuant to which BellSouth, its LIDB customers and ITC^DeltaCom shall have access to such information. In addition, this Agreement sets forth the terms and conditions for ITC^DeltaCom’s provision of billing number information to BellSouth for inclusion in BellSouth’s LIDB. ITC^DeltaCom understands that BellSouth provides access to information in its LIDB to various telecommunications service providers pursuant to applicable tariffs and agrees that information stored at the request of ITC^DeltaCom pursuant to this Agreement, shall be available to those telecommunications service providers. The terms and conditions contained herein shall hereby be made a part of this Resale Agreement upon notice to ITC^DeltaCom’s account team and/or Local Contract Manager activate this LIDB Storage Agreement. The General Terms and Conditions of the Resale Agreement shall govern this LIDB Storage Agreement.

B.	BellSouth will provide responses to on-line, call-by-call queries to billing number information for the following purposes:

1.	Billed Number Screening

BellSouth is authorized to use the billing number information to determine whether ITC^DeltaCom has identified the billing number as one that should not be billed for collect or third number calls.

2.	Calling Card Validation

BellSouth is authorized to validate a 14-digit Calling Card number where the first 10 digits are a line number or special billing number assigned by BellSouth, and where the last four digits (PIN) are a security code assigned by BellSouth.

3.	OLNS

BellSouth is authorized to provide originating line screening information for billing services restrictions, station type, call handling indicators, presubscribed interLATA and local carrier and account owner on the lines of ITC^DeltaCom from which a call originates.

4.	GetData

BellSouth is authorized to provide, at a minimum, the account owner and/or Regional Accounting Office information on the lines of ITC^DeltaCom indicating the local service provider and where billing records are to be sent for settlement

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Attachment 1

Exhibit C

purposes. This query service may be modified to provide additional information in the future.

5.	Fraud Control

BellSouth will provide seven days per week, 24-hours per day, fraud monitoring on Calling Cards, bill-to-third and collect calls made to numbers in BellSouth’s LIDB, provided that such information is included in the LIDB query. BellSouth will establish fraud alert thresholds and will notify ITC^DeltaCom of fraud alerts so that ITC^DeltaCom may take action it deems appropriate.

III.	Responsibilities of the Parties

A.	BellSouth will administer all data stored in the LIDB, including the data provided by ITC^DeltaCom pursuant to this Agreement, in the same manner as BellSouth’s data for BellSouth’s End User customers. BellSouth shall not be responsible to ITC^DeltaCom for any lost revenue which may result from BellSouth’s administration of the LIDB pursuant to its established practices and procedures as they exist and as they may be changed by BellSouth in its sole discretion from time to time.

B.	Billing and Collection Customers

BellSouth currently has in effect numerous billing and collection agreements with various interexchange carriers and billing clearing houses and as such these billing and collection customers (“B&C Customers”) query BellSouth’s LIDB to determine whether to accept various billing options from End Users. Until such time as BellSouth implements in its LIDB and its supporting systems the means to differentiate ITC^DeltaCom’s data from BellSouth’s data, the following shall apply:

(1)	BellSouth will identify ITC^DeltaCom end user originated long distance charges and will return those charges to the interexchange carrier as not covered by the existing B&C agreement. ITC^DeltaCom is responsible for entering into the appropriate agreement with interexchange carriers for handling of long distance charges by their end users.

(2)	BellSouth shall have no obligation to become involved in any disputes between ITC^DeltaCom and B&C Customers. BellSouth will not issue adjustments for charges billed on behalf of any B&C Customer to ITC^DeltaCom. It shall be the responsibility of ITC^DeltaCom and the B&C Customers to negotiate and arrange for any appropriate adjustments.

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Attachment 1

Exhibit D

IV.	Fees for Service and Taxes

A.	ITC^DeltaCom will not be charged a fee for storage services provided by BellSouth to ITC^DeltaCom, as described in this LIDB Resale Storage Agreement.

B.	Sales, use and all other taxes (excluding taxes on BellSouth’s income) determined by BellSouth or any taxing authority to be due to any federal, state or local taxing jurisdiction with respect to the provision of the service set forth herein will be paid by ITC^DeltaCom General Terms and Conditions of this Agreement.

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Attachment 1

Exhibit D

Optional Daily Usage File

1.	Upon written request from ITC^DeltaCom, BellSouth will provide the Optional Daily Usage File (ODUF) service to ITC^DeltaCom pursuant to the terms and conditions set forth in this section.

2.	ITC^DeltaCom shall furnish all relevant information required by BellSouth for the provision of the ODUF.

3.	The ODUF feed will contain billable messages that were carried over the BellSouth Network and processed in the BellSouth Billing System, but billed to a ITC^DeltaCom customer.

4.	Charges for ODUF will appear on ITC^DeltaCom’s monthly bills. The charges are as set forth in Exhibit E to this Attachment.

5.	The ODUF feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

6.	Messages that error in ITC^DeltaCom’s billing system will be the responsibility of ITC^DeltaCom. If, however, ITC^DeltaCom should encounter significant volumes of errored messages that prevent processing by ITC^DeltaCom within its systems, BellSouth will work with ITC^DeltaCom to determine the source of the errors and the appropriate resolution.

6.	The following specifications shall apply to the ODUF feed.

6.1	USAGE to be Transmitted

6.1.1	The following messages recorded by BellSouth will be transmitted to ITC^DeltaCom:

•	Message recording for per use/per activation type services (examples: Three Way Calling, Verify, Interrupt, Call Return, etc.)

•	Measured billable Local

•	Directory Assistance messages

•	IntraLATA Toll

•	WATS and 800 Service

•	N11

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Attachment 1

Exhibit D

•	Information Service Provider Messages

•	Operator Services Messages

•	Credit/Cancel Records

•	Usage for Voice Mail Message Service

6.1.2	Rated Incollects (originated in BellSouth and from other companies) can also be on ODUF. Rated Incollects will be intermingled with BellSouth recorded rated and unrated usage. Rated Incollects will not be packed separately.

6.1.3	BellSouth will perform duplicate record checks on records processed to ODUF. Any duplicate messages detected will be deleted and not sent to ITC^DeltaCom.

6.1.4	In the event that ITC^DeltaCom detects a duplicate on ODUF they receive from BellSouth, ITC^DeltaCom will drop the duplicate message and will not return the duplicate to BellSouth).

6.2	Physical File Characteristics

6.2.1	The ODUF will be distributed to ITC^DeltaCom via an agreed medium with CONNECT: Direct being the preferred transport method. The ODUF will be a variable block format (2472) with an LRECL of 2472. The data on the ODUF feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

6.2.2	Data circuits (private line or dial-up) will be required between BellSouth and ITC^DeltaCom for the purpose of data transmission. Where a dedicated line is required, ITC^DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. ITC^DeltaCom will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case-by-case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to ITC^DeltaCom. Additionally, all message toll charges associated with the use of the dial circuit by ITC^DeltaCom will be the responsibility of ITC^DeltaCom. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case-by-case basis between the Parties. All equipment, including modems and software, that is required on ITC^DeltaCom end for the purpose of data transmission will be the responsibility of ITC^DeltaCom.

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Attachment 1

Exhibit D

6.3	Packing Specifications

6.3.1	A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

6.3.2	The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to ITC^DeltaCom which BellSouth RAO is sending the message. BellSouth and ITC^DeltaCom will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by ITC^DeltaCom and resend the data as appropriate.

The data will be packed using ATIS EMI records.

6.4	Pack Rejection

6.4.1	ITC^DeltaCom will notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. ITC^DeltaCom will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to ITC^DeltaCom by BellSouth.

6.5	Control Data

ITC^DeltaCom will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate ITC^DeltaCom received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by ITC^DeltaCom for reasons stated in the above section.

6.6	Testing

6.6.1	Upon request from ITC^DeltaCom, BellSouth shall send test files to ITC^DeltaCom for the ODUF. The Parties agree to review and discuss the file’s content and/or format. For testing of usage results, BellSouth shall request that ITC^DeltaCom set up a production (LIVE) file. The live test may consist of ITC^DeltaCom’s employees making test calls for the types of services ITC^DeltaCom requests on the ODUF. These test calls are logged by ITC^DeltaCom, and the logs are provided to BellSouth. These logs will be used to verify the files. Testing will be completed within 30 calendar days from the date on which the initial test file was sent.

CCCS 51 of 530

RESALE DISCOUNTS AND RATES - Georgia

														Attachment: 1		Exhibit: E
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect			OSS Rates( $)
						Rec	First	Add’l	First	Add'l	SOURCE	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	The rates marked as “OR” in the Source Column are rates ordered by the Commission. Both Parties have reviewed these rate sheets and agree that any errors in the rate sheets shall be prospectively corrected by written amendment to this Agreement.
APPLICABLE DISCOUNTS
	Residence %					20.30
	Business %					17.30
	CSAs %					17.30
OPERATIONAL SUPPORT SYSTEMS (OSS) -”REGIONAL RATES”

NOTE: (1) CLEC should contact its contract negotiator if it prefers the “state specific” OSS charges as ordered by the State Commissions. The OSS charges currently contained in this rate exhibit are the BellSouth “regional” service ordering charges. CLEC may elect either the state specific Commission ordered rates for the service ordering charges, or CLEC may elect the regional service ordering charge, however, CLEC can not obtain a mixture of the two regardless if CLEC has a interconnection contract established in each of the 9 states.

	OSS - Electronic Service Order Charge, Per Local Service Request (LSR) - Resale Only				SOMEC		3.50	0.00	3.50	0.00	MR
	OSS - Manual Service Order Charge, Per Local Service Request (LSR) - Resale Only				SOMAN		19.99	0.00	19.99	0.00	MR
SELECTIVE CALL ROUTING USING LINE CLASS CODES (SCR-LCC)
	Selective Routing Per Unique Line Class Code Per Request Per Switch						102.19	61.15	12.68	6.34	OR
DIRECTORY ASSISTANCE CUSTOM BRANDING ANNOUNCEMENT via OLNS SOFTWARE
	Recording of DA Custom Branded Announcement						3,000.00	3,000.00			CO
	Loading of DA Custom Branded Anouncement per Switch per OCN						1,170.00	1,170.00			CO
DIRECTORY ASSISTANCE UNBRANDING via OLNS SOFTWARE
	Loading of DA per OCN (1 OCN per Order)						420.00	420.00			CO
	Loading of DA per Switch per OCN						16.00	16.00			CO
OPERATOR ASSISTANCE CUSTOM BRANDING ANNOUNCEMENT via OLNS SOFTWARE
	Recording of Custom Branded OA Announcement						7,000.00	7,000.00			CO
	Loading of Custom Branded OA Announcement per shelf/NAV per OCN						500.00	500.00			CO
	Loading of OA Custom Branded Announcement per Switch per OCN						1,170.00	1,170.00			CO
OPERATOR ASSISTANCE UNBRANDING via OLNS SOFTWARE
	Loading of OA per OCN (Regional)						1,200.00	1,200.00			CO
ODUF/EODUF SERVICES
OPTIONAL DAILY USAGE FILE (ODUF)
	ODUF: Recording, per message					0.0000068					OR
	ODUF: Message Processing, per message					0.002167					OR
	ODUF: Message Processing, per Magnetic Tape provisioned					36.06					OR
	ODUF: Data Transmission (CONNECT: DIRECT), per message					0.00010856					OR
	Source Column Legend:
	OR - Commission Ordered Rate
	MR - Market Rate
	CO - Company Offered Rate

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Attachment 2

Unbundled Network Elements

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Attachment 2

Table of Content

1.	Introduction	4

2.	Unbundled Loops	7

3.	Network Interface Device	18

4.	Unbundled Loop Concentration (ULC) System	20

5.	Sub-loop Elements	21

6.	Unbundled Network Terminating Wire (UNTW)	24

7.	Dark Fiber Loop	26

8.	Loop Makeup (LMU)	29

9.	High Frequency Spectrum Network Elements	32

10.	Switching	32

11.	Unbundled Network Element Combinations	38

12.	Transport, Channelization and Dark Fiber	45

13.	Tandem Switching	52

14.	Operator Services	55

15.	Signaling	66

16.	Signaling Transfer Points (STPs)	67

17.	SS7 Network Interconnection	72

18.	Service Control Points/DataBases	76

19.	AIN Selective Carrier Routing for Operator Services, Directory Assistance and Repair Centers	86

20.	Packet Switching Capability	87

21.	Basic 911 and E911	88

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Attachment 2

22.	Rates	90

Order Coordination	Exhibit A

Provisioning and Coordinated Cutovers	Exhibit B

High Frequency Spectrum Network Element	Exhibit C

Rates	Exhibit D

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Attachment 2

ACCESS TO UNBUNDLED NETWORK ELEMENTS

1.	Introduction

1.1	The Parties mutually agree to retain the terms, conditions and/or rates for Local Switching, Unbundled Network Combinations and Enhanced Extended Links as currently set forth in the Interconnection Agreements between the Parties in this Attachment. Effective June 16, 2004, the United States Court of Appeals for the District of Columbia Circuit issued its mandate (Court Ruling) in the appeal of the Federal Communications Commission’s (FCC’s) Triennial Review (TRO) that was effective on October 2, 2003. The Parties agree that this Agreement has not been amended to include the provisions of the Court Ruling and the TRO. The Parties will negotiate terms, conditions and/or rates pursuant to change of law as set forth in Section 15.4, Modification of Agreement of General Terms and Conditions of this Agreement.

1.1.2	This Attachment sets forth rates, terms and conditions for Network Elements, combinations of Network Elements, Operator Services and Directory Assistance as required by federal rules and regulations and pursuant to Section 251(c)(3) of the Act. The state commission has the authority to order additional unbundling so long as any such state commission order does not conflict with, or substantially prevent implementation of federal regime and is binding on BellSouth and ITC^DeltaCom. Additionally, this Attachment sets forth the rates, terms and conditions for other services Bellsouth makes available to ITC^DeltaCom. The price for each Network Element and combinations of Network Elements and other services are as set forth in Exhibit D of this Attachment. Additionally, the provision of a particular Network Element or service may require ITC^DeltaCom to purchase other Network Elements or services.

1.2	Network Element is defined to mean a facility or equipment used in the provision of a telecommunications service. Such term may include, but is not limited to, features, functions, and capabilities that are provided by means of such facility or equipment, including but not limited to, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing or other provision of a telecommunications service. BellSouth offers access to the following Network Elements: local loop; network interface devised; subloops; switching capabilities; interoffice transmission facilities operations support systems functions; signaling networks; access to call-related databases; and service management systems, as set forth in this Attachment 2. BellSouth shall offer operator services and directory assistance pursuant to the rates, terms and conditions contained within this Attachment.

1.3	BellSouth shall, upon request of ITC^DeltaCom and to the extent technically feasible, provide to ITC^DeltaCom access to its Network Elements for the

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Attachment 2

provision of ITC^DeltaCom’s telecommunications services. If no rate is identified in this Agreement, the rate for the specific service or function will be as set forth in the applicable tariff of the Party providing the service or function or as negotiated by the Parties upon request by either Party.

1.4	BellSouth will deliver Network Elements and other services purchased by ITC^DeltaCom in compliance with FCC and state laws and regulations. Moreover, ITC^DeltaCom may purchase Network Elements and other services from BellSouth under this Attachment 2 for the purpose of combining such Network Elements or other services in accordance with the provisions of this Agreement. Such Network Elements or other services may be delivered to ITC^DeltaCom at the collocation space of another Carrier, provided that BellSouth has rates, methods and procedures in place to effectuate such an arrangement, and provided that the collocated carrier has provided a letter of authorization for the delivery of such Network Elements or services. ITC^DeltaCom is not required to have facilities located at such collocation space to have Network Elements or other services delivered by BellSouth. To the extent ITC^DeltaCom requests the delivery to another Carrier's collocation space of any Network Element or other service for which BellSouth has not developed methods and procedures to provide such an arrangement, rates and/or methods and procedures for such arrangement shall be established pursuant to the BFR process.

1.5	ITC^DeltaCom may not purchase unbundled network elements (UNEs) or convert special access circuits to UNEs if such network elements will be used to provide Commercial Mobile Radio Services (CMRS) providers service.

1.6	BellSouth shall comply with the requirements set forth in the technical references within this Attachment 2.

1.7	BellSouth shall, upon request if ITC^DeltaCom and to the extent technically feasible, provide to ITC^DeltaCom access to its unbundled network elements for the provision of ITC^DeltaCom’s telecommunications service. If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the parties upon request by either party. Services cannot be charged as unbundled network elements; for example, ordering services from the tariff to a point collocated in a Central Office shall not incur UNE local loop or cross connect charges. At ITC^DeltaCom’s option, access services may be order to the collocations space.

1.8

ITC^DeltaCom may purchase unbundled network elements from BellSouth for use in any manner ITC^DeltaCom chooses to provide telecommunication services to its intended users, including recreating existing BellSouth services. With the exception of the sub-loop elements which are located outside of the central office, BellSouth shall deliver the unbundled network elements purchased by

CCCS 57 of 530

Attachment 2

ITC^DeltaCom for combining to the designated ITC^DeltaCom collocation space. The unbundled network elements shall be provided as set forth in this Attachment.

1.9	Performance Measurements associated with this Attachment 2 are contained in Attachment 10.

1.10	Rates

1.10.1	A one-month minimum billing period shall apply to all UNE conversions or new installations.

1.10	Standard for Network Elements

1.10.1	BellSouth shall comply with the requirements set forth in the technical reference TR73600, as well as any performance or other requirements identified in this Agreement, to the extent that they are consistent with the greater of BellSouth’s actual performance or applicable industry standards.

1.10.2	If one or more of the requirements set forth in this Agreement are in conflict, the technical reference TR73600 requirement shall apply. If the parties cannot reach agreement, the dispute resolution process set forth in Section 11 of the General Terms and Conditions of this Agreement, incorporated herein by this reference, shall apply.

1.10.3	The quality of the Network Elements as well as the quality of the access to said Network Elements that BellSouth provides to ITC^DeltaCom shall be, to the extent technically feasible, at least equal to that which BellSouth provides to itself. Detailed performance standards and measurements for Network Elements are set forth in Attachment 9 of this Agreement, incorporated herein by this reference.

1.10.4	Except as otherwise specified by law, BellSouth shall not impose any limitations, restrictions or requirements on requests for or use of Network Elements or Combinations that would impair the ability of ITC^DeltaCom to offer a telecommunications service in the manner ITC^DeltaCom intends, provided such use does not impede or impair the use of BellSouth’s network by BellSouth or any other telecommunications carrier utilizing said network.

1.10.5

Attachment 2 of this Agreement describes the Network Elements that ITC^Deltacom and BellSouth have identified as of the Effective Date of this Agreement and are not exclusive. Either Party may identify additional or revised Network Elements as necessary to improve services to end users, to improve network or service efficiencies or to accommodate changing technologies, or end user demand. Upon BellSouth’s offering of a new or revised Network Element, BellSouth shall notify ITC^DeltaCom of the existence of and the technical

CCCS 58 of 530

Attachment 2

characteristics of the new or revised Network Element. Upon ITC^DeltaCom’s identification of a new or revised Network Element, it shall make a request pursuant to Attachment 9 of this Agreement, incorporated herein by this reference.

2.	Unbundled Loops

2.1	BellSouth agrees to offer access to unbundled loops pursuant to the following terms and conditions and at the rates set forth in Exhibit D of this Attachment.

2.2	Definition

2.2.1	The local loop Network Element (“Loop”) is defined as a transmission facility between a distribution frame (or its equivalent) in BellSouth’s central office and the loop demarcation point or at an end-user customer premises, including inside wire owned, functions, and capabilities of the transmission facilities, including dark fiber and attached electronics (except those used for the provision of advanced services, such as Digital Subscriber Line Access Multiplexers) and line conditioning. Each unbundled loop will be provisioned with a NID.

2.2.2	The provisioning of loops to ITC^DeltaCom will require cross-office cabling and cross-connections within the central office to connect the loop to a local switch or to other transmission equipment in collocation space. These cross-connects are a separate element and are not considered a part of the loop.

2.2.2.1	BellSouth Order Coordination referenced in this Attachment includes two types: Order Coordination (OC) and Order Coordination - Time Specific (OC-TS) as defined in Exhibit A of this Attachment. BellSouth shall provision coordinated cutovers for SL2 loops as set forth in Exhibit B of this Attachment.

2.2.2.2	Order Coordination (OC) allows BellSouth and ITC^DeltaCom to coordinate the installation of all digital loops where OC maybe purchased as an option, to ITC^DeltaCom’s facilities to limit end user service outage. OC is available when the Loop is provisioned over an existing circuit that is currently providing service to the end user. Order coordination for physical conversions will be scheduled at during normal business hours on the committed due date and ITC^DeltaCom advised.

2.2.2.3	Order Coordination – Time Specific (OC-TS) refers to service order coordination in which ITC^DeltaCom requests a specific time for a service order conversion to take place. Loops on a single service order of 14 or more loops will be provisioned on a project basis. OC-TS is a chargeable option in addition to any applicable OC charge. ITC^DeltaCom may specify a time between 9:00 a.m. and 5:00 p.m. Monday through Friday local time. If ITC^DeltaCom specifies a time outside this window, or selects a time or quantity of loops that requires BellSouth technicians to work outside normal work hours, overtime charges will apply in addition to the OC-TS charges.

CCCS 59 of 530

Attachment 2

2.2.2.4	Ordering Process for non-SL2

2.2.2.4.1	The ordering process for unbundled loops shall proceed in accordance with this Section 2.2.2.4 and Attachment 6 of this Agreement.

2.2.2.4.2	BellSouth shall exercise its best efforts in attempting to meet the conversion time ITC^DeltaCom requests through the LSR. However, unless ITC^DeltaCom’s LSR specifies a time specific conversion, in which case the conversion must commence at the tie indicated in the LSR, then within forty-eight (48) to twenty-four (24) hours prior to the date and time requested for the loop conversion in ITC^DeltaCom’s LSR and acknowledged by BellSouth’s FOC, BellSouth may contact ITC^DeltaCom via telephone, to finalize a scheduled conversion time (i.e., specific timer, on the date set forth in the FOC) which may be different from the conversion time ITC^DeltaCom requested in the LSR. The scheduled conversion time shall be the time at which the parties shall commence coordination of loop installation with the disconnect and reconnect of an end user’s service and any number portability update. BellSouth shall not assess any additional charges for scheduled conversion times commencing between BellSouth normal business hours as set forth in Attachment 6 of this Agreement.

2.2.2.4.3	At the scheduled conversion time, BellSouth shall have a sixty (60) minute window within which it shall contact ITC^DeltaCom to begin the loop conversion process. Provided, however, that if ITC^DeltaCom requested a time specific conversion, the conversion shall commence at the time indicated in ITC^DeltaCom’s LSR and be completed consistently with timeframes for time specific conversions. If Bellsouth fails to deliver a working loop at the coordinated time, BellSouth shall at ITC^DeltaCom’s request, extend the window at no additional charge.

2.2.2.4.3.1	If either Party dispatches a technician for a loop conversion and the other Party fails to complete the conversion at the scheduled time, the non-performing Party may be charged the one (1) hour additional engineering charges as set forth in BellSouth’s FCC No. 1 tariff, Section 13.1.

2.2.2.4.4	After the loop conversion process commences, a coordinated loop cutover, which shall include coordinated conversion of number portability, shall be completed within the following time periods:

2.2.2.4.4.1	For single loop conversions per location, the conversion shall be completed within fifteen (15) minutes;

2.2.2.4.4.2	For up to ten (10) loop conversions per location, the conversion of all loops shall be competed within sixty (60) minutes, and each individual loop conversion shall be completed within fifteen (15) minutes;

CCCS 60 of 530

Attachment 2

2.2.2.4.4.3	For loop conversions not exceeding thirty (30) loops per location and not determined complex or exceptionally large, the conversion of all loops shall be completed within one hundred and twenty (120) minutes. All loops above a thirty (30) loop quantity, or ten (10) loop quantity and determined as complex (a cut that requires more operation than a single cut point), will be negotiated by ITC^DeltaCom and BellSouth prior to the due date.

2.2.2.4.4.4	BellSouth agrees that upon ITC^DeltaCom’s request, for order coordinated loop cutovers involving three (3) or more lines, at least two (2) lines will remain in service at all times during the conversion process.

2.2.2.5	Where facilities are requested new services do not currently exist, the installation intervals will be determined by BellSouth. ITC^DeltaCom will then be notified of the targeted due date. BellSouth shall provide ITC^DeltaCom adequate justification and an explanation of the unusual circumstances that caused BellSouth to be unable to meet these commitments.

2.2.2.6	Where facilities are available, BellSouth will install unbundled loops within a 5-7 business days interval. For orders of 14 or more unbundled loops, the installation will be handled on a project basis and the intervals will be set by the BellSouth project manager for that order. Said interval will be set in a reasonable manner and in accordance with any required extra work times. Some unbundled loops require a Service Inquiry (SI) to determine if facilities are available prior to issuing the order. The interval for the SI process is separate from the installation interval.

2.2.2.7	Rates, terms and conditions for order Service Date Advancement Charges will apply in accordance with Attachment 6.

2.2.2.8	The Loop shall be provided to ITC^DeltaCom in accordance with BellSouth’s TR73600 Unbundled Local Loop Technical Specification and applicable industry standard technical references.

2.2.2.9	ITC^DeltaCom may utilize the unbundled Loops to provide any telecommunications service it wishes, so long as such services are consistent with industry standards and BellSouth’s TR73600.

2.2.2.10	BellSouth will only provision, maintain and repair the Loops to the standards that are consistent with the type of Loop ordered. In those cases where ITC^DeltaCom has requested that BellSouth modify a Loop so that it no longer meets the technical parameters of the original Loop type (e.g., voice grade, ISDN, ADSL, etc.), the resulting Loop will be maintained as set forth in TR73600 or in the applicable industry standard.

CCCS 61 of 530

Attachment 2

2.2.2.11	CLEC to CLEC Conversions for Unbundled Loops

2.2.2.11.1	The CLEC to CLEC conversion process for unbundled Loops may be used by ITC^DeltaCom when converting an existing unbundled Loop from another CLEC for the same end user. The Loop type being converted must be included in ITC^DeltaCom’s Interconnection Agreement before requesting a conversion.

2.2.2.11.2	To utilize the CLEC to CLEC conversion process, the Loop being converted must be the same Loop type with no requested changes to the Loop, must serve the same end user location from the same serving wire center, and must not require an outside dispatch to provision.

2.2.2.11.3	The Loops converted to ITC^DeltaCom pursuant to the CLEC to CLEC conversion process shall be provisioned in the same manner and with the same functionality and options as described in this Attachment for the specific Loop type.

2.2.3	Unbundled Voice Loops (UVLs)

2.2.3.1	BellSouth will offer Unbundled Voice Loops (UVL) in two different service levels - Service Level One (SL1) and Service Level Two (SL2). SL1 loops will be non-designed, and will not have test points. Order Coordination (OC) and/or engineering information/circuit make-up data will be chargeable options. Upon issuance of an order in the service order system, SL1 loops without optional Order Coordination will be activated on the due date in the same manner and time frames that BellSouth normally activates POTS-type loops for its customers; provided, however, that for loop activation in BellSouth staffed central offices, BellSouth will use its best efforts to provide an a.m. or p.m. designation only where loop activation requires dispatching of a BellSouth technician and where ITC^DeltaCom has specifically requested an a.m. or p.m. preference for activation on the LSR. Further, for loop activation in BellSouth central offices that are not staffed, BellSouth will use its best efforts to provide an a.m. or p.m. designation only where loop activation requires dispatching of a BellSouth technician and where ITC^DeltaCom has specifically requested a.m. or p.m. preference for activation on the LSR. SL2 loops shall have test points, will be designed with a Design Layout Record provided to ITC^DeltaCom, and will be provided with Order Coordination. The OC feature will allow ITC^DeltaCom to coordinate the installation of the loop with the disconnect of an existing customer’s service and/or number portability service. In these cases, BellSouth will perform the order conversion with standard order coordination at its discretion during normal work hours.

2.2.4	BellSouth will also offer Unbundled Digital Loops (UDL). They will be designed (where appropriate), will be provisioned with test points (where appropriate), and will come standard with Order Coordination and a Design Layout Record (DLR).

2.2.4.1	BellSouth shall make available the UDLs in 2.2.4.2- 2.2.4.14 including any other UDLs ordered by regulatory authorities.

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Attachment 2

2.2.4.1.1	BellSouth shall make available DS3 Loop, STS-1 Loop, OC3 Loop/OC12 Loop/OC48 Loop for the provision of ITC^DeltaCom’s telecommunications services.

2.2.4.2	2-wire Unbundled ISDN Digital Loop

2.2.4.3	2-wire Universal Digital Channel (IDSL Compatible)

2.2.4.4	2-wire Unbundled ADSL Compatible Loop

2.2.4.5	2-wire Unbundled HDSL Compatible Loop

2.2.4.6	4-wire Unbundled HDSL Compatible Loop

2.2.4.7	4-wire Unbundled DS1 Digital Loop

2.2.4.8	4-wire Unbundled Digital Loop/DS0 – 64 kbps, 56 kbps and below

2.2.4.9	DS3 Loop

2.2.4.10	STS-1 Loop

2.2.4.11	OC3 Loop

2.2.4.12	OC12 Loop

2.2.4.13	OC48 Loop

2.2.5	2-Wire Unbundled ISDN Digital Loops will be provisioned according to industry standards for 2-Wire Basic Rate ISDN services and will come standard with a test point, Order Coordination, and a DLR. ITC^DeltaCom will be responsible for providing BellSouth with a Service Profile Identifier (SPID) associated with a particular ISDN-capable loop and end user. With the SPID, BellSouth will be able to adequately test the circuit and ensure that it properly supports ISDN service.

2.2.5.1	The Universal Digital Channel (UDC) (also known as IDSL-compatible Loop) is intended to be compatible with IDSL service and has the same physical characteristics and transmission specifications as BellSouth’s ISDN-capable loop. These specifications are listed in BellSouth’s TR73600.

2.2.5.2	The UDC may be provisioned on copper or through a Digital Loop Carrier (DLC) system. When UDC Loops are provisioned using a DLC system, the Loops will be provisioned on time slots that are compatible with data-only services such as IDSL.

2.2.6	2-Wire ADSL-Compatible Loop. This is a designed loop that is provisioned according to Revised Resistance Design (RRD) criteria and may be up to 18kft long and may have up to 6kft of bridged tap (inclusive of loop length). The loop is a 2-wire circuit and will come standard with a test point, Order Coordination, and a DLR.

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Attachment 2

2.2.7	2-Wire or 4-Wire HDSL-Compatible Loop. This is a designed loop that is provisioned according to Carrier Serving Area (CSA) criteria and may be up to 12,000 feet long, and may have up to 2,500 feet of bridged tap (inclusive of loop length). It may be a 2-wire or 4-wire circuit and will come standard with a test point, Order Coordination, and a DLR.

2.2.8	4-Wire Unbundled DS1 Digital Loop. This is a designed 4-wire loop that is provisioned according to industry standards for DS1 or Primary Rate ISDN services and will come standard with a test point, Order Coordination, and a DLR. A DS1 Loop may be provisioned over a variety of loop transmission technologies including copper, HDSL-based technology or fiber optic transport systems. It will include a 4-Wire DS1 Network Interface at the end-user’s location.

2.2.9	4-Wire Unbundled Digital/DS0 Loop. These are designed 4-wire loops that may be configured as 64kbps, 56kbps, 19kbps, and other sub-rate speeds associated with digital data services and will come standard with a test point, Order Coordination, and a DLR.

2.2.10	DS3 Loop. DS3 Loop is a two-point digital transmission path, which provides for simultaneous two-way transmission of serial, bipolar, return-to-zero isochronous digital electrical signals at a transmission rate of 44.736 megabits per second (Mbps). It may provide transport for twenty-eight (28) DS1 channels, each of which provides the digital equivalent of twenty-four analog voice grade channels. The interface to unbundled dedicated DS3 transport is a metallic-based electrical interface.

2.2.11	STS-1 Loop. STS-1 Loop is a high-capacity digital transmission path with SONET VT1.5 mapping. It is a two-point digital transmission path, which provides for simultaneous two-way transmission of serial bipolar return-to-zero synchronous digital electrical signals at a transmission rate of 51.84 megabits per second (Mbps). It may provide transport for twenty-eight (28) DS1 channels, each of which provides the digital equivalent of twenty-four analog voice grade channels. The interface to unbundled dedicated STS-1 transport is a metallic-based electrical interface

2.2.12	OC3 Loop/OC12 Loop/OC48 Loop. OC3/OC-12/OC-48 Loops are optical two-point transmission. The physical interface for all optical transport is optical fiber. This interface standard allows for transport of many different digital signals using a basic building block or base transmission rate of 51.84 megabits per second (Mbps). Higher rates are direct multiples of the base rate. The following rates are applicable: OC-3 -155.52 Mbps; OC12 - 622.08 Mbps; and OC-48 - 2488 Mbps.

CCCS 64 of 530

Attachment 2

2.2.13	DS3 and above services come with a test point and a DLR. BellSouth TR 73501 LightGate® Service Interface and Performance Specifications, Issue D, June 1995 applies to DS3 and above services.

2.3	Unbundled Copper Loops (UCL)

2.3.1	BellSouth shall make available Unbundled Copper Loops (UCLs). The UCL is a copper twisted pair Loop that is unencumbered by any intervening equipment (e.g., filters, load coils, range extenders, digital loop carrier, or repeaters) and is not intended to support any particular telecommunications service. The UCL will be offered in two types – Designed and Non-Designed.

2.3.2	Unbundled Copper Loop – Designed (UCL-D)

2.3.2.1	The UCL-D will be provisioned as a dry copper twisted pair loop that is unencumbered by any intervening equipment (e.g., filters, load coils, range extenders, digital loop carrier, or repeaters). The UCL-D will be offered in two versions - Short and Long.

2.3.2.2	A short UCL-D (18,000 feet or less) is provisioned according to Resistance Design parameters, may have up to 6,000 feet of bridged tap and will have up to 1300 ohms of resistance.

2.3.2.3	The long UCL-D (beyond 18,000 feet) is provisioned as a dry copper twisted pair longer than 18,000 feet and may have up to 12,000 feet of bridged tap and up to 2800 ohms of resistance.

2.3.2.4	The UCL-D is a designed circuit, is provisioned with a test point, and comes standard with a DLR. OC is a chargeable option for a UCL-D; however, OC is always required on UCLs where a reuse of existing facilities has been requested by ITC^DeltaCom.

2.3.2.5	These loops are not intended to support any particular services and may be utilized by ITC^DeltaCom to provide a wide-range of telecommunications services so long as those services do not adversely affect BellSouth’s network. This facility will include a Network Interface Device (NID) at the customer’s location for the purpose of connecting the loop to the customer’s inside wire.

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2.3.2.6	BellSouth will make available the following UCL-Ds:

2.3.2.6.1	2-Wire UCL-D/short

2.3.2.6.2	2-Wire UCL-D/long

2.3.2.6.3	4-Wire UCL-D/short

2.3.2.6.4	4-Wire UCL-D/long

2.3.3	Unbundled Copper Loop – Non-Designed (UCL-ND)

2.3.3.1	The UCL-ND is provisioned as a dedicated 2-wire metallic transmission facility from BellSouth’s Main Distribution Frame to a customer’s premises (including the NID). The UCL-ND will be a “dry copper” facility in that it will not have any intervening equipment such as load coils, repeaters, or digital access main lines (“DAMLs”), and may have up to 6,000 feet of bridged tap between the end user’s premises and the serving wire center. The UCL-ND typically will be 1300 Ohms resistance and in most cases will not exceed 18,000 feet in length, although the UCL-ND will not have a specific length limitation. For loops less than 18,000 feet and with less than 1300 Ohms resistance, the loop will provide a voice grade transmission channel suitable for loop start signaling and the transport of analog voice grade signals. The UCL-ND will not be designed and will not be provisioned with either a DLR or a test point.

2.3.3.2	The UCL-ND facilities may be mechanically assigned using BellSouth’s assignment systems. Therefore, the Loop Make Up process is not required to order and provision the UCL-ND. However, ITC^DeltaCom can request Loop Make Up for which additional charges would apply.

2.3.3.3	At an additional charge, BellSouth also will make available Loop Testing so that ITC^DeltaCom may request further testing on the UCL-ND. Rates for Loop Testing are as set forth in Exhibit B of this Attachment.

2.3.3.4	UCL-ND loops are not intended to support any particular service and may be utilized by ITC^DeltaCom to provide a wide-range of telecommunications services so long as those services do not adversely affect BellSouth’s network. The UCL-ND will include a Network Interface Device (NID) at the customer’s location for the purpose of connecting the loop to the customer’s inside wire.

2.3.3.5	Order Coordination (OC) will be provided as a chargeable option and may be utilized when the UCL-ND provisioning is associated with the reuse of BellSouth facilities. Order Coordination -Time Specific (OC-TS) does not apply to this product.

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2.3.3.6	ITC^DeltaCom may use BellSouth’s Unbundled Loop Modification (ULM) offering to remove bridge tap and/or load coils from any loop within the BellSouth network. Therefore, some loops that would not qualify as UCL-ND could be transformed into loops that do qualify, using the ULM process.

2.4	Unbundled Loop Modifications (Line Conditioning)

2.4.1	Line Conditioning is defined as the removal from the Loop of any devices that may diminish the capability of the Loop to deliver high-speed switched wireline telecommunications capability, including xDSL service. Such devices include, but are not limited to, load coils, bridged taps, low pass filters, and range extenders.

2.4.2	BellSouth shall condition Loops, as requested by ITC^DeltaCom whether or not BellSouth offers advanced services to the End User on that Loop.

2.4.3	In some instances, ITC^DeltaCom will require access to a copper twisted pair loop unfettered by any intervening equipment (e.g., filters, load coils, range extenders, etc.), so that ITC^DeltaCom can use the loop for a variety of services by attaching appropriate terminal equipment at the ends. ITC^DeltaCom will determine the type of service that will be provided over the loop. BellSouth’s Unbundled Loop Modifications (ULM) process will be used to determine the costs and feasibility of conditioning the loops as requested. Rates for ULM are as set forth in Exhibit B of this Attachment.

2.4.4	In those cases where ITC^DeltaCom has requested that BellSouth modify a Loop so that it no longer meets the technical parameters of the original Loop type (e.g., voice grade, ISDN, ADSL, etc.) the resulting modified Loop will be ordered and maintained as a UCL.

2.4.5	The Unbundled Loop Modifications (ULM) offering provides the following elements: 1) removal of devices on 2-wire or 4-wire Loops equal to or less than 18,000 feet; 2) removal of devices on 2-wire or 4-wire Loops longer than 18,000 feet; and 3) removal of bridged-taps on loops of any length.

2.4.6	ITC^DeltaCom shall request Loop make up information pursuant to this Attachment prior to submitting a service inquiry and/or a LSR for the Loop type that ITC^DeltaCom desires BellSouth to condition.

2.4.7

When requesting ULM for a loop that BellSouth has previously provisioned for ITC^DeltaCom. ITC^DeltaCom will submit a service inquiry to BellSouth. If a spare loop facility that meets the loop modification specifications requested by

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ITC^DeltaCom is available at the location for which the ULM was requested, ITC^DeltaCom will have the option to change the loop facility to the qualifying spare facility rather than to provide ULM. In the event that BellSouth changes the loop facility in lieu of providing ULM, ITC^DeltaCom will not be charged for ULM but will only be charged the service order charges for submitting an order.

2.5	ITC^DeltaCom will be responsible for testing and isolating troubles on the unbundled loops. Once ITC^DeltaCom has isolated a trouble to the BellSouth portion of a designed/non-designed unbundled loop (e.g., UVL, SL2, UCL D, UVL SL1, UCL ND, etc) before reporting repair to the UNE Center, ITC^DeltaCom will issue a trouble to BellSouth on the loop. BellSouth will take the actions necessary to repair the loop if a trouble actually exists. BellSouth will repair these loops in the same time frames that BellSouth repairs similarly situated loops to its customers. At the time of the trouble report, ITC^DeltaCom will be required to provide the results of the ITC^DeltaCom test which indicated a problem on the BellSouth provided loop.

2.5.1	Either Party may charge the other for dispatching and testing of a trouble where the trouble was found not to be in the network of the dispatching or testing Party and the dispatching or testing Party’s equipment did not cause the dispatch. Where there is a dispute as to the appropriateness of such charge, the Parties will meet and review the record of repair history and determine whether the charge was appropriate. Charges so assessed by BellSouth shall be on a time and materials basis as set forth in BellSouth’s state commission approved tariffs. Charges so assessed by ITC^DeltaCom shall be on a time and materials basis as set forth in ITC^DeltaCom’s state commission approved tariffs. If ITC^DeltaCom does not have state commission approved tariffs addressing such charges, then such charges shall be assessed by ITC^DeltaCom at the rates set forth in BellSouth’s tariffs. If the trouble which was originally found not to be in the network of the dispatching or testing Party is later proven to be a trouble in the dispatching or testing Party’s network, the dispatching or testing Party shall waive or refund any such charges.

2.6	Technical Requirements

2.6.1	To the extent available within BST’s Network at a particular location, BellSouth will offer loops capable of supporting telecommunications services such as: POTS, Centrex, basic rate ISDN, analog PBX, voice grade private line, ADSL, HDSL, DS1 and digital data (up to 64 kb/s). Additional services may include digital PBXs, primary rate ISDN, xDSL, and Nx 64 kb/s. If a requested loop type is not available, then ITC^DeltaCom can use the Special Construction process to request that BellSouth place facilities or otherwise modify facilities in order to meet the ITC^DeltaCom’s request.

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2.6.1.1	The loop will support the transmission, signaling, performance and interface requirements of the services described in 2.9.1 above. It is recognized that the requirements of different services are different, and that a number of types or grades of loops are required to support these services. Services provided over the loop by ITC^DeltaCom will be consistent with industry standards and BST’s TR73600.

2.6.1.2	If ITC^DeltaCom requests loop conditioning as described in this Section, BellSouth will construct the loop type ordered and will maintain such loop to the characteristics and specifications of the loop type ordered.

2.6.1.3	To the extent BellSouth converts a resold service to unbundled network elements or combination of network elements for any telecommunications carrier, BellSouth shall make available to ITC^DeltaCom the same conversion for the same services and elements on the same terms and conditions and at the same rates, if any; provided, however that the rate for such conversion shall not exceed those rates set forth in Exhibit D to this Attachment.

2.6.2	The loop shall be provided to ITC^DeltaCom in accordance with the following Technical References:

BellSouth’s TR73600, Unbundled Local Loop Technical Specification

2.6.2.1	Bellcore TR-NWT-000057, Functional Criteria for Digital Loop Carrier Systems, Issue 2, January 1993.

2.6.2.2	Bellcore TR-NWT-000393, Generic Requirements for ISDN Basic Access Digital Subscriber Lines.

2.6.2.3	ANSI T1.102 - 1993, American National Standard for Telecommunications - Digital Hierarchy - Electrical Interfaces.

2.6.2.4	ANSI T1.403 - 1989, American National Standard for Telecommunications - Carrier to Customer Installation, DS1 Metallic Interface Specification.

2.6.2.5	ANSI T1.413 – 1998, American National Standard for Telecommunications Network and Customer Installation Interfaces – Asymmetric Digital Subscriber Line (ADSL) Metallic Interface.

2.7	Universal Digital Loop Carriers (UDLC)

For unbundled loops provided to ITC^Deltacom via coordinated cutovers and where the loop being provided to ITC^DeltaCom was heretofore used to provide service to that same end user via UDLC, BellSouth will use commercially reasonable efforts to re-use that same UDLC provided loop. Where for technical reasons, BellSouth is not able to use the same UDLC provided loop to ITC^DeltaCom, BellSouth will, no later than twenty-four-to-forty-eight (24-48) hour pre-due date referenced in Section 1.3.3.1, notify ITC^DeltaCom that the same UDLC loop will not be used.

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2.8	Integrated Digital Loop Carriers (IDLC)

If ITC^DeltaCom requests one or more loops served by an Integrated Digital Loop Carrier system (“IDLC”), BellSouth shall unbundle the IDLC-delivered loop, as soon as practicable, using one of the following alternative arrangements: (1) utilize existing Next Generation Digital Loop Carrier (“NGDLC”) facilities; (2) utilize existing Universal Digital Loop Carrier (“UDLC”); (3) utilize existing cooper facilities that serve the distribution area or allocate new copper feeder pairs to the distribution area if spare capacity is available in the feeder route or carrier serving area; (4) utilize spare capacity of existing Integrated Network Access system or other existing IDLC that is terminated on a digital cross-connect system; (5) utilize side-door/hairpin capability of switch peripheral if the serving IDLC is terminated on a peripheral with those capabilities, or if spare capacity is available on a switch peripheral; (6) activate new IDLC or NGDLC capacity to the distribution area; or (7) convert some existing IDLC capacity to UDL. These alternative arrangements will be used where available to permit ITC^DeltaCom to order a Loop and to provide ITC^DeltaCom with the capability to serve end users at the same level BellSouth provides its retail customers, to the extent technically feasible.

3.	Network Interface Device

3.1	Definition

The NID is defined as any means of interconnection of end-user customer inside wire to BellSouth’s distribution plant, such as a cross-connect device used for that purpose. The NID is a single-line termination device or that portion of a multiple-line termination device required to terminate a single line or circuit at the premises. The NID features two independent chambers or divisions that separate the service provider’s network from the End User’s on-premises wiring. Each chamber or division contains the appropriate connection points or posts to which the service provider and the end user each make their connections. The NID provides a protective ground connection and is capable of terminating cables such as twisted pair cable.

3.2	BellSouth shall permit ITC^DeltaCom to connect ITC^DeltaCom’s loop facilities the end-user’s inside wire through the BellSouth NID or at any other technically feasible point.

3.3	Access to Network Interface Device (NID)

3.3.1

Due to the wide variety of NIDs utilized by BellSouth (based on subscriber size and environmental considerations), ITC^DeltaCom may access the end user’s wire by any of the following means: BellSouth shall allow ITC^DeltaCom to connect its

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loops directly to BellSouth’s multi-line residential NID enclosures that have additional space and are not used by BellSouth or any other telecommunications carriers to provide service to the premise. ITC^DeltaCom agrees to install compatible protectors and test jacks and to maintain the protection system and equipment and to indemnify BellSouth pursuant to Section 6 of the General Terms and Conditions of this Agreement.

3.3.1.1	Where an adequate length of the end user’s inside wire is present and environmental conditions permit, either Party may remove the inside wire from the other Party’s NID and connect that wire to that Party’s own NID; or

3.3.1.2	Enter the subscriber access chamber or “side” of “dual chamber” NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the inside wiring through a suitable “punch-out” hole of such NID enclosures; or

3.3.1.3	Request BellSouth to make other rearrangements to the inside wiring terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting Party (i.e., ITC^DeltaCom, its agent, the building owner or the subscriber). Such charges will be billed to the requesting Party.

3.3.1.4	In no case shall either Party remove or disconnect the other Party’s loop facilities from either Party’s NIDs, enclosures, or protectors unless: (1) the applicable Commission has expressly permitted the same; (2) the disconnecting Party provides prior notice to the other Party, and (3) the Party disconnecting appropriately caps off and guards the other Party’s loops. It will be ITC^DeltaCom’s responsibility to ensure there is no safety hazard and will hold BellSouth harmless for any liability associated with the removal of the BellSouth loop from the BellSouth NID. In such cases, it shall be the responsibility of the disconnecting party, once the other Party’s loop has been disconnected from the NID, to reconnect the disconnected loop to a nationally- recognized–testing-laboratory-listed station protector, which has been grounded as per Article 800 of the National Electrical Code. If ITC^DeltaCom does not wish to accept this responsibility, other options exist in which BellSouth installs a NID for ITC^DeltaCom as a chargeable option.

3.3.1.5	In no case shall either Party remove or disconnect ground wires from BellSouth’s NIDs, enclosures, or protectors.

3.3.1.6	In no case shall either Party remove or disconnect NID modules, protectors, or terminals from BellSouth’s NID enclosures.

3.3.1.7	Due to the wide variety of NID enclosures and outside plant environments BellSouth will work with ITC^DeltaCom to develop specific procedures to establish the most effective means of implementing this Section 3.

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3.3.2	Technical Requirements

3.3.2.1	The NID shall provide an accessible point of interconnection and shall maintain a connection to ground.

3.3.2.2	The NID shall be capable of transferring electrical analog or digital signals between the subscriber’s inside wiring and the Distribution Media and/or cross connect to ITC^DeltaCom’s NID, consistent with the NID’s function at the Effective Date of this Agreement.

3.3.2.3	Where a BellSouth NID exists, it is provided in its “as is” condition. ITC^DeltaCom may request BellSouth do additional work to the NID in accordance with Section 3.3.1.7. When ITC^DeltaCom deploys its own local loops with respect to multiple-line termination devices, ITC^DeltaCom shall specify the quantity of NIDs connections that it requires within such device.

3.3.3	Interface Requirements

3.3.3.1	The NID shall be equal to or better than all of the requirements for NIDs set forth in the following technical references:

3.3.3.2	BellCore Technical Advisory TA-TSY-000120 “Customer Premises or Network Ground Wire”;

3.3.3.3	BellCore Generic Requirement GR-49-CORE “Generic Requirements for Outdoor Telephone Network Interface Devices”;

3.3.3.4	BellCore Technical Requirement TR-NWT-00239 “Indoor Telephone Network Interfaces”;

3.3.3.5	BellCore Technical Requirement TR-NWT-000937 “Generic Requirements for Outdoor and Indoor Building Entrance”

4.	Unbundled Loop Concentration (ULC) System

4.1	BellSouth will provide to ITC^DeltaCom Unbundled Loop Concentration (ULC). Loop concentration systems in the central office concentrate the signals transmitted over local loops onto a digital loop carrier system. The concentration device is placed inside a BellSouth central office. BellSouth will offer ULC with a TR008 interface or a TR303 interface

4.1.2

ULC will be offered in two sizes. System A will allow up to 96 BellSouth loops to be concentrated onto multiple DS1s. The high-speed connection from the concentrator will be at the electrical DS1 level and may connect to ITC^DeltaCom at ITC^DeltaCom’s collocation site. System B will allow up to 192 BellSouth loops to be concentrated onto multiple DS1s. System A may be upgraded to a System B. A minimum of two DS1s is required for each system (i.e., System A

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requires two DS1s and System B would require an additional two DS1s or four in total). All DS1 interfaces will terminate to the CLEC’s collocation space. ULC service is offered with or without concentration and with or without protection. A Line Interface element will be required for each loop that is terminated onto the ULC system. Rates for ULC are as set forth in Exhibit D of this Attachment.

5.	Sub-loop Elements

5.1	Where facilities permit and subject to applicable and effective FCC rules and orders, BellSouth shall offer access to its Unbundled Sub Loop (USL) and Unbundled Sub-loop Concentration (USLC) System. BellSouth shall provide non-discriminatory access, in accordance with 51.311 and Section 251(c) (3) of the Act, to the sub-loop. On an unbundled basis and pursuant to the following terms and conditions and the rates approved by the Commission and set forth in Exhibit D of this Attachment.

5.1.1	Sub-loop components include but are not limited to the following:

5.1.2	Unbundled Sub-Loop Distribution;

5.1.3	Unbundled Sub-Loop Concentration/Multiplexing Functionality; and

5.1.4	Unbundled Sub-Loop Feeder.

5.2	Unbundled Sub-Loop (distribution facilities)

5.2.1	Definition

5.2.2	Subject to applicable and effective FCC rules and orders, the unbundled sub-loop distribution facility is dedicated transmission facility that BellSouth provides from a customer’s point of demarcation to a BellSouth cross-connect device. The BellSouth cross-connect device may be located within a remote terminal (RT) or a stand-alone cross-box in the field or in the equipment room of a building. The unbundled sub-loop distribution media is a copper twisted pair that can be provisioned as a 2 Wire or 4 Wire facility. Following are the current sub-loop distribution offerings:

5.2.2.1	Voice grade Unbundled Sub-Loop Distribution (USL-D) is a sub-loop facility from the cross-box in the field up to and including the point of demarcation, at the end user’s premises.

5.2.2.2	Unbundled Sub-Loop distribution facilities were originally built as part of the entire voice grade loop from the BellSouth central office to the customer network interface. Therefore, the voice grade Unbundled Sub-Loop may have load coils, which are necessary for transmission of voice grade services.

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5.2.2.3	Unbundled Copper Sub-Loop (UCSL) is a non-loaded copper facility of any length provided from the cross-box in the field up to and including the end-user’s point of demarcation.

5.2.2.3.1	If available, this facility will not have any intervening equipment such as load coils between the end-user and the cross-box.

5.3	If ITC^DeltaCom requests a UCSL and a non-loaded pair is not available, ITC^DeltaCom may order Unbundled Sub-Loop Modification to remove load coils and/or bridge tap from an existing sub-loop facility. If load coils are removed from an existing sub-loop, that sub-loop will be classified as a UCSL. ITC^DeltaCom may order Loop Make-up to determine what loop modifications will be required.

5.3.1	Unbundled Sub-Loop distribution facilities shall support functions associated with provisioning, maintenance and testing of the Unbundled Sub-Loop. For access to Voice Grade USL-D and UCSL, ITC^DeltaCom would be required to deliver a cable to the BellSouth remote terminal or cross-box in the field to provide continuity to ITC^DeltaCom’s feeder facilities. This cable would be connected, by a BellSouth technician, within the BellSouth RT/cross-box during the set-up process. ITC^DeltaCom’s cable pairs can then be connected to BellSouth’s USL within the BellSouth cross-box by the BellSouth technician.

5.3.2	Unbundled Sub-Loop – Intrabuilding Network Cable (USL-INC) (a.k.a. riser cable) is the distribution facility inside a subscribers’ building or between buildings on one customer’s same premises (continuous property not separated by a public street or road). USL-INC includes the facility from the cross-connect device in the building equipment room up to and including the point of demarcation, at the end user’s premises. In a scenario that requires connection in a building equipment room, BellSouth will install a cross connect panel that will be installed for the purpose of accessing USL-INC pairs. The cross-connect panel will function as a single point of interconnection (SPOI) for USL-INC and will be accessible by multiple carriers as space permits. BellSouth will place cross-connect blocks in 25 pair increments for ITC^DeltaCom’s use on this cross-connect panel. ITC^DeltaCom will be responsible for connecting its facilities to the 25 pair cross-connect block(s).

5.3.3	BellSouth will provide Unbundled Sub-Loops where possible. Through the firm order Service Inquiry (SI) process, BellSouth will determine if it is feasible to place the required facilities where ITC^DeltaCom has requested access to Unbundled Sub-Loops. If existing capacity is sufficient to meet ITC^DeltaCom’s demand, then BellSouth will perform the set-up work as described in Section 5.3.4. If any work must be done to modify existing BellSouth facilities or add new facilities (other than adding the cross-connect panel in a building equipment room as noted in 5.3.4) to accommodate ITC^DeltaCom’s request for Unbundled Sub-Loops, ITC^DeltaCom may request BellSouth’s Special Construction (SC) process to determine additional costs required to provision the Unbundled Sub-Loops. ITC^DeltaCom will have the option of paying the SC charges to modify the BellSouth facilities.

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5.3.4	Set-up work must be completed before ITC^DeltaCom can order sub-loop pairs. During the set-up in a BellSouth cross-connect box in the field, the BellSouth technician will perform the necessary work to splice ITC^DeltaCom’s cable into the cross-connect box. For the set-up inside a building equipment room, BellSouth will perform the necessary work to install the cross-connect panel and the connecting block(s) that will be used to provide access to the requested USLs.

5.3.5	Once the set-up is complete, ITC^DeltaCom will request sub-loop pairs through submission of a Local Service Request (LSR) form to the Local Carrier Service Center (LCSC). Manual Order Coordination is required with USL pair provisioning and is in addition to the USL pair rate. For expedite requests by ITC^DeltaCom for sub-loop pairs, expedite charges will apply for intervals less than 5 days.

5.3.6	Unbundled Sub-Loop shall be equal to or better than each of the applicable requirements set forth in the applicable industry standard technical references.

5.3.7	Unbundled Sub-Loops will be provided in accordance with technical reference TR73600.

5.4	Unbundled Sub-Loop Concentration System (USLC)

5.4.1	Where facilities permit and where necessary to comply with an effective Commission order, BellSouth will provide ITC^DeltaCom with the ability to concentrate its sub-loops onto multiple DS1s back to the BellSouth Central Office. The DS1s will then be terminated into ITC^DeltaCom collocation space. TR-008 and TR303 interface standards are available.

5.4.2	USLC, using the Lucent Series 5 equipment, will be offered in two different systems. System A will allow up to 96 of ITC^DeltaCom’s sub-loops to be concentrated onto multiple DS1s. System B will allow an additional 96 of ITC^DeltaCom’s sub-loops to be concentrated onto multiple DS1s. One System A may be supplemented with one System B and they both must be physically located in a single Series 5 dual channel bank. A minimum of two DS1s is required for each system (i.e., System A requires two DS1s and System B would require an additional two DS1s or four in total). The DS1 level facility that connects the RT site with the serving wire center is known as a Feeder Interface. All DS1 Feeder Interfaces will terminate to ITC^DeltaCom’s collocation space within the SWC that serves the RT where ITC^DeltaCom’s sub-loops are connected. USLC service is offered with or without concentration and with or without a protection DS1.

5.4.3	In these scenarios ITC^DeltaCom would be required to place a cross-box, remote terminal (RT), or other similar device and deliver a cable to the BellSouth remote terminal. This cable would be connected, by a BellSouth technician, to a cross-connect panel within the BellSouth RT/cross-box and would allow ITC^DeltaCom’s sub-loops to then be placed on the ULSC and transported to their collocation space at a DS1 level.

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5.5	Unbundled Sub-Loop Feeder

5.5.1	Definition

5.5.2	Unbundled Sub-Loop Feeder (USLF) provides connectivity between BellSouth’s central office and its cross-box (or other access point) that serves an end user location.

5.5.3	USLF is intended to be utilized for voice traffic and can be configured as 2-wire voice (USLF-2W/V) or 4-wire voice (USLF-4W/V).

5.5.4	USLF can also to be utilized for digital traffic and can be configured as 2-wire ISDN (USLF-2W/I); 2-wire Copper (USLF-2W/C); 4-wire Copper (USLF-4W/C) facilities: 4-wire DS0 level loop (USLF-4W/D0); or 4-wire DS1 & ISDN (USLF-4W/DI).

5.5.5	USLF will provide the facilities needed to provision a 2W or 4W communications pathway from the BellSouth central office to the BellSouth cross-box. This element will allow for the connection of ITC^DeltaCom’s loop distribution elements onto BellSouth’s feeder system.

5.6	Requirements

5.6.1	ITC^DeltaCom will extend its compatible cable to BellSouth’s cross-box. The cable will then be connected to a panel inside the BellSouth cross-box to the requested level of feeder element. In those cases when there is no room in the BellSouth cross-box to accommodate the additional cross-connect panels mentioned above, BellSouth will utilize its Special Construction process to determine the costs to provide the sub-loop feeder element to ITC^DeltaCom. ITC^DeltaCom will then have the option of paying the special construction charges or canceling the order.

5.6.2	USLF will be a designed circuit and BellSouth will provide a Design Layout Record (DLR) for this element.

5.6.3	BellSouth will provide USLF elements in accordance with applicable industry standards for these types of facilities. Where industry standards do not exist, BellSouth’s TR73600 will be used to determine performance parameters.

6.	Unbundled Network Terminating Wire (UNTW)

6.1	BellSouth agrees to offer its Unbundled Network Terminating Wire (UNTW) to ITC^DeltaCom pursuant to the following terms and conditions at rates as set forth in Exhibit D.

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6.2	Definition

6.3	Subject to applicable and effective FCC rules and orders, UNTW is a dedicated transmission facility that BellSouth provides from the Wiring Closet /Garden Terminal (or other type of cross-connect point) at the point of termination of BellSouth’s loop distribution facilities to the end user’s point of demarcation. UNTW is the final portion of the loop owned by BellSouth.

6.4	Requirements

6.4.1	On a multi-unit premises where Provisioning Party owns the network terminating wire, and by request of Requesting Party, Provisioning Party will provide access to UNTW pairs on an Access Terminal that is suitable for use by multiple carriers at each Garden Terminal or Wiring Closet.

6.4.2	In new construction where possible, both Parties may at their option and with the property owner’s agreement install their own Network Terminating Wire (NTW). In existing construction, the Provisioning Party shall not be required to install new or additional NTW beyond existing NTW to provision the services of the Requesting Party.

6.4.3	Upon notice from the Requesting Party to the Provisioning party that the Requesting Party desires access to the Provisioning Party’s UNTW pairs in a multi-unit premises, representatives of both Parties will participate in a meeting at the site of the requested access. The purpose of the site visit will include discussion of the procedures for Access Terminal installation, location and addresses of the Access Terminals and to discuss an estimated completion date. Upon completion of site visit, the Requesting Party will submit a Service Inquiry (SI) to the person or organization designated by the Provisioning Party to receive the SI. The SI will initiate the work for the Provisioning Party to begin the Access Terminal installation. In multi-tenant unit (MTU) scenarios, Provisioning Party will provide access to UNTW pairs on an Access Terminal(s). By request of the Requesting Party, an Access Terminal will be installed either adjacent to each Provisioning Party’s Garden Terminal or inside each Wiring Closet on the requested MTU. All the UNTW pairs served by a Garden Terminal/Wiring Closet will be made available on the Access Terminals. Requesting Party will deliver and connect its central office facilities to the UNTW pairs within the Access Terminal. Requesting Party may access any available pair on an Access Terminal unless the Provisioning Party or another service provider is using the pair to concurrently provide service. Prior to connecting Requesting Party’s service on a pair previously used by Provisioning party, Requesting Party is responsible for ensuring the end-user is no longer using Provisioning Party’s service or another CLEC’s service before accessing UNTW pairs.

6.4.4	Provisioning Party will use best efforts to complete installation of the Access Terminals within 30 business days of the receipt by the Provisioning Party of the Service Inquiry from the Requesting Party.

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6.4.5	Requesting Party is responsible for obtaining the property owner’s permission for Provisioning Party to install an Access Terminal(s) on behalf of the Requesting Party. The submission of the SI by the Requesting Party will serve as certification by the Requesting Party that such permission has been obtained.

6.4.6	Requesting Party will be billed for non-recurring and recurring charges for accessing UNTW pairs at the time the Requesting Party activates the pair(s). ITC^DeltaCom will report use of the UNTW pairs on a Local Service Request (LSR) form submitted to BellSouth’s Local Carrier Service Center (LCSC).

6.4.7	Requesting Party will isolate and report repair problems to the UNE center. Requesting Party must tag the UNTW pair that requires repair. If Provisioning Party dispatches a technician on a reported trouble call and no UNTW trouble is found, Provisioning Party will charge Requesting Party for time spent on the dispatch and testing the UNTW pair(s).

6.4.8	If Requesting Party initiates the Access Terminal installation and the Requesting Party has not activated at least one pair on the Access Terminal installed pursuant to Requesting Party’s request for an Access Terminal within 6 months of installation of the Access Terminal, Provisioning Party will bill Requesting Party a non-recurring charge equal to the actual cost of provisioning the Access Terminal.

6.4.9	If Provisioning Party determines that Requesting Party is using the UNTW pairs without reporting such usage to BellSouth, the following charges shall apply in addition to any fines, which may be established by state commissions and any other remedies at law or in equity available to the Provisioning Party:

6.4.10	If Requesting Party issued a LSR to disconnect an end-user from BellSouth in order to use a UNTW pair, Requesting Party will be billed for the use of the pair back to the disconnect order date.

6.4.11	If Requesting Party activated a UNTW pair on which Provisioning Party was not previously providing service, Requesting Party will be billed for the use of that pair back to the date the end-user began receiving service using that pair. Upon request, Requesting Party will provide copies of its billing record to substantiate such date. If Requesting Party fails to provide such records, then Provisioning Party will bill the Requesting Party back to the date of the Access Terminal installation.

7.	Dark Fiber Loop

7.1	Dark Fiber Loop is an unused optical transmission facility without attached signal regeneration, multiplexing, aggregation or other electronics. Dark Fiber Loops may be strands of optical fiber existing in aerial or underground structure. BellSouth will not provide line terminating elements, regeneration or other electronics necessary for ITC^DeltaCom to utilize Dark Fiber Loops.

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7.1.1	A Dark Fiber Loop is defined as a transmission facility between a distribution frame (or its equivalent) in BellSouth’s central office and the loop demarcation point or at an end-user customer premises. BellSouth shall provide ITC^DeltaCom access to Dark Fiber Loops at any technically feasible point in BellSouth’s network.

7.2	Requirements

7.2.1	BellSouth shall make available in a reasonable and non-discriminatory manner, Dark Fiber Loop where it exists in BellSouth’s network and where, as a result of future building or deployment, it becomes available. Dark Fiber Loop will not be deemed available if: (1) BellSouth will hold no more than two (2) strands of fiber for maintenance and repair purposes; (2) it is designated for use pursuant to a firm order placed by another customer; (3) it is restricted for use by all carriers, including BellSouth, because it is scheduled for removal due to documented changes to roads and infrastructure; or (4) BellSouth has bona fide plans to use the fiber within a two year planning period. BellSouth is not required to provide said Dark Fiber Loop to ITC^DeltaCom if none is available. BellSouth shall provide access to Dark Fiber as described in 7.1.1 above.

7.2.2	ITC^DeltaCom may test the quality of the Dark Fiber to confirm its usability and performance specifications.

7.2.3	ITC^DeltaCom and BellSouth shall adopt Section 2.7.2.4 in the Birch Interconnection Agreement for the states listed below as follows:

•	Birch Telecom of the South, Inc., (Birch) effective July 14, 2000;

7.2.3.1	The Parties agree that the adopted provisions pursuant to Section 2.7.2.4 will be as follows:

7.2.3.1.1	BellSouth shall use its best efforts to provide to Birch information regarding the location, availability and performance of Dark Fiber within then (10) business days for a records based answer and twenty (20) business days for a field based answer, after receiving a request from Birch (“Request”). Within such time period, BellSouth shall send written confirmation of availability of the Dark Fiber (“Confirmation”), and shall check all reasonable routes between the originating and terminating ends when checking for availability. From the time of the Request to forty-five (45) days after Confirmation, BellSouth shall hold such requested Dark Fiber for Birch’s use and may not allow any other party to use such media, including BellSouth.

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7.2.3.1.2	The term of the adoption shall be from the Effective Date of this Agreement and shall terminate in accordance with the Birch Interconnection Agreements as follows:

•	Birch Telecom of the South, Inc., (Birch) termination effective July 13, 2005;

7.2.1.3	Upon expiration of the adoptions as specified in Sections 7.2.3 – 7.2.3.1.2 above, BellSouth shall provide to ITC^DeltaCom information regarding the location, availability and performance of Dark Fiber Loop within ten (10) business days after receiving a Service Inquiry (“SI”) from ITC^DeltaCom.

7.2.4	If the requested Dark Fiber Loop is available, BellSouth shall provision the Dark Fiber Loop to ITC^DeltaCom within twenty (20) business days after ITC^DeltaCom submits a valid, error free LSR Request. Provisioning includes identification of appropriate connection points (e.g., Light Guide Interconnection (LGX)) to enable ITC^DeltaCom to connect or splice or plug-in ITC^DeltaCom provided transmission media (e.g., optical fiber) or equipment to the Dark Fiber Loop.

7.2.5	Specifications. There is no specified performance objective for Unbundled Dark Fiber. However, at the request of the customer, if made prior to the installation of the facilities, BellSouth will attempt to estimate the transmission loss of the channel at the customer’s intended transmission wavelength: provided, however, that BellSouth does not warrant that the customer’s channel will operate at that estimated loss or that the transmission loss will remain constant during the period in which the customer obtains the facilities from BellSouth.

For customer design purposes, BST will provide the Carrier the following information:

•	Length of the fiber cable including 3% extra for possible cable reroutes.

•	Loss budget value in decibels/kilometer (dB/km) of fiber cable at l = 1310 nm or l = 1550 nm.

•	Number of splices constructed and anticipated number of maintenance splices. Loss budget value of each splice in dB/splice.

•	Loss budget value of single-mode fiber jumper in dB/jumper.

•	Loss budget value of jumpers and connectors at the Lightguide Terminal Interconnect Equipment (LTIE) in dB at customer premises.

•	Loss budget values of jumpers and connectors in dB used to connect fibers in BST office(s).

Note: Loss Budget Values are end-of-life values which account for aging and are usually greater than actual measured values.

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7.2.6	The following provides typical characteristics of optical fiber and components commonly utilized in BST’s network:

Wavelength (l)	1310 nm	1550 nm
Typical Fiber Loss	0.5 dB/km	0.35 dB/km

Discrete Reflectance (Splices, Connectors)	-40.0 dB	-40.0 dB

Return Loss (Fiber Cable)	+24.0 dB	+24.0 dB

Medium Zero Dispersion Wavelength	1310 ± 3 nm	Not Applicable

Chromatic Dispersion (Fiber Cable)	3.5 ps/nm-km	18.0 ps/nm-km

Chromatic Dispersion Slope (Fiber Cable)	0.093 ps/(nm-km2)	0.093 ps/(nm-km2)

Polarization Mode Dispersion (Fiber Cable)	10 ps	10 ps

Table 1: Typical Technical Characteristics of BST Optical Fiber and Components

8.	Loop Makeup (LMU)

8.1.1	Description of Service

8.1.1.1	BellSouth shall make available via electronic interface to ITC^DeltaCom (LMU) information for BellSouth’s network facilities so that ITC^DeltaCom can make an independent judgment about whether the Loop is capable of supporting the advanced services equipment ITC^DeltaCom intends to install and the services ITC^DeltaCom wishes to provide. This section addresses LMU as a preordering transaction, distinct from ITC^DeltaCom ordering any other service(s). Loop Makeup Service Inquiries (LMUSI) for preordering loop makeup are likewise unique from other preordering functions with associated service inquiries (SI) as described in this Agreement.

8.1.1.2	BellSouth will provide ITC^DeltaCom LMU information consisting of the composition of the loop material (copper/fiber); the existence, location and type of equipment on the Loop, including but not limited to digital loop carrier or other remote concentration devices, feeder/distribution interfaces, bridged taps, load coils, pair-gain devices; the loop length; the wire gauge and electrical parameters.

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8.1.1.3	BellSouth’s LMU information is provided to ITC^DeltaCom as it exists either in BellSouth’s databases or in its hard copy facility records. BellSouth does not guarantee accuracy or reliability of the LMU information provided.

8.1.1.4	BellSouth’s provisioning of LMU information to the requesting CLEC on facilities is contingent upon either BellSouth or the requesting CLEC owning the loop(s) that serve the service location for which LMU information has been requested by the CLEC. The requesting CLEC is not authorized to receive LMU information on a facility owned by another CLEC unless BellSouth receives a Letter of Authorization (LOA) from the voice CLEC (owner) or its authorized agent or the end user on the LMUSI (Loop Makeup Service Inquiry) submitted by the requesting CLEC.

8.1.1.5	ITC^DeltaCom may choose to use equipment that it deems will enable it to provide a certain type and level of service over a particular BellSouth Loop. The determination shall be made solely by ITC^DeltaCom and BellSouth shall not be liable in any way for the performance of the advanced data services provisioned over said Loop. The specific Loop type (ADSL, HDSL, or otherwise) ordered on the LSR must match the LMU of the loop reserved taking into consideration any requisite line conditioning. The LMU data is provided for informational purposes only and does not guarantee ITC^DeltaCom’s ability to provide advanced data services over the ordered loop type. Further, if ITC^DeltaCom orders loops that are not intended to support advanced services (such as UV-SL1, UV-SL2, or ISDN compatible loops) and that are not inventoried as advanced services loops, the LMU information for such loops is subject to change at any time due to modifications and/or upgrades to BellSouth’s network. ITC^DeltaCom is fully responsible for any of its service configurations that may differ from BellSouth’s technical standard for the loop type ordered.

8.1.2	Submitting Loop Makeup Service Inquiries

8.1.2.1	ITC^DeltaCom may obtain LMU information by submitting a LMU Service Inquiry (LMUSI) mechanically or manually. Mechanized LMUSIs should be submitted through BellSouth’s Operational Support Systems interfaces. After obtaining the Loop information from the mechanized LMUSI process, if ITC^DeltaCom needs further loop information in order to determine loop service capability, ITC^DeltaCom may initiate a separate Manual Service Inquiry for a separate nonrecurring charge as set forth in Exhibit D of this Attachment.

8.1.2.2	Manual LMUSIs shall be submitted by electronic mail to BellSouth’s Complex Resale Support Group (CRSG) utilizing the Preordering Loop Makeup Service

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Inquiry form. The service interval for the return of a Loop Makeup Manual Service Inquiry is three business days. Manual LMUSIs are not subject to expedite requests. This service interval is distinct from the interval applied to the subsequent service order.

8.1.3	Loop Reservations

8.1.3.1	For a Mechanized LMUSI, ITC^DeltaCom may reserve up to ten Loop facilities. For a Manual LMUSI, ITC^DeltaCom may reserve up to three Loop facilities.

8.1.3.2	ITC^DeltaCom may reserve facilities for up to four (4) business days for each facility requested on a LMUSI from the time the LMU information is returned to ITC^DeltaCom. During and prior to ITC^DeltaCom placing an LSR, the reserved facilities are rendered unavailable to other customers, including BellSouth. If ITC^DeltaCom does not submit an LSR for a UNE service on a reserved facility within the four-day reservation timeframe, the reservation of that spare facility,will become invalid and the facility will be released.

8.1.3.3	Charges for preordering LMUSI are separate from any charges associated with ordering other services from BellSouth.

8.1.4	Ordering of Other UNE Services

8.1.4.1	All LSRs issued for reserved facilities shall reference the facility reservation number as provided by BellSouth. ITC^DeltaCom will not be billed any additional LMU charges for the loop ordered on such LSR. If, however, ITC^DeltaCom does not reserve facilities upon an initial LMUSI, ITC^DeltaCom placement of an order shall be deemed placed and billed for such a facility rate element that “includes manual service inquiry and reservation” per Exhibit D of this Attachment.

8.2.4.1	Where ITC^DeltaCom has reserved multiple Loop facilities on a single reservation, ITC^DeltaCom may not specify which facility shall be provisioned when submitting the LSR. For those occasions, BellSouth will assign to ITC^DeltaCom, subject to availability, a facility that meets the BellSouth technical standards of the BellSouth type Loop as ordered by ITC^DeltaCom. If the ordered Loop type is not available, may utilize the Unbundled Loop Modification process or the Special Construction process, as applicable, to obtain the Loop type ordered.

8.1.4.2	Where ITC^DeltaCom submits an LSR to order facilities reserved during the LMUSI process, BellSouth will use its best efforts to assign to ITC^DeltaCom the facility reserved as indicated on the return of the LMU,

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8.2	Notwithstanding any contrary provisions in this Agreement, BellSouth Tariff FCC No. 1, or any other agreements or tariffs of BellSouth, BellSouth shall have the following duties:

8.2.4.1	When an existing end user of BellSouth® FastAccess® DSL, or BellSouth® FastAccess® DSL Lite (collectively “FastAccess”) migrates from BellSouth voice to UNE-P purchased by ITC^DeltaCom, BellSouth shall continue to provide FastAcess on such UNE-P.

8.2.4.1.1	When an end user who is obtaining voice service from ITC^DeltaCom on UNE-p requests and otherwise qualifies for FastAccess, BellSouth shall provide FastAccess over ITC^DeltaCom’s UNE-P.

8.2.4.1.2	When a network service provider is providing high speed Internet service to an end user using DSL form BellSouth FCC Tariff No. 1, Section 28.2(C)(1) or (C)(8) (“Tariffed DSL”), and the end user migrates from BellSouth voice to UNE-P purchased by ITC^DeltaCom, BellSouth shall continue to provide DSL on such UNE-P.

8.2.4.1.3	When a network service provider requests Tariffed DSL on UNE-P purchased by ITC^DeltaCom for the purpose of providing a high speed Internet service to an end user, and the line otherwise qualifies for Tariffed DSL, BellSouth shall provide Tariffed DSL over ITC^DeltaCom’s UNE-P.

8.2.4.2	BellSouth shall be permitted to terminate FastAccess for non-payment or if the end user violates the end user service agreement of acceptable use policy, and shall be permitted to terminate DSL for non-payment or if the network service provider otherwise violates any provision of BellSouth FCC Tariff No. 1.

8.2.4.3	ITC^DeltaCom grants BellSouth permission to use the high frequency spectrum of a UNE-P loop without charge to BellSouth for the provision of FastAccess and/or Tariffed DSL. BellSouth shall be permitted to provision, test and maintain FastAccess and/or Tariffed DSL on such high frequency spectrum.

8.2.4.4	The ADL++ USOCs associated with the provisioning of FastAccess DSL are reflected in Exhibit D of this Attachment.

9.0	High Frequency Spectrum Network Elements

BellSouth shall provide High Frequency Spectrum Network Elements pursuant to Exhibit C of this Attachment.

10.	Switching

All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of local and tandem switching.

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10.1	Local Switching

10.1.1	BellSouth shall provide non-discriminatory access to local circuit switching capability, and local tandem switching capability, on an unbundled basis, except as set forth below in Section 10.1.3. below to ITC^DeltaCom for the provision of a telecommunications service. BellSouth shall provide non-discriminatory access to packet switching capability on an unbundled basis to ITC^DeltaCom for the provision of a telecommunications service only in the limited circumstance described below in Section 19.

10.1.2	BellSouth shall repair and restore any equipment or any other maintainable component that may adversely impact Local Switching.

10.1.3	Local Circuit Switching Capability, including Tandem Switching Capability

10.1.3.1	Local Circuit Switching Capability is defined as: (A) line-side facilities, which include, but are not limited to the connection between a loop termination at a main distribution frame and a switch line card; (B) trunk-side facilities, which include, but are not limited to, the connection between trunk termination at a trunk-side cross-connect panel and a switch trunk card; and (C) switching provided by remote switching modules; and (D) all features, functions, and capabilities of the switch. Any features that are not currently available but are technically feasible through the switch can be requested through the BFR/NBR process.

10.1.3.1.1	Notwithstanding BellSouth’s general duty to unbundle local circuit switching, BellSouth shall not be required to unbundle local circuit switching for ITC^DeltaCom, when ITC^DeltaCom serves an end user at a physical end user location with four (4) or more two (2) wire voice-grade loops equivalents or lines in locations served by BellSouth’s local circuit switches, which are in the Atlanta, GA MSA; and BellSouth has provided non-discriminatory cost based access to the Enhanced Extended Link (EEL) throughout Density Zone 1 as determined by NECA Tariff No. 4 as in effect on January 1, 1999.

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10.1.3.2	In the event that ITC^DeltaCom orders local circuit switching for an end user with four (4) or more DS0 equivalent lines at a physical end user location within Density Zone 1 in the Atlanta, GA MSA, BellSouth shall charge ITC^DeltaCom the market based rates in Exhibit D for use of the local circuit switching functionality for the affected facilities. Consistent with the Commission’s Order dated May 6, 2004 in Docket No. 16583-U, the market rate for local switching within Density Zone 1 in the Atlanta, GA MSA defined in Exhibit D is subject to true-up. If a market rate is not set forth in Exhibit D, such rate shall be negotiated by the Parties.

10.1.4	Unbundled Local Switching consists of three separate unbundled elements: Unbundled Ports, End Office Switching Functionality, and End Office Interoffice Trunk Ports.

10.1.5	Unbundled Local Switching combined with Common Transport and, if necessary, Tandem Switching provides to ITC^DeltaCom’s end user local calling and the ability to presubscribe to a primary carrier for intraLATA toll and/or to presubscribe to a primary carrier for interLATA toll service.

10.1.6	Provided that ITC^DeltaCom purchases unbundled local switching (either stand alone ports or in a loop port combination commonly known as UNE-P) from BellSouth and uses the BellSouth CIC for its end users’ LPIC or if a BellSouth end user selects BellSouth as its LPIC, then the Parties will consider as local any calls originated by an ITC^DeltaCom local end user, or originated by a BellSouth local end user and terminated to an ITC^DeltaCom local end user, where such calls originate and terminate in the same LATA, except for those calls originated and terminated through switched access arrangements (i.e., calls that are transported by a Party other than BellSouth). For such calls, BellSouth will charge ITC^DeltaCom the UNE elements for the BellSouth facilities utilized. Neither Party shall bill the other originating or terminating switched access charges for such calls. Intercarrier compensation for local calls between BellSouth and ITC^DeltaCom shall be a s described in BellSouth’s UNE Local Call Flows set forth on BellSouth’s website: http://interconnection.bellsouth.com, as amended from time to time.

10.1.7	Where ITC^DeltaCom purchases unbundled local switching from BellSouth but does not use the BellSouth CIC for its end users’ LPIC, BellSouth will consider as local those direct dialed telephone calls that originate from an ITC^DeltaCom end user and terminate within the basic local calling area or within the extended local calling areas and that are dialed using 7 or 10 digits as defined in Section A3 of BellSouth’s General Subscriber Services Tariffs. For such local calls, Bellsouth will charge ITC^DeltaCom the UNE elements for the BellSouth facilities utilized. Intercarrier compensation for local calls between BellSouth and ITC^DeltaCom shall be as described in Bellsouth’s UNE Local Call Flows set forth on BellSouth’s website: http://interconnection.bellsouth.com, as amended from time to time.

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10.1.8	For any calls that originate and terminate through switched access arrangements (i.e., calls that are transported by a party other than BellSouth or ITC^DeltaCom ), BellSouth shall bill ITC^DeltaCom the UNE elements for the BellSouth facilities utilized. Each Party may bill the toll provider originating or terminating switched access charges, as appropriate.

10.2	Unbundled Port Features

10.2.1	Charges for Unbundled Port are as set forth in Exhibit D.

10.2.2	Where applicable and available, non-switch-based services (certain AIN- based services such as privacy director and internet call waiting) may be ordered with the Unbundled Port at BellSouth’s retail rates or resale rates as appropriate.

10.2.3	Any features that are not currently available but are technically feasible through the switch can be requested through the- BFR/NBR process.

10.2.4	BellSouth will provide to ITC^DeltaCom selective routing of calls to a requested Operator System platform pursuant to Section 14 of Attachment 2. Any other routing requests by ITC^DeltaCom will be made pursuant to the BFR/NBR Process as set forth in Attachment 11.

10.2.4.1	A featureless port is one that has a line port, switching facilities, and an interoffice port. A featured port is a port for which features available in a switch may be specifically requested by ITC^DeltaCom. Any features that are not currently available but are technically feasible through the switch can be requested through the BFR process.

10.2.5	Remote Call Forwarding

10.2.5.1	As an option, BellSouth shall make available to ITC^DeltaCom an unbundled port with Remote Call Forwarding capability (“URCF service”). URCF service combines the functionality of unbundled local switching, tandem switching and common transport to forward calls from the URCF service telephone number (the number dialed by the calling party) to another telephone number selected by the URCF service subscriber. When ordering URCF service, ITC^DeltaCom will ensure that the following conditions are satisfied:

10.2.5.1.1	That the end user of the forward-to number (service) agrees to receive calls forwarded using the URCF service (if such end user is different from the URCF service end user);

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10.2.5.1.2	That the forward-to number (service) is equipped with sufficient capacity to receive the volume of calls that will be generated from the URCF service;

10.2.5.1.3	That the URCF service will not be utilized to forward calls to another URCF or another remote call forwarded number; ITC^DeltaCom will make every reasonable effort at time of service establishment that the forward to number is not a URCF or Remote Call Forwarded Number. If BellSouth identifies that ITC^Deltacom’s end user has forwarded a URCF service to another URCF or remote call forwarded number, BellSouth will notify ITC^Deltacom. ITC^DeltaCom shall take appropriate steps to discontinue the URCF service as set forth in this Section.

10.2.5.1.3.1	BellSouth will not permit the URCF service to be utilized to forward calls to another URCF or RCF number pursuant to the General Subscriber Services Tariff; and

10.2.5.1.4	That the forward-to number (service) is not a public safety number (e.g. 911, fire or police number).

10.2.5.2	In addition to the charge for the URCF service port, BellSouth shall charge ITC^DeltaCom the rates set forth in Exhibit D for unbundled local switching, tandem switching, and common transport, including all associated usage incurred for calls from the URCF service telephone number (the number dialed by the calling party) to the forward- to number (service).

10.2.6	Provision for Local Switching

10.2.6.1	BellSouth shall perform nonintrusive routine testing (e.g., Mechanized Loop Tests (MLT) and test calls such as 105, 107 and 108 type calls) and fault isolation.

10.2.6.1.2	BellSouth shall control congestion points such as those caused by radio station call-ins, and network routing abnormalities. All traffic shall be restricted in a non-discriminatory manner.

10.2.6.1.3	BellSouth shall perform manual call trace and permit customer originated call trace.

10.2.6.1.4	BellSouth shall provide Switching Service Point (SSP) capabilities and signaling software to interconnect the signaling links destined to the Signaling Transfer Point Switch (STPS). These capabilities shall adhere to the technical specifications set forth in the applicable industry standard technical references. BellSouth shall provide interfaces to adjuncts through Telcordia standard interfaces. These adjuncts can include, but are not limited to, the Service Circuit Node and Automatic Call Distributors. BellSouth shall offer to ITC^DeltaCom all AIN triggers in connection with its SMS/SCE offering.

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10.2.6.1.5	BellSouth shall provide access to SS7 Signaling Network or Multi-Frequency trunking if requested by ITC^DeltaCom.

10.2.6.1.6	When applicable, BellSouth shall route calls to the appropriate trunk or lines for call origination or termination, except for products or services that would be routed otherwise (e.g., Directory Assistance Call Completion (DACC) and Land To Mobile (LTM)).

10.2.6.1.7	BellSouth shall provide unbranded recorded announcement and call progress tones to alert callers of call progress and disposition, except where associated with a BellSouth service (e.g., Privacy Director and QuickService).

10.2.6.8	BellSouth shall activate service for an ITC^DeltaCom customer on any of the Local Switching interfaces. This includes the provisioning changes to change a customer from BellSouth’s services to ITC^DeltaCom’s services without loss of switch feature functionality.

10.2.7	Local Switching Interfaces

10.2.7.1	The requirements set forth in this Section apply to Local Switching but not to the Data Switching function of Local Switching. Local Switching shall be equal to or better than the requirements for Local Switching set forth in the applicable industry standard technical references. BellSouth shall provide the following local switching interfaces:

10.2.7.1.1	Standard Tip/Ring interface including loopstart or groundstart, on-hook signaling (e.g., for calling number, calling name and message waiting lamp);

10.2.7.1.2	Coin phone signaling;

10.2.7.1.3	Basic Rate Interface ISDN adhering to appropriate Telcordia Technical Requirements;

10.2.7.1.4	Two-wire analog interface to PBX;

10.2.7.1.5	Four-wire analog interface to PBX;

10.2.7.1.6	Four-wire DS1 interface to PBX or customer provided equipment (e.g. computers and voice response systems) and may use SS7 signaling;

10.2.7.1.7	Primary Rate ISDN to PBX adhering to ANSI standards Q.931, Q.932 and appropriate Telcordia Technical Requirements;

10.2.7.1.8	Switched Fractional DS1 with capabilities to configure Nx64 channels (where N = 1 to 24) and may use SS7 signaling; and

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10.2.7.1.9	Loops adhering to Telcordia TR-NWT-08 and TR-NWT-303 specifications to interconnect Digital Loop Carriers.

10.2.7.10	Upon ITC^DeltaCom’s request, BellSouth shall provide all performance data regarding a customer line, traffic characteristics or other measureable elements to ITC^DeltaCom. ITC^DeltaCom will pay BellSouth for all costs incurred to provide such performance data pursuant to the Party’s Professional Services Agreement or New Business Request (NBR).

11.	Unbundled Network Element Combinations

11.1	Unbundled Network Element Combinations shall include: 1) Enhanced Extended Links (EELs) 2) UNE Loops/Special Access Combinations 3) Loop/Port Combinations and 4) Transport Combinations.

11.2	For purposes of this Section, references to “Currently Combined” network elements shall mean that such network elements are in fact already combined by BellSouth in the BellSouth network to provide service to a particular end user.

11.3	Enhanced Extended Links (EELs)

11.3.1	Where facilities permit and where necessary to comply with an effective FCC and/or State Commission order, or as otherwise mutually agreed by the Parties, BellSouth shall offer access to loop and transport combinations, also known as the Enhanced Extended Link (EEL) as defined in Section 11.3.2 below.

11.3.2	Subject to Section 11.3.3 below, BellSouth will provide access to the EEL in the combinations set forth in 11.3.4 following. This offering is intended to provide connectivity from an end user’s location through that end user’s SWC to ITC^DeltaCom’s POP serving wire center. The channels on the circuit sufficient to meet the local usage options described in Section 11.3.5 below, must be connected to ITC^DeltaCom’s switch for the purpose of provisioning telephone exchange service to ITC^DeltaCom’s end user customer’s. The EEL will be connected to ITC^DeltaCom’s facilities in ITC^DeltaCom’s collocation space at the POP SWC, or ITC^DeltaCom may purchase BellSouth’s access facilities between ITC^DeltaCom’s POP and ITC^DeltaCom’s collocation space at the POP SWC.

11.3.3

BellSouth shall make available to ITC^DeltaCom those EEL combinations described in Section 11.3.4 below only to the extent such combinations are Currently Combined. Furthermore, BellSouth will make available EEL combinations to ITC^DeltaCom in density Zone 1, as defined in 47 C.F.R. 69 as of January 1, 1999, in the Atlanta, GA; Miami, FL; Orlando, FL; Ft. Lauderdale, FL; Charlotte-Gastonia-Rock Hill, NC; Greensboro-Winston Salem-High Point, NC;

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Nashville, TN and New Orleans, LA MSA regardless of whether or not such EELs are Currently Combined. Except as stated above, EELs will be provide to ITC^DeltaCom only to the extent such network elements are Currently Combined.

11.3.4	EELs Combinations

11.3.4.1	DS1 Interoffice Channel + DS1 Channelization + 2-wire VG Local Loop

11.3.4.2	DS1 Interoffice Channel + DS1 Channelization + 4-wire VG Local Loop

11.3.4.3	DS1 Interoffice Channel + DS1 Channelization + 2-wire ISDN Local Loop

11.3.4.4	DS1 Interoffice Channel + DS1 Channelization +4-wire 56 kbps Local Loop

11.3.4.5	DS1 Interoffice Channel + DS1 Channelization + 4-wire 64 kbps Local Loop

11.3.4.6	DS1 Interoffice Channel + DS1 Local Loop

11.3.4.7	DS3 Interoffice Channel + DS3 Local Loop

11.3.4.8	STS-1 Interoffice Channel + STS-1 Local Loop

11.3.4.9	DS3 Interoffice Channel + DS3 Channelization + DS1 Local Loop

11.3.4.10	STS-1 Interoffice Channel + DS3 Channelization + DS1 Local Loop

11.3.4.11	2-wire VG Interoffice Channel + 2-wire VG Local Loop

11.3.4.12	4-wire VG Interoffice Channel + 4-wire VG Local Loop

11.3.4.13	4-wire 56 kbps Interoffice Channel + 4-wire 56 kbps Local Loop

11.3.4.14	4-wire 64 kbps Interoffice Channel + 4-wire 64 kbps Local Loop

11.4	Special Access Service Conversions

11.4.1.

ITC^DeltaCom may not convert special access services to combinations of loop and transport network elements, whether or not ITC^DeltaCom self-provides its entrance facilities (or obtains entrance facilities from a third party), unless ITC^DeltaCom uses the combination to provide a significant amount of local exchange service, in addition to exchange access service, to a particular customer. To the extent ITC^DeltaCom requests to convert any special access services to combinations of loop and transport network elements at UNE prices,

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ITC^DeltaCom shall provide to BellSouth a letter certifying that ITC^DeltaCom is providing a significant amount of local exchange service (as described in this Section) over such combinations. The certification letter shall also indicate under what local usage option ITC^DeltaCom seeks to qualify for conversion of special access circuits. ITC^DeltaCom shall be deemed to be providing a significant amount of local exchange service over such combinations if one of the following options is met:

11.4.1.1	ITC^DeltaCom certifies that it is the exclusive provider of an end user’s local exchange service. The loop-transport combinations must terminate at ITC^DeltaCom’s collocations arrangement in at least on BellSouth central office. This option does not allow loop-transport combinations to be connected to BellSouth’s tariffed service. Under this option, ITC^DeltaCom is the end user’s only local service provider, and thus, is providing more than a significant amount of local exchange service. ITC^DeltaCom can then use the loop-transport combinations that serve the end user to carry any type of traffic, including using them to carry 100 percent interstate access traffic; or

11.4.1.2	ITC^DeltaCom certifies that it provides local exchange and exchange access service to the end user customer’s premises and handles at least on third of the end user customer’s local traffic measured as a percent of total en user customer local dialtone lines; and for DS1 circuits and above, at least 50 percent of the activated channels on the loop portion of the loop-transport combination have at least 5 percent local voice traffic individually, and the entire loop facility has at least 10 percent local voice traffic. When a loop-transport combination includes multiplexing, each of the individual DS1 circuits must meet this criteria. The loop-transport combination must terminate at ITC^DeltaCom’s collocation arrangement in at least one BellSouth central office. This option does not allow loop-transport combinations to be connected to BellSouth tariffed services; or

11.4.1.3	ITC^DeltaCom certifies that at last 50 percent of the activated channels on a circuit are used to provide originating and terminating local dial-tone service and at least 50 percent of the traffic on each of these local dial-tone channels is local voice traffic, and that the entire loop facility has at least 33 percent local voice traffic. When a loop-transport combination includes multiplexing, each of the individual DS1 circuits must met this criteria. This option does not allow loop-transport combinations to be connected to BellSouth’s tariffed services. Under this option, collocation is not required. ITC^DeltaCom does not need to provide a defined portion of the end user’s local service, but the active channels on any loop-transport combination, and the entire facility, must carry the amount of local exchange traffic specified in this option.

11.4.2

In addition, there may be extraordinary circumstances where ITC^DeltaCom is providing a significant amount of local exchange service, but does not qualify under any of the three options set for in Sections 11.4.1.1, 11.4.1.2 and 11.4.1.3. In such

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case, ITC^DeltaCom may petition the FCC for a waiver of the local usage options set forth in the June 2, 2000 Order. If a waiver is granted, the Parties shall amend this Agreement within forty-five (45) days of ITC^DeltaCom’s request to then extent necessary to incorporate the terms of such waiver.

11.4.3	BellSouth may audit ITC^DeltaCom records to the extent reasonably necessary in order to verify the type of traffic being transmitted over combinations of loop and transport network elements. The audit shall be conducted by a third party independent auditor, and ITC^DeltaCom shall be given thirty (30) days written notice of scheduled audit. Such audit shall occur no more than one time in a calendar year, unless results of an audit find noncompliance wit the significant amount of local exchange service requirement. In the event of noncompliance, ITC^DeltaCom shall reimburse BellSouth for the cost of the audit. If, based on its audits, BellSouth concludes that ITC^DeltaCom is not providing a significant amount of local exchange traffic over the combinations of loop and transport network elements, BellSouth may file a complaint with the appropriate Commission, pursuant to the dispute resolution process as set forth in the Interconnection Agreement. In the event that BellSouth prevails, BellSouth may convert such combinations of loop and transport network elements to special access services and may seek appropriate retroactive reimbursement from ITC^DeltaCom.

11.4.4	ITC^DeltaCom may covert special access circuits to combinations of loop and transport UNEs pursuant to the terms of this Section and subject to the termination provisions in the applicable special access tariffs, if any.

11.4.5	UNE Special Access Combinations

BellSouth shall provide ITC^DeltaCom, upon ITC^DeltaCom’s request, a combination of an unbundled network element or combination of network elements and tariffed special access services. The Network Element portion of such circuit will be billed at the rates set forth in this Agreement and the remainder of the circuit or service will be billed in accordance with BellSouth’s tariffed rates. ITC^DeltaCom may connect, attach, or otherwise link a Network Element, or a Network Element combination, to one or more telecommunications services or facilities that ITC^DeltaCom has obtained at wholesale from BellSouth, or combining of a Network Element or Network Element combination with one or more such wholesale telecommunications services or facilities.

11.4.6	Conversion of Special Access Loops to UNE Loops

ITC^DeltaCom may convert Special Access Loops to UNE Loops, so long as ITC^DeltaCom certifies that it is providing a qualifying service. ITC^DeltaCom will provide BellSouth via spreadsheet the special access loops to be converted to UNE Loops. The conversion costs of stand-alone Loop shall be no greater than the

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conversion charge of BellSouth’s current charge for conversion of special access services to EELs as set forth Exhibit D.

11.5	Rates

11.5.1	Currently Combined EELs listed below in Sections 11.3.4.1 - 11.3.4.14 shall be billed at the nonrecurring switch-as-is charge and recurring charges for that combination as set forth in Exhibit D of this Attachment. Currently Combined EELs not listed above shall be billed at the sum of recurring charges for the individual network elements that comprise the combination as set forth in Exhibit D of this Attachment and a nonrecurring switch-as-is charge as set forth in Exhibit D of this Attachment.

11.5.2	Ordinarily Combined EELs listed above shall be billed the sum of the nonrecurring and recurring charges for that combination as set forth in Exhibit D of this Attachment. Ordinarily Combined EELs not listed in Sections 11.3.4.1 - 11.3.4.14 shall be billed the sum of the nonrecurring charges and recurring charges for the individual network elements that comprise the combination as set forth in Exhibit D of this Attachment.

11.5.2.1	To the extent that ITC^DeltaCom requests an EEL combination Not Typically Combined in the BellSouth network, the rates, terms and conditions shall be determined pursuant to the Bona Fide Request Process.

11.5.3	Multiplexing

Where multiplexing functionality is required in connection with loop and transport combinations, such multiplexing will be provided at the rates and on the terms set forth in this Agreement.

11.6	Other UNE Combinations

11.6.1	BellSouth shall provide other Currently Combined and Ordinarily Combined and Not Typically Combined UNE Combinations to ITC^DeltaCom in addition to those specifically referenced in this Section 11 above, where available. Except as set forth in Section 11.7, such combinations shall not be connected to BellSouth tariffed services. To the extent ITC^DeltaCom requests a combination for which BellSouth does not have methods and procedures in place to provide such combination, rates and/or methods and procedures for such combinations will be developed pursuant to the BFR/NBR process.

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11.6.2	Rates

11.6.2.1	The Rates for Ordinarily Combined UNE Combinations pursuant to Section 11.6 shall be the sum of the recurring rates and nonrecurring rates for the stand-alone network elements as set forth in Exhibit D. The rates for Currently Combined UNE Combinations pursuant to Section 11.6 shall be the sum of the recurring rates for the stand-alone network elements as set forth in Exhibit D, in addition to a nonrecurring charge set forth in Exhibit D. To the extent ITC^DeltaCom requests a Not Typically Combined Combination pursuant to Section 11.6, or to the extent ITC^DeltaCom requests any combination for which BellSouth has not developed methods and procedures to provide such combinations, rates and/or methods and procedures for such combination shall be established pursuant to the BFR/NBR process.

11.7	Port/Loop Combinations

11.7.1	AT ITC^DeltaCom’s request, BellSouth shall provide access to combinations of port and loop network elements, as set forth in Section 11.8 below, that are Currently Combined in BellSouth’s network except as specified in Sections 8.6.1.1 and 8.6.1.2 below.

11.7.1.1	BellSouth shall not provide combinations of port and loop network elements on an unbundled basis in locations where, pursuant to FCC rules, BellSouth is not required to provide circuit switching as an unbundled network element.

11.7.1.2	In accordance with effective and applicable FCC rules, BellSouth shall not be required to provide circuit switching as an unbundled network element in density Zone 1 as specified in Section 10.1.3 above.

11.7.3	Combinations of port and loop network elements provide local exchange service for the origination or termination of calls. BellSouth shall make available the following loop and port combinations at the terms and at the rates set forth below.

11.7.4	Except as set forth in section 11.7.5 below, BellSouth shall provide UNE port/loop combinations described in Section 11.8 below that are Currently Combined or Ordinarily Combined in BellSouth’s network at the cost-based rates in Exhibit D. Except as set forth in Section 11.7.5 below, BellSouth shall provide UNE port/loop combinations not described in Section 11.7 below or Not Typically Combined Combinations in accordance with the Bona Fide Request process.

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11.7.5	BellSouth is not required to provide combinations of port and loop network elements on an unbundled basis in locations where, pursuant to FCC rules, BellSouth is not required to provide local circuit switching as an unbundled network element and shall do so at the market rates in Exhibit D. If a market rate is not set forth in Exhibit D for a UNE port/loop combination, such rate shall be negotiated by the Parties.

11.7.6	BellSouth shall make 911 updates in the BellSouth 911 database for ITC^DeltaCom’s UNE port/loop combinations. BellSouth will not bill ITC^DeltaCom for 911 surcharges. ITC^DeltaCom is responsible for paying all 911 surcharges to the applicable governmental agency.

11.8	Combination Offerings

11.8.1	2-wire voice grade port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

11.8.2	2-wire voice grade DID port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

11.8.3	2-wire CENTREX port, voice grade loop, CENTREX intercom functionality, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

11.8.4	2-wire ISDN Basic Rate Interface, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

11.8.5	4-wire ISDN Primary Rate Interface, DS1 loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

11.8.6	4-wire DS1 Trunk port, DS1 Loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

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12.	Transport, Channelization and Dark Fiber

12.1	BellSouth agrees to offer access to unbundled transport and dark fiber pursuant to following terms and conditions and at the rates set forth in Exhibit D. BellSouth shall provide nondiscriminatory access, in accordance with FCC Rule 51.311 and Section 251(c)(3) of the Act, to interoffice transmission facilities on an unbundled basis to ITC^DeltaCom for the provision of a telecommunications service.

12.2	Transport

12.2.1	Interoffice transmission facility network elements include:

12.2.1.1	Dedicated transport

12.2.1.2	Dark Fiber transport

12.2.1.3	Common (Shared) transport

12.3	BellSouth shall:

12.3.1	Provide ITC^DeltaCom exclusive use of interoffice transmission facilities dedicated to a particular customer or carrier, or shared use of the features, functions, and capabilities of interoffice transmission facilities shared by more than one customer or carrier;

12.3.2	Provide all technically feasible transmission facilities, features, functions, and capabilities that ITC^DeltaCom could use to provide telecommunications services;

12.3.3	Permit, to the extent technically feasible, ITC^DeltaCom to connect such interoffice facilities to equipment designated by ITC^DeltaCom, including but not limited to, ITC^DeltaCom’s collocated facilities; and

12.3.4	Permit, to the extent technically feasible, ITC^DeltaCom to obtain the functionality provided by BellSouth’s digital cross-connect systems in the same manner that BellSouth provides such functionality to interexchange carriers and itself.

12.3.5	BellSouth shall provide dark fiber transport in accordance with the standards and provisions contained in Section 12.6.

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12.4	Common (Shared) Transport

12.4.1	Definition of Common (Shared) Transport

12.4.1.1	Common (Shared) Transport is an interoffice transmission path between two BellSouth end-offices, BellSouth end-office and a local tandem, or between two local tandems. Where BellSouth Network Elements are connected by intra-office wiring, such wiring is provided as a part of the Network Elements and is not Common (Shared) Transport. Common (Shared) Transport consists of BellSouth inter-office transport facilities and is unbundled from local switching.

12.4.2	Technical Requirements of Common (Shared) Transport

12.4.2.1	Common (Shared) Transport provided on DS1 or VT1.5 circuits, shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Central Office to Central Office (“CO to CO”) connections in the appropriate industry standards.

12.4.2.2	Common (Shared) Transport provided on DS3 circuits, STS-1 circuits, and higher transmission bit rate circuits, shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for CO to CO connections in the appropriate industry standards.

12.4.2.3	BellSouth shall be responsible for the engineering, provisioning, and maintenance of the underlying equipment and facilities that are used to provide Common (Shared) Transport.

12.4.2.4	At a minimum, Common (Shared) Transport shall meet all of the requirements set forth in the applicable industry standard technical references, (including but not limited to ANSI & Bellcore Standards).

12.5	Dedicated Transport

12.5.1	Definitions

Dedicated Transport is defined as BellSouth transmission facilities dedicated to a particular customer or carrier that provide telecommunications between wire centers owned by BellSouth or requesting telecommunications carriers, or between switches owned by BellSouth or requesting telecommunications carriers.

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12.5.2	Unbundled Local Channel

Unbundled Local Channel is the dedicated transmission path between ITC^DeltaCom’s Point of Presence and the BellSouth Serving Wire Center’s collocation.

12.5.3	Unbundled Interoffice Channel

12.5.3.1	Unbundled Interoffice Channel is the dedicated transmission path that provides telecommunication between BellSouth’s Serving Wire Centers’ collocations.

12.5.4	BellSouth shall offer Dedicated Transport in each of the following ways:

12.5.4.1	As capacity on a shared UNE facility.

12.5.4.2	As a circuit (e.g., DS0, DS1, DS3 and OCn) dedicated to ITC^DeltaCom. This circuit shall consist of an Unbundled Local Channel or an Unbundled Interoffice Channel or both.

12.5.4.3	Dedicated Transport may be provided over facilities such as optical fiber, copper twisted pair, and coaxial cable, and shall include transmission equipment including but not limited to line terminating equipment, amplifiers, microwave and regenerators.

12.5.5	When Dedicated Transport is provided it shall include:

12.5.5.1	Transmission equipment such as, line terminating equipment, amplifiers, and regenerators;

12.5.5.2	Inter-office transmission facilities such as optical fiber, copper twisted pair, and coaxial cable.

12.5.6	Rates for Dedicated Transport are listed in Exhibit D of this Attachment.

12.5.7	Technical Requirements

12.5.7.1	This Section sets forth technical requirements for all Dedicated Transport.

12.5.7.2	When BellSouth provides Dedicated Transport, the entire designated transmission service (e.g., DS0, DS1, DS3) shall be dedicated to ITC^DeltaCom designated traffic.

12.5.7.3	BellSouth shall offer Dedicated Transport in all technologies that become available including, but not limited to, (1) DS0, DS1 and DS3 transport services, and (2) SONET at available transmission bit rates.

12.5.7.4	For DS1 or VT1.5 circuits, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office (“CI to CO”) connections in the appropriate industry standards.

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12.5.7.5	Where applicable, for DS3, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for CI to CO connections in the appropriate industry standards.

12.5.7.6	BellSouth shall offer the following interface transmission rates for Dedicated Transport:

12.5.7.6.1	DS0 Equivalent;

12.5.7.6.2	DS1 (Extended SuperFrame - ESF);

12.5.7.6.3	DS3 (signal must be framed);

12.5.7.6.4	SDH (Synchronous Digital Hierarchy) Standard interface rates in accordance with International Telecommunications Union (ITU) Recommendation G.707 and Plesiochronous Digital Hierarchy (PDH) rates per ITU Recommendation G.704.

12.5.7.6.5	When Dedicated Transport is provided, BellSouth shall design it according to BellSouth’s network infrastructure to allow for the termination points specified by ITC^DeltaCom.

12.5.8	At a minimum, Dedicated Transport shall meet each of the requirements set forth in the applicable industry technical references.

12.5.9	BellSouth Technical References:

12.5.9.1	TR-TSY-000191 Alarm Indication Signals Requirements and Objectives, Issue 1, May 1986.

12.5.9.2	TR 73501 LightGate® Service Interface and Performance Specifications, Issue D, June 1995.

12.5.9.3	TR 73525 MegaLink® Service, MegaLink Channel Service & MegaLink Plus Service Interface and Performance Specifications, Issue C, May 1996.

12.5.10	Provided that the facility is used to transport a significant amount of local exchange services ITC^DeltaCom shall be entitled to convert existing interoffice transmission facilities (i.e., special access) to the corresponding interoffice transport network element option.

12.6	Unbundled Channelization

12.6.1	BellSouth agrees to offer access to Unbundled Channelization when available pursuant to following terms and conditions and at the rates set forth in Exhibit D of this Attachment. Channelization will be offered with both the high and the low speed sides to be connected to collocation.

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12.6.2	Definition

12.6.2.1	Unbundled Channelization (UC) provides the multiplexing capability that will allow a DS1 (1.544 Mbps) or DS3 (44.736 Mbps) or STS-1 Unbundled Network Element (UNE) or collocation cross-connect to be multiplexed or channelized at a BellSouth central office. This can be accomplished through the use of a stand-alone multiplexer or a digital cross-connect system as mutually agreed by the Parties. Once UC has been installed, ITC^DeltaCom can have channels activated on an as-needed basis by having BellSouth connect lower level UNEs via Central Office Channel Interfaces (COCIs).

12.6.3	BellSouth shall make available the following channelization systems and COCIs:

12.6.3.1	DS3 Channelization System: An element that channelizes a DS3 signal into 28 DS1s/STS-1s.

12.6.3.2	DS1 Channelization System: An element that channelizes a DS1 signal into 24 DS0s.

12.6.3.3	DS1 COCI, which can be activated on a DS3 channelization system.

12.6.4	DS1 Central Office Channel Interface elements can be activated on a DS3 Channelization System.

12.6.5	Voice Grade and Digital Data Central Office Channel Interfaces can be activated on a DS1 Channelization System.

12.6.6	AMI and B8ZS line coding with either Super Frame (SF) and Extended Super Frame (ESF) framing formats will be supported as options on DS1 facilities.

12.6.7	COCI will be billed on the lower level UNE order that is interfacing with the UC arrangement and will have to be compatible with those UNEs.

12.6.8	Technical Requirements

12.6.8.1	In order to assure proper operation with BST provided central office multiplexing functionality, the customer’s channelization equipment must adhere strictly to form and protocol standards. Separate standards exist for the multiplex channel bank, for voice frequency encoding, for various signaling schemes, and for subrate digital access.

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12.6.8.2	DS0 to DS1 Channelization

The DS1 signal must be framed utilizing the framing structure defined in ANSI T1.107, Digital Hierarchy Formats Specifications and ANSI T1.403.02, DS1 Robbed-bit Signaling State Definitions. DS0 to DS1 Channelization requirements are essential the same as defined in BellSouth Technical Reference 73525, MegaLink®Service, MegaLink® Channel Service, MegaLink® Plus Service, and MegaLink® Light Service Interface and Performance Specification.

12.6.8.3	DS1 to DS3 Channelization

The DS3 signal must be framed utilizing the framing structure define in ANSI T1.107, Digital Hierarchy Formats Specifications. DS1 to DS3 Channelization requirements are essentially the same as defined in BellSouth Technical Reference 73501, LightGate® Service Interface and Performance Specifications. The asynchronous M13 multiplex format (combination of M12 and M23 formats) is specified for terminal equipment that multiplexes 28 DS1s into a DS3.

12.6.8.4	DS1 to STS Channelization

The STS-1 signal must be framed utilizing the framing structure define in ANSI T1.105, Synchronous Optical Network (SONET) – Basic Description Including Multiplex Structure, Rates and Formats and T1.105.02, Synchronous Optical Network (SONET) – Payload Mappings. DS1 to STS Channelization requirements are essentially the same as defined in BellSouth Technical Reference TR 73501, LightGate® Service Interface and Performance Specifications.

12.6.8.5	OC-3 Channelization

OC3 Channelization System: Channelizes an OC-3 signal into 84 DS1s or 3 DS3/STS-1s. The STS-1 Interface is in BellSouth Technical Reference TR 73501, LightGate® Service Interface and Performance Specifications.

12.7	Dark Fiber Transport

12.7.1	A Dark Fiber Transport is defined as a transmission facility connecting BellSouth’s central offices and wire centers within a LATA. BellSouth shall provide Dark Fiber Transport at any technically feasible point in BellSouth’s network.

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12.7.2	Requirements

12.7.2.1	BellSouth shall make available Dark Fiber Transport where it exists in BellSouth’s network and where, as a result of future building or deployment, it becomes available. Dark Fiber Transport will not be deemed available if: (1) BellSouth will hold not more than two (2) strands of dark fiber for maintenance and repair purposes; (2) it is designated for use pursuant to a firm order placed by another customer; (3) it is restricted for use by all carriers, including BellSouth, because it is scheduled for removal due to documented changes to roads and infrastructure; or (4) BellSouth has plans to use the fiber within a two-year period, there is no requirement to provide said fiber to ITC^DeltaCom.

12.7.2.2	BellSouth shall use its best efforts to provide to ITC^DeltaCom information regarding the location, availability and performance of Dark Fiber Transport within ten (10) business after receiving a request from ITC^DeltaCom. Within such time period, BellSouth shall send written confirmation of availability of the Dark Fiber Transport.

12.7.2.3	ITC^DeltaCom and BellSouth shall adopt Section 8.4.2.4 in the AT&T Interconnection Agreement for the states listed below as follows:

•	AT&T Communications of the Southern States, Inc. in Georgia effective August 7, 2001;

12.7.2.3.1	The Parties agree that the adopted provisions pursuant to Section 8.4.2.4 will be as follows:

12.7.2.3.1.1	BellSouth shall use its best efforts to provide to AT&T information regarding the location, availability and performance of Dark Fiber within then (10) business days for a records based answer and twenty (20) business days for a field based answer, after receiving a request from AT&T (“Request”). Within such time period, BellSouth shall send written confirmation of availability of the Dark Fiber (“Confirmation”). From the time of the Request to forty-five (45) days after Confirmation, BellSouth shall hold such requested Dark Fiber for AT&T’s use and may not allow any other party to use such media, including BellSouth.

12.7.2.3.1.2	The term of the adoptions shall be from the Effective Date of this Agreement and shall terminate in accordance with the AT&T Interconnection Agreements as follows:

- AT&T Communications of the Southern States, Inc. in Georgia termination effective August 6, 2004;

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12.7.2.3.3	Upon expiration of the adoptions as specified in Sections 12.7.3.3.1.2 above, BellSouth shall use its best efforts to provide to ITC^DeltaCom information regarding the location, availability and performance of Dark Fiber Transport within ten (10) business days after receiving a request from ITC^DeltaCom. Within such time period, BellSouth shall send written confirmation of availability of the Dark Fiber Transport.

12.7.3	If the requested Dark Fiber Loop is available, BellSouth shall provision the Dark Fiber Loop to ITC^DeltaCom within twenty (20) business days after ITC^DeltaCom submits a valid, error free LSR Request. Provisioning includes identification of appropriate connection points (e.g., Light Guide Interconnection (LGX)) to enable ITC^DeltaCom to connect or splice or plug-in ITC^DeltaCom provided transmission media (e.g., optical fiber) or equipment to the Dark Fiber Loop.

12.7.4	BellSouth Dark Fiber Transport specifications are as set forth in Section 7.2.6 above.

12.7.5	ITC^DeltaCom may splice and test Dark Fiber Transport obtained from BellSouth using ITC^DeltaCom or ITC^DeltaCom designated personnel. BellSouth shall provide appropriate interfaces to allow splicing and testing of Dark Fiber Transport. BellSouth shall provide an excess cable length of 25 feet minimum (for fiber in underground conduit) to allow the uncoiled fiber to reach from the manhole to a splicing van.

13.	Tandem Switching

13.1	Definition

13.1.1	Tandem Switching is the function that establishes a communications path between two switching offices through a third switching office (the Tandem switch).

13.1.1.1

Where ITC^DeltaCom utilizes portions of the BellSouth network in originating or terminating traffic, the Tandem Switching rates are applied in call scenarios where the Tandem Switching Network Element has been utilized. Because switch recordings cannot accurately indicate on a per call basis when the Tandem Switching Network Element has been utilized for an interoffice call originating from a UNE port and terminating to a BellSouth, Independent Company or Facility-Based CLEC office, BellSouth has developed, based upon call studies, a melded rate that takes into account the average percentage of calls that utilize Tandem Switching in these scenarios. BellSouth shall apply the melded Tandem Switching rate for every call in these scenarios. BellSouth shall utilize Melded Tandem

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Switching Rates until BellSouth has the capability to measure actual Tandem Switch usage in each call scenario specifically mentioned above, at which point the rate for the actual Tandem Switch usage shall apply. The UNE Call Flows se forth on BellSouth’s website, as amended from time to time if such amendment are mutually agreed upon, illustrate when the full or melded Tandem Switching rates apply for specific scenarios.

13.2	Technical Requirements

13.2.1	Tandem Switching shall have the same capabilities or equivalent capabilities as those described in Bell Communications Research TR-TSY-000540 Issue 2R2, Tandem Supplement, 6/1/90. The requirements for Tandem Switching include, but are not limited to the following:

13.2.1.1	Tandem Switching shall provide signaling to establish a tandem connection;

13.2.1.2	Tandem Switching will provide screening as jointly agreed to by ITC^DeltaCom and BellSouth;

13.2.1.3	Tandem Switching shall provide Advanced Intelligent Network triggers supporting AIN features where such routing is not available from the originating end office switch, to the extent such Tandem switch has such capability;

13.2.1.4	Tandem Switching shall provide access to Toll Free number portability database as designated by ITC^DeltaCom;

13.2.1.5	Tandem Switching shall provide all trunk interconnections discussed under the “Network Interconnection” section (e.g., SS7, MF, DTMF, DialPulse, PRI-ISDN, DID, and CAMA-ANI (if appropriate for 911));

13.2.1.6	Tandem Switching shall provide connectivity to PSAPs where 911 solutions are deployed and the tandem is used for 911; and

13.2.1.7	Where appropriate, Tandem Switching shall provide connectivity to transit traffic to and from other carriers.

13.2.2	Tandem Switching shall accept connections (including the necessary signaling and trunking interconnections) between end offices, other tandems, IXCs, ICOs, CAPs and CLEC switches.

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13.2.3	Tandem Switching shall provide local tandem functionality between two end offices including two offices belonging to different CLECs (e.g., between a CLEC end office and the end office of another CLEC).

13.2.4	Tandem Switching shall preserve CLASS/LASS features and Caller ID as traffic is processed.

13.2.5	Tandem Switching shall record billable events and send them to the area billing centers designated by ITC^DeltaCom. Tandem Switching will provide recording of all billable events as jointly agreed to by ITC^DeltaCom and BellSouth.

13.2.6	Upon a reasonable request from ITC^DeltaCom, BellSouth shall perform routine testing and fault isolation on the underlying switch that is providing Tandem Switching and all its interconnections. The results and reports of the testing shall be made immediately available to ITC^DeltaCom.

13.2.7	BellSouth shall maintain ITC^DeltaCom’s trunks and interconnections associated with Tandem Switching at least at parity to its own trunks and interconnections.

13.2.8	BellSouth shall control congestion points and network abnormalities. All traffic will be restricted in a non-discriminatory manner.

13.2.9	Selective Call Routing through the use of line class codes is not available through the use of tandem switching. Selective Call Routing through the use of line class codes is an end office capability only. Detailed primary and overflow routing plans for all interfaces available within BellSouth switching network shall be mutually agreed to by ITC^DeltaCom and BellSouth.

13.2.10	Tandem Switching shall process originating toll-free traffic received from ITC^DeltaCom local switch.

13.2.11	In support of AIN triggers and features, Tandem Switching shall provide SSP capabilities when these capabilities are not available from the Local Switching Network Element, to the extent such Tandem Switch has such capability.

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13.3	Interface Requirements

13.3.1	Tandem Switching shall provide interconnection to the E911 PSAP where the underlying Tandem is acting as the E911 Tandem.

13.3.2	Tandem Switching shall interconnect, with direct trunks, to all carriers with which BellSouth interconnects.

13.3.3	BellSouth shall provide all signaling necessary to provide Tandem Switching with no loss of feature functionality.

13.3.4	Tandem Switching shall interconnect with ITC^DeltaCom’s switch, using two-way trunks, for traffic that is transiting via BellSouth network to interLATA or intraLATA carriers. At ITC^DeltaCom’s request, Tandem Switching shall record and keep records of traffic for billing.

13.3.5	Tandem Switching shall provide an alternate final routing pattern for ITC^DeltaCom traffic overflowing from direct end office high usage trunk groups.

13.4	Tandem Switching shall meet or exceed (i.e., be more favorable to ITC^DeltaCom) each of the requirements for Tandem Switching set forth in the following technical references:

13.4.1	Bell Communications Research TR-TSY-000540 Issue 2R2, Tandem Supplement, 6/1/90;

13.4.2	GR-905-CORE covering CCSNIS;

13.4.3	GR-1429-CORE for call management features; and GR-2863-CORE and BellCore GR-2902-CORE covering CCS AIN interconnection.

14.	Operator Systems

BellSouth agrees to offer access to operator systems pursuant to the terms and conditions following and at the rates set forth in Exhibit D of this Attachment.

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14.1	Definition

Operator Systems is the Network Element that provides operator and automated call handling and billing, special services, customer telephone listings and optional call completion services. The Operator Systems, Network Element provides two types of functions: Operator Service functions and Directory Assistance Service functions, each of which are described in detail below.

14.2	Operator Service

14.2.1	Definition

Operator Service provides: (1) operator handling for call completion (for example, collect, third number billing, and calling card calls), (2) operator or automated assistance for billing after the customer has dialed the called number (for example, calling card calls); and (3) special services including but not limited to Busy Line Verification and Emergency Line Interrupt (ELI), Emergency Agency Call, Operator-assisted Directory Assistance, and Rate Quotes.

14.2.2	Requirements

14.2.2.1	When ITC^DeltaCom requests BellSouth to provide Operator Services, the following requirements apply:

14.2.2.1.1	BellSouth shall complete 0+ and 0- dialed local calls.

14.2.2.1.2	BellSouth shall complete 0+ intraLATA toll calls.

14.2.2.1.3	BellSouth shall complete calls that are billed to ITC^DeltaCom customer’s calling card that can be validated by BellSouth.

14.2.2.1.4	BellSouth shall complete person-to-person calls.

14.2.2.1.5	BellSouth shall complete collect calls.

14.2.2.1.6	BellSouth shall provide the capability for callers to bill to a third party and complete such calls.

14.2.2.1.7	BellSouth shall complete station-to-station calls.

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14.2.2.1.8	BellSouth shall process emergency calls.

14.2.2.1.9	BellSouth shall process Busy Line Verify and Emergency Line Interrupt requests.

14.2.2.1.10	BellSouth shall process emergency call trace, as they do for their Customers prior to the Effective Date. Call must originate from a 911 provider.

14.2.2.1.11	BellSouth shall process operator-assisted directory assistance calls.

14.2.2.2	BellSouth shall adhere to equal access requirements, providing ITC^DeltaCom local customers the same IXC access as provided to BellSouth customers.

14.2.2.3	BellSouth shall exercise at least the same level of fraud control in providing Operator Service to ITC^DeltaCom that BellSouth provides for its own operator service.

14.2.2.4	BellSouth shall perform Billed Number Screening when handling Collect, Person-to-Person, and Billed-to-Third-Party calls.

14.2.2.5	BellSouth shall direct customer account and other similar inquiries to the customer service center designated by ITC^DeltaCom.

14.2.2.6	BellSouth shall provide a feed of customer call records in “EMI” format to ITC^DeltaCom in accordance with ODUF standards specified in Attachment 7.

14.2.3	Interface Requirements

With respect to Operator Services for calls that originate on local switching capability provided by or on behalf of ITC^DeltaCom, the interface requirements shall conform to the then current established system interface specifications for the platform used to provide Operator Service and the interface shall conform to industry standards.

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14.3	Directory Assistance Service

14.3.1	Definition

Directory Assistance Service provides local customer telephone number listings with the option to complete the call at the callers direction separate and distinct from local switching.

14.3.2	Requirements

14.3.2.1	Directory Assistance Service shall provide up to two listing requests per call. If available and if requested by ITC^DeltaCom’s customer, BellSouth shall provide caller-optional directory assistance call completion service at rates contained in this Attachment to one of the provided listings, equal to that which BellSouth provides its customers. If not available, ITC^DeltaCom may request such requirement pursuant to the Bona Fide Request Process of Attachment 9.

14.3.2.2	Directory Assistance Service Updates

14.3.2.2.1	BellSouth shall update customer listings changes daily. These changes include:

14.3.2.2.1.1	New customer connections: BellSouth will provide service to ITC^DeltaCom that is equal to the service it provides to itself and its customers;

14.3.2.2.1.2	Customer disconnections: BellSouth will provide service to ITC^DeltaCom that is equal to the service it provides to itself and its customers; and

14.3.2.2.1.3	Customer address changes: BellSouth will provide service to ITC^DeltaCom that is equal to the service it provides to itself and its customers;

14.3.2.3	These updates shall also be provided for non-listed and non-published numbers for use in emergencies.

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14.4	Branding for Operator Call Processing and Directory Assistance

14.4.1	The BellSouth Operator Systems Branding Feature provides a definable announcement to ITC^DeltaCom end users using Directory Assistance (DA)/Operator Call Processing (OCP) prior to placing them in queue or connecting them to an available operator or automated operator system. This feature allows ITC^DeltaCom to have its calls custom branded with ITC^DeltaCom name on whose behalf BellSouth is providing Directory Assistance and/or Operator Call Processing. Rates for Custom Branding, Operator Call Process and Directory Assistance are set forth in Exhibit D.

14.4.2	BellSouth offers four service levels of branding to ITC^DeltaCom when ordering Directory Assistance and/or Operator Call Processing.

14.4.2.1	Service Level 1 - BellSouth Branding

14.4.2.2	Service Level 2 - Unbranded

14.4.2.3	Service Level 3 - Custom Branding

14.4.2.4	Service Level 4 - Self Branding (applicable only to ITC^DeltaCom for Resale or use with an Unbundled Port when routing to an operator service provider other than BellSouth).

14.4.3	For Resellers and Use with an Unbundled Port

14.4.3.1	BellSouth Branding is the Default Service Level.

14.4.3.2	Unbranding, Custom Branding, and Self Branding require ITC^DeltaCom to order selective routing for each originating BellSouth end office identified by ITC^DeltaCom. Rates for Selective Routing are set forth in Exhibit D of this Attachment.

14.4.3.3	Customer Branding and Self Branding require ITC^DeltaCom to order dedicated trunking from each BellSouth end office identified by ITC^DeltaCom, to either the BellSouth Traffic Operator Position System (TOPS) or ITC^DeltaCom Operator Service Provider. Rates for trunks are set forth in applicable BellSouth tariffs.

14.4.3.4	Unbranding - Unbranded Directory Assistance and/or Operator Call Processing calls ride common trunk groups provisioned by BellSouth from those end offices

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identified by ITC^DeltaCom to the BellSouth TOPS. These calls are routed to “No Announcement.”

14.4.4	For Facilities Based Carriers

14.4.4.1	All Service Levels require ITC^DeltaCom to order dedicated trunking from their end office(s) point of interface to the BellSouth TOPS Switches. Rates for trunks are set forth in applicable BellSouth tariffs.

14.4.4.2	Customized Branding includes charges for the recording of the branding announcement and the loading of the audio units in each TOPS Switch, IVS and NAV equipment for which ITC^DeltaCom requires service.

Directory Assistance customized branding uses:

•	the recording of the name;

•	the front-end loading in each TOPS switch.

Operator Call Processing customized branding uses:

•	the recording of the name;

•	the front-end loading in the TOPS Switch;

•	the back-end loading in the audio units in the Automated Alternate Billing System (AABS) in the Interactive Voice Subsystem (IVS);

•	the 0- automation loading for the audio units in the Enhanced Billing and Access Service (EBAS) in the Network Applications Vehicle (NAV).

14.4.4.3	BellSouth will provide at ITC^DeltaCom’s option, unbundled local BellSouth switching and resold BellSouth local exchange service, with selective routing of calls to a requested directory assistance services platform or operator services platform. ITC^DeltaCom customers may use the same dialing arrangements as BellSouth customers, but obtain an ITC^DeltaCom branded service.

14.5	Selective Call Routing Using Line Class Codes (SCR-LCC)

14.5.1	Where ITC^DeltaCom purchases unbundled local switching from BellSouth and utilizes an Operator Services Provider other than BellSouth, BellSouth will route ITC^DeltaCom’s end user calls to that provider through Selective Call Routing.

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14.5.2	Selective Call Routing using Line Class Codes (SCR-LCC) provides the capability for ITC^DeltaCom to have its OCP/DA calls routed to BellSouth’s OCP/DA platform for BellSouth provided Custom Branded or Unbranded OCP/DA or to its own or an alternate OCP/DA platform for Self-Branded OCP/DA. SCR-LCC is only available if line class code capacity is available in the requested BellSouth end office switches.

14.5.3	Custom Branding for Directory Assistance is not available for certain classes of service, including but not limited to Hotel/Motel services, WATS service, and certain PBX services.

14.5.4	Where available, ITC^DeltaCom specific and unique line class codes are programmed in each BellSouth end office switch where ITC^DeltaCom intends to serve end users with customized OCP/DA branding. The line class codes specifically identify ITC^DeltaCom’s end users so OCP/DA calls can be routed over the appropriate trunk group to the requested OCP/DA platform. Additional line class codes are required in each end office if the end office serves multiple NPAs (i.e., a unique LCC is required per NPA), and/or if the end office switch serves multiple rate areas and V intends to provide V -branded OCP/DA to its end users in these multiple rate areas.

14.5.5	BellSouth Branding is the default branding offering.

14.5.5.1	SCR-LCC supporting Custom Branding and Self Branding require V to order dedicated trunking from each BellSouth end office identified by ITC^DeltaCom, either to the BellSouth Traffic Operator Position System (TOPS) for Custom Branding or to the ITC^DeltaCom Operator Service Provider for Self Branding. Separate trunk groups are required for Operator Services and for Directory Assistance. Rates for trunks are set forth in applicable BellSouth tariffs.

14.5.5.2	Unbranding - Unbranded Directory Assistance and/or Operator Call Processing calls ride common trunk groups provisioned by BellSouth from those end offices identified by ITC^DeltaCom to the BellSouth TOPS. These calls are routed to “No Announcement.”

14.5.5.3

The Rates for SCR-LCC are as set forth in Exhibit D of this Attachment. There is a nonrecurring charge for the establishment of each Line Class Code in each BellSouth central office. Furthermore, for Unbranded and Custom Branded OCP/DA provided by BellSouth Operator Services with unbundled ports and unbundled port/loop switch combinations, monthly recurring usage charges shall apply for the UNEs necessary to provide the service, such as end office and tandem switching and common transport. A flat rated end office switching charge shall

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apply to Self-Branded OCP/DA when used in conjunction with unbundled ports and unbundled port/loop switch combinations.

14.5.6	UNE Provider Branding via Originating Line Number Screening (OLNS)

14.5.6.1	BellSouth Branding, Unbranding and Custom Branding are also available for Directory Assistance, Operator Call Processing or both via Originating Line Number Screening (OLNS) software. When utilizing this method of Unbranding or Custom Branding, ITC^DeltaCom shall not be required to purchase dedicated trunking.

14.5.6.2	For BellSouth to provide Unbranding or Custom Branding via OLNS software for Operator Call Processing or for Directory Assistance, ITC^DeltaCom must have its Operating Company Number (“OCN(s)”) and telephone numbers reside in BellSouth’s LIDB; however, a BellSouth LIDB Storage Agreement is not required. To implement Unbranding and Custom Branding via OLNS software, ITC^DeltaCom must submit a manual order form which requires, among other things, ITC^DeltaCom’s OCN and a forecast for the traffic volume anticipated for each BellSouth TOPS during the peak busy hour. ITC^DeltaCom shall provide updates to such forecast on a quarterly basis and at any time such forecasted traffic volumes are expected to change significantly. Upon ITC^DeltaCom’s purchase of Unbranding or Custom Branding using OLNS software for any particular TOPS, all ITC^DeltaCom end users served by that TOPS will receive the Unbranded “no announcement” or the Custom Branded announcement.

14.5.6.3	BellSouth Branding is the default branding offering.

14.5.6.4	Rates for Unbranding and Custom Branding via OLNS software for Directory Assistance and for Operator Call Processing are as set forth in Exhibit D of this Attachment.

14.5.6.4.1

Notwithstanding anything to the contrary in this Agreement, to the extent BellSouth is unable to bill ITC^DeltaCom applicable charges currently, BellSouth shall track such charges and will bill the same retroactively at such time as a billing process is implemented. In addition to the charges for Unbranding and Custom Branding via OLNS software, ITC^DeltaCom shall continue to pay BellSouth applicable labor and other charges for the use of BellSouth’s Directory Assistance and Operator Call Processing platforms as set forth in Exhibit D of this Attachment. Further, where ITC^DeltaCom is purchasing unbundled local switching from BellSouth, UNE

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usage charges for end office switching, tandem switching and transport, as applicable, shall continue to apply.

14.5.7	Facilities Based Carrier Branding

14.5.7.1	All Service Levels require ITC^DeltaCom to order dedicated trunking from their end office(s) point of interface to the BellSouth TOPS Switches. Rates for trunks are set forth in applicable BellSouth tariffs.

14.5.7.2	Unbranding is the default branding offering.

14.5.7.3	Rates for Custom Branded OCP/DA are set forth in Exhibit D of this Attachment.

14.5.7.4	Customized Branding includes charges for the recording of the branding announcement and the loading of the audio units in each TOPS Switch and Network Applications Vehicle (NAV) equipment for which ITC^DeltaCom requires service.

14.5.8	Directory Assistance customized branding uses:

14.5.8.1	the recording of ITC^DeltaCom;

14.5.8.1.1	the loading of the recording in each switch;

14.5.8.2	Operator Call Processing customized branding uses:

14.5.8.2.1	the recording of ITC^DeltaCom;

14.5.8.2.2	the loading of the recording in each switch (North Carolina);

14.5.8.2.3	the loading on the Network Applications Vehicle (NAV). All NAV shelves within the region where the customer is offering service must be loaded.

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14.6	Directory Assistance Database Service (DADS)

14.6.1	BellSouth shall make its Directory Assistance Database Service (DADS) available solely for the expressed purpose of providing Directory Assistance type services to ITC^DeltaCom end users. The term “end user” denotes any entity, which obtains Directory Assistance type services for its own use from a DADS customer. Directory Assistance type service is defined as Voice Directory Assistance (DA Operator assisted) and Electronic Directory Assistance (Data System assisted). ITC^DeltaCom agrees that Directory Assistance Database Service (DADS) will not be used for any purpose which violates federal or state laws, statutes, regulatory orders or tariffs. Except for the permitted users, ITC^DeltaCom agrees not to disclose DADS to others and shall provide due care in providing for the security and confidentiality of DADS. For the purposes of provisioning a Directory Assistance type service, all terms and conditions of GSST A38 apply and are incorporated by reference herein. Further, ITC^DeltaCom authorizes the inclusion of ITC^DeltaCom Subscriber listings in the BellSouth Directory Assistance products.

14.6.2	BellSouth shall provide ITC^DeltaCom initially with daily updates which reflect all listing change activity occurring since ITC^DeltaCom’s most recent update via magnetic tape, and subsequently using electronic connectivity such as Network Data Mover to be developed mutually by ITC^DeltaCom and BellSouth. ITC^DeltaCom agrees to assume the costs associated with CONNECT: Direct TM connectivity, which will vary depending upon volume and mileage.

14.6.3	BellSouth will require approximately one month after receiving an order to prepare the Base File. BellSouth will provide daily updates which will reflect all listing change activity occurring since ITC^DeltaCom most recent update. BellSouth shall provide updates to ITC^DeltaCom on a Business, Residence, or combined Business and Residence basis. ITC^DeltaCom agrees that the updates shall be used solely to keep the information current. Delivery of Daily Updates will commence the day after ITC^DeltaCom receives the Base File.

14.6.4	BellSouth is authorized to include ITC^DeltaCom Subscriber List Information in its Directory Assistance Database Service (DADS) and its Directory Publishers Database Service (DPDS). Any other use by BellSouth of ITC^DeltaCom Subscriber List Information is not authorized and with the exception of a request for DADS or DPDS, BellSouth shall refer any request for such information to ITC^DeltaCom.

14.6.5	Rates for DADS are as set forth in Exhibit D of this Attachment.

14.7	Direct Access to Directory Assistance Service

14.7.1	Direct Access to Directory Assistance Service (DADAS) will provide ITC^DeltaCom’s directory assistance operators with the ability to search all

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available BellSouth’s subscriber listings using the Directory Assistance search format. Subscription to DADAS will allow ITC^DeltaCom to utilize its own switch, operator workstations and optional audio subsystems.

14.7.2	BellSouth will provide DADAS from its DA location. ITC^DeltaCom will access the DADAS system via a telephone company provided point of availability. ITC^DeltaCom has the responsibility of providing the physical links required to connect to the point of availability. These facilities may be purchased from the telephone company as rates and charges billed separately from the charges associated with this offering.

14.7.3	A specified interface to each ITC^DeltaCom subsystem will be provided by BellSouth. Interconnection between ITC^DeltaCom system and a specified BellSouth location will be pursuant to the use of ITC^DeltaCom owned or ITC^DeltaCom leased facilities and shall be appropriate sized based upon the volume of queries being generated by ITC^DeltaCom.

14.7.4	The specifications for the three interfaces necessary for interconnection are available in the following documents:

14.7.4.1	DADAS to Subscriber Operator Position System—Northern Telecom Document CSI-2300-07; Universal Gateway/ Position Message Interface Format Specification

14.7.4.2	DADAS to Subscriber Switch—Northern Telecom Document Q210-1 Version A107; NTDMS/CCIDAS System Application Protocol; and AT&T Document 250-900-535 Operator Services Position System Listing Service and Application Call Processing Data Link Interface Specification

14.7.4.3	DADAS to Audio Subsystem (Optional)—Directory One Call Control to Audio Response Unit system interface specifications are available through Northern Telecom as a licensed access protocol—Northern Telecom Document 355-004424 and Gateway/Interactive Voice subsystem Protocol Specification

14.7.5	Rates for DADAS are as set forth in BellSouth’s FCC No. 1 Tariff.

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15.	Signaling

15.1	Unbundled signaling and access to BellSouth’s signaling databases shall be provided pursuant to this Attachment and Attachment 3 Section 4.8 subject to compatibility testing and at the rates set forth in Exhibit D of this Attachment. BellSouth may provide mediated access to BellSouth signaling systems and databases. Available signaling elements include signaling links, signal transfer points and service control points. Signaling functionality will be available with both A-link and B-link connectivity.

15.2	Definition of Signaling Link Transport

15.2.1	Signaling Link Transport is a set of two or four dedicated 56 Kbps. Transmission paths between CLEC-designated Signaling Points of Interconnection (SPOI) that provides appropriate physical diversity.

15.3	Technical Requirements

15.3.1	Signaling Link Transport shall consist of full duplex mode 56 kbps transmission paths.

15.3.2	Of the various options available, Signaling Link Transport shall perform in the following two ways:

15.3.2.1	As an “A-link” which is a connection between a switch or SCP and a home Signaling Transfer Point Switch (STP) pair; and

15.3.2.2	As a “B-link” which is a connection between two STP pairs in different company networks (e.g., between two STP pairs for two Competitive Local Exchange Carriers (CLECs)).

15.3.3	Signaling Link Transport shall consist of two or more signaling link layers as follows:

15.3.3.1	An A-link layer shall consist of two links.

15.3.3.2	A B-link layer shall consist of four links.

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15.3.4	A signaling link layer shall satisfy a performance objective such that:

15.3.4.1	There shall be no more than two minutes down time per year for an A-link layer; and

15.3.4.2	There shall be negligible (less than 2 seconds) down time per year for a B-link layer.

15.3.5	A signaling link layer shall satisfy interoffice and intraoffice diversity of facilities and equipment, such that:

15.3.5.1	No single failure of facilities or equipment causes the failure of both links in an A-link layer (i.e., the links should be provided on a minimum of two separate physical paths end-to-end); and

15.3.5.2	No two concurrent failures of facilities or equipment shall cause the failure of all four links in a B-link layer (i.e., the links should be provided on a minimum of three separate physical paths end-to-end).

15.4	Interface Requirements

There shall be a DS1 (1.544 Mbps) interface at the ITC^DeltaCom-designated SPOIs. Each 56 kbps transmission path shall appear as a DS0 channel within the DS1 interface.

16.	Signaling Transfer Points (STPs)

16.1	Definition

16.1.1	Signaling Transfer Points is a signaling network function that includes all of the capabilities provided by the signaling transfer point switches (STPs) and their associated signaling links which enable the exchange of SS7 messages among and between switching elements, database elements and signaling transfer point switches

16.2.1	Technical Requirements

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16.2.1.1	STPs shall provide access to Network Elements connected to BellSouth SS7 network. These include:

16.2.1.2	BellSouth Local Switching or Tandem Switching;

16.2.1.3	BellSouth Service Control Points/DataBases;

16.2.1.4	Third-party switching;

16.2.1.5	Third-party-provided STPs.

16.2.2	The connectivity provided by STPs shall fully support the functions of all other Network Elements connected to BellSouth SS7 network. This explicitly includes the use of BellSouth SS7 network to convey messages, which neither originate nor terminate at a signaling end point directly connected to BellSouth SS7 network (i.e., transient messages). When BellSouth SS7 network is used to convey transient messages, there shall be no alteration of the Integrated Services Digital Network User Part (ISDNUP) or Transaction Capabilities Application Part (TCAP) user data that constitutes the content of the message.

16.2.3	If a BellSouth tandem switch routes calling traffic, based on dialed or translated digits, on SS7 trunks between an ITC^DeltaCom local switch and third party local switch, BellSouth SS7 network shall convey the TCAP messages that are necessary to provide Call Management features (Automatic Callback, Automatic Recall, and Screening List Editing) between ITC^DeltaCom local STPs and the STPs that provide connectivity with the third party local switch, even if the third party local switch is not directly connected to BellSouth STPs.

16.2.4	STPs shall provide all functions of the MTP as defined in Bellcore ANSI Interconnection Requirements. This includes:

16.2.4.1	Signaling Data Link functions, as defined in Bellcore ANSI Interconnection Requirements,

16.2.4.2	Signaling Link functions, as defined in Bellcore ANSI Interconnection Requirements, and

16.2.4.3	Signaling Network Management functions, as defined in Bellcore ANSI Interconnection Requirements.

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16.2.5	STPs shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as defined in Bellcore ANSI Interconnection Requirements. In particular, this includes Global Title Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. In cases where the destination signaling point is a ITC^DeltaCom or third party switching system directly connected to BellSouth SS7 network, BellSouth shall perform final GTT of messages to the destination and SCCP Subsystem Management of the destination. In all other cases, BellSouth shall perform intermediate GTT of messages to a gateway pair of STPs in an SS7 network connected with BellSouth SS7 network, and shall not perform SCCP Subsystem Management of the destination. If BellSouth performs final GTT to a ITC^DeltaCom database, then ITC^DeltaCom agrees to provide BellSouth with the Destination Point Code for the ITC^DeltaCom database.

16.2.6	STPs shall provide on a non-discriminatory basis all functions of the OMAP commonly provided by STPs, as specified in the reference in Section 12.4.5 of this Attachment. All OMAP functions will be on a “where available” basis and can include:

16.2.6.1	MTP Routing Verification Test (MRVT) and

16.2.6.2	SCCP Routing Verification Test (SRVT).

16.2.7	In cases where the destination signaling point is a BellSouth switching system or database, or is an ITC^DeltaCom or third party switching system directly connected to the BellSouth SS7 network, STPs shall perform MRVT and SRVT to the destination signaling point. In all other cases, STPs shall perform MRVT and SRVT to a gateway pair of STPs in an SS7 network connected with the BellSouth SS7 network. This requirement shall be superseded by the specifications for Internet work MRVT and SRVT if and when these become approved ANSI standards and available capabilities of BellSouth STPs, and if mutually agreed upon by ITC^DeltaCom and BellSouth.

16.2.8	STPs shall be on parity with BellSouth.

16.2.9

SS7 Network Interconnection shall provide transport for certain types of TCAP messages. If traffic is routed based on dialed or translated digits between an ITC^DeltaCom local switching system and a BellSouth or other third party local switching system, either directly or via a BellSouth tandem switching system, then

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it is a requirement that the BellSouth SS7 network convey via SS7 Network Interconnection the TCAP messages that are necessary to provide Call Management services (Automatic Callback, Automatic Recall and Screening List Editing) between the ITC^DeltaCom local STPs and the BellSouth or other third party local switch.

16.2.10	Signaling Information. BellSouth and ITC^DeltaCom will send and receive ten (10) digits for local traffic. Additionally, BellSouth and ITC^DeltaCom will exchange the proper call information, i.e., originated call company number and destination call company number, CIC and OZZ, including all proper translations for routing between networks and any information necessary for billing.

16.2.11	SS7 Advanced Intelligent Network (AIN) Access

16.2.11.1	When technically feasible and upon request by ITC^DeltaCom, SS7 Access shall be made available in association with unbundled switching. SS7 AIN Access is the provisioning of AIN 0.1 triggers in an equipped BellSouth local switch and interconnection of the BellSouth SS7 network with the ITC^DeltaCom SS7 network to exchange TCAP queries and responses with an ITC^DeltaCom SCP.

16.2.11.2	SS7 AIN Access shall provide ITC^DeltaCom SCP access to BellSouth local switch in association with unbundled switching via interconnection of BellSouth SS7 and ITC^DeltaCom SS7 Networks. BellSouth shall offer SS7 access through its STPs. If BellSouth requires a mediation device on any part of its network specific to this form of access, BellSouth must route its messages in the same manner. The interconnection arrangement shall result in the BellSouth local switch recognizing the ITC^DeltaCom SCP as at least at parity with BellSouth’s SCP’s in terms of interfaces, performance and capabilities.

16.3	Interface Requirements

16.3.1	BellSouth shall provide the following STPs options to connect ITC^DeltaCom or ITC^DeltaCom-designated local switching systems or STPs to BellSouth SS7 network:

16.3.1.1	An A-link interface from ITC^DeltaCom local switching systems; and,

16.3.1.2	A B-link interface from ITC^DeltaCom local STPs.

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16.3.2	Each type of interface shall be provided by one or more sets (layers) of signaling links.

16.3.3	BellSouth shall provide Signaling Point of Interconnection (SPOI) to ITC^DeltaCom pursuant to Section 4.9 of Attachment 3.

16.3.4	BellSouth CO shall provide intraoffice diversity between the SPOIs and BellSouth STPs, so that no single failure of intraoffice facilities or equipment shall cause the failure of both B-links in a layer connecting to a BellSouth STP. BellSouth and ITC^DeltaCom will work jointly to establish mutually acceptable SPOIs.

16.3.5	BellSouth shall provide MTP and SCCP protocol interfaces that shall conform to all sections relevant to the MTP or SCCP in the following specifications:

16.3.5.1	Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP);

16.3.5.2	Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

16.3.6	Message Screening

BellSouth shall set message screening parameters so as to accept and pass/send valid messages destined to and from ITC^DeltaCom from any signaling point or network interconnected through BellSouth’s SS7 network where the ITC^DeltaCom SCP has a legitimate signaling relation.

16.4	STPs shall be equal to or better than all of the requirements for STPs set forth in the following technical references:

16.4.1	ANSI T1.111-1992 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Message Transfer Part (MTP);

16.4.2	ANSI T1.111A-1994 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Message Transfer Part (MTP) Supplement;

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16.4.3	ANSI T1.112-1992 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Signaling Connection Control Part (SCCP);

16.4.4	ANSI T1.115-1990 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Monitoring and Measurements for Networks;

16.4.5	ANSI T1.116-1990 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Operations, Maintenance and Administration Part (OMAP);

16.4.6	ANSI T1.118-1992 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Intermediate Signaling Network Identification (ISNI);

16.4.7	Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP); and

16.4.8	Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

17.	SS7 Network Interconnection

17.1.1	Definition

SS7 Network Interconnection is the interconnection of ITC^DeltaCom local Signaling Transfer Point Switches (STP) and ITC^DeltaCom switching systems with BellSouth STPs. This interconnection provides connectivity that enables the exchange of SS7 messages among BellSouth switching systems and databases (DBs), ITC^DeltaCom switching systems, and other third-party switching systems directly connected to the BellSouth SS7 network.

17.1.2	Technical Requirements

17.1.2.1	SS7 Network Interconnection shall provide connectivity to all components of the BellSouth SS7 network. These include:

17.1.2.1.1	BellSouth switching systems;

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17.1.2.1.2	BellSouth DBs; and

17.1.2.1.3	Other third-party switching systems.

17.1.2.5	SS7 Network Interconnection shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as specified in ANSI T1.112. In particular, this includes Global Title Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. Where the destination signaling point is a BellSouth switching system or DB, or is another third-party switching system directly connected to the BellSouth SS7 network, SS7 Network Interconnection shall include final GTT of messages to the destination and SCCP Subsystem Management of the destination. Where the destination signaling point is an ITC^DeltaCom switching system, SS7 Network Interconnection shall include intermediate GTT of messages to a gateway pair of ITC^DeltaCom local STPs, and shall not include SCCP Subsystem Management of the destination.

17.1.2.6	SS7 Network Interconnection shall provide all functions of the Integrated Services Digital Network User Part (ISDNUP), as specified in ANSI T1.113.

17.1.2.7	SS7 Network Interconnection shall provide all functions of the TCAP, as specified in ANSI T1.114.

17.1.2.8	If and when Internetwork MTP Routing Verification Test (MRVT) and SCCP Routing Verification Test (SRVT) become approved ANSI standards and available capabilities of BellSouth STPs, SS7 Network Interconnection shall provide these functions of the OMAP.

17.1.2.9	SS7 Network Interconnection shall be equal to or better than the following performance requirements:

17.1.2.9.1	MTP Performance, as specified in ANSI T1.111.6;

17.1.2.9.2	SCCP Performance, as specified in ANSI T1.112.5; and

17.1.2.9.3	ISDNUP Performance, as specified in ANSI T1.113.5.

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17.1.3	Interface Requirements

17.1.3.1	BellSouth shall offer the following SS7 Network Interconnection options to connect ITC^DeltaCom or ITC^DeltaCom-designated local or tandem switching systems or STPs to the BellSouth SS7 network:

17.1.3.1.1	A-link interface from ITC^DeltaCom switching systems; and

17.1.3.1.2	B-link interface from ITC^DeltaCom STPs.

17.1.3.2	BellSouth shall provide SS7 Signaling Interconnection to ITC^DeltaCom pursuant to Section 4.9 of Attachment 3.

17.1.3.3	BellSouth CO shall provide intraoffice diversity between the SPOIs and the BellSouth STP, so that no single failure of intraoffice facilities or equipment shall cause the failure of both B-links in a layer connecting to a BellSouth STP. BellSouth and ITC^DeltaCom will work jointly to establish mutually acceptable SPOI.

17.1.3.4	The protocol interface requirements for SS7 Network Interconnection include the MTP, ISDNUP, SCCP, and TCAP. These protocol interfaces shall conform to the following specifications:

17.1.3.4.1	Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP);

17.1.3.4.2	Bellcore GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting Toll Free Service;

17.1.3.4.3	Bellcore GR-1429-CORE, CCS Network Interface Specification (CCSNIS) Supporting Call Management Services; and

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17.1.3.4.4	Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

17.1.3.5	BellSouth shall set message screening parameters to block accept messages from ITC^DeltaCom switching systems destined to any signaling point in the BellSouth SS7 network with which the ITC^DeltaCom switching system has a legitimate signaling relation.

17.1.4	SS7 Network Interconnection shall be equal to or better than all of the requirements for SS7 Network Interconnection set forth in the following technical references:

17.1.4.1	ANSI T1.110-1992 American National Standard Telecommunications – Signaling System Number 7 (SS7) – General Information;

17.1.4.2	ANSI T1.111-1992 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Message Transfer Part (MTP);

17.1.4.3	ANSI T1.111A-1994 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Message Transfer Part (MTP) Supplement;

17.1.4.4	ANSI T1.112-1992 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Signaling Connection Control Part (SCCP);

17.1.4.5	ANSI T1.113-1995 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Integrated Services Digital Network (ISDN) User Part;

17.1.4.6	ANSI T1.114-1992 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Transaction Capabilities Application Part (TCAP);

17.1.4.7	ANSI T1.115-1990 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Monitoring and Measurements for Networks;

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17.1.4.8	ANSI T1.116-1990 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Operations, Maintenance and Administration Part (OMAP);

17.1.4.9	ANSI T1.118-1992 American National Standard for Telecommunications – Signaling System Number 7 (SS7) – Intermediate Signaling Network Identification (ISNI);

17.1.4.10	BellCore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP);

17.1.4.11	BellCore GR-954-CORE, CCS Network Interface Specification (CCSNIS) Supporting Line Information Database (LIDB) Service;

17.1.4.12	BellCore GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting Toll Free Service;

17.1.4.13	BellCore GR-1429-CORE, CCS Network Interface Specification (CCSNIS) Supporting Call Management Services; and,

17.1.4.14	BellCore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

18.	Service Control Points/DataBases

18.1	Definition

18.1.1	Databases provide the functionality for storage of, access to, and manipulation of information required to offer a particular service and/or capability. Databases include, but are not limited to: Local Number Portability, Toll Free Number Database, Automatic Location Identification/Data Management System, access to Service Creation Environment and Service Management System (SCE/SMS) application databases and Directory Assistance.

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18.1.2	A Service Control Point (SCP) is a specific type of Database functionality deployed in a Signaling System 7 (SS7) network that executes service application logic in response to SS7 queries sent to it by a switching system also cdonnected to the SS7 network. Service Management Systems provide operational interfaces to allow for provisioning, administration and maintenance of subscriber data and service application data stored in SCPs.

18.2	Technical Requirements for SCPs/Databases

Requirements for SCPs/Databases within this section address storage of information, access to information (e.g. signaling protocols, response times), and administration of information (e.g., provisioning, administration, and maintenance). All SCPs/Databases shall be provided to ITC^DeltaCom in accordance with the following requirements.

18.2.1	BellSouth shall provide physical access to SCPs through the SS7 network and protocols with TCAP as the application layer protocol.

18.2.2	BellSouth shall provide physical interconnection to databases via industry standard interfaces and protocols (e.g. SS7, ISDN and X.25).

18.2.3	The reliability of interconnection options shall be consistent with requirements for diversity and survivability.

18.2.4	Database Availability

Call processing databases shall have a maximum unscheduled availability of 30 minutes per year. Unavailability due to software and hardware upgrades shall be scheduled during minimal usage periods and only be undertaken upon proper notification to providers, which might be impacted. Any downtime associated with the provision of call processing related databases will impact all service providers, including BellSouth, equally.

18.2.5	The operational interface provided by BellSouth shall complete Database transactions (i.e., add, modify, delete) for ITC^DeltaCom customer records stored in BellSouth databases within 3 days, or sooner where BellSouth provisions its own customer records within a shorter interval.

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18.3	Local Number Portability Database

18.3.1	Definition

The Permanent Number Portability (PNP) database supplies routing numbers for calls involving numbers that have been ported from one local service provider to another. PNP is currently being worked in industry forums. The results of these forums will dictate the industry direction of PNP. BellSouth agrees to provide access to the PNP database at rates, terms and conditions as set forth by BellSouth and in accordance with an effective FCC or Commission directive.

18.4	Line Information Database (LIDB)

18.4.1	Definition

The Line Information Database (LIDB) is a transaction-oriented database accessible through Common Channel Signaling (CCS) networks. It contains records associated with customer Line Numbers and Special Billing Numbers. LIDB accepts queries from other Network Elements and provides appropriate responses. The query originator need not be the owner of LIDB data. LIDB queries include functions such as screening billed numbers that provides the ability to accept Collect or Third Number Billing calls and validation of Telephone Line Number based non-proprietary calling cards. The interface for the LIDB functionality is the interface between BellSouth CCS network and other CCS networks. LIDB also interfaces to administrative systems.

18.4.1.1	BellSouth will store in its LIDB only records relating to service in the BellSouth region.

18.4.1.2	Prior to the availability of a long-term solution for LNP, BellSouth shall enable ITC^DeltaCom to store in BellSouth’s LIDB any customer, Line Number or Special Billing Number record, whether ported or not, for which the ITC^DeltaCom dedicated NPA-NXX or RAO-0/1XX Group is supported by that LIDB.

18.4.1.3	Subsequent to the availability of a long-term solution for LNP, BellSouth shall enable ITC^DeltaCom to store in BellSouth’s LIDB any customer, Line Number or Special Billing Number record, whether ported or not, regardless of the number’s dedicated NPA-NXX or RAO [NXX]-0/1XX.

18.4.2	Technical Requirements

BellSouth will offer to ITC^DeltaCom any additional capabilities that are developed for LIDB during the life of this Agreement.

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18.4.2.1	BellSouth shall process ITC^DeltaCom’s Customer records in LIDB at least at parity with BellSouth customer records, with respect to other LIDB functions. BellSouth shall indicate to ITC^DeltaCom what additional functions (if any) are performed by LIDB in the BellSouth network.

18.4.2.2	Within two (2) weeks after a request by ITC^DeltaCom, BellSouth shall provide ITC^DeltaCom with a list of the customer data items which ITC^DeltaCom would have to provide in order to support each required LIDB function. The list shall indicate which data items are essential to LIDB function, and which are required only to support certain services. For each data item, the list shall show the data formats, the acceptable values of the data item and the meaning of those values.

18.4.2.3	BellSouth shall provide LIDB systems for which operating deficiencies that would result in calls being blocked, shall not exceed 30 minutes per year.

18.4.2.4	BellSouth shall provide LIDB systems for which operating deficiencies that would not result in calls being blocked shall not exceed 12 hours per year.

18.4.2.5	BellSouth shall provide LIDB systems for which the LIDB function shall be in overload no more than 12 hours per year.

18.4.2.6	All additions, updates and deletions of ITC^DeltaCom data to the LIDB shall be solely at the direction of ITC^DeltaCom. Such direction from ITC^DeltaCom will not be required where the addition, update or deletion is necessary to perform standard fraud control measures (e.g., calling card auto-deactivation).

18.4.2.7	BellSouth shall provide priority updates to LIDB for ITC^DeltaCom data upon ITC^DeltaCom’s request (e.g., to support fraud detection), via password-protected telephone card, facsimile, or electronic mail within one hour of notice from the established BellSouth contact.

18.4.2.8

BellSouth shall provide LIDB systems such that no more than 0.01% of ITC^DeltaCom customer records will be missing from LIDB, as measured by ITC^DeltaCom audits. BellSouth will audit ITC^DeltaCom records in LIDB against DBAS to identify record mismatches and provide this data to a designated ITC^DeltaCom contact person to resolve the status of the records and BellSouth will update system appropriately. BellSouth will refer record of mis-matches to ITC^DeltaCom within one business day of audit. Once reconciled records are received back from ITC^DeltaCom, BellSouth will update LIDB the same business

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day if less than 500 records are received before 1:00PM Central Time. If more than 500 records are received, BellSouth will contact ITC^DeltaCom to negotiate a time frame for the updates, not to exceed three business days.

18.4.2.9	BellSouth shall perform backup and recovery of all of ITC^DeltaCom’s data in LIDB including sending to LIDB all changes made since the date of the most recent backup copy, in at least the same time frame BellSouth performs backup and recovery of BellSouth data in LIDB for itself. Currently, BellSouth performs backups of the LIDB for itself on a weekly basis and when a new software release is scheduled, a backup is performed prior to loading the new release.

18.4.2.10	BellSouth shall provide ITC^DeltaCom with LIDB reports of data which are missing or contain errors, as well as any misroute errors, within a reason time period as negotiated between ITC^DeltaCom and BellSouth.

18.4.2.11	BellSouth shall prevent any access to or use of ITC^DeltaCom data in LIDB by BellSouth personnel that are outside of established administrative and fraud control personnel, or by any other party that is not authorized by ITC^DeltaCom in writing.

18.4.2.12	BellSouth shall provide ITC^DeltaCom performance of the LIDB Data Screening function, which allows a LIDB to completely or partially deny specific query originators access to LIDB data owned by specific data owners, for Customer Data that is part of an NPA-NXX or RAO-0/1XX wholly or partially owned by ITC^DeltaCom at least at parity with BellSouth Customer Data. BellSouth shall obtain from ITC^DeltaCom the screening information associated with LIDB Data Screening of ITC^DeltaCom data in accordance with this requirement. BellSouth currently does not have LIDB Data Screening capabilities. When such capability is available, BellSouth shall offer it to ITC^DeltaCom under the Bona Fide Request process of Attachment 9.

18.4.2.13	BellSouth shall accept queries to LIDB associated with ITC^DeltaCom customer records, and shall return responses in accordance with industry standards.

18.4.2.14	BellSouth shall provide mean processing time at the LIDB within 0.50 seconds under normal conditions as defined in industry standards.

18.4.2.15	BellSouth shall provide processing time at the LIDB within 1 second for 99% of all messages under normal conditions as defined in industry standards.

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18.4.3	Interface Requirements

BellSouth shall offer LIDB in accordance with the requirements of this subsection.

18.4.3.1	The interface to LIDB shall be in accordance with the technical references contained within.

18.4.3.2	The CCS interface to LIDB shall be the standard interface described herein.

18.4.3.3	The LIDB Data Base interpretation of the ANSI-TCAP messages shall comply with the technical reference herein. Global Title Translation shall be maintained in the signaling network in order to support signaling network routing to the LIDB.

18.5	BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service

All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of 8XX Access Ten Digit Screening Services.

18.5.1	BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service database

18.5.2	The BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service database (herein known as 8XX SCP) is a SCP that contains customer record information and functionality to provide call-handling instructions for 8XX calls. The 8XX SCP IN software stores data downloaded from the national SMS and provides the routing instructions in response to queries from the SSP or tandem. The BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service (herein know as 8XX TFD), utilizes the 8XX SCP to provide identification and routing of the 8XX calls, based on the ten digits dialed. 8XX TFD is provided with or without POTS number delivery, dialing number delivery, and other optional complex features as selected by ITC^DeltaCom. BellSouth shall provide 8XX TFD in accordance with the following:

18.5.3	Technical Requirements

18.5.4	BellSouth shall provide ITC^DeltaCom with access to the 8XX record information located in the 8XX SCP. The 8XX SCP contains current records as received from the national SMS and will provide for routing 8XX originating calls based on the dialed ten digit 8XX number.

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18.5.5	The 8XX SCP is designated to receive and respond to queries using the American National Standard Specification of Signaling System Seven (SS7) protocol. The 8XX SCP shall determine the carrier identification based on all ten digits of the dialed number and route calls to the carrier, POTS number, dialing number and/or other optional feature selected by ITC^DeltaCom.

18.5.6	The SCP shall also provide, at ITC^DeltaCom’s option, such additional feature as described in SR-TSV-002275 (BOC Notes on BellSouth Networks, SR-TSV-002275, Issue 2, (Telcordia (formerly BellCore), April 1994)) as are available to BellSouth. These may include but are not limited to:

18.5.7	Network Management;

18.5.8	Customer Sample Collection; and

18.5.9	Service Maintenance.

18.6	Automatic Location Identification/Data Management System (ALI/DMS)

The ALI/DMS Database contains customer information (including name, address, telephone information, and sometimes special information from the local service provider or customer) used to determine to which Public Safety Answering Point (PSAP) to route the call. The ALI/DMS database is used to provide more routing flexibility for E911 calls than Basic 911. BellSouth shall provide the Emergency Services Database in accordance with the following:

18.6.1	Technical Requirements

18.6.1.1	BellSouth shall offer ITC^DeltaCom a data link to the ALI/DMS database or permit ITC^DeltaCom to provide its own data link to the ALI/DMS database. BellSouth shall provide error reports from the ALI/DMS database to ITC^DeltaCom immediately after ITC^DeltaCom inputs information into the ALI/DMS database. Alternately, ITC^DeltaCom may utilize BellSouth, to enter customer information into the database on a demand basis, and validate customer information on a demand basis.

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18.6.1.2	The ALI/DMS database shall contain the following customer information:

18.6.1.2.1	Name;

18.6.1.2.2	Address;

18.6.1.2.3	Telephone number; and

18.6.1.2.4	Other information as appropriate (e.g., whether a customer is blind or deaf or has another disability).

18.6.1.3	When the BellSouth is responsible for administering the ALI/DMS database in its entirety, ported number NXXs entries for the ported numbers should be maintained unless ITC^DeltaCom requests otherwise and shall be updated if ITC^DeltaCom requests, provided ITC^DeltaCom supplies BellSouth with the updates.

18.6.1.4	When Remote Call Forwarding (RCF) is used to provide number portability to the local customer and a remark or other appropriate field information is available in the database, the shadow or “forwarded-to” number and an indication that the number is ported shall be added to the customer record.

18.6.1.5	If BellSouth is responsible for configuring PSAP features (for cases when the PSAP or BellSouth supports an ISDN interface) it shall ensure that CLASS Automatic Recall (Call Return) is not used to call back to the ported number. Although BellSouth currently does not have ISDN interface, BellSouth agrees to comply with this requirement once ISDN interfaces are in place.

18.6.2	Interface Requirements

The interface between the E911 Switch or Tandem and the ALI/DMS database for ITC^DeltaCom customers shall meet industry standards.

18.7	Directory Assistance Database

18.7.1

BellSouth shall make its directory assistance database available to ITC^DeltaCom in order to allow ITC^DeltaCom to provide its customers with the same directory assistance telecommunications services BellSouth provides to BellSouth customers. BellSouth shall provide ITC^DeltaCom with an initial feed via magnetic tape and daily update initially via magnetic tape and subsequently via an electronic gateway to be developed mutually by ITC^DeltaCom and BellSouth of customer address and number changes. Directory Assistance Services must provide both the ported and ITC^DeltaCom telephone numbers to the extent available in BellSouth’s database

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assigned to a customer. Privacy indicators must be properly identified to assure the non-published numbers are accurately identified.

18.8	Calling Name (CNAM) Database Service.

18.8.1	ITC^DeltaCom may provide to its account manager a written request to enter into a CNAM agreement with BellSouth. If ITC^DeltaCom is interested in requesting CNAM with volume and term pricing, ITC^DeltaCom must contact its account manager and specifically request a CNAM volume and term agreement.

18.8.2	SCPs/Databases shall be equal to or better than all of the requirements for SCPs/Databases set forth in the following technical references:

18.8.2.1	GR-246-CORE, Bell Communications Research Specification of Signaling System Number 7, ISSUE 1 (Bellcore, December 199);

18.8.2.2	GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP). (Bellcore, March 1994);

18.8.2.3	GR-954-CORE, CCS Network Interface Specification (CCSNIS) Supporting Line Information Database (LIDB) Service 6, Issue 1, Rev. 1 (Bellcore, October 1995);

18.8.2.4	GR-1149-CORE, OSSGR Section 10: System Interfaces, Issue 1 (Bellcore, October 1995) (Replaces TR-NWT-001149);

18.8.2.5	BellCore GR-1158-CORE, OSSGR Section 22.3: Line Information Database 6, Issue (Bellcore, October 1995);

18.8.2.6	BellCore GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting Toll Free Service (Bellcore, May 1995); and

18.8.2.7	BOC Notes on BellSouth Networks, SR-TSV-002275, ISSUE 2, (Bellcore, April 1994).

18.9	Service Creation Environment and Service Management System (SCE/SMS) Advanced Intelligent Network (AIN) Access.

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18.9.1	BellSouth’s Service Creation Environment and Service Management System (SCE/SMS) Advanced Intelligent Network (AIN) Access shall provide ITC^DeltaCom the capability that will allow ITC^DeltaCom and other third parties to create service applications in a BellSouth Service Creation Environment and deploy those applications in a BellSouth SMS to a BellSouth SCP. The third party service applications interact with AIN triggers provisioned on a BellSouth SSP.

18.9.2	BellSouth’s SCE/SMS AIN Access shall provide access to SCE hardware, software, testing and technical support (e.g., help desk, system administrator) resources available to ITC^DeltaCom. Scheduling procedures shall provide ITC^DeltaCom equivalent priority to these resources.

18.9.3	BellSouth SCP shall partition and protect ITC^DeltaCom service logic and data from unauthorized access, execution or other types of compromise.

18.9.4	When ITC^DeltaCom selects SCE/SMS AIN Access, BellSouth shall provide training, documentation, and technical support to enable ITC^DeltaCom to use BellSouth’s SCE/SMS AIN Access to create and administer applications. Training, documentation, and technical support will address use of SCE and SMS access and administrative functions, but will not include support for the creation of a specific service application.

18.9.5	When ITC^DeltaCom selects SCE/SMS AIN Access, BellSouth shall provide for a secure, controlled access environment in association with its internal use of AIN components. ITC^DeltaCom access will be provided via remote data connection (e.g., dedicated IP, Direct/Connect, dial-in, ISDN).

18.10.6	When ITC^DeltaCom selects SCE/SMS AIN Access, BellSouth shall allow ITC^DeltaCom to download data forms and/or tables to BellSouth SCP via BellSouth SMS without intervention from BellSouth (e.g., service customization and customer subscription).

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19.	AIN Selective Carrier Routing for Operator Services, Directory Assistance and Repair Centers

19.1	BellSouth will provide AIN Selective Carrier Routing at the request of ITC^DeltaCom. AIN Selective Carrier Routing will provide ITC^DeltaCom with the capability of routing operator calls, 0+ and 0- and 0+ NPA (LNPA) 555-1212 directory assistance, 1+411 directory assistance and 611 repair center calls to preselected destinations.

19.1.2	ITC^DeltaCom shall order AIN Selective Carrier Routing through its Account Team. AIN Selective Carrier Routing must first be established regionally and then on a per central office, per state basis.

19.1.3	AIN Selective Carrier Routing is not available in DMS 10 switches.

19.1.4	Where AIN Selective Carrier Routing is utilized by ITC^DeltaCom, the routing of ITC^DeltaCom’s end user calls shall be pursuant to information provided by ITC^DeltaCom and stored in BellSouth’s AIN Selective Carrier Routing Service Control Point database. AIN Selective Carrier Routing shall utilize a set of Line Class Codes (LCCs) unique to a basic class of service assigned on an ‘as needed basis. The same LCCs will be assigned in each central office where AIN Selective Carrier Routing is established.

19.1.5	Upon ordering of AIN Selective Carrier Routing Regional Service, ITC^DeltaCom shall remit to BellSouth the Regional Service Order non-recurring charges set forth in Exhibit D of this Attachment. There shall be a non-recurring End Office Establishment Charge per office due at the addition of each central office where AIN Selective Carrier Routing will be utilized. Said non-recurring charge shall be as set forth in Exhibit D of this Attachment. For each ITC^DeltaCom end user activated, there shall be a non-recurring End User Establishment charge as set forth in Exhibit D of this Attachment, payable to BellSouth pursuant to the terms of the General Terms and Conditions, incorporated herein by this reference. ITC^DeltaCom shall pay the AIN Selective Carrier Routing Per Query Charge set forth in Exhibit D of this Attachment.

19.1.6

This Regional Service Order non-recurring charge will be non-refundable and will be paid with ½ coming up-front with the submission of all fully completed required forms, including: Regional Selective Carrier Routing (SCR) Order Request-Form A, Central Office AIN Selective Carrier Routing (SCR) Order Request – Form B, AIN_SCR Central Office Identification Form – Form C, AIN_SCR Routing Options Selection Form – Form D, and Routing Combinations Table – Form E. BellSouth has 30 days to respond to the client’s fully completed firm order as a Regional Service Order. With the delivery of this firm order response to the client, BellSouth considers that the delivery schedule of this service

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commences. The remaining ½ of the Regional Service Order payment must be paid when at least 90% of the Central Offices listed on the original order have been turned up for the service.

19.1.7	The non-recurring End Office Establishment Charge will be billed to the client following our normal monthly billing cycle for this type of order.

19.1.8	The non-recurring End-User Establishment Charges will be billed to the client following our normal monthly billing cycle for this type of order

19.1.9	Additionally, the AIN Selective Carrier Routing Per Query Charge will be billed to the client following the normal billing cycle for per query charges.

19.1.10	All other network components needed, for example, unbundled switching and unbundled local transport, etc, will be billed according per contracted rates.

20.	Packet Switching Capability

20.1	Definition

20.1.1	Packet Switching Capability. The packet switching capability network element is defined as the basic packet switching function of routing or forwarding packets, frames, cells or other data units based on address or other routing information contained in the packets, frames, cells or other data units, and the functions that are performed by Digital Subscriber Line Access Mulitplexers, including but not limited to:

20.1.2	The ability to terminate copper customer loops (which includes both a low band voice channel and a high-band data channel, or solely a data channel);

20.1.3	The ability to forward the voice channels, if present, to a circuit switch or multiple circuit switches;

20.1.4	The ability to extract data units from the data channels on the loops, and

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20.1.5	The ability to combine data units from multiple loops onto one or more trunks connecting to a packet switch or packet switches.

20.1.6	BellSouth shall be required to provide non-discriminatory access to unbundled packet switching capability only where each of the following conditions are satisfied:

20.1.6.1	BellSouth has deployed digital loop carrier systems, including but not limited to, integrated digital loop carrier or universal digital loop carrier systems; or has deployed any other system in which fiber optic facilities replace copper facilities in the distribution section (e.g., end office to remote terminal, pedestal or environmentally controlled vault);

20.1.6.2	There are no spare copper loops capable of supporting the xDSL services ITC^DeltaCom seeks to offer;

20.1.6.3	BellSouth has not permitted ITC^DeltaCom to deploy a Digital Subscriber Line Access Multiplexer at the remote terminal, pedestal or environmentally controlled vault or other interconnection point, nor has the ITC^DeltaCom obtained a virtual collocation arrangement at these sub-loop interconnection points as defined by 47 C.F.R. § 51.319 (b); and

20.1.6.4	BellSouth has deployed packet switching capability for its own use.

20.1.7	If there is a dispute as to whether BellSouth must provide Packet Switching, such dispute will be resolved according to the dispute resolution process set forth in Section 12 of the General Terms and Conditions of this Agreement, incorporated herein by this reference.

21.	Basic 911 and E911

21.1	If ITC^DeltaCom orders unbundled network elements, then ITC^DeltaCom is also responsible for providing E911 to its end users. BellSouth agrees to offer access to the 911/E911 network pursuant to the following terms and conditions set forth in Exhibit D of this Attachment.

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Attachment 2

21.2	Definition

Basic 911 and E911 is an additional requirement that provides a caller access to the applicable emergency service bureau by dialing a 3-digit universal telephone number (911).

21.3	Requirements

21.3.1	Basic 911 Service Provisioning.

For Basic 911 service, BellSouth will provide to ITC^DeltaCom a list consisting of each municipality that subscribes to Basic 911 service. The list will also provide, if known, the E911 conversion date for each municipality and, for network routing purposes, a ten-digit directory number representing the appropriate emergency answering position for each municipality subscribing to 911. ITC^DeltaCom will be required to arrange to accept 911 calls from its end users in municipalities that subscribe to Basic 911 service and translate the 911 call to the appropriate 10-digit directory number as stated on the list provided by BellSouth. ITC^DeltaCom will be required to route that call to BellSouth at the appropriate tandem or end office. When a municipality converts to E911 service, ITC^DeltaCom will be required to discontinue the Basic 911 procedures and being using E911 procedures.

21.2.2	E911 Service Provisioning.

For E911 service, ITC^DeltaCom will be required to install a minimum of two dedicated trunks originating from the ITC^DeltaCom serving wire center and terminating to the appropriate E911 tandem. The dedicated trunks shall be, at a minimum, DS-0 level trunks configured either as a 2-wire analog interface or as part of a digital (1.544 Mb/s) interface. Either configuration shall use CAMA-type signaling with multifrequency (“MF”) pulsing that will deliver automatic number identification (“ANI”) with the voice portion of the call. If the user interface is digital, MF pulses, as well as other AC signals, shall be encoded per the u-255 Law convention. ITC^DeltaCom will be required to provide BellSouth daily updates to the E911 database. ITC^DeltaCom will be required to forward 911 calls to the appropriate E911 tandem, along with ANI, based upon the current E911 end office to tandem homing arrangement as provided by BellSouth. If the E911 tandem trunks are not available, ITC^DeltaCom will be required to route the call to a designated 7-digit local number residing in the appropriate Public Service Answering Point (“PSAP”). This call will be transported over BellSouth’s interoffice network and will not carry the ANI of the calling party. ITC^DeltaCom shall be responsible for providing BellSouth with complete and accurate data for submission to the 911/E911 database for the purpose of providing 911/E911 to its end users.

21.2.3	Rates.

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Attachment 2

Charges for 911/E911 service are borne by the municipality purchasing the service. BellSouth will impose no charge on ITC^DeltaCom beyond applicable charges for BellSouth trunking arrangements.

21.2.4	Basic 911 and E911 functions provided to ITC^DeltaCom shall be at least at parity with the support and services that BellSouth provides to its customers for such similar functionality.

21.2.5	Detailed Practices and Procedures.

The detailed practices and procedures contained in the E911 Local Exchange Carrier Guide For Facility-Based Providers as amended from time to time during the term of this Agreement will determine the appropriate practices and procedures for BellSouth and ITC^DeltaCom to follow in providing 911/E911 services. BellSouth shall provide ITC^DeltaCom with updates and the latest available copies of said Guides via webposting.

22.	Rates

22.1	General Principles

All services and network elements currently provided hereunder and all new and additional services to be provided hereunder shall be priced in accordance with all applicable provisions of the Act and the rules and orders of the Federal Communications Commission and the applicable state commissions.

22.2	Unbundled Network Elements

The prices that ITC^DeltaCom shall pay to BellSouth for Unbundled Network Elements are set forth in Exhibit D of this Attachment.

22.3	Operational Support Systems (OSS)

BellSouth has developed and made available the following mechanized systems by which ITC^DeltaCom may submit LSRs electronically.

LENS	Local Exchange Navigation System
EDI	Electronic Data Interchange
TAG	Telecommunications Access Gateway

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Attachment 2

22.3.1	LSRs submitted by means of one of these interactive interfaces will incur an OSS electronic ordering charge as specified in the table below. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (mail, fax, courier, etc.) will incur a manual order charge.

All OSS charges are specified in Exhibit D of this Attachment.

22.3.1.1	ITC^DeltaCom shall assess an OSS charge to BellSouth for those LSRs that BellSouth sends to ITC^DeltaCom in a “port-back” scenario under the terms and conditions as BellSouth charges ITC^DeltaCom. ITC^DeltaCom shall bill Bellsouth at the OSS Charges specified in Exhibit D of this Attachment.

22.3.2	Denial/Restoral OSS Charge

22.3.2.1	In the event ITC^DeltaCom provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore will be billed as one LSR per location.

22.3.2.2	ITC^DeltaCom will incur an OSS charge for an accepted LSR that is later cancelled by ITC^DeltaCom.

Note: Supplements or clarifications to a previously billed LSR will not incur another OSS charge.

22.3.3	Network Elements and Other Services Manual Additive

22.3.3.1	The Commissions in some states have ordered per-element manual additive non-recurring charges (NRC) for Network Elements and Other Services ordered by means other than one of the interactive interfaces. These ordered Network Elements and Other Services manual additive NRCs will apply in these states, rather than the charge per LSR. The per-element charges are listed in Exhibit D of this Attachment.

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Attachment 2

Exhibit A

	Order Coordination (OC)	Order Coordination – Time Specific (OC-TS)	Test Points	DLR	Charge for Dispatch and Testing if No Trouble Found

SL-1 (Non-Designed)	Chargeable Option	Chargeable Option	Not available	Chargeable Option – ordered as Engineering Information Document	Charged for Dispatch inside and outside Central Office

UCL-ND (Non-Designed)	Chargeable Option	Not Available	Not Available	Chargeable Option – ordered as Engineering Information Document	Charged for Dispatch inside and outside Central Office

Unbundled Digital Loop (Designed)	Included	Chargeable Option (except on Universal Digital Channel)	Included (where appropriate)	Included	Charged for Dispatch outside Central Office

Unbundled Copper Loop (Designed)	Chargeable in accordance with Section 2	Not available	Included	Included	Charged for Dispatch outside Central Office

For UVL-SL1 and UCLs, ITC^DeltaCom must order and will be billed for both OC and OC-TS if requesting OC-TS.

Unbundled Voice Loops - SL-2 (including 2- and 4-wire UVL) (Designed) - See Exhibit B.

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Attachment 2

Exhibit B

1.	Provisioning and Coordinated Cutovers

1.1	Section 1.1 contains the initial coordination procedures that the Parties agree to follow when ITC^DeltaCom orders and BellSouth provisions the conversion of active BellSouth retail end users to a service configuration by which ITC^DeltaCom will serve such end users by unbundled Loops and number portability (hereinafter referred to as “Hot Cuts”). Both Parties agree that these procedures may need to be refined or augmented if necessary as experience in ordering and provisioning Hot Cuts is gained, and they further agree to implement the improvement procedure provided in Section 1.4 below.

1.1.1	Except as otherwise agreed by the Parties, the time intervals for Hot Cuts shall be monitored and shall conform to the performance standards and consequences for failure to meet the specified standards as reflected in Attachment 9 of this Agreement.

1.1.2	The following coordination procedures shall apply when BellSouth retail service is being converted to service to be provided by ITC^DeltaCom utilizing a SL2 local loop (as that term is defined in Section 1.3.1.3 below) provided by BellSouth to ITC^DeltaCom with PNP (as defined in Attachment 5).

1.1.3	ITC^DeltaCom shall order Services and Elements as set forth in this Attachment 2 and BellSouth shall provide a Firm Order Confirmation (“FOC”) (as defined in Attachment 6).

1.2	Ordering

1.2.1

ITC^DeltaCom shall request Hot Cuts from BellSouth by delivering to BellSouth a valid Local Service Request (“LSR”) using BellSouth’s ordering interfaces described in Attachment 7 to this Agreement. ITC^DeltaCom may specify a Due Date or Frame Due Time, as defined below, at any time, including twenty-four (24) hours a day and seven (7) days a week. ITC^DeltaCom shall specify whether its service order is to be provisioned by BellSouth as either: (a) Order Coordination (“OC”); or (b) Order Coordination—Time Specific (“OC-TS”). OC indicates the type of service order used by ITC^DeltaCom to request that BellSouth provision a Hot Cut on the particular calendar date as specified on the LSR and confirmed on the FOC as set forth in Section 1.2.3 below referred to in this Section as the “Due Date.” OC-TS indicates the type of service order used by ITC^DeltaCom to request that BellSouth provision a Hot Cut on the particular day returned on the FOC as set forth in Section 1.2.3 below and at the particular time specified on the FOC, referred to in this Section as the “Frame Due Time.” ITC^DeltaCom shall pay the appropriate rate for either OC or OC-TS as set forth in Attachment 2. ITC^DeltaCom will be billed and will pay overtime for

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Attachment 2

Exhibit B

conversions requested and occurring outside of BellSouth’s normal hours of operation as defined in Section 1.2.2 below.

1.2.1.1	Until such time as BellSouth’s systems can deliver the requested Frame Due Time on the FOC as set forth above, ITC^DeltaCom shall rely on the time requested on the LSR.

1.2.2	For purposes of this Section, BellSouth’s normal hours of operation for personnel performing physical wire work are defined as follows:

1.2.2.1	Monday – Friday: 8:00 a.m. – 5 :00 p.m. (Excluding Holidays) (Resale/UNE non-coordinated, coordinated orders and order coordination-time specific)

1.2.2.2	Saturday: 8:00 a.m. – 5:00 p.m. (Excluding Holidays) (Resale/UNE non-coordinated orders)

1.2.2.3	The above hours are defined as the time of day where the work is being performed.

1.2.2.4	Normal hours of operation for the various BellSouth centers supporting ordering, provisioning and maintenance are as set forth in Attachment 7. Normal hours of operation for the BellSouth centers providing ITC^DeltaCom support will be at least equal to the hours of operation that BellSouth provisions services to its affiliates, end users, and other CLECs.

1.2.2.5	It is understood and agreed that BellSouth technicians involved in provisioning service to ITC^DeltaCom may work shifts outside of BellSouth’s regular working hours as defined in Section 1.2.2 above (i.e., the employee’s shift ends at 7:00 p.m. during daylight savings time). To the extent that ITC^DeltaCom requests that work, necessarily required in the provisioning of service, be performed outside BellSouth’s normal hours of operation and that work is performed by a BellSouth technician during his or her scheduled shift such that BellSouth does not incur any additional costs in performing the work on behalf of ITC^DeltaCom, BellSouth will not assess ITC^DeltaCom additional charges beyond the rates and charges specified in this Agreement.

1.2.2.6	ITC^DeltaCom T will not be assessed overtime charges where BellSouth elects to perform a coordinated hot cut outside of BellSouth’s normal hours of operation. However, ITC^DeltaCom will pay overtime charges subject to the provisions of Section 1.2.2.5 above, where ITC^DeltaCom requests a time specific conversion which based on the completion intervals outlined in Section 1.3.6 requires BellSouth to complete the conversion outside of BellSouth’s normal hours of operation.

1.2.2.7

Upon receipt of the LSR, BellSouth’s Operational Support System (hereinafter “BellSouth’s OSS”) shall examine the service order to determine whether it contains all the information necessary for BellSouth to process the service order. BellSouth shall review the information provided on the LSR and identify and

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Attachment 2

Exhibit B

reject any errors contained in the information provided by ITC^DeltaCom for the current view of the LSR.

1.2.2.8	BellSouth shall provide ITC^DeltaCom electronic access to the information from its LFACS system in the pre-ordering phase to allow ITC^DeltaCom (1) to access loop makeup in accordance with Attachment 2 and (2) to validate its Connecting Facility Assignments (“CFA”) prior to the issuance of an LSR. ITC^DeltaCom shall not be responsible for order modification charges (OMC) when it is determined at the time of conversion that there is a CFA discrepancy resulting solely from BellSouth’s error.

1.2.2.9	Both parties agree that post FOC clarifications should not occur, provided ITC^DeltaCom checks the status of the CFA utilizing the real-time preorder LFACS access, as referenced in Section 1.2.2.8 above, prior to the issuance of an LSR, and BellSouth completes disconnect orders in a timely manner through updating its own CFA database and performing the required physical work. BellSouth and ITC^DeltaCom will investigate and address adverse trends of post FOC clarifications via the process improvement mechanism outlined in Section 1.4 below.

1.2.2.10	BellSouth and ITC^DeltaCom will work cooperatively to ensure data base integrity is achieved between ITC^DeltaCom and BellSouth CFA assignments. This cooperative effort will include at a minimum: (1) ITC^DeltaCom ensuring that its processes support data base integrity, e.g., timely issuance of disconnects, proper assigning of facilities pending on canceled LSRs, and use of information provided by BellSouth to allow ITC^DeltaCom to identify and synchronize such data base; and (2) BellSouth will ensure that it processes ITC^DeltaCom requests for cancellation of local service requests in a time frame that allows ITC^DeltaCom to accurately maintain its CFA records.

1.2.2.11	BellSouth will provide ITC^DeltaCom with data base information via the BellSouth Interconnection Services website at weekly intervals and BellSouth and ITC^DeltaCom will work jointly to identify and resolve any discrepancies between BellSouth and ITC^DeltaCom databases containing the CFA assignments.

1.2.3	Firm Order Commitment (“FOC”)

1.2.3.1	Pursuant to Section 1.2.1 above, for purposes of this Section, a FOC is a notification from BellSouth to ITC^DeltaCom that a service order is valid and error free and that BellSouth has committed to provision the service order on the date specified on the LSR and confirmed on the FOC or for time specific conversions, on the date and time specified on the LSR and confirmed on the FOC. BellSouth’s committed due date is the date BellSouth strives to deliver service but is not a guaranteed date and may be altered due to facility or manpower shortages and force majeure conditions.

1.2.3.2

For the initial LSR, BellSouth should not provide ITC^DeltaCom with either a request for clarification or a reject message after BellSouth provides ITC^DeltaCom a FOC, except as outlined in Section 1.2.2.9 above. Supplemental

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Attachment 2

Exhibit B

LSRs must be submitted via the method utilized to submit the original LSR i.e. mechanized or manual unless conditions warrant otherwise and mutually agreed to by both parties.

1.2.3.3	BellSouth’s measurement of FOC/reject performance as stated in Section 1.2.3.1 above will be set forth in Attachment 9.

1.3	Provisioning

1.3.1	Either party shall notify the other as soon as it becomes aware of any condition which may arise that would jeopardize BellSouth’s committed Due Date or Frame Due Time, as applicable, for providing service to ITC^DeltaCom.

1.3.1.1	Upon receipt of the FOC pursuant to Section 1.2.3.1, it is ITC^DeltaCom responsibility to notify the customer of the Due Date and or Frame Due Time (OC-TS order). Either party shall notify the other party immediately if either party becomes unable to make the Hot Cut at the Frame Due Time and / or on the Frame Due Date specified. New scheduled due dates and times shall be within BellSouth’s normal hours of operations unless mutually agreed to by both parties.

1.3.1.2	Excluding facility shortages, force majeure or unforeseen force shortages, if BellSouth changes the date of a conversion from the date returned on the FOC, the new due date will be no greater than three (3) business days from the original requested date.

1.3.1.3	In the event BellSouth does not complete a conversion on the date returned on the FOC or does not complete a time specific conversion as requested due solely to BellSouth reasons, the following circumstances shall occur: (a) BellSouth shall document the order as a Missed Appointment pursuant to the appropriate service quality measurement outlined in Attachment 9 and (b) ITC^DeltaCom will not re-negotiate nor consider a change in due date and or due time as a re-negotiation; and (c) ITC^DeltaCom will advise BellSouth to proceed as necessary to complete the cut; and BellSouth will not bill OC-TS charges and ITC^DeltaCom will not be required to pay for OC-TS where a missed appointment of OC-TS has occurred as provided for in the service quality measurements of Attachment 9 .

1.3.1.4	Conversions that cannot be completed as requested on the LSR and confirmed on the FOC, solely to ITC^DeltaCom or ITC^DeltaCom’s end user reasons will be submitted to BellSouth as a Supplemental Order. Supplemental Orders must be submitted via the method utilized to submit the original LSR, e.g., mechanized or manual unless conditions warrant otherwise and mutually agreed to by both parties.

1.3.2	Upon receipt of the FOC, ITC^DeltaCom and BellSouth agree to follow the procedures for porting numbers as outlined in Attachment 5.

1.3.2.1

In the event that BellSouth discovers, during the provisioning process, a conflict between BellSouth’s database and its physical facilities, indicating a lack of BellSouth facilities, BellSouth shall issue a Pending Facilities (“PF”) status by sending an electronic notice to ITC^DeltaCom, if the request was submitted

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Attachment 2

Exhibit B

electronically, or in the case of a manually submitted LSR, such notice will be provided via the PF report accessible via the Internet.

1.3.2.1.1	PF order status occurs when a due date may be in jeopardy due to facility delay and may become a Missed Appointment due to BellSouth reasons.

1.3.2.1.2	In the event that BellSouth cannot meet its committed Due Date and/or Frame Due Time because of a PF condition due to a BellSouth facility shortage, the following shall occur: (a) BellSouth will notify ITC^DeltaCom as soon as the order is placed in PF status in accordance with Section 1.3.2.1 above; and (b) BellSouth shall document the order as a Missed Appointment (“MA”) within BellSouth’s internal systems, provided BellSouth is unable to complete the work on the date returned on the FOC; and (c) BellSouth will provide ITC^DeltaCom estimated service date (“ESD”) information at intervals that BellSouth provides such information to itself, its own end users, its affiliates or any other CLEC. BellSouth targets to provide ESD information within three (3) business days from the date the PF condition occurs.

1.3.2.2	ITC^DeltaCom shall provide BellSouth with a toll free number as stated in the Implementation Contact Telephone Number (“ImpCon”) Field on the LSR that BellSouth shall commit to call and use for all notification to ITC^DeltaCom. In addition, an ITC^DeltaCom representative will answer and will respond within five (5) minutes and be ready to receive and record information provided by BellSouth.

1.3.2.3

In the event BellSouth does not find dial tone on the ITC^DeltaCom side when testing prior to the conversion date and time, and detects no trouble on the BellSouth side, BellSouth shall immediately notify ITC^DeltaCom. ITC^DeltaCom shall perform the appropriate internal tests and, if necessary, will dispatch a technician to its collocation site at the BellSouth Central Office. If the ITC^DeltaCom technician finds no trouble on the ITC^DeltaCom side when testing, ITC^DeltaCom will notify BellSouth. Both Parties will work cooperatively, to isolate and clear the trouble and arrange, if necessary, a joint meeting of a BellSouth technician and an ITC^DeltaCom technician, to BellSouth’s side of the demarcation point associated with ITC^DeltaCom’s collocation arrangement. Both Parties’ technicians will meet at the collocation site to work cooperatively by jointly isolating the trouble, and repairing it. If either Party believes the trouble is not being resolved properly, either Party may escalate the matter for immediate resolution. BellSouth will continue to process the Service Order without requiring a supplemental order assuming that ITC^DeltaCom will correct the problem prior to the cut date and time. The Parties shall comply with Section 1.3.1. If the problem is determined to be a BellSouth problem and the Due Date or Frame Due Time has passed, BellSouth will waive non-recurring OC-TS charges pursuant to Section 1.3.1.3 above, and the Parties shall establish, by mutual consent, a new due time and or due date to be met through expedited processing. Except in PF situations which are addressed elsewhere in this Section 1, the new time and/or due date shall not

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Attachment 2

Exhibit B

exceed two (2) business days from the original due date and/or due time. In such cases, ITC^DeltaCom will not be charged expedite charges.

1.3.2.4	Troubles referred to ITC^DeltaCom pursuant to Section 1.3.2.3 above will be repaired by the ITC^DeltaCom technician, if necessary. Unless ITC^DeltaCom notifies BellSouth that the “No Dial tone” issue has not been resolved, BellSouth shall continue to process the Service Order without requiring a supplemental order. ITC^DeltaCom agrees that BellSouth may rely on the lack of such notification to mean that ITC^DeltaCom believes it can resolve the “No Dial tone” issue prior to Due Date or Frame Due Time. ITC^DeltaCom shall not be required to call BellSouth to communicate that the “No Dial Tone” issue has been resolved. If at the time of the cut, ITC^DeltaCom dial tone is not detected on the BellSouth collocation pair and ITC^DeltaCom and BellSouth agree that the problem is due to ITC^DeltaCom and cannot be resolved within fifteen (15) minutes, ITC^DeltaCom will be required to supplement the order, which will be submitted via the method utilized to submit the original LSR, and request a new due date and time. If ITC^DeltaCom is unable to correct the repair within fifteen (15) minutes, ITC^DeltaCom may request that BellSouth technicians standby until the condition is corrected by paying standby rates as provided for in FCC Tariff #1. If either Party believes that the process set forth herein is not satisfactorily implemented, the process improvement plan as described in Section 1.4.1 below will be applied.

1.3.3	ITC^DeltaCom will ensure that dial tone is delivered to the BellSouth collocation pair forty-eight (48) hours prior to due date.

1.3.3.1	For OC-TS or OC conversions, BellSouth will verify the cut-over time designated by ITC^DeltaCom for OCTS or verify the due date for OC conversions twenty-four to forty-eight (24-48) hours in advance via telephone to ensure that the conversion is to be completed as ordered. In addition, BellSouth shall provide the following information at the time of this call: dial tone and the ANI test results, Due Date, Frame Due Time if the order is an OC-TS order, the number of lines and the cable and pair assignment. This verified information must be the same Due Date or Frame Due Time as sent back on the FOC unless the Parties jointly agree on or before this concurrence call on a new Due Date or Frame Due Time. Both parties will ensure OC-TS as identified in this section will commence within fifteen (15) minutes of the agreed time. BellSouth agrees to make the concurrence call at the same time or after the dial tone and ANAC test has been completed. In the unlikely event BellSouth does not complete the dial tone and ANAC test twenty-four (24) hours prior to the due date, BellSouth will either confirm that the conversion will take place at the scheduled conversion time or advise ITC^DeltaCom that it will not. If BellSouth advises ITC^DeltaCom that it will not meet the scheduled conversion date or time, BellSouth will document a missed due date or missed time specific conversion in accordance with Section 1.3.1.3 above.

1.3.3.2	BellSouth will advise ITC^DeltaCom, via jeopardy notice, as soon as BellSouth becomes aware of a jeopardy condition which would delay the delivery of service

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Attachment 2

Exhibit B

to ITC^DeltaCom as outlined in BellSouth’s FOC or time of conversion as mutually agreed to or as ordered by ITC^DeltaCom.

1.3.3.3	Upon the issuance and receipt of a jeopardy notice, the Parties agree to follow mutually agreed upon business rules established for resolving various types of jeopardy conditions.

1.3.4	Due Date Activities

1.3.4.1	CWINS will coordinate with all internal groups within BellSouth to start the conversion at the scheduled conversion time. Once notified, the central office technician will verify ITC^DeltaCom dial tone at the tied in jumper at the BellSouth cable pair and will perform an ANAC verification of the line at the BellSouth cable pair. If dial tone is verified and the line is verified to the correct number, the BellSouth central office technician will monitor the line and when idle, will remove the BellSouth jumper and terminate at the BellSouth main distribution frame (“MDF”) the tied in jumper to the ITC^DeltaCom collocation point. The BellSouth CO technician will then perform an ANAC verification of the line to verify ITC^DeltaCom dial tone and ensure the correct number is delivered to the BellSouth cable pair.

1.3.5	Activities After Hot Cut

1.3.5.1	The UNEC will then advise ITC^DeltaCom via telephone call for all coordinated conversions that the cut is complete, pursuant to Section 1.3.2.2 above, and allow ITC^DeltaCom to accept or reject the service. BellSouth shall work cooperatively with ITC^DeltaCom to correct any problems associated with the conversion of the service which might result in ITC^DeltaCom’s rejection of the service.

1.3.5.2	If BellSouth fails to contact ITC^DeltaCom after the hot cut and in accordance with the Cut Complete Call stated in Sections 1.3.5.1 and 1.3.2.2 above (number stated in the “ImpCon” Field of the ITC^DeltaCom LSR) BellSouth shall document the order as a “Missed Appointment” within BellSouth’s internal systems pursuant to Section 1.3.1.3 above.

1.3.5.3	BellSouth will hold open the conversion orders within the following time frames after the call specified in Section 1.3.5.1 above has been made:

1.3.5.3.1	If the call is received by ITC^DeltaCom prior to 5:00 p.m. on the conversion day, BellSouth will hold the order open until 6:00 pm;

1.3.5.3.2	If ITC^DeltaCom requests the order be held open for a longer time, BellSouth will hold the requested order open until 12:00 noon the following business day;

1.3.5.3.3	If the call is received by ITC^DeltaCom after 5:00 p.m. on the conversion day, BellSouth will hold the order open until 12:00 noon the following business day unless otherwise agreed to by the parties;

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Attachment 2

Exhibit B

1.3.5.3.4	If BellSouth does not receive verbal acceptance by ITC^DeltaCom pursuant to the above conditions, BellSouth will deem the conversion accepted by ITC^DeltaCom.

1.3.5.4	BellSouth and ITC^DeltaCom reserve the right to change its internal hot cut activities as business needs dictate. Any change to the hot cut procedures contained in this Attachment will be discussed by the parties and will be implemented subject to the provisions of the process improvement mechanism as set forth in Section 1.4 below.

1.3.6	Loop Cut-Over Timing

1.3.6.1	BellSouth shall complete the loop cut-over step and notify ITC^DeltaCom of such completion in accordance with section 1.3.5, commencing with the Frame Due Time and ending no later than the following time limits depending on the number of lines being cut. In the case of a OC-TS or OC conversion: 1-10 loops => 60 mins (1 hour); 11-30 loops => 120 mins. (2 hours) unless project managed; 15+ loops => Project Managed. BellSouth agrees that upon ITC^DeltaCom’s request, for order coordinated loop cutovers involving three (3) or more lines, at least two lines will remain in service at all times during the conversion process.

1.3.6.2	BellSouth’s commitment to performance as set forth in Attachment 9 of this Agreement.

1.3.6.3	Intervals for project managed loops as defined in the interval guides will be completed at intervals mutually coordinated by both parties through Project Management. Both parties recognize that certain conversions requiring multiple cut points may exceed the above intervals but in any event both parties will work cooperatively to limit service outage to an end user.

1.3.6.4	In the event BellSouth does not complete the loop cut-over step within the appropriate time limit provided in Section 1.3.6.1 above and notify ITC^DeltaCom of such completion in accordance with Section 1.3.5.1 above, ITC^DeltaCom may escalate such failure to the proper BellSouth official for expedited resolution.

1.3.7	Completion Notice

1.3.7.1	BellSouth shall send ITC^DeltaCom completion notices when the LSRs are submitted electronically. If submitted manually, ITC^DeltaCom may determine the completion status for all LSRs by accessing the CSOTS Report via the Internet.

1.4	Process Improvement

1.4.1	ITC^DeltaCom or BellSouth (“Petitioner”) shall notify the other Party (“Respondent”) in writing via ITC^DeltaCom’s Industry Relations Department or BellSouth’s ITC^DeltaCom Account Team (“Account Team”) of the needed areas of improvement and any proposed changes to the current hot cut process provided for in this Agreement.

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Attachment 2

Exhibit B

1.4.1.1	The Respondent shall submit a written response to Petitioner within fifteen (15) calendar days of the requested change.

1.4.2	Upon receipt of the response, Petitioner shall either:

1.4.2.1	schedule a meeting between representatives of each party with authority to identify areas of improvement and, if applicable, to develop and implement process changes resulting from such mutual cooperation; or

1.4.2.2	accept all proposed changes by Respondent, if any, and notify Respondent with a written response within seven (7) calendar days that the changes, if any, will be accepted.

1.4.3	If Section 1.4.2.1 is implemented, the Parties agree to negotiate the requested change in good faith within ninety (90) calendar days of the day Petitioner requested the proposed change.

1.4.4	A mutually agreed upon process under either Section 1.4.2.1 or Section 1.4.2.2 shall be implemented upon a mutually agreed upon timeframe.

1.4.5	Should the Parties be unable to agree on a mutually acceptable change to the process and or an agreeable date to implement such change within one hundred and twenty (120) days of the day Petitioner requested the proposed change, the Parties agree to resolve any disputes in accordance with the dispute resolution process provided in Section 116 of the General Terms and Conditions of this Agreement.

1.4.6	At no such time, shall either Party waive any rights that it may have with respect to the Agreement in its entirety.

1.4.7	Nothing in this Process Improvement Plan is deemed to amend or modify any other terms in the Interconnection Agreement.

1.4.8	If ITC^DeltaCom requested a time-specific conversion, the conversion shall commence at the time indicated in ITC^DeltaCom’s LSR and be completed consistently with timeframes for time-specific conversion. If BellSouth fails to deliver a working loop at the coordinated time, BellSouth shall, at ITC^DeltaCom;s request, extend the window at no additional charge.

1.5	New Loop Provisioning – “Loop Only”

1.5.1	BellSouth will provision new loops at intervals outlined in the Products and Services Interval Guide.

1.5.2	BellSouth will perform pre-service testing to ensure ITC^DeltaCom dial tone and telephone number is delivered to the BellSouth loop.

CCCS 153 of 530

Attachment 2

Exhibit B

1.5.3	If ITC^DeltaCom dial tone is not detected during pre-service testing, BellSouth will notify ITC^DeltaCom and will continue with the provisioning process assuming that ITC^DeltaComwill correct the problem prior to the due date.

1.5.4	ITC^DeltaCom will deliver dial tone and telephone number to the demarcation point associated with ITC^DeltaCom’s collocation arrangement forty-eight (48) hours prior to the due date.

1.5.5	BellSouth and ITC^DeltaCom will notify either party if the due date cannot be met for any reason.

1.5.6	Trouble resolution, completion notification acceptance and Cooperative Testing (if requested at time of acceptance and utilizing only the personnel required in the Provisioning of the order) as provided for in Section 1.2 Ordering and Section 1.3 Provisioning of Hot Cuts will apply.

1.5.7	BellSouth will deliver to the ordered location at the end users premises, loops as outlined in TR73600.

1.5.8	Where a field visit is required to provision the loop, BellSouth will test the loop ordered by ITC^DeltaCom to the NID. Testing requested by ITC^DeltaCom to points beyond the NID will be billed a time and material charge at the same increments BellSouth charges its own end users. Requests for field testing where a dispatch is not required may be made by ITC^DeltaCom and where mutually agreed to, BellSouth will dispatch to perform additional field testing at rates billed on a time and material basis as mentioned in this section.

1.5.9	Provided, however, that if ITC^DeltaCom requested a time-specific conversion, the conversion shall commence at the time indicated in ITC^DeltaCom’s LSR and be completed consistently with timeframes for time-specific conversions. If BellSouth fails to deliver a working loop at the coordinated time, BellSouth shall at ITC^DeltaCom’s request extend the window at no additional charge.

CCCS 154 of 530

Attachment 2

Exhibit C

1.	High Frequency Spectrum Network Element

1.1	BellSouth shall provide ITC^DeltaCom access to the high frequency portion of the local loop as an unbundled network element (“High Frequency Spectrum”) at the rates set forth in Exhibit D. BellSouth shall provide ITC^DeltaCom with the High Frequency Spectrum irrespective of whether BellSouth chooses to offer xDSL services on the loop.

1.1.1	The High Frequency Spectrum is defined as the frequency range above the voiceband on a copper loop facility carrying analog circuit-switched voiceband transmissions. Access to the High Frequency Spectrum is intended to allow ITC^DeltaCom the ability to provide Digital Subscriber Line (“xDSL”) data services to the end user for which BellSouth provides voice services. The High Frequency Spectrum shall be available for any version of xDSL presumed acceptable for deployment pursuant to 47 C.F.R. Section 51.230, including, but not limited to, ADSL, RADSL, and any other xDSL technology that is presumed to be acceptable for deployment pursuant to FCC rules. BellSouth will continue to have access to the low frequency portion of the loop spectrum (from 300 Hertz to at least 3000 Hertz, and potentially up to 3400 Hertz, depending on equipment and facilities) for the purposes of providing voice service. ITC^DeltaCom shall only use xDSL technology that is within the PSD mask parameters set forth in T1.413 or other applicable industry standards. ITC^DeltaCom shall provision xDSL service on the High Frequency Spectrum in accordance with the applicable Technical Specifications and Standards.

1.1.2

The following loop requirements are necessary for ITC^DeltaCom to be able to access the High Frequency Spectrum: an unconditioned, 2-wire copper loop. An unconditioned loop is a copper loop with no load coils, low-pass filters, range extenders, DAMLs, or similar devices and minimal bridged taps consistent with ANSI T1.413 and T1.601. The process of removing such devices is called “conditioning.” BellSouth shall charge and ITC^DeltaCom shall pay as interim rates, the same rates that BellSouth charges for conditioning stand-alone loops as provided in this Interconnection Agreement (e.g., unbundled copper loops, ADSL loops, and HDSL loops) until permanent pricing for loop conditioning are established either by mutual agreement or by a state public utilities commission. The interim costs for conditioning are subject to true up as provided in this agreement. BellSouth will condition loops to enable ITC^DeltaCom to provide xDSL-based services on the same loops the incumbent is providing analog voice service, regardless of loop length. BellSouth is not required to condition a loop in connection with ITC^DeltaCom’s access to the High Frequency Spectrum if conditioning of that loop impairs service from the end users perspective. If ITC^DeltaCom requests that BellSouth condition a loop longer than 18,000 ft.

CCCS 155 of 530

Attachment 2

Exhibit C

and such conditioning significantly degrades the voice services on the loop, ITC^DeltaCom shall pay for the loop to be restored to its original state.

1.1.3	ITC^DeltaCom’s termination point is the point of termination for ITC^DeltaCom’s on the toll main distributing frame in the central office (“Termination Point”). BellSouth will use jumpers to connect ITC^DeltaCom’s connecting block to the splitter. The splitter will route the High Frequency Spectrum on the circuit to the ITC^DeltaCom’s xDSL equipment in the ITC^DeltaCom’s collocation space.

1.1.4	For the purposes of testing line shared loops, ITC^DeltaCom shall have access to the test access point associated with the splitter and the demarcation point between BellSouth’s network and ITC^DeltaCom’s network.

1.2.	PROVISIONING OF HIGH FREQUENCY SPECTRUM AND SPLITTER SPACE

1.2.1	BellSouth will provide ITC^DeltaCom with access to the High Frequency Spectrum as follows:

1.2.2	BellSouth will install splitters within thirty-six (36) calendar days of ITC^DeltaCom’s submission of such order to the BellSouth Complex Resale Support Group.

1.2.3	BellSouth shall provide ITC^DeltaCom the status of manually submitted LSRs for end user line sharing orders through the PON Report on the CLEC Operations Website at https://clec.bellsouth.com.

Status shall include FOC Sent, Pending, Cancelled, In Clarification, Jeopardies or Rejected. A description of these statuses can be found on this website. This is a secure website. Passwords can be obtained from your account team.

For LSRs submitted through an electronic interface (EDI, TAG, LENS), the following responses will be returned to ITC^DeltaCom electronically: FOCs, Completion Notices, Errors/Clarifications, Pending Order Status, Jeopardies, e.g. missed appointments. ITC^DeltaCom may view CSRs through LENs. ITC^DeltaCom may determine the status of its line sharing end user service orders through CSOTS (CLEC Service Order Tracking System). The service order statuses are described in the Pending Order Status Job Aid located on the web at http://www.interconnection.bellsouth.com/markets/lec/oss_info.html. Passwords for CSOTS can be obtained from the account team. ITC^DeltaCom may determine the status of its COSMOS/SWITCH work order for its line sharing end user orders through the COSMOS/SWITCH Line

CCCS 156 of 530

Attachment 2

Exhibit C

Sharing Report. These reprots will provide the telephone number, CLLI code, cable and pair, splitter assignment, status and in COSMOS service order number if pending. The reports also provide a summary including working pairs, pairs pendind disconnect, pairs pending connect. The COSMOS/SWITCH report will be in a form that enables ITC^DeltaCom to download it into an excel-type spreadsheet format. When ITC^DeltaCom has received a Firm Order Confirmation (“FOC”) on an order and the CSOTS system also shows that order as complete, but the order appears on the COSMOS/SWITCH report in the pending connect or pending disconnect status, ITC^DeltaCom shall enter a trouble report through DLEC Tafi or report troubles to the BellSouth CWINS center. When ITC^DeltaCom has received a FOC on an order and the order in pending in CSOTS beyond the due date of the order, then ITC^DeltaCom shall check to see if BellSouth has provided a jeopardy or clarification notification via the PON Status Report. If there are no outstanding clarifications or jeopardies, ITC^DeltaCom will contact the LCSC. The COSMOS/SWITCH report will be updated by 8:00 p.m., daily, Monday thru Sunday.

1.2.4	ITC^DeltaCom shall be entitled to order the High Frequency Spectrum on lines served out of any central office where ITC^DeltaCom has a splitter available for its use pursuant to Section 2.11.2.

1.2.5	BellSouth will select, purchase, install, and maintain a central office POTS splitter and provide ITC^DeltaCom access to data ports on the splitter. In the event that BellSouth elects to use a brand of splitter other than Siecor, the Parties shall renegotiate the recurring and non-recurring rates associated with the splitter. In the event the Parties cannot agree upon such rates, the then current rates (final or interim) for the Siecor splitter shall be the interim rates for the new splitter. BellSouth will provide ITC^DeltaCom with a carrier notification letter at least 30 days before such change and shall work collaboratively with ITC^DeltaCom to select a mutually agreeable brand of splitter for use by BellSouth. ITC^DeltaCom shall thereafter purchase ports on the splitter as set forth more fully below.

1.2.6

BellSouth will install the splitter in (i) a common area close to the ITC^DeltaCom collocation area, if possible; or (ii) in a BellSouth relay rack as close to the ITC^DeltaCom DSO termination point as possible. For purposes of this section, a common area is defined as an area in the central office in which both Parties have access to a common test access point. Nothing in this section shall be construed as ITC^DeltaCom’s agreement that such placement is the most efficient network configuration. Moreover, nothing in this section shall be construed as ITC^DeltaCom’s agreement that such placement is consistent with TELRIC pricing rules or otherwise is a network configuration that would be used by an efficient forward looking provider of unbundled network elements. Notwithstanding the foregoing, neither Party waives any rights to take a position contrary to the provisions of

CCCS 157 of 530

Attachment 2

Exhibit C

this Section before any regulatory body regarding line sharing processes or rates. BellSouth will cross-connect the splitter data ports to a specified ITC^DeltaCom DS0 at such time that an ITC^DeltaCom end user’s service is established.

1.2.7	The High Frequency Spectrum shall only be available on loops on which BellSouth is also providing, and continues to provide, analog voice service directly to the end user. In the event the end-user terminates its BellSouth provided voice service for any reason, and ITC^DeltaCom desires to continue providing xDSL service on such loop, ITC^DeltaCom shall be required to purchase the full stand-alone loop unbundled network element. In the event BellSouth disconnects the end-user’s voice service pursuant to its tariffs or applicable law, and ITC^DeltaCom desires to continue providing xDSL service on such loop, ITC^DeltaCom shall be permitted to continue using the line by purchasing the full stand-alone loop unbundled network element. BellSouth shall give ITC^DeltaCom notice in a reasonable time prior to disconnect, which notice shall give ITC^DeltaCom an adequate opportunity to notify BellSouth of its intent to purchase such loop. The Parties shall work collaboratively towards the method of notification and the time periods for notice. In those cases in which BellSouth no longer provides voice service to the end user and ITC^DeltaCom purchases the full stand-alone loop, ITC^DeltaCom may elect the type of loop it will purchase. ITC^DeltaCom will pay the appropriate recurring and non-recurring rates for such loop as set forth in Attachment 2 of the Agreement, including a voice grade loop.

1.2.8	ITC^DeltaCom and BellSouth shall continue to work together collaboratively to develop systems and processes for provisioning the High Frequency Spectrum in various real life scenarios. BellSouth and ITC^DeltaCom agree that ITC^DeltaCom is entitled to purchase the High Frequency Spectrum on a loop that is provisioned over fiber-fed digital loop carrier. BellSouth will provide ITC^DeltaCom with access to feeder sub-loops at UNE prices. BellSouth and ITC^DeltaCom will work together to establish methods and procedures for providing ITC^DeltaCom access to the High Frequency Spectrum over fiber fed digital loop carriers.

1.2.9	Only one competitive local exchange carrier shall be permitted access to the High Frequency Spectrum of any particular loop.

1.2.10	To order High Frequency Spectrum on a particular loop, ITC^DeltaCom must have a DSLAM collocated in the central office that serves the end-user of such loop. BellSouth shall allow ITC^DeltaCom to order splitters in central offices where vis in the process of obtaining collocation space. BellSouth shall install such splitters before the end of ITC^DeltaCom’s collocation provisioning interval.

CCCS 158 of 530

Attachment 2

Exhibit C

1.2.11	BellSouth will devise a splitter order form that allows ITC^DeltaCom to order splitter ports in increments of 8, 24 or 96 ports.

1.2.12	BellSouth will provide ITC^DeltaCom the Local Service Request (“LSR”) format to be used when ordering the High Frequency Spectrum.

1.2.13	BellSouth will provide ITC^DeltaCom with access to the High Frequency Spectrum of the unbundled loop as follows:

For 1-5 lines at the same address within three (3) business days from BellSouth’s issuance of a FOC; 6-10 lines at the same address within 5 business days from BellSouth’s issuance of a FOC; and more than 10 lines at the same address is to be negotiated.

For manual orders, BellSouth will return a Firm Order Confirmation (FOC) in no more than twenty-four (24) business hours. For electronic orders, BellSouth will return a FOC in one (1) hour ninety-five percent (95%) of the time for orders that flow-through. For orders that do not flow-through, BellSouth will return a FOC in twenty-four (24) business hours.

1.2.14	BellSouth shall perform testing to confirm that all in place splitters are correctly installed to the BellSouth frame. In the event any splitters are not correctly cabled or installed shall be corrected before February 28, 2001. BellSouth shall include testing to ensure splitters are correctly installed and cabled to the BellSouth frame as a part of the splitter installation process. If BellSouth informs ITC^DeltaCom that a splitter has been installed for ITC^DeltaCom’s use, and that splitter is later found to have been incorrectly installed, BellSouth shall waive the nonrecurring charge for that splitter installation.

1.2.15	BellSouth shall test the data portion of the loop to insure the continuity of the wiring for ITC^DeltaCom’s data using the LSVT test-set for both the provisioning and maintenance of a loop. This test shall be performed from the ITC^DeltaCom designated tie cable pair (which is connected to ITC^DeltaComs DSLAM) to the Main Distribution Frame (MDF) where the customer’s cable pair leaves the BellSouth central office. This process will be implemented unless, and until, ITC^DeltaCom and BellSouth mutually agree on another process. If BellSouth delivers a line shared loop that is not properly wired by BellSouth, BellSouth shall adjust the monthly recurring charge to reflect the day that the line shared loop was placed in service.

1.3	MAINTENANCE AND REPAIR

1.3.1	ITC^DeltaCom shall have access, for test, repair, and maintenance purposes, to any loop as to which it has access to the High Frequency Spectrum.

CCCS 159 of 530

Attachment 2

Exhibit C

ITC^DeltaCom may access the loop at the point where the combined voice and data signal exits the central office splitter.

1.3.2	BellSouth will be responsible for repairing voice services and the physical line between the network interface device at the customer premise and the Termination Point of demarcation in the central office. ITC^DeltaCom will be responsible for repairing data services. Each Party will be responsible for maintaining its own equipment.

1.3.3	If the problem encountered appears to impact primarily the xDSL service, the end user should call ITC^DeltaCom. If the problem impacts primarily the voice service, the end user should call BellSouth. If both services are impaired, the end user should contact BellSouth and ITC^DeltaCom.

1.3.4	BellSouth and ITC^DeltaCom will work together to diagnose and resolve any troubles reported by the end-user and to develop a process for repair of lines as to which ITC^DeltaCom has access to the High Frequency Spectrum. The Parties will continue to work together to address customer initiated repair requests and other customer impacting maintenance issues to better support unbundling of High Frequency Spectrum.

1.3.4.1	The Parties will be responsible for testing and isolating troubles on its respective portion of the loop. Once a Party (“Reporting Party”) has isolated a trouble to the other Party’s (“Repairing Party”) portion of the loop, the Reporting Party will notify the end user to report the trouble to the other service provider. The Repairing Party will take the actions necessary to repair the loop if it determines a trouble exists in its portion of the loop.

1.3.4.2	If a trouble is reported on either Party’s portion of the loop and no trouble actually exists, the Repairing Party may charge the Reporting Party for any dispatching and testing (both inside and outside the central office) required by the Repairing Party in order to confirm the loop’s working status.

1.3.5	In the event ITC^DeltaCom’s deployment of xDSL on the High Frequency Spectrum significantly degrades the performance of other advanced services or of BellSouth’s voice service on the same loop, BellSouth shall notify ITC^DeltaCom and allow twenty-four (24) hours to cure the trouble. If ITC^DeltaCom fails to resolve the trouble, BellSouth may discontinue ITC^DeltaCom’s access to the High Frequency Spectrum on such loop.

1.4	PRICING

1.4.1

BellSouth ITC^DeltaCom agree to the negotiated, interim rates for the High Frequency Spectrum. All interim prices will be subject to true up based on either mutually agreed to permanent pricing or permanent pricing established in a line sharing cost proceeding conducted by state public utility

CCCS 160 of 530

Attachment 2

Exhibit C

commissions. In the event interim prices are established by state public utility commissions before permanent prices are established, either through arbitration or some other mechanism, the interim prices established in this Agreement will be changed to reflect the interim prices mandated by the state public utility commissions; however, no true up will be performed until mutually agreed to permanent prices are established or permanent prices are established by state public utility commissions.

1.4.2	BellSouth and ITC^DeltaCom enter into this Agreement without waiving current or future relevant legal rights and without prejudicing any position BellSouth or ITC^DeltaCom may take on relevant issues before state or federal regulatory or legislative bodies or courts of competent jurisdiction. This clause specifically contemplates but is not limited to: (a) the positions BellSouth or ITC^DeltaCom may take in any cost docket related to the terms and conditions associated with access to the High Frequency Spectrum; and (b) the positions that BellSouth or ITC^DeltaCom might take before the FCC or any state public utility commission related to the terms and conditions under which BellSouth must provide ITC^DeltaCom with access to the High Frequency Spectrum. The interim rates set forth in Exhibit D were adopted as a result of a compromise between the parties and do not reflect either party’s position as to final rates for access to the High Frequency Spectrum.

Any element necessary for interconnection that is not identified above is priced as currently set forth in the Agreement.

CCCS 161 of 530

UNBUNDLED NETWORK ELEMENTS – Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add’l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	The rates marked “OR” in the Source Column are rates ordered by the Commission. Both Parties have reviewed these rate sheets and agree that any errors in the rate sheets shall be prospectively corrected by amendment to this Agreement.
The “Zone” shown in the sections for stand-alone loops or loops as part of a combination refers to Geographically Deaveraged UNE Zones. To view Geographically Deaveraged UNE Zone Designations by Central Office, refer to internet Website: http://www.interconnection.bellsouth.com/become_a_clec/html/interconnection.htm
OPERATIONAL SUPPORT SYSTEMS (OSS)
NOTE: (1) CLEC should contact its contract negotiator if it prefers the “state specific” OSS charges as ordered by the State Commissions. The OSS charges currently contained in this rate exhibit are the BellSouth “regional” service ordering charges. CLEC may elect either the state specific Commission ordered rates for the service ordering charges, or CLEC may elect the regional service ordering charge, however, CLEC can not obtain a mixture of the two.
NOTE: (2) Any element that can be ordered electronically will be billed according to the SOMEC rate listed in this category. Please refer to BellSouth’s Business Rules for Local Ordering (BBR-LO) to determine if a product can be ordered electronically. For those elements that cannot be ordered electronically at present per the BBR-LO, the listed SOMEC rate in this category reflects the charge that would be billed to a CLEC once electronic ordering capabilities come on-line for that element. Otherwise, the manual ordering charge, SOMAN, will be applied to a CLECs bill when it submits an LSR to BellSouth.
	OSS - Electronic Service Order Charge, Per Local Service Request (LSR) - UNE Only				SOMEC		3.50	0.00	3.50	0.00
	OSS - Manual Service Order Charge, Per Local Service Request (LSR) - UNE Only				SOMAN		11.73	0.00	6.13	0.00							OR
UNE SERVICE DATE ADVANCEMENT CHARGE
NOTE: The Expedite charge will be maintained commensurate with BellSouth’s FCC No.1 Tariff, Section 5 as applicable.
	UNE Expedite Charge per Circuit or Line Assignable USOC, per Day			UAL, UEANL, UCL, UEF, UDF, UEQ, UDL, UENTW, UDN, UEA, UHL, ULC, USL, U1T12, U1T48, U1TD1, U1TD3, U1TDX, U1TO3, U1TS1, U1TVX, UC1BC, UC1BL, UC1CC, UC1CL, UC1DC, UC1DL, UC1EC, UC1EL, UC1FC, UC1FL, UC1GC, UC1GL, UC1HC, UC1HL, UDL12, UDL48, UDLO3, UDLSX, UE3, ULD12, ULD48, ULDD1, ULDD3, ULDDX, ULDO3, ULDS1, ULDVX, UNC1X, UNC3X, UNCDX, UNCNX, UNCSX, UNCVX, UNLD1, UNLD3, UXTD1, UXTD3, UXTS1, U1TUC, U1TUD, U1TUB, U1TUA	SDASP		200.00
UNBUNDLED EXCHANGE ACCESS LOOP
2-WIRE ANALOG VOICE GRADE LOOP
	2-Wire Analog Voice Grade Loop - Service Level 1 - Zone 1		1	UEANL	UEAL2	10.24	40.02	9.99	5.61	1.72							OR
	2-Wire Analog Voice Grade Loop - Service Level 1 - Zone 2		2	UEANL	UEAL2	15.37	40.02	9.99	5.61	1.72							OR
	2-Wire Analog Voice Grade Loop - Service Level 1 - Zone 3		3	UEANL	UEAL2	30.44	40.02	9.99	5.61	1.72							OR
	Unbundled Miscellaneous Rate Element, Tag Loop at End User Premise			UEANL	URETL		8.33	0.83
	Loop Testing - Basic 1st Half Hour			UEANL	URET1		25.12										OR
	Loop Testing - Basic Additional Half Hour			UEANL	URETA		13.62	13.62									OR
	Loop Testing - Premium per Half Hour						41.29	22.27									OR
	CLEC to CLEC Conversion Charge Without Outside Dispatch (UVL-SL1)
				UEANL	UREWO		15.75	8.92

CCCS 162 of 530

UNBUNDLED NETWORK ELEMENTS – Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add’l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	Unbundled Voice Loop, Non-Design Voice Loop, billing for BST providing make-up (Engineering Information - E.I.)			UEANL	UEANM		7.30	7.30									OR
	Manual Order Coordination for UVL-SL1s (per loop)			UEANL	UEAMC		18.92	18.92									OR
	Order Coordination for Specified Conversion Time for UVL-SL1 (per LSR)			UEANL	OCOSL		57.79										OR
2-WIRE UNBUNDLED COPPER LOOP - NON-DESIGNED
4	2 Wire Unbundled Copper Loop Non-Designed - Zone 1		1	UEQ	UEQ2X	11.02	44.69	22.40	0.00	0.00							OR
	2 Wire Unbundled Copper Loop Non-Designed - Zone 2		2	UEQ	UEQ2X	12.72	44.69	22.40	0.00	0.00							OR
	2 Wire Unbundled Copper Loop Non-Designed-Zone 3		3	UEQ	UEQ2X	20.22	44.69	22.40	0.00	0.00							OR
	Unbundled Miscellaneous Rate Element, Tag Loop at End User Premise			UEQ	URETL		8.33	0.83
	Manual Order Coordination 2 Wire Unbundled Copper Loop - Non-Designed (per loop)			UEQ	UCLMC		18.92	18.92									OR
	Unbundled Copper Loop, Non-Design Copper Loop, billing for BST providing make-up (Engineering Information - E.I.)			UEQ	UEQMU		7.30	7.30									OR
	Loop Testing - Basic 1st Half Hour			UEQ	URET1		25.12										OR
	Loop Testing - Basic Additional Half Hour			UEQ	URETA		13.62	13.62									OR
	Loop Testing - Premium per Half Hour						41.29	22.27									OR
	CLEC to CLEC Conversion Charge Without Outside Dispatch (UCL-ND)			UEQ	UREWO		14.25	7.42
UNBUNDLED EXCHANGE ACCESS LOOP
2-WIRE ANALOG VOICE GRADE LOOP
UNE Loop Rates for Line Splitting (In Ga. PSC ordered the line splitting loop USOCs match the lower port - loop combo rates UEPLX)
	2-Wire Voice Grade Loop (SL1) for Line Splitting - Zone 1		1	UEPSR UEPSB	UEABS	9.32	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Loop (SL1) for Line Splitting - Zone 2		2	UEPSR UEPSB	UEABS	14.45	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Loop (SL1)for Line Splitting - Zone 3		3	UEPSR UEPSB	UEABS	30.14	10.05	7.36	1.37	1.28							OR
UNBUNDLED EXCHANGE ACCESS LOOP
2-WIRE ANALOG VOICE GRADE LOOP
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or
	Ground Start Signaling - Zone 1		1	UEA	UEAL2	11.26	79.85	24.65	18.92	7.87							OR
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or
	Ground Start Signaling - Zone 2		2	UEA	UEAL2	16.43	79.85	24.65	18.92	7.87							OR
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or
	Ground Start Signaling - Zone 3		3	UEA	UEAL2	31.49	79.85	24.65	18.92	7.87							OR
	Order Coordination for Specified Conversion Time (per LSR)			UEA	OCOSL		57.79										OR
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse
	Battery Signaling - Zone 1		1	UEA	UEAR2	11.26	79.85	24.65	18.92	7.87							OR
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse
	Battery Signaling - Zone 2		2	UEA	UEAR2	16.43	79.85	24.65	18.92	7.87							OR
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse
	Battery Signaling - Zone 3		3	UEA	UEAR2	31.49	79.85	24.65	18.92	7.87							OR
	Order Coordination for Specified Conversion Time (per LSR)			UEA	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			UEA	UREWO		87.72	36.36
	Loop Tagging - Service Level 2 (SL2)			UEA	URETL		11.19	1.10
4-WIRE ANALOG VOICE GRADE LOOP
	4-Wire Analog Voice Grade Loop - Zone 1		1	UEA	UEAL4	17.33	93.01	28.17	19.52	8.12							OR
	4-Wire Analog Voice Grade Loop - Zone 2		2	UEA	UEAL4	20.74	93.01	28.17	19.52	8.12							OR
	4-Wire Analog Voice Grade Loop - Zone 3		3	UEA	UEAL4	28.81	93.01	28.17	19.52	8.12							OR
	Order Coordination for Specified Conversion Time (per LSR)			UEA	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			UEA	UREWO		87.72	36.36
2-WIRE ISDN DIGITAL GRADE LOOP
	2-Wire ISDN Digital Grade Loop - Zone 1		1	UDN	U1L2X	21.89	180.06	35.25	18.23	6.97							OR
	2-Wire ISDN Digital Grade Loop - Zone 2		2	UDN	U1L2X	25.27	180.06	35.25	18.23	6.97							OR
	2-Wire ISDN Digital Grade Loop - Zone 3		3	UDN	U1L2X	40.17	180.06	35.25	18.23	6.97							OR
	Order Coordination For Specified Conversion Time (per LSR)			UDN	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			UDN	UREWO		120.98	33.04
2-WIRE Universal Digital Channel (UDC) COMPATIBLE LOOP
	2-Wire Universal Digital Channel (UDC) Compatible Loop - Zone 1		1	UDC	UDC2X	21.89	44.69	31.55	0.00	0.00							OR

CCCS 163 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES ($)				Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	2-Wire Universal Digital Channel (UDC) Compatible Loop - Zone 2		2	UDC	UDC2X	25.27	44.69	31.55	0.00	0.00							OR
	2-Wire Universal Digital Channel (UDC) Compatible Loop - Zone 3		3	UDC	UDC2X	40.17	44.69	31.55	0.00	0.00							OR
	CLEC to CLEC Conversion Charge without outside dispatch			UDC	UREWO		44.69	31.55
2-WIRE ASYMMETRICAL DIGITAL SUBSCRIBER LINE (ADSL) COMPATIBLE LOOP
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 1		1	UAL	UAL2X	11.23	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 2		2	UAL	UAL2X	12.97	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 3		3	UAL	UAL2X	20.62	44.69	31.55	0.00	0.00							OR
	Order Coordination for Specified Conversion Time (per LSR)			UAL	OCOSL		57.79										OR
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 1		1	UAL	UAL2W	11.23	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 2		2	UAL	UAL2W	12.97	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 3		3	UAL	UAL2W	20.62	44.69	31.55	0.00	0.00							OR
	Order Coordination for Specified Conversion Time (per LSR)			UAL	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			UAL	UREWO		44.69	29.29
2-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 1		1	UHL	UHL2X	7.88	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 2		2	UHL	UHL2X	9.09	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled HDSL Loop including manual service inquiry & facility reservation - Zone 3		3	UHL	UHL2X	14.48	44.69	31.55	0.00	0.00							OR
	Order Coordination for Specified Conversion Time (per LSR)			UHL	OCOSL		57.79										OR
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 1		1	UHL	UHL2W	7.88	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 2		2	UHL	UHL2W	9.09	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 3		3	UHL	UHL2W	14.48	44.69	31.55	0.00	0.00							OR
	Order Coordination for Specified Conversion Time (per LSR)			UHL	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			UHL	UREWO		44.69	31.55
4-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP
	4 Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 1		1	UHL	UHL4X	10.39	44.69	31.55	0.00	0.00							OR
	4-Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 2		2	UHL	UHL4X	12.00	44.69	31.55	0.00	0.00							OR
	4-Wire Unbundled HDSL Loop including manual service inquiry and facility reservation - Zone 3		3	UHL	UHL4X	19.07	44.69	31.55	0.00	0.00							OR
	Order Coordination for Specified Conversion Time (per LSR)			UHL	OCOSL		57.79										OR
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 1		1	UHL	UHL4W	10.39	44.69	31.55	0.00	0.00							OR
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 2		2	UHL	UHL4W	12.00	44.69	31.55	0.00	0.00							OR
	4-Wire Unbundled HDSL Loop without manual service inquiry and facility reservation - Zone 3		3	UHL	UHL4W	19.07	44.69	31.55	0.00	0.00							OR
	Order Coordination for Specified Conversion Time (per LSR)			UHL	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			UHL	UREWO		44.69	31.55
4-WIRE DS1 DIGITAL LOOP
	4-Wire DS1 Digital Loop - Zone 1		1	USL	USLXX	39.61	211.93	72.49	38.24	7.20							OR
	4-Wire DS1 Digital Loop - Zone 2		2	USL	USLXX	44.72	211.93	72.49	38.24	7.20							OR
	4-Wire DS1 Digital Loop - Zone 3		3	USL	USLXX	59.04	211.93	72.49	38.24	7.20							OR
	Order Coordination for Specified Conversion Time (per LSR)			USL	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			USL	UREWO		100.91	42.97

CCCS 164 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES ($)				Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
4-WIRE 56 OR 64 KBPS DIGITAL GRADE LOOP
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 1		1	UDL	UDL56	21.21	196.66	37.00	18.82	7.20							OR
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 2		2	UDL	UDL56	27.22	196.66	37.00	18.82	7.20							OR
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 3		3	UDL	UDL56	36.38	196.66	37.00	18.82	7.20							OR
	Order Coordination for Specified Conversion Time (per LSR)			UDL	OCOSL		57.79										OR
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 1		1	UDL	UDL64	21.21	196.66	37.00	18.82	7.20							OR
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 2		2	UDL	UDL64	27.22	196.66	37.00	18.82	7.20							OR
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 3		3	UDL	UDL64	36.38	196.66	37.00	18.82	7.20							OR
	Order Coordination for Specified Conversion Time (per LSR)			UDL	OCOSL		57.79										OR
	CLEC to CLEC Conversion Charge without outside dispatch			UDL	UREWO		101.95	49.66
2-WIRE Unbundled COPPER LOOP
	2-Wire Unbundled Copper Loop/Short including manual service inquiry & facility reservation - Zone 1		1	UCL	UCLPB	12.02	44.69	31.55	0.00	0.00							OR
	2-Wire Unbundled Copper Loop/Short including manual service inquiry & facility reservation - Zone 2		2	UCL	UCLPB	13.88	44.69	31.55	0.00	0.00							OR
	2 Wire Unbundled Copper Loop/Short including manual service inquiry & facility reservation - Zone 3		3	UCL	UCLPB	22.07	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	2-Wire Unbundled Copper Loop/Short without manual service inquiry and facility reservation - Zone 1		1	UCL	UCLPW	12.02	44.69	31.55	0.00	0.00							OR
	2-Wire Unbundled Copper Loop/Short without manual service inquiry and facility reservation - Zone 2		2	UCL	UCLPW	13.88	44.69	31.55	0.00	0.00							OR
	2-Wire Unbundled Copper Loop/Short without manual service inquiry and facility reservation - Zone 3		3	UCL	UCLPW	22.07	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	2-Wire Unbundled Copper Loop/Long - includes manual srvc. inquiry and facility reservation - Zone 1		1	UCL	UCL2L	35.56	44.69	31.55	0.00	0.00							OR
	2-Wire Unbundled Copper Loop/Long - includes manual svc. inquiry and facility reservation - Zone 2		2	UCL	UCL2L	41.07	44.69	31.55	0.00	0.00							OR
	2-Wire Unbundled Copper Loop/Long - includes manual svc. inquiry and facility reservation - Zone 3		3	UCL	UCL2L	65.28	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	2-Wire Unbundled Copper Loop/Long - without manual service inquiry and facility reservation - Zone 1		1	UCL	UCL2W	35.56	44.69	31.55	0.00	0.00							OR
	2-Wire Unbundled Copper Loop/Long - without manual service inquiry and facility reservation - Zone 2		2	UCL	UCL2W	41.07	44.69	31.55	0.00	0.00							OR
	2-Wire Unbundled Copper Loop/Long - without manual service inquiry and facility reservation - Zone 3		3	UCL	UCL2W	65.28	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	CLEC to CLEC Conversion Charge without outside dispatch (UCL-Des)			UCL	UREWO		44.69	31.55
4-WIRE COPPER LOOP
	4-Wire Copper Loop/Short - including manual service inquiry and facility reservation - Zone 1		1	UCL	UCL4S	16.65	44.69	31.55	0.00	0.00							OR
	4-Wire Copper Loop/Short - including manual service inquiry and facility reservation - Zone 2		2	UCL	UCL4S	19.22	44.69	31.55	0.00	0.00							OR
	4-Wire Copper Loop/Short - including manual service inquiry and facility reservation - Zone 3		3	UCL	UCL4S	30.55	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	4-Wire Copper Loop/Short - without manual service inquiry and facility reservation - Zone 1		1	UCL	UCL4W	16.65	44.69	31.55	0.00	0.00							OR
	4-Wire Copper Loop/Short - without manual service inquiry and facility reservation - Zone 2		2	UCL	UCL4W	19.22	44.69	31.55	0.00	0.00							OR
	4-Wire Copper Loop/Short - without manual service inquiry and facility reservation - Zone 3		3	UCL	UCL4W	30.55	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	4-Wire Unbundled Copper Loop/Long - includes manual svc. inquiry and facility reservation - Zone 1		1	UCL	UCL4L	30.85	44.69	31.55	0.00	0.00							OR

CCCS 165 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D

CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l	Source
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	4-Wire Unbundled Copper Loop/Long - includes manual svc. inquiry and facility reservation - Zone 2		2	UCL	UCL4L	53.87	44.69	31.55	0.00	0.00							OR
	4-Wire Unbundled Copper Loop/Long - includes manual svc. inquiry and facility reservation - Zone 3		3	UCL	UCL4L	98.64	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	4-Wire Unbundled Copper Loop/Long - without manual svc. inquiry and facility reservation - Zone 1		1	UCL	UCL4O	47.56	44.69	31.55	0.00	0.00							OR
	4-Wire Unbundled Copper Loop/Long - without manual svc. inquiry and facility reservation - Zone 2		2	UCL	UCL4O	54.93	44.69	31.55	0.00	0.00							OR
	4-Wire Unbundled Copper Loop/Long - without manual svc. inquiry and facility reservation - Zone 3		3	UCL	UCL4O	87.30	44.69	31.55	0.00	0.00							OR
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		18.92	18.92									OR
	CLEC to CLEC conversion Charge without outside dispatch			UCL	UREWO		44.69	31.55
LOOP MODIFICATION
	Unbundled Loop Modification, Removal of Load Coils - 2 Wire pair less than or equal to 18k ft			UAL, UHL, UCL, UEQ, ULS, UEA, UEANL, UEPSR, UEPSB	ULM2L		0.00	0.00									OR
	Unbundled Loop Modification, Removal of Load Coils - 2 wire greater than 18k ft			UCL, ULS, UEQ	ULM2G		0.00	0.00									OR
	Unbundled Loop Modification Removal of Load Coils - 4 Wire less than or equal to 18K ft			UHL, UCL, UEA	ULM4L		0.00	0.00									OR
	Unbundled Loop Modification Removal of Load Coils - 4 Wire pair greater than 18k ft			UCL	ULM4G		0.00	0.00									OR
	Unbundled Loop Modification Removal of Bridged Tap Removal, per unbundled loop			UAL, UHL, UCL, UEQ, ULS, UEA, UEANL, UEPSR, UEPSB	ULMBT		0.00	0.00									OR
SUB-LOOPS
Sub-Loop Distribution
	Sub-Loop - Per Cross Box Location - CLEC Feeder Facility Set-Up			UEANL	USBSA		255.76										OR
	Sub-Loop - Per Cross Box Location - Per 25 Pair Panel Set-Up			UEANL	USBSB		7.29										OR
	Sub-Loop - Per Building Equipment Room - CLEC Feeder Facility Set-Up			UEANL	USBSC		175.09										OR
	Sub-Loop - Per Building Equipment Room - Per 25 Pair Panel Set-Up			UEANL	USBSD		51.61										OR
	Unbundled Sub-Loops, Riser Cable, 2-Wire per Loop, Working and Spare Loop Activation			UEANL	USBRC	3.61	28.46	3.85	2.20	0.01							OR
	Unbundled Sub-Loops, Riser Cable, 4-Wire per Loop, Working and Spare Loop Activation			UEANL	USBRD	7.67	31.07	4.79	2.27	0.01							OR
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 1		1	UEANL	USBN2	6.37	28.46	3.85	2.20	0.01							OR
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 2		2	UEANL	USBN2	9.88	28.46	3.85	2.20	0.01							OR
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 3		3	UEANL	USBN2	18.59	28.46	3.85	2.20	0.01							OR
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 1		1	UEANL	USBN4	5.93	31.07	4.79	2.27	0.01							OR
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 2		2	UEANL	USBN4	9.71	31.07	4.79	2.27	0.01							OR
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 3		3	UEANL	USBN4	18.85	31.07	4.79	2.27	0.01							OR
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		18.92	18.92									OR
	Sub-Loop 2-Wire Intrabuilding Network Cable (INC)			UEANL	USBR2	3.61	28.46	3.85	2.20	0.01							OR
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		18.92	18.92									OR

CCCS 166 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Sub-Loop 4-Wire Intrabuilding Network Cable (INC)			UEANL	USBR4	7.67	31.07	4.79	2.27	0.01							OR
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		18.92	18.92									OR
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 1		1	UEF	UCS2X	5.94	28.46	3.85	2.20	0.01							OR
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 2		2	UEF	UCS2X	7.51	28.46	3.85	2.20	0.01							OR
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 3		3	UEF	UCS2X	9.22	28.46	3.85	2.20	0.01							OR
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEF	USBMC		18.92	18.92									OR
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 1		1	UEF	UCS4X	6.37	31.07	4.79	2.27	0.01							OR
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 2		2	UEF	UCS4X	6.32	31.07	4.79	2.27	0.01							OR
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 3		3	UEF	UCS4X	9.10	31.07	4.79	2.27	0.01							OR
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEF	USBMC		18.92	18.92									OR
Unbundled Network Terminating Wire (UNTW)
	Unbundled Network Terminating Wire (UNTW) per Pair			UENTW	UENPP	0.533	25.12	12.28									OR
Network Interface Device (NID)
	Network Interface Device (NID) - 1-2 lines			UENTW	UND12		32.86	20.69									OR
	Network Interface Device (NID) - 1-6 lines			UENTW	UND16		56.03	43.86									OR
	Network Interface Device Cross Connect - 2W			UENTW	UNDC2		2.45	2.45									OR
	Network Interface Device Cross Connect - 4W			UENTW	UNDC4		2.45	2.45									OR
SUB-LOOPS
Sub-Loop Feeder
	USL-Feeder, DS0 Set-up per Cross Box location - CLEC Distribution Facility set-up			UEA, UDN, UCL, UDL, UDC	USBFW		255.76										OR
	USL Feeder - DS0 Set-up per Cross Box location - per 25 pair set-up			UEA, UDN, UCL, UDL, UDC	USBFX		7.29	7.29									OR
	USL Feeder DS1 Set-up at DSX location, per DS1 termination			USL	USBFZ		183.87	7.29
	Unbundled Sub-Loop Feeder Loop, 2 Wire Ground Start, Voice Grade - Zone 1		1	UEA	USBFA	5.72	77.57	23.66	18.92	7.87							OR
	Unbundled Sub-Loop Feeder Loop, 2 Wire Ground-Start, Voice Grade - Zone 2		2	UEA	USBFA	7.40	77.57	23.66	18.92	7.87							OR
	Unbundled Sub-Loop Feeder Loop, Per 2 Wire Ground-Start, Voice Grade - Zone 3		3	UEA	USBFA	13.86	77.57	23.66	18.92	7.87							OR
	Order Coordination for Specified Conversion Time, per LSR			UEA	OCOSL		57.79										OR
	Unbundlde Sub-Loop Feeder Loop, 2 Wire Loop-Start, Voice Grade - Zone 1		1	UEA	USBFB	5.72	77.57	23.66	18.92	7.87							OR
	Unbundled Sub-Loop Feeder Loop, 2 Wire Loop-Start, Voice Grade - Zone 2		2	UEA	USBFB	7.40	77.57	23.66	18.92	7.87							OR
	Unbundled Sub-Loop Feeder Loop, 2 Wire Start Loop, Voice Grade - Zone 3		3	UEA	USBFB	13.86	77.57	23.66	18.92	7.87							OR
	Order Coordination for Specified Time Conversion, per LSR			UEA	OCOSL		57.79										OR
	Unbundled Sub-Loop Feeder Loop, 2 Wire Reverse Battery, Voice Grade - Zone 1		1	UEA	USBFC	5.72	77.57	23.66	18.92	7.87							OR
	Unbundled Sub-Loop Feeder Loop, 2 Wire Reverse Battery, Voice Grade - Zone 2		2	UEA	USBFC	7.40	77.57	23.66	18.92	7.87							OR
	Unbundled Sub-Loop Feeder Loop, 2 Wire Analog Reverse Battery, Voice Grade - Zone 3		3	UEA	USBFC	13.86	77.57	23.66	18.92	7.87							OR
	Order Coordination For Specified Conversion Time, per LSR			UEA	OCOSL		57.79										OR
	Unbundled Sub-Loop Feeder Loop, 4 Wire Ground-Start, Voice Grade - Zone 1		1	UEA	USBFD	12.83	89.60	26.71	19.52	8.12							OR
	Unbundled Sub-Loop Feeder Loop, 4 Wire Ground-Start, Voice Grade - Zone 2		2	UEA	USBFD	12.06	89.60	26.71	19.52	8.12							OR
	Unbundled Sub-Loop Feeder Loop, 4 Wire Ground Start, Voice Grade - Zone 3		3	UEA	USBFD	12.09	89.60	26.71	19.52	8.12							OR
	Order Coordination For Specified Conversion Time, Per LSR			UEA	OCOSL		57.79										OR
	Unbundled Sub-Loop Feeder Loop, 4 Wire Loop-Start, Voice Grade - Zone 1		1	UEA	USBFE	12.83	89.60	26.71	19.52	8.12							OR
	Unbundled Sub-Loop Feeder Loop, 4 Wire Loop-Start, Voice Grade - Zone 2		2	UEA	USBFE	12.06	89.60	26.71	19.52	8.12							OR

CCCS 167 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	Unbundled Sub-Loop Feeder Loop, 4 Wire Loop-Start, Voice Grade - Zone 3		3	UEA	USBFE	12.09	89.60	26.71	19.52	8.12							OR
	Order Coordination For Specified Conversion Time, Per LSR			UEA	OCOSL		57.79										OR
	Unbundled Sub-Loop Feeder Loop, 2 Wire ISDN BRI - Zone 1		1	UDN	USBFF	12.95	162.56	29.05	18.23	6.97							OR
	Unbundled Sub-Loop Feeder Loop, 2-Wire ISDN BRI - Zone 2		2	UDN	USBFF	15.63	162.56	29.05	18.23	6.97							OR
	Unbundled Sub-Loop Feeder Loop, 2-Wire ISDN BRI - Zone 3		3	UDN	USBFF	21.54	162.56	29.05	18.23	6.97							OR
	Order Coordination For Specified Conversion Time, Per LSR			UDN	OCOSL		57.79										OR
	Unbundled Sub-Loop Feeder, 2 Wire UDC (IDSL compatible)		1	UDC	USBFS	12.95	162.56	29.05	18.23	6.97							OR
	Unbundled Sub-Loop Feeder, 2 Wire UDC (IDSL compatible)		2	UDC	USBFS	15.63	162.56	29.05	18.23	6.97							OR
	Unbundled Sub-Loop Feeder, 2 Wire UDC (IDSL compatible)		3	UDC	USBFS	21.54	162.56	29.05	18.23	6.97							OR
	Unbundled Sub-Loop Feeder Loop, 4-Wire DS1 - Zone 1		1	USL	USBFG	14.01	190.21	60.56	38.24	7.20							OR
	Unbundled Sub-Loop Feeder Loop, 4-Wire DS1 - Zone 2		2	USL	USBFG	20.01	190.21	60.56	38.24	7.20							OR
	Unbundled Sub-Loop Feeder Loop, 4-Wire DS1 - Zone 3		3	USL	USBFG	35.52	190.21	60.56	38.24	7.20							OR
	Order Coordination For Specified Conversion Time, Per LSR			USL	OCOSL		57.79										OR
	Unbundled Sub-Loop Feeder, 2-Wire Copper Loop - Zone 1		1	UCL	USBFH	3.63	138.71	26.67	16.68	6.97							OR
	Unbundled Sub-Loop Feeder Loop, 2-Wire Copper Loop - Zone 2		2	UCL	USBFH	3.27	138.71	26.67	16.68	6.97							OR
	Unbundled Sub-Loop Feeder Loop, 2-Wire Copper Loop - Zone 3		3	UCL	USBFH	2.79	138.71	26.67	16.68	6.97							OR
	Sub-Loop Feeder - Per 4-Wire Copper Loop - Zone 1		1	UCL	USBFJ	5.56	156.47	29.61	17.22	7.20							OR
	Sub-Loop Feeder - Per 4-Wire Copper Loop - Zone 2		2	UCL	USBFJ	4.58	156.47	29.61	17.22	7.20							OR
	Sub-Loop Feeder - Per 4-Wire Copper Loop - Zone 3		3	UCL	USBFJ	4.29	156.47	29.61	17.22	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 19.2 Kbps Digital Grade Loop		1	UDL	USBFN	14.66	170.69	33.41	18.82	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 19.2 Kbps Digital Grade Loop		2	UDL	USBFN	15.58	170.69	33.41	18.82	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 19.2 Kbps Digital Grade Loop		3	UDL	USBFN	18.03	170.69	33.41	18.82	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 56 Kbps Digital Grade Loop - Zone 1		1	UDL	USBFO	14.66	170.69	33.41	18.82	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 56 Kbps Digital Grade Loop - Zone 2		2	UDL	USBFO	15.58	170.69	33.41	18.82	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 56 Kbps Digital Grade Loop - Zone 3		3	UDL	USBFO	18.03	170.69	33.41	18.82	7.20							OR
	Order Coordination For Specified Time Conversion, per LSR			UDL	OCOSL		57.79										OR
	Sub-Loop Feeder - Per 4-Wire 64 Kbps Digital Grade Loop - Zone 1		1	UDL	USBFP	14.66	170.69	33.41	18.82	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 64 Kbps Digital Grade Loop - Zone 2		2	UDL	USBFP	15.58	170.69	33.41	18.82	7.20							OR
	Sub-Loop Feeder - Per 4-Wire 64 Kbps Digital Grade Loop - Zone 3		3	UDL	USBFP	18.03	170.69	33.41	18.82	7.20							OR
	Order Coordination For Specified Conversion Time, per LSR			UDL	OCOSL		57.79										OR
SUB-LOOPS
Sub-Loop Feeder
				UE3	1L5SL	12.80
	Sub Loop Feeder - DS3 - Facility Termination Per Month			UE3	USBF1	329.94	3,396.56	406.50	163.61	92.75
	Sub Loop Feeder – STS-1 – Per Mile Per Month			UDLSX	1L5SL	12.80
	Sub Loop Feeder - STS-1 - Facility Termination Per Month			UDLSX	USBF7	372.78	3,396.56	406.50	163.61	92.75
UNBUNDLED LOOP CONCENTRATION (Inside CO)
	Unbundled Loop Concentration - System A (TR008)			ULC	UCT8A	172.78	431.36	20.36									OR
	Unbundled Loop Concentration - System B (TR008)			ULC	UCT8B	39.21	334.86	20.36									OR
	Unbundled Loop Concentration - System A (TR303)			ULC	UCT3A	201.80	431.36	20.36									OR
	Unbundled Loop Concentration - System B (TR303)			ULC	UCT3B	67.30	334.86	20.36									OR
	Unbundled Loop Concentration - DS1 Loop Interface Card			ULC	UCTCO	3.50	50.91	29.41	19.79	3.22							OR
	Unbundled Loop Concentration - ISDN Loop Interface (Brite Card)			UDN	ULCC1	5.86	7.84	2.28	2.64	1.32							OR
	Unbundled Loop Concentration - UDC Loop Interface (Brite Card)			UDC	ULCCU	5.86	7.84	2.28	2.64	1.32							OR
	Unbundled Loop Concentration - 2 Wire Voice-Loop Start or Ground Start Loop Interface (POTS Card)			UEA	ULCC2	1.45	7.84	2.28	2.64	1.32							OR
	Unbundled Loop Concentration - 2 Wire Voice - Reverse Battery Loop Interface (SPOTS Card)			UEA	ULCCR	3.81	7.84	2.28	2.64	1.32							OR

CCCS 168 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	Unbundled Loop Concentration - 4 Wire Voice Loop Interface (Specials Card)			UEA	ULCC4	3.50	7.84	2.28	2.64	1.32							OR
	Unbundled Loop Concentration - TEST CIRCUIT Card			ULC	UCTTC	27.35	7.84	2.28	2.64	1.32							OR
	Unbundled Loop Concentration - Digital 19.2 Kbps Data Loop Interface			UDL	ULCC7	5.76	7.84	2.28	2.64	1.32							OR
	Unbundled Loop Concentration - Digital 56 Kbps Data Loop Interface			UDL	ULCC5	5.76	7.84	2.28	2.64	1.32							OR
	Unbundled Loop Concentration - Digital 64 Kbps Data Loop Interface			UDL	ULCC6	5.76	7.84	2.28	2.64	1.32							OR
UNE OTHER, PROVISIONING ONLY - NO RATE
	NID - Dispatch and Service Order for NID installation			UENTW	UNDBX	0.00	0.00
	UNTW Circuit Id Establishment, Provisioning Only - No Rate			UENTW	UENCE	0.00	0.00
	Unbundled Contract Name, Provisioning Only - No Rate			UEANL,UEF,UEQ,UENTW	UNECN	0.00	0.00
UNE OTHER, PROVISIONING ONLY - NO RATE
	Unbundled Contact Name, Provisioning Only - no rate			UAL,UCL,UDC,UDL, UDN,UEA,UHL,ULC	UNECN	0.00	0.00
	Unbundled Sub-Loop Feeder-2 Wire Cross Box Jumper - no rate			UEA,UDN,UCL,UDC	USBFQ	0.00	0.00
	Unbundled Sub-Loop Feeder-4 Wire Cross Box Jumper - no rate			UEA,USL,UCL,UDL	USBFR	0.00	0.00
	Unbundled DS1 Loop - Superframe Format Option - no rate			USL	CCOSF	0.00	0.00
	Unbundled DS1 Loop - Expanded Superframe Format option - no rate			USL	CCOEF	0.00	0.00
HIGH CAPACITY UNBUNDLED LOCAL LOOP
	High Capacity Unbundled Local Loop - DS3 - Per Mile per month			UE3	1L5ND	10.97											OR
	High Capacity Unbundled Local Loop - DS3 - Facility Termination per month			UE3	UE3PX	253.38	1,753.23	131.90	112.91	75.88							OR
	High Capacity Unbundled Local Loop - STS-1 - Per Mile per month			UDLSX	1L5ND	10.97											OR
	High Capacity Unbundled Local Loop - STS-1 - Facility Termination per month			UDLSX	UDLS1	305.42	1,753.23	131.90	112.91	75.88							OR
	High Capacity Unbundled Local Loop - OC3 - Per Mile, per month				1L5ND	8.74
	High Capacity Unbundled Local Loop - OC3 - Facility Termination, per month					346.04	1,880.55	76.62	66.77	52.81
	High Capacity Unbundled Local Loop - OC12 - Per Mile, per month				1L5ND	9.08
	High Capacity Unbundled Local Loop - OC12 - Facility Termination, per month					115.03	1,880.55	77.47	66.77	52.81
	High Capacity Unbundled Local Loop - OC48 - Per Mile, per month				1L5ND	29.77
	High Capacity Unbundled Local Loop - OC48 - Facility Termination, per month					886.27	1,880.55	77.47	66.77	52.81
	High Capacity Unbundled Local Loop - OC48 - Interface OC12 on OC48					305.42	1,753.23	131.90	112.91	75.88
LOOP MAKE-UP
	Loop Makeup - Preordering Without Reservation, per working or spare facility queried (Manual).			UMK	UMKLW		15.19	15.19									OR
	Loop Makeup - Preordering With Reservation, per spare facility queried (Manual).			UMK	UMKLP		19.85	19.85									OR
HIGH FREQUENCY SPECTRUM
LINE SHARING
SPLITTERS-CENTRAL OFFICE BASED
	Line Sharing Splitter, per System 96 Line Capacity			ULS	ULSDA	131.00	272.17	0.00	51.20	0.00
	Line Sharing Splitter, per System 24 Line Capacity			ULS	ULSDB	32.00	272.17	0.00	51.20	0.00
	Line Sharing Splitter, Per System, 8 Line Capacity			ULS	ULSD8	11.00	272.17	0.00	51.20	0.00

CCCS 169 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES ($)				Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	Line Sharing-DLEC Owned Splitter in CO-CFA activatIon- deactivation (per LSOD)			ULS	ULSDG		66.34	0.00	51.20	0.00
END USER ORDERING-CENTRAL OFFICE BASED-HIGH FREQUENCY SPECTRUM AKA LINE SHARING
	Line Sharing - per Line Activation (BST Owned Splitter)			ULS	ULSDC	0.61	10.51	7.70	7.00	4.20
	Line Sharing - per Subsequent Activity per Line Rearrangement(BST Owned Splitter)			ULS	ULSDS		36.23	13.23
	Line Sharing - per Subsequent Activity per Line Rearrangement(DLEC Owned Splitter)			ULS	ULSCS		36.23	13.23
	Line Sharing - per Line Activation (DLEC owned Splitter)			ULS	ULSCC	0.61	47.44	19.31	0.00	0.00
LINE SPLITTING
END USER ORDERING-CENTRAL OFFICE BASED
	Line Splitting - per line activation DLEC owned splitter			UEPSR UEPSB	UREOS	0.61
	Line Splitting - per line activation BST owned - physical			UEPSR UEPSB	UREBP	0.61	53.48	34.48	16.45	12.75
	Line Splitting - per line activation BST owned - virtual			UEPSR UEPSB	UREBV	0.61	53.48	34.48	16.45	12.75
UNBUNDLED DEDICATED TRANSPORT
NOTE: INTEROFFICE CHANNEL DEDICATED TRANSPORT - minimum billing period - below DS3=one month.
INTEROFFICE CHANNEL-DEDICATED TRANSPORT
	Interoffice Channel - Dedicated Transport - 2-Wire Voice Grade - Per Mile per month			U1TVX	1L5XX	0.0057											OR
	Interoffice Channel - Dedicated Transport - 2- Wire Voice Grade - Facility Termination			U1TVX	U1TV2	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel - Dedicated Transport - 2-Wire Voice Grade Rev Bat. - Per Mile per month			U1TVX	1L5XX	0.0057											OR
	Interoffice Channel - Dedicated Transport - 2- Wire VG Rev Bat. - Facility Termination			U1TVX	U1TR2	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel - Dedicated Transport -4-Wire Voice Grade - Per Mile per month			U1TVX	1L5XX	0.0057											OR
	Interoffice Channel - Dedicated Transport -4- Wire Voice Grade - Facility Termination			U1TVX	U1TV4	10.78	48.46	19.48	16.58	5.00							OR
	Interoffice Channel - Dedicated Transport - 56 kbps - per mile per month			U1TDX	1L5XX	0.0057											OR
	Interoffice Channel - Dedicated Transport - 56 kbps - Facility Termination			U1TDX	U1TD5	7.83	48.46	19.48	16.58	5.00							OR
	Interoffice Channel - Dedicated Transport - 64 kbps - per mile per month			U1TDX	1L5XX	0.0057											OR
	Interoffice Channel - Dedicated Transport - 64 kbps - Facility Termination			U1TDX	U1TD6	7.83	48.46	19.48	16.58	5.00							OR
	Interoffice Channel - Dedicated Channel - DS1 - Per Mile per month			U1TD1	1L5XX	0.1154											OR
	Interoffice Channel - Dedicated Tranport - DS1- Facility Termination			U1TD1	U1TF1	34.19	111.03	80.28	31.36	21.73							OR
	Interoffice Channel - Dedicated Transport - DS3 - Per Mile per month			U1TD3	1L5XX	2.53											OR
	Interoffice Channel - Dedicated Transport - DS3 - Facility Termination per month			U1TD3	U1TF3	342.02	320.47	86.32	66.77	52.81							OR
	Interoffice Channel - Dedicated Transport - STS-1 - Per Mile per month			U1TS1	1L5XX	2.53											OR
	Interoffice Channel - Dedicated Transport - STS-1 - Facility Termination			U1TS1	U1TFS	358.67	320.47	86.32	66.77	52.81							OR
	Interoffice Channel - Dedicated Transport - OC3 - Per Mile per month			U1TO3	1L5XX	3.90
	Interoffice Channel - Dedicated Transport - OC3 - Facility Termination			UITO3	U1T3F	988.02	567.47	86.32	66.77	52.81
	Interoffice Channel - Dedicated Transport - OC12 - Per Mile per month			U1T12	1L5XX	12.81
	Interoffice Channel - Dedicated Transport - OC12 - Facility Termination			UIT12	U1T2F	3,513.35	567.47	86.32	66.77	52.81
	Interoffice Channel - Dedicated Transport - OC48 - Per Mile per month			U1T48	1L5XX	12.81

CCCS 170 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	Rec	RATES ($)				Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	Interoffice Channel - Dedicated Transport - OC48 - Facility Termination			UIT48	U1T4F	3,513.35	567.47	86.32	66.77	52.81
	Interoffice Channel - Dedicated Transport - OC48 - Interface OC12 on OC48			UIT48	U1T4B	638.04	561.32	148.50	66.77	52.81
LOCAL CHANNEL - DEDICATED TRANSPORT
NOTE: LOCAL CHANNEL DEDICATED TRANSPORT - minimum billing period = below DS3=one month.
	Local Channel - Dedicated - 2-Wire Voice Grade			ULDVX	ULDV2	7.74	121.07	53.30	46.40	13.37							OR
	Local Channel - Dedicated - 2-Wire Voice Grade Rev Bat			ULDVX	ULDR2	7.74	121.07	53.30	46.40	13.37							OR
	Local Channel - Dedicated - 4-Wire Voice Grade			ULDVX	ULDV4	8.72	125.62	54.43	46.40	13.37							OR
	Local Channel - Dedicated - DS1 Zone 1		1	ULDD1	ULDF1	18.16	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS1 Zone 2		2	ULDD1	ULDF1	52.47	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS1 Zone 3		3	ULDD1	ULDF1	157.03	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS3 - Per Mile per month			ULDD3	1L5NC	1.44											OR
	Local Channel - Dedicated - DS3 - Facility Termination			ULDD3	ULDF3	147.01	445.01	145.18	112.91	75.88							OR
	Local Channel - Dedicated - STS-1 - Per Mile per month			ULDS1	1L5NC	1.44											OR
	Local Channel - Dedicated - STS-1 - Facility Termination			ULDS1	ULDFS	154.62	445.01	145.18	112.91	75.88							OR
DARK FIBER
	Dark Fiber, Four Fiber Strands, Per Route Mile or Fraction Thereof per month - Local Channel			UDF, UDFCX	1L5DC	46.84											OR
	NRC Dark Fiber - Local Channel			UDF, UDFCX	UDFC4		1,745.99	87.54	73.64	18.70							OR
	Dark Fiber, Four Fiber Strands, Per Route Mile or Fraction Thereof per month - Interoffice Channel			UDF, UDFCX	1L5DF	23.29											OR
	NRC Dark Fiber - Interoffice Channel			UDF, UDFCX	UDF14		1,776.53	89.75	73.64	18.70							OR
	Dark Fiber, Four Fiber Strands, Per Route Mile or Fraction Thereof per month - Local Loop			UDF, UDFCX	1L5DL	46.84											OR
	NRC Dark Fiber - Local Loop			UDF, UDFCX	UDFL4		1,745.99	87.54	73.64	18.70							OR
	Dark Fiber, Four Fiber Strands, Per Route Mile or Fraction Thereof per month - Subloop Feeder			UDF, UDFCX	UDFF4	23.03
	NRC Dark Fiber - Subloop Feeder			UDF, UDFCX	UDFFC		668.23	182.47	267.20	151.96
	NRC Dark Fiber - Subloop Feeder - Service Inquiry						590.13
8XX ACCESS TEN DIGIT SCREENING
	8XX Access Ten Digit Screening, Per Call			OHD		0.0008543											OR
	8XX Access Ten Digit Screening, Reservation Charge Per 8XX Number Reserved			OHD	N8R1X		2.50	0.43									OR
	8XX Access Ten Digit Screening, Per 8XX No. Established W/O POTS Translations			OHD			5.65	0.76	4.24	0.51							OR
	8XX Access Ten Digit Screening, Per 8XX No. Established With POTS Translations			OHD	N8FTX		5.65	0.76	4.24	0.51							OR
	8XX Access Ten Digit Screening, Customized Area of Service Per 8XX Number			OHD	N8FCX		2.50	1.25									OR
	8XX Access Ten Digit Screening, Multiple InterLATA CXR
	Routing Per CXR Requested Per 8XX No.			OHD	N8FMX		2.93	1.68									OR
	8XX Access Ten Digit Screening, Change Charge Per Request			OHD	N8FAX		2.93	0.43									OR
	8XX Access Ten Digit Screening, Call Handling and Destination Features			OHD	N8FDX		2.50										OR
	8XX Access Ten Digit Screening, w/8FL No. Delivery			OHD		0.0008543											OR
	8XX Access Ten Digit Screening, w/POTS No. Delivery			OHD		0.0008543											OR
LINE INFORMATION DATA BASE ACCESS (LIDB)
	LIDB Common Transport Per Query			OQT		0.0000682											OR
	LIDB Validation Per Query			OQU		0.0266962											OR
	LIDB Originating Point Code Establishment or Change			OQT, OQU	NRBPX		33.24	33.24	39.35	39.35							OR
SIGNALING (CCS7)
	CCS7 Signaling Connection, Per 56Kbps Facility			UDB	TPP++	0.00	0.00	0.00	0.00	0.00
	CCS7 Signaling Termination, Per STP Port			UDB	PT8SX	0.00
	CCS7 Signaling Usage, Per Call Setup Message			UDB		0.00
	CCS7 Signaling Usage, Per TCAP Message			UDB		0.00
	CCS7 Signaling Connection, Per link (A link) (same as E.3.1)			UDB	TPP++	0.00	0.00	0.00	0.00	0.00
	CCS7 Signaling Connection, Per link (B link) (also known as D link) (same as E.3.1)			UDB	TPP++	0.00	0.00	0.00	0.00	0.00

CCCS 171 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	CCS7 Signaling Usage, Per ISUP Message (same as E.3.3)			UDB		0.00
	CCS7 Signaling Usage Surrogate, per link			UDB	STU56	0.00
	CCS7 Signaling Point Code, Establishment or Change, per STP affected			UDB	CCAPO		28.15	28.15	33.32	33.32							OR
E911 SERVICE
	Local Channel - Dedicated - 2-wr Voice Grade					7.74	121.07	53.30	46.40	13.37							OR
	Interoffice Transport - Dedicated - 2-wr Voice Grade Per Mile					0.0057											OR
	Interoffice Transport - Dedicated - 2-wr Voice Grade Per Facility Termination					12.87	48.46	19.48	16.58	5.00							OR
	Local Channel - Dedicated - DS1 - Zone 1					18.16	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS1 - Zone 2					52.47	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS1 - Zone 3					157.03	149.46	111.20	40.36	26.12							OR
	Interoffice Transport - Dedicated - DS1 Per Mile					0.1154											OR
	Interoffice Transport - Dedicated - DS1 Per Facility Termination					34.19	111.03	80.28	31.36	21.73							OR
CALLING NAME (CNAM) SERVICE
	CNAM For DB Owners - Service Establishment			OQV			22.90		20.32								OR
	CNAM For Non DB Owners - Service Establishment			OQV			22.90		20.32								OR
	CNAM For DB Owners - Service Provisioning With Point Code Establishment			OQV			959.77	709.83	251.47	184.91							OR
	CNAM For Non DB Owners - Service Provisioning With Point Code Establishment			OQV			331.89	237.45	257.65	184.91							OR
	CNAM for DB Owners, Per Query			OQV		0.0009924											OR
	CNAM for Non DB Owners, Per Query			OQV		0.0009924											OR
	CNAM (Non-Databs Owner), NRC, applies when using the Character Based User Interface (CHUI)			OQV	CDDCH		595.00	595.00
LNP Query Service
	LNP Charge Per query					0.00082											OR
	LNP Service Establishment Manual						12.49		11.09								OR
	LNP Service Provisioning with Point Code Establishment						574.87	293.68	251.47	184.91							OR
OPERATOR CALL PROCESSING
	Oper. Call Processing - Oper. Provided, Per Min. - Using BST LIDB					1.20
	Oper. Call Processing - Oper. Provided, Per Min. - Using Foreign LIDB					1.24
	Oper. Call Processing - Fully Automated, per Call - Using BST LIDB					0.20
	Oper. Call Processing - Fully Automated, per Call - Using Foreign LIDB					0.20
INWARD OPERATOR SERVICES
	Inward Operator Svcs - Verification, Per Minute					1.15
	Inward Operator Services - Verification and Emergency Interrupt - Per Minute					1.15
BRANDING - OPERATOR CALL PROCESSING
Facility based CLEC
	Recording of Custom Branded OA Announcement				CBAOS		7,000.00	7,000.00
	Loading of Custom Branded OA Announcement per shelf/NAV per OCN				CBAOL		500.00	500.00
UNEP CLEC
	Recording of Custom Branded OA Announcement						7,000.00	7,000.00
	Loading of Custom Branded OA Announcement per shelf/NAV per OCN						500.00	500.00
Unbranding via OLNS for UNEP CLEC
	Loading of OA per OCN (Regional)						1,200.00	1,200.00
DIRECTORY ASSISTANCE SERVICES
DIRECTORY ASSISTANCE ACCESS SERVICE
	Directory Assistance Access Service Calls, Charge Per Call					0.275
DIRECTORY ASSISTANCE CALL COMPLETION ACCESS SERVICE (DACC)

CCCS 172 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Directory Assistance Call Completion Access Service (DACC), Per Call Attempt					0.10
DIRECTORY ASSISTANCE SERVICES
DIRECTORY ASSISTANCE DATA BASE SERVICE (DADS)
	Directory Assistance Data Base Service Charge Per Listing					0.04
	Directory Assistance Data Base Service, per month				DBSOF	150.00
BRANDING - DIRECTORY ASSISTANCE
Facility Based CLEC
	Recording and Provisioning of DA Custom Branded Announcement			AMT	CBADA		3,000.00	3,000.00
	Loading of Custom Branded Announcement per Switch per OCN			AMT	CBADC		1,170.00	1,170.00
UNEP CLEC
	Recording of DA Custom Branded Announcement						3,000.00	3,000.00
	Loading of DA Custom Branded Announcement per Switch per OCN						1,170.00	1,170.00
Unbranding via OLNS for UNEP CLEC
	Loading of DA per OCN (1 OCN per Order)						420.00	420.00
	Loading of DA per Switch per OCN						16.00	16.00
SELECTIVE ROUTING
	Selective Routing Per Unique Line Class Code Per Request Per Switch				USRCR		102.19	61.15	12.68	6.34							OR
VIRTUAL COLLOCATION
	Virtual Collocation-2 Wire Cross Connects (Loop) for Line Splitting			UEPSR UEPSB	VE1LS	0.0188	0.00	0.00	0.00	0.00							OR
PHYSICAL COLLOCATION
	Physical Collocation-2 Wire Cross Connects (Loop) for Line Splitting			UEPSR UEPSB	PE1LS	0.0197	0.00	0.00									OR
AIN - SELECTIVE CARRIER ROUTING
	Regional Service Establishment			SRC	SRCEC		101,311.67	101,311.67	7,833.25	7,833.25							OR
	End Office Establishment			SRC	SRCEO		158.92	158.92	1.64	1.64							OR
	Line/Port NRC, per end user			SRC	SRCLP		2.06	2.06
	Query NRC, per query			SRC		0.0020368											OR
AIN - BELLSOUTH AIN SMS ACCESS SERVICE
	AIN SMS Access Service - Service Establishment, Per State, Initial Setup			A1N	CAMSE		41.41	41.41	41.63	41.63							OR
	AIN SMS Access Service - Port Connection - Dial/Shared Access			A1N	CAMDP		8.15	8.15	9.16	9.16							OR
	AIN SMS Access Service - Port Connection - ISDN Access			A1N	CAM1P		8.15	8.15	9.16	9.16							OR
	AIN SMS Access Service - User Identification Codes - Per User ID Code			A1N	CAMAU		35.29	35.29	26.50	26.50							OR
	AIN SMS Access Service - Security Card, Per User ID Code, Initial or Replacement			A1N	CAMRC		40.24	40.24	11.72	11.72							OR
	AIN SMS Access Service - Storage, Per Unit (100 Kilobytes)					0.0038											OR
	AIN SMS Access Service - Session, Per Minute					1.81											OR
	AIN SMS Access Service - Company Performed Session, Per Minute					0.8323											OR
AIN - BELLSOUTH AIN TOOLKIT SERVICE
	AIN Toolkit Service - Service Establishment Charge, Per State, Initial Setup			CAM	BAPSC		41.41	41.41	41.63	41.63							OR
	AIN Toolkit Service - Training Session, Per Customer				BAPVX		4,236.62	4,236.62									OR
	AIN Toolkit Service - Trigger Access Charge, Per Trigger, Per DN, Term. Attempt				BAPTT		8.15	8.15	9.16	9.16							OR
	AIN Toolkit Service - Trigger Access Charge, Per Trigger, Per
	DN, Off-Hook Delay				BAPTD		8.15	8.15	9.16	9.16							OR
	AIN Toolkit Service - Trigger Access Charge, Per Trigger, Per DN, Off-Hook Immediate				BAPTM		8.15	8.15	9.16	9.16							OR
	AIN Toolkit Service - Trigger Access Charge, Per Trigger, Per DN, 10-Digit PODP				BAPTO		33.98	33.98	14.09	14.09							OR

CCCS 173 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates ($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	AIN Toolkit Service - Trigger Access Charge, Per Trigger, Per DN, CDP				BAPTC		33.98	33.98	14.09	14.09							OR
	AIN Toolkit Service - Trigger Access Charge, Per Trigger, Per DN, Feature Code				BAPTF		33.98	33.98	14.09	14.09							OR
	AIN Toolkit Service - Query Charge, Per Query					0.0271438											OR
	AIN Toolkit Service - Type 1 Node Charge, Per AIN Toolkit Subscription, Per Node, Per Query					0.0059195											OR
	AIN Toolkit Service - SCP Storage Charge, Per SMS Access Account, Per 100 Kilobytes					0.04											OR
	AIN Toolkit Service - Monthly report - Per AIN Toolkit Service Subscription			CAM	BAPMS	14.78	8.15	8.15	5.71	5.71							OR
	AIN Toolkit Service - Special Study - Per AIN Toolkit Service Subscription			CAM	BAPLS	6.46	8.98	8.98									OR
	AIN Toolkit Service - Call Event Report - Per AIN Toolkit Service Subscription			CAM	BAPDS	8.54	8.15	8.15	5.71	5.71							OR
	AIN Toolkit Service - Call Event Special Study - Per AIN Toolkit Service Subscription			CAM	BAPES	0.22	8.98	8.98									OR
ENHANCED EXTENDED LINK (EELs)
NOTE: The monthly recurring and non-recurring charges below will apply and the Switch-As-Is Charge will not apply for UNE combinations provisioned as ‘Ordinarily Combined’ Network Elements.
NOTE: The monthly recurring and the Switch-As-Is Charge and not the non-recurring charges below will apply for UNE combinations provisioned as ‘Currently Combined’ Network Elements.
NOTE: Minimum billing is one month for DS1 and below.
EXTENTED 2-WIRE VOICE GRADE EXTENDED LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT
	First 2-Wire VG Loop (SL2) in Combination - Zone 1		1	UNCVX	UEAL2	11.26	195.94	36.38	18.42	6.86							OR
	First 2-Wire VG Loop (SL2) in Combination - Zone 2		2	UNCVX	UEAL2	16.43	195.94	36.38	18.42	6.86							OR
	First 2-Wire VG Loop (SL2) in Combination - Zone 3		3	UNCVX	UEAL2	31.49	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - Dedicated - DS1 combination - Per Mile per month			UNC1X	1L5XX	0.1154											OR
	Interoffice Transport - Dedicated - DS1 combination - Facility Termination per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	1/0 Channelization System in combination Per Month			UNC1X	MQ1	69.75	86.10										OR
	Voice Grade COCI - Per Month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	Each Additional 2-Wire VG Loop (SL 2) in Combination - Zone 1		1	UNCVX	UEAL2	11.26	195.94	36.38	18.42	6.86							OR
	Each Additional 2-Wire VG Loop (SL 2) in Combination - Zone 2		2	UNCVX	UEAL2	16.43	195.94	36.38	18.42	6.86							OR
	Each Additional 2-Wire VG Loop (SL 2) in Combination - Zone 3		3	UNCVX	UEAL2	31.49	195.94	36.38	18.42	6.86							OR
	Voice Grade COCI - Per Month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE VOICE GRADE EXTENDED LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT
	First 4-Wire Analog Voice Grade Loop in Combination - Zone 1		1	UNCVX	UEAL4	17.33	195.94	36.38	18.42	6.86							OR
	First 4-Wire Analog Voice Grade Loop in Combination - Zone 2		2	UNCVX	UEAL4	20.74	195.94	36.38	18.42	6.86							OR
	First 4-Wire Analog Voice Grade Loop in Combination - Zone 3		3	UNCVX	UEAL4	28.81	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	Interoffice Transport - Dedicated - DS1 - Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	1/0 Channel System in combination Per Month			UNC1X	MQ1	69.75	86.10										OR
	Voice Grade COCI in combination - per month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	Additional 4-Wire Analog Voice Grade Loop in same DS1 Interoffice Transport Combination - Zone 1		1	UNCVX	UEAL4	17.33	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire Analog Voice Grade Loop in same DS1 Interoffice Transport Combination - Zone 2		2	UNCVX	UEAL4	20.74	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire Analog Voice Grade Loop in same DS1 Interoffice Transport Combination - Zone 3		3	UNCVX	UEAL4	28.81	195.94	36.38	18.42	6.86							OR

CCCS 174 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates ($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Additional Voice Grade COCI in combination - per month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 56 KBPS EXTENDED DIGITAL LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT
	First 4-Wire 56Kbps Digital Grade Loop in Combination - Zone 1		1	UNCDX	UDL56	21.21	195.94	36.38	18.42	6.86							OR
	First 4-Wire 56Kbps Digital Grade Loop in Combination - Zone 2		2	UNCDX	UDL56	27.22	195.94	36.38	18.42	6.86							OR
	First 4-Wire 56Kbps Digital Grade Loop in Combination - Zone 3		3	UNCDX	UDL56	36.38	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	Interoffice Transport - Dedicated - DS1 - combination Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	1/0 Channel System in combination Per Month			UNC1X	MQ1	69.75	86.10										OR
	OCU-DP COCI (data) per month (2.4-64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	Additional 4-Wire 56Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 1		1	UNCDX	UDL56	21.21	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 56Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 2		2	UNCDX	UDL56	27.22	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 56Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 3		3	UNCDX	UDL56	36.38	195.94	36.38	18.42	6.86							OR
	Additional OCU-DP COCI (data) - in combination per month (2.4- 64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 64 KBPS EXTENDED DIGITAL LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT
	First 4-Wire 64Kbps Digital Grade Loop in Combination - Zone 1		1	UNCDX	UDL64	21.21	195.94	36.38	18.42	6.86							OR
	First 4-Wire 64Kbps Digital Grade Loop in Combination - Zone 2		2	UNCDX	UDL64	27.22	195.94	36.38	18.42	6.86							OR
	First 4-Wire 64Kbps Digital Grade Loop in Combination - Zone 3		3	UNCDX	UDL64	36.38	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	interoffice Transport - Dedicated - DS1 combination - Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	1/0 Channel System in combination Per Month			UNC1X	MQ1	69.75	86.10										OR
	OCU-DP COCI (data) - in combination - per month (2.4-64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	Additional 4-Wire 64Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 1		1	UNCDX	UDL64	21.21	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 64Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 2		2	UNCDX	UDL64	27.22	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 64Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 3		3	UNCDX	UDL64	36.38	195.94	36.38	18.42	6.86							OR
	Additional OCU-DP COCI (data) - in combination - per month (2.4-64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE DS1 DIGITAL EXTENDED LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT
	4-Wire DS1 Digital Loop in Combination - Zone 1		1	UNC1X	USLXX	39.61	209.45	70.44	37.91	6.86							OR
	4-Wire DS1 Digital Loop in Combination - Zone 2		2	UNC1X	USLXX	44.72	209.45	70.44	37.91	6.86							OR
	4-Wire DS1 Digital Loop in Combination - Zone 3		3	UNC1X	USLXX	59.04	209.45	70.44	37.91	6.86							OR
	Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	Interoffice Transport - Dedicated - DS1 combination - Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR

CCCS 175 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
EXTENDED 4-WIRE DS1 DIGITAL EXTENDED LOOP WITH DEDICATED DS3 INTEROFFICE TRANSPORT
	First DS1Loop in Combination - Zone 1		1	UNC1X	USLXX	39.61	209.45	70.44	37.91	6.86							OR
	First DS1Loop in Combination - Zone 2		2	UNC1X	USLXX	44.72	209.45	70.44	37.91	6.86							OR
	First DS1Loop in Combination - Zone 3		3	UNC1X	USLXX	59.04	209.45	70.44	37.91	6.86							OR
	Interoffice Transport - Dedicated - DS3 combination - Per Mile Per Month			UNC3X	1L5XX	2.53											OR
	Interoffice Transport - Dedicated - DS3 - Facility Termination per month			UNC3X	U1TF3	342.02	325.91	77.07	49.56	32.88							OR
	3/1Channel System in combination per month			UNC3X	MQ3	121.90											OR
	DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Additional DS1Loop in DS3 Interoffice Transport Combination - Zone 1		1	UNC1X	USLXX	39.61	209.45	70.44	37.91	6.86							OR
	Additional DS1Loop in DS3 Interoffice Transport Combination - Zone 2		2	UNC1X	USLXX	44.72	209.45	70.44	37.91	6.86							OR
	Additional DS1Loop in DS3 Interoffice Transport Combination - Zone 3		3	UNC1X	USLXX	59.04	209.45	70.44	37.91	6.86							OR
	Additoinal DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC3X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 2-WIRE VOICE GRADE EXTENDED LOOP/ 2 WIRE VOICE GRADE INTEROFFICE TRANSPORT
	2-WireVG Loop in combination - Zone 1		1	UNCVX	UEAL2	11.26	195.94	36.38	18.42	6.86							OR
	2-WireVG Loop in combination - Zone 2		2	UNCVX	UEAL2	16.43	195.94	36.38	18.42	6.86							OR
	2-WireVG Loop in combination - Zone 3		3	UNCVX	UEAL2	31.49	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - 2-wire VG - Dedicated - Per Mile Per Month			UNCVX	1L5XX	0.0057											OR
	Interoffice Transport - 2-wire VG - Dedicated - Facility
	Termination per month			UNCVX	U1TV2	12.87	66.53	33.61	43.42	27.60							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCVX	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE VOICE GRADE EXTENDED LOOP/ 4 WIRE VOICE GRADE INTEROFFICE TRANSPORT
	4-WireVG Loop in combination - Zone 1		1	UNCVX	UEAL4	17.33	195.94	36.38	18.42	6.86							OR
	4-WireVG Loop in combination - Zone 2		2	UNCVX	UEAL4	20.74	195.94	36.38	18.42	6.86							OR
	4-WireVG Loop in combination - Zone 3		3	UNCVX	UEAL4	28.81	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - 4-wire VG - Dedicated - Per Mile Per Month			UNCVX	1L5XX	0.0057											OR
	Interoffice Transport - 4-wire VG - Dedicated - Facility Termination per month			UNCVX	U1TV4	10.78	66.53	33.61	43.42	27.60							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCVX	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED DS3 DIGITAL EXTENDED LOOP WITH DEDICATED DS3 INTEROFFICE TRANSPORT
	DS3 Local Loop in combination - per mile per month			UNC3X	1L5ND	10.97											OR
	DS3 Local Loop in combination - Facility Termination per month			UNC3X	UE3PX	253.38	1,260.47	628.84	41.53	20.76							OR
	Interoffice Transport - Dedicated - DS3 - Per Mile per month			UNC3X	1L5XX	2.53											OR
	Interoffice Transport - Dedicated - DS3 combination - Facility Termination per month			UNC3X	U1TF3	342.02	325.91	77.07	49.56	32.88							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC3X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED STS-1 DIGITAL EXTENDED LOOP WITH DEDICATED STS-1 INTEROFFICE TRANSPORT
	STS-1 Local Lolp in combination - per mile per month			UNCSX	1L5ND	10.97											OR
	STS-1 Local Loop in combination - Facility Termination per month			UNCSX	UDLS1	305.42	1,260.47	628.84	41.53	20.76							OR
	Interoffice Transport - Dedicated - STS-1 combination - per mile per month			UNCSX	1L5XX	2.53											OR
	Interoffice Transport - Dedicated - STS-1 combination - Facility Termination per month			UNCSX	U1TFS	358.67	325.91	77.07	49.56	32.88							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCSX	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 2-WIRE ISDN EXTENDED LOOP WITH DS1 INTEROFFICE TRANSPORT

CCCS 176 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect
							First	Add’l	First	Add’l	OSS Rates($)
											SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	First 2-Wire ISDN Loop in Combination - Zone 1		1	UNCNX	U1L2X	19.24	195.94	36.38	18.42	6.86							OR
	First 2-Wire ISDN Loop in Combination - Zone 2		2	UNCNX	U1L2X	25.23	195.94	36.38	18.42	6.86							OR
	First 2-Wire ISDN Loop in Combination - Zone 3		3	UNCNX	U1L2X	40.14	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - Dedicated - DS1 combination - per mile per month			UNC1X	1L5XX	0.1154											OR
	Interoffice Transport - Dedicated - DS1 combination - Facility Termination per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	1/0 Channel System in combination - per month			UNC1X	MQ1	69.75	86.10										OR
	2-wire ISDN COCI (BRITE) - in combination - per month			UNCNX	UC1CA	1.66	27.33	2.90	16.86	1.04							OR
	Additional 2-wire ISDN Loop in same DS1Interoffice Transport Combination - Zone 1		1	UNCNX	U1L2X	19.24	195.94	36.38	18.42	6.86							OR
	Additional 2-wire ISDN Loop in same DS1Interoffice Transport Combination - Zone 2		2	UNCNX	U1L2X	25.23	195.94	36.38	18.42	6.86							OR
	Additional 2-wire ISDN Loop in same DS1Interoffice Transport Combination - Zone 3		3	UNCNX	U1L2X	40.14	195.94	36.38	18.42	6.86							OR
	Additional 2-wire ISDN COCI (BRITE) - in combination - per month			UNCNX	UC1CA	1.66	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE DS1 DIGITAL EXTENDED LOOP WITH DEDICATED STS-1 INTEROFFICE TRANSPORT
	First DS1 Loop Combination - Zone 1		1	UNC1X	USLXX	39.61	209.45	70.44	37.91	6.86							OR
	First DS1 Loop Combination - Zone 2		2	UNC1X	USLXX	44.72	209.45	70.44	37.91	6.86							OR
	First DS1 Loop Combination - Zone 3		3	UNC1X	USLXX	59.04	209.45	70.44	37.91	6.86							OR
	Interoffice Transport - Dedicated - STS-1 combination - Per Mile Per Month			UNCSX	1L5XX	2.53											OR
	Interoffice Transport - Dedicated - STS-1 combination - Facility Termination per month			UNCSX	U1TFS	358.67	325.91	77.07	49.56	32.88							OR
	3/1 Channel System in combination per month			UNCSX	MQ3	121.90											OR
	DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Additional DS1Loop in the same STS-1 Interoffice Transport Combination - Zone 1		1	UNC1X	USLXX	39.61	209.45	70.44	37.91	6.86							OR
	Additional DS1Loop in the same STS-1 Interoffice Transport Combination - Zone 2		2	UNC1X	USLXX	44.72	209.45	70.44	37.91	6.86							OR
	Additional DS1Loop in the same STS-1 Interoffice Transport Combination - Zone 3		3	UNC1X	USLXX	59.04	209.45	70.44	37.91	6.86							OR
\	DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCSX	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 56 KBPS DIGITAL EXTENDED LOOP WITH 56 KBPS INTEROFFICE TRANSPORT
	4-wire 56 kbps Local Loop in combination - Zone 1		1	UNCDX	UDL56	21.21	195.94	36.38	18.42	6.86							OR
	4-wire 56 kbps Local Loop in combination - Zone 2		2	UNCDX	UDL56	27.22	195.94	36.38	18.42	6.86							OR
	4-wire 56 kbps Local Loop in combination - Zone 3		3	UNCDX	UDL56	36.38	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - Dedicated - 4-wire 56 kbps combination - Per Mile per month			UNCDX	1L5XX	0.0057											OR
	Interoffice Transport - Dedicated - 4-wire 56 kbps combination - Facility Termination per month			UNCDX	U1TD5	7.83	66.53	33.61	43.42	27.60							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCDX	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 64 KBPS DIGITAL EXTENDED LOOP WITH 64 KBPS INTEROFFICE TRANSPORT
	4-wire 64 kbps Lcoal Loop in Combination - Zone 1		1	UNCDX	UDL64	21.21	195.94	36.38	18.42	6.86							OR
	4-wire 64 kbps Lcoal Loop in Combination - Zone 2		2	UNCDX	UDL64	27.22	195.94	36.38	18.42	6.86							OR
	4-wire 64 kbps Lcoal Loop in Combination - Zone 3		3	UNCDX	UDL64	36.38	195.94	36.38	18.42	6.86							OR
	Interoffice Transport - Dedicated - 4-wire 64 kbps combination - Per Mile per month			UNCDX	1L5XX	0.0057											OR
	Interoffice Transport - Dedicated - 4-wire 64 kbps combination - Facility Termination per month			UNCDX	U1TD6	7.83	66.53	33.61	43.42	27.60							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCDX	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 2-WIRE VOICE GRADE LOOP WITH DS1 INTEROFFICE TRANSPORT w/ 3/1 MUX

Page16 of 54

CCCS 177 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l	Source
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	First 2-wire VG Loop (SL2) in Combination - Zone 1		1	UNCVX	UEAL2	11.26	195.94	36.38	18.42	6.86							OR
	First 2-wire VG Loop (SL2) in Combination - Zone 2		2	UNCVX	UEAL2	16.43	195.94	36.38	18.42	6.86							OR
	First 2-wire VG Loop (SL2) in Combination - Zone 3		3	UNCVX	UEAL2	31.49	195.94	36.38	18.42	6.86							OR
	First Interoffice Transport - Dedicated - DS1 combination - Per Mile			UNC1X	1L5XX	0.1154											OR
	First Interoffice Transport - Dedicated - DS1 combination - Facility Termination per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Per each DS1 Channelization System Per Month			UNC1X	MQ1	69.75	86.10										OR
	Per each Voice Grade COCI - Per Month per month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	3/1 Channel System in combination per month			UNC3X	MQ3	121.90											OR
	Per each DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Each Additional 2-Wire VG Loop(SL 2) in the same DS1 Interoffice Transport Combination - Zone 1		1	UNCVX	UEAL2	11.26	195.94	36.38	18.42	6.86							OR
	Each Additional 2-Wire VG Loop(SL2) in the same DS1 Interoffice Transport Combination - Zone 2		2	UNCVX	UEAL2	16.43	195.94	36.38	18.42	6.86							OR
	Each Additional 2-Wire VG Loop(SL2) in the same DS1 Interoffice Transport Combination - Zone 3		3	UNCVX	UEAL2	31.49	195.94	36.38	18.42	6.86							OR
	Each Additional Voice Grade COCI in combination - per month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	Each Additional DS1 Interoffice Channel per mile in same 3/1 Channel System per month			UNC1X	1L5XX	0.1154											OR
	Each Additional DS1 Interoffice Channel Facility Termination in same 3/1 Channel System per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Each Additional DS1 COCI combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE VOICE GRADE LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT w/ 3/1 MUX
	First 4-Wire Analog Voice Grade Local Loop in Combination - Zone 1		1	UNCVX	UEAL4	17.33	195.94	36.38	18.42	6.86							OR
	First 4-Wire Analog Voice Grade Local Loop in Combination - Zone 2		2	UNCVX	UEAL4	20.74	195.94	36.38	18.42	6.86							OR
	First 4-Wire Analog Voice Grade Local Loop in Combination - Zone 3		3	UNCVX	UEAL4	28.81	195.94	36.38	18.42	6.86							OR
	First Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	First Interoffice Transport - Dedicated - DS1 - Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Per each 1/0 Channel System in combination Per Month			UNC1X	MQ1	69.75	86.10										OR
	Per each Voice Grade COCI in combination - per month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	3/1 Channel System in combination per month			UNC3X	MQ3	121.90											OR
	Per each DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Additional 4-Wire Analog Voice Grade Loop in same DS1 Interoffice Transport Combination - Zone 1		1	UNCVX	UEAL4	17.33	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire Analog Voice Grade Loop in same DS1 Interoffice Transport Combination - Zone 2		2	UNCVX	UEAL4	20.74	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire Analog Voice Grade Loop in same DS1 Interoffice Transport Combination - Zone 3		3	UNCVX	UEAL4	28.81	195.94	36.38	18.42	6.86							OR
	Each Additional DS1 Interoffice Channel per mile in same 3/1 Channel System per month			UNC1X	1L5XX	0.1154											OR
	Each Additional DS1 Interoffice Channel Facility Termination in same 3/1 Channel System per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Additional Voice Grade COCI - in combination - per month			UNCVX	1D1VG	0.4689	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 56 KBPS DIGITAL EXTENDED LOOP WITH 56 KBPS INTEROFFICE TRANSPORT w/ 3/1 MUX
	First 4-Wire 56Kbps Digital Grade Local Loop in Combination - Zone 1		1	UNCDX	UDL56	21.21	195.94	36.38	18.42	6.86							OR
	First 4-Wire 56Kbps Digital Grade Local Loop in Combination - Zone 2		2	UNCDX	UDL56	27.22	195.94	36.38	18.42	6.86							OR

CCCS 178 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	First 4-Wire 56Kbps Digital Grade Local Loop in Combination - Zone 3		3	UNCDX	UDL56	36.38	195.94	36.38	18.42	6.86							OR
	First Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	First Interoffice Transport - Dedicated - DS1 - combination Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Per each 1/0 Channel System in combination Per Month			UNC1X	MQ1	69.75	86.10										OR
	Per each OCU-DP COCI (data) COCI per month (2.4-64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	3/1 Channel System in combination per month			UNC3X	MQ3	121.90											OR
	Per each DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Additional 4-Wire 56Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 1		1	UNCDX	UDL56	21.21	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 56Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 2		2	UNCDX	UDL56	27.22	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 56Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 3		3	UNCDX	UDL56	36.38	195.94	36.38	18.42	6.86							OR
	OCU-DP COCI (data) COCI in combination per month (2.4- 64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	Each Additional DS1 Interoffice Channel per mile in same 3/1 Channel System per month			UNC1X	1L5XX	0.1154											OR
	Each Additional DS1 Interoffice Channel Facility Termination in same 3/1 Channel System per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Each Additional DS1 COCI in the same 3/1 channel system combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As - Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 64 KBPS DIGITAL LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT w/ 3/1 MUX
	First 4-Wire 64Kbps Digital Grade Loop in a DS1 Interoffice Transport Combination - Zone 1		1	UNCDX	UDL64	21.21	195.94	36.38	18.42	6.86							OR
	First 4-Wire 64Kbps Digital Grade Loop in a DS1 Interoffice Transport Combination - Zone 2		2	UNCDX	UDL64	27.22	195.94	36.38	18.42	6.86							OR
	First 4-Wire 64Kbps Digital Grade Loop in a DS1 Interoffice Transport Combination - Zone 3		3	UNCDX	UDL64	36.38	195.94	36.38	18.42	6.86							OR
	First Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	First Interoffice Transport - Dedicated - DS1 combination - Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Per each Channel System 1/0 in combination Per Month			UNC1X	MQ1	69.75	86.10										OR
	Per each OCU-DP COCI (data) in combination - per month (2.4- 64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	3/1 Channel System in combination per month			UNC3X	MQ3	121.90											OR
	Per each DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Additional 4-Wire 64Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 1		1	UNCDX	UDL64	21.21	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 64Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 2		2	UNCDX	UDL64	27.22	195.94	36.38	18.42	6.86							OR
	Additional 4-Wire 64Kbps Digital Grade Loop in same DS1 Interoffice Transport Combination - Zone 3		3	UNCDX	UDL64	36.38	195.94	36.38	18.42	6.86							OR
	Additional OCU-DP COCI (data) - DS1 to DS0 Channel System combination - per month (2.4-64kbs)			UNCDX	1D1DD	0.9963	27.33	2.90	16.86	1.04							OR
	Each Additional DS1 Interoffice Channel per mile in same 3/1 Channel System per month			UNC1X	1L5XX	0.1154											OR
	Each Additional DS1 Interoffice Channel Facility Termination in same 3/1 Channel System per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Each Additional DS1 COCI in the same 3/1 channel system combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 2-WIRE ISDN LOOP WITH DS1 INTEROFFICE TRANSPORT w/ 3/1 MUX

CCCS 179 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	First 2-Wire ISDN Loop in a DS1 Interoffice Combination Transport - Zone 1		1	UNCNX	U1L2X	19.24	195.94	36.38	18.42	6.86							OR
	First 2-Wire ISDN Loop in a DS1 Interoffice Combination Transport - Zone 2		2	UNCNX	U1L2X	25.23	195.94	36.38	18.42	6.86							OR
	First 2-Wire ISDN Loop in a DS1 Interoffice Combination Transport - Zone 3		3	UNCNX	U1L2X	40.14	195.94	36.38	18.42	6.86							OR
	First Interoffice Transport - Dedicated - DS1 combination - Per Mile per month			UNC1X	1L5XX	0.1154											OR
	First Interoffice Transport - Dedicated - DS1 combination - Facility Termination per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Per each Channel System 1/0 in combination - per month			UNC1X	MQ1	69.75	86.10										OR
	Per each 2-wire ISDN COCI (BRITE) in combination - per month			UNCNX	UC1CA	1.66	27.33	2.90	16.86	1.04							OR
	3/1 Channel System in combination per month			UNC3X	MQ3	121.90											OR
	Per each DS1 COCI in combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Additional 2-wire ISDN Loop in same DS1Interoffice Transport Combination - Zone 1		1	UNCNX	U1L2X	19.24	195.94	36.38	18.42	6.86							OR
	Additional 2-wire ISDN Loop in same DS1Interoffice Transport Combination - Zone 2		2	UNCNX	U1L2X	25.23	195.94	36.38	18.42	6.86							OR
	Additional 2-wire ISDN Loop in same DS1Interoffice Transport Combination - Zone 3		3	UNCNX	U1L2X	40.14	195.94	36.38	18.42	6.86							OR
	Additional 2-wire ISDN COCI (BRITE) in same 1/0 channel system combination - per month			UNCNX	UC1CA	1.66	27.33	2.90	16.86	1.04							OR
	Each Additional DS1 Interoffice Channel per mile in same 3/1 Channel System per month			UNC1X	1L5XX	0.1154											OR
	Each Additional DS1 Interoffice Channel Facility Termination in same 3/1 Channel System per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Each Additional DS1 COCI in the same 3/1 channel system combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE DS1 LOOP WITH DEDICATED DS1 INTEROFFICE TRANSPORT w/ 3/1 MUX
	First 4-wire DS1 Digital Local Loop in Combination - Zone 1		1	UNC1X	USLXX	39.61	209.45	70.44	37.91	6.86							OR
	First 4-wire DS1 Digital Local Loop in Combination - Zone 2		2	UNC1X	USLXX	44.72	209.45	70.44	37.91	6.86							OR
	First 4-wire DS1 Digital Local Loop in Combination - Zone 3		3	UNC1X	USLXX	59.04	209.45	70.44	37.91	6.86							OR
	First Interoffice Transport - Dedicated - DS1 combination - Per Mile Per Month			UNC1X	1L5XX	0.1154											OR
	First Interoffice Transport - Dedicated - DS1 combination - Facility Termination Per Month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	3/1 Channel System in combination per month			UNC3X	MQ3	121.90											OR
	Per each DS1 COCI combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Each Additional DS1 Interoffice Channel per mile in same 3/1 Channel System per month			UNC1X	1L5XX	0.1154											OR
	Each Additional DS1 Interoffice Channel Facility Termination in same 3/1 Channel System per month			UNC1X	U1TF1	34.19	87.76	45.73	43.80	27.97							OR
	Each Additional DS1 COCI in the same 3/1 channel system combination per month			UNC1X	UC1D1	7.35	27.33	2.90	16.86	1.04							OR
	Additional 4-Wire DS1 Digital Local Loop in Combination - Zone 1		1	UNC1X	USLXX	39.61	209.45	70.44	37.91	6.86							OR
	Additional 4-Wire DS1 Digital Local Loop in Combination - Zone 2		2	UNC1X	USLXX	44.72	209.45	70.44	37.91	6.86							OR
	Additional 4-Wire DS1 Digital Local Loop in Combination - Zone 3		3	UNC1X	USLXX	59.04	209.45	70.44	37.91	6.86							OR
	Nonrecurring Currently Combined Network Elements Switch - As-
	Is Charge			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 56 KBPS DIGITAL EXTENDED LOOP WITH DS0 INTEROFFICE TRANSPORT
	First 4-wire 56 kbps Local Loop in combination - Zone 1		1	UNCDX	UDL56	21.21	195.94	36.38	18.42	6.86							OR
	First 4-wire 56 kbps Local Loop in combination - Zone 2		2	UNCDX	UDL56	27.22	195.94	36.38	18.42	6.86							OR
	First 4-wire 56 kbps Local Loop in combination - Zone 3		3	UNCDX	UDL56	36.38	195.94	36.38	18.42	6.86							OR

CCCS 180 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	First 4-wiree 56 kbps Interoffice Transport - Dedicated - Per Mile per month			UNCDX	1L5XX	0.0057											OR
	First 4-wire 56 kbps Interoffice Transport - Dedicated - Facility Termination per month			UNCDX	U1TD5	7.83	66.53	33.61	43.42	27.60							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCDX	UNCCC		5.70	5.70	6.61	6.61							OR
EXTENDED 4-WIRE 64 KBPS DIGITAL EXTENDED LOOP WITH DS0 INTEROFFICE TRANSPORT
	First 4-wire 64 kbps Local Loop in combination - Zone 1		1	UNCDX	UDL64	21.21	195.94	36.38	18.42	6.86							OR
	First 4-wire 64 kbps Local Loop in combination - Zone 2		2	UNCDX	UDL64	27.22	195.94	36.38	18.42	6.86							OR
	First 4-wire 64 kbps Local Loop in combination - Zone 3		3	UNCDX	UDL64	36.38	195.94	36.38	18.42	6.86							OR
	First I4-wire 65 kbps Interoffice Transport - Dedicated - Per Mile per month			UNCDX	1L5XX	0.0057											OR
	First 4-wire 64 kbps Interoffice Transport - Dedicated - Facility Termination per month			UNCDX	U1TD6	7.83	66.53	33.61	43.42	27.60							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge			UNCDX	UNCCC		5.70	5.70	6.61	6.61							OR
ADDITIONAL NETWORK ELEMENTS
When used as a part of currently combined facility, the non-recurring charges do not apply, but a Switch As Is charge does apply.
When used as ordinarily combined network elements in All States, the non-recurring charges apply and the Switch As Is Charge does not.
Nonrecurring Currently Combined Network Elements "Switch As Is" Charge (One applies to each combination)
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge - 2 wire/4-Wire VG			UNCVX	UNCCC		5.70	5.70	6.61	6.61							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge - 56/64 kbps			UNCDX	UNCCC		5.70	5.70	6.61	6.61							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge - DS1			UNC1X	UNCCC		5.70	5.70	6.61	6.61							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge - DS3			UNC3X	UNCCC		5.70	5.70	6.61	6.61							OR
	Nonrecurring Currently Combined Network Elements Switch - As- Is Charge - STS1			UNCSX	UNCCC		5.70	5.70	6.61	6.61							OR
NOTE: Local Channel - Dedicated Transport - minimum billing period - Below DS3=one month.
	Local Channel - Dedicated - 2-Wire Voice Grade			UNCVX	ULDV2	7.74	121.07	53.30	46.40	13.37							OR
	Local Channel - Dedicated - 4-Wire Voice Grade			UNCVX	ULDV4	8.72	125.62	54.43	46.40	13.37							OR
	Local Channel - Dedicated - DS1 per month Zone 1		1	UNC1X	ULDF1	18.16	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS1 Per Month Zone 2		2	UNC1X	ULDF1	52.47	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS1 - Per Month Zone 3		3	UNC1X	ULDF1	157.03	149.46	111.20	40.36	26.12							OR
	Local Channel - Dedicated - DS3 - Per Mile per month			UNC3X	1L5NC	1.44											OR
	Local Channel - Dedicated - DS3 - Facility Termination			UNC3X	ULDF3	147.01	445.01	145.18	112.91	75.88							OR
	Local Channel - Dedicated - STS-1 - Per Mile per month			UNCSX	1L5NC	1.44											OR
	Local Channel - Dedicated - STS-1 - Facility Termination			UNCSX	ULDFS	154.62	445.01	145.18	112.91	75.88							OR
Optional Features & Functions:
	Clear Channel Capability Extended Frame Option - per DS1			U1TD1, ULDD1,UNC1X	CCOEF	0.00	0.00	0.00	0.00	0.00
	Clear Channel Capability Super FrameOption - per DS1			U1TD1, ULDD1,UNC1X	CCOSF	0.00	0.00	0.00	0.00	0.00
	Clear Channel Capability (SF/ESF) Option - Subsequent			ULDD1, U1TD1,
	Activity - per DS1			UNC1X, USL	NRCCC		65.02
	C-bit Parity Option - Subsequent Activity - per DS3			U1TD3, ULDD3, UE3, UNC3X	NRCC3		50.02
MULTIPLEXERS
NOTE: minimum billing period is one month for DS1 to DS0 Channel System and interfaces
	DS1 to DS0 Channel System per month			UNC1X	MQ1	69.75	86.10										OR
	OCU-DP COCI (data) - DS1 to DS0 Channel System - per month (2.4-64kbs) used for a Local Loop			UDL	1D1DD	0.9963	11.98	11.39	6.61	6.61							OR
	OCU-DP COCI (data) - DS1 to DS0 Channel System - per month (2.4-64kbs) used for connection to a channelized DS1 Local Channel in the same SWC as collocation			U1TUD	1D1DD	0.9963	11.98	11.39	6.61	6.61							OR
	2-wire ISDN COCI (BRITE) - DS1 to DS0 Channel System - per month for a Local Loop			UDN	UC1CA	1.66	15.81	11.39	6.61	6.61							OR

CCCS 181 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-wire ISDN COCI (BRITE) - DS1 to DS0 Channel System - per month used for connection to a channelized DS1 Local Channel in the same SWC as collocation			U1TUB	UC1CA	1.66	15.81	11.39	6.61	6.61							OR
	Voice Grade COCI - DS1 to DS0 Channel System - per month used for a Local Loop			UEA	1D1VG	0.4689	11.98	11.39	6.61	6.61							OR
	Voice Grade COCI - DS1 to DS0 Channel System - per month used for connection to a channelized DS1 Local Channel in the same SWC as collocation			U1TUC	1D1VG	0.4689	11.98	11.39	6.61	6.61							OR
	DS3 to DS1 Channel System per month			UNC3X	MQ3	121.90	0.00										OR
	STS-1 to DS1 Channel System per month			UNCSX	MQ3	121.90	0.00										OR
	DS1 COCI used with Loop per month			USL	UC1D1	7.35	15.81	11.39	6.61	6.61							OR
	DS1 COCI (used for connection to a channelized DS1 Local Channel in the same SWC as collocation) per month			U1TUA	UC1D1	7.35	15.81	11.39	6.61	6.61							OR
	DS1 COCI used with Interoffice Channel per month			U1TD1	UC1D1	7.35	15.81	11.39	6.61	6.61							OR
	DS3 Interface Unit (DS1 COCI) used with Local Channel per month			ULDD1	UC1D1	7.35	15.81	11.39	6.61	6.61							OR
	Sub-Loop Feeder
	Unbundled Sub-Loop Feeder Loop, 4-Wire DS1 - Zone 1		1	UNC1X	USBFG	13.58	190.21	60.56	38.24	7.20
	Unbundled Sub-Loop Feeder Loop, 4-Wire DS1 - Zone 2		2	UNC1X	USBFG	19.25	190.21	60.56	38.24	7.20
	Unbundled Sub-Loop Feeder Loop, 4-Wire DS1 - Zone 3		3	UNC1X	USBFG	33.81	190.21	60.56	38.24	7.20
	UNBUNDLED LOCAL EXCHANGE SWITCHING(PORTS)
	Exchange Ports
NOTE: Although the Port Rate includes all available features in GA, KY, LA & TN, the desired features will need to be ordered using retail USOCs
	2-WIRE VOICE GRADE LINE PORT RATES (RES)
	Exchange Ports - 2-Wire Analog Line Port-Res.			UEPSR	UEPRL	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire Analog Line Port with Caller ID - Res.			UEPSR	UEPRC	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire Analog Line Port outgoing only - Res.			UEPSR	UEPRO	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire VG unbundled res, low usage line port with Caller ID (LUM)			UEPSR	UEPAP	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire Voice Georgia basic dialing port without Caller ID			UEPSR	UEPWC	1.09	2.42	2.31	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - res			UEPSR	UEPWQ	1.09	2.42	2.31	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - outgoing only			UEPSR	UEPWR	1.09	2.42	2.31	1.37	1.28							OR
	2-Wire voice unbundled Low Usage Line Port without Caller ID Capability			UEPSR	UEPRT	1.09	2.42	2.31	1.37	1.28							OR
	2-Wire Voice Grade Unbundled Port without Caller ID capability, Georgia			UEPSR	UEPRV	1.09	2.42	2.31	1.37	1.28							OR
	2-Wire Voice Grade Unbundled Port with Caller ID capability, Georgia			UEPSR	UEPRU	1.09	2.42	2.31	1.37	1.28							OR
	Subsequent Activity			UEPSR	USASC	0.00	0.00	0.00
	FEATURES
	All Available Vertical Features			UEPSR	UEPVF	0.00	0.00	0.00									OR
	2-WIRE VOICE GRADE LINE PORT RATES (BUS)
	Exchange Ports - 2-Wire Analog Line Port without Caller ID - Bus			UEPSB	UEPBL	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire VG unbundled Line Port with unbundled port with Caller+E484 ID - Bus.			UEPSB	UEPBC	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire Voice Georgia Business Basic Dialing Port, with Caller ID capability			UEPSB	UEPWP	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire Analog Line Port outgoing only - Bus.			UEPSB	UEPBO	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire VG unbundled incoming only port with Caller ID - Bus			UEPSB	UEPB1	1.09	2.42	2.31	1.37	1.28							OR
	Exchange Ports - 2-Wire Voice Georgia Business Dialing Plan without Caller ID			UEPSB	UEPWD	1.09	2.42	2.31	1.37	1.28							OR

CCCS 182 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l	Source
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire voice unbundled Incoming Only Port without Caller ID Capability			UEPSB	UEPBE	1.09	2.42	2.31	1.37	1.28							OR
	Subsequent Activity			UEPSB	USASC	0.00	0.00	0.00
	FEATURES
	All Available Vertical Features			UEPSB	UEPVF	0.00	0.00	0.00									OR
	EXCHANGE PORT RATES (DID & PBX)
	2-Wire VG Unbundled 2-Way PBX Trunk - Res			UEPSE	UEPRD	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire voice unbundled Georgia extended dialing port, PBX 1- Way Outdial Trunk			UEPSE	UEPPO	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire VG Line Side Unbundled 2-Way PBX Trunk - Bus			UEPSP	UEPPC	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire VG Line Side Unbundled Outward PBX Trunk - Bus			UEPSP	UEPPO	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire VG Line Side Unbundled Incoming PBX Trunk - Bus			UEPSP	UEPP1	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Analog Long Distance Terminal PBX Trunk - Bus			UEPSP	UEPLD	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled PBX LD Terminal Ports			UEPSP	UEPLD	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Vice Unbundled 2-Way PBX Usage Port			UEPSP	UEPXA	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled PBX Toll Terminal Hotel Ports			UEPSP	UEPXB	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled PBX LD DDD Terminals Port			UEPSP	UEPXC	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled PBX LD Terminal Switchboard Port			UEPSP	UEPXD	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled PBX LD Terminal Switchboard IDD Capable Port			UEPSP	UEPXE	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Administrative Calling Port			UEPSP	UEPXL	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Room Calling Port			UEPSP	UEPXM	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled 1-Way Outgoing PBX Hotel/Hospital Discount Room Calling Port			UEPSP	UEPXO	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire Voice Unbundled 1-Way Outgoing PBX Measured Port			UEPSP	UEPXS	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire voice unbundled Georgia basic dialing port - 1-Way Outdial Trunk			UEPSP	UEPWS	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire voice unbundled Georgia basic dialing port - 2-Way Trunk			UEPSP	UEPWT	1.09	28.88	13.63	11.48	0.83							OR
	2-Wire voice unbundled Georgia basic dialing port - 2-way PBX Trunk			UEPSP	UEPPQ	1.09	28.88	13.63	11.48	0.83							OR
	Subsequent Activity			UEPSP	USASC	0.00	0.00	0.00
	FEATURES
	All Available Vertical Features			UEPSP UEPSE	UEPVF	0.00	0.00	0.00									OR
	EXCHANGE PORT RATES (COIN)
	Exchange Ports - Coin Port					1.09	2.42	2.31	1.37	1.28							OR

NOTE: Transmission/usage charges associated with POTS circuit switched usage will also apply to circuit switched voice and/or circuit switched data transmission by B-Channels associated with 2-wire ISDN ports.

NOTE: Access to B Channel or D Channel Packet capabilities will be available only through BFR/New Business Request Process. Rates for the packet capabilities will be determined via the Bona Fide Request/New Business Request Process.

UNBUNDLED LOCAL EXCHANGE SWITCHING(PORTS)
	EXCHANGE PORT RATES
	Exchange Ports - 2-Wire DID Port			UEPEX	UEPP2	5.50	122.26	18.65	54.82	3.45							OR
	Exchange Ports - DDITS Port - 4-Wire DS1 Port with DID capability			UEPDD	UEPDD	41.20	200.96	93.00	65.81	2.33							OR
	Exchange Ports - 2-Wire ISDN Port (See Notes below.)			UEPTX, UEPSX	U1PMA	6.09	76.39	51.50	45.67	10.36							OR
	All Features Offered			UEPTX, UEPSX	UEPVF	0.00	0.00	0.00
	Exchange Ports - 2-Wire ISDN Port — Channel Profiles			UEPTX, UEPSX	U1UMA	0.00	0.00	0.00

NOTE: Transmission/usage charges associated with POTS circuit switched usage will also apply to circuit switched voice and/or circuit switched data transmission by B-Channels associated with 2-wire ISDN ports.

NOTE: Access to B Channel or D Channel Packet capabilities will be available only through BFR/New Business Request Process. Rates for the packet capabilities will be determined via the Bona Fide Request/New Business Request Process.

EXCHANGE PORT RATES (continued)
	Exchange Ports - 4-Wire ISDN DS1 Port with Detailed E911 Locator Capability			UEPEX	UEPEX	65.13	198.74	97.29	72.95	17.69							OR
	Exchange Ports - 4-Wire ISDN DS1 Port			UEPDX	UEPDX	65.13	198.74	97.29	72.95	17.69							OR
	Physical Collocation - DS1 Cross-Connects			UEPEX UEPDX	PE1P1	1.32	27.77	15.52	5.93	4.77
	Virtual collocation - Special Access & UNE, cross-connect per DS1			UEPEX UEPDX	CNC1X	0.3726											OR
	Detailed E911 with Locator Capability (required with UEPEX port)

CCCS 183 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

														Attachment: 2		Exhibit: D
							RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS		USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	Unbundled Exchange Ports, 4-Wire ISDN DS1 Port - E911 Locator Capability - Initial Profile Establishment per CLEC per State			UEPEX		UEP1A	0.00	1,818.00
	Unbundled Exchange Ports, 4-Wire ISDN DS1 Port - E911 Locator Capability - Subsequent Profile Changes, Additions, Deletions			UEPEX		UEP1B	0.00	176.57
New or Additional PRI Telephone Numbers
	Unbundled Exchange Ports, 4-Wire ISDN DS1 Port - E911 Locator Capability 2-way Telephone Numbers, per number in E911 profile [New or Additional]			UEPEX		UEP1C	0.0703	0.50
	Unbundled Exchange Ports, 4-Wire ISDN DS1 Port - E911 Locator Capability - Outdial Telephone Numbers, per number in E911 profile [New or Additional]			UEPEX		UEP1D	0.0703	10.72	10.72
	Unbundled Exchange Ports, 4-Wire ISDN DS1 Port - Inward Telephone Numbers - Inward Data Only Option [New or Additional]			UEPDX		UEP1E	0.00	0.50
	Exchange Ports - 4-Wire ISDN DS1 Port - Subsequent [New] Inward Tel Numbers [Customer Testing Purposes]			UEPEX		PR7ZT	0.00	21.43	21.43
INTERFACE (Provisioning Only)
	Voice/Data			UEPEX		PR71V	0.00	0.00	0.00									OR
	Digital Data			UEPEX		PR71D	0.00	0.00	0.00									OR
	Inward Data			UEPDX		PR71E	0.00	0.00	0.00									OR
New or Additional Channel
	New or Additional - Voice/Data “B” Channel			UEPEX		PR7BV	0.00	28.71										OR
	New or Additional - Digital Data “B” Channel			UEPEX		PR7BF	0.00	28.71										OR
	New or Additional Inward Data “B” Channel			UEPDX		PR7BD	0.00	28.71										OR
	New or Additional Useage Sensitive Voice Data “B” Channel			UEPEX		PR7BS	0.00											OR
	New or Additional Useage Sensitive Digital Data “B” Channel			UEPEX		PR7BU	0.00											OR
	New or Additional PRI “D” Channel			UEPEX		PR7EX	0.00	28.71										OR
CALL TYPES
	Inward			UEPEX	UEPDX	PR7C1	0.00	0.00	0.00									OR
	Outward			UEPEX		PR7CO	0.00	0.00	0.00									OR
	Two-way			UEPEX		PR7CC	0.00	0.00	0.00									OR
UNBUNDLED PORT with REMOTE CALL FORWARDING CAPABILITY
UNBUNDLED REMOTE CALL FORWARDING SERVICE - RESIDENCE
	Unbundled Remote Call Forwarding Service, Area Calling, Res			UEPVR		UERAC	1.09	2.42	2.31	1.37	1.28							OR
	Unbundled Remote Call Forwarding Service, Local Calling - Res			UEPVR		UERLC	1.09	2.42	2.31	1.37	1.28							OR
	Unbundled Remote Call Forwarding Service, InterLATA - Res			UEPVR		UERTE	1.09	2.42	2.31	1.37	1.28							OR
	Unbundled Remote Call Forwarding Service, IntraLATA - Res			UEPVR		UERTR	1.09	2.42	2.31	1.37	1.28							OR
Non-Recurring
	Unbundled Remote Call Forwarding Service - Conversion - Switch-as-is			UEPVR		USAC2		2.01	0.31									OR
	Unbundled Remote Call Forwarding Service - Conversion with allowed change (PIC and LPIC)			UEPVR		USACC		2.01	0.31									OR
UNBUNDLED REMOTE CALL FORWARDING - Bus
	Unbundled Remote Call Forwarding Service, Area Calling - Bus			UEPVB		UERAC	1.09	2.42	2.31	1.37	1.28							OR
	Unbundled Remote Call Forwarding Service, Local Calling - Bus			UEPVB		UERLC	1.09	2.42	2.31	1.37	1.28							OR
	Unbundled Remote Call Forwarding Service, InterLATA - Bus			UEPVB		UERTE	1.09	2.42	2.31	1.37	1.28							OR
	Unbundled Remote Call Forwarding Service, IntraLATA - Bus			UEPVB		UERTR	1.09	2.42	2.31	1.37	1.28							OR
	Unbundled Remote Call Forwarding Service Expanded and Exception Local Calling			UEPVB		UERVJ	1.09	2.42	2.31	1.37	1.28							OR
Non-Recurring
	Unbundled Remote Call Forwarding Service - Conversion - Switch-as-is			UEPVB		USAC2		2.01	0.31									OR
	Unbundled Remote Call Forwarding Service - Conversion with allowed change (PIC and LPIC)			UEPVB		USACC		2.01	0.31									OR
Remote Call Forwarding (RCF) & Call Forwarding Variable (CFV) for NXX Testing

CCCS 184 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates ($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	Rec	First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	RCF & CFV, Residence Line, per path				TNPRL	1.09	2.42	2.31	1.37	1.28							OR
	RCF & CFV, Business Line, per path				TNPBL	1.09	2.42	2.31	1.37	1.28
UNBUNDLED LOCAL SWITCHING, PORT USAGE
End Office Switching (Port Usage)
	End Office Switching Function, Per MOU					0.0006153											OR
	End Office Trunk Port - Shared, Per MOU					0.0001226											OR
Tandem Switching (Port Usage) (Local or Access Tandem)
	Tandem Switching Function Per MOU					0.0000972											OR
	Tandem Trunk Port - Shared, Per MOU					0.0001557											OR
Common Transport
	Common Transport - Per Mile, Per MOU					0.0000027											OR
	Common Transport - Facilities Termination Per MOU					0.0001914											OR
UNBUNDLED PORT/LOOP COMBINATIONS - COST BASED RATES
Cost Based Rates are applied where BellSouth is required by FCC and/or State Commission rule to provide Unbundled Local Switching or Switch Ports.
Features shall apply to the Unbundled Port/Loop Combination - Cost Based Rate section in the same manner as they are applied to the Stand-Alone Unbundled Port section of this Rate Exhibit.

End Office and Tandem Switching Usage and Common Transport Usage rates in the Port section of this rate exhibit shall apply to all combinations of loop/port network elements except for UNE Coin Port/Loop Combinations.

The first and additional Port nonrecurring charges apply to Not Currently Combined Combos. For Currently Combined Combos the nonrecurring charges shall be those identified in the Nonrecurring - Currently Combined sections.

2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (RES)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			10.22											OR
	2-Wire VG Loop/Port Combo - Zone 2		2			15.35											OR
	2-Wire VG Loop/Port Combo - Zone 3		3			31.04											OR
UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPRX	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPRX	UEPLX	14.45											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPRX	UEPLX	30.14											OR
2-Wire Voice Grade Line Port Rates (Res)
	2-Wire voice unbundled port - residence			UEPRX	UEPRL	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled port with Caller ID - res			UEPRX	UEPRC	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled port outgoing only - res			UEPRX	UEPRO	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundles res, low usage line port with Caller ID (LUM)			UEPRX	UEPAP	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port without Caller ID capability - res			UEPRX	UEPWC	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - res			UEPRX	UEPWQ	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - outgoing only			UEPRX	UEPWR	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Low Usage Line Port without Caller ID Capability			UEPRX	UEPRT	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Unbundled Port without Caller ID, Georgia			UEPRX	UEPRV	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Unbundled Port with Caller ID, Georgia			UEPRX	UEPRU	0.9019	10.05	7.36	1.37	1.28							OR
FEATURES
	All Features Offered			UEPRX	UEPVF	0.00	0.00	0.00									OR
NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Voice Grade Loop / Line Port Combination - Conversion - Switch-as-is			UEPRX	USAC2		0.10	0.10									OR
	2-Wire Voice Grade Loop / Line Port Combination - Conversion - Switch with change			UEPRX	USACC		0.10	0.10									OR
ADDITIONAL NRCs
	2-Wire Voice Grade Loop / Line Port Combination - Subsequent Activity			UEPRX	USAS2	0.00	0.00	0.00									OR
OFF/ON PREMISES EXTENSION CHANNELS
	2 Wire Analog Voice Grade Extension Loop – Non-Design		1	UEPRX	UEAEN	10.24	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		2	UEPRX	UEAEN	15.37	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		3	UEPRX	UEAEN	30.44	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Design		1	UEPRX	UEAED	11.26	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		2	UEPRX	UEAED	16.43	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		3	UEPRX	UEAED	31.49	79.85	24.65	18.92	7.87							OR

CCCS 185 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPRX	U1TV2	17.07	79.61	36.08									OR
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPRX	U1TVM	0.0222	0.00	0.00									OR
	2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (BUS)
	UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			10.22											OR
	2-Wire VG Loop/Port Combo - Zone 2		2			15.35											OR
	2-Wire VG Loop/Port Combo - Zone 3		3			31.04											OR
	UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPBX	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPBX	UEPLX	14.45											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPBX	UEPLX	30.14											OR
	2-Wire Voice Grade Line Port (Bus)
	2-Wire voice unbundled port without Caller ID - bus			UEPBX	UEPBL	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled port with Caller + E484 ID - bus			UEPBX	UEPBC	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled port outgoing only - bus			UEPBX	UEPBO	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled incoming only port with Caller ID - Bus			UEPBX	UEPB1	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port, without Caller ID capability - bus			UEPBX	UEPWD	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - bus			UEPBX	UEPWP	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Incoming Only Port without Caller ID Capability			UEPBX	UEPBE	0.9019	10.05	7.36	1.37	1.28							OR
	FEATURES
	All Features Offered			UEPBX	UEPVF	0.00	0.00	0.00									OR
	NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Voice Grade Loop / Line Port Combination - Conversion - Switch-as-is			UEPBX	USAC2		0.10	0.10									OR
	2-Wire Voice Grade Loop / Line Port Combination - Conversion - Switch with change			UEPBX	USACC		0.10	0.10									OR
	ADDITIONAL NRCs
	2-Wire Voice Grade Loop/Line Port Combination - Subsequent Activity			UEPBX	USAS2		0.00	0.00									OR
	OFF/ON PREMISES EXTENSION CHANNELS
	2 Wire Analog Voice Grade Extension Loop – Non-Design		1	UEPBX	UEAEN	10.24	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		2	UEPBX	UEAEN	15.37	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		3	UEPBX	UEAEN	30.44	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Design		1	UEPBX	UEAED	11.26	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		2	UEPBX	UEAED	16.43	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		3	UEPBX	UEAED	31.49	79.85	24.65	18.92	7.87							OR
	INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPBX	U1TV2	17.07	79.61	36.08
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPBX	U1TVM	0.0222	0.00	0.00
	2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (RES - PBX)
	UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			10.22											OR
	2-Wire VG Loop/Port Combo - Zone 2		2			15.35											OR
	2-Wire VG Loop/Port Combo - Zone 3		3			31.04											OR
	UNE Loop Rates
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEPRG	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEPRG	UEPLX	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEPRG	UEPLX	30.14											OR
	2-Wire Voice Grade Line Port Rates (RES - PBX)
	2-Wire VG Unbundled Combination 2-Way PBX Trunk Port - Res			UEPRG	UEPRD	0.9019	10.05	7.36	1.37	1.28							OR

CCCS 186 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire voice unbundled Georgia extended dialing port, PBX 1- Way Outdial Trunk			UEPRG	UEPPO	0.9019	10.05	7.36	1.37	1.28							OR
	FEATURES
	All Features Offered			UEPRG	UEPVF	0.00	0.00	0.00									OR
	NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Voice Grade Loop/ Line Port Combination (PBX) - Conversion - Switch-As-Is			UEPRG	USAC2		0.10	0.10									OR
	2-Wire Voice Grade Loop/ Line Port Combination (PBX) - Conversion - Switch with Change			UEPRG	USACC		0.10	0.10									OR
	ADDITIONAL NRCs
	2-Wire Voice Grade Loop/ Line Port Combination (PBX) - Subsequent Activity			UEPRG	USAS2	0.00	0.00	0.00									OR
	PBX Subsequent Activity - Change/Rearrange Multiline Hunt Group						6.70	6.70									OR
	OFF/ON PREMISES EXTENSION CHANNELS
	Local Channel Voice grade, per termination		1	UEPRG	P2JHX	11.26	79.85	24.65	18.92	7.87							OR
	Local Channel Voice grade, per termination		2	UEPRG	P2JHX	16.43	79.85	24.65	18.92	7.87							OR
	Local Channel Voice grade, per termination		3	UEPRG	P2JHX	31.49	79.85	24.65	18.92	7.87							OR
	Non-Wire Direct Serve Channel Voice Grade		1	UEPRG	SDD2X	12.74	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		2	UEPRG	SDD2X	19.76	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		3	UEPRG	SDD2X	37.18	56.92	7.70	4.40	0.02							OR
	INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPRG	U1TV2	17.07	79.61	36.08
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPRG	U1TVM	0.0222	0.00	0.00
	2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (BUS - PBX)
	UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			10.22											OR
	2-Wire VG Loop/Port Combo - Zone 2		2			15.35											OR
	2-Wire VG Loop/Port Combo - Zone 3		3			31.04											OR
	UNE Loop Rates
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEPPX	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEPPX	UEPLX	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEPPX	UEPLX	30.14											OR
	2-Wire Voice Grade Line Port Rates (BUS - PBX)
	Line Side Unbundled Combination 2-Way PBX Trunk Port - Bus			UEPPX	UEPPC	0.9019	10.05	7.36	1.37	1.28							OR
	Line Side Unbundled Outward PBX Trunk Port - Bus			UEPPX	UEPPO	0.9019	10.05	7.36	1.37	1.28							OR
	Line Side Unbundled Incoming PBX Trunk Port - Bus			UEPPX	UEPP1	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled PBX LD Terminal Ports			UEPPX	UEPLD	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled 2-Way Combination PBX Usage Port			UEPPX	UEPXA	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled PBX Toll Terminal Hotel Ports			UEPPX	UEPXB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled PBX LD DDD Terminals Port			UEPPX	UEPXC	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled PBX LD Terminal Switchboard Port			UEPPX	UEPXD	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled PBX LD Terminal Switchboard IDD Capable Port			UEPPX	UEPXE	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Administrative Calling Port			UEPPX	UEPXL	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Room Calling Port			UEPPX	UEPXM	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled 1-Way Outgoing PBX Hotel/Hospital Discount Room Calling Port			UEPPX	UEPXO	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Unbundled 1-Way Outgoing PBX Measured Port			UEPPX	UEPXS	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - 1-Way Oudial Trunk			UEPPX	UEPWS	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - 2-Way Trunk			UEPPX	UEPWT	0.9019	10.05	7.36	1.37	1.28							OR

CCCS 187 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire voice unbundled Georgia basic dialing port -2-way PBX Trunk			UEPPX	UEPPQ	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - PBX LD Terminal Ports			UEPPX	UEPPS	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - PBX Toll Terminal Ports			UEPPX	UEPPT	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - PBX LD DDD Terminal Port			UEPPX	UEPPU	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - PBX LD Terminal Switchboard Port			UEPPX	UEPPV	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - PBX LD Terminal Switchboard DDD Capable Port			UEPPX	UEPPW	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire voice unbundled Georgia basic dialing port - PBX 2-Way Trunk			UEPPX	UEPPC	0.9019	10.05	7.36	1.37	1.28							OR
FEATURES
	All Features Offered			UEPPX	UEPVF	0.00	0.00	0.00									OR
NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Voice Grade Loop/ Line Port Combination (PBX) - Conversion - Switch-As-Is			UEPPX	USAC2		0.10	0.10									OR
	2-Wire Voice Grade Loop/ Line Port Combination (PBX) - Conversion - Switch with Change			UEPPX	USACC		0.10	0.10									OR
ADDITIONAL NRCs
	2-Wire Voice Grade Loop/ Line Port Combination (PBX) - Subsequent Activity			UEPPX	USAS2	0.00	0.00	0.00									OR
	PBX Subsequent Activity - Change/Rearrange Multiline Hunt Group						6.70	6.70									OR
OFF/ON PREMISES EXTENSION CHANNELS
	Local Channel Voice grade, per termination		1	UEPPX	P2JHX	11.26	79.85	24.65	18.92	7.87							OR
	Local Channel Voice grade, per termination		2	UEPPX	P2JHX	16.43	79.85	24.65	18.92	7.87							OR
	Local Channel Voice grade, per termination		3	UEPPX	P2JHX	31.49	79.85	24.65	18.92	7.87							OR
	Non-Wire Direct Serve Channel Voice Grade		1	UEPPX	SDD2X	12.74	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		2	UEPPX	SDD2X	19.76	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		3	UEPPX	SDD2X	37.18	56.92	7.70	4.40	0.02							OR
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPPX	U1TV2	17.07	79.61	36.08
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPPX	U1TVM	0.0222	0.00	0.00
2-WIRE VOICE GRADE LOOP WITH 2-WIRE ANALOG LINE COIN PORT
UNE Port/Loop Combination Rates
	2-Wire VG Coin Port/Loop Combo – Zone 1		1			10.22											OR
	2-Wire VG Coin Port/Loop Combo – Zone 2		2			15.35											OR
	2-Wire VG Coin Port/Loop Combo – Zone 3		3			31.04											OR
UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPCO	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPCO	UEPLX	14.45											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPCO	UEPLX	30.14											OR
2-Wire Voice Grade Line Ports (COIN)
	2-Wire Coin 2-Way with Operator Screening (GA)			UEPCO	UEPGC	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Coin 2-Way with Operator Screening and Blocking: 011, 900/976, 1+DDD (GA)			UEPCO	UEP2G	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Coin 2-Way with Operator Screening and 011 Blocking (GA)			UEPCO	UEPGA	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Coin 2-Way with Operator Screening and 900/976 Blocking (GA)			UEPCO	UEPGB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Coin 2-Way with Operator Screening and Blocking: 900/976, 1+DDD, 011+, and Local (GA)			UEPCO	UEPCH	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Coin Outward with Operator Screening and 011 Blocking (GA, KY, MS)			UEPCO	UEPRJ	0.9019	10.05	7.36	1.37	1.28							OR

CCCS 188 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire Coin Outward with Operator Screening and Blocking: 900/976, 1+DDD, 011+, and Local (FL, GA)			UEPCO	UEPCQ	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire 2-Way Smartline with 900/976 (all states except LA)			UEPCO	UEPCK	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Coin Outward Smartline with 900/976 (all states except LA)			UEPCO	UEPCR	0.9019	10.05	7.36	1.37	1.28							OR
ADDITIONAL UNE COIN PORT/LOOP (RC)
	UNE Coin Port/Loop Combo Usage (Flat Rate)			UEPCO	URECU	3.59	0.00	0.00	0.00	0.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire Voice Grade Loop / Line Port Combination - Conversion - Switch-as-is			UEPCO	USAC2		0.10	0.10									OR
	2-Wire Voice Grade Loop / Line Port Combination - Conversion - Switch with change			UEPCO	USACC		0.10	0.10									OR
ADDITIONAL NRCs
	2-Wire Voice Grade Loop/Line Port Combination - Subsequent Activity			UEPCO	USAS2		0.00	0.00									OR
2-WIRE VOICE LOOP/ 2WIRE VOICE GRADE IO TRANSPORT/ 2-WIRE LINE PORT (RES)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 1		1			25.22											OR
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 2		2			30.39											OR
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 3		3			45.46											OR
UNE Loop Rates
	2-Wire Voice Grade Loop (SL2) - Zone 1		1	UEPFR	UECF2	11.26											OR
	2-Wire Voice Grade Loop (SL2) - Zone 2		2	UEPFR	UECF2	16.43											OR
	2-Wire Voice Grade Loop (SL2) - Zone 3		3	UEPFR	UECF2	31.49											OR
2-Wire Voice Grade Line Port Rates (Res)
	2-Wire voice unbundled port - residence			UEPFR	UEPRL	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled port with Caller ID - res			UEPFR	UEPRC	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled port outgoing only - res			UEPFR	UEPRO	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundles res, low usage line port with Caller ID (LUM)			UEPFR	UEPAP	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled Georgia basic dialing port, without Caller ID capability - res			UEPFR	UEPWC	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - res			UEPFR	UEPWQ	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled Georgia basic dialing port - outgoing only			UEPFR	UEPWR	1.09	166.05	43.66	41.89	15.44							OR
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPFR	U1TV2	12.87											OR
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPFR	1L5XX	0.0057											OR
FEATURES
	All Features Offered			UEPFR	UEPVF	0.00	0.00	0.00									OR
NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch-as-is			UEPFR	USAC2		7.85	1.86									OR
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch-With-Change			UEPFR	USACC		7.85	1.86									OR
2-WIRE VOICE LOOP/ 2WIRE VOICE GRADE IO TRANSPORT/ 2-WIRE LINE PORT (BUS)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 1		1			25.22											OR
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 2		2			30.39											OR
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 3		3			45.46											OR
UNE Loop Rates
	2-Wire Voice Grade Loop (SL2) - Zone 1		1	UEPFB	UECF2	11.26											OR
	2-Wire Voice Grade Loop (SL2) - Zone 2		2	UEPFB	UECF2	16.43											OR
	2-Wire Voice Grade Loop (SL2) - Zone 3		3	UEPFB	UECF2	31.49											OR
2-Wire Voice Grade Line Port (Bus)
	2-Wire voice unbundled port without Caller ID - bus			UEPFB	UEPBL	1.09	166.05	43.66	41.89	15.44							OR

CCCS 189 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	2-Wire voice unbundled port with Caller + E484 ID - bus			UEPFB	UEPBC	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled port outgoing only - bus			UEPFB	UEPBO	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled incoming only port with Caller ID - Bus			UEPFB	UEPB1	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled Georgia basic dialing port, without Caller ID capability - bus			UEPFB	UEPWD	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - bus			UEPFB	UEPWP	1.09	166.05	43.66	41.89	15.44							OR
	INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPFB	U1TV2	12.87											OR
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPFB	1L5XX	0.0057											OR
	FEATURES
	All Features Offered			UEPFB	UEPVF	0.00	0.00	0.00									OR
NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch-as-is			UEPFB	USAC2		7.85	1.86									OR
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination -Conversion - Switch with change			UEPFB	USACC		7.85	1.86									OR
2-WIRE VOICE LOOP/ 2WIRE VOICE GRADE IO TRANSPORT/ 2-WIRE LINE PORT (PBX)
	UNE Port/Loop Combination Rates
	2-Wire VG Loop/IO Tranport/Port Combo -Zone 1		1			25.22											OR
	2-Wire VG Loop/IO Tranport/Port Combo -Zone 2		2			30.39											OR
	2-Wire VG Loop/IO Tranport/Port Combo -Zone 3		3			45.46											OR
	UNE Loop Rates
	2-Wire Voice Grade Loop (SL2) -Zone 1		1	UEPFP	UECF2	11.26											OR
	2-Wire Voice Grade Loop (SL2) -Zone 2		2	UEPFP	UECF2	16.43											OR
	2-Wire Voice Grade Loop (SL2) -Zone 3		3	UEPFP	UECF2	31.49											OR
2-Wire Voice Grade Line Port Rates (BUS - PBX)
	Line Side Unbundled Combination 2-Way PBX Trunk Port - Bus			UEPFP	UEPPC	1.09	166.05	43.66	41.89	15.44							OR
	Line Side Unbundled Outward PBX Trunk Port - Bus			UEPFP	UEPPO	1.09	166.05	43.66	41.89	15.44							OR
	Line Side Unbundled Incoming PBX Trunk Port - Bus			UEPFP	UEPP1	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled PBX LD Terminal Ports			UEPFP	UEPLD	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled 2-Way Combination PBX Usage Port			UEPFP	UEPXA	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled PBX Toll Terminal Hotel Ports			UEPFP	UEPXB	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled PBX LD DDD Terminals Port			UEPFP	UEPXC	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled PBX LD Terminal Switchboard Port			UEPFP	UEPXD	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled PBX LD Terminal Switchboard IDD Capable Port			UEPFP	UEPXE	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Administrative Calling Port			UEPFP	UEPXL	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Room Calling Port			UEPFP	UEPXM	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled 1-Way Outgoing PBX Hotel/Hospital Discount Room Calling Port			UEPFP	UEPXO	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire Voice Unbundled 1-Way Outgoing PBX Measured Port			UEPFP	UEPXS	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled Georgia basic dialing port - 1-Way Oudial Trunk			UEPFP	UEPWS	1.09	166.05	43.66	41.89	15.44							OR
	2-Wire voice unbundled Georgia basic dialing port - 2-Way Trunk			UEPFP	UEPWT	1.09	166.05	43.66	41.89	15.44							OR
	INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPFP	U1TV2	12.87											OR
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPFP	1L5XX	0.0057											OR
	FEATURES
	All Features Offered			UEPFP	UEPVF	0.00	0.00	0.00									OR
NONRECURRING CHARGES (NRCs)-CURRENTLY COMBINED

CCCS 190 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

														Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone			USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l
							Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
				BCS				First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion -Switch-as-is			UEPFP		USAC2		7.85	1.86									OR
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination -Conversion -Switch with change			UEPFP		USACC		7.85	1.86									OR
	UNBUNDLED PORT/LOOP COMBINATIONS -COST BASED RATES
	2-WIRE VOICE GRADE LOOP - BUS ONLY - WITH 2-WIRE DID TRUNK PORT
	UNE Port/Loop Combination Rates
	2-Wire VG Loop/2-Wire DID Trunk Port Combo -UNE Zone 1		1				16.74											OR
	2-Wire VG Loop/2-Wire DID Trunk Port Combo -UNE Zone 2		2				21.91											OR
	2-Wire VG Loop/2-Wire DID Trunk Port Combo -UNE Zone 3		3				36.98											OR
	UNE Loop Rates
	2-Wire Analog Voice Grade Loop - (SL2) - UNE Zone 1		1	UEPPX		UECD1	11.26											OR
	2-Wire Analog Voice Grade Loop - (SL2) - UNE Zone 2		2	UEPPX		UECD1	16.43											OR
	2-Wire Analog Voice Grade Loop - (SL2) - UNE Zone 3		3	UEPPX		UECD1	31.49											OR
	UNE Port Rate
	Exchange Ports - 2-Wire DID Port			UEPPX		UEPD1	5.48	174.55	13.64	59.31	4.27							OR
	NONRECURRING CHARGES -CURRENTLY COMBINED
	2-Wire Voice Grade Loop / 2-Wire DID Trunk Port Combination - Switch-as-is			UEPPX		USAC1		6.66	1.86									OR
	2-Wire Voice Grade Loop / 2-Wire DID Trunk Port Conversion with BellSouth Allowable Changes			UEPPX		USA1C		6.66	1.86									OR
	ADDITIONAL NRCs
	Telephone Number/Trunk Group Establisment Charges
	DID Trunk Termination (One Per Port)			UEPPX		NDT	0.00	0.00	0.00									OR
	DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers			UEPPX		NDZ	0.00	0.00	0.00									OR
	Additional DID Numbers for each Group of 20 DID Numbers			UEPPX		ND4	0.00	0.00	0.00									OR
	DID Numbers, Non -consecutive DID Numbers, Per Number			UEPPX		ND5	0.00	0.00	0.00									OR
	Reserve Non-Consecutive DID numbers			UEPPX		ND6	0.00	0.00	0.00									OR
	Reserve DID Numbers			UEPPX		NDV	0.00	0.00	0.00									OR
	2-WIRE ISDN DIGITAL GRADE LOOP WITH 2-WIRE ISDN DIGITAL LINE SIDE PORT
	UNE Port/Loop Combination Rates
	2W ISDN Digital Grade Loop/2W ISDN Digital Line Side Port -UNE Zone 1		1	UEPPB	UEPPR		19.03											OR
	2W ISDN Digital Grade Loop/2W ISDN Digital Line Side Port -UNE Zone 2		2	UEPPB	UEPPR		23.75											OR
	2W ISDN Digital Grade Loop/2W ISDN Digital Line Side Port -UNE Zone 3		3	UEPPB	UEPPR		36.51											OR
	UNE Loop Rates
	2-Wire ISDN Digital Grade Loop - UNE Zone 1		1	UEPPB	UEPPR	USL2X	13.84											OR
	2-Wire ISDN Digital Grade Loop - UNE Zone 2		2	UEPPB	UEPPR	USL2X	18.56											OR
	2-Wire ISDN Digital Grade Loop - UNE Zone 3		3	UEPPB	UEPPR	USL2X	31.33											OR
	UNE Port Rate
	Exchange Port - 2-Wire ISDN Line Side Port			UEPPB	UEPPR	UEPPB	5.19	161.36	141.68	43.68	8.37							OR
	NONRECURRING CHARGES -CURRENTLY COMBINED
	2-Wire ISDN Digital Grade Loop / 2-Wire ISDN Line Side Port Combination -Conversion			UEPPB	UEPPR	USACB	0.00	42.52	26.99									OR
	ADDITIONAL NRCs
	2-Wire ISDN Loop / 2-Wire ISDN Port Combination - Sub Actvy Non Feature/Add Trunk			UEPPB	UEPPR	USASB		0.00										OR
	B-CHANNEL USER PROFILE ACCESS:
	CVS/CSD (DMS/5ESS)			UEPPB	UEPPR	U1UCA	0.00	0.00	0.00									OR
	CVS (EWSD)			UEPPB	UEPPR	U1UCB	0.00	0.00	0.00									OR
	CSD			UEPPB	UEPPR	U1UCC	0.00	0.00	0.00									OR
	B-CHANNEL AREA PLUS USER PROFILE ACCESS: (AL, KY, LA, MS SC, MS, & TN)
	USER TERMINAL PROFILE
	User Terminal Profile (EWSD only)			UEPPB	UEPPR	U1UMA	0.00	0.00	0.00									OR
	VERTICAL FEATURES

UNBUNDLED NETWORK ELEMENTS - Georgia

														Attachment: 2		Exhibit: D
							RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS		USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	All Vertical Features - One per Channel B User Profile			UEPPB	UEPPR	UEPVF	0.00	0.00	0.00									OR
INTEROFFICE CHANNEL MILEAGE
	Interoffice Channel mileage each, including first mile and
	facilities termination			UEPPB	UEPPR	M1GNC	12.8757	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage each, additional mile			UEPPB	UEPPR	M1GNM	0.0057	0.00	0.00									OR
4-WIRE DS1 DIGITAL LOOP WITH 4-WIRE ISDN DS1 DIGITAL TRUNK PORT
UNE Port/Loop Combination Rates
	4W DS1 Digital Loop/4W ISDN DS1 Digital Trunk Port - UNE Zone 1		1	UEPPP			104.74											OR
	4W DS1 Digital Loop/4W ISDN DS1 Digital Trunk Port - UNE Zone 2		2	UEPPP			109.85											OR
	4W DS1 Digital Loop/4W ISDN DS1 Digital Trunk Port - UNE Zone 3		3	UEPPP			124.17											OR
UNE Loop Rates
	4-Wire DS1 Digital Loop - UNE Zone 1		1	UEPPP		USL4P	39.61											OR
	4-Wire DS1 Digital Loop - UNE Zone 2		2	UEPPP		USL4P	44.72											OR
	4-Wire DS1 Digital Loop - UNE Zone 3		3	UEPPP		USL4P	59.04											OR
UNE Port Rate
	Exchange Ports - 4-Wire ISDN DS1 Port			UEPPP		UEPPP	65.13	365.73	187.42	73.41	21.80							OR
NONRECURRING CHARGES - CURRENTLY COMBINED
	4-Wire DS1 Digital Loop / 4-Wire ISDN DS1 Digital Trunk Port Combination - Conversion - Switch-as-is			UEPPP		USACP	0.00	122.56	77.97									OR
ADDITIONAL NRCs
	4-Wire DS1 Loop/4-W ISDN Digtl Trk Port - Subsqt Actvy- Inward/two way Tel Nos. (except NC)			UEPPP		PR7TF		0.50										OR
	4-Wire DS1 Loop / 4-Wire ISDN DS1 Digital Trunk Port - Outward Tel Numbers (All States except NC)			UEPPP		PR7TO		10.72										OR
	4-Wire DS1 Loop / 4-Wire ISDN DS1 Digital Trk Port - Subsequent Inward Tel Numbers			UEPPP		PR7ZT		21.43										OR
INTERFACE (Provsioning Only)
	Voice/Data			UEPPP		PR71V	0.00	0.00	0.00									OR
	Digital Data			UEPPP		PR71D	0.00	0.00	0.00									OR
	Inward Data			UEPPP		PR71E	0.00	0.00	0.00									OR
New or Additional “B” Channel
	New or Additional - Voice/Data B Channel			UEPPP		PR7BV	0.00	13.59										OR
	New or Additional - Digital Data B Channel			UEPPP		PR7BF	0.00	13.59										OR
	New or Additional Inward Data B Channel			UEPPP		PR7BD	0.00	13.59										OR
CALL TYPES
	Inward			UEPPP		PR7C1	0.00	0.00	0.00									OR
	Outward			UEPPP		PR7CO	0.00	0.00	0.00									OR
	Two-way			UEPPP		PR7CC	0.00	0.00	0.00									OR
Interoffice Channel Mileage
	Fixed Each Including First Mile			UEPPP		1LN1A	34.31	111.03	80.28	31.36	21.73							OR
	Each Airline-Fractional Additional Mile			UEPPP		1LN1B	0.1154											OR
4-WIRE DS1 DIGITAL LOOP WITH 4-WIRE DDITS TRUNK PORT
UNE Port/Loop Combination Rates
	4W DS1 Digital Loop/4W DDITS Trunk Port - UNE Zone 1		1	UEPDC			80.81											OR
	4W DS1 Digital Loop/4W DDITS Trunk Port - UNE Zone 2		2	UEPDC			85.91											OR
	4W DS1 Digital Loop/4W DDITS Trunk Port - UNE Zone 3		3	UEPDC			100.24											OR
UNE Loop Rates
	4-Wire DS1 Digital Loop - UNE Zone 1		1	UEPDC		USLDC	39.61											OR
	4-Wire DS1 Digital Loop - UNE Zone 2		2	UEPDC		USLDC	44.72											OR
	4-Wire DS1 Digital Loop - UNE Zone 3		3	UEPDC		USLDC	59.04											OR
UNE Port Rate
	4-Wire DDITS Digital Trunk Port			UEPDC		UDD1T	41.20	392.25	185.06	80.17	7.86							OR
NONRECURRING CHARGES - CURRENTLY COMBINED
	4-Wire DS1 Digital Loop / 4-Wire DDITS Trunk Port Combination - Switch-as-is			UEPDC		USAC4		132.19	66.79									OR

CCCS 192 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	4-Wire DS1 Digital Loop / 4-Wire DDITS Trunk Port Combination - Conversion with DS1 Changes			UEPDC	USAWA		132.19	66.79									OR
	4-Wire DS1 Digital Loop / 4-Wire DDITS Trunk Port Combination - Conversion with Change - Trunk			UEPDC	USAWB		132.19	66.79									OR
ADDITIONAL NRCs
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsequent Service Activity Per Service Order			UEPDC	USAS4		0.00	0.00									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - NRC - Subsequent Channel Activation/Chan- 2-Way Trunk			UEPDC	UDTTA		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsequent Channel Activation/Chan - 1-Way Outward Trunk			UEPDC	UDTTB		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsqnt Channel Activation/Chan Inward Trunk w/out DID			UEPDC	UDTTC		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsqnt Chan Activation Per Chan - Inward Trunk with DID			UEPDC	UDTTD		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsqnt Chan Activation / Chan - 2-Way DID w User Trans			UEPDC	UDTTE		13.95	13.95									OR
BIPOLAR 8 ZERO SUBSTITUTION
	B8ZS - Superframe Format			UEPDC	CCOSF		0.00	392.25
	B8ZS - Extended Superframe Format			UEPDC	CCOEF		0.00	392.25
Alternate Mark Inversion
	AMI - Superframe Format			UEPDC	MCOSF		0.00	0.00
	AMI - Extended SuperFrame Format			UEPDC	MCOPO		0.00	0.00
Telephone Number/Trunk Group Establisment Charges
	Telephone Number for 2-Way Trunk Group			UEPDC	UDTGX	0.00											OR
	Telephone Number for 1-Way Outward Trunk Group			UEPDC	UDTGY	0.00											OR
	Telephone Number for 1-Way Inward Trunk Group Without DID			UEPDC	UDTGZ	0.00											OR
	DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers			UEPDC	NDZ	0.00	0.00	0.00									OR
	DID Numbers for each Group of 20 DID Numbers			UEPDC	ND4	0.00											OR
	DID Numbers, Non - consecutive DID Numbers, Per Number			UEPDC	ND5	0.00											OR
	Reserve Non-Consecutive DID Nos.			UEPDC	ND6	0.00	0.00	0.00									OR
	Reserve DID Numbers			UEPDC	NDV	0.00	0.00	0.00									OR
Dedicated DS1 (Interoffice Channel Mileage) - FX/FCO for 4-Wire DS1 Digital Loop with 4-Wire DDITS Trunk Port
	Interoffice Channel Mileage - Fixed rate 0-8 miles (Facilities Termination)			UEPDC	1LNO1	34.19	111.03	80.28	31.36	21.73							OR
	Interoffice Channel Mileage - Additional rate per mile - 0-8 miles			UEPDC	1LNOA	0.1154	0.00	0.00									OR
	Interoffice Channel Mileage - Fixed rate 9-25 miles (Facilities Termination)			UEPDC	1LNO2	0.00	0.00	0.00									OR
	Interoffice Channel Mileage - Additional rate per mile - 9-25 miles			UEPDC	1LNOB	0.1154	0.00	0.00									OR
	Interoffice Channel Mileage - Fixed rate 25+ miles (Facilities Termination)			UEPDC	1LNO3	0.00	0.00	0.00									OR
	Interoffice Channel Mileage - Additional rate per mile - 25+ miles			UEPDC	1LNOC	0.1154	0.00	0.00									OR
	Central Office Termininating Point			UEPDC	CTG	0.00											OR
4-WIRE DS1 LOOP WITH CHANNELIZATION WITH PORT
System is 1 DS1 Loop, 1 D4 Channel Bank, and up to 24 Feature Activations
Each System can have up to 24 combinations of rates depending on type and number of ports used
UNE DS1 Loop
	4-Wire DS1 Loop - UNE Zone 1		1	UEPMG	USLDC	39.61	0.00	0.00									OR
	4-Wire DS1 Loop - UNE Zone 2		2	UEPMG	USLDC	44.72	0.00	0.00									OR
	4-Wire DS1 Loop - UNE Zone 3		3	UEPMG	USLDC	59.04	0.00	0.00									OR
UNE DSO Channelization Capacities (D4 Channel Bank Configurations)
	24 DSO Channel Capacity - 1 per DS1			UEPMG	VUM24	43.04	0.00	0.00									OR
	48 DSO Channel Capacity - 1 per 2 DS1s			UEPMG	VUM48	86.06	0.00	0.00									OR
	96 DSO Channel Capacity - 1 per 4 DS1s			UEPMG	VUM96	172.16	0.00	0.00									OR
	144 DSO Channel Capacity - per 6 DS1s			UEPMG	VUM14	258.24	0.00	0.00									OR

CCCS 193 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic - 1st	Incremental Charge - Manual Svc Order vs. Electronic - Add’l	Incremental Charge - Manual Svc Order vs. Electronic - Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic - Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	192 DS0 Channel Capacity - 1 per 8 DS1s			UEPMG	VUM19	344.32	0.00	0.00									OR
	240 DS0 Channel Capacity - 1 per 10 DS1s			UEPMG	VUM2O	430.40	0.00	0.00									OR
	288 DS0 Channel Capacity - 1 per 12 DS1s			UEPMG	VUM28	516.48	0.00	0.00									OR
	384 DS0 Channel Capacity - 1 per 16 DS1s			UEPMG	VUM38	688.64	0.00	0.00									OR
	480 DS0 Channel Capacity - 1 per 20 DS1s			UEPMG	VUM4O	860.80	0.00	0.00									OR
	576 DS0 Channel Capacity - 1 per 24 DS1s			UEPMG	VUM57	1,032.96	0.00	0.00									OR
	672 DS0 Channel Capacity - 1 per 28 DS1s			UEPMG	VUM67	1,205.12	0.00	0.00									OR
Non-Recurring Charges (NRC) Associated with 4-Wire DS1 Loop with Channeliztion with Port - Conversion Charge Based on a System
A Minimum System configuration is One (1) DS1, One (1) D4 Channel Bank, and Up To 24 DSO Ports with Feature Activations.
Multiples of this configuration functioning as one are considered Add’l after the minimum system configuration is counted.
	NRC - Conversion (Currently Combined) with or without BellSouth Allowed Changes			UEPMG	USAC4	0.00	153.24	8.37									OR
System Additions at End User Locations Where 4-Wire DS1 Loop with Channelization with Port Combination Currently Exists and
New (Not Currently Combined) in all states, except in Density Zone 1 of Top 8 MSA’s
	1 DS1/D4 Channel Bank - Additionally Add NRC for each Port and Assoc Fea Activation			UEPMG	VUMD4	0.00	379.04	253.97	69.43	8.35							OR
Bipolar 8 Zero Substitution
	Clear Channel Capability Format, superframe - Subsequent Activity Only			UEPMG	CCOSF	0.00	0.00	379.04
	Clear Channel Capability Format - Extended Superframe - Subsequent Activity Only			UEPMG	CCOEF	0.00	0.00	379.04
Alternate Mark Inversion (AMI)
	Superframe Format			UEPMG	MCOSF	0.00	0.00	0.00
	Extended Superframe Format			UEPMG	MCOPO	0.00	0.00	0.00
Exchange Ports Associated with 4-Wire DS1 Loop with Channelization with Port
Exchange Ports
	Line Side Combination Channelized PBX Trunk Port - Business			UEPPX	UEPCX	1.09	0.00	0.00	0.00	0.00							OR
	Line Side Outward Channelized PBX Trunk Port - Business			UEPPX	UEPOX	1.09	0.00	0.00	0.00	0.00							OR
	Line Side Inward Only Channelized PBX Trunk Port without DID			UEPPX	UEP1X	1.09	0.00	0.00	0.00	0.00							OR
	2-Wire Trunk Side Unbundled Channelized DID Trunk Port			UEPPX	UEPDM	5.50	0.00	0.00	0.00	0.00							OR
Feature Activations - Unbundled Loop Concentration
	Feature (Service) Activation for each Line Port Terminated in D4 Bank			UEPPX	1PQWM	0.4689	12.90	6.80	1.96	1.95
	Feature (Service) Activation for each Trunk Port Terminated in D4 Bank			UEPPX	1PQWU	0.4689	38.09	9.18	26.77	5.34
Telephone Number/ Group Establishment Charges for DID Service
	DID Trunk Termination (1 per Port)			UEPPX	NDT	0.00	0.00	0.00									OR
	Estab Trk Grp and Provide 1st 20 DID Nos. (FL,GA, NC,& SC)			UEPPX	NDZ	0.00	0.00	0.00									OR
	DID Numbers - groups of 20 - Valid all States			UEPPX	ND4	0.00	0.00	0.00									OR
	Non-Consecutive DID Numbers - per number			UEPPX	ND5	0.00	0.00	0.00									OR
	Reserve Non-Consecutive DID Numbers			UEPPX	ND6	0.00	0.00	0.00									OR
	Reserve DID Numbers			UEPPX	NDV	0.00	0.00	0.00									OR
FEATURES - Vertical and Optional
Local Switching Features Offered with Line Side Ports Only
	All Features Available			UEPPX	UEPVF	0.00	0.00	0.00									OR
UNBUNDLED PORT LOOP COMBINATIONS - MARKET RATES
Market Rates shall apply where BellSouth is not required to provide unbundled local switching or switch ports per FCC and/or State Commission rules.
This includes:
Unbundled port/loop combinations that are Currently Combined or Not Currently Combined in Zone 1 of the Top 8 MSAS in BellSouth’s region for end users with 4 or more DS0 equivalent lines.
The Top 8 MSAs in BellSouth's region are: FL (Orlando, Ft. Lauderdale, Miami); GA (Atlanta); LA (New Orleans); NC (Greensboro-Winston Salem-Highpoint/Charlotte-Gastonia-Rock Hill); TN (Nashville).

BellSouth currently is developing the billing capability to mechanically bill the recurring and non-recurring Market Rates in this section except for nonrecurring charges for not currently combined in FL and NC. In the interim where BellSouth cannot bill Market Rates, BellSouth shall bill the rates in the Cost-Based section preceding in lieu of the Market Rates and reserves the right to true-up the billing difference.

The Market Rate for unbundled ports includes all available features in all states.

End Office and Tandem Switching Usage and Common Transport Usage rates in the Port section of this rate exhibit shall apply to all combinations of loop/port network elements except for UNE Coin Port/Loop Combinations which have a flat rate usage charge (USOC: URECU).

For Not Currently Combined scenarios the Nonrecurring charges are listed in the First and Additional NRC columns for each Port USOC. For Currently Combined scenarios, the Nonrecurring charges are listed in the NRC - Currently Combined section.

Additional NRCs may apply also and are categorized accordingly.

CCCS 194 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Attachment: 2		Exhibit: D		Source
													Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (RES)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			23.32
	2-Wire VG Loop/Port Combo - Zone 2		2			28.46
	2-Wire VG Loop/Port Combo - Zone 3		3			44.14
UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPRX	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPRX	UEPLX	14.46											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPRX	UEPLX	30.14											OR
2-Wire Voice Grade Line Port (Res)
	2-Wire voice unbundled port - residence			UEPRX	UEPRL	14.00	90.00	90.00
	2-Wire voice unbundled port with Caller ID - res			UEPRX	UEPRC	14.00	90.00	90.00
	2-Wire voice unbundled port outgoing only - res			UEPRX	UEPRO	14.00	90.00	90.00
	2-Wire voice unbundles res, low usage line port with Caller ID (LUM)			UEPRX	UEPAP	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port without Caller ID capability - res			UEPRX	UEPWC	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - res			UEPRX	UEPWQ	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - outgoing only			UEPRX	UEPWR	14.00	90.00	90.00
	2-Wire voice unbundled Low Usage Line Port without Caller ID Capability			UEPRX	UEPRT	14.00	90.00	90.00
	2-Wire Voice Grade Unbundled Port without Caller ID, Georgia			UEPRX	UEPRV	14.00	90.00	90.00
	2-Wire Voice Grade Unbundled Port with Caller ID, Georgia			UEPRX	UEPRU	14.00	90.00	90.00
FEATURES
	All Features Offered			UEPRX	UEPVF	0.00	0.00	0.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire Voice Grade Loop / Line Port Combination - Switch-as-is			UEPRX	USAC2		41.50	41.50
	2-Wire Voice Grade Loop / Line Port Combination - Switch with change			UEPRX	USACC		41.50	41.50
ADDITIONAL NRCs
	NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent			UEPRX	USAS2	0.00	0.00	0.00
OFF/ON PREMISES EXTENSION CHANNELS
	2 Wire Analog Voice Grade Extension Loop – Non-Design		1	UEPRX	UEAEN	10.24	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		2	UEPRX	UEAEN	15.37	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		3	UEPRX	UEAEN	30.44	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Design		1	UEPRX	UEAED	11.26	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		2	UEPRX	UEAED	16.43	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		3	UEPRX	UEAED	31.49	79.85	24.65	18.92	7.87							OR
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility
	Termination			UEPRX	U1TV2	17.07	79.61	36.08
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile
	or Fraction Mile			UEPRX	U1TVM	0.0222	0.00	0.00
2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (BUS)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			23.32
	2-Wire VG Loop/Port Combo - Zone 2		2			28.46
	2-Wire VG Loop/Port Combo - Zone 3		3			44.14
UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPBX	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPBX	UEPLX	14.46											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPBX	UEPLX	30.14											OR
2-Wire Voice Grade Line Port (Bus)
	2-Wire voice unbundled port without Caller ID - bus			UEPBX	UEPBL	14.00	90.00	90.00
	2-Wire voice unbundled port with Caller + E484 ID - bus			UEPBX	UEPBC	14.00	90.00	90.00

CCCS 195 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Attachment: 2		Exhibit: D		Source
													Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire voice unbundled port outgoing only - bus			UEPBX	UEPBO	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port, without Caller ID capability - bus			UEPBX	UEPWD	14.00	90.00	90.00
	2-Wire voice unbundled Incoming Only Port without Caller ID Capability			UEPBX	UEPBE	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - bus			UEPBX	UEPWP	14.00	90.00	90.00
FEATURES
	All Features Offered			UEPBX	UEPVF	0.00	0.00	0.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire Voice Grade Loop / Line Port Combination - Switch-as-is			UEPBX	USAC2		41.50	41.50
	2-Wire Voice Grade Loop / Line Port Combination - Switch with change			UEPBX	USACC		41.50	41.50
ADDITIONAL NRCs
	NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent			UEPBX	USAS2		0.00	0.00
OFF/ON PREMISES EXTENSION CHANNELS
	2 Wire Analog Voice Grade Extension Loop – Non-Design		1	UEPBX	UEAEN	10.24	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		2	UEPBX	UEAEN	15.37	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Non-Design		3	UEPBX	UEAEN	30.44	40.02	9.99	5.61	1.72							OR
	2 Wire Analog Voice Grade Extension Loop – Design		1	UEPBX	UEAED	11.26	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		2	UEPBX	UEAED	16.43	79.85	24.65	18.92	7.87							OR
	2 Wire Analog Voice Grade Extension Loop – Design		3	UEPBX	UEAED	31.49	79.85	24.65	18.92	7.87							OR
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPBX	U1TV2	17.07	79.61	36.08
	Interoffice Transport -Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPBX	U1TVM	0.0222	0.00	0.00
2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (RES - PBX)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			23.32
	2-Wire VG Loop/Port Combo - Zone 2		2			28.46
	2-Wire VG Loop/Port Combo - Zone 3		3			44.14
UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPRG	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPRG	UEPLX	14.46											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPRG	UEPLX	30.14											OR
2-Wire Voice Grade Line Port Rates (RES - PBX)
	2-Wire VG Unbundled Combination 2-Way PBX Trunk Port - Res			UEPRG	UEPRD	14.00	90.00	90.00
	2-Wire voice unbundled Georgia extended dialing port, PBX 1- Way Outdial Trunk			UEPRG	UEPPO	14.00	90.00	90.00
	2-Wire voice unbundled Low Usage Line Port without Caller ID Capability			UEPRX	UEPRT	14.00	90.00	90.00
FEATURES
	All Features Offered			UEPRG	UEPVF	0.00	0.00	0.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire Voice Grade Loop/ Line Port Combination - Switch-As-Is			UEPRG	USAC2		41.50	41.50
	2-Wire Voice Grade Loop/ Line Port Combination - Switch with Change			UEPRG	USACC		41.50	41.50
ADDITIONAL NRCs
	2 Wire Loop/Line Side Port Combination - Non feature - Subsequent Activity- Nonrecurring						0.00	0.00
	PBX Subsequent Activity - Change/Rearrange Multiline Hunt Group						14.64	14.64									OR
OFF/ON PREMISES EXTENSION CHANNELS
	Local Channel Voice grade, per termination		1	UEPRG	P2JHX	11.26	79.85	24.65	18.92	7.87							OR

CCCS 196 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Attachment: 2		Exhibit: D		Source
													Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Local Channel Voice grade, per termination		2	UEPRG	P2JHX	16.43	79.85	24.65	18.92	7.87							OR
	Local Channel Voice grade, per termination		3	UEPRG	P2JHX	31.49	79.85	24.65	18.92	7.87							OR
	Non-Wire Direct Serve Channel Voice Grade	0	1	UEPRG	SDD2X	12.74	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		2	UEPRG	SDD2X	19.76	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		3	UEPRG	SDD2X	37.18	56.92	7.70	4.40	0.02							OR
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPRG	U1TV2	17.07	79.61	36.08
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPRG	U1TVM	0.0222	0.00	0.00
2-WIRE VOICE GRADE LOOP WITH 2-WIRE LINE PORT (BUS - PBX)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/Port Combo - Zone 1		1			23.32
	2-Wire VG Loop/Port Combo - Zone 2		2			28.46
	2-Wire VG Loop/Port Combo - Zone 3		3			44.14
UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPPX	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPPX	UEPLX	14.46											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPPX	UEPLX	30.14											OR
2-Wire Voice Grade Line Port Rates (BUS - PBX)
	Line Side Unbundled Combination 2-Way PBX Trunk Port - Bus			UEPPX	UEPPC	14.00	90.00	90.00
	Line Side Unbundled Outward PBX Trunk Port - Bus			UEPPX	UEPPO	14.00	90.00	90.00
	Line Side Unbundled Incoming PBX Trunk Port - Bus			UEPPX	UEPP1	14.00	90.00	90.00
	2-Wire Voice Unbundled PBX LD Terminal Ports			UEPPX	UEPLD	14.00	90.00	90.00
	2-Wire Voice Unbundled 2-Way Combination PBX Usage Port			UEPPX	UEPXA	14.00	90.00	90.00
	2-Wire Voice Unbundled PBX Toll Terminal Hotel Ports			UEPPX	UEPXB	14.00	90.00	90.00
	2-Wire Voice Unbundled PBX LD DDD Terminals Port			UEPPX	UEPXC	14.00	90.00	90.00
	2-Wire Voice Unbundled PBX LD Terminal Switchboard Port			UEPPX	UEPXD	14.00	90.00	90.00
	2-Wire Voice Unbundled PBX LD Terminal Switchboard IDD Capable Port			UEPPX	UEPXE	14.00	90.00	90.00
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Administrative Calling Port			UEPPX	UEPXL	14.00	90.00	90.00
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Room Calling Port			UEPPX	UEPXM	14.00	90.00	90.00
	2-Wire Voice Unbundled 1-Way Outgoing PBX Hotel/Hospital Discount Room Calling Port			UEPPX	UEPXO	14.00	90.00	90.00
	2-Wire Voice Unbundled 1-Way Outgoing PBX Measured Port			UEPPX	UEPXS	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - 1-Way Oudial Trunk			UEPPX	UEPWS	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - 2-Way Trunk			UEPPX	UEPWT	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - 2-way PBX Trunk			UEPPX	UEPPQ	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - PBX LD Terminal Ports			UEPPX	UEPPS	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - PBX Toll Terminal Ports			UEPPX	UEPPT	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - PBX LD DDD Terminal Port			UEPPX	UEPPU	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - PBX LD Terminal Switchboard Port			UEPPX	UEPPV	14.00	90.00	90.00
	2-Wire voice unbundled Georgia basic dialing port - PBX LD Terminal Switchboard DDD Capable Port			UEPPX	UEPPW	14.00	90.00	90.00
FEATURES
	All Features Offered			UEPPX	UEPVF	0.00	0.00	0.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire Voice Grade Loop/ Line Port Combination - Switch-As-Is			UEPPX	USAC2		41.50	41.50

CCCS 197 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Attachment: 2		Exhibit: D		Source
													Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire Voice Grade Loop/ Line Port Combination - Switch with Change			UEPPX	USACC		41.50	41.50
ADDITIONAL NRCs
	2-Wire Voice Grade Loop/ Line Port Combination - Subsequent			UEPPX	USAS2	0.00	0.00	0.00
	2 Wire Loop/Line Side Port Combination - Non feature - Subsequent Activity - Nonrecurring						0.00	0.00
	PBX Subsequent Activity - Change/Rearrange Multiline Hunt Group						14.64	14.64									OR
OFF/ON PREMISES EXTENSION CHANNELS
	Local Channel Voice grade, per termination		1	UEPPX	P2JHX	11.26	79.85	24.65	18.92	7.87							OR
	Local Channel Voice grade, per termination		2	UEPPX	P2JHX	16.43	79.85	24.65	18.92	7.87							OR
	Local Channel Voice grade, per termination		3	UEPPX	P2JHX	31.49	79.85	24.65	18.92	7.87							OR
	Non-Wire Direct Serve Channel Voice Grade		1	UEPPX	SDD2X	12.74	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		2	UEPPX	SDD2X	19.76	56.92	7.70	4.40	0.02							OR
	Non-Wire Direct Serve Channel Voice Grade		3	UEPPX	SDD2X	37.18	56.92	7.70	4.40	0.02							OR
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPPX	U1TV2	17.07	79.61	36.08
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPPX	U1TVM	0.0222	0.00	0.00
2-WIRE VOICE GRADE LOOP WITH 2-WIRE ANALOG LINE COIN PORT
UNE Port/Loop Combination Rates
	2-Wire VG Coin Port/Loop Combo – Zone 1		1			23.32
	2-Wire VG Coin Port/Loop Combo – Zone 2		2			28.46
	2-Wire VG Coin Port/Loop Combo – Zone 3		3			44.14
UNE Loop Rates
	2-Wire Voice Grade Loop (SL1) - Zone 1		1	UEPCO	UEPLX	9.32											OR
	2-Wire Voice Grade Loop (SL1) - Zone 2		2	UEPCO	UEPLX	14.46											OR
	2-Wire Voice Grade Loop (SL1) - Zone 3		3	UEPCO	UEPLX	30.14											OR
2-Wire Voice Grade Line Port Rates (Coin)
	2-Wire Coin 2-Way with Operator Screening (GA)			UEPCO	UEPGC	14.00	90.00	90.00
	2-Wire Coin 2-Way with Operator Screening and Blocking: 011, 900/976, 1+DDD (GA)			UEPCO	UEP2G	14.00	90.00	90.00
	2-Wire Coin 2-Way with Operator Screening and 011 Blocking (GA)			UEPCO	UEPGA	14.00	90.00	90.00
	2-Wire Coin 2-Way with Operator Screening and 900/976 Blocking (GA)			UEPCO	UEPGB	14.00	90.00	90.00
	2-Wire Coin 2-Way with Operator Screening and Blocking: 900/976, 1+DDD, 011+,and Local (GA)			UEPCO	UEPCH	14.00	90.00	90.00
	2-Wire Coin Outward with Operator Screening and 011Blocking (GA, KY, MS)			UEPCO	UEPRJ	14.00	90.00	90.00
	2-Wire Coin Outward with Operator Screening and Blocking: 900/976, 1+DDD, 011+, and Local (FL, GA)			UEPCO	UEPCQ	14.00	90.00	90.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire Voice Grade Loop/ Line Port Combination - Switch-As-Is			UEPCO	USAC2		41.50	41.50
	2-Wire Voice Grade Loop/ Line Port Combination - Switch with Change			UEPCO	USACC		41.50	41.50
ADDITIONAL NRCs
	2-Wire Voice Grade Loop/ Line Port Combination - Subsequent			UEPCO	USAS2		0.00	0.00
2-WIRE VOICE LOOP/ 2WIRE VOICE GRADE IO TRANSPORT/ 2-WIRE LINE PORT (RES)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 1		1			25.26
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 2		2			30.43
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 3		3			45.49
UNE Loop Rates
	2-Wire Voice Grade Loop (SL2) - Zone 1		1	UEPFR	UECF2	11.26											OR

CCCS 198 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Attachment: 2		Exhibit: D		Source
													Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire Voice Grade Loop (SL2) - Zone 2		2	UEPFR	UECF2	16.43											OR
	2-Wire Voice Grade Loop (SL2) - Zone 3		3	UEPFR	UECF2	31.49											OR
2-Wire Voice Grade Line Port Rates (Res)
	2-Wire voice unbundled port - residence			UEPFR	UEPRL	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled port with Caller ID - res			UEPFR	UEPRC	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled port outgoing only - res			UEPFR	UEPRO	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundles res, low usage line port with Caller ID (LUM)			UEPFR	UEPAP	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled Georgia basic dialing port, without Caller ID capability - res			UEPFR	UEPWC	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - res			UEPFR	UEPWQ	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled Georgia basic dialing port - outgoing only			UEPFR	UEPWR	14.00	225.00	225.00	60.00	60.00
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPFR	U1TV2	12.87
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPFR	1L5XX	0.0057
FEATURES
	All Features Offered			UEPFR	UEPVF	0.00	0.00	0.00
NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch-as-is			UEPFR	USAC2		100.00	100.00
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch-With-Change			UEPFR	USACC		100.00	100.00
2-WIRE VOICE LOOP/ 2 WIRE VOICE GRADE IO TRANSPORT/ 2-WIRE LINE PORT (BUS)
UNE Port/Loop Combination Rates
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 1		1			25.26
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 2		2			30.43
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 3		3			45.49
UNE Loop Rates
	2-Wire Voice Grade Loop (SL2) - Zone 1		1	UEPFB	UECF2	11.26											OR
	2-Wire Voice Grade Loop (SL2) - Zone 2		2	UEPFB	UECF2	16.43											OR
	2-Wire Voice Grade Loop (SL2) - Zone 3		3	UEPFB	UECF2	31.49											OR
2-Wire Voice Grade Line Port (Bus)
	2-Wire voice unbundled port without Caller ID - bus			UEPFB	UEPBL	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled port with Caller + E484 ID - bus			UEPFB	UEPBC	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled port outgoing only - bus			UEPFB	UEPBO	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled incoming only port with Caller ID - Bus			UEPFB	UEPB1	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled Georgia basic dialing port, without Caller ID capability - bus			UEPFB	UEPWD	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled Georgia basic dialing port for use with Caller ID - bus			UEPFB	UEPWP	14.00	225.00	225.00	60.00	60.00
INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPFB	U1TV2	12.87
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPFB	1L5XX	0.0057
FEATURES
	All Features Offered			UEPFB	UEPVF	0.00	0.00	0.00
NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch-as-is			UEPFB	USAC2		100.00	100.00
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch with change			UEPFB	USACC		100.00	100.00
2 - WIRE VOICE LOOP/ 2 WIRE VOICE GRADE IO TRANSPORT/ 2 - WIRE LINE PORT (BUS)
UNE PORT/ LOOP COMBINATION RATES
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 1		1			25.26

CCCS 199 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	Rec	First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 2		2			30.43
	2-Wire VG Loop/IO Tranport/Port Combo - Zone 3		3			45.49
	UNE Loop Rates
	2-Wire Voice Grade Loop (SL2) - Zone 1		1	UEPFP	UECF2	11.26											OR
	2-Wire Voice Grade Loop (SL2) - Zone 2		2	UEPFP	UECF2	16.43											OR
	2-Wire Voice Grade Loop (SL2) - Zone 3		3	UEPFP	UECF2	31.49											OR
2-Wire Voice Grade Line Port Rates (BUS - PBX)
	Line Side Unbundled Combination 2-Way PBX Trunk Port - Bus			UEPFP	UEPPC	14.00	225.00	225.00	60.00	60.00
	Line Side Unbundled Outward PBX Trunk Port - Bus			UEPFP	UEPPO	14.00	225.00	225.00	60.00	60.00
	Line Side Unbundled Incoming PBX Trunk Port - Bus			UEPFP	UEPP1	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled PBX LD Terminal Ports			UEPFP	UEPLD	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled 2-Way Combination PBX Usage Port			UEPFP	UEPXA	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled PBX Toll Terminal Hotel Ports			UEPFP	UEPXB	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled PBX LD DDD Terminals Port			UEPFP	UEPXC	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled PBX LD Terminal Switchboard Port			UEPFP	UEPXD	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled PBX LD Terminal Switchboard IDD Capable Port			UEPFP	UEPXE	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Administrative Calling Port			UEPFP	UEPXL	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled 2-Way PBX Hotel/Hospital Economy Room Calling Port			UEPFP	UEPXM	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled 1-Way Outgoing PBX Hotel/Hospital Discount Room Calling Port			UEPFP	UEPXO	14.00	225.00	225.00	60.00	60.00
	2-Wire Voice Unbundled 1-Way Outgoing PBX Measured Port			UEPFP	UEPXS	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled Georgia basic dialing port - 1-Way Oudial Trunk			UEPFP	UEPWS	14.00	225.00	225.00	60.00	60.00
	2-Wire voice unbundled Georgia basic dialing port - 2-Way Trunk			UEPFP	UEPWT	14.00	225.00	225.00	60.00	60.00
	INTEROFFICE TRANSPORT
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Facility Termination			UEPFP	U1TV2	12.87
	Interoffice Transport - Dedicated - 2 Wire Voice Grade - Per Mile or Fraction Mile			UEPFP	1L5XX	0.0057
	FEATURES
	All Features Offered			UEPFP	UEPVF	0.00	0.00	0.00
NONRECURRING CHARGES (NRCs) - CURRENTLY COMBINED
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port - Combination - Conversion - Switch-as-is			UEPFP	USAC2		100.00	100.00
	2-Wire Loop / Dedicated IO Transport / 2 Wire Line Port Combination - Conversion - Switch with change			UEPFP	USACC		100.00	100.00
UNBUNDLED PORT/LOOP COMBINATIONS - MARKET BASED RATES
2-WIRE VOICE GRADE LOOP - BUS ONLY - WITH 2-WIRE DID TRUNK PORT
	UNE Port/Loop Combination Rates
	2-Wire VG Loop/2-Wire DID Trunk Port Combo - UNE Zone 1		1			96.26
	2-Wire VG Loop/2-Wire DID Trunk Port Combo - UNE Zone 2		2			101.43
	2-Wire VG Loop/2-Wire DID Trunk Port Combo - UNE Zone 3		3			116.49
	UNE Loop Rates
	2-Wire Analog Voice Grade Loop - (SL2) - UNE Zone 1		1	UEPPX	UECD1	11.26											OR
	2-Wire Analog Voice Grade Loop - (SL2) - UNE Zone 2		2	UEPPX	UECD1	16.43											OR
	2-Wire Analog Voice Grade Loop - (SL2) - UNE Zone 3		3	UEPPX	UECD1	31.49											OR
	UNE Port Rate
	Exchange Ports - 2-Wire DID Port			UEPPX	UEPD1	85.00	350.00	40.00	120.00	9.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire Voice Grade Loop / 2-Wire DID Trunk Port Combination - Switch-As-Is Top 8 MSAs only			UEPPX	USAC1		200.00	20.00									OR
	2-Wire Voice Grade Loop / 2-Wire DID Trunk Port Conversion with BellSouth Allowable Changes Top 8 MSAs only			UEPPX	USA1C		200.00	20.00									OR
	ADDITIONAL NRCs

CCCS 200 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

														Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS		USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
								Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							Rec	First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
Telephone Number/Trunk Group Establisment Charges
	DID Trunk Termination (One Per Port)			UEPPX		NDT	0.00	0.00	0.00									OR
	DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers			UEPPX		NDZ	0.00	0.00	0.00									OR
	Additional DID Numbers for each Group of 20 DID Numbers			UEPPX		ND4	0.00	0.00	0.00									OR
	DID Numbers, Non - consecutive DID Numbers, Per Number			UEPPX		ND5	0.00	0.00	0.00									OR
	Reserve Non-Consecutive DID numbers			UEPPX		ND6	0.00	0.00	0.00									OR
	Reserve DID Numbers			UEPPX		NDV	0.00	0.00	0.00									OR
2-WIRE ISDN DIGITAL GRADE LOOP WITH 2-WIRE ISDN DIGITAL LINE SIDE PORT
UNE Port/Loop Combination Rates
	2W ISDN Digital Grade Loop/2W ISDN Digital Line Side Port - UNE Zone 1		1	UEPPB	UEPPR		73.84
	2W ISDN Digital Grade Loop/2W ISDN Digital Line Side Port - UNE Zone 2		2	UEPPB	UEPPR		78.56
	2W ISDN Digital Grade Loop/2W ISDN Digital Line Side Port - UNE Zone 3		3	UEPPB	UEPPR		91.33
	UNE Loop Rate
	2-Wire ISDN Digital Grade Loop - UNE Zone 1		1	UEPPB	UEPPR	USL2X	13.84											OR
	2-Wire ISDN Digital Grade Loop - UNE Zone 2		2	UEPPB	UEPPR	USL2X	18.56											OR
	2-Wire ISDN Digital Grade Loop - UNE Zone 3		3	UEPPB	UEPPR	USL2X	31.33											OR
	UNE Port Rate
	Exchange Port - 2-Wire ISDN Line Side Port			UEPPB	UEPPR	UEPPB	60.00	525.00	400.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	2-Wire ISDN Digital Grade Loop / 2-Wire ISDN Line Side Port Combination - Conversion - Top 8 MSAs only			UEPPB	UEPPR	USACB	0.00	215.00	215.00									OR
	ADDITIONAL NRCs
B-CHANNEL USER PROFILE ACCESS:
	CVS/CSD (DMS/5ESS)			UEPPB	UEPPR	U1UCA	0.00	0.00	0.00									OR
	CVS (EWSD)			UEPPB	UEPPR	U1UCB	0.00	0.00	0.00									OR
	CSD			UEPPB	UEPPR	U1UCC	0.00	0.00	0.00									OR
B-CHANNEL AREA PLUS USER PROFILE ACCESS: (AL,KY,LA,MS SC,MS, & TN)
USER TERMINAL PROFILE
	User Terminal Profile (EWSD only)			UEPPB	UEPPR	U1UMA	0.00	0.00	0.00									OR
	VERTICAL FEATURES
	All Vertical Features - One per Channel B User Profile			UEPPB	UEPPR	UEPVF		0.00	0.00
INTEROFFICE CHANNEL MILEAGE
	Interoffice Channel mileage each, including first mile and facilities termination			UEPPB	UEPPR	M1GNC	12.8757	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage each, additional mile			UEPPB	UEPPR	M1GNM	0.0057	0.00	0.00									OR
4-WIRE DS1 DIGITAL LOOP WITH 4-WIRE ISDN DS1 DIGITAL TRUNK PORT
UNE Port/Loop Combination Rates
	4W DS1 Digital Loop/4W ISDN DS1 Digital Trunk Port - UNE Zone 1		1	UEPPP			939.61
	4W DS1 Digital Loop/4W ISDN DS1 Digital Trunk Port - UNE Zone 2		2	UEPPP			944.72
	4W DS1 Digital Loop/4W ISDN DS1 Digital Trunk Port - UNE Zone 3		3	UEPPP			959.04
	UNE Loop Rates
	4-Wire DS1 Digital Loop - UNE Zone 1		1	UEPPP		USL4P	39.61											OR
	4-Wire DS1 Digital Loop - UNE Zone 2		2	UEPPP		USL4P	44.72											OR
	4-Wire DS1 Digital Loop - UNE Zone 3		3	UEPPP		USL4P	59.04											OR
	UNE Port Rate
	Exchange Ports - 4-Wire ISDN DS1 Port			UEPPP		UEPPP	900.00	1,200.00	1,200.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	4-Wire DS1 Digital Loop / 4-Wire ISDN DS1 Digital Trunk Port Combination - Conversion - Switch-As-Is Top 8 MSAs only			UEPPP		USACP	0.00	925.00	925.00									OR
	ADDITIONAL NRCs

CCCS 201 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interi m	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	4-Wire DS1 Loop/4-W ISDN Digtl Trk Port - Subsqt Actvy- Inward/two way Telephone Numbers (except NC)			UEPPP	PR7TF		0.50										OR
	4-Wire DS1 Loop / 4-Wire ISDN DS1 Digital Trunk Port - Outward Tel Numbers (All States except NC)			UEPPP	PR7TO		10.72	22.75									OR
	4-Wire DS1 Loop / 4-Wire ISDN DS1 Digital Trk Port - Subsequent Inward Telephone Numbers			UEPPP	PR7ZT		21.43	45.49									OR
INTERFACE (Provsioning Only)
	Voice/Data			UEPPP	PR71V	0.00	0.00	0.00									OR
	Digital Data			UEPPP	PR71D	0.00	0.00	0.00									OR
	Inward Data			UEPPP	PR71E	0.00	0.00	0.00									OR
New or Additional “B” Channel
	New or Additional - Voice/Data B Channel			UEPPP	PR7BV	0.00	13.59										OR
	New or Additional - Digital Data B Channel			UEPPP	PR7BF	0.00	13.59										OR
	New or Additional Inward Data B Channel			UEPPP	PR7BD	0.00	13.59										OR
CALL TYPES
	Inward			UEPPP	PR7C1	0.00	0.00	0.00									OR
	Outward			UEPPP	PR7CO	0.00	0.00	0.00									OR
	Two-way			UEPPP	PR7CC	0.00	0.00	0.00									OR
Interoffice Channel Mileage
	Fixed Each Including First Mile			UEPPP	1LN1A	34.31	111.03	80.28	31.36	21.73							OR
	Each Airline-Fractional Additional Mile			UEPPP	1LN1B	0.1154											OR
4-WIRE DS1 DIGITAL LOOP WITH 4-WIRE DDITS TRUNK PORT
UNE Port/Loop Combination Rates
	4W DS1 Digital Loop/4W DDITS Trunk Port - UNE Zone 1		1	UEPDC		176.33
	4W DS1 Digital Loop/4W DDITS Trunk Port - UNE Zone 2		2	UEPDC		184.93
	4W DS1 Digital Loop/4W DDITS Trunk Port - UNE Zone 3		3	UEPDC		222.73
UNE Loop Rates
	4-Wire DS1 Digital Loop - UNE Zone 1		1	UEPDC	USLDC	55.53											OR
	4-Wire DS1 Digital Loop - UNE Zone 2		2	UEPDC	USLDC	64.13											OR
	4-Wire DS1 Digital Loop - UNE Zone 3		3	UEPDC	USLDC	101.93											OR
UNE Port Rate
	4-Wire DDITS Digital Trunk Port			UEPDC	UDD1T	750.00	1,050.00	480.00	210.00	25.00
NONRECURRING CHARGES - CURRENTLY COMBINED
	4-Wire DS1 Digital Loop / 4-Wire DDITS Trunk Port Combination - Switch-As-Is Top 8 MSAs only			UEPDC	USAC4		270.00	270.00
	4-Wire DS1 Digital Loop / 4-Wire DDITS Trunk Port Combination - Conversion with DS1 Changes Top 8 MSAs only			UEPDC	USAWA		270.00	270.00
	4-Wire DS1 Digital Loop / 4-Wire DDITS Trunk Port Combination - Conversion with Change - Trunk Top 8 MSAs only			UEPDC	USAWB		270.00	270.00
ADDITIONAL NRCs
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsequent Service Activity Per Service Order			UEPDC	USAS4		147.47	147.47
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - NRC - Subsequent Channel Activation/Chan - 2-Way Trunk			UEPDC	UDTTA		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsequent Channel Activation/Chan - 1-Way Outward Trunk			UEPDC	UDTTB		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsqnt Channel Activation/Chan Inward Trunk w/out DID			UEPDC	UDTTC		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsqnt Chan Activation Per Chan - Inward Trunk with DID			UEPDC	UDTTD		13.95	13.95									OR
	4-Wire DS1 Loop / 4-Wire DDITS Trunk Port - Subsqnt Chan Activation / Chan - 2-Way DID w User Trans			UEPDC	UDTTE		13.95	13.95									OR
BIPOLAR 8 ZERO SUBSTITUTION
	B8ZS - Superframe Format			UEPDC	CCOSF		0.00	600.00
	B8ZS - Extended Superframe Format			UEPDC	CCOEF		0.00	600.00
Alternate Mark Inversion
	AMI - Superframe Format			UEPDC	MCOSF		0.00	0.00

CCCS 202 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	AMI - Extended SuperFrame Format			UEPDC	MCOPO		0.00	0.00
Telephone Number/Trunk Group Establisment Charges
	Telephone Number for 2-Way Trunk Group			UEPDC	UDTGX	0.00											OR
	Telephone Number for 1-Way Outward Trunk Group			UEPDC	UDTGY	0.00											OR
	Telephone Number for 1-Way Inward Trunk Group Without DID			UEPDC	UDTGZ	0.00											OR
	DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers			UEPDC	NDZ	0.00	0.00	0.00									OR
	DID Numbers for each Group of 20 DID Numbers			UEPDC	ND4	0.00											OR
	DID Numbers, Non - consecutive DID Numbers, Per Number			UEPDC	ND5	0.00											OR
	Reserve Non-Consecutive DID Nos.			UEPDC	ND6	0.00	0.00	0.00									OR
	Reserve DID Numbers			UEPDC	NDV	0.00	0.00	0.00									OR
Dedicated DS1 (Interoffice Channel Mileage) -
FX/FCO for 4-Wire DS1 Digital Loop with 4-Wire DDITS Trunk Port
	Interoffice Channel Mileage - Fixed rate 0-8 miles (Facilities Termination)			UEPDC	1LNO1	34.19	111.03	80.28	31.36	21.73							OR
	Interoffice Channel Mileage - Additional rate per mile - 0-8 miles			UEPDC	1LNOA	0.1154	0.00	0.00									OR
	Interoffice Channel Mileage - Fixed rate 9-25 miles (Facilities Termination)			UEPDC	1LNO2	0.00	0.00	0.00									OR
	Interoffice Channel Mileage - Additional - rate per mile - 9-25 miles			UEPDC	1LNOB	0.1154	0.00	0.00									OR
	Interoffice Channel Mileage - Fixed rate 25+ miles (Facilities Termination)			UEPDC	1LNO3	0.00	0.00	0.00									OR
	Interoffice Channel Mileage - Additional rate per mile - 25+ miles			UEPDC	1LNOC	0.1154	0.00	0.00									OR
	Central Office Termininating Point			UEPDC	CTG	0.00
4-WIRE DS1 LOOP WITH CHANNELIZATION WITH PORT
System is 1 DS1 Loop, 1 D4 Channel Bank, and up to 24 Feature Activations
A system can have various rate combinations based on type and number of ports used
UNE DS1 Loop
	4-Wire DS1 Loop - UNE Zone 1		1	UEPMG	USLDC	39.61	0.00	0.00									OR
	4-Wire DS1 Loop - UNE Zone 2		2	UEPMG	USLDC	44.72	0.00	0.00									OR
	4-Wire DS1 Loop - UNE Zone 3		3	UEPMG	USLDC	59.04	0.00	0.00									OR
UNE DSO Channelization Capacities (D4 Channel Bank Configurations)
	24 DSO Channel Capacity - 1 per DS1			UEPMG	VUM24	43.04	0.00	0.00									OR
	48 DSO Channel Capacity - 1 per 2 DS1s			UEPMG	VUM48	86.06	0.00	0.00									OR
	96 DSO Channel Capacity - 1per 4 DS1s			UEPMG	VUM96	172.16	0.00	0.00									OR
	144 DS0 Channel Capacity - 1 per 6 DS1s			UEPMG	VUM14	258.24	0.00	0.00									OR
	192 DS0 Channel Capacity - 1 per 8 DS1s			UEPMG	VUM19	344.32	0.00	0.00									OR
	240 DS0 Channel Capacity - 1 per 10 DS1s			UEPMG	VUM2O	430.40	0.00	0.00									OR
	288 DS0 Channel Capacity - 1 per 12 DS1s			UEPMG	VUM28	516.48	0.00	0.00									OR
	384 DS0 Channel Capacity - 1 per 16 DS1s			UEPMG	VUM38	688.64	0.00	0.00									OR
	480 DS0 Channel Capacity - 1 per 20 DS1s			UEPMG	VUM4O	860.80	0.00	0.00									OR
	576 DS0 Channel Capacity - 1 per 24 DS1s			UEPMG	VUM57	1,032.96	0.00	0.00									OR
	672 DS0 Channel Capacity - 1 per 28 DS1s			UEPMG	VUM67	1,205.12	0.00	0.00									OR
Non-Recurring Charges (NRC) Associated with 4-Wire DS1 Loop with Channeliztion with Port - Conversion Charge Based on a System
A Minimum System configuration is One (1) DS1, One (1) D4 Channel Bank, and Up To 24 DSO Ports with Feature Activations.
Multiples of this configuration functioning as one are considered Add’l after the minimum system configuration is counted.
	NRC - Conversion (Currently Combined) with or without BellSouth Allowed Changes - Top 8 MSAs Only			UEPMG	USAC4	0.00	450.00	50.00									OR
System Additions Where Currently Combined and New (Not Currently Combined )
In Density Zone 1 Top 8 MSAs
	1 DS1/D4 Channel Bank - Add NRC for each Port and Assoc Fea Activation -			UEPMG	VUMD4	0.00	950.00	600.00	200.00	30.00
Bipolar 8 Zero Substitution
	Clear Channel Capability Format, superframe - Subsequent Activity Only			UEPMG	CCOSF	0.00	0.00	600.00
	Clear Channel Capability Format - Extended Superframe - Subsequent Activity Only			UEPMG	CCOEF	0.00	0.00	600.00

CCCS 203 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
						RATES ($)					Svc Order Submitted EleNc per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
Alternate Mark Inversion (AMI)
	Superframe Format			UEPMG	MCOSF	0.00	0.00	0.00
	Extended Superframe Format			UEPMG	MCOPO	0.00	0.00	0.00
Exchange Ports Associated with 4-Wire DS1 Loop with Channelization with Port
Exchange Ports
	Line Side Combination Channelized PBX Trunk Port -Business			UEPPX	UEPCX	14.00	0.00	0.00	0.00	0.00
	Line Side Outward Channelized PBX Trunk Port - Business			UEPPX	UEPOX	14.00	0.00	0.00	0.00	0.00
	Line Side Inward Only Channelized PBX Trunk Port without DID			UEPPX	UEP1X	14.00	0.00	0.00	0.00	0.00
	2-Wire Trunk Side Unbundled Channelized DID Trunk Port			UEPPX	UEPDM	80.00	0.00	0.00	0.00	0.00
Feature Activations - Unbundled Loop Concentration
	Feature (Service) Activation for each Line Port Terminated in D4 Bank			UEPPX	1PQWM	0.4689	40.00	20.00	6.00	5.00
	Feature (Service) Activation for each Trunk Port Terminated in
	D4 Bank			UEPPX	1PQWU	0.4689	110.00	30.00	65.00	20.00
Telephone Number/ Group Establishment Charges for DID Service
	DID Trunk Termination (1 per Port)			UEPPX	NDT	0.00	0.00	0.00									OR
	Estab Trk Grp and Provide 1st 20 DID Nos. (FL,GA, NC,& SC)			UEPPX	NDZ	0.00	0.00	0.00									OR
	DID Numbers - groups of 20 - Valid all States			UEPPX	ND4	0.00	0.00	0.00									OR
	Non-Consecutive DID Numbers - per number			UEPPX	ND5	0.00	0.00	0.00									OR
	Reserve Non-Consecutive DID Numbers			UEPPX	ND6	0.00	0.00	0.00									OR
	Reserve DID Numbers			UEPPX	NDV	0.00	0.00	0.00									OR
FEATURES - Vertical and Optional
Local Switching Features Offered with Line Side Ports Only
	All Features Available			UEPPX	UEPVF	0.00	0.00	0.00
UNBUNDLED CENTREX PORT/LOOP COMBINATIONS - COST BASED RATES
1. Cost Based Rates are applied where BellSouth is required by FCC and/or State Commission rule to provide Unbundled Local Switching or Switch Ports.
2. Features shall apply to the Unbundled Port/Loop Combination - Cost Based Rate section in the same manner as they are applied to the Stand-Alone Unbundled Port section of this Rate Exhibit.

3. End Office and Tandem Switching Usage and Common Transport Usage rates in the Port section of this rate exhibit shall apply to all combinations of loop/port network elements except for UNE Coin Port/Loop Combinations.

4. The first and additional Port nonrecurring charges apply to Not Currently Combined Combos.For Currently Combined Combos, the nonrecurring charges shall be those identified in the Nonrecurring - Currently Combined sections.

Additional NRCs may apply also and are categorized accordingly.
5. Market Rates for Unbundled Centrex Port/Loop Combination will be negotiated on an Individual Case Basis, until further notice.
UNE-P CENTREX - 1AESS - (Valid in AL,FL,GA,KY,LA,MS,&TN only)
2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Combo
UNE Port/Loop Combination Rates (Non-Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		1	UEP91		10.22											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Non-Design		2	UEP91		15.35											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Non-Design		3	UEP91		31.04											OR
UNE Port/Loop Combination Rates (Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo -Design		1	UEP91		12.1619											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		2	UEP91		17.3319											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		3	UEP91		32.3919											OR
UNE Loop Rate
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEP91	UECS1	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEP91	UECS1	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEP91	UECS1	30.14											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 1		1	UEP91	UECS2	11.26											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 2		2	UEP91	UECS2	16.43											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 3		3	UEP91	UECS2	31.49											OR
UNE Ports
All States (Except North Carolina and Sout Carolina)
	2-Wire Voice Grade Port (Centrex ) Basic Local Area			UEP91	UEPYA	0.9019	10.05	7.36	1.37	1.28							OR

CCCS 204 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire Voice Grade Port (Centrex 800 termination)Basic Local Area			UEP91	UEPYB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex with Caller ID)Note1 Basic Local Area			UEP91	UEPYH	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center) Note 2, 3 Basic Local Area			UEP91	UEPYM	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term - Basic Local Area			UEP91	UEPYZ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port terminated in on Megalink or equivalent - Basic Local Area			UEP91	UEPY9	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port Terminated on 800 Service Term - Basic Local Area			UEP91	UEPY2	0.9019	10.05	7.36	1.37	1.28							OR
Georgia and Florida Only
	2-Wire Voice Grade Port (Centrex )			UEP91	UEPHA	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP91	UEPHB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex with Caller ID)1			UEP91	UEPHH	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center)2, 3			UEP91	UEPHM	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port, Diff Serving Wire Center 2, 3 - 800 Service Term			UEP91	UEPHZ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port terminated in on Megalink or equivalent			UEP91	UEPH9	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port Terminated on 800 Service Term			UEP91	UEPH2	0.9019	10.05	7.36	1.37	1.28							OR
Local Switching
	Centrex Intercom Funtionality, per port			UEP91	URECS	0.4237
Features
	All Standard Features Offered, per port			UEP91	UEPVF	0.00											OR
	All Select Features Offered, per port			UEP91	UEPVS	0.00	0.00										OR
	All Centrex Control Features Offered, per port			UEP91	UEPVC	0.00											OR
NARS
	Unbundled Network Access Register - Combination			UEP91	UARCX	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Indial			UEP91	UAR1X	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Outdial			UEP91	UAROX	0.00	0.00	0.00	0.00	0.00
Miscellaneous Terminations
2-Wire Trunk Side
	Trunk Side Terminations, each			UEP91	CENA6	5.50	122.26	18.65	54.82	3.45							OR
Interoffice Channel Mileage - 2-Wire
	Interoffice Channel Facilities Termination - Voice Grade			UEP91	M1GBC	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage, per mile or fraction of mile			UEP91	M1GBM	0.0057											OR
Feature Activations (DS0) Centrex Loops on Channelized DS1 Service
D4 Channel Bank Feature Activations
	Feature Activation on D-4 Channel Bank Centrex Loop Slot			UEP91	1PQWS	0.4689											OR
	Feature Activation on D-4 Channel Bank FX line Side Loop Slot			UEP91	1PQW6	0.4689											OR
	Feature Activation on D-4 Channel Bank FX Trunk Side Loop Slot			UEP91	1PQW7	0.4689											OR
	Feature Activation on D-4 Channel Bank Centrex Loop Slot - Different Wire Center			UEP91	1PQWP	0.4689											OR
	Feature Activation on D-4 Channel Bank Private Line Loop Slot			UEP91	1PQWV	0.4689											OR
	Feature Activation on D-4 Channel Bank Tjie Line/Trunk Loop Slot			UEP91	1PQWQ	0.4689											OR
	Feature Activation on D-4 Channel Bank WATS Loop Slot			UEP91	1PQWA	0.4689											OR
Non-Recurring Charges (NRC) Associated with UNE- P Centrex
	Conversion - Currently Combined Switch-As-Is with allowed
	changes, per port			UEP91	USAC2		0.10	0.10									OR
	New Centrex Standard Common Block			UEP91	M1ACS	0.00	317.90	37.59	48.99	5.92							OR
	New Centrex Customized Common Block			UEP91	M1ACC	0.00	317.90	37.59	48.99	5.92							OR
	Secondary Block, per Block			UEP91	M2CC1	0.00	77.10

CCCS 205 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	NAR Establishment Charge, Per Occasion			UEP91	URECA	0.00	0.00										OR
UNE-P CENTREX - 5ESS (Valid in All States)
2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Combo
UNE Port/Loop Combination Rates (Non-Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		1	UEP95		10.22											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Non-Design		2	UEP95		15.35											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Non-Design		3	UEP95		31.04											OR
UNE Port/Loop Combination Rates (Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		1	UEP95		12.1619											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		2	UEP95		17.3319											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		3	UEP95		32.3919											OR
	UNE Loop Rate
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEP95	UECS1	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEP95	UECS1	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEP95	UECS1	30.14											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 1		1	UEP95	UECS2	11.26											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 2		2	UEP95	UECS2	16.43											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 3		3	UEP95	UECS2	31.49											OR
	UNE Port Rate
	All States
	2-Wire Voice Grade Port (Centrex ) Basic Local Area			UEP95	UEPYA	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP95	UEPYB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex with Caller ID)1Basic Local Area			UEP95	UEPYH	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center)2, 3 Basic Local Area			UEP95	UEPYM	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port, Diff Serving Wire Center 2,3 - 800 Service Term - Basic Local Area			UEP95	UEPYZ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port terminated in on Megalink or equivalent - Basic Local Area			UEP95	UEPY9	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port Terminated on 800 Service Term - Basic Local Area			UEP95	UEPY2	0.9019	10.05	7.36	1.37	1.28							OR
	FL & GA Only
	2-Wire Voice Grade Port (Centrex )			UEP95	UEPHA	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP95	UEPHB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex with Caller ID)1			UEP95	UEPHH	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center)2,3			UEP95	UEPHM	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term 2,3			UEP95	UEPHZ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port terminated in on Megalink or equivalent			UEP95	UEPH9	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port Terminated on 800 Service Term			UEP95	UEPH2	0.9019	10.05	7.36	1.37	1.28							OR
	Local Switching
	Centrex Intercom Funtionality, per port			UEP95	URECS	0.4237
	Features
	All Standard Features Offered, per port			UEP95	UEPVF	0.00											OR
	All Select Features Offered, per port			UEP95	UEPVS	0.00	0.00										OR
	All Centrex Control Features Offered, per port			UEP95	UEPVC	0.00											OR
	NARS
	Unbundled Network Access Register - Combination			UEP95	UARCX	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Indial			UEP95	UAR1X	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Outdial			UEP95	UAROX	0.00	0.00	0.00	0.00	0.00

CCCS 206 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
Miscellaneous Terminations
2-Wire Trunk Side
	Trunk Side Terminations, each			UEP95	CEND6	5.50	122.26	18.65	54.82	3.45							OR
4-Wire Digital (1.544 Megabits)
	DS1 Circuit Terminations, each			UEP95	M1HD1	41.20	200.96	93.00	65.81	2.33							OR
	DS0 Channels Activated, each			UEP95	M1HDO	0.00	13.95										OR
Interoffice Channel Mileage - 2-Wire
	Interoffice Channel Facilities Termination			UEP95	M1GBC	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage, per mile or fraction of mile			UEP95	M1GBM	0.0057											OR
Feature Activations (DS0) Centrex Loops on Channelized DS1 Service
D4 Channel Bank Feature Activations
	Feature Activation on D-4 Channel Bank Centrex Loop Slot			UEP95	1PQWS	0.4689											OR
	Feature Activation on D-4 Channel Bank FX line Side Loop Slot			UEP95	1PQW6	0.4689											OR
	Feature Activation on D-4 Channel Bank FX Trunk Side Loop Slot			UEP95	1PQW7	0.4689											OR
	Feature Activation on D-4 Channel Bank Centrex Loop Slot - Different Wire Center			UEP95	1PQWP	0.4689											OR
	Feature Activation on D-4 Channel Bank Private Line Loop Slot			UEP95	1PQWV	0.4689											OR
	Feature Activation on D-4 Channel Bank Tjie Line/Trunk Loop Slot			UEP95	1PQWQ	0.4689											OR
	Feature Activation on D-4 Channel Bank WATS Loop Slot			UEP95	1PQWA	0.4689											OR
Non-Recurring Charges (NRC) Associated with UNE-P Centrex
	NRC Conversion Currently Combined Switch-As-Is with allowed changes, per port			UEP95	USAC2		0.10	0.10									OR
	New Centrex Standard Common Block			UEP95	M1ACS	0.00	317.90	37.59	48.99	5.92
	New Centrex Customized Common Block			UEP95	M1ACC	0.00	317.90	37.59	48.99	5.92
	NAR Establishment Charge, Per Occasion			UEP95	URECA	0.00	0.00
UNE-P CENTREX - DMS100 (Valid in All States)
2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Combo
UNE Port/Loop Combination Rates (Non-Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		1	UEP9D		10.22											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		2	UEP9D		15.35											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		3	UEP9D		31.04											OR
UNE Port/Loop Combination Rates (Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		1	UEP9D		12.1619											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		2	UEP9D		17.3319											OR
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		3	UEP9D		32.3919											OR
UNE Loop Rate
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEP9D	UECS1	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEP9D	UECS1	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEP9D	UECS1	30.14											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 1		1	UEP9D	UECS2	11.26											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 2		2	UEP9D	UECS2	16.43											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 3		3	UEP9D	UECS2	31.49											OR
UNE Port Rate
ALL STATES
	2-Wire Voice Grade Port (Centrex) Basic Local Area			UEP9D	UEPYA	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex 800 termination)Basic Local Area			UEP9D	UEPYB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-PSET)3Basic Local Area			UEP9D	UEPYC	0.9019	10.05	7.36	1.37	1.28							OR

CCCS 207 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire Voice Grade Port (Centrex / EBS-M5009) 3 Basic Local Area			UEP9D	UEPYD	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5209))3 Basic Local Area			UEP9D	UEPYE	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5112))3 Basic LocalArea			UEP9D	UEPYF	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5312))3 Basic Local Basic Local Area			UEP9D	UEPYG	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5008))3 Basic Local Area			UEP9D	UEPYT	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5208))3 Basic Local Area			UEP9D	UEPYU	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5216))3 Basic Local Area			UEP9D	UEPYV	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5316))3 Basic Local Area			UEP9D	UEPY3	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex with Caller ID) Basic Local Area			UEP9D	UEPYH	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex/Caller ID/Msg Wtg Lamp Indication))4 Basic Local Area			UEP9D	UEPYW	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex/Msg Wtg Lamp Indication))4 Basic Local Area			UEP9D	UEPYJ	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center) 2,3-Basic Local Area			UEP9D	UEPYM	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-PSET)2,3,4 Basic Local Area			UEP9D	UEPYO	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5009)2,3,4 Basic Local Area			UEP9D	UEPYP	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-5209)2, 3, 4 Basic Local Area			UEP9D	UEPYQ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5112)2, 3, 4 Basic Local Area			UEP9D	UEPYR	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5312)2,3,4 Basic Local Area			UEP9D	UEPYS	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5008)2,3,4 Basic Local Area			UEP9D	UEPY4	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5208)2,3 Basic Local Area			UEP9D	UEPY5	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5216)2,3,4 Basic Local Area			UEP9D	UEPY6	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5316)2,3,4 Basic Local Area			UEP9D	UEPY7	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term 2,3			UEP9D	UEPYZ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port terminated in on Megalink or equivalent Basic Local Area			UEP9D	UEPY9	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port Terminated on 800 Service Term Basic Local Area			UEP9D	UEPY2	0.9019	10.05	7.36	1.37	1.28							OR
FL & GA Only
	2-Wire Voice Grade Port (Centrex)			UEP9D	UEPHA	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP9D	UEPHB	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-PSET)4			UEP9D	UEPHC	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5009)4			UEP9D	UEPHD	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5209)4			UEP9D	UEPHE	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5112)4			UEP9D	UEPHF	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5312)4			UEP9D	UEPHG	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5008)4			UEP9D	UEPHT	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5208)4			UEP9D	UEPHU	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex / EBS-M5216)4			UEP9D	UEPHV	0.9019	10.05	7.36	1.37	1.28							OR

CCCS 208 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic - Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	2-Wire Voice Grade Port (Centrex / EBS-M5316)4			UEP9D	UEPH3	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex with Caller ID)			UEP9D	UEPHH	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex/Caller ID/Msg Wtg Lamp Indication)4			UEP9D	UEPHW	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex/Msg Wtg Lamp Indication)4			UEP9D	UEPHJ	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center) 2,3			UEP9D	UEPHM	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-PSET)2,3,4			UEP9D	UEPHO	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5009)2,3,4			UEP9D	UEPHP	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-5209)2,3,4			UEP9D	UEPHQ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5112)2,3,4			UEP9D	UEPHR	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5312)2, 3,4			UEP9D	UEPHS	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5008)2,3,4			UEP9D	UEPH4	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5208)2,3,4			UEP9D	UEPH5	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5216)2,3,4			UEP9D	UEPH6	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5316)2,3,4			UEP9D	UEPH7	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term 2,3			UEP9D	UEPHZ	0.9019	82.27	26.96	20.29	9.15							OR
	2-Wire Voice Grade Port terminated in on Megalink or equivalent			UEP9D	UEPH9	0.9019	10.05	7.36	1.37	1.28							OR
	2-Wire Voice Grade Port Terminated on 800 Service Term			UEP9D	UEPH2	0.9019	10.05	7.36	1.37	1.28							OR
Local Switching
	Centrex Intercom Funtionality, per port			UEP9D	URECS	0.4237
Features
	All Standard Features Offered, per port			UEP9D	UEPVF	0.00											OR
	All Select Features Offered, per port			UEP9D	UEPVS	0.00	0.00										OR
	All Centrex Control Features Offered, per port			UEP9D	UEPVC	0.00											OR
NARS
	Unbundled Network Access Register - Combination			UEP9D	UARCX	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Inward			UEP9D	UAR1X	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Outdial			UEP9D	UAROX	0.00	0.00	0.00	0.00	0.00
Miscellaneous Terminations
2-Wire Trunk Side
	Trunk Side Terminations, each			UEP9D	CEND6	5.50	122.26	18.65	54.82	3.45							OR
4-Wire Digital (1.544 Megabits)
	DS1 Circuit Terminations, each			UEP9D	M1HD1	41.20	200.96	93.00	65.81	2.33							OR
	DS0 Channels Activiated per Channel			UEP9D	M1HDO	0.00	13.95										OR
Interoffice Channel Mileage - 2-Wire
	Interoffice Channel Facilities Termination			UEP9D	M1GBC	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage, per mile or fraction of mile			UEP9D	M1GBM	0.0057											OR
Feature Activations (DS0) Centrex Loops on Channelized DS1 Service
D4 Channel Bank Feature Activations
	Feature Activation on D-4 Channel Bank Centrex Loop Slot			UEP9D	1PQWS	0.4689											OR
	Feature Activation on D-4 Channel Bank FX line Side Loop Slot			UEP9D	1PQW6	0.4689											OR
	Feature Activation on D-4 Channel Bank FX Trunk Side Loop Slot			UEP9D	1PQW7	0.4689											OR
	Feature Activation on D-4 Channel Bank Centrex Loop Slot - Different Wire Center			UEP9D	1PQWP	0.4689											OR

CCCS 209 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	Feature Activation on D-4 Channel Bank Private Line Loop Slot			UEP9D	1PQWV	0.4689											OR
	Feature Activation on D-4 Channel Bank Tjie Line/Trunk Loop Slot			UEP9D	1PQWQ	0.4689											OR
	Feature Activation on D-4 Channel Bank WATS Loop Slot			UEP9D	1PQWA	0.4689											OR
Non-Recurring Charges (NRC) Associated with UNE-P Centrex
	NRC Conversion Currently Combined Switch-As-Is with allowed changes, per port			UEP9D	USAC2		0.10	0.10									OR
	New Centrex Standard Common Block			UEP9D	M1ACS	0.00	317.90	37.59	48.99	5.92
	New Centrex Customized Common Block			UEP9D	M1ACC	0.00	317.90	37.59	48.99	5.92
	NAR Establishment Charge, Per Occasion			UEP9D	URECA	0.00	0.00
Note 1 - Required Port for Centrex Control in 1AESS, 5ESS & EWSD
Note 2 - Requres Interoffice Channel Mileage
Note 3 - Installation is combination of Installation charge for SL2 Loop and Port
Note 4 - Requires Specific Customer Premises Equipment
UNBUNDLED CENTREX PORT/LOOP COMBINATIONS - MARKET RATES
1. Market Rates are applied where BellSouth is not required by FCC and/or State Commission rule to provide Unbundled Local Switching or Switch Ports.
2. Recurring Charges for all Standard Centrex and Centrex Conrol Features are Included in the Market Rate

3. End Office and Tandem Switching Usage and Common Transport Usage rates in the Port section of this rate exhibit shall apply to all combinations of loop/port network elements except for UNE Coin Port/Loop Combinations.

4. The first and additional Port nonrecurring charges apply to Not Currently Combined Combos. For Currently Combined Combos, the nonrecurring charges shall be those identified in the Nonrecurring - Currently Combined sections. Additional NRCs may apply also and are categorized accordingly.3

UNE-P CENTREX - 1AESS - (Valid in AL,FL,GA,KY,LA,MS,&TN only)
2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Combo
UNE Port/Loop Combination Rates (Non-Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		1	UEP91		23.32
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		2	UEP91		28.45
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		3	UEP91		44.14
UNE Port/Loop Combination Rates (Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		1	UEP91		25.26
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		2	UEP91		30.43
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		3	UEP91		45.49
UNE Loop Rate
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEP91	UECS1	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEP91	UECS1	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEP91	UECS1	30.14											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 1		1	UEP91	UECS2	11.26											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 2		2	UEP91	UECS2	16.43											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 3		3	UEP91	UECS2	31.49											OR
UNE Ports
All States (Except North Carolina and Sout Carolina)
	2-Wire Voice Grade Port (Centrex) Basic Local Area			UEP91	UEPYA	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex 800 termination)Basic Local Area			UEP91	UEPYB	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex with Caller ID)1Basic Local Area			UEP91	UEPYH	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center)2 Basic Local Area			UEP91	UEPYM	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term - Basic Local Area			UEP91	UEPYZ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port terminated in on Megalink or equivalent - Basic Local Area			UEP91	UEPY9	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port Terminated on 800 Service Term - Basic Local Area			UEP91	UEPY2	14.00	90.00	45.00	20.00	10.00

CCCS 210 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
Georgia and Florida Only
	2-Wire Voice Grade Port (Centrex)			UEP91	UEPHA	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP91	UEPHB	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex with Caller ID)1			UEP91	UEPHH	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center)2			UEP91	UEPHM	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term			UEP91	UEPHZ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port terminated in on Megalink or equivalent			UEP91	UEPH9	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port Terminated on 800 Service Term			UEP91	UEPH2	14.00	90.00	45.00	20.00	10.00
Local Switching
	Centrex Intercom Funtionality, per port			UEP91	URECS	0.4237
Features
	All Standard Features Offered, per port			UEP91	UEPVF	0.00
	All Select Features Offered, per port			UEP91	UEPVS	0.00	0.00										OR
	All Centrex Control Features Offered, per port			UEP91	UEPVC	0.00
NARS
	Unbundled Network Access Register - Combination			UEP91	UARCX	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Indial			UEP91	UAR1X	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Outdial			UEP91	UAROX	0.00	0.00	0.00	0.00	0.00
Miscellaneous Terminations
2-Wire Trunk Side
	Trunk Side Terminations, each			UEP91	CENA6	5.50	122.26	18.65	54.82	3.45							OR
Interoffice Channel Mileage - 2-Wire
	Interoffice Channel Facilities Termination - Voice Grade			UEP91	M1GBC	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage, per mile or fraction of mile			UEP91	M1GBM	0.0057
Feature Activations (DS0) Centrex Loops on Channelized DS1 Service
D4 Channel Bank Feature Activations
	Feature Activation on D-4 Channel Bank Centrex Loop Slot			UEP91	1PQWS	0.4689											OR
	Feature Activation on D-4 Channel Bank FX line Side Loop Slot			UEP91	1PQW6	0.4689											OR
	Feature Activation on D-4 Channel Bank FX Trunk Side Loop Slot			UEP91	1PQW7	0.4689											OR
	Feature Activation on D-4 Channel Bank Centrex Loop Slot - Different Wire Center			UEP91	1PQWP	0.4689											OR
	Feature Activation on D-4 Channel Bank Private Line Loop Slot			UEP91	1PQWV	0.4689											OR
	Feature Activation on D-4 Channel Bank Tjie Line/Trunk Loop Slot			UEP91	1PQWQ	0.4689											OR
	Feature Activation on D-4 Channel Bank WATS Loop Slot			UEP91	1PQWA	0.4689											OR
Non-Recurring Charges (NRC) Associated with UNE-P Centrex
	Conversion - Currently Combined Switch-As-Is with allowed changes, per port			UEP91	USAC2		41.50	41.50									OR
	New Centrex Standard Common Block			UEP91	M1ACS	0.00	317.90	37.59	48.99	5.92							OR
	New Centrex Customized Common Block			UEP91	M1ACC	0.00	317.90	37.59	48.99	5.92							OR
	Secondary Block, per Block			UEP91	M2CC1	0.00	77.10
	NAR Establishment Charge, Per Occasion			UEP91	URECA	0.00	0.00										OR
UNE-P CENTREX - 5ESS (Valid in All States)
2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Combo
UNE Port/Loop Combination Rates (Non-Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		1	UEP95		23.32
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		2	UEP95		28.45
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		3	UEP95		44.14
UNE Port/Loop Combination Rates (Design)

CCCS 211 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	Rec	First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN	Source
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		1	UEP95		25.26
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		2	UEP95		30.43
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		3	UEP95		45.49
	UNE Loop Rate
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEP95	UECS1	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEP95	UECS1	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEP95	UECS1	30.14											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 1		1	UEP95	UECS2	11.26											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 2		2	UEP95	UECS2	16.43											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 3		3	UEP95	UECS2	31.49											OR
	UNE Port Rate
	All States
	2-Wire Voice Grade Port (Centrex ) Basic Local Area			UEP95	UEPYA	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP95	UEPYB	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex with Caller ID)1Basic Local Area			UEP95	UEPYH	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center)2 Basic Local Area			UEP95	UEPYM	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term - Basic Local Area			UEP95	UEPYZ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port Terminated in on Megalink or equivalent - Basic Local Area			UEP95	UEPY9	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port Terminated on 800 Service Term - Basic Local Area			UEP95	UEPY2	14.00	90.00	45.00	20.00	10.00
	FL & GA Only
	2-Wire Voice Grade Port (Centrex )			UEP95	UEPHA	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP95	UEPHB	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex with Caller ID)1			UEP95	UEPHH	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center)2			UEP95	UEPHM	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term			UEP95	UEPHZ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port terminated in on Megalink or equivalent			UEP95	UEPH9	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port Terminated on 800 Service Term			UEP95	UEPH2	14.00	90.00	45.00	20.00	10.00
	Local Switching
	Centrex Intercom Funtionality, per port			UEP95	URECS	0.4237
	Features
	All Standard Features Offered, per port			UEP95	UEPVF	0.00
	All Select Features Offered, per port			UEP95	UEPVS	0.00	0.00										OR
	All Centrex Control Features Offered, per port			UEP95	UEPVC	0.00
	NARS
	Unbundled Network Access Register - Combination			UEP95	UARCX	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Indial			UEP95	UAR1X	0.00	0.00	0.00	0.00	0.00
	Unbundled N\etwork Access Register - Outdial			UEP95	UAROX	0.00	0.00	0.00	0.00	0.00
	Miscellaneous Terminations
	2-Wire Trunk Side
	Trunk Side Terminations, each			UEP95	CEND6	5.50	122.26	18.65	54.82	3.45							OR
	4-Wire Digital (1.544 Megabits)
	DS1 Circuit Terminations, each			UEP95	M1HD1	41.20	200.96	93.00	65.81	2.33							OR
	DS0 Channels Activated, each			UEP95	M1HDO	0.00	13.95										OR
	Interoffice Channel Mileage - 2-Wire
	Interoffice Channel Facilities Termination			UEP95	M1GBC	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage, per mile or fraction of mile			UEP95	M1GBM	0.0222											OR
	Feature Activations (DS0) Centrex Loops on Channelized DS1 Service
	D4 Channel Bank Feature Activations

CCCS 212 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia

													Attachment: 2		Exhibit: D
						RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l	Source
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Feature Activation on D-4 Channel Bank Centrex Loop Slot			UEP95	1PQWS	0.4689											OR
	Feature Activation on D-4 Channel Bank FX line Side Loop Slot			UEP95	1PQW6	0.4689											OR
	Feature Activation on D-4 Channel Bank FX Trunk Side Loop Slot			UEP95	1PQW7	0.4689											OR
	Feature Activation on D-4 Channel Bank Centrex Loop Slot - Different Wire Center			UEP95	1PQWP	0.4689											OR
	Feature Activation on D-4 Channel Bank Private Line Loop Slot			UEP95	1PQWV	0.4689											OR
	Feature Activation on D-4 Channel Bank Tjie Line/Trunk Loop Slot			UEP95	1PQWQ	0.4689											OR
	Feature Activation on D-4 Channel Bank WATS Loop Slot			UEP95	1PQWA	0.4689											OR
Non-Recurring Charges (NRC) Associated with UNE-P Centrex
	NRC Conversion Currently Combined Switch-As-Is with allowed changes, per port			UEP95	USAC2		41.50	41.50									OR
	New Centrex Standard Common Block			UEP95	M1ACS	0.00	317.90	37.59	48.99	5.92							OR
	New Centrex Customized Common Block			UEP95	M1ACC	0.00	317.90	37.59	48.99	5.92							OR
	NAR Establishment Charge, Per Occasion			UEP95	URECA	0.00	0.00										OR
UNE-P CENTREX - DMS100 (Valid in All States)
2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Combo
UNE Port/Loop Combination Rates (Non-Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Non-Design		1	UEP9D		23.32
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Non-Design		2	UEP9D		28.45
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Non-Design		3	UEP9D		44.14
UNE Port/Loop Combination Rates (Design)
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex) Port Combo - Design		1	UEP9D		25.26
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		2	UEP9D		30.43
	2-Wire VG Loop/2-Wire Voice Grade Port (Centrex)Port Combo - Design		3	UEP9D		45.49
UNE Loop Rate
	2-Wire Voice Grade Loop (SL 1) - Zone 1		1	UEP9D	UECS1	9.32											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 2		2	UEP9D	UECS1	14.45											OR
	2-Wire Voice Grade Loop (SL 1) - Zone 3		3	UEP9D	UECS1	30.14											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 1		1	UEP9D	UECS2	11.26											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 2		2	UEP9D	UECS2	16.43											OR
	2-Wire Voice Grade Loop (SL 2) - Zone 3		3	UEP9D	UECS2	31.49											OR
UNE Port Rate
ALL STATES
	2-Wire Voice Grade Port (Centrex ) Basic Local Area			UEP9D	UEPYA	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex 800 termination)Basic Local Area			UEP9D	UEPYB	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-PSET)3Basic Local Area			UEP9D	UEPYC	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5009)3Basic Local Area			UEP9D	UEPYD	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5209))3 Basic Local Area			UEP9D	UEPYE	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5112))3 Basic Local Area			UEP9D	UEPYF	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5312))3 Basic Local Area			UEP9D	UEPYG	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5008))3 Basic Local Area			UEP9D	UEPYT	14.00	90.00	45.00	20.00	10.00

CCCS 213 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR .	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire Voice Grade Port (Centrex / EBS-M5208))3 Basic Local Area			UEP9D	UEPYU	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5216))3 Basic Local Area			UEP9D	UEPYV	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5316))3 Basic Local Area			UEP9D	UEPY3	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex with Caller ID) Basic Local Area			UEP9D	UEPYH	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/Caller ID/Msg Wtg Lamp Indication))3 Basic Local Area			UEP9D	UEPYW	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/Msg Wtg Lamp Indication))3 Basic Local Area			UEP9D	UEPYJ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center) 2 Basic Local Area			UEP9D	UEPYM	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-PSET)2, 3 Basic Local Area			UEP9D	UEPYO	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5009)2, 3 Basic Local Area			UEP9D	UEPYP	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-5209)2, 3 Basic Local Area			UEP9D	UEPYQ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5112)2, 3 Basic Local Area			UEP9D	UEPYR	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5312)2, 3 Basic Local Area			UEP9D	UEPYS	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5008)2, 3 Basic Local Area			UEP9D	UEPY4	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5208)2, 3 Basic Local Area			UEP9D	UEPY5	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5216)2, 3 Basic Local Area			UEP9D	UEPY6	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5316)2, 3 Basic Local Area			UEP9D	UEPY7	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term			UEP9D	UEPYZ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port terminated in on Megalink or equivalent Basic Local Area			UEP9D	UEPY9	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port Terminated on 800 Service Term Basic Local Area			UEP9D	UEPY2	14.00	90.00	45.00	20.00	10.00
FL & GA Only
	2-Wire Voice Grade Port (Centrex)			UEP9D	UEPHA	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex 800 termination)			UEP9D	UEPHB	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-PSET)3			UEP9D	UEPHC	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/ EBS-M5009)3			UEP9D	UEPHD	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/ EBS-M5209)3			UEP9D	UEPHE	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5112)3			UEP9D	UEPHF	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5312)3			UEP9D	UEPHG	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5008)3			UEP9D	UEPHT	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5208)3			UEP9D	UEPHU	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5216)3			UEP9D	UEPHV	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex / EBS-M5316)3			UEP9D	UEPH3	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex with Caller ID)			UEP9D	UEPHH	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/Caller ID/Msg Wtg Lamp Indication)3			UEP9D	UEPHW	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/Msg Wtg Lamp Indication)3			UEP9D	UEPHJ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex from diff Serving Wire Center) 2			UEP9D	UEPHM	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-PSET)2, 3			UEP9D	UEPHO	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5009)2, 3			UEP9D	UEPHP	14.00	90.00	45.00	20.00	10.00

CCCS 214 of 530

UNBUNDLED NETWORK ELEMENTS - Georgia													Attachment: 2		Exhibit: D		Source
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add’l	First	Add’l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-5209)2, 3			UEP9D	UEPHQ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5112)2, 3			UEP9D	UEPHR	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5312)2, 3			UEP9D	UEPHS	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5008)2, 3			UEP9D	UEPH4	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5208)2, 3			UEP9D	UEPH5	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5216)2, 3			UEP9D	UEPH6	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port (Centrex/differ SWC /EBS-M5316)2, 3			UEP9D	UEPH7	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port, Diff Serving Wire Center - 800 Service Term			UEP9D	UEPHZ	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port terminated in on Megalink or equivalent			UEP9D	UEPH9	14.00	90.00	45.00	20.00	10.00
	2-Wire Voice Grade Port Terminated on 800 Service Term			UEP9D	UEPH2	14.00	90.00	45.00	20.00	10.00
Local Switching
	Centrex Intercom Funtionality, per port			UEP9D	URECS	0.4237
Features
	All Standard Features Offered, per port			UEP9D	UEPVF	0.00
	All Select Features Offered, per port			UEP9D	UEPVS	0.00	0.00										OR
	All Centrex Control Features Offered, per port			UEP9D	UEPVC	0.00
NARS
	Unbundled Network Access Register -Combination			UEP9D	UARCX	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Inward			UEP9D	UAR1X	0.00	0.00	0.00	0.00	0.00
	Unbundled Network Access Register - Outdial			UEP9D	UAROX	0.00	0.00	0.00	0.00	0.00
Miscellaneous Terminations
2-Wire Trunk Side
	Trunk Side Terminations, each			UEP9D	CEND6	5.50	122.26	18.65	54.82	3.45							OR
4-Wire Digital (1.544 Megabits)
	DS1 Circuit Terminations, each			UEP9D	M1HD1	41.20	200.96	93.00	65.81	2.33							OR
	DS0 Channels Activiated per Channel			UEP9D	M1HDO	0.00	13.95										OR
Interoffice Channel Mileage - 2-Wire
	Interoffice Channel Facilities Termination			UEP9D	M1GBC	12.87	48.46	19.48	16.58	5.00							OR
	Interoffice Channel mileage, per mile or fraction of mile			UEP9D	M1GBM	0.0222											OR
	Feature Activations (DS0) Centrex Loops on Channelized DS1 Service
D4 Channel Bank Feature Activations
	Feature Activation on D-4 Channel Bank Centrex Loop Slot			UEP9D	1PQWS	0.4689											OR
	Feature Activation on D-4 Channel Bank FX line Side Loop Slot			UEP9D	1PQW6	0.4689											OR
	Feature Activation on D-4 Channel Bank FX Trunk Side Loop Slot			UEP9D	1PQW7	0.4689											OR
	Feature Activation on D-4 Channel Bank Centrex Loop Slot - Different Wire Center			UEP9D	1PQWP	0.4689											OR
	Feature Activation on D-4 Channel Bank Private Line Loop Slot			UEP9D	1PQWV	0.4689											OR
	Feature Activation on D-4 Channel Bank Tjie Line/Trunk Loop Slot			UEP9D	1PQWQ	0.4689											OR
	Feature Activation on D-4 Channel Bank WATS Loop Slot			UEP9D	1PQWA	0.4689											OR
Non-Recurring Charges (NRC) Associated with UNE-P Centrex
	NRC Conversion Currently Combined Switch-As-Is with allowed changes, per port			UEP9D	USAC2		41.50	41.50									OR
	New Centrex Standard Common Block			UEP9D	M1ACS	0.00	317.90	37.59	48.99	5.92							OR
	New Centrex Customized Common Block			UEP9D	M1ACC	0.00	317.90	37.59	48.99	5.92							OR
	NAR Establishment Charge, Per Occasion			UEP9D	URECA	0.00	0.00										OR
Note 1 - Required Port for Centrex Control in 1AESS, 5ESS & EWSD
Note 2 - Requres Interoffice Channel Mileage
Note 3 - Requires Specific Customer Premises Equipment

Note 4 - Pursuant to the GPSC Order, Docket No. 16583-U dated May 6, 2004, the “market rate” for switching is subject to true-up should the Commission determine a different market rate fo local switching in Docket No. 17749-U.

CCCS 215 of 530

EXHIBIT 1

UNBUNDLED NETWORK ELEMENTS - Georgia

														Attachment: 2		Exhibit D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Source	Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
							First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	The rates marked as “OR” in the Source Column are rates ordered by the Commission. Both Parties have reviewed these rate sheets and agree that any errors in the rate sheets shall be prospectively corrected by written amendment to this Agreement.
UNBUNDLED PORT/LOOP COMBINATIONS - COST BASED RATES
BellSouth ADSL (RES)
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream via integrated fiber facilities, provisioning only, no rate			UEPRX	ADLAA	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 1 destination			UEPRX	ADLB1	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 2 destinations			UEPRX	ADLB2	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 3 destinations			UEPRX	ADLB3	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning onlt, non-rated to assign outside plant facilities for the optical Network Unit (ONU) utilizing FITL-A technology			UEPRX	ADLPL	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated to identify a second, third or fourth virtual circuit associated with a first virtual circuit and a common Local Exchange Service			UEPRX	ADLVC	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL Virtual Circuit with data rates up to 256 Kbps downstream, and up to 128 Kbs upstream, provisioning only, zero rate			UEPRX	ADL01	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL virtual circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream, provisioning only, zero rate			UEPRX	ADL11	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Constant Bit Rate (CBR) with Data rates of 384 Kbps downstream and 384 Kbps upstream, provisioning only			UEPRX	ADL22	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 1.5-1.8 Mbps downstream and from 512-768 Kbps upstream, provisioning only			UEPRX	ADL31	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 2.0 to 4.0 Mbps downstream and from 640 to 896 Kbps upstream, provisioning only			UEPRX	ADL41	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 4.0 to 6.0 Mbps downstream and from 640 Kbps to 896 Kbps upstream, provisioning only			UEPRX	ADL51	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates at least 768 Kbps downstream and 512 Kbps upstream, provisioning only			UEPRX	ADL61	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Symmetric Virtual Circuit with upstream and downstream data rates of at least 192 Kbps, provisioning only			UEPRX	ADL71	0.00	0.00	0.00			CO
	ADSL Virtual Circuit with Data Rates 3.0 Mbps Downstream and 256 Kbps Upstream, Provisioning Only			UEPRX	ADL91	0.00	0.00	0.00			CO
	DSL Downstream data rate of at least 384 Kbps, Upstream data rate of at least 384 Kbps, per virtual circuit (UBR)			UEPRX	ADL21	0.00	0.00	0.00			CO
BellSouth ADSL (BUS)

CCCS 216 OF 530

EXHIBIT 1

UNBUNDLED NETWORK ELEMENTS - Georgia

														Attachment: 2		Exhibit D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Source	Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
							First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream via integrated fiber facilities, provisioning only, no rate			UEPBX	ADLAA	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 1 destination			UEPBX	ADLB1	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 2 destinations			UEPBX	ADLB2	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 3 destinations			UEPBX	ADLB3	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning onlt, non-rated to assign outside plant facilities for the optical Network Unit (ONU) utilizing FITL-A technology			UEPBX	ADLPL	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated to identify a second, third or fourth virtual circuit associated with a first virtual circuit and a common Local Exchange Service			UEPBX	ADLVC	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL Virtual Circuit with data rates up to 256 Kbps downstream, and up to 128 Kbs upstream, provisioning only, zero rate			UEPBX	ADL01	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL virtual circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream, provisioning only, zero rate			UEPBX	ADL11	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Constant Bit Rate (CBR) with Data rates of 384 Kbps downstream and 384 Kbps upstream, provisioning only			UEPBX	ADL22	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 1.5-1.8 Mbps downstream and from 512-768 Kbps upstream, provisioning only			UEPBX	ADL31	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 2.0 to 4.0 Mbps downstream and from 640 to 896 Kbps upstream, provisioning only			UEPBX	ADL41	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 4.0 to 6.0 Mbps downstream and from 640 Kbps to 896 Kbps upstream, provisioning only			UEPBX	ADL51	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates at least 768 Kbps downstream and 512 Kbps upstream, provisioning only			UEPBX	ADL61	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Symmetric Virtual Circuit with upstream and downstream data rates of at least 192 Kbps, provisioning only			UEPBX	ADL71	0.00	0.00	0.00			CO
	ADSL Virtual Circuit with Data Rates 3.0 Mbps Downstream and 256 Kbps Upstream, Provisioning Only			UEPBX	ADL91	0.00	0.00	0.00			CO
	DSL Downstream data rate of at least 384 Kbps, Upstream data rate of at least 384 Kbps, per virtual circuit (UBR)			UEPBX	ADL21	0.00	0.00	0.00			CO
UNBUNDLED PORT LOOP COMBINATIONS- MARKET RATES
BellSouth ADSL (RES)
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream via integrated fiber facilities, provisioning only, no rate			UEPRX	ADLAA	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 1 destination			UEPRX	ADLB1	0.00	0.00	0.00			CO

CCCS 217 OF 530

EXHIBIT 1

UNBUNDLED NETWORK ELEMENTS - Georgia														Attachment: 2		Exhibit D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Source	Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
						Rec	First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 2 destinations			UEPRX	ADLB2	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 3 destinations			UEPRX	ADLB3	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning onlt, non-rated to assign outside plant facilities for the optical Network Unit (ONU) utilizing FITL-A technology			UEPRX	ADLPL	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated to identify a second, third or fourth virtual circuit associated with a first virtual circuit and a common Local Exchange Service			UEPRX	ADLVC	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL Virtual Circuit with data rates up to 256 Kbps downstream, and up to 128 Kbs upstream, provisioning only, zero rate			UEPRX	ADL01	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL virtual circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream, provisioning only, zero rate			UEPRX	ADL11	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Constant Bit Rate (CBR) with Data rates of 384 Kbps downstream and 384 Kbps upstream, provisioning only			UEPRX	ADL22	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 1.5-1.8 Mbps downstream and from 512-768 Kbps upstream, provisioning only			UEPRX	ADL31	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 2.0 to 4.0 Mbps downstream and from 640 to 896 Kbps upstream, provisioning only			UEPRX	ADL41	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 4.0 to 6.0 Mbps downstream and from 640 Kbps to 896 Kbps upstream, provisioning only			UEPRX	ADL51	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates at least 768 Kbps downstream and 512 Kbps upstream, provisioning only			UEPRX	ADL61	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Symmetric Virtual Circuit with upstream and downstream data rates of at least 192 Kbps, provisioning only			UEPRX	ADL71	0.00	0.00	0.00			CO
	ADSL Virtual Circuit with Data Rates 3.0 Mbps Downstream and 256 Kbps Upstream, Provisioning Only			UEPRX	ADL91	0.00	0.00	0.00			CO
	DSL Downstream data rate of at least 384 Kbps, Upstream data rate of at least 384 Kbps, per virtual circuit (UBR)			UEPRX	ADL21	0.00	0.00	0.00			CO
BellSouth ADSL (BUS)
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream via integrated fiber facilities, provisioning only, no rate			UEPBX	ADLAA	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 1 destination			UEPBX	ADLB1	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 2 destinations			UEPBX	ADLB2	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated, identifies virtual circuits (vc) with multiple destination capability, 3 destinations			UEPBX	ADLB3	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning onlt, non-rated to assign outside plant facilities for the optical Network Unit (ONU) utilizing FITL-A technology			UEPBX	ADLPL	0.00	0.00	0.00			CO

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EXHIBIT 1

UNBUNDLED NETWORK ELEMENTS - Georgia														Attachment: 2		Exhibit D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Source	Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
						Rec	First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Asymetric Digital Subscriber Line (ADSL) Service, provisioning only, non-rated to identify a second, third or fourth virtual circuit associated with a first virtual circuit and a common Local Exchange Service			UEPBX	ADLVC	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL Virtual Circuit with data rates up to 256 Kbps downstream, and up to 128 Kbs upstream, provisioning only, zero rate			UEPBX	ADL01	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, ADSL virtual circuit with data rates up to 1.5 Mbps downstream and up to 256 Kbps upstream, provisioning only, zero rate			UEPBX	ADL11	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Constant Bit Rate (CBR) with Data rates of 384 Kbps downstream and 384 Kbps upstream, provisioning only			UEPBX	ADL22	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 1.5-1.8 Mbps downstream and from 512-768 Kbps upstream, provisioning only			UEPBX	ADL31	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 2.0 to 4.0 Mbps downstream and from 640 to 896 Kbps upstream, provisioning only			UEPBX	ADL41	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates from 4.0 to 6.0 Mbps downstream and from 640 Kbps to 896 Kbps upstream, provisioning only			UEPBX	ADL51	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Virtual Circuit Unspecified Bit Rate (UBR) with Data Rates at least 768 Kbps downstream and 512 Kbps upstream, provisioning only			UEPBX	ADL61	0.00	0.00	0.00			CO
	Asymetric Digital Subscriber Line (ADSL) Service, Symmetric Virtual Circuit with upstream and downstream data rates of at least 192 Kbps, provisioning only			UEPBX	ADL71	0.00	0.00	0.00			CO
	ADSL Virtual Circuit with Data Rates 3.0 Mbps Downstream and 256 Kbps Upstream, Provisioning Only			UEPBX	ADL91	0.00	0.00	0.00			CO
	DSL Downstream data rate of at least 384 Kbps, Upstream data rate of at least 384 Kbps, per virtual circuit (UBR)			UEPBX	ADL21	0.00	0.00	0.00			CO
	Source Column Legend:
	OR - Commission Ordered Rate
	MR - Market Rate
	CO - Company Offered Rate

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EXHIBIT 1

UNBUNDLED NETWORK ELEMENTS - Georgia														Attachment: 2		Exhibit D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES ($)					Source	Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
						Rec	First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	The rate marked “OR” are those ordered by the Commission. Both Parties have reviewed the rate sheet and agree than any errors in the rate sheet shall be prospectively corrected by written amendment to this Agreement.
UNBUNDLED LOCAL SWITCHING, PORT USAGE
Tandem Switching (Port Usage) (Local or Access Tandem)
	Tandem Switching Function Per MOU (Melded)					0.000017904					CO
	Tandem Trunk Port - Shared, Per MOU (Melded)					0.00002868					CO
	Melded Factor: 18.42% of the Tandem Rate
	Source Column Legend:
	OR - Commission Ordered Rate
	MR - Market Rate
	CO - Company Offered Rate

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Attachment 3

Attachment 3

Network Interconnection

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Attachment 3

1.	Scope	3

2.	Jurisdictional Reporting	11

3.	Interconnection Trunking and Routing	14

4.	Network Design and Management for Interconnection	20

5.	Parity	28

6.	Interconnection Compensation	28

7.	Compensation for 8XX Traffic	29

8.	Transmission and Routing of Exchange Access Traffic	30

9.	NXX Translations Implementation	30

10.	Mutual Provision of Switched Access Service	30

11.	Transit Traffic Service	32

12.	Packet Switched Network Interconnection/Frame Relay	33

Rates	Exhibit A

One- Way Trunk Group Architecture	Exhibit B

Two- Way Trunk Group Architecture	Exhibit C

SuperGroup Trunk Group Architecture	Exhibit D

Basic Trunk Group Architecture	Exhibit E

Provisions for Interconnection Points (IPs)	Exhibit F

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Attachment 3

NETWORK INTERCONNECTION

1.	Scope

BellSouth shall provide ITC^DeltaCom interconnection with BellSouth’s network for the transmission and routing of Telephone Exchange Service (Local Traffic), ISP-bound Traffic, and Switched Access Traffic, pursuant to Section 251 (c)(2) of the Act on the terms and conditions specified in this Attachment 3.

1.1	Definitions: (For the purpose of this Attachment)

1.1.1	For purposes of this attachment only, the following terms shall have the definitions set forth below:

1.1.2	Call Termination has the meaning set forth for “termination” in 47 CFR § 51.701 (d), which is defined as the switching of telecommunications traffic at the terminating carrier’s end office switch, or equivalent facility, and delivery of such traffic to the called party’s premises.

1.1.3	Call Transport has the meaning set forth for “transport” in 47CFR § 51.701(c) which is defined as the transmission and any necessary tandem switching of telecommunications traffic subject to section 251(b)(5) of the Act from the interconnection point between the two carriers to the terminating carrier’s end office switch that directly serves the called party, or equivalent facility provided by a carrier other than an incumbent LEC.

1.1.4	Call Transport and Termination is used collectively to mean the switching and transport functions from the Interconnection Point to the last point of switching.

1.1.5	Common (Shared) Transport is defined as the transport of the originating Party’s traffic by the terminating Party over the terminating Party’s common (shared) facilities between (1) the terminating Party’s tandem switch and end office switch, (2) between the terminating Party’s tandem switches, and/or (3) between the terminating Party’s host and remote end office switches. All switches referred herein must be entered into the Local Exchange Routing Guide (“LERG”).

1.1.6	Dedicated Interoffice Facility is defined as a switch transport facility between a Party’s Serving Wire Center and the first point of switching within the LATA on the other Party’s network.

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3Attachment 3

1.1.7	End Office Switching is defined as the function that establishes a communications path between the trunk side and line side of the End Office switch.

1.1.8	Fiber Meet is an interconnection arrangement whereby the Parties physically interconnect their networks via an optical fiber interface at which one Party’s facilities, provisioning, and maintenance responsibility begins and the other Party’s responsibility ends.

1.1.9	Interconnection Point (“IP”) is the physical telecommunications equipment interface that interconnects the networks of BellSouth and ITC^DeltaCom.

1.1.10	ISP-bound Traffic is as defined in Section 6.1 of this Attachment.

1.1.11	Local Channel is defined as a switched transport facility between a Party’s Interconnection Point and the IP’s Serving Wire Center.

1.1.12	Local Traffic is as defined in Section 6.1 of this Attachment.

1.1.13	Serving Wire Center is defined as the wire center owned by one Party from which the other Party would normally obtain dial tone for its IP.

1.1.14	Tandem Switching is defined as the function that establishes a communications path between two switching offices through a third switching office through the provision of trunk side to trunk side switching.

1.1.15	Transit Traffic is traffic originating on ITC^DeltaCom’s network that is switched and/or transported by BellSouth and delivered to a third party’s network, or traffic originating on a third party’s network that is switched and/or transported by BellSouth and delivered to ITC^DeltaCom’s network.

1.2	Network Interconnection

1.2.1	This Attachment pertains only to the provision of network interconnection where ITC^DeltaCom owns, leases from a third Party, or otherwise provides its own switch(es).

1.2.2

At each Party’s option, network interconnection in each LATA may be provided at any technically feasible point within the Parties’ network, including without limitation the trunk side of any local switch; trunk interconnection points for any tandem switch; central office cross connect points; out-of-band signal transfer points; and the

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Attachment 3

points of access to unbundled elements. Requests to BellSouth for interconnection at other technically feasible points not set forth above may be made through the Bona Fide Request/New Business Request process set out in General Terms and Conditions and Attachment 9.

1.2.3	In order for ITC^DeltaCom to home its NPA/NXX(s) on a BellSouth Tandem, ITC^DeltaCom’s NPA/NXX(s) must be assigned to an Exchange Rate Center Area served by that BellSouth Tandem and as specified by BellSouth. The specified association between BellSouth Tandems and Exchange Rate Center Areas is defined in the Local Exchange Routing Guide (LERG). To the extent that as of the date hereof, existing arrangements do not comply with this section, the Parties will work cooperatively to transition existing arrangements to comply with this section.

1.2.4	For the purposes of this Attachment, the Interconnection Point is further defined as the physical telecommunications interface between BellSouth and ITC^DeltaCom’s interconnection functions. It establishes the technical interface and point of operational responsibility. The primary function is to serve as the terminus for the interconnection service. The Interconnection Point has the following main characteristics:

1.	It is a cross-connect point to allow connection, disconnection, transfer or restoration of service.

2.	It is a point where BellSouth and ITC^DeltaCom can verify and maintain specific performance objectives.

3.	It is specified according to the interface offered in the tariff or local interconnection agreement (for example: for DS1 service the FCC # 1 tariff specifies that the interface meets the technical specifications detailed in Generic Requirements GR-342-CORE, Issue 1, December 1995.)

4.	The Parties provide their own equipment (CPE) to interface with the DS0, DS1, DS3, STS1 and/or OCn circuits on the customer premises.

The IP must be located within BellSouth’s serving territory in the LATA in which traffic is originating. In the establishment of BellSouth’s Interconnection Point, if BellSouth chooses to collocate with ITC^DeltaCom, BellSouth will pay ITC^DeltaCom collocation charges at rates no more than the BellSouth collocation rates that BellSouth charges ITC^DeltaCom.

1.2.5

A minimum of one Interconnection Point shall be established in each LATA in BellSouth’s serving territory in which ITC^DeltaCom originates, terminates, or exchanges Local Traffic and/or ISP-bound traffic and interconnects with BellSouth. The location of the initial Interconnection Point shall be established by mutual agreement of the Parties. In selecting the initial Interconnection Point, both Parties will act in good faith and select the point that is most efficient for

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Attachment 3

both Parties. Each Party shall be responsible for engineering and maintaining the network on its side of the Interconnection Point. Establishment of an initial Interconnection Point will be initiated by written request and will be based on traffic volumes and patterns, facilities available, and other factors unique to the area. If the Parties are not able to reach mutual agreement on an initial Interconnection Point within 30 calendar days of the date of the written request, the dispute will be escalated to the next level of management. The next level of management will meet as often as necessary to resolve the dispute. If, 30 calendar days after the dispute has been escalated, the Parties are still unable to agree to an initial mutual Interconnection Point, each Party will designate the initial Interconnection Point for its originated traffic.

1.2.5.1	The Parties agree that they have, at the time of entering into this agreement, existing Interconnection Points in certain LATAs. A list of some of these existing Interconnection Points is found in Section 1.2.5.4 below. The Parties agree that if either Party desires to transition an existing Interconnection Point or Points that are NOT included in Section 1.2.5.4 below, the transition of the first Interconnection Point in a LATA will be pursuant to Section 1.2.5 above. The transition of a subsequent Interconnection Point or Points that is NOT included in Section 1.2.5.4 below in a LATA shall be pursuant to Section 1.2.5.2 below. Notwithstanding the above, no more than eight Interconnection Points region wide shall be transitioned within the first twelve months of the effective date of this agreement and no more than sixteen Interconnection Points region wide shall be transitioned over a period of twenty-four months.

1.2.5.2	Additional Interconnection Points in a particular LATA may be established by mutual agreement of the Parties. Absent mutual agreement, in order to establish additional Interconnection Points in a LATA, the traffic between ITC^DeltaCom and BellSouth at the proposed additional Interconnection Point must exceed 8.9 million minutes of local and/or ISP-bound traffic per month for three consecutive months during the busy hour. Additionally, any end office to be designated as an Interconnection Point must be more than 20 miles from an existing Interconnection Point. BellSouth will not designate an Interconnection Point at a Central Office where physical or virtual collocation space or BellSouth fiber connectivity is not available. Upon written notification from the Party requesting the establishment of an additional Interconnection Point, the receiving Party has 45 calendar days to analyze, respond to, and negotiate in good faith the establishment of and location of such Interconnection Point. If the receiving Party disagrees that the traffic and mileage thresholds set forth herein have been met, then such Party may utilize the dispute resolution procedures set forth in the General Terms and Conditions of this Agreement.

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Attachment 3

1.2.5.3	Notwithstanding any of the above provisions, BellSouth agrees to allow ITC^DeltaCom to select 5 IPs on BellSouth’s network during the term of this Agreement that are not subject to the requirements of 1.2.5 or 1.2.5.2, and each party is responsible for its facilities to the IP.

1.2.5.4	The Parties agree to grandfather the following existing IPs:

IP CLLI	Address	City	State	11.1
CHRLNCRU4MD	401 South College St	Charlotte	NC	422
GNBONCPH9MD	301 South Elm St	Greensboro	NC	424
RLGINCMNAMD	213 N Harrington	Raleigh	NC	426
GNVLSCMCCMD	325 West McBee Av	Greenville	SC	430
FLRNSCTSHMD	224 West Cheves St	Florence	SC	432
CLMASCEANMD	1426 Main Street	Columbia	SC	434
CHTNSCPSXYX	One Charlotte Street	Charleston	SC	436
ATLNGAPKXCX	55 Park Place NE, Suite 360	Atlanta	GA	438
MACNGA013MD	160 State Street	Macon	GA	446
AGSTGADL5MD	301 B 15th Street	Augusta	GA	442
ALBYGADZ1MD	2151 Gillionville Rd	Albany	GA	444
JCVLFLJBH06	421 West Church St	Jacksonville	FL	452
ORLFFL42AMD	8248 Parkline Blvd, Suite 220	Orlando	FL	458
WPBIFLJA1MD	1475 Centrepark Blvd, Suite 300	West Palm Beach	FL	460
NSVMTN30AMD	101 Raines Ave	Nashville	TN	470
CHTHTNDNH00	1329 Slayton St	Chattanooga	TN	472
ANTNAL07AMD	410 West 10th St	Anniston	AL	476
BRHMALWDBM D	900 Appalachee St	Birmingham	AL	476
HNVIAL03ZMD	8600 South Memorial Pkwy	Huntsville	AL	477
MTGMALLTAMD	10 Tallapoosa St	Montgomery	AL	478
MOBLALNHAMD	25 Battleship Pkwy	Mobile	AL	480
JCSNMSITBMD	308 East Pearl St	Jackson	MS	482
GLPTMS55JMD	2221 17th St	Gulfport	MS	484
SHPTLA12XVX	724 McNeil, 2nd Floor, Suite 200	Shreveport	LA	486
NWORLA90AMD	12928 Chef Menteur Hwy	New Orleans	LA	490

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Attachment 3

1.2.5.4.1	The Parties further agree that the IPs set forth in Section 1.2.5.4 and Section 1.2.5.3 above are not subject to the triggers for additional IPs as set forth in Sections 1.2.5, 1.2.5.1, or 1.2.5.2. Additionally, BellSouth shall take no other action to require ITC^DeltaCom to migrate traffic from the grandfathered IP’s or the 5 ITC^DeltaCom designated IPs, referred to above, without the mutual consent of the parties. The Parties agree that ITC^DeltaCom will not charge BellSouth for collocation charges normally assessed for collocation for the past for these 30 grandfathered IP’s. ITC^DeltaCom also agrees that it will not charge Bellsouth collocation charges normally assessed for collocation for these 30 grandfathered IP’s, in the present or in the future for so long as the POIs listed in Section 1.2.5.4 and described in Section 1.2.5.3 are grandfathered by mutual consent of the parties at the locations set forth in Section 1.2.5.4 or in those locations where ITC^DeltaCom designated the POI as described in Section 1.2.5.3 above. ITC^DeltaCom may request an augmentation to such arrangement; however, to the extent such augmentation requires the placement of additional equipment by BellSouth, BellSouth will be entitled to place such additional equipment in the same manner and subject to the same conditions as it placed the original equipment at such IP and BellSouth shall not be responsible for any collocation charges for the additional equipment. Notwithstanding the above, while collocation charges are waived for these 30 Points of Interconnection referenced herein, Bellsouth agrees to abide by the provisions set forth in Exhibit F hereto.

1.2.6	The Parties shall make available to each other one way and two way trunks for the reciprocal exchange of combined local, ISP-bound and intraLATA toll traffic. When the Parties agree to utilize two-way interconnection trunk groups for the exchange of Local Traffic, ISP-bound Traffic and IntraLATA Toll Traffic the Parties must agree to the location of the IP(s).

1.2.7	Each Party agrees to use its best efforts and act in good faith to adopt reasonable procedures to facilitate the addition of appropriate local interconnection trunks and facilities for the exchange of traffic between each Party’s network.

1.3	Methods of Interconnection

Each Party at its election shall have the sole right and discretion to specify any one of the following methods for interconnection at the Interconnection Point:

a) a Fiber-Meet as set forth in Section 1.3.3 of this Attachment;

b) a collocation facility which it maintains at the other Party’s Interconnection Point wire center (i.e., physical collocation as set forth in Attachment 4 of this Agreement);

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Attachment 3

c) a collocation facility maintained at the Interconnection Point wire center by a third party with whom the Party requesting interconnection has contracted for such purpose; or

d) Interconnection via purchase of leased facility(ies) as set forth in Section 1.3.2 below.

1.3.1	ITC^DeltaCom shall provide written notice to BellSouth to change from one of the interconnection methods specified above to another of the interconnection methods specified above. The parties shall negotiate in good faith the interval for changing the interconnection methods. A mutually acceptable third party contractor can be employed by the Party making the change.

1.3.2	Interconnection via Purchase of Facilities

1.3.2.1	As part of Call Transport and Termination, the originating Party may obtain Local Channel facilities from the terminating Party. The percentage of Local Channel facilities utilized for Local Traffic shall be determined based upon the application of the Percent Local Facility (PLF) Factor on a statewide basis The charges applied to the percentage of Local Channel facilities used for Local Traffic as determined by the PLF are as set forth in Exhibit A to this Attachment. The remaining percentage of Local Channel facilities shall be billed at BellSouth’s applicable access tariff rates.

1.3.2.2	As a part of Call Transport and Termination, the originating Party may obtain Dedicated Interoffice Facilities from the terminating Party. The percentage of Dedicated Interoffice Facilities utilized for Local Traffic shall be determined based upon the application of the Percent Local Facility (PLF) Factor on a statewide basis. The charges applied to the percentage of the Dedicated Interoffice Facilities used for Local Traffic as determined by the PLF are as set forth in Exhibit A to this Attachment. The remaining percentage of the Dedicated Interoffice Facilities shall be billed at BellSouth’s applicable access tariff rates.

1.3.2.3	The facilities purchased pursuant to this Section 3 shall be ordered via the Access Service Request (“ASR”) process.

1.3.3	Fiber Meet

1.3.3.1

If ITC^DeltaCom elects to interconnect with BellSouth pursuant to a Fiber Meet, ITC^DeltaCom and BellSouth shall jointly engineer and operate a Synchronous Optical Network (“SONET”) transmission system by which they shall interconnect their networks for the transmission and routing of Telephone Exchange Service traffic pursuant to Section 251 (c)(2) of the Act. The Parties shall work together to determine the specific SONET transmission system. However, ITC^DeltaCom’s SONET transmission system must be compatible with

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Attachment 3

BellSouth’s equipment in the Serving Wire Center. The Parties respective equipment and software versions must be compatible with each other and the Data Communications Channel (DCC) must be turned off. BellSouth reserves the right to determine the equipment (and compatibility thereof) that it employs for service.

1.3.3.2	BellSouth shall, wholly at its own expense, procure, install and maintain the agreed upon SONET equipment in the BellSouth central office within the interconnection wire center.

1.3.3.3	ITC^DeltaCom shall, wholly at its own expense, procure, install and maintain the agreed upon SONET equipment in the ITC^DeltaCom central office within the interconnection wire center.

1.3.3.4	BellSouth shall designate an Interconnection Point outside the BellSouth central office within the interconnection wire center as a Fiber Meet point, and shall make all necessary preparations to receive, and to allow and enable ITC^DeltaCom to deliver, fiber optic facilities into the Interconnection Point with sufficient spare length to reach the fusion splice point at the Interconnection Point. BellSouth shall, wholly at its own expense, procure, install and maintain the fusion splicing point in the Interconnection Point. A Common Language Location Identification (“CLLI”) code will be established for each Point of Interface. The code established must be a building type code. All orders shall originate from the Interconnection Point (i.e., Interconnection Point to ITC^DeltaCom, Interconnection Point to BellSouth).

1.3.3.5	ITC^DeltaCom shall deliver and maintain such strands wholly at its own expense. Upon verbal request by ITC^DeltaCom, BellSouth shall allow ITC^DeltaCom access to the Fiber Meet entry point for maintenance purposes as promptly as possible.

1.3.3.6	The Parties shall jointly coordinate and undertake maintenance of the SONET transmission system. Each Party shall be responsible for maintaining the components of the SONET transmission system (e.g., software upgrades).

1.3.3.7	Each Party will be responsible for (i) providing its own transport facilities to the Fiber Meet, (ii) the cost to build-out its facilities to such Fiber Meet, and (iii) ITC^DeltaCom can use BellSouth’s dark fiber leases as ITC^DeltaCom’s portion of the network between the ITC^DeltaCom POP and the Interconnection Point.

1.3.3.8

Neither Party shall charge the other for its portion of the Fiber Meet facility used exclusively for non-transit local traffic (i.e. the Local Channel). Charges incurred for other services including dedicated transport facilities to the Point of Interconnection if applicable will apply. ITC^DeltaCom shall be billed for a mixed use of the Local Channel as set forth in the appropriate tariff(s) using the PIU/PLF factors supplied by ITC^DeltaCom. Charges for Switched and

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Attachment 3

Special Access Services shall be billed in accordance with the applicable Access Service tariff of the Providing Party (i.e. the ITC^DeltaCom Interstate or Intrastate Tariff or BellSouth Interstate or Intrastate Access Services Tariff).

2.	Jurisdictional Reporting

2.1	Jurisdictions Factors. ITC^DeltaCom agrees report all factors quarterly in accordance with the Jurisdictional Factors Reporting Guide (Version 5), effective December 3, 2003, which can be found at www.interconnection.bellsouth.com/guides/ixc/pdf/factgu.pdf as it is amended from time to time, if such amendments are mutually agreed upon. All amendments to the Guide will be considered mutually agreed upon unless ITC^DeltaCom provides written notice of BellSouth of disagreement with the changes within thirty (30) days of any changes being posted to the website. ITC^DeltaCom further agrees to bill BellSouth according to the factors provided to ITC^DeltaCom by BellSouth on a prospective basis.

2.2	Percent Local Use. Each Party will report to the other a Percentage Local Usage (“PLU”). The application of the PLU will determine the amount of local or ISP-bound minutes to be billed to the other party. For purposes of developing the PLU, each party shall consider every local, and ISP-bound call, and every long distance call, excluding Transit Traffic. Effective on the first of January, April, July and October of each year, BellSouth and ITC^DeltaCom shall provide a positive report updating the PLU and shall send it to the other Party to be received no later than 30 days after the first of each such month based on local usage for the past three months ending the last day of December, March, June and September, respectively. Requirements associated with PLU calculating and reporting shall be as set forth in BellSouth’s Standard Percent Local Use Jurisdictional Factors Reporting Platform Guide, as it is amended from time to time if such amendments are mutually agreed upon. All amendments to the Guide will considered mutually agreed upon unless ITC^DeltaCom provides written notice to BellSouth of disagreement with the changes within thirty (30) days of any changes being posted to the website. Notwithstanding the foregoing, where the terminating company has message recording technology that identifies the traffic terminated, such information, in lieu of the PLU factor, shall at the terminating party’s option be utilized to determine the appropriate local usage compensation to be paid.

2.3

Percent Local Facility. Each Party shall report to the other a Percent Local Facility (“PLF”) factor per each utilized ACNA code. The application of the PLF will determine the portion of switched dedicated transport to be billed per the local jurisdiction rates. The PLF shall be applied to Multiplexing, Local Channel and Interoffice Channel Switched Dedicated Transport utilized in the provision of local interconnection trunks. Each Party shall update its PLF on the first of January, April, July and October of the year and shall send it to the other Party to be

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received no later than 30 days after the first of each such month to be effective the first bill period the following month, respectively. Requirements associated with PLF calculation and reporting shall be as set forth in BellSouth’s Jurisdictional Factors Reporting Guide, as it is amended from time to time if such amendments are mutually agreed upon. All amendments to the Guide will be considered mutually agreed upon unless ITC^DeltaCom provides written notice to BellSouth of disagreement with the changes within 30 days of any changes being posted to the website.

2.3	Percentage Interstate Usage. Both Party’s based on their respective tariffs for combined interstate and intrastate traffic terminated by the other Party over the same facilities, will be required to provide a projected Percentage Interstate Usage (“PIU”) to the other Party. All jurisdictional report requirements, rules and regulations for Interexchange Carriers specified in the Parties’ Access Services Tariff will apply. After interstate and intrastate traffic percentages have been determined by use of PIU procedures, the PLU factor will be used for application and billing of local interconnection. Each Party shall update its PIUs on the first of January, April, July and October of the year and shall send it to the other Party to be received no later than 30 days after the first of each such month, for all services showing the percentages of use (PIUs, PLU, and PLF) for the past three months ending the last day of December, March, June and September.

2.4	Notwithstanding the provisions in Section 2.1, 2.2, and 2.3 above, where the terminating Party has message recording technology that identifies the jurisdiction of traffic terminated as defined in this Agreement, such information shall, at the terminating Party’s option, be utilized to determine the appropriate jurisdictional reporting factors (PLU, PIU, and/or PLF), in lieu of those provided by the originating Party. In the event that the terminating Party opts to utilize its own data to determine jurisdictional reporting factors, such terminating Party shall notify the originating Party at least 15 days prior to the beginning of the calendar quarter in which the terminating Party will begin to utilize its own data. Such factors shall subject to the Dispute Resolution provisions in this Agreement, as well as the Audit provisions set forth in 2.6 below.

2.5	If a Party has access to CCS7 Signaling Services monitoring software, then that carrier may use this software to identify the appropriate jurisdictional factors (SPIU/SPLU) on its signaling with BellSouth and report these factors in the same format detailed herein.

2.5.1

If, however, a carrier does not have access to CCS7 Signaling Services monitoring software, then an SPIU for CCS7 Signaling Services shall be developed and reported based upon the associated billed minutes of use for SWA Usage-based services. The signals associated with billed minutes that are jurisdictionally interstate, as a percentage of the signals associated with total billed minutes shall be reported as the CCS7 Access SPIU. Where the customer is a “Third Party Provider” of CCS7 services then the SPIU will be developed

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based upon a weighted average of all of that provider’s “Third Party Customer’s” end user traffic. Carriers developing and reporting an SPIU in this manner shall inform BellSouth of the methodology used to determine the signals associated with billed minutes that jurisdictionally interstate and the methodology used to determine the signals associated with total billed minutes.

2.5.2	CCS7 ACCESS ARRANGEMENT SPLU

2.5.2.1	If a carrier has access to CCS7 Signaling Services monitoring software, then that carrier may use this software to identify the appropriate jurisdictional factors (SPIU/SPLU) on its signaling with BellSouth and report these factors in the same format detailed herein.

2.5.2.2	If, however, a carrier does not have access to CCS7 Signaling Services monitoring software, then an SPLU for CCS7 Signaling Services shall be developed and reported based upon the associated billed minutes of use for SWA Usage-based services and Local Interconnection services. The signals associated with billed minutes that are jurisdictionally local, as a percentage of the signals associated with total intrastate billed minutes shall be reported as the CCS7 Access SPLU. Where the customer is a “Third Party Provider” of CCS7 services then the SPLU will be developed based upon a weighted average of all of that provider’s “Third Party Customer’s” end user traffic. Carriers developing and reporting an SPLU in this manner shall inform BellSouth of the methodology used to determine the signals associated with billed minutes that jurisdictionally interstate and the methodology used to determine the signals associated with total billed minutes.

2.6	Audits

On thirty (30) days written notice, each party must provide the other the ability and opportunity to conduct an annual audit to ensure the proper billing of traffic. BellSouth and ITC^DeltaCom shall retain records of call detail for a minimum of nine months from which a PLU, PLF, and/or PIU can be ascertained. The audit shall be accomplished during normal business hours at an office designated by the party being audited. Audit requests shall not be submitted more frequently than one (1) time per calendar year. Audits shall be performed by a mutually acceptable independent auditory paid for by the party requesting the audit. The PLU, PLF, and/or PIU shall be adjusted based upon the audit results and shall apply to the usage for the quarter the audit was completed, to the usage for the quarter prior to the completion of the audit, and to the usage for the two quarters following the completion of the audit. In the states of Alabama if, as a result of an audit, either Party is found to have intentionally overstated the PLU and/or PIU by twenty percentage points (20%) or more, that Party shall reimburse the auditing Party for the cost of the audit. In the state of Georgia, if as a result of an audit, either Party is found to have overstated the PLU and/or PIU by twenty percentage

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points (20%) or more, that Party shall reimburse the auditing Party for the cost of the audit.

3.	Interconnection Trunking and Routing

3.1	BellSouth Access Tandem Interconnection BellSouth access tandem interconnection at a single access tandem provides access to those end offices subtending that access tandem (“Intratandem Access”). Access tandem interconnection is available for any of the following access tandem architectures.

3.2	Trunking Options. Unless BellSouth demonstrates, consistent with objectively verifiable engineering standards, that such trunking arrangement is not technically feasible, BellSouth shall provide interconnecting trunk groups and trunking configurations between networks including the establishment of one-way or two-way trunks in accordance with the following conditions. For trunking purposes, traffic will be routed in accordance with the LERG. ITC^DeltaCom may choose which of the following trunking arrangements to utilize, except for the use of the Two-Way Trunking Configuration/Architecture as set forth in Section 3.2.2 below, which must be mutually agreed to by the Parties.

3.2.1	One-Way Trunking Configuration (Architecture). In one-way trunk group architecture, the Parties interconnect using three separate trunk groups. A one-way trunk group provides Intratandem Access for ITC^DeltaCom-originated Local Traffic destined for BellSouth end-users. A second on-way trunk group carries BellSouth-originated Local Traffic destined for ITC^DeltaCom’s end-users. A two-way trunk group provides Intratandem Access for ITC^DeltaCom’s originating and terminating Transit Traffic. This trunk group carries Transit Traffic between ITC^DeltaCom and Independent Companies, Interexchange Carriers, Other CLECs, CMRS providers that have a Meet Point Billing arrangement with BellSouth, and other network providers with which ITC^DeltaCom desires to exchange traffic. This trunk group also carries ITC^DeltaCom originated Transit Traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. Bellsouth originated Local Traffic is transported on a separate single one-way trunk group terminating to ITC^DeltaCom. Both Parties will use the ASR to order trunks. The LERG contains current routing and tandem serving arrangements. The one-way trunk group architecture is illustrated in Exhibit C.

3.2.2

Two-Way Trunking Configuration (Architecture). Upon mutual agreement of the Parties in a joint planning meeting, the Parties’ shall exchange Local Traffic on two-way interconnection trunk group(s) with the quantity of trunks being mutually determined and the provisioning being jointly coordinated. Furthermore, the Parties shall agree upon the IP(s) for two-way interconnection trunk groups transporting both Parties’ Local Traffic. ITC^DeltaCom shall order

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such two-way trunks via the Access Service Request (ASR) process. BellSouth will use the Trunk Group Service Request (TGSR) to request changes in trunking. Furthermore, the Parties shall jointly review trunk performance and forecasts on a periodic basis. The Parties’ use of two-way interconnection trunk groups for the transport of Local Traffic between the Parties does not preclude either Party from establishing additional one-way interconnection trunks for the delivery of its originated Local Traffic to the other Party. Upon agreement of the Parties as set forth above, the two-way trunk group Architecture establishes one two-way trunk group to provide Intratandem Access for the exchange of Local Traffic between ITC^DeltaCom and BellSouth. In addition, a separate two-way transit trunk group must be established for ITC^DeltaCom’s originating and terminating Transit Traffic. This trunk group carries Transit Traffic between ITC^DeltaCom and Independent Companies, Interexchange Carriers, other CLECs, CMRS providers that have a Meet Point Billing arrangement with BellSouth, and other network providers with which ITC^DeltaCom desires to exchange traffic. This trunk group also carries ITC^DeltaCom originated Transit Traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. BellSouth originated traffic may, in order to prevent or remedy traffic blocking situations, be transported on a separate single one-way trunk group terminating to ITC^DeltaCom. However, where ITC^DeltaCom is responsive in a timely manner to BellSouth’s transport needs for its originated traffic, BellSouth originating traffic will be placed on the two-way Local Traffic trunk group. The LERG contains current routing and tandem serving arrangements. The two-way trunk group architecture is illustrated in Exhibit D.

3.2.3	SuperGroup Trunking Configuration (Architecture).. In the supergroup architecture, the Parties’ Local Traffic and ITC^DeltaCom’s Transit Traffic are exchanged on a single two-way trunk group between ITC^DeltaCom and BellSouth to provide Intratandem Access to ITC^DeltaCom. This trunk group carries Transit Traffic between ITC^DeltaCom and Independent Companies, Interexchange Carriers, other CLECs, CMRS providers that have a Meet Point Billing arrangement with BellSouth, and other network providers with which ITC^DeltaCom desires to exchange traffic. This trunk group also carries ITC^DeltaCom originated Transit Traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. BellSouth originated traffic may, in order to prevent or remedy traffic blocking situations, be transported on a separate single one-way trunk group terminating to ITC^DeltaCom. However, where ITC^DeltaCom is responsive in a timely manner to BellSouth’s transport needs for its originated traffic, BellSouth originating traffic will be placed on the Supergroup. The LERG contains current routing and tandem serving arrangements. The Supergroup architecture is illustrated in Exhibit E.

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3.2.4	Basic Trunking Configuration (Architecture) In the basic architecture, ITC^DeltaCom’s originating Local Traffic and originating and terminating Transit Traffic is transported on a single two-way trunk group between ITC^DeltaCom and BellSouth access tandem(s) within a LATA to provide Intratandem Access. This trunk group carries Transit Traffic between ITC^DeltaCom and Independent Companies, Interexchange Carriers, other CLECs, CMRS providers that have a Meet Point Billing arrangement with BellSouth, and other network providers with which ITC^DeltaCom desires to exchange traffic. This trunk group also carries ITC^DeltaCom originated Transit Traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. BellSouth originated Local Traffic is transported on a separate single one-way trunk group terminating to ITC^DeltaCom. The LERG contains current routing and tandem serving arrangements. The basic Architecture is illustrated in Exhibit B.

3.2.5	Any ITC^DeltaCom interconnection request that deviates from the standard trunking configurations as described in this Agreement and that affects traffic delivered to ITC^DeltaCom from a BellSouth switch that requires special BellSouth switch translations and other network modifications will require ITC^DeltaCom to submit a Bona Fide Request/New Business Request via the Bona Fide Request/New Business Request Process set forth in General Terms and Conditions and in Attachment 9.

3.2.6	With the exception of Transit Traffic compensation, the Parties shall institute a “bill and keep” compensation plan under which neither Party will charge the other Party recurring and nonrecurring charges as set forth in Exhibit A for trunks (one-way, two-way) and associated dedicated facilities for the exchange of Local Traffic and ISP-bound Traffic. The portion of trunks and facilities utilized for Local Traffic and ISP-bound traffic, which are subject to bill and keep in accordance with this section, shall be determined based upon the application of the Percent Local Facility (PLF) Factor as defined in this Attachment. The remaining portion of the trunks and facilities shall be billed at the applicable access tariff rates. The Parties agree that charges for such trunks and facilities are as set forth in Exhibit A to this Attachment or the applicable tariff when not addressed in Exhibit A to this attachment. ITC^DeltaCom shall be responsible for ordering and paying for any two-way trunks carrying transit traffic.

3.2.7	The Parties shall utilize direct end office trunking under the following conditions:

(1) Tandem Exhaust - If a tandem through which the Parties are interconnected is unable to, or is forecasted to be unable to support additional traffic loads for any period of time, the Parties will mutually agree on an end office trunking plan that will alleviate the tandem capacity shortage and ensure completion of traffic between ITC^DeltaCom and BellSouth’s subscribers.

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(2) Traffic Volume –To the extent either Party has the capability to measure the amount of traffic between a ITC^DeltaCom switching center and a BellSouth end office, either Party shall install and retain direct end office trunking sufficient to handle actual or reasonably forecasted traffic volumes, whichever is greater, between a ITC^DeltaCom switching center and a BellSouth end office where the traffic exceeds or is forecasted to exceed a single DS1 of local traffic per month. Either Party will install additional capacity between such points when overflow traffic between ITC^DeltaCom’s switching center and BellSouth’s end office exceeds or is forecasted to exceed a single DS1 of local traffic per month. In the case of one way trunking, additional trunking shall only be required by the Party whose trunking has achieved the preceding usage threshold.

(3) Mutual Agreement - The Parties may install direct end office trunking upon mutual agreement in the absence of the conditions (1) or (2) above and agreement will not unreasonably be withheld.

3.3	Switched Access traffic will be delivered to and by IXCs based on ITC^DeltaCom’s NXX Access Tandem homing arrangement as specified by ITC^DeltaCom in the national Local Exchange Routing Guide (LERG).

3.4	All trunk groups will be provisioned as Signaling System 7 (SS7) capable where technically feasible. If SS7 is not technically feasible multi-frequency (MF) protocol signaling shall be used.

3.5	Multiple Tandem Access

3.5.1	Multiple Tandem Access (MTA) provides for LATA wide transport and termination of local, and ISP-bound, and of a Party by establishing interconnection trunk group(s) at the transporting and terminating Party’s access tandem with routing through multiple access tandems of the transporting and terminating Party as required. However, the Party originating such traffic must establish interconnection trunk group(s) at all access tandems of the transporting and terminating Party where the originating Party’s NXXs are “homed”. If the originating Party does not have NXXs homed at an access tandem of the transporting and terminating Party within a LATA and elects not to establish an interconnection trunk group(s) at such access tandem, the originating Party may order MTA in each access tandem of the transporting and terminating Party within the LATA where it does have interconnection trunk group(s) and the transporting and terminating Party will terminate traffic to end-users served through those access tandems where the originating Party does not have an Interconnection Point. MTA shall be provisioned in accordance with the transporting and terminating Party’s Ordering Guidelines.

3.5.2	ITC^DeltaCom may also utilize MTA to route its originated Transit Traffic; however, MTA does not include switched access traffic that transits the

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transporting and terminating Party’s network to an Interexchange Carrier (IXC). Switched Access traffic will be delivered to and by IXCs based on the originating Party’s NXX Access Tandem homing arrangement as specified by the originating Party in the national Local Exchange Routing Guide (LERG).

3.5.3	For local, and ISP-bound, originated by one Party that the other Party transports but is destined for termination by a third Party network (transit traffic), MTA is required if multiple access tandems are necessary to deliver the call to the third party network.

3.5.4	Notwithstanding the foregoing, in the situation of tandem exhaust at any particular tandem, where the Parties choose MTA as an alternative routing plan, the Parties will negotiate in good-faith appropriate rates, terms and conditions for MTA. Compensation for MTA shall be at the applicable tandem switching and transport charges specified in Exhibit A to this Attachment and shall be billed in addition to any Call Transport and Termination charges.

3.5.5	to the extent ITC^DeltaCom does not purchase MTA in a LATA served by multiple access tandems, ITC^DeltaCom must establish an interconnection trunk group(s) to every BellSouth access tandem in the LATA to serve the entire LATA. To the extent ITC^DeltaCom routes its traffic in such a way that utilizes BellSouth’s MTA service without properly ordering MTA, ITC^DeltaCom shall pay BellSouth the associated MTA charges.

3.6	Local Tandem Interconnection

3.6.1	This interconnection arrangement allows ITC^DeltaCom to establish interconnection trunk group(s) at BellSouth local tandems for: (1) the delivery of ITC^DeltaCom-originated local traffic and ISP-bound Traffic and transported and terminated by BellSouth to BellSouth end offices within the local calling area as defined in BellSouth’s GSST, section A3 served by those BellSouth local tandems, and (2) for local transit traffic transported by BellSouth for third party network providers who have also established interconnection trunk group(s) at those BellSouth local tandems.

3.6.2

When a specified local calling area is served by more than one BellSouth local tandem, ITC^DeltaCom must designate a “home” local tandem for each of its assigned NPA/NXXs and establish trunk connections to such local tandems. Additionally, ITC^DeltaCom may choose to establish interconnection trunk group(s) at the BellSouth local tandems where it has no codes homing but is not required to do so. ITC^DeltaCom may deliver local traffic, ISP-bound Traffic, to a “home” BellSouth local tandem that is destined for other BellSouth or third party network provider end offices subtending other BellSouth local tandems in the same local calling area where ITC^DeltaCom does not choose to establish a interconnection trunk group(s). It is

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ITC^DeltaCom’s responsibility to enter its own NPA/NXX local tandem homing arrangements into the Local Exchange Routing Guide (LERG) either directly or via a vendor in order for other third party network providers to determine appropriate traffic routing to ITC^DeltaCom’s codes. Likewise, ITC^DeltaCom shall obtain its routing information from the LERG.

3.6.3	Notwithstanding establishing interconnection trunk group(s) to BellSouth’s local tandems, ITC^DeltaCom must also establish interconnection trunk group(s) to BellSouth access tandems within the LATA on which ITC^DeltaCom has NPA/NXX’s homed for the delivery of Interexchange Carrier Switched Access (SWA) and toll traffic, and traffic to Type 2A CMRS connections located at the access tandems. BellSouth cannot switch SWA traffic through more than one BellSouth access tandem. SWA, Type 2A CMRS or toll traffic routed to the local tandem in error will not be backhauled to the BellSouth access tandem for completion. (Type 2A CMRS interconnection is defined in BellSouth’s A35 General Subscriber Services Tariff).

3.6.4	BellSouth’s provisioning of local tandem interconnection assumes that ITC^DeltaCom has executed the necessary local interconnection agreements with the other third party network providers subtending those local tandems as required by the Act.

3.6.5	Direct connection to an End Office shall provide the Party requesting Interconnection with access to all valid NXX codes served by that End Office. Direct end office trunking may not be unreasonably withheld. Trunking can be established to tandems or end offices or a combination as mutually agreed.

3.6.6	ITC^DeltaCom may opt at any time to terminate to BellSouth some or all local exchange traffic and intraLATA toll traffic originating on its network, together with switched access traffic, via Feature Group B or D Switched Access services which ITC^DeltaCom may otherwise purchase from BellSouth, subject to the rates, terms and conditions specified in BellSouth’s applicable switched access tariffs. At no time shall ITC^DeltaCom be required to route outbound traffic via facilities for which a full retail or end user toll charge would be assessed when parallel FG-B or FG-D routing, or routing via a different carrier exists which is capable of carrying and completing said traffic at more favorable rates. However, Switched Access Traffic will not be represented as Local Traffic.

3.7	Toll Free Traffic

3.7.1

If ITC^DeltaCom chooses BellSouth to perform the Service Switching Point (“SSP”) Function (i.e., handle Toll Free database queries) from BellSouth’s switches, all ITC^DeltaCom originating Toll Free traffic will be routed over the Transit Traffic Trunk Group and shall be

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delivered using GR-394 format. Carrier Code “0110” and Circuit Code (to be determined for each LATA) shall be used for all such calls.

3.7.2	ITC^DeltaCom may choose to perform its own Toll Free database queries from its switch. In such cases, ITC^DeltaCom will determine the nature (local/intraLATA/interLATA) of the Toll Free call (local/IntraLATA/InterLATA) based on the response from the database. If the call is a BellSouth local or intraLATA Toll Free call, ITC^DeltaCom will route the post-query local or IntraLATA converted ten-digit local number to BellSouth over the local or intraLATA trunk group. If the call is a third party (ICO, IXC, CMRS or other CLEC) local or intraLATA Toll Free call, < ITC^DeltaCom will route the post-query local or intraLATA converted ten-digit local number to BellSouth over the Transit Traffic Trunk Group and ITC^DeltaCom shall provide to BellSouth a Toll Free billing record when appropriate. If the query reveals the call is an interLATA Toll Free call, ITC^DeltaCom will route the post-query interLATA Toll Free call (1) directly from its switch for carriers interconnected with its network or (2) over the Transit Traffic Trunk Group to carriers that are not directly connected to ITC^DeltaCom’s network but that are connected to BellSouth’s access tandem.

3.7.3	All post-query Toll Free calls for which ITC^DeltaCom performs the SSP function, if delivered to BellSouth, shall be delivered using GR-394 format for calls destined to IXCs, and GR-317 format for calls destined to end offices that directly subtend a BellSouth access tandem within the LATA.

4.	Network Design and Management for Interconnection

4.1	Network Management and Changes. BellSouth shall work cooperatively with ITC^DeltaCom to install and maintain the most effective and reliable interconnected telecommunications networks, including but not limited to, the exchange of toll-free maintenance contact numbers and escalation procedures. BellSouth agrees to provide public notice of changes in the information necessary for the transmission and routing of services using its Local Exchange facilities or networks, as well as of any other changes that would affect the interoperability of those facilities and networks.

4.2

Interconnection-Technical Standards. The interconnection of all networks will be based upon accepted industry/national guidelines for transmission standards and traffic blocking criteria. Interconnecting facilities shall conform, at a minimum, to the telecommunications industry standard of DS1 pursuant to Bellcore Standard No. TR-NWT-00499. Signal transfer point, Signaling System 7(“SS7”)

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connectivity is required at each interconnection point. BellSouth will provide out-of-band signaling using Common Channel Signaling Access Capability where technically and economically feasible, in accordance with the technical specifications set forth in the BellSouth Guidelines to Technical Publication, TR-TSV000905. Facilities of each Party shall provide the necessary on-hook, off-hook answer and disconnect supervision and shall hand off calling number ID when technically feasible.

4.3	Network Management Controls. Both Parties shall work cooperatively with each other to apply sound network management principles by invoking appropriate network management controls, e.g., call gapping, to alleviate or prevent network congestion.

4.4	Forecasting Requirements

4.4.1	The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the interconnections required to assure traffic completion to and from all customers in their respective designated service areas. In order for BellSouth to provide as accurate reciprocal trunking forecasts as possible to ITC^DeltaCom, ITC^DeltaCom must timely inform BellSouth of any known or anticipated events that may affect BellSouth reciprocal trunking requirements. If ITC^DeltaCom refuses to provide such information, BellSouth shall provide reciprocal trunking forecasts based only on existing trunk group growth and BellSouth’s annual estimated percentage of BellSouth subscriber line growth.

4.4.2	Both Parties shall meet every six (6) months or at otherwise mutually agreeable intervals for the purpose of exchanging non-binding forecasts of their traffic and volume requirements for the Interconnection and Network Elements provided under this Agreement, in the form and in such detail as agreed by the Parties. The Parties agree that each forecast provided under this Section shall be deemed “Confidential Information” under Section 9 of the General Terms and Conditions of the Agreement.

4.4.3

The trunk forecast should include trunk requirements for all of the interconnecting trunk groups for the current year plus the next two future years. The forecast meeting between the Parties could be a face-to-face meeting, video conference or audio conference. It could be held regionally or geographically. Ideally, these forecast meetings should be held at least semi-annually, or more often if the forecast is no longer usable. Updates to a forecast or portions thereof, should be made whenever the Party providing the forecast deems that the latest

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trunk requirements exceed the original quantities by 48 trunks or ten percent (10%), whichever is greater. Either Party should notify the other Party if they have measurements indicating that a trunk group is exceeding its designed call carrying capacity and is impacting other trunk groups in the network. Also, either Party should notify the other Party if they know of situations where the traffic load is expected to increase significantly and thus affects the interconnecting trunk requirements as well as the trunk requirements within the other Party’s network. The Parties agree that the forecast information provided under this Section shall be deemed “Confidential Information” as described in the General Terms and Conditions Part A of the Agreement.

4.4.4	Trunk Utilization Under a Non-Binding Forecast

4.4.4.1	BellSouth and ITC^DeltaCom shall monitor traffic on each interconnection trunk group that is ordered and installed. The Parties agree that within 180 days of the initial installation or subsequent installation of a trunk or trunks, the trunks will be utilized at 60 percent (60%) of the time consistent busy hour utilization level. The Parties agree that within 365 days of the installation of a trunk or trunks, the trunks will be utilized at eighty percent (80%) of the time consistent busy hour utilization level. Time consistent busy hour utilization is defined as the identical hour each day during which, over a number of days, the highest average traffic is measured. Any trunk or trunks not meeting the minimum thresholds set forth in this Section are defined as “Under-utilized” trunks. BellSouth may disconnect any Under-utilized reciprocal trunk(s) and the Party whose trunks are disconnected shall refund to the other Party associated trunk and facility charges paid by such other Party, if any.

4.4.4.2

BellSouth’s Local Interconnection Switching Center (LISC) Project Manager or Circuit Capacity Manager will notify ITC^DeltaCom of any under-utilized reciprocal trunk groups and the number of trunks that BellSouth wishes to disconnect. BellSouth will provide supporting information either by email or facsimile to the designated ITC^DeltaCom interface. ITC^DeltaCom will provide concurrence with the disconnection in seven (7) business days or will provide specific information supporting why the trunks should not be disconnected. Such supporting information should include expected traffic volumes (including traffic volumes generated due to Local Number Portability) and the timeframes within which ITC^DeltaCom expects to need such trunks. BellSouth’s LISC Project Manager and Circuit Capacity Manager will discuss the information with ITC^DeltaCom to determine if agreement can be reached on the number of trunks to be removed. If no agreement can be reached,

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BellSouth will issue disconnect orders to ITC^DeltaCom. The due date of these orders will be four weeks after ITC^DeltaCom was first notified in writing of the underutilization of the trunk groups.

4.4.4.3	To the extent that any interconnection trunk group is utilized at a time-consistent busy hour of eighty percent (80%) or greater, the Parties shall negotiate in good faith for the installation of augmented facilities. Unless in response to a blocking situation or for a project, when either Party orders interconnection trunk group augmentations, a Firm Order Confirmation (FOC) shall be returned to the ordering Party within four (4) business days from receipt of a valid error free ASR. A project is defined as a new trunk group or the request of 96 or more trunks on a single or multiple trunk group(s) in a given local calling area. Blocking situations and projects shall be managed through the BellSouth's Local Interconnection Switching Center (LISC) Project Management Group and ITC^DeltaCom’s equivalent trunking group In a blocking final situation, the Party with administrative control may issue an ASR to the other Party. Additionally, the ordering Party will contact the Project Manager at the other Party to work through implementation issues.

4.4.5	Binding forecast:

4.4.5.1	In addition to, and not in lieu of, non-binding forecasts, ITC^DeltaCom may at its electionprovide to BellSouth a binding forecast of the trunks that BellSouth will need to interconnect with ITC^DeltaCom in order to terminate traffic to ITC^DeltaCom. Unless otherwise agreed, a binding forecast may not be requested for an existing trunk group that is underutilized as defined in this section or for exhausted BellSouth switch locations. ITC^DeltaCom shall provide to BellSouth sufficient justification for the quantity of trunks contained within the binding forecast. The due date contained in the binding forecast shall be no less than three months from the date of the binding forecast. Once the binding forecast is submitted to BellSouth, ITC^DeltaCom agrees to make no changes to said forecast.

4.4.5.2	BellSouth shall provide the total amount of requested trunks from either tandem or end offices depending on trunk and facilities availability.

4.4.5.3

A binding forecast shall not replace the ASR process of ordering trunks and BellSouth shall order the quantity of trunks from ITC^DeltaCom set forth in the binding forecast. BellSouth shall request due dates on the trunk orders to coincide with the due dates

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specified in the binding forecast, and the Parties shall provision the ordered trunks by the due date.

4.4.5.4	To recover the cost associated with assuring that the quantity of trunk port terminations needed to meet the binding forecast are available on the agreed upon due date, ITC^DeltaCom shall pay to BellSouth a non-recurring charge of $305.00 for the first DS1 trunk port and a non-recurring charge $152.50 for each additional DS1 trunk port forecasted in a trunk group (i.e. between an A to Z location or BellSouth switch location to an ITC^DeltaCom switch location)

4.4.5.5	If, within 180 days of the installation of the trunks, 60 percent of the capacity of the trunks is not being utilized, ITC^DeltaCom will pay BellSouth a percentage of the total monthly recurring trunk and facility charges as set forth in BellSouth’s tariffs for the percentage of the trunks’ capacity that is not being utilized.

4.4.5.6	If, within 360 days of the installation of the trunks, 85 percent of the capacity of the trunks is not being utilized, ITC^DeltaCom will pay BellSouth a percentage of the total monthly recurring trunk and facility charges as set forth in BellSouth’s tariffs for the percentage of the trunks’ capacity that is not being utilized.

4.4.5.7	If, within 405 days of the installation of the trunks, the trunks are not being utilized to 85 percent of the capacity of the trunks, the excess trunks may be disconnected by BellSouth.

4.4.5.8	Utilization on BellSouth reciprocal interconnection trunk groups associated with a binding forecast shall be measured monthly and shall be measured at the time consistent busy hour. The charges as a result of under-utilization as described in the preceding section shall apply monthly.

4.4.5.9	Where BellSouth installs additional facilities on an interconnection trunk group associated with a binding forecast, ITC^DeltaCom will not be subject to underutilization penalties as set for in this Section 4.4.5.

4.5

Common Channel Signaling. Both Parties shall provide LEC-to-LEC Common Channel Signaling (“CCS”) to each other, where available, in conjunction with all traffic in order to enable full interoperability of CLASS features and functions except for call return. All CCS signaling parameters will be provided, including automatic number identification (“ANI”), originating line information (“OLI”), calling company category, charge number, etc. All privacy indicators will be honored, and each Party will cooperate with the other on the

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exchange of Transactional Capabilities Application Part (“TCAP”) messages to facilitate full interoperability of CCS-based features between the respective networks. The Parties will provide all line information signaling parameters including but not limited to, Calling Party Number, Charge Number (if it is different from calling party number), and originating line information (OLI). For terminating FGD, either Party will pass any CPN it receives from other carriers. All privacy indicators will be honored. Where available, network-signaling information such as Transit Network Selection (“TNS”) parameter (SS7 environment) will be provided by the end office Party wherever such information is needed for call routing or billing. Where TNS information has not been provided by the end office Party, the tandem Party will route originating exchange access traffic to the IXC using available translations. The Parties will follow all industry Ordering and Billing Forum (“OBF”) adopted guidelines pertaining to TNS codes.

4.5.1	BellSouth’s Common Channel Signaling Access Service (“CCSAS”) allows interconnected carriers to exchange signaling information over a communications path that is separate from the message path.

4.5.2	The transport portion of CCSAS, commonly referred to as a signaling link, is provided via dedicated 56 kbps out of band signaling connections between the ITC^DeltaCom signaling point of interconnection and BellSouth’s signaling point of interconnection (“SPOI”).

4.5.3	BellSouth shall provide Signaling Transfer Point(s) (STP) pursuant to Section 15 of Attachment 2.

4.5.4	Charges for signaling links and STP port termination can be found in Attachment 2 of this Agreement, incorporated herein by this reference.

4.5.5	BellSouth shall provide CCSAS signaling connection as set forth in Section 15 of Attachment 2.

4.6	SS7 Interconnection will take place at STP locations that are mutually agreed to by the Parties.

4.7	Where CCS is not available, in-band multi-frequency signaling will be provided. In such an arrangement, each Party will out pulse the full ten-digit telephone number of the called party to the other Party with appropriate call set-up and Automatic Number Identification (“ANI”) where available, at parity.

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4.8	The Parties will provide CCS to one another, where and as available, in conjunction with access to call related databases and Service Control Points (“SCP”), including toll free databases, Line Information Database (“LIDB”), Calling Name (“CNAM”), and any other necessary databases, pursuant to Section 18 of Attachment 2.

4.9	Where the interconnection is via B-link connections, charges for the SS7 interconnection elements (including port charges, SS7 Network Usage and SS7 link) shall be bill and keep.

4.9.1	Where interconnection is via A-link connections, charges for the SS7 interconnection elements are as follows: 1) Port Charge - BellSouth will bill an STP port charge and does not agree to pay a termination charge at ITC^DeltaCom’s end office; 2) SS7 Network Usage - BellSouth will bill for usage on its SS7 network and will not agree to pay for any usage billed by ITC^DeltaCom; 3) Link - BellSouth will bill full charges for each link in the A-link pair and will not agree to pay ITC^DeltaCom for any portion of those links.

4.9.2	Where the SPOI for the signaling link is at a Fiber Meet; there shall be no compensation between the Parties for the signaling link facilities used.

4.9.3	Where the SPOI for the signaling link facilities is located at the BellSouth Serving Wire Center where the signaling link facilities terminates and ITC^DeltaCom has furnished the interconnection facility, BellSouth will pay a monthly charge equal to one half of the ITC^DeltaCom provided facility charge according to BellSouth's unbundled rate element for the facility used. Rates for said interconnection facilities shall be as set forth in Exhibit A in Attachment 2, incorporated herein by this reference.

4.9.4	Where the SPOI for the signaling link facilities is located at the ITC^DeltaCom Serving Wire Center facility where the signaling link facilities terminate and BellSouth has furnished the interconnection facility, ITC^DeltaCom will pay a monthly charge equal to one half of the BellSouth-provided facility charge according to BellSouth’s unbundled rate element for the facility used. Rates for interconnection facilities shall be as set forth in Exhibit A in Attachment 2, incorporated herein by this reference.

4.9.5	Each party is responsible for all facility maintenance and provisioning on its side of the SPOI.

4.10	Implementation of new interconnection arrangements (as opposed to augmentation of existing arrangements), including testing of SS7

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interconnection, shall be pursuant to the technical specifications set forth in the applicable industry standard technical references. Each Party will be expected to provide sufficient cooperative testing resources to ensure proper provisioning, including the ability to confirm that ITC^DeltaCom LERG-assigned NPA NXX codes have been opened, translated and routed accurately in all appropriate BellSouth switches. A mutually agreed test-calling plan shall be conducted to ensure successful completion of originating and terminating calls.

4.11	Message Screening

4.11.1	BellSouth shall set message screening parameters so as to accept messages from ITC^DeltaCom local or tandem switching systems destined to any signaling point in the BellSouth SS7 network or any network with which the ITC^DeltaCom switching system has a legitimate signaling relationship.

4.11.2	BellSouth shall set message screening parameters so as to accept messages destine to/from an ITC^DeltaCom local or tandem switching system or to/from an ITC^DeltaCom Service Control Point (“SCP”) from any signaling point or network interconnected to the BellSouth SS7 network with which the ITC^DeltaCom switching system has a legitimate signaling relationship.

4.12	STP Requirements

4.12.1	BellSouth shall provide message transfer part and Signaling Connection Control Point (“SCCP”) protocol interfaces in accordance with the technical specifications set forth in the applicable industry standard technical references and Section 16 of Attachment 2.

4.13	SS7 Network Interconnection

4.13.1	SS7 Network Interconnection is the interconnection of ITC^DeltaCom STPs and ITC^DeltaCom local or tandem switching systems with the BellSouth STPs. This interconnection provides connectivity that enables the exchange of SS7 messages among BellSouth switching systems and databases, ITC^DeltaCom local or tandem switching systems and other third-party switching systems directly connected to the BellSouth SS7 network.

4.13.2	SS7 Network Interconnection Technical Requirements are defined in Section 17.2 of Attachment 2.

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5.	Parity

5.1	Interconnection shall be equal in quality to that provided by the Parties to themselves or to any subsidiary, affiliate, or other party. Equal in quality means that interconnection facilities shall meet the same technical criteria and service standards that are used within the Parties’ own networks, such as probability of blocking in peak hours and transmission standards.

5.2	The Parties shall provide Interconnection (i) in accordance with the requirements of this Attachment 3, (ii) in conformance with the Performance Standards listed in Attachment 10, and (iii) as required by the applicable state Commission and the FCC.

5.3	Local Dialing Parity

Each Party shall provide local dialing parity, meaning that each Party’s customers will not have to dial any greater number of digits than the other Party’s customers to complete the same call. In addition, under equivalent interconnection arrangements, ITC^DeltaCom local service customers will experience at least the same quality as BellSouth local service customers regarding post-dial delay, call completion rate and transmission quality.

6.	Interconnection Compensation

6.1	Local Traffic Definition: Local Traffic is defined as any call that originates and terminates in the same LATA, except for that portion of the calls that are completed using switched access arrangements as defined in the Parties’ respective access tariffs as filed and effective with the appropriate Commission.

6.2	ISP-Bound Traffic Definition: ISP-Bound Traffic is defined as calls to an information service provider or Internet service provider (ISP) that are dialed by using a local dialing pattern (7 or 10 digits) by a calling party in one LATA to an ISP serving the same LATA, except for that portion of the calls that are completed using switched access arrangements a defined in the Parties’ respective tariffs as filed and effective with the appropriate Commission. ISP-bound Traffic is not Local Traffic subject to reciprocal compensation, but instead is information access traffic subject to the FCC’s jurisdiction. ISP-Bound traffic is interstate in nature. ISPs are to be treated as end users and are not subject to access charges.

6.3	The Parties shall compensate each other for the call transport and termination of Local Traffic and ISP-bound Traffic at the rates set forth below in Sections 6.2.1 and 6.2.2. For ISP-bound Traffic exchanged during the year 2003 until the expiration of the Agreement, the Parties agree to apply the growth caps set forth in the FCC’s ISP Order on Remand and described in Section 6.2.3 below.

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6.3.1	For the period commencing on June 14, 2003 and continuing until the expiration of this Agreement, the Parties shall charge the rate of $.0007 per minute of use.

6.3.2	Notwithstanding anything to the contrary in this Agreement, the volume of ISP-bound Traffic for which one Party may bill the other shall be capped and such cap shall be negotiated pursuant to the FCC’s ISP Order on Remand.

6.3.3	Any ISP-bound Traffic that exceeds the minute of use caps described above shall be exchanged on a bill and keep basis, and no compensation shall be paid to the terminating Party therefore.

6.3.4	The appropriate elemental rates set forth in Exhibit A of this Attachment shall apply for Transit Traffic and to Multiple Tandem Access.

6.3.5	Neither Party shall represent Switched Access Traffic as Local Traffic or ISP-bound Traffic for purposes of determining compensation for the call.

7.	Compensation for 8XX Traffic

7.1.	Compensation for 8XX Traffic. Each Party shall compensate the other pursuant to the appropriate switched access charges, including the database query charge, as set forth in the Party’s Commission or FCC filed and approved intrastate or interstate switched access tariffs.

7.1.2	Records for 8XX Billing. Each Party will provide to the other the appropriate records necessary for billing intraLATA 8XX customers. The records provided will be in a standard EMI format.

7.1.3	8XX Access Screening. BellSouth’s provision of 8XX Toll Free Database (TFD) to ITC^DeltaCom requires interconnection from ITC^DeltaCom to BellSouth 8XX Signal Channel Point (“SCP”). Such interconnections shall be established pursuant to BellSouth’s Common Channel Signaling Interconnection Guidelines and Bellcore’s CCS Network Interface Specification document, TR-TSV-000905. ITC^DeltaCom shall establish CCS7 interconnection at the BellSouth Local Signal Transfer Points serving the BellSouth 8XX SCPs that ITC^DeltaCom desires to query. The terms and conditions for 8XX TFD are set out in BellSouth’s Intrastate Access Services Tariff as amended.

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8.	Transmission and Routing of Exchange Access Traffic

The Parties shall jointly provide Tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to ITC^DeltaCom’s End Users, and to originate and terminate traffic to/from BellSouth’s End Users.

9.	NXX Translations Implementation

9.1	It shall be the responsibility of each Party to program and update its switches and network systems pursuant to the local exchange routing guide (LERG) and other switched telecommunications industry guidelines to recognize and route traffic to the other Party’s assigned NXX codes. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities.

9.2	Testing and inputting of the translations in the BellSouth databases of ITC^DeltaCom’s NXXs’ should be the same as BellSouth’s own.

9.3	Each Party will translate NXXs according to industry guidelines, including the terminating LATA in which the NXXs/rate center is located.

9.4	The Parties will cooperate and implement industry solutions for number conservation, e.g. number pooling.

10.	Mutual Provision of Switched Access Service

10.1

Switched Access Traffic. Switched Access Traffic is described as telephone calls requiring local transmission or switching services for the purpose of the origination or termination of Telephone Toll Service. Switched Access Traffic includes, but is not limited to, the following types of traffic: Feature Group A, Feature Group B, Feature Group C, Feature Group D, toll free access (e.g., 8XX), 900 access and their successors. Additionally, any Public Switched Telephone Network interexchange telecommunications traffic, regardless of transport protocol method, where the originating and terminating points, end-to-end points, are in different LATAs, are in the same LATA and the Parties’ Switched Access services are used for the origination or termination of the call, shall be considered Switched Access Traffic. The Parties have been unable to agree as to whether “Voice-Over-Internet Protocol” transmission (VOIP) which cross LATA boundaries constitute Switched Access Service Traffic. Notwithstanding the foregoing, and without waiving any rights with respect to either Party’s position as to the jurisdictional nature of VOIP, the Parties agree to any effective and applicable FCC rules and orders regarding the nature of such traffic and the compensation

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payable by the Parties for such traffic, if any; provided however, that any VOIP transmission which originates in one LATA and terminates to another LATA (i.e., the end-to-end points of the call), shall not be compensated as Local Traffic.

10.2	If an end user chooses ITC^DeltaCom or BellSouth Telecommunications, Inc. as their presubscribed interexchange carrier or if the end users uses ITC^DeltaCom or BellSouth Telecommunications, Inc. as an interexchange carrier on a 101XXXX basis, the party providing originating switched access services shall apply its tariffed charges to the party providing interexchange carrier services. 10.2. Where the originating Party delivers a call to the terminating Party over switched access facilities, the originating Party will pay the terminating Party terminating, switched access charges as set forth in the providing Party’s Intrastate or Interstate Access Services Tariff, as appropriate.

10.3	When ITC^DeltaCom’s end office switch provides an access service connection to or from an interexchange carrier (“IXC”) by a direct trunk group to the IXC utilizing BellSouth facilities, each Party will provide its own access services to the IXC and bill on a multi-bill, multi-tariff meet-point basis. Each Party will bill its own access services rates to the IXC with the exception of the interconnection charge. The interconnection charge will be billed by ITC^DeltaCom as the Party providing the end office function. Each party will use the Multiple Exchange Carrier Access Billing (MECAB) guidelines to establish meet point billing for all applicable traffic. The parties shall utilize a thirty (30) day billing period.

10.4	When ITC^DeltaCom’s end office subtends the BellSouth Access Tandem switch for receipt or delivery of switched access traffic and provides an access service connection to or from an IXC via BellSouth’s Access Tandem switch, BellSouth, as the tandem company agrees to provide to ITC^DeltaCom, as the End Office Company, as defined in MECAB, at no charge, all the switched access detail usage data, recorded at the access tandem, within no more than sixty (60) days after the recording date. Each Party will notify the other when it is not feasible to meet these requirements. As business requirements change, data reporting requirements may be modified as necessary.

10.5	BellSouth, as the tandem provider company, will retain for a minimum period of sixty (60) days, access message detail sufficient to recreate any data that is lost or damaged by the tandem provider company or any third party involved in processing or transporting data.

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10.6	BellSouth, as the tandem provider company, agrees to recreate the lost or damaged data within forty-eight (48) hours of notification by the other or by an authorized third party handling the data.

10.7	Any claims against BellSouth, as the tandem provider company, for unbillable or uncollectible revenue should be filed with the tandem provider company within 120 days of the usage date.

10.8	BellSouth, as the tandem provider company shall keep records of its billing activities relating to jointly-provided Intrastate and Interstate access services in sufficient detail to permit the Subsequent Billing Party to, by formal or informal review or audit, to verify the accuracy and reasonableness of the jointly-provided access billing data provided by the Initial Billing Party. Each Party agrees to cooperate in such formal or informal reviews or audits and further agrees to jointly review the findings of such reviews or audits in order to resolve any differences concerning the findings thereof.

ITC^DeltaCom agrees not to deliver switched access traffic to BellSouth for termination except over ITC^DeltaCom ordered switched access trunks and facilities.

11.	Transit Traffic Service

11.1	BellSouth shall provide tandem switching and transport services for ITC^DeltaCom’s Transit Traffic. Rates for local Transit Traffic and ISP-bound Transit Traffic shall be the applicable Call Transport and Termination charges as set forth in Exhibit A to this Attachment. Rates for Switched Access Transit Traffic shall be the applicable charges as set forth in BellSouth Interstate or Intrastate Switched Access tariffs. Billing associated with all Transit Traffic shall be pursuant to MECAB guidelines. Traffic between ITC^DeltaCom and Wireless Type 1 third parties shall not be treated as Transit Traffic from a routing or billing perspective. Traffic between ITC^DeltaCom and Wireless Type 2A or a third party CLEC utilizing BellSouth switching shall not be treated as Transit Traffic from a routing or billing perspective until BellSouth and the Wireless carrier or a third party CLEC utilizing BellSouth switching have the capability to properly meet-point-bill in accordance with MECAB guidelines. BellSouth will post notification of meet-point-billing arrangements via web posting.

11.2

The delivery of traffic that transits the BellSouth network and is transported to another carrier’s network is excluded from any BellSouth billing guarantees. BellSouth agrees to deliver Transit Traffic to the terminating carrier; provided, however, that ITC^DeltaCom is solely responsible for negotiating and executing any appropriate contractual agreements with the terminating carrier for the exchange of Transit Traffic through the BellSouth network. BellSouth will not be liable for any compensation to the

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terminating carrier or to ITC^DeltaCom. In the event that the terminating third party carrier imposes on BellSouth any charges or costs for the delivery of Transit Traffic, ITC^DeltaCom shall reimburse BellSouth for such costs. Additionally, the Parties agree that any billing to a third party or other telecommunications carrier under this section shall be pursuant to MECAB procedures.

11.3	When BellSouth routes any BellSouth Originated traffic over the transit trunk group(s), with or without ITC^DeltaCom’s consent, BellSouth will compensate ITC^DeltaCom for such BellSouth Originated traffic. When with ITC^DeltaCom’s consent, ITC^DeltaCom may charge BellSouth a proration of the fixed costs for the transit trunk group(s) for the period beginning when ITC^DeltaCom is notified by BellSouth of the need to route traffic until BellSouth reroutes traffic to the originating trunk group. When without ITC^DeltaCom’s consent, ITC^DeltaCom will notify BellSouth via trouble ticket to CISC immediately upon discovery of a situation in which misrouting is occurring. The Parties will use best efforts to verify that such misrouting is actually occurring. The Parties will then work cooperatively to resolve such misrouting in a timely manner. ITC^DeltaCom may charge BellSouth a pro-ration of the fixed costs for the transit trunk group(s) for the period beginning when ITC^DeltaCom notifies BellSouth of a situation in which misrouting is occurring and ending when BellSouth resolves such misrouting. Pro-ration will be based on BellSouth originating minutes divided by total minutes in the trunk group.

12.	Packet Switched Network Interconnection/Frame Relay

The Parties agree to interconnect their local data services networks for the exchange of Frame Relay Services (“FRS”) traffic.

12.1	The following provisions will apply only to Frame Relay Service and Exchange Access Frame Relay Service in those states where traffic is being exchanged between ITC^DeltaCom and BellSouth Frame Relay Switches in the same LATA.

12.1.1	The Parties agree to establish two-way Frame Relay facilities between their respective Frame Relay Switches to the mutually-agreed upon Frame Relay Service point(s) of interconnection (“POIs”) within the LATA. All POIs shall be within the same Frame Relay Network Serving Area as defined in Section A40 of BellSouth’s General Subscriber Services Tariff.

12.1.2

Upon the request of either Party, such interconnection will be established where BellSouth and ITC^DeltaCom have Frame Relay Switches in the same LATA. Where there are multiple Frame Relay switches in the central office of a Party, an interconnection with any

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one of the switches will be considered an interconnection with all of the switches at that central office for purposes of routing packet traffic.

12.1.3	The Parties agree to provision local and IntraLATA Frame Relay Service and Exchange Access Frame Relay Service (both intrastate and interstate) over Frame Relay Trunks between the respective Frame Relay switches and the POIs.

12.1.4	The Parties agree to assess each other reciprocal charges for the facilities that each provides to the other according to the Percent Local Circuit Use (“PLCU”) factor PLCU, determined as follows:

(i) Frame Relay framed packet data is transported within Virtual Circuits (“VC”). For the purposes of calculating the PLCU, if all the data packets transported within a VC remain within the LATA, then consistent with the local definitions in this Agreement, the traffic on that VC is local (“Local VC”).

(ii) If the originating and terminating locations of the two way packet data traffic are not in the same LATA, the traffic on that VC is interLATA.

(iii) The PLCU shall be determined by dividing the total number of Local VCs, by the total number of VCs on each Frame Relay facility at the end of the reporting period. The Parties agree to renegotiate the method for determining PLCU, at either Party’s request, and within 90 days, if either Party notifies the other that it has found that this method does not adequately represent the PLCU. (iv) If there are no VCs on a facility when it is billed, the PLCU will be zero.

12.1.5	BellSouth will provide the Frame Relay Trunk(s) between the Parties’ respective Frame Relay Switches. The Parties will be compensated as follows- BellSouth will invoice, and ITC^DeltaCom will pay, the total non-recurring and recurring charges for the trunk facility. ITC^DeltaCom will then invoice, and BellSouth will pay, an amount calculated by multiplying the BellSouth billed charges for the trunk facility by one-half of ITC^DeltaCom’s PLCU.

12.1.6

Each Party will provide a Frame Relay network-to-network interface (“NNI”) port to the other Party for each trunk facility provided pursuant to 11.1.5 above. Compensation for NNI ports shall be based upon the NNI rates set forth in the BellSouth F.C.C Tariff No. 1. Pursuant to that tariff, ITC^DeltaCom may select a month-to-month or term rate structure for the NNI ports BellSouth provides to

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ITC^DeltaCom. Whatever rate structure ITC^DeltaCom selects shall be deemed to be the same rate structure that applies to the NNI port ITC^DeltaCom provides to BellSouth. There shall be no termination liability to either party for the local portion of the NNI port as determined by the ITC^DeltaCom PLCU at the time of termination.

12.1.7	Compensation for the NNI ports shall be calculated as follows:

12.1.7.1	For NNI ports provided by BellSouth to ITC^DeltaCom, BellSouth will invoice, and ITC^DeltaCom will pay, the total nonrecurring and recurring charges for the NNI port. ITC^DeltaCom will then invoice, and BellSouth will pay, an amount calculated by multiplying the BellSouth billed non-recurring and recurring charges for the NNI port by one-half of ITC^DeltaCom’s PLCU.

12.1.7.2	For NNI ports provided by ITC^DeltaCom to BellSouth, ITC^DeltaCom will invoice, and BellSouth will pay, the total non-recurring and recurring charges for the NNI port. BellSouth will then invoice, and ITC^DeltaCom will pay, an amount determined as follows: ITC^DeltaCom’s combined interLATA and local usage will be calculated by subtracting one-half of ITC^DeltaCom’s PLCU factor from one hundred percent. The difference will then be multiplied by the total charges initially billed by ITC^DeltaCom for the NNI port. BellSouth will then invoice, and ITC^DeltaCom will pay, this amount to BellSouth.

12.1.8	A Permanent Virtual Circuit (“PVC”) is a logical channel from a frame relay network interface (e.g., NNI or User Network Interface) to another frame relay network interface. A PVC is created when a Data Link Channel Identifier (“DLCI”) is mapped together with another DLCI. Neither Party will charge the other Party any DLCI or Committed Information Rate (“CIR”) charges for the PVC from its Frame Relay switch to its own subscriber’s premises.

12.1.9	For the PVC between the ITC^DeltaCom and BellSouth Frame Relay switches, compensation for the DLCI and CIR charges are based upon the rates in the BellSouth FCC Tariff No. 1. Compensation for PVC and CIR rate elements shall be calculated as follows:

12.1.10	For PVCs between the BellSouth Frame Relay switch and the ITC^DeltaCom Frame Relay switch, BellSouth will invoice, and ITC^DeltaCom will pay, the total nonrecurring and recurring DLCI and CIR charges. If the VC is a Local VC, ITC^DeltaCom will invoice and BellSouth will pay, 100% of the DLCI and CIR charges initially billed by BellSouth for that PVC. If the VC is not local, no compensation will be paid to ITC^DeltaCom for the PVC.

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12.1.11	Each Party will compensate the other Party for any applicable Feature Change or Transfer of Service Charges as set forth in BellSouth’s Tariff F.C.C. No. 1. The Parties agree to limit the sum of the CIR for the VCs on a given NNI port to not more than two times the port speed.

12.1.12	Except as expressly provided herein, this Agreement does not address or alter in any way either Party’s provision of Exchange Access Frame Relay Service or interLATA Frame Relay Service. All charges by each Party to the other for carriage of Exchange Access Frame Relay Service or interLATA Frame Relay Service are included in the BellSouth access tariffs.

12.1.13	Until such time as BellSouth obtains authority to provide in-region, interLATA service, ITC^DeltaCom will identify and report its PLCU to BellSouth on a quarterly basis.

12.1.14	Either Party may request a review or audit of the various service components, including but not limited to a Party’s determination of its PLCU, consistent with the provisions of section E2 of the BellSouth State Access Services tariffs or Section 2 of the BellSouth FCC No. 1 Tariff.

12.1.15	If during the term of this Agreement, BellSouth obtains authority to provide in-region, interLATA service, the Parties shall renegotiate the provisions of Section 12.1.5, 12.1.7, 12.1.8-12.1.10, and 12.1.13 to account for BellSouth’s PLCU. In the event the parties are unable to reach agreement within one hundred eighty (180) days of the date BellSouth receives interLATA authority, the matter shall be resolved pursuant to the dispute resolution provisions set forth in this agreement.

12.1.16	If during the term of this Agreement, BellSouth makes available, to an affiliate or any other telecommunications carrier, Frame Relay interconnection on rates, terms and conditions different than those provided for in this Section 12, then ITC^DeltaCom shall be entitled, at its option, to replace any part of this Section 12 with such rates, terms, and conditions.

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LOCAL INTERCONNECTION - Georgia

														Attachment: 3		Exhibit: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)						Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic - 1st	Incremental Charge - Manual Svc Order vs. Electronic - Add’l	Incremental Charge - Manual Svc Order vs. Electronic - Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic - Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		SOURCE	OSS Rates($)
							First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	The rates marked as “OR” are those ordered by the Commission. Both Parties have reviewed these rate sheets and agree that any erros in the rate sheets shall be prospectively corrected by written amendment to this Agreement.
LOCAL INTERCONNECTION (CALL TRANSPORT AND TERMINATION)
	NOTE: “bk” beside a rate indicates that the Parties have agreed to bill and keep for that element pursuant to the terms and conditions in Attachment 3.
	Intercarrier Compensation for ISP-bound and Local Traffic					0.0007
	Single Rate for ISP-bound & Local Traffic
	TANDEM SWITCHING
	Tandem Switching Function Per MOU			OHD		0.0004086					OR
	Multiple Tandem Switching, per MOU (applies to intial tandem only)			OHD		0.0004086					OR
	Tandem Intermediary Charge, per MOU*			OHD		0.0015					MR
	* This charge is applicable only to transit traffic and is applied in addition to applicable switching and/or interconnection charges.
	COMMON TRANSPORT
	Common Transport - Per Mile, Per MOU			OHD		0.0000027
	Common Transport - Facilities Termination, Per MOU			OHD		0.0001914
	TRUNK CHARGE
	Installation Trunk Side Service - per DS0			OHD	TPP6X		21.53bk	8.11bk			CO
	Installation Trunk Side Service - per DS0			OHD	TPP9X		21.53bk	8.11bk			CO
	Dedicated End Office Trunk Port Service-per DS0**			OHD	TDEOP	0.00					OR
	Dedicated End Office Trunk Port Service-per DS1**			OH1 OH1MS	TDE1P	0.00					OR
	Dedicated Tandem Trunk Port Service-per DS0**			OHD	TDWOP	0.00					OR
	Dedicated Tandem Trunk Port Service-per DS1**			OH1 OH1MS	TDW1P	0.00					OR
	** This rate element is recovered on a per MOU basis and is included in the End Office Switching and Tandem Switching, per MOU rate elements
	COMMON TRANSPORT (Shared)
	Common Transport - Per Mile, Per MOU			OHD		0.0000027					OR
	Common Transport - Facilities Termination Per MOU			OHD		0.0001914					OR
LOCAL INTERCONNECTION (DEDICATED TRANSPORT)
	INTEROFFICE CHANNEL - DEDICATED TRANSPORT
	Interoffice Channel - Dedicated Transport - 2-Wire Voice Grade - Per Mile per month			OHM	1L5NF	0.0057bk					OR
	Interoffice Channel - Dedicated Transport - 2-Wire Voice Grade - Facility Termination per month			OHM	1L5NF	12.87bk	48.455bk	19.48bk	16.575bk	4.995bk	OR
	Interoffice Channel - Dedicated Transport - 56 kbps - per mile per month			OHM	1L5NK	0.0057bk					OR
	Interoffice Channel - Dedicated Transport - 56 kbps - Facility Termination per month			OHM	1L5NK	7.83bk	48.455bk	19.48bk	16.575bk	4.995bk	OR
	Interoffice Channel - Dedicated Transport - 64 kbps - per mile per month			OHM	1L5NK	0.0057bk					OR
	Interoffice Channel - Dedicated Transport - 64 kbps - Facility Termination per month			OHM	1L5NK	7.83bk	48.455bk	19.48bk	16.575bk	4.995bk	OR
	Interoffice Channel - Dedicated Channel - DS1 - Per Mile per month			OH1, OH1MS	1L5NL	0.1154bk					OR
	Interoffice Channel - Dedicated Transport - DS1 - Facility Termination per month			OH1, OH1MS	1L5NL	34.19bk	111.025bk	80.28bk	31.355bk	21.73bk	OR
	Interoffice Channel - Dedicated Transport - DS3 - Per Mile per month			OH3, OH3MS	1L5NM	2.53bk					OR
	Interoffice Channel - Dedicated Transport - DS3 - Facility Termination per month			OH3, OH3MS	1L5NM	342.02bk	320.47bk	86.32bk	66.77bk	52.81bk	OR
	LOCAL CHANNEL - DEDICATED TRANSPORT
	Local Channel - Dedicated - 2-Wire Voice Grade per month			OHM	TEFV2	7.74bk	121.065bk	53.295bk	46.395bk	13.365bk	OR
	Local Channel - Dedicated - 4-Wire Voice Grade per month			OHM	TEFV4	8.72bk	125.62bk	54.43bk	46.395bk	13.365bk	OR
	Local Channel - Dedicated - DS1 per month			OH1	TEFHG	18.47bk	149.46bk	111.195bk	40.355bk	26.115bk	OR
	Local Channel - Dedicated - DS3 Facility Termination per month			OH3	TEFHJ	147.01bk	445.01bk	145.18bk	112.905bk	75.88bk	OR
	LOCAL INTERCONNECTION MID-SPAN MEET
	NOTE: If Access service ride Mid-Span Meet, one-half the tariffed service Local Channel rate is applicable.
	Local Channel - Dedicated - DS1 per month			OH1MS	TEFHG	0.00	0.00				CO
	Local Channel - Dedicated - DS3 per month			OH3MS	TEFHJ	0.00	0.00				CO
	MULTIPLEXERS
	Channelization - DS1 to DS0 Channel System			OH1, OH1MS	SATN1	69.75bk	105.675bk	41.585bk	23.75bk	4.19bk	OR
	DS3 to DS1 Channel System per month			OH3, OH3MS	SATNS	121.90bk	224.475bk	71.83bk	40.005bk	31.065bk	OR

CCCS 257 of 530

LOCAL INTERCONNECTION - Georgia

														Attachment: 3		Exhibit: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)						Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic - 1st	Incremental Charge - Manual Svc Order vs. Electronic - Add’l	Incremental Charge - Manual Svc Order vs. Electronic - Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic - Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect		SOURCE	OSS Rates($)
							First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	DS3 Interface Unit (DS1 COCI) per month			OH1, OH1MS	SATCO	7.35bk	15.805bk	11.385bk	6.605bk	6.605bk	OR
Notes: If no rate is identified in the contract, the rates, terms, and conditions for the specific service or function will be as set forth in the Providing Party’s tariff.
Source Column Legend:
OR - Commission Ordered Rate
MR - Market Rate
CO - Company Offered Rate

CCCS 258 of 530

ATTACHMENT 3

Basic Architecture

Exhibit B

CCCS 259 of 530

ATTACHMENT 3

One-Way Architecture

Exhibit C

CCCS 260 of 530

ATTACHMENT 3

Two-Way Architecture

Exhibit D

CCCS 261 of 530

ATTACHMENT 3

Exhibit E

Supergroup Architecture

CCCS 262 of 530

Attachment 3

Exhibit F

1.	BellSouth shall indemnify and hold harmless ITC^DeltaCom from any and all claims, actions, causes of action, of whatever kind or nature arising out of the presence of BellSouth’s Guests in the Collocation Space except to the extent caused by BellSouth’s sole negligence, gross negligence, or willful misconduct.

2.	BellSouth shall place a plaque or other identification affixed to BellSouth’s equipment necessary to identify BellSouth’s equipment, including a list of emergency contacts with telephone numbers.

3.	ITC^DeltaCom will permit one accompanies site visit to BellSouth’s designated collocation arrangement location after receipt of the Bona Fide Firm Order without charge to BellSouth. BellSouth must submit to ITC^DeltaCom the completed Access Control Request Form for all employees or agents requiring access to the ITC^DeltaCom Premises a minimum of thirty (30) calendar days prior to the date BellSouth desires access to the Collocation space, BellSouth may submit such a request at any time subsequent to ITC^DeltaCom’s receipt of the BFFO. In the event BellSouth desires access to the Collocation Space after submitting such a request but prior to access being approved, in addition to the first accompanied free visit, ITC^DeltaCom shall permit BellSouth to access the Collocation Space accompanied by a security escort at BellSouth’s expense. BellSouth must request escorted access at least three (3) business days prior to the date such access is desired.

4.	Interference or Impairment. Notwithstanding any other provisions of this Attachment, BellSouth shall not use any product or service provided under this Agreement, any other service related thereto or used in combination therewith, or place or use any equipment or facilities in any manner that 1) significantly degrades, interferes with or impairs service provided by ITC^DeltaCom or by any other entity or any person’s use of its telecommunications service; 2) endangers or damages the equipment, facilities or other property of ITC^DeltaCom or of any other entity or person; 3) compromises the privacy of any communications; or 4) creates an unreasonable risk of injury or death to any individual or to the public. If ITC^DeltaCom reasonably determines that any equipment or facilities of BellSouth violates the provisions of this paragraph, ITC^DeltaCom shall give written notice to BellSouth, which notice shall direct BellSouth to cure the violation within forty-eight (48) hours of BellSouth’s actual receipt of written notice or, at a minimum, to commence curative measures within twenty-four (24) hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. After receipt of the notice, the Parties agree to consult immediately and, if necessary, to inspect the arrangement.

4.1

Except in the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services, if BellSouth fails to take curative action within forty-eight (48) hours

CCCS 263 of 530

Attachment 3

Exhibit F

or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or any other significant degradation, interference or impairment of ITC^DeltaCom’s or another entity’s service, then and only in that event ITC^DeltaCom may take such actions as it deems appropriate to correct the violation, including without limitation the interruption of electrical power to BellSouth’s equipment. ITC^DeltaCom will endeavor, but is not required, to provide notice to BellSouth prior to taking such action and shall have no liability to BellSouth for any damages arising from such actions, except to the extent that such action by ITC^DeltaCom constitutes willful misconduct.

4.2	For purposes of this Section, the term significantly degrade shall mean an action that noticeably impairs a service from a user’s perspective. In the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services and BellSouth fails to take curative action within forty-eight (48) hours then ITC^DeltaCom will establish before the relevant Commission that the technology deployment is causing the significant degradation. Any claims of network harm presented to BellSouth or, if subsequently necessary, the relevant Commission must be supported with specific and verifiable information. Where ITC^DeltaCom demonstrates that a deployed technology is significantly degrading the performance of other advanced services or traditional voice band services, BellSouth shall discontinue deployment of that technology and migrate its customers to technologies that will not significantly degrade the performance of other such services. Where the only degraded service itself is a known disturber, and the newly deployed technology satisfies at least one of the criteria for presumption that is acceptable for deployment under section 47.C.F.R. 51.230, the degraded service shall not prevail against the newly-deployed technology.

5.	Environmental Compliance. The Parties agree to utilize and adhere to the Environmental Hazard Guidelines identified as Exhibit A of Attachment 4.

6.	Security Escort. A security escort will be required whenever BellSouth or its approved agent desires access to the entrance manhole or must have access to the Premises after the once accompanied site visit allowed pursuant to Section 5 prior to completing ITC^DeltaCom’s Security Training requirements. Rates for security escort are as set forth in Exhibit F beginning with the scheduled escort time. ITC^DeltaCom will wait for one-half (1/2) hour after the scheduled time for such an escort and BellSouth shall pay for such half-hour charges in the event BellSouth fails to show up.

7.	Security and Safety Requirements

7.1	Unless otherwise specified by BellSouth will be require, at its own expense, to conduct a statewide investigation of criminal history records for each BellSouth

CCCS 264 of 530

Attachment 3

Exhibit F

employee hired in the past five (5) years being considered for work on the ITC^DeltaCom Premises, for the states/counties where the BellSouth employee has worked and lived for the past five (5) years. Where state law does not permit statewide collection or reporting, an investigation of the applicable counties is acceptable. BellSouth shall not be required to perform this investigation if an affiliated company of BellSouth has performed an investigation of the BellSouth employee seeking access, if such investigation meets the criteria set forth above. This requirement will not apply if Bellsouth has performed a pre-employment statewide investigation of criminal history records of the BellSouth employee for the states/counties where the BellSouth employee has worked and lived for the past five (5) years or, where state law does not permit a statewide investigation, an investigation of the applicable counties.

7.2	BellSouth will be required to administer to their personnel assigned to the ITC^DeltaCom Premises security training either provided by ITC^DeltaCom, or meeting criteria defined by ITC^DeltaCom.

7.3	BellSouth shall provide its employees and agents with picture identification, which must be worn, and visible at all times while in the Collocation Space or other areas in or around the Premises. The photo identification card shall bear, at a minimum, the employee’s name and photo, and BellSouth’s name. ITC^DeltaCom reserves the right to remove from its premises any employee of BellSouth not possessing identification issued by BellSouth or who has violated any of ITC^DeltaCom’s policies as outlined in the Security Training documents. BellSouth shall hold ITC^DeltaCom harmless for any damages resulting from such removal of its personnel from ITC^DeltaCom premises. BellSouth shall be solely responsible for ensuring that any Guest of BellSouth is in compliance with all subsections of this Section.

7.4	BellSouth shall no assign to the ITC^DeltaCom Premises any personnel with records of felony criminal convictions. BellSouth shall not assign to the ITC^DeltaCom Premises any personnel with records of misdemeanor convictions, except for misdemeanor traffic violations, without advising ITC^DeltaCom of the nature and gravity of the offense(s). ITC^DeltaCom reserves the right to refuse building access to any BellSouth personnel who have been identified to have misdemeanor criminal convictions. Notwithstanding the foregoing, in the event that BellSouth chooses not to advise ITC^DeltaCom of the nature and gravity of any misdemeanor conviction, BellSouth may, in the alternative, certify to ITC^DeltaCom that it shall not assign to the ITC^DeltaCom Premises any personnel with records of misdemeanor convictions (other than misdemeanor traffic violations).

7.5

BellSouth shall not knowingly assign to the ITC^DeltaCom Premises any individual who was a former employee of ITC^DeltaCom and whose employment with ITC^DeltaCom was terminated for a criminal offense whether

CCCS 265 of 530

Attachment 3

Exhibit F

or not ITC^DeltaCom sought prosecution of the individual for the criminal offense.

7.6	BellSouth shall not knowingly assign to the ITC^DeltaCom Premises any individual who was a former supplier of ITC^DeltaCom and whose access to a ITC^DeltaCom Premises was revoked due to commission of a criminal offense whether or not ITC^DeltaCom sought prosecution of the individual for the criminal offense.

7.7	For each BellSouth employee or agent hired by BellSouth within five (5) years of being considered for work on the ITC^DeltaCom Premises, who requires access to a ITC^DeltaCom Premises pursuant to this agreement, BellSouth shall furnish ITC^DeltaCom, prior to an employee or agent gaining such access, a certification that the aforementioned background check and security training were completed. The certification will contain a statement that no felony convictions were found and certifying that the security training was completed by the employee. If the employee’s criminal history includes misdemeanor convictions, BellSouth will disclose the nature of the convictions to ITC^DeltaCom at that time. In the alternative, BellSouth may certify to ITC^DeltaCom that it shall not assign to the ITC^DeltaCom Premises any personnel with records of misdemeanor convictions other than misdemeanor traffic violations.

7.8	For all other BellSouth employees requiring access to a ITC^DeltaCom Premises pursuant to this Attachment, BellSouth shall furnish ITC^DeltaCom, prior to an employee gaining such access, a certification that the employee is not subject to the requirements of Section 7.5 above and that security training was completed by the employee.

7.9	At ITC^DeltaCom’s request, BellSouth shall promptly remove from ITC^DeltaCom’s Premises any employee of BellSouth ITC^DeltaCom does not wish to grant access to its premises 1) pursuant to any investigation conducted by ITC^DeltaCom or 2) prior to the initiation of an investigation of an employee of BellSouth is found interfering with the property or personnel of ITC^DeltaCom or another collocated telecommunications carrier, provided that an investigation shall promptly be commenced by ITC^DeltaCom.

7.10

Security Violations. ITC^DeltaCom reserves the right to interview BellSouth’s employees, agents or suppliers in the event of wrongdoing in or around ITC^DeltaCom’s property or involving ITC^DeltaCom’s or another telecommunications carrier’s property or personnel, provided that ITC^DeltaCom shall provide twenty-four (24) hours notice (or such shorter notice as may be agreed to by the Parties as reasonable under the circumstances) to BellSouth’s Security representative of such interview. BellSouth reserves the right to have its Security representative present during the interview. BellSouth and its suppliers shall reasonably cooperate with ITC^DeltaCom’s investigation

CCCS 266 of 530

Attachment 3

Exhibit F

into allegations of wrongdoing or criminal conduct committed by, witnessed by or involving BellSouth’s employees, agents or suppliers. Additionally, ITC^DeltaCom reserves the right to bill BellSouth for all reasonable costs associated with investigations involving its employees, agents, or supplies if it is established an mutually agreed in good faith that BellSouth’s employees, agents or suppliers are responsible for the alleged act. ITC^DeltaCom shall bill BellSouth for ITC^DeltaCom property which is stolen or damaged where an investigation determines the culpability of BellSouth’s employees, agents or suppliers and where BellSouth agree, in good faith, with the results of such investigation BellSouth shall notify ITC^DeltaCom in writing immediately in the event that BellSouth discovers one of its employees already working on the ITC^DeltaCom Premises is a possible security risk. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from the ITC^DeltaCom Premises, any employee found to have violated the security and safety requirements of this Section. BellSouth shall hold ITC^DeltaCom harmless for any damages resulting from such removal of its personnel from ITC^DeltaCom’s Premises.

7.11	BellSouth reserves the right to interview ITC^DeltaCom’s employees, agents, or suppliers in the event of wrongdoing in or around BellSouth’s property or involving BellSouth’s personnel, provided that BellSouth shall provide twenty-four (24) hours notice (or such shorter notice as may be agreed to by the Parties as reasonable under the circumstances) to ITC^DeltaCom’s Security representative of such interview. ITC^DeltaCom reserves the right to have its Security representative present during the interview. ITC^DeltaCom and its suppliers shall reasonably cooperate with BellSouth’s investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by, or involving ITC^DeltaCom’s employees, agents or suppliers. Additionally, BellSouth reserves the right to bill ITC^DeltaCom for all reasonable costs associated with investigations involving its employees, agents, or suppliers if it is established and mutually agreed in good faith that ITC^DeltaCom’s employees, agents, or suppliers are responsible for the alleged act. BellSouth shall bill ITC^DeltaCom for BellSouth property which is stolen or damaged where an investigation determines the culpability of ITC^DeltaCom’s employees, agents, or suppliers and where ITC^DeltaCom agrees, in good faith, with the results of such investigation. ITC^DeltaCom shall notify BellSouth in writing immediately in the event that ITC^DeltaCom discovers one of its employees is a possible security risk to BellSouth property. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from access to BellSouth’s collocation space and/or equipment, any employee found to have violated the security and safety requirements of this Section. ITC^DeltaCom shall hold BellSouth harmless for any damages resulting from such removal of its personnel from BellSouth’s collocation space and/or access to BellSouth’s equipment.

CCCS 267 of 530

Attachment 3

Exhibit F

7.12	Use of Supplies. Unauthorized use of equipment, supplies, or other property by either Party, whether or not used routinely to provide telephone service will be strictly prohibited and handled appropriately. Costs associated with such unauthorized use may be charges to the offending Party, as may be all associated investigative costs.

7.13	Use of Official Lines. Except for non-toll calls necessary in the performance of their work, neither Party shall use the telephones of the other Party on the ITC^DeltaCom Premises. Charges for unauthorized telephone calls may be charges to the offending Party, as may be all associated investigative costs.

7.14	Accountability. Full compliance with the Security requirements of this section shall in no way limit the accountability of either Party to the other for the improper actions of its employees.

8.	Destruction of Collocation Space

8.1	In the event a Collocation Space is wholly or partially damages by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for BellSouth’s permitted use hereunder, then either Party may elect within ten (10) business days after such damage, to terminate occupancy of the damaged Collocation Space, and if either Party shall so elect, by giving the other written notice of termination, both Parties shall stand released of and from further liability under the terms hereof. If the Collocation Space shall suffer only minor damage and shall not be rendered wholly unsuitable for BellSouth’s permitted use, or is damaged and the option to terminate is not exercised by either Party, ITC^DeltaCom covenants and agrees to proceed promptly without expense to BellSouth, except for improvements not the property of ITC^DeltaCom, to repair the damage. ITC^DeltaCom shall, at parity with repairs made to their own space, have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of ITC^DeltaCom, which causes shall not be construed as limiting factors, but as exemplary only. BellSouth may, at its own expense, accelerate the rebuild of its collocated space and equipment provided however, that a ITC^DeltaCom Certified Supplier is used and the necessary space preparation has been completed. If BellSouth’s acceleration of the project increases the cost of the project, then those additional charges will be incurred by BellSouth. Where allowed and where practical, BellSouth may erect a temporary facility while ITC^DeltaCom rebuilds or makes repairs. In all cases where the Collocation Space shall be rebuilt or repaired, BellSouth shall be entitled to an equitable abatement of rent and other charges, depending upon the unsuitability of the Collocation Space for BellSouth’s permitted use, until such Collocation Space is fully repaired and restored and BellSouth’s equipment installed therein (but in no event later than thirty (30) business days after the Collocation Space is fully repaired and restored). Where BellSouth has placed an Adjacent Arrangement pursuant to Section 3, BellSouth shall have the sole responsibility to repair or replace said Adjacent Arrangement provided herein. Pursuant to this section, ITC^DeltaCom will restore the associated services to the Adjacent Arrangement.

CCCS 268 of 530

Attachment 4-Central Office

Attachment 4

Physical Collocation

CCCS 269 of 530

Attachment 4-Central Office

1.	Scope of Attachment	3

2.	Space Availability Report	4

3.	Collocation Options	5

4.	Occupancy	9

5.	Use of Collocation Space	10

6.	Ordering and Preparation of Collocation Space	16

7.	Construction and Provisioning	20

8.	Rates and Charges	23

9.	Insurance	25

10.	Mechanics Liens	27

11.	Inspections	27

12.	Security and Safety Requirements	27

13.	Destruction of Collocation Space	31

14.	Eminent Domain	31

15.	Nonexclusivity	32

Environmental and Safety Principles		Exhibit A

Three Month CLEC Collocation Forecast		Exhibit B

Rates		Exhibit C

CCCS 270 of 530

Attachment 4-Central Office

PHYSICAL COLLOCATION

1.	Scope of Attachment

1.1	The rates, terms, and conditions contained within this Attachment shall only apply when ITC^DeltaCom is physically collocated as a sole occupant or as a Host within a Premises location pursuant to this Attachment. BellSouth Premises include BellSouth Central Offices and Serving Wire Centers (hereinafter “Premises”). This Attachment is applicable to Premises owned or leased by BellSouth. However, if BellSouth requests to place equipment at an ITC^DeltaCom premises for the benefit of other CLECs, and ITC^DeltaCom allows such collocation, BellSouth shall compensate ITC^DeltaCom at the same rates, terms and conditions contained herein. Notwithstanding the above, when BellSouth physically collocates at an ITC^DeltaCom location solely for the benefit of and at the request of ITC^DeltaCom, BellSouth shall not compensate ITC^DeltaCom for access to the collocation space.

1.2	Right to Occupy. BellSouth shall offer to ITC^DeltaCom collocation on rates, terms, and conditions that are just, reasonable, non-discriminatory and consistent with the rules of the Federal Communications Commission (“FCC”). Subject to the rates, terms and conditions of this Attachment where space is available and it is technically feasible, BellSouth will allow ITC^DeltaCom to occupy that certain area designated by BellSouth within a BellSouth Premises, or on BellSouth property upon which the BellSouth Premises is located, of a size which is specified by ITC^DeltaCom and agreed to by BellSouth (hereinafter “Collocation Space”). The necessary rates, terms and conditions for BellSouth locations other than BellSouth Premises shall be negotiated upon request for collocation at such location(s).

1.2.1	Neither BellSouth nor any of BellSouth’s affiliates may reserve space for future use on more preferential terms than those set forth below.

1.2.1.1	The size specified by ITC^DeltaCom may contemplate a request for space sufficient to accommodate ITC^DeltaCom’s growth within a two-year period.

1.3

Space Allocation. BellSouth shall attempt to accommodate ITC^DeltaCom ‘s requested preferences if any. In allocating Collocation Space, BellSouth shall not materially increase ITC^DeltaCom’s cost or materially delay ITC^DeltaCom’s occupation and use of the Collocation Space, shall not assign Collocation Space that will impair the quality of service or otherwise limit the service ITC^DeltaCom wishes to offer, and shall not reduce unreasonably the total space available for physical collocation or preclude unreasonably physical collocation within the Premises. Space shall not be available for collocation if it is: (a) physically occupied by non-obsolete equipment; (b) assigned to another collocator; (c) used to provide physical access to occupied space; (d) used to enable technicians to work on equipment located within occupied space; (e) properly reserved for future use, either by BellSouth or by another carrier; or (f) essential for the

CCCS 271 of 530

Attachment 4-Central Office

administration and proper functioning of BellSouth’s Premises. BellSouth may segregate Collocation Space and require separate entrances in accordance with FCC rules.

1.4	Space Reclamation. In the event of space exhaust within a Central Office Premises, BellSouth may include in its documentation for the Petition for Waiver filing any unutilized space in the Central Office Premises. ITC^DeltaCom will be responsible for any justification of unutilized space within its space, if the appropriate state commission requires such justification.

1.5	Use of Space. ITC^DeltaCom shall use the Collocation Space for the purposes of installing, maintaining and operating ITC^DeltaCom’s equipment (to include testing and monitoring equipment) necessary for interconnection with BellSouth services and facilities or for accessing BellSouth unbundled network elements for the provision of telecommunications services, as specifically set forth in this Attachment. The Collocation Space may be used for no other purposes except as specifically described herein or in any amendment hereto.

1.6	Rates and Charges. ITC^DeltaCom agrees to pay the rates and charges identified in Exhibit C attached hereto.

1.7	Due Dates. If any due date contained in this Attachment falls on a weekend or National holiday, then the due date will be the next business day thereafter. For intervals of ten (10) days or less National holidays will be excluded.

1.8	The parties agree to comply with all applicable federal, state, county, local and administrative laws, rules, ordinances, regulations and codes in the performance of their obligations hereunder.

2.	Space Availability Report

2.1	Space Availability Report. Upon request from ITC^DeltaCom, BellSouth will provide a written report (“Space Availability Report”) describing in detail the space that is available for collocation and specifying the amount of Collocation Space available at the Premises requested, the number of collocators present at the Premises, any modifications in the use of the space since the last report on the Premises requested and the measures BellSouth is taking to make additional space available for collocation arrangements. A Space Availability Report does not reserve space at the Premises.

2.1.1	The request from ITC^DeltaCom for a Space Availability Report must be written and must include the Premises street address, identified in the Local Exchange Routing Guide (“LERG”), and Common Language Location Identification (“CLLI”) code of the Premises. CLLI code information is located in the National Exchange Carriers Association (“NECA”) Tariff FCC No. 4.

2.1.2	BellSouth will respond to a request for a Space Availability Report for a particular Premises within ten (10) calendar days of receipt of such request. BellSouth will make

CCCS 272 of 530

Attachment 4-Central Office

best efforts to respond in ten (10) calendar days to such a request when the request includes from two (2) to five (5) Premises within the same state. The response time for requests of more than five (5) Premises shall be negotiated between the Parties. If BellSouth cannot meet the ten (10)calendar day response time, BellSouth shall notify ITC^DeltaCom and inform ITC^DeltaCom of the time frame under which it can respond.

3.	Collocation Options

3.1	Cageless. BellSouth shall allow ITC^DeltaCom to collocate ITC^DeltaCom’s equipment and facilities without requiring the construction of a cage or similar structure. BellSouth shall allow ITC^DeltaCom to have direct access to ITC^DeltaCom’s equipment and facilities. BellSouth shall make cageless collocation available in single bay increments. Except where ITC^DeltaCom’s equipment requires special technical considerations (e.g., special cable racking, isolated ground plane, etc.), BellSouth shall assign cageless Collocation Space in conventional equipment rack lineups where feasible. For equipment requiring special technical considerations, ITC^DeltaCom must provide the equipment layout, including spatial dimensions for such equipment pursuant to generic requirements contained in Telcordia GR-63-Core, and shall be responsible for compliance with all special technical requirements associated with such equipment.

3.2	Caged. At ITC^DeltaCom’s expense, ITC^DeltaCom may arrange with a Supplier certified by BellSouth (“BellSouth Certified Supplier”) to construct a collocation arrangement enclosure in accordance with BellSouth’s Technical References (TR) (“Specifications”) prior to starting equipment installation. BellSouth will provide Specifications upon request. Where local building codes require enclosure specifications more stringent than BellSouth’s standard enclosure specification, ITC^DeltaCom, if certified as a BellSouth Certified Supplier, and ITC^DeltaCom’s BellSouth Certified Supplier must comply with the more stringent local building code requirements. ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier shall be responsible for filing and receiving any and all necessary permits and/or licenses for such construction. BellSouth shall cooperate with ITC^DeltaCom and provide, at ITC^DeltaCom’s expense, the documentation, including existing building architectural drawings, enclosure drawings, and Specifications required and necessary for ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier to obtain the zoning, permits and/or other licenses. ITC^DeltaCom’s BellSouth Certified Supplier shall bill ITC^DeltaCom directly for all work performed for ITC^DeltaCom pursuant to this Attachment and BellSouth shall have no liability for nor responsibility to pay such charges imposed by ITC^DeltaCom’s BellSouth Certified Supplier. ITC^DeltaCom must provide the local BellSouth building contact with two Access Keys used to enter the locked enclosure. Except in case of emergency, BellSouth will not access ITC^DeltaCom’s locked enclosure prior to notifying ITC^DeltaCom. Upon request, BellSouth shall construct the enclosure for ITC^DeltaCom.

CCCS 273 of 530

Attachment 4-Central Office

3.2.1	BellSouth may elect to review ITC^DeltaCom’s plans and specifications prior to allowing construction to start to ensure compliance with BellSouth’s Specifications. Notification to ITC^DeltaCom indicating BellSouth’s desire to execute this review will be provided in BellSouth’s response to the Initial Application, if ITC^DeltaCom has indicated its desire to construct its own enclosure. If ITC^DeltaCom’s Initial Application does not indicate its desire to construct its own enclosure, but its subsequent firm order does indicate its desire to construct its own enclosure, then notification to review will be given within ten (10) calendar days after the Firm Order date. BellSouth shall complete its review within fifteen (15) calendar days after the receipt of the plans and specifications. Regardless of whether or not BellSouth elects to review ITC^DeltaCom’s plans and specifications, BellSouth reserves the right to inspect the enclosure during and after construction to make sure it is constructed according to the submitted plans and specifications and BellSouth’s Specifications, as applicable. If BellSouth decides to inspect, BellSouth will complete its inspection within fifteen (15) calendar days after receipt of written notification of completion of the enclosure from ITC^DeltaCom. BellSouth shall require ITC^DeltaCom to remove or correct within fifteen (15) calendar days at ITC^DeltaCom’s expense any structure that does not meet these plans and specifications or, where applicable, BellSouth’s Specifications.

3.3	Shared Caged Collocation. ITC^DeltaCom may allow other telecommunications carriers to share ITC^DeltaCom’s caged collocation arrangement pursuant to terms and conditions agreed to by ITC^DeltaCom (“Host”) and other telecommunications carriers (“Guests”) and pursuant to this Section, except where the BellSouth Premises is located within a leased space and BellSouth is prohibited by said lease from offering such an option. ITC^DeltaCom shall notify BellSouth in writing upon execution of any agreement between the Host and its Guest within ten (10) calendar days of its execution and prior to any Firm Order. Further, such notice shall include the name of the Guest(s) and the term of the agreement, and shall contain a certification by ITC^DeltaCom that said agreement imposes upon the Guest(s) the same terms and conditions for Collocation Space as set forth in this Attachment between BellSouth and ITC^DeltaCom.

3.3.1	ITC^DeltaCom, as the Host, shall be the sole interface and responsible Party to BellSouth for the assessment and billing of rates and charges contained within this Attachment and for the purposes of ensuring that the safety and security requirements of this Attachment are fully complied with by the Guest(s), its employees and agents. BellSouth shall provide ITC^DeltaCom with a proration of the costs of the Collocation Space based on the number of collocators and the space used by each with a minimum charge of one (1) bay/rack per Host/Guest. In addition to the foregoing, ITC^DeltaCom shall be the responsible party to BellSouth for the purpose of submitting applications for initial and additional equipment placement of Guest. Notwithstanding the foregoing, Guest may arrange directly with BellSouth for the provision of the interconnecting facilities between BellSouth and Guest and for the provision of the services and access to unbundled network elements.

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3.3.2	ITC^DeltaCom shall indemnify and hold harmless BellSouth from any and all claims, actions, causes of action, of whatever kind or nature arising out of the presence of ITC^DeltaCom’s Guests in the Collocation Space except to the extent caused by BellSouth’s sole negligence, gross negligence, or willful misconduct.

3.4	Adjacent Collocation. Subject to technical feasibility and space availability, BellSouth will permit adjacent collocation arrangements (“Adjacent Arrangement”) on the Premises’ property, where the Adjacent Arrangement does not interfere with access to existing or planned structures or facilities on the Premises property. The Adjacent Arrangement shall be constructed or procured by ITC^DeltaCom and in conformance with BellSouth’s design and construction Specifications. Further, ITC^DeltaCom shall construct, procure, maintain and operate said Adjacent Arrangement(s) pursuant to all of the rates, terms and conditions set forth in this Attachment.

3.4.1	Should ITC^DeltaCom elect Adjacent Collocation, ITC^DeltaCom must arrange with a BellSouth Certified Supplier to construct an Adjacent Arrangement structure in accordance with BellSouth’s Specifications. BellSouth will provide Specifications upon request. Where local building codes require enclosure specifications more stringent than BellSouth’s standard specification, ITC^DeltaCom and ITC^DeltaCom’s BellSouth Certified Supplier must comply with the more stringent local building code requirements. ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such construction. ITC^DeltaCom’s BellSouth Certified Supplier shall bill ITC^DeltaCom directly for all work performed for ITC^DeltaCom pursuant to this Attachment and BellSouth shall have no liability for nor responsibility to pay such charges imposed by ITC^DeltaCom’s BellSouth Certified Supplier. ITC^DeltaCom must provide the local BellSouth building contact with two cards, keys or other access device used to enter the locked enclosure. Except in cases of emergency, BellSouth shall not access ITC^DeltaCom’s locked enclosure prior to notifying ITC^DeltaCom.

3.4.2	ITC^DeltaCom must submit its plans and specifications to BellSouth with its Firm Order. BellSouth shall review ITC^DeltaCom’s plans and specifications prior to construction of an Adjacent Arrangement(s) to ensure compliance with BellSouth’s Specifications. BellSouth shall complete its review within fifteen (15) calendar days after receipt of plans and specifications. BellSouth reserves the right to inspect the Adjacent Arrangement during and after construction to confirm it is constructed according to the submitted plans and specifications. If BellSouth decides to inspect, BellSouth will complete its inspection within fifteen (15) calendar days after receipt of written notification of completion of the enclosure from ITC^DeltaCom. BellSouth shall require ITC^DeltaCom to remove or correct within fifteen (15) calendar days at ITC^DeltaCom’s expense any structure that does not meet these plans and specifications or, where applicable, BellSouth’s Specifications.

3.4.3	ITC^DeltaCom shall provide a concrete pad, the structure housing the arrangement, heating/ventilation/air conditioning (“HVAC”), lighting, and all facilities that connect

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the structure (i.e. racking, conduits, etc.) to the BellSouth point of demarcation. At ITC^DeltaCom’s option, and where the local authority having jurisdiction permits, BellSouth shall provide an AC power source and access to physical collocation services and facilities subject to the same nondiscriminatory requirements as applicable to any other physical collocation arrangement. BellSouth shall allow Shared Caged Collocation within an Adjacent Arrangement pursuant to the terms and conditions set forth herein.

3.5	Co-Carrier Cross Connect (CCXC). The primary purpose of collocation is for a collocated telecommunications carrier to interconnect with BellSouth’s network or to access BellSouth’s unbundled network elements for the provision of telecommunications services within a BellSouth Premises. BellSouth will permit ITC^DeltaCom to interconnect between its virtual or physical collocation arrangements and those of another collocated telecommunications carrier within the same central office. Both ITC^DeltaCom’s agreement and the other collocated telecommunications carrier’s agreement must contain rates, terms and conditions for CCXC language. At no point in time shall ITC^DeltaCom use the Collocation Space for the sole or primary purpose of cross connecting to other collocated telecommunications carriers. ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or its BellSouth Certified Supplier must place the CCXC. The CCXC shall be provisioned through facilities owned by ITC^DeltaCom.

3.5.1	Such connections to other carriers may be made using either optical or electrical facilities. ITC^DeltaCom may deploy such optical or electrical connections directly between its own facilities and the facilities of other collocated telecommunications carriers without being routed through BellSouth equipment. ITC^DeltaCom may not self-provision CCXC on any BellSouth distribution frame, POT (Point of Termination) Bay, DSX (Digital System Cross-connect) or LGX (Light Guide Cross-connect). ITC^DeltaCom is responsible for ensuring the integrity of the signal.

ITC^DeltaCom shall be responsible for providing written authorization to BellSouth from the other collocated telecommunications carrier prior to installing the CCXC. ITC^DeltaCom -provisioned CCXC shall utilize common cable support structure. There will be a recurring charge per linear foot, per cable, of common cable support structure used. In cases where ITC^DeltaCom’s equipment and the equipment of the other interconnector are located in contiguous caged Collocation Spaces, ITC^DeltaCom will have the option of using ITC^DeltaCom’s own technicians to deploy co-carrier cross connects using copper (or ABAM or coaxial as appropriate) or optical facilities between the sets of equipment and construct its own dedicated cable support structure. If BellSouth cable support structure is used cable support charges shall be assessed per linear foot, per cable, of support structure used.

3.5.2

To order CCXCs ITC^DeltaCom must submit an Initial Application or Subsequent Application. If no modification to the Collocation Space is requested other than the placement of CCXCs, the Subsequent Application Fee for CCXC, as defined in Exhibit C, will apply. If modifications in addition to the placement of CCXCs are requested,

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the Initial Application or Subsequent Application Fee will apply. This non-recurring fee will be billed by BellSouth on the date that BellSouth provides an Application Response.

4.	Occupancy

4.1	Occupancy. BellSouth will notify ITC^DeltaCom in writing that the Collocation Space is ready for occupancy (“Space Ready Date”). ITC^DeltaCom will schedule and complete an acceptance walkthrough of each Collocation Space with BellSouth within fifteen (15) calendar days of BellSouth’s notifying ITC^DeltaCom that the Collocation Space is ready for occupancy. BellSouth will correct any deviations to ITC^DeltaCom’s original or jointly amended requirements within seven (7) calendar days after the walkthrough, unless the Parties jointly agree upon a different time frame, and BellSouth shall establish a new Space Ready Date. Another acceptance walkthrough will then be scheduled and conducted within fifteen (15) calendar days of the new Space Ready Date. This follow-up acceptance walkthrough will be limited to those items identified in the initial walkthrough. If ITC^DeltaCom has met the fifteen (15) calendar day interval(s), billing will begin upon the date of ITC^DeltaCom’s acceptance of the Collocation Space (“Space Acceptance Date”). In the event that ITC^DeltaCom fails to complete an acceptance walkthrough within the applicable fifteen (15) day interval, the Collocation Space shall be deemed accepted by ITC^DeltaCom. Billing will commence on the Space Ready Date or on the Space Acceptance Date, whichever is sooner. ITC^DeltaCom must notify BellSouth in writing that collocation equipment installation is complete and is operational with BellSouth’s network. BellSouth may, at its option, not accept orders for cross connects until receipt of such notice. For purposes of this paragraph, ITC^DeltaCom’s telecommunications equipment will be deemed operational when cross-connected to BellSouth’s network for the purpose of service provisioning.

4.2	Termination of Occupancy. In addition to any other provisions addressing termination of occupancy in this Agreement, ITC^DeltaCom may terminate occupancy in a particular Collocation Space by submitting a Subsequent Application requesting termination of occupancy. A Subsequent Application Fee will not apply for termination of occupancy. Either Party may terminate ITC^DeltaCom’s right to occupy the Collocation Space in the event either Party fails to comply with any provision of this Agreement. The Parties agree to resolve any disputes regarding either Party’s noncompliance through the Dispute Resolution procedures as outlined in Section 11 of the General Terms and Conditions of this Agreement.

4.2.1

Upon termination of occupancy, ITC^DeltaCom at its expense shall remove its equipment and other property from the Collocation Space. ITC^DeltaCom shall have thirty (30) calendar days from the termination date to complete such removal, including the removal of all equipment and facilities of ITC^DeltaCom’s Guest(s), unless ITC^DeltaCom’s Guest(s) has assumed responsibility for the collocation space housing the Guest(s)’s equipment and executed the documentation required by BellSouth prior to such removal date. ITC^DeltaCom shall continue payment of monthly fees to

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BellSouth until such date as ITC^DeltaCom, and if applicable ITC^DeltaCom’s Guest(s), has fully vacated the Collocation Space and the Space Relinquish Form has been accepted by BellSouth. Should ITC^DeltaCom or ITC^DeltaCom’s Guest(s) fail to vacate the Collocation Space within thirty (30) calendar days from the termination date, BellSouth shall have the right to remove the equipment and other property of ITC^DeltaCom or ITC^DeltaCom’s Guest(s) at ITC^DeltaCom’s expense and with no liability for damage or injury to ITC^DeltaCom or ITC^DeltaCom’s Guest(s)’s property unless caused by the gross negligence or intentional misconduct of BellSouth. Upon termination of ITC^DeltaCom’s right to occupy Collocation Space, the Collocation Space will revert back to BellSouth, and ITC^DeltaCom shall surrender such Collocation Space to BellSouth in the same condition as when first occupied by ITC^DeltaCom except for ordinary wear and tear, unless otherwise agreed to by the Parties. ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier shall be responsible for updating and making any necessary changes to BellSouth’s records as required by BellSouth’s Specifications including but not limited to Central Office Record Drawings and ERMA Records. ITC^DeltaCom shall be responsible for the cost of removing any ITC^DeltaCom constructed enclosure, together with all support structures (e.g., racking, conduits, power cables, etc.), at the termination of occupancy and restoring the grounds to their original condition minus any normal wear and tear.

5.	Use of Collocation Space

5.1	Equipment Type. BellSouth permits the collocation of any type of equipment necessary for interconnection to BellSouth’s network or for access to BellSouth’s unbundled network elements in the provision of telecommunications services, as the term “necessary” is defined by FCC 47 C.F.R. Section 51.323 (b). In addition, ITC^DeltaCom may deploy DLC equipment (TR303 compliant) in ITC^DeltaCom’s collocation space or in ITC^DeltaCom’s network. The primary purpose and function of any equipment collocated in a Premises must be for interconnection to BellSouth's network or for access to BellSouth's unbundled network elements in the provision of telecommunications services.

5.1.1	Examples of equipment that would not be considered necessary include but are not limited to: Traditional circuit switching equipment, equipment used exclusively for call-related databases, computer servers used exclusively for providing information services, operations support system (OSS) equipment used to support collocated telecommunications carrier network operations, equipment that generates customer orders, manages trouble tickets or inventory, or stores customer records in centralized databases, etc. BellSouth will determine upon receipt of an application if the requested equipment is necessary based on the criteria established by the FCC. Multifunctional equipment placed on BellSouth’s Premises must not place any greater relative burden on BellSouth’s property than comparable single-function equipment. BellSouth reserves the right to permit collocation of any equipment on a nondiscriminatory basis.

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5.1.2	Whenever BellSouth objects to collocation of equipment by ITC^DeltaCom for the purposes within the scope of Section 251(c)(6) of the Act, BellSouth shall prove to the Commission that the equipment is not necessary for the purpose of obtaining interconnection or access to unbundled network elements pursuant to FCC 47 C.F.R. 51.323 (b). BellSouth may not object to the collocation of equipment on the grounds that the equipment does not comply with safety or engineering standards that are more stringent than the safety or engineering standards that BellSouth applies to its own equipment. The applicable standards are set forth in Section 5.1.3. BellSouth may not object to the collocation of equipment on the ground that the equipment fails to comply with National Equipment and Building Specifications performance standards. Except where otherwise required by state Commission order, if BellSouth denies collocation of ITC^DeltaCom’s equipment, citing safety standards, BellSouth must provide to ITC^DeltaCom within five (5) business days of the denial a list of all equipment that BellSouth locates within the Premises in question, together with an affidavit attesting that all of that equipment meets or exceeds the safety standard that BellSouth contends ITC^DeltaCom’s equipment fails to meet.

5.1.3	Such equipment must at a minimum meet the following Telcordia Network Equipment Building Systems (NEBS) General Equipment Requirements: Criteria Level 1 requirements as outlined in the Telcordia Special Report SR-3580, Issue 1; equipment design spatial requirements per GR-63-CORE, Section 2; thermal heat dissipation per GR-063-CORE, Section 4, Criteria 77-79; acoustic noise per GR-063-CORE, Section 4, Criterion 128, and National Electric Code standards.

5.1.4	ITC^DeltaCom shall not request more DS0, DS1, DS3 and optical terminations for a collocation arrangement than the total port or termination capacity of the transmission equipment, (including but not limited; to transmission equipment, multiplexers, DSLAMS, DLC’s, signal regenerators, cross connect panels) physically installed in the arrangement. The total capacity of the transmission equipment collocated in the arrangement will include transmission equipment contained in the application, as well as the transmission equipment already placed in the collocation arrangement. If full network termination capacity of the equipment being installed is not requested in the application, additional network terminations for the installed equipment will require the submission of another application. In the event that ITC^DeltaCom submits an application for terminations that exceed the total capacity of the collocated equipment, ITC^DeltaCom will be informed of the discrepancy and will be required to submit a revision to the application.

5.2

ITC^DeltaCom will provide a list of those entities with a security interest in collocation equipment in ITC^DeltaCom’s collocation site to BellSouth. This list will be updated by ITC^DeltaCom annually. This information shall be expressly covered by the confidentiality provisions contained in Section 9 of the General Terms and Conditions of this Agreement. In no event shall BellSouth use the list of entities with an interest in equipment in ITC^DeltaCom’s collocation space for marketing BellSouth’s telecommunications services. Furthermore, BellSouth shall make a good faith effort to

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notify ITC^DeltaCom prior to contacting any such entity that has a financial interest, secured or otherwise, in the equipment in ITC^DeltaCom’s collocation space.

5.3	ITC^DeltaCom shall not use the Collocation Space for marketing purposes nor shall it place any identifying signs or markings outside the Collocation Space or on the grounds of the Premises.

5.4	ITC^DeltaCom shall place a plaque or other identification affixed to ITC^DeltaCom’s equipment necessary to identify ITC^DeltaCom’s equipment, including a list of emergency contacts with telephone numbers.

5.5	Entrance Facilities. ITC^DeltaCom may elect to place ITC^DeltaCom-owned or ITC^DeltaCom-leased fiber entrance facilities into the Collocation Space. BellSouth will designate the point of interconnection in close proximity to the Premises building housing the Collocation Space, such as an entrance manhole or a cable vault, which are physically accessible by both Parties. ITC^DeltaCom will provide and place fiber cable at the point of entrance of sufficient length to be pulled through conduit and into the splice location. ITC^DeltaCom will provide and install a sufficient length of fire retardant riser cable, to which the entrance cable will be spliced by BellSouth, which will extend from the splice location to ITC^DeltaCom’s equipment in the Collocation Space. In the event ITC^DeltaCom utilizes a non-metallic, riser-type entrance facility, a splice will not be required. ITC^DeltaCom must contact BellSouth for instructions prior to placing the entrance facility cable in the manhole. ITC^DeltaCom is responsible for maintenance of the entrance facilities. At ITC^DeltaCom’s option BellSouth will accommodate where technically feasible a microwave entrance facility pursuant to separately negotiated terms and conditions. In the case of adjacent collocation, unless BellSouth determines that limited space is available for the entrance facilities, copper facilities may be used between the adjacent collocation arrangement and the central office demarcation point.

5.5.1	Dual Entrance. BellSouth will provide at least two interconnection points at each Premise where there are at least two such interconnection points available and where capacity exists. Upon receipt of a request for physical collocation under this Attachment, BellSouth shall provide ITC^DeltaCom with information regarding BellSouth’s capacity to accommodate dual entrance facilities. If conduit in the serving manhole(s) is available and is not reserved for another purpose for utilization within 12 months of the receipt of an application for collocation, BellSouth will make the requested conduit space available for installing a second entrance facility to ITC^DeltaCom’s arrangement. The location of the serving manhole(s) will be determined at the sole discretion of BellSouth. Where dual entrance is not available due to lack of capacity, BellSouth will so state in the Application Response.

5.5.2

Shared Use. ITC^DeltaCom may utilize spare capacity on an existing interconnector entrance facility for the purpose of providing an entrance facility to ITC^DeltaCom’s collocation arrangement within the same BellSouth Premises. BellSouth shall allow the splice, provided that the fiber is non-working fiber. ITC^DeltaCom must arrange with

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BellSouth for BellSouth to splice the ITC^DeltaCom provided riser cable to the spare capacity on the entrance facility. The rates set forth in Exhibit C will apply. If ITC^DeltaCom desires to allow another telecommunications carrier to use its entrance facilities, additional rates, terms and conditions will apply and shall be negotiated between the parties.

5.6	Demarcation Point. BellSouth will designate the point(s) of demarcation between ITC^DeltaCom’s equipment and/or network and BellSouth’s network. Each Party will be responsible for maintenance and operation of all equipment/facilities on its side of the demarcation point. For 2-wire and 4-wire connections to BellSouth’s network, the demarcation point shall be a common block on the BellSouth designated conventional distributing frame (CDF). ITC^DeltaCom shall be responsible for providing, and ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier shall be responsible for installing and properly labeling/stenciling, the common block, and necessary cabling pursuant to Section 6. For all other terminations BellSouth shall designate a demarcation point on a per arrangement basis. ITC^DeltaCom or its agent must perform all required maintenance to equipment/facilities on its side of the demarcation point, pursuant to Section 5.6, following, and may self-provision cross-connects that may be required within the Collocation Space to activate service requests.

5.7	ITC^DeltaCom’s Equipment and Facilities. ITC^DeltaCom, or if required by this Attachment, ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom‘s BellSouth Certified Supplier, is solely responsible for the design, engineering, installation, testing, provisioning, performance, monitoring, maintenance and repair of the equipment and facilities used by ITC^DeltaCom which must be performed in compliance with all applicable BellSouth policies and guidelines. Such equipment and facilities may include but are not limited to cable(s), equipment, and point of termination connections. ITC^DeltaCom and its selected BellSouth Certified Supplier must follow and comply with all BellSouth requirements outlined in BellSouth’s TR 73503, TR 73519, TR 73572, and TR 73564.

5.8	BellSouth’s Access to Collocation Space. From time to time BellSouth may require access to the Collocation Space. BellSouth retains the right to access such space for the purpose of making BellSouth equipment and building modifications (e.g., running, altering or removing racking, ducts, electrical wiring, HVAC, and cables). BellSouth will give notice to ITC^DeltaCom at least forty-eight (48) hours before access to the Collocation Space is required. ITC^DeltaCom may elect to be present whenever BellSouth performs work in the Collocation Space. The Parties agree that ITC^DeltaCom will not bear any of the expense associated with this work.

5.9

Access. Pursuant to Section 11, ITC^DeltaCom shall have access to the Collocation Space twenty-four (24) hours a day, seven (7) days a week. ITC^DeltaCom agrees to provide the name and social security number or date of birth or driver’s license number of each employee, supplier, or agent of ITC^DeltaCom or ITC^DeltaCom’s Guest(s) provided with access keys or devices (“Access Keys”) prior to the issuance of said

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Access Keys. Key acknowledgement forms must be signed by ITC^DeltaCom and returned to BellSouth Access Management within 15 calendar days of ITC^DeltaCom’s receipt. Failure to return properly acknowledged forms will result in the holding of subsequent requests until acknowledgements are current. Access Keys shall not be duplicated under any circumstances. ITC^DeltaCom agrees to be responsible for all Access Keys and for the return of all said Access Keys in the possession of ITC^DeltaCom employees, suppliers, Guests, or agents after termination of the employment relationship, contractual obligation with ITC^DeltaCom or upon the termination of this Attachment or the termination of occupancy of an individual collocation arrangement.

5.9.1	BellSouth will permit one accompanied site visit to ITC^DeltaCom’s designated collocation arrangement location after receipt of the Bona Fide Firm Order without charge to ITC^DeltaCom. ITC^DeltaCom must submit to BellSouth the completed Access Control Request Form for all employees or agents requiring access to the BellSouth Premises a minimum of thirty (30) calendar days prior to the date ITC^DeltaCom desires access to the Collocation Space. In order to permit reasonable access during construction of the Collocation Space, ITC^DeltaCom may submit such a request at any time subsequent to BellSouth’s receipt of the BFFO. In the event ITC^DeltaCom desires access to the Collocation Space after submitting such a request but prior to access being approved, in addition to the first accompanied free visit, BellSouth shall permit ITC^DeltaCom to access the Collocation Space accompanied by a security escort at ITC^DeltaCom’s expense. ITC^DeltaCom must request escorted access at least three (3) business days prior to the date such access is desired.

5.10	Lost or Stolen Access Keys. ITC^DeltaCom shall notify BellSouth in writing immediately in the case of lost or stolen Access Keys. Should it become necessary for BellSouth to re-key buildings or deactivate a card as a result of a lost Access Key(s) or for failure to return an Access Key(s), ITC^DeltaCom shall pay for all reasonable costs associated with the re-keying or deactivating the card.

5.11

Interference or Impairment. Notwithstanding any other provisions of this Attachment, ITC^DeltaCom shall not use any product or service provided under this Agreement, any other service related thereto or used in combination therewith, or place or use any equipment or facilities in any manner that 1) significantly degrades, interferes with or impairs service provided by BellSouth or by any other entity or any person’s use of its telecommunications service; 2) endangers or damages the equipment, facilities or other property of BellSouth or of any other entity or person; 3) compromises the privacy of any communications; or 4) creates an unreasonable risk of injury or death to any individual or to the public. If BellSouth reasonably determines that any equipment or facilities of ITC^DeltaCom violates the provisions of this paragraph, BellSouth shall give written notice to ITC^DeltaCom, which notice shall direct ITC^DeltaCom to cure the violation within forty-eight (48) hours of ITC^DeltaCom’s actual receipt of written notice or, at a minimum, to commence curative measures within twenty-four (24) hours and to exercise reasonable diligence to complete such measures as soon as possible

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thereafter. After receipt of the notice, the Parties agree to consult immediately and, if necessary, to inspect the arrangement.

5.11.1	Except in the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services, if ITC^DeltaCom fails to take curative action within forty-eight (48) hours or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or any other significant degradation, interference or impairment of BellSouth’s or another entity’s service, then and only in that event BellSouth may take such action as it deems appropriate to correct the violation, including without limitation the interruption of electrical power to ITC^DeltaCom’s equipment. BellSouth will endeavor, but is not required, to provide notice to ITC^DeltaCom prior to taking such action and shall have no liability to ITC^DeltaCom for any damages arising from such action, except to the extent that such action by BellSouth constitutes willful misconduct.

5.11.2	For purposes of this Section, the term significantly degrade shall mean an action that noticeably impairs a service from a user’s perspective. In the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services and ITC^DeltaCom fails to take curative action within forty-eight (48) hours then BellSouth will establish before the relevant Commission that the technology deployment is causing the significant degradation. Any claims of network harm presented to ITC^DeltaCom or, if subsequently necessary, the relevant Commission must be supported with specific and verifiable information. Where BellSouth demonstrates that a deployed technology is significantly degrading the performance of other advanced services or traditional voice band services, ITC^DeltaCom shall discontinue deployment of that technology and migrate its customers to technologies that will not significantly degrade the performance of other such services. Where the only degraded service itself is a known disturber, and the newly deployed technology satisfies at least one of the criteria for a presumption that is acceptable for deployment under section 47 C.F.R. 51.230, the degraded service shall not prevail against the newly-deployed technology.

5.12	Personalty and its Removal. Facilities and equipment placed by ITC^DeltaCom in the Collocation Space shall not become a part of the Collocation Space, even if nailed, screwed or otherwise fastened to the Collocation Space, but shall retain their status as personal property and may be removed by ITC^DeltaCom at any time. Any damage caused to the Collocation Space by ITC^DeltaCom’s employees, agents or representatives during the removal of such property shall be promptly repaired by ITC^DeltaCom at its expense except for normal wear and tear. If ITC^DeltaCom decides to remove equipment from its Collocation Space and the removal requires no physical change, BellSouth will bill ITC^DeltaCom a Supplemental Application Fee (Administrative Only Application Fee) as set forth in Exhibit C. This non-recurring fee will be billed on the date that BellSouth provides an Application Response.

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5.13	Alterations. In no case shall ITC^DeltaCom or any person acting on behalf of ITC^DeltaCom make any rearrangement, modification, improvement, addition, or other alteration which could affect in any way space, power, HVAC, and/or safety considerations to the Collocation Space or the BellSouth Premises without the written consent of BellSouth, which consent shall not be unreasonably withheld. The cost of any such specialized alterations shall be paid by ITC^DeltaCom. Any such material rearrangement, modification, improvement, addition, or other alteration shall require a Subsequent Application and Subsequent Application Fee which will be billed by BellSouth on the date that BellSouth makes an Application Response.

5.14	Janitorial Service. ITC^DeltaCom shall be responsible for the general upkeep of the Collocation Space. ITC^DeltaCom shall arrange directly with a BellSouth Certified Supplier for janitorial services applicable to Caged Collocation Space. BellSouth shall provide a list of such suppliers on a site-specific basis upon request.

6.	Ordering and Preparation of Collocation Space

6.1	Should any state or federal regulatory agency impose procedures or intervals applicable to ITC^DeltaCom and BellSouth that are different from procedures or intervals set forth in this section, whether now in effect or that become effective after execution of this Agreement, those procedures or intervals shall supersede the requirements set forth herein for that jurisdiction for all applications submitted for the first time after the effective date thereof.

6.2	Initial Application. For ITC^DeltaCom or ITC^DeltaCom’s Guest(s) initial equipment placement, ITC^DeltaCom shall submit to BellSouth a Physical Expanded Interconnection Application Document (“Initial Application”). The Initial Application is Bona Fide when it is complete and accurate, meaning that all required fields on the application are completed with the appropriate type of information. An application fee will apply which will be billed by BellSouth on the date that BellSouth makes an Application Response.

6.3	Subsequent Application. In the event ITC^DeltaCom or ITC^DeltaCom’s Guest(s) desires to modify the use of the Collocation Space after a BFFO, ITC^DeltaCom shall complete an Application detailing all information regarding the modification to the Collocation Space (“Subsequent Application”). The Subsequent Application is Bona Fide when it is complete and accurate, meaning that all required fields on the Subsequent Application are completed with the appropriate type of information. BellSouth shall determine what modifications, if any, to the Premises are required to accommodate the change requested by ITC^DeltaCom in the Application. Such necessary modifications to the Premises may include, but are not limited to, floor loading changes, changes necessary to meet HVAC requirements, changes to power plant requirements, equipment additions, etc.

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6.3.1	Subsequent Application Fee.

The application fee paid by ITC^DeltaCom for its request to modify the use of the Collocations Space shall be dependent upon the level of assessment needed for the modification requested. Where the Subsequent Application does not require assessment for provisioning or construction work but requires administrative costs by BellSouth, an Administrative Only Application Fee of $400 will be assessed to ITC^DeltaCom as set forth in Exhibit C. This fee shall remain in effect until the appropriate Commission adopts a permanent rate for the Administrative Only Application Fee. At that time, the fee shall be amended in accordance with Section 15, Modification of Agreement, as contained in the General Terms and Conditions of this Agreement to reflect the new Administrative Only Fee and will become effective on the date of the Commission’s Order. The Administrative Only Application Fee will be applicable in instances such as Transfer of Ownership of the Collocation Space, Removal of Equipment from the Collocation Space, modification to an application prior to BFFO and V-to-P Conversion (In Place). The fee for a Subsequent Application where the modification requested has limited effect (e.g.), requires labor expenditure but no capital expenditure by BellSouth and sufficient cable support structure, HVAC, power and terminations, are available) shall be the Subsequent Application Fee as set forth in Exhibit C. If the modification requires capital expenditure, an Initial Application Fee shall apply. The nonrecurring fee will be billed on the date that BellSouth provides ITC^DeltaCom with an Application response.

6.4	Space Preferences. If ITC^DeltaCom has previously requested and received a Space Availability Report for the Premises, ITC^DeltaCom may submit up to three (3) space preferences on their application identifying specific space identification numbers as referenced on the Space Availability Report. In the event that BellSouth cannot accommodate the ITC^DeltaCom’s preference(s), ITC^DeltaCom may elect to accept the space allocated by BellSouth or may cancel its application and submit another application requesting additional preferences, which will be treated as a new application and an application fee will apply which will be billed by BellSouth on the date that BellSouth makes an Application Response.

6.5	Space Availability Notification.

6.5.1	Unless otherwise specified, BellSouth will respond to an application within ten (10) calendar days as to whether space is available or not available within a BellSouth Premises. BellSouth will also respond as to whether the Application is Bona Fide and if it is not Bona Fide the items necessary to cause the Application to become Bona Fide. If the amount of space requested is not available, BellSouth will notify ITC^DeltaCom of the amount of space that is available and no Application Fee shall apply. When BellSouth’s response includes an amount of space less than that requested by ITC^DeltaCom, or differently configured, ITC^DeltaCom must resubmit its Application to reflect the actual space available.

6.6	Denial of Application. If BellSouth notifies ITC^DeltaCom that no space is available (“Denial of Application”), BellSouth will not assess an Application Fee. After notifying

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ITC^DeltaCom that BellSouth has no available space in the requested Premises, BellSouth will allow ITC^DeltaCom, upon request, to tour the entire Premises within ten (10) calendar days of such Denial of Application. In order to schedule said tour within ten (10) calendar days, the request for a tour of the Premises must be received by BellSouth within five (5) calendar days of the Denial of Application.

6.7	Filing of Petition for Waiver. Upon Denial of Application, BellSouth will timely file a petition with the Commission pursuant to 47 U.S.C. § 251(c)(6). BellSouth shall provide to the Commission any information requested by that Commission. Such information shall include which space, if any, BellSouth or any of BellSouth’s affiliates have reserved for future use and a detailed description of the specific future uses for which the space has been reserved. Subject to an appropriate nondisclosure agreement or provision, BellSouth shall permit ITC^DeltaCom to inspect any floor plans or diagrams that BellSouth provides to the Commission.

6.8	Waiting List. On a first-come, first-served basis governed by the date of receipt of an Application or Letter of Intent, BellSouth will maintain a waiting list of requesting carriers who have either received a Denial of Application or, where it is publicly known that the Premises is out of space, have submitted a Letter of Intent to collocate. BellSouth will notify the telecommunications carriers on the waiting list that can be accommodated by the amount of space that becomes available according to the position of the telecommunications carriers on said waiting list.

6.8.1	When space becomes available, ITC^DeltaCom must submit an updated, complete, and correct Application to BellSouth within 30 calendar days of such notification. If ITC^DeltaCom has originally requested caged collocation space and cageless collocation space becomes available, ITC^DeltaCom may refuse such space and notify BellSouth in writing within that time that ITC^DeltaCom wants to maintain its place on the waiting list without accepting such space. ITC^DeltaCom may accept an amount of space less than its original request by submitting an Application as set forth above, and upon request, may maintain its position on the waiting list for the remaining space that was initially requested. If ITC^DeltaCom does not submit such an Application or notify BellSouth in writing as described above, BellSouth will offer such space to the next CLEC on the waiting list and remove ITC^DeltaCom from the waiting list. Upon request, BellSouth will advise ITC^DeltaCom as to its position on the list.

6.9	Public Notification. BellSouth will maintain on its Interconnection Services website a notification document that will indicate all Central Offices that are without available space. BellSouth shall update such document within ten (10) calendar days of the date BellSouth becomes aware that there is insufficient space to accommodate physical collocation. BellSouth will also post a document on its Interconnection Services website that contains a general notice where space has become available in a Central Office previously on the space exhaust list.

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6.10	Application Response.

6.10.1	When space has been determined to be available for caged or cageless arrangements, BellSouth will provide an Application Response within twenty (20) calendar days of receipt of a Bona Fide Application. The Application Response will include, at a minimum, the configuration of the space, the Cable Installation Fee, Cable Records Fee, and the space preparation fees, as described in Section 8.

6.10	Application Modifications

6.11.1	If a modification or revision is made to any information in the Bona Fide Application prior to a BFFO, with the exception of modifications to Customer Information, Contact Information or Billing Contact Information, at the request of ITC^DeltaCom, or necessitated by technical considerations, the application shall be considered a new application and handled as a new application with respect to the response and provisioning intervals. BellSouth will charge ITC^DeltaCom the appropriate application fee associated with the level of assessment performed by BellSouth. If the modification requires no labor or capital expenditure by BellSouth, but BellSouth must perform an assessment of the application to evaluate whether or not BellSouth would be required to perform necessary infrastructure or provisioning activities, than an Administrative Only Application Fee shall apply. The fee for an application modification where the modification requested has limited effect (e.g., requires labor expenditure but no capital expenditure by BellSouth and sufficient cable support structure, HVAC, power and terminations are available) shall be the Subsequent Application Fee as set forth in Exhibit C. A modification involving a capital expenditure by BellSouth shall require ITC^DeltaCom to submit the application with an Initial Application Fee. The nonrecurring fee will be billed by BellSouth on the date that BellSouth provides ITC^DeltaCom with an Application Response.

6.11.2	Bona Fide Firm Order.

6.11.2.1	ITC^DeltaCom shall indicate its intent to proceed with equipment installation in a BellSouth Premises by submitting a Physical Expanded Interconnection Firm Order document (“Firm Order”) to BellSouth. A Firm Order shall be considered Bona Fide when ITC^DeltaCom has completed the Application/Inquiry process described in Section 6, preceding, and has submitted the Firm Order document indicating acceptance of the Application Response provided by BellSouth. The BFFO must be received by BellSouth no later than thirty (30) calendar days after BellSouth’s Application Response to ITC^DeltaCom’s Bona Fide application or the application will expire.

6.11.2.2	BellSouth will establish a firm order date based upon the date BellSouth is in receipt of a BFFO. BellSouth will acknowledge the receipt of ITC^DeltaCom’s BFFO within seven (7) calendar days of receipt indicating that the BFFO has been received. A BellSouth response to a BFFO will include a Firm Order Confirmation containing the firm order date. No revisions will be made to a BFFO.

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7.	Construction and Provisioning

7.1	Construction and Provisioning Intervals

7.1.1	BellSouth will complete construction for caged collocation arrangements under ordinary conditions as soon as possible and within a maximum of ninety (90) calendar days from receipt of a BFFO or as agreed to by the Parties. BellSouth will complete construction for cageless collocation arrangements under ordinary conditions as soon as possible and within a maximum of sixty (60) calendar days from receipt of a BFFO and ninety (90) calendar days for extraordinary conditions or as agreed to by the Parties. Ordinary conditions are defined as space available with only minor changes to support systems required, such as but not limited to, HVAC, cabling and the power plant(s). Extraordinary conditions are defined to include but are not limited to major BellSouth equipment rearrangement or addition; power plant addition or upgrade; major mechanical addition or upgrade; major upgrade for ADA compliance; environmental hazard or hazardous materials abatement; and arrangements for which equipment shipping intervals are extraordinary in length. The Parties may mutually agree to renegotiate an alternative provisioning interval or BellSouth may seek a waiver from this interval from the Commission.

7.2	Joint Planning. Joint planning between BellSouth and ITC^DeltaCom will commence within a maximum of twenty (20) calendar days from BellSouth’s receipt of a BFFO. BellSouth will provide the preliminary design of the Collocation Space and the equipment configuration requirements as reflected in the Bona Fide Application and affirmed in the BFFO. The Collocation Space completion time period will be provided to ITC^DeltaCom during joint planning.

7.3	Permits. Each Party or its agents will diligently pursue filing for the permits required for the scope of work to be performed by that Party or its agents within ten (10) calendar days of the completion of finalized construction designs and specifications.

7.4	Acceptance Walkthrough. ITC^DeltaCom will schedule and complete an acceptance walkthrough of each Collocation Space with BellSouth within fifteen (15) calendar days of BellSouth’s notifying ITC^DeltaCom that the collocation space is ready for occupancy (Space Ready Date). In the event that ITC^DeltaCom fails to complete an acceptance walkthrough within this fifteen (15) calendar day interval(s) and BellSouth was available for an acceptance walkthrough within the applicable fifteen (15) calendar day interval(s), the Collocation Space shall be deemed accepted by ITC^DeltaCom. BellSouth will correct any deviations to ITC^DeltaCom’s original or jointly amended requirements within seven (7) calendar days after the walkthrough, unless the Parties jointly agree upon a different time frame.

7.5	Circuit Facility Assignments (CFAs). Unless otherwise specified, BellSouth will provide CFAs to ITC^DeltaCom prior to the applicable provisioning interval set forth herein (“Provisioning Interval”) for those Premises in which ITC^DeltaCom has a physical collocation arrangement with no POT bay or with a POT bay provided by BellSouth prior to 6/1/99. BellSouth cannot provide CFAs to ITC^DeltaCom prior to the Provisioning Interval for those Premises in which ITC^DeltaCom has a physical collocation arrangement with a POT bay provided by ITC^DeltaCom prior to 6/1/99 or a virtual collocation arrangement until ITC^DeltaCom provides BellSouth with the following information:

For ITC^DeltaCom -provided POT bay - a complete layout of the POT panels (equipment inventory update (EIU) form) showing locations, speeds, etc.

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For virtual - a complete layout of ITC^DeltaCom’s equipment (equipment inventory update (EIU) form), including the locations of the low speed ports and the specific frame terminations to which the equipment will be wired by ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier

BellSouth cannot begin work on the CFAs until the complete and accurate EIU form is received from ITC^DeltaCom. If this EIU is provided ten (10) calendar days prior to the Provisioning Interval, then CFAs will be made available by the Provisioning Interval. If this EIU is not received ten (10) calendar days prior to the Provisioning Interval, then the CFAs will be provided within ten (10) calendar days of receipt of the EIU.

7.6	Use of BellSouth Certified Supplier. ITC^DeltaCom shall select a supplier which has been approved as a BellSouth Certified Supplier to perform all engineering and installation work. ITC^DeltaCom and ITC^DeltaCom’s BellSouth Certified Supplier must follow and comply with all BellSouth requirements outlined in BellSouth’s TR 73503, TR 73519, TR 73572, and TR 73564. In some cases, ITC^DeltaCom must select separate BellSouth Certified Suppliers for transmission equipment, switching equipment and power equipment. BellSouth shall provide ITC^DeltaCom with a list of BellSouth Certified Suppliers upon request. The BellSouth Certified Supplier(s) shall be responsible for installing ITC^DeltaCom’s equipment and components, extending power cabling to the BellSouth power distribution frame, performing operational tests after installation is complete, and notifying BellSouth’s equipment engineers and ITC^DeltaCom upon successful completion of installation, etc. The BellSouth Certified Supplier shall bill ITC^DeltaCom directly for all work performed for ITC^DeltaCom pursuant to this Attachment and BellSouth shall have no liability for nor responsibility to pay such charges imposed by the BellSouth Certified Supplier. BellSouth shall consider certifying ITC^DeltaCom or any supplier proposed by ITC^DeltaCom. All work performed by or for ITC^DeltaCom shall conform to generally accepted industry guidelines and standards.

7.7	Alarm and Monitoring. BellSouth shall place environmental alarms in the Premises for the protection of BellSouth equipment and facilities. ITC^DeltaCom shall be responsible for placement, monitoring and removal of environmental and equipment alarms used to service ITC^DeltaCom’s Collocation Space. Upon request, BellSouth will provide ITC^DeltaCom with applicable tariffed service(s) to facilitate remote monitoring of collocated equipment by ITC^DeltaCom. Both Parties shall use best efforts to notify the other of any verified environmental condition known to that Party.

7.8

Virtual to Physical Collocation Relocation. In the event physical collocation space was previously denied at a location due to technical reasons or space limitations, and physical collocation space has subsequently become available, ITC^DeltaCom may relocate its virtual collocation arrangements to physical collocation arrangements and

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pay the appropriate fees for physical collocation and for the rearrangement or reconfiguration of services terminated in the virtual collocation arrangement, as outlined in the appropriate BellSouth tariffs. In the event that BellSouth knows when additional space for physical collocation may become available at the location requested by ITC^DeltaCom, such information will be provided to ITC^DeltaCom in BellSouth’s written denial of physical collocation. To the extent that (i) physical Collocation Space becomes available to ITC^DeltaCom within 180 calendar days of BellSouth’s written denial of ITC^DeltaCom’s request for physical collocation, (ii) BellSouth had knowledge that the space was going to become available, and (iii) ITC^DeltaCom was not informed in the written denial that physical Collocation Space would become available within such 180 calendar days, then ITC^DeltaCom may relocate its virtual collocation arrangement to a physical collocation arrangement and will receive a credit for any nonrecurring charges previously paid for such virtual collocation. ITC^DeltaCom must arrange with a BellSouth Certified Supplier for the relocation of equipment from its virtual Collocation Space to its physical Collocation Space and will bear the cost of such relocation.

7.9	Virtual to Physical Conversion (In Place). Virtual collocation arrangements may be converted to “in-place” physical arrangements if the potential conversion meets the following four criteria: 1) there is no change in the amount of equipment or the configuration of the equipment that was in the virtual collocation arrangement; 2) the conversion of the virtual collocation arrangement will not cause the equipment or the results of that conversion to be located in a space that BellSouth has reserved for its own future needs; 3) the converted arrangement does not limit BellSouth’s ability to secure its own equipment and facilities due to the location of the virtual collocation arrangement; and 4) any changes to the arrangement can be accommodated by existing power, HVAC, and other requirements. The application fee for the conversion from virtual to in-place, physical collocation is as set forth in Attachment 11. Unless otherwise specified, BellSouth will complete virtual to in-place physical collocation conversions within sixty (60) calendar days. BellSouth will bill ITC^DeltaCom an Administrative Only Application Fee as set forth in Exhibit C for these charges on the date that BellSouth provides an Application Response.

7.10	Cancellation. If, at anytime prior to space acceptance, ITC^DeltaCom cancels its order for the Collocation Space(s) (“Cancellation”), BellSouth will bill the applicable nonrecurring rate for any and all work processes for which work has begun.

7.11	Licenses. ITC^DeltaCom, at its own expense, will be solely responsible for obtaining from governmental authorities, and any other appropriate agency, entity, or person, all rights, privileges, and licenses necessary or required to operate as a provider of telecommunications services to the public or to occupy the Collocation Space.

7.12	Environmental Compliance. The Parties agree to utilize and adhere to the Environmental Hazard Guidelines identified as Exhibit A attached hereto.

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8.	Rates and Charges

8.1	Recurring Charges. If ITC^DeltaCom has met the applicable fifteen (15) calendar day walkthrough interval(s) specified in Section 4 and BellSouth was available for an acceptance walkthrough within the applicable fifteen calendar day interval, billing for recurring charges will begin upon the Space Acceptance Date. In the event that ITC^DeltaCom fails to complete an acceptance walkthrough within the applicable fifteen (15) day interval and BellSouth was available for an acceptance walkthrough within the applicable fifteen (15) calendar day interval(s), billing for recurring charges will commence on the Space Ready Date.

8.2	Application Fee. BellSouth shall assess an Application Fee via a service order, which shall be issued at the time BellSouth responds that space is available pursuant to Section 6 (Application Response). Payment of said Application Fee will be due as dictated by ITC^DeltaCom’s current billing cycle and is non-refundable.

8.3	Space Preparation. Space preparation fees consist of a nonrecurring charge for firm order processing and monthly recurring charges for central office modifications, assessed per arrangement, per square foot, and common systems modifications, assessed per arrangement, per square foot for cageless collocation and per cage for caged collocation. ITC^DeltaCom shall remit payment of the nonrecurring firm order-processing fee coincident with submission of a BFFO. The charges recover the costs associated with preparing the Collocation Space, which includes survey, engineering of the Collocation Space, which includes survey, engineering of the Collocation Space, design and modification costs for network, building and support systems. In the event ITC^DeltaCom opts for cageless space, the space preparation fees will be assessed based on the total floor space dedicated to ITC^DeltaCom as prescribed in this Section.

8.4	Cable Installation. Cable Installation Fee(s) are assessed per entrance cable placed. This non-recurring fee will be billed by BellSouth upon receipt of the ITC^DeltaCom’s BFFO.

8.5

Floor Space. The Floor Space Charge includes reasonable charges for lighting, HVAC, and other allocated expenses associated with maintenance of the Premises but does not recover any power-related costs incurred by BellSouth. When the Collocation Space is enclosed, ITC^DeltaCom shall pay floor space charges based upon the number of square feet so enclosed. When the Collocation Space is not enclosed, ITC^DeltaCom shall pay floor space charges based upon the following floor space calculation: [(depth of the equipment lineup in which the rack is placed) + (0.5 x maintenance aisle depth) + (0.5 x wiring aisle depth)] X (width of rack and spacers). For purposes of this calculation, the depth of the equipment lineup shall consider the footprint of equipment racks plus any equipment overhang. BellSouth will assign unenclosed Collocation Space in conventional equipment rack lineups where feasible. In the event ITC^DeltaCom’s collocated equipment requires special cable racking, isolated grounding or other treatment which prevents placement within conventional equipment

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rack lineups, ITC^DeltaCom shall be required to request an amount of floor space sufficient to accommodate the total equipment arrangement.

8.6	Power. BellSouth shall make available –48 Volt (-48V) DC power for ITC^DeltaCom’s Collocation Space at a BellSouth Power Board or BellSouth Battery Distribution Fuse Bay (BDFB) at ITC^DeltaCom’s option within the Premises.

8.6.1	When obtaining power from a BDFB, fuses and power cables (A&B) must be engineered (sized), and installed by ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier. When obtaining power from a BellSouth power board, power cables (A&B) must be engineered (sized), and installed by ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier. ITC^DeltaCom is responsible for contracting with a BellSouth Certified Supplier for power distribution feeder cable runs from a BellSouth BDFB or power board to ITC^DeltaCom’s equipment. The determination of the BellSouth BDFB or BellSouth power board as the power source will be made at BellSouth’s sole, but reasonable, discretion. The BellSouth Certified Supplier contracted by ITC^DeltaCom must provide BellSouth a copy of the engineering power specification prior to the day on which ITC^DeltaCom’s equipment becomes operational. BellSouth will provide the common power feeder cable support structure between the BellSouth BDFB or power board and ITC^DeltaCom’s arrangement area. ITC^DeltaCom shall contract with a BellSouth Certified Supplier who will be responsible for the following: dedicated power cable support structure within ITC^DeltaCom’s arrangement, power cable feeds, and terminations of cable. Any terminations at a BellSouth power board must be performed by a BellSouth Certified power Supplier. ITC^DeltaCom shall comply with all applicable National Electric Code (NEC), BellSouth TR73503, Telcordia and ANSI Standards regarding power cabling.

8.6.2	If ITC^DeltaCom elects to install its own DC Power Plant, BellSouth shall provide AC power to feed ITC^DeltaCom’s DC Power Plant. Charges for AC power will be assessed per breaker ampere per month. Rates include the provision of commercial and standby AC power. When obtaining power from a BellSouth service panel, protection devices and power cables must be engineered (sized), and installed by ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier except that BellSouth shall engineer and install protection devices and power cables for Adjacent Collocation. ITC^DeltaCom, if certified as a BellSouth Certified Supplier, or ITC^DeltaCom’s BellSouth Certified Supplier must also provide a copy of the engineering power specification prior to the equipment becoming operational. Charges for AC power shall be assessed pursuant to the rates specified in Exhibit C. AC power voltage and phase ratings shall be determined on a per location basis. At ITC^DeltaCom’s option, ITC^DeltaCom may arrange for AC power in an Adjacent Collocation arrangement from a retail provider of electrical power.

8.6.5

If ITC^DeltaCom requests a reduction in the amount of power that BellSouth is currently providing ITC^DeltaCom must submit a Subsequent Application. If no modification to the Collocation Space is requested other than the reduction in power,

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the Subsequent Application Fee for Power Reduction as set forth in Exhibit C will apply. If modifications are requested in addition to the reduction of power the Subsequent Application Fee will apply. This non-recurring fee will be billed by BellSouth on the date that BellSouth provides an Application Response.

8.6	Security Escort. A security escort will be required whenever ITC^DeltaCom or its approved agent desires access to the entrance manhole or must have access to the Premises after the one accompanied site visit allowed pursuant to Section 5 prior to completing BellSouth’s Security Training requirements. Rates for a security escort are as set forth in Exhibit C beginning with the scheduled escort time. BellSouth will wait for one-half (1/2) hour after the scheduled time for such an escort and ITC^DeltaCom shall pay for such half-hour charges in the event ITC^DeltaCom fails to show up.

8.7	Cable Record charges. These charges apply for work required to build cable records in BellSouth systems. The VG/DS0 per cable record charge is for a maximum of 3600 records. The Fiber cable record charge is for a maximum of 99 records. These non-recurring fees will be billed upon receipt of ITC^DeltaCom’s BFFO.

8.8	Other. If no rate is identified in the contract, the rate for the specific service or function will be negotiated by the Parties upon request by either Party.

9.	Insurance

9.1	ITC^DeltaCom shall, at its sole cost and expense, procure, maintain, and keep in force insurance as specified in this Section 9 and underwritten by insurance companies licensed to do business in the states applicable under this Attachment and having a Best’s Insurance Rating of A-.

9.2	ITC^DeltaCom shall maintain the following specific coverage:

9.2.1	Commercial General Liability coverage in the amount of ten million dollars ($ 10,000,000.00) or a combination of Commercial General Liability and Excess/Umbrella coverage totaling not less than ten million dollars ($10,000,000.00). BellSouth shall be named as an Additional Insured on the Commercial General Liability policy as specified herein.

9.2.2	Statutory Workers Compensation coverage and Employers Liability coverage in the amount of one hundred thousand dollars ($100,000.00) each accident, one hundred thousand dollars ($100,000.00) each employee by disease, and five hundred thousand dollars ($500,000.00) policy limit by disease.

9.2.3	All Risk Property coverage on a full replacement cost basis insuring all of ITC^DeltaCom’s real and personal property situated on or within BellSouth’s Central Office location(s).

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9.2.4	ITC^DeltaCom may elect to purchase business interruption and contingent business interruption insurance, having been advised that BellSouth assumes no liability for loss of profit or revenues should an interruption of service occur.

9.3	The limits set forth in Section 9.2 above may be increased by BellSouth from time to time during the term of this Attachment upon thirty (30) days notice to ITC^DeltaCom to at least such minimum limits as shall then be customary with respect to comparable occupancy of BellSouth structures.

9.4	All policies purchased by ITC^DeltaCom shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by BellSouth. All insurance must be in effect on or before the date equipment is delivered to BellSouth’s Premises and shall remain in effect for the term of this Attachment or until all ITC^DeltaCom’s property has been removed from BellSouth’s Premises, whichever period is longer. If ITC^DeltaCom fails to maintain required coverage, BellSouth may pay the premiums thereon and seek reimbursement of same from ITC^DeltaCom.

9.5	ITC^DeltaCom shall submit certificates of insurance reflecting the coverage required pursuant to this Section a minimum of ten (10) business days prior to the commencement of any work in the Collocation Space. Failure to meet this interval may result in construction and equipment installation delays. ITC^DeltaCom shall arrange for BellSouth to receive thirty (30) business days’ advance notice of cancellation from ITC^DeltaCom’s insurance company. ITC^DeltaCom shall forward a certificate of insurance and notice of cancellation/non-renewal to BellSouth at the following address:

BellSouth Telecommunications, Inc.

Attn.: Risk Management Coordinator

17H53 BellSouth Center

675 W. Peachtree Street

Atlanta, Georgia 30375

9.6	ITC^DeltaCom must conform to recommendations made by BellSouth’s fire insurance company to the extent BellSouth has agreed to, or shall hereafter agree to, such recommendations.

9.7

Self-Insurance. If ITC^DeltaCom’s net worth exceeds five hundred million dollars ($500,000,000), ITC^DeltaCom may elect to request self-insurance status in lieu of obtaining any of the insurance required in Sections 9.2.1 and 9.2.2. ITC^DeltaCom shall provide audited financial statements to BellSouth thirty (30) calendar days prior to the commencement of any work in the Collocation Space. BellSouth shall then review such audited financial statements and respond in writing to ITC^DeltaCom in the event that self-insurance status is not granted to ITC^DeltaCom. If BellSouth approves ITC^DeltaCom for self-insurance, ITC^DeltaCom shall annually furnish to BellSouth, and keep current, evidence of such net worth that is attested to by one of ITC^DeltaCom’s corporate officers. The ability to self-insure shall continue so long as the ITC^DeltaCom meets all of the requirements of this Section. If the ITC^DeltaCom

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subsequently no longer satisfies this Section, ITC^DeltaCom is required to purchase insurance as indicated by Sections 9.2.1 and 9.2.2.

9.8	The net worth requirements set forth in Section 9.7 may be increased by BellSouth from time to time during the term of this Attachment upon thirty (30) calendar days’ notice to ITC^DeltaCom to at least such minimum limits as shall then be customary with respect to comparable occupancy of BellSouth structures.

9.9	Failure to comply with the provisions of this Section will be deemed a material breach of this Attachment.

10.	Mechanics Liens

10.1	If any mechanics lien or other liens shall be filed against property of either Party (BellSouth or ITC^DeltaCom), or any improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for the other Party or by reason of any changes, or additions to said property made at the request or under the direction of the other Party, the other Party directing or requesting those changes shall, within thirty (30) business days after receipt of written notice from the Party against whose property said lien has been filed, either pay such lien or cause the same to be bonded off the affected property in the manner provided by law. The Party causing said lien to be placed against the property of the other shall also defend, at its sole cost and expense, on behalf of the other, any action, suit or proceeding which may be brought for the enforcement of such liens and shall pay any damage and discharge any judgment entered thereon.

11.	Inspections

11.1	BellSouth may conduct an inspection of ITC^DeltaCom’s equipment and facilities in the Collocation Space(s) prior to the activation of facilities between ITC^DeltaCom’s equipment and equipment of BellSouth. BellSouth may conduct an inspection if ITC^DeltaCom adds equipment and may otherwise conduct routine inspections at reasonable intervals mutually agreed upon by the Parties. BellSouth shall provide ITC^DeltaCom with a minimum of forty-eight (48) hours or two (2) business days, whichever is greater, advance notice of all such inspections. All costs of such inspection shall be borne by BellSouth.

12.	Security and Safety Requirements

12.1

Unless otherwise specified, ITC^DeltaCom will be required, at its own expense, to conduct a statewide investigation of criminal history records for each ITC^DeltaCom employee hired in the past five (5) years being considered for work on the BellSouth Premises, for the states/counties where the ITC^DeltaCom employee has worked and lived for the past five (5) years. Where state law does not permit statewide collection or reporting, an investigation of the applicable counties is acceptable. ITC^DeltaCom shall

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not be required to perform this investigation if an affiliated company of ITC^DeltaCom has performed an investigation of the ITC^DeltaCom employee seeking access, if such investigation meets the criteria set forth above. This requirement will not apply if ITC^DeltaCom has performed a pre-employment statewide investigation of criminal history records of the ITC^DeltaCom employee for the states/counties where the ITC^DeltaCom employee has worked and lived for the past five (5) years or, where state law does not permit a statewide investigation, an investigation of the applicable counties.

12.2	ITC^DeltaCom will be required to administer to their personnel assigned to the BellSouth Premises security training either provided by BellSouth, or meeting criteria defined by BellSouth.

12.3	ITC^DeltaCom shall provide its employees and agents with picture identification, which must be worn, and visible at all times while in the Collocation Space or other areas in or around the Premises. The photo identification card shall bear, at a minimum, the employee’s name and photo, and ITC^DeltaCom’s name. BellSouth reserves the right to remove from its premises any employee of ITC^DeltaCom not possessing identification issued by ITC^DeltaCom or who has violated any of BellSouth’s policies as outlined in the CLEC Security Training documents. ITC^DeltaCom shall hold BellSouth harmless for any damages resulting from such removal of its personnel from BellSouth premises. ITC^DeltaCom shall be solely responsible for ensuring that any Guest of ITC^DeltaCom is in compliance with all subsections of this Section.

12.4	ITC^DeltaCom shall not assign to the BellSouth Premises any personnel with records of felony criminal convictions. ITC^DeltaCom shall not assign to the BellSouth Premises any personnel with records of misdemeanor convictions, except for misdemeanor traffic violations, without advising BellSouth of the nature and gravity of the offense(s). BellSouth reserves the right to refuse building access to any ITC^DeltaCom personnel who have been identified to have misdemeanor criminal convictions. Notwithstanding the foregoing, in the event that ITC^DeltaCom chooses not to advise BellSouth of the nature and gravity of any misdemeanor conviction, ITC^DeltaCom may, in the alternative, certify to BellSouth that it shall not assign to the BellSouth Premises any personnel with records of misdemeanor convictions (other than misdemeanor traffic violations).

12.4.1	ITC^DeltaCom shall not knowingly assign to the BellSouth Premises any individual who was a former employee of BellSouth and whose employment with BellSouth was terminated for a criminal offense whether or not BellSouth sought prosecution of the individual for the criminal offense.

12.4.2	ITC^DeltaCom shall not knowingly assign to the BellSouth Premises any individual who was a former supplier of BellSouth and whose access to a BellSouth Premises was revoked due to commission of a criminal offense whether or not BellSouth sought prosecution of the individual for the criminal offense.

CCCS 296 of 530

Attachment 4-Central Office

12.5	For each ITC^DeltaCom employee or agent hired by ITC^DeltaCom within five (5) years of being considered for work on the BellSouth Premises, who requires access to a BellSouth Premises pursuant to this agreement, ITC^DeltaCom shall furnish BellSouth, prior to an employee or agent gaining such access, a certification that the aforementioned background check and security training were completed. The certification will contain a statement that no felony convictions were found and certifying that the security training was completed by the employee. If the employee’s criminal history includes misdemeanor convictions, ITC^DeltaCom will disclose the nature of the convictions to BellSouth at that time. In the alternative, ITC^DeltaCom may certify to BellSouth that it shall not assign to the BellSouth Premises any personnel with records of misdemeanor convictions other than misdemeanor traffic violations.

12.5.1	For all other ITC^DeltaCom employees requiring access to a BellSouth Premises pursuant to this Attachment, ITC^DeltaCom shall furnish BellSouth, prior to an employee gaining such access, a certification that the employee is not subject to the requirements of Section 12.5 above and that security training was completed by the employee.

12.6	At BellSouth’s request, ITC^DeltaCom shall promptly remove from BellSouth’s Premises any employee of ITC^DeltaCom BellSouth does not wish to grant access to its premises 1) pursuant to any investigation conducted by BellSouth or 2) prior to the initiation of an investigation if an employee of ITC^DeltaCom is found interfering with the property or personnel of BellSouth or another collocated telecommunications carrier, provided that an investigation shall promptly be commenced by BellSouth.

12.7

Security Violations. BellSouth reserves the right to interview ITC^DeltaCom’s employees, agents or suppliers in the event of wrongdoing in or around BellSouth’s property or involving BellSouth’s or another telecommunications carrier’s property or personnel, provided that BellSouth shall provide 24 hours notice (or such shorter notice as may be agreed to by the Parties as reasonable under the circumstances) to ITC^DeltaCom’s Security representative of such interview. ITC^DeltaCom reserves the right to have its Security representative present during the interview. ITC^DeltaCom and its suppliers shall reasonably cooperate with BellSouth’s investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by or involving ITC^DeltaCom’s employees, agents, or suppliers. Additionally, BellSouth reserves the right to bill ITC^DeltaCom for all reasonable costs associated with investigations involving its employees, agents, or suppliers if it is established and mutually agreed in good faith that ITC^DeltaCom’s employees, agents, or suppliers are responsible for the alleged act. BellSouth shall bill ITC^DeltaCom for BellSouth property which is stolen or damaged where an investigation determines the culpability of ITC^DeltaCom’s employees, agents, or suppliers and where ITC^DeltaCom agree, in good faith, with the results of such investigation. ITC^DeltaCom shall notify BellSouth in writing immediately in the event that ITC^DeltaCom discovers one of its employees already working on the BellSouthPremises is a possible security risk. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from the BellSouth Premises, any employee found to have violated

CCCS 297 of 530

Attachment 4-Central Office

the security and safety requirements of this Section. ITC^DeltaCom shall hold BellSouth harmless for any damages resulting from such removal of its personnel from BellSouth’s Premises.

12.7.1	ITC^DeltaCom reserves the right to interview BellSouth’s employees, agents, or suppliers in the event of wrongdoing in or around ITC^DeltaCom’s property or involving ITC^DeltaCom’s personnel, provided that ITC^DeltaCom shall provide 24 hours notice (or such shorter notice as may be agreed to by the Parties as reasonable under the circumstances) to BellSouth’s Security representative of such interview. BellSouth reserves the right to have its Security representative present during the interview. BellSouth and its suppliers shall reasonably cooperate with ITC^DeltaCom’s investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by, or involving BellSouth’s employees, agents, or suppliers. Additionally, ITC^DeltaCom reserves the right to bill BellSouth for all reasonable costs associated with investigations involving its employees, agents, or suppliers if it is established and mutually agreed in good faith that BellSouth’s employees, agents, or suppliers are responsible for the alleged act. ITC^DeltaCom shall bill BellSouth for ITC^DeltaCom property which is stolen or damaged where an investigation determines the culpability of BellSouth’s employees, agents, or suppliers and where BellSouth agrees, in good faith, with the results of such investigation. BellSouth shall notify ITC^DeltaCom in writing immediately in the event that BellSouth discovers one of its employees is a possible security risk to ITC^DeltaCom property. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from access to ITC^DeltaCom’s collocation space and/or equipment, any employee found to have violated the security and safety requirements of this Section. BellSouth shall hold ITC^DeltaCom harmless for any damages resulting from such removal of its personnel from ITC^DeltaCom’s collocation space and/or access to ITC^DeltaCom’s equipment.

12.8	Use of Supplies. Unauthorized use of equipment, supplies, or other property by either Party, whether or not used routinely to provide telephone service will be strictly prohibited and handled appropriately. Costs associated with such unauthorized use may be charged to the offending Party, as may be all associated investigative costs.

12.9	Use of Official Lines. Except for non-toll calls necessary in the performance of their work, neither Party shall use the telephones of the other Party on the BellSouth Premises. Charges for unauthorized telephone calls may be charged to the offending Party, as may be all associated investigative costs.

12.10	Accountability. Full compliance with the Security requirements of this section shall in no way limit the accountability of either Party to the other for the improper actions of its employees.

CCCS 298 of 530

Attachment 4-Central Office

13.	Destruction of Collocation Space

13.1	In the event a Collocation Space is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for ITC^DeltaCom’s permitted use hereunder, then either Party may elect within ten (10) business days after such damage, to terminate occupancy of the damaged Collocation Space, and if either Party shall so elect, by giving the other written notice of termination, both Parties shall stand released of and from further liability under the terms hereof. If the Collocation Space shall suffer only minor damage and shall not be rendered wholly unsuitable for ITC^DeltaCom’s permitted use, or is damaged and the option to terminate is not exercised by either Party, BellSouth covenants and agrees to proceed promptly without expense to ITC^DeltaCom, except for improvements not the property of BellSouth, to repair the damage. BellSouth shall, at parity with repairs made to their own space, have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of BellSouth, which causes shall not be construed as limiting factors, but as exemplary only. ITC^DeltaCom may, at its own expense, accelerate the rebuild of its collocated space and equipment provided however that a BellSouth Certified Supplier is used and the necessary space preparation has been completed. If ITC^DeltaCom’s acceleration of the project increases the cost of the project, then those additional charges will be incurred by ITC^DeltaCom. Where allowed and where practical, ITC^DeltaCom may erect a temporary facility while BellSouth rebuilds or makes repairs. In all cases where the Collocation Space shall be rebuilt or repaired, ITC^DeltaCom shall be entitled to an equitable abatement of rent and other charges, depending upon the unsuitability of the Collocation Space for ITC^DeltaCom’s permitted use, until such Collocation Space is fully repaired and restored and ITC^DeltaCom’s equipment installed therein (but in no event later than thirty (30) business days after the Collocation Space is fully repaired and restored). Where ITC^DeltaCom has placed an Adjacent Arrangement pursuant to Section 3, ITC^DeltaCom shall have the sole responsibility to repair or replace said Adjacent Arrangement provided herein. Pursuant to this section, BellSouth will restore the associated services to the Adjacent Arrangement.

14.	Eminent Domain

14.1

If the whole of a Collocation Space or Adjacent Arrangement shall be taken by any public authority under the power of eminent domain, then this Attachment shall terminate with respect to such Collocation Space or Adjacent Arrangement as of the day possession shall be taken by such public authority and rent and other charges for the Collocation Space or Adjacent Arrangement shall be paid up to that day with proportionate refund by BellSouth of such rent and charges as may have been paid in advance for a period subsequent to the date of the taking. If any part of the Collocation Space or Adjacent Arrangement shall be taken under eminent domain, BellSouth and ITC^DeltaCom shall each have the right to terminate this Attachment with respect to such Collocation Space or Adjacent Arrangement and declare the same null and void,

CCCS 299 of 530

Attachment 4-Central Office

by written notice of such intention to the other Party within ten (10) business days after such taking.

15.	Nonexclusivity

15.1	ITC^DeltaCom understands that this Attachment is not exclusive and that BellSouth may enter into similar agreements with other Parties. Assignment of space pursuant to all such agreements shall be determined by space availability and made on a first come, first served basis.

CCCS 300 of 530

Attachment 4-Central Office

Exhibit A

ENVIRONMENTAL AND SAFETY

PRINCIPLES

The following principles provide basic guidance on environmental and safety issues when applying for and establishing Physical Collocation arrangements.

1.	GENERAL PRINCIPLES

1.1	Compliance with Applicable Law. BellSouth and ITC^DeltaCom agree to comply with applicable federal, state, and local environmental and safety laws and regulations including U.S. Environmental Protection Agency (USEPA) regulations issued under the Clean Air Act (CAA), Clean Water Act (CWA), Resource Conservation and Recovery Act (RCRA), Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), Superfund Amendments and Reauthorization Act (SARA), the Toxic Substances Control Act (TSCA), and OSHA regulations issued under the Occupational Safety and Health Act of 1970, as amended and NFPA and National Electrical Codes (NEC) and the NESC (“Applicable Laws”). Each Party shall notify the other if compliance inspections are conducted by regulatory agencies and/or citations are issued that relate to any aspect of this Attachment.

1.2	Notice. BellSouth and ITC^DeltaCom shall provide notice to the other, including Material Safety Data Sheets (MSDSs), of known and recognized physical hazards or Hazardous Chemicals existing on site or brought on site. Each Party is required to provide specific notice for known potential Imminent Danger conditions. ITC^DeltaCom should contact 1-800-743-6737 for BellSouth MSDS sheets.

1.3	Practices/Procedures. BellSouth may make available additional environmental control procedures for ITC^DeltaCom to follow when working at a BellSouth Premises (See Section 2, below). These practices/procedures will represent the regular work practices required to be followed by the employees and contractors of BellSouth for environmental protection. ITC^DeltaCom will require its contractors, agents and others accessing the BellSouth Premises to comply with these practices. Section 2 lists the Environmental categories where BST practices should be followed by ITC^DeltaCom when operating in the BellSouth Premises.

1.4	Environmental and Safety Inspections. BellSouth reserves the right to inspect the ITC^DeltaCom space with proper notification. BellSouth reserves the right to stop any ITC^DeltaCom work operation that imposes Imminent Danger to the environment, employees or other persons in the area or Facility.

1.5

Hazardous Materials Brought On Site. Any hazardous materials brought into, used, stored or abandoned at the BellSouth Premises by ITC^DeltaCom are owned by ITC^DeltaCom. ITC^DeltaCom will indemnify BellSouth for claims, lawsuits or damages to persons or property caused by these materials. Without prior written

CCCS 301 of 530

Attachment 4-Central Office

Exhibit A

BellSouth approval, no substantial new safety or environmental hazards can be created by ITC^DeltaCom or different hazardous materials used by ITC^DeltaCom at BellSouth Facility. ITC^DeltaCom must demonstrate adequate emergency response capabilities for its materials used or remaining at the BellSouth Facility.

1.6	Spills and Releases. When contamination is discovered at a BellSouth Premises, the Party discovering the condition must notify BellSouth. All Spills or Releases of regulated materials will immediately be reported by ITC^DeltaCom to BellSouth.

1.7	Coordinated Environmental Plans and Permits. BellSouth and ITC^DeltaCom will coordinate plans, permits or information required to be submitted to government agencies, such as emergency response plans, spill prevention control and countermeasures (SPCC) plans and community reporting. If fees are associated with filing, BellSouth and ITC^DeltaCom will develop a cost sharing procedure. If BellSouth’s permit or EPA identification number must be used, ITC^DeltaCom must comply with all of BellSouth’s permit conditions and environmental processes, including environmental “best management practices (BMP)” (see Section 2, below) and/or selection of BST disposition vendors and disposal sites.

1.8	Environmental and Safety Indemnification. BellSouth and ITC^DeltaCom shall indemnify, defend and hold harmless the other Party from and against any claims (including, without limitation, third-party claims for personal injury or death or real or personal property damage), judgments, damages, (including direct and indirect damages, and punitive damages), penalties, fines, forfeitures, costs, liabilities, interest and losses arising in connection with the violation or alleged violation of any Applicable Law or contractual obligation or the presence or alleged presence of contamination arising out of the acts or omissions of the indemnifying Party, its agents, contractors, or employees concerning its operations at the Facility.

2.	CATEGORIES FOR CONSIDERATION OF ENVIRONMENTAL ISSUES

2.1	When performing functions that fall under the following Environmental categories on BellSouth’s Premises, ITC^DeltaCom agrees to comply with the applicable sections of the current issue of BellSouth’s Environmental and Safety Methods and Procedures (M&Ps), incorporated herein by this reference. ITC^DeltaCom further agrees to cooperate with BellSouth to ensure that ITC^DeltaCom’s employees, agents, and/or subcontractors are knowledgeable of and satisfy those provisions of BellSouth’s Environmental M&Ps which apply to the specific Environmental function being performed by ITC^DeltaCom, its employees, agents and/or subcontractors.

2.2	The most current version of reference documentation must be requested from BellSouth.

CCCS 302 of 530

Attachment 4-Central Office

Exhibit A

ENVIRONMENTAL CATEGORIES	ENVIRONMENTAL ISSUES	ADDRESSED BY THE FOLLOWING DOCUMENTATION

Disposal of hazardous material or other regulated material (e.g., batteries, fluorescent tubes, solvents & cleaning materials)	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	Std T&C 450 Fact Sheet Series 17000 Std T&C 660-3 Approved Environmental Vendor List (Contact ATCC Representative)

Emergency response	Hazmat/waste release/spill fire safety emergency	Fact Sheet Series 17000 Building Emergency Operations Plan (EOP) (specific to and located on Premises)

Contract labor/outsourcing for services with environmental implications to be performed on BellSouth Premises (e.g., disposition of hazardous material/waste; maintenance of storage tanks)	Compliance with all applicable local, state, & federal laws and regulations Performance of services in accordance with BST’s environmental M&Ps Insurance	Std T&C 450 Std T&C 450-B (Contact ATCC Representative for copy of appropriate E/S M&Ps.) Std T&C 660

Transportation of hazardous material	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	Std T&C 450 Fact Sheet Series 17000 Std T&C 660-3 Approved Environmental Vendor List (Contact ATCC Representative)

Maintenance/operations work which may produce a waste Other maintenance work	Compliance with all application local, state, & federal laws and regulations Protection of BST employees and equipment	Std T&C 450 29CFR 1910.147 (OSHA Standard) 29CFR 1910 Subpart O (OSHA Standard)

CCCS 303 of 530

Attachment 4-Central Office

Exhibit A

Janitorial services	All waste removal and disposal must conform to all applicable federal, state and local regulations All Hazardous Material and Waste Asbestos notification and protection of employees and equipment	P&SM Manager - Procurement Fact Sheet Series 17000 GU-BTEN-001BT, Chapter 3 BSP 010-170-001BS (Hazcom)

Manhole cleaning	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	Std T&C 450 Fact Sheet 14050 BSP 620-145-011PR Issue A, August 1996 Std T&C 660-3 Approved Environmental Vendor List (Contact ATCC Representative)

Removing or disturbing building materials that may contain asbestos	Asbestos work practices

GU-BTEN-001BT, Chapter 3

For questions regarding removing or disturbing materials that contain asbestos, call the BellSouth Building Service Center:

AL, MS, TN, KY & LA (local area code) 557-6194

FL, GA, NC & SC (local area code) 780-2740

3.	DEFINITIONS

Generator. Under RCRA, the person whose act produces a Hazardous Waste, as defined in 40 CFR 261, or whose act first causes a Hazardous Waste to become subject to regulation. The Generator is legally responsible for the proper management and disposal of Hazardous Wastes in accordance with regulations.

Hazardous Chemical. As defined in the U.S. Occupational Safety and Health (OSHA) hazard communication standard (29 CFR 1910.1200), any chemical which is a health hazard or physical hazard.

CCCS 304 of 530

Attachment 4-Central Office

Exhibit A

Hazardous Waste. As defined in section 1004 of RCRA.

Imminent Danger. Any conditions or practices at a facility which are such that a danger exists which could reasonably be expected to cause immediate death or serious harm to people or immediate significant damage to the environment or natural resources.

Spill or Release. As defined in Section 101 of CERCLA.

4.	ACRONYMS

ATCC – Account Team Collocation Coordinator

BST – BellSouth Telecommunications

CRES – Corporate Real Estate and Services (formerly PS&M)

DEC/LDEC – Department Environmental Coordinator/Local Department Environmental Coordinator

E/S – Environmental/Safety

EVET – Environmental Vendor Evaluation Team

GU-BTEN-001BT – BellSouth Environmental Methods and Procedures

NESC – National Electrical Safety Codes

P&SM – Property & Services Management

T&C – Standard Terms & Conditions

CCCS 305 of 530

Attachment 4-Central Office

Exhibit B

THREE MONTH CLEC COLLOCATION FORECAST

CLEC NAME __________________________	DATE __________________________

STATE	Central Office/City	CAG ED Sq. Ft.	CAGELESS # Bays		FRAME TERMINATIONS	CLEC Provided BDFB– Amps Load	BST Provided BDFB— Amps Load	Heat Dissipation BTU/Hour	Entrance Facilities # sheaths & # fibers	Proposed Application Date	NOTES
			Standard Bays*	Non- Standard Bays**

*	Standard bays are defined as racks, bays or cabinets, including equipment and cable, with measurements equal to or less than the following: Width - 26”, Depth -25”. The standard height for all collocated equipment bays in BellSouth is 7’ 0”.

**	Any forecast for non-standard cageless bays must include an attachment describing the quantity and width and depth measurements.

Notes: Forecast information will be used for no other purpose than collocation planning.

CCCS 306 of 530

COLLOCATION - Georgia

														Attachment: 4		Exhibit: C
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)						Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic - 1st	Incremental Charge - Manual Svc Order vs. Electronic - Add’l	Incremental Charge - Manual Svc Order vs. Electronic - Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic - Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
							First	Add’l	First	Add’l	SOURCE	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	The rates marked as “OR” are those ordered by the Commission. Both Parties have reviewed these rate sheets and agree that any errors in the rate sheets shall be prospectively corrected by amendment to this Agreement.
PHYSICAL COLLOCATION
	Physical Collocation 2-Wire Cross Connect, Exchange Port 2-Wire Analog - Res			UEPSR	PE1R2	0.0197					CO
	Physical Collocation 2-Wire Cross Connect, Exchange Port 2-Wire Line Side PBX Trunk - Bus			UEPSP	PE1R2	0.0197					CO
	Physical Collocation 2-Wire Cross Connect, Exchange Port 2-Wire Voice Grade PBX Trunk - Res			UEPSE	PE1R2	0.0197					CO
	Physical Collocation 2-Wire Cross Connect, Exchange Port 2-Wire Analog - Bus			UEPSB	PE1R2	0.0197					CO
	Physical Collocation 2-Wire Cross Connect, Exchange Port 2-Wire ISDN			UEPSX	PE1R2	0.0197					CO
	Physical Collocation 2-Wire Cross Connect, Exchange Port 2-Wire ISDN			UEPTX	PE1R2	0.0197					CO
	Physical Collocation 4-Wire Cross Connect, Exchange Port 4-Wire ISDN DS1			UEPEX	PE1R4	0.0393					CO
PHYSICAL COLLOCATION
	Physical Collocation - Initial Application Fee			CLO	PE1BA		1,285.98		0.59		OR
	Physical Collocation - Subsequent Application Fee			CLO	PE1CA		1,085.48		0.59		OR
	Physical Collocation Administrative Only - Application Fee			CLO	PE1BL		400.00				CO
	Physical Collocation - Space Preparation - Firm Order Processing			CLO	PE1SJ		141.10				OR
	Physical Collocation - Space Preparation - C.O. Modification per square ft.			CLO	PE1SK	2.01					OR
	Physical Collocation - Space Preparation, Common Systems
	Modifications-Cageless, per square foot			CLO	PE1SL	2.23					OR
	Physical Collocation - Space Preparation - Common Systems Modifications-Caged, per cage			CLO	PE1SM	75.61					OR
	Physical Collocation - Cable Installation, Pricing, non-recurring charge, per Entrance Cable			CLO	PE1BD		736.93		21.51		OR
	Physical Collocation - Floor Space, per sq feet			CLO	PE1PJ	4.52					OR
	Physical Collocation - Cable Support Structure, per Entrance Cable			CLO	PE1PM	7.21					OR
	Physical Collocation - Power, - 48V DC Power - per Fused Amp			CLO	PE1PL	4.78					OR
	Physical Collocation - Power Reconfiguration Only, Application Fee	1		CLO	PE1PR		398.80
	Physical Collocation - Power, 120V AC Power, Single Phase, per Breaker Amp			CLO	PE1FB	5.14					OR
	Physical Collocation - Power, 240V AC Power, Single Phase, per Breaker Amp			CLO	PE1FD	10.30					OR
	Physical Collocation - Power, 120V AC Power, Three Phase, per Breaker Amp			CLO	PE1FE	15.44					OR
	Physical Collocation - Power, 277V AC Power, Three Phase, per Breaker Amp			CLO	PE1FG	35.65					OR
	Physical Collocation - 2-wire cross-connect, loop, provisioning			UEANL,UEQ, UNLDX, UNCNX, UEA, UCL, UAL, UHL, UDC, UDN, UNCVX	PE1P2	0.0197					OR
	Physical Collocation - 4-wire cross-connect, loop, provisioning			UEA, UHL, UNCVX, UNCDX, UCL, UDL	PE1P4	0.0393					OR
	Physical Collocation - DS1 Cross-Connect for Physical Collocation provisioning			WDS1L,WDS1S, UXTD1, ULDD1, USLEL, UNLD1, UEPEX, UEPDX, USL, ULC, U1TD1, UNC1X	PE1P1	0.3726					OR

CCCS 307 of 530

COLLOCATION - Georgia

														Attachment: 4		Exhibit: C
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)						Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic - 1st	Incremental Charge - Manual Svc Order vs. Electronic - Add’l	Incremental Charge - Manual Svc Order vs. Electronic - Disc 1st	Incremental Charge - Manual Svc Order vs Electronic - Disc Add’l
							Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
						Rec	First	Add’l	First	Add’l	SOURCE	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Physical Collocation - DS3 Cross-Connect, provisioning			UE3, U1TD3, UXTD3, UXTS1, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UNLD3	PE1P3	4.06					OR
	Physical Collocation - 2-Fiber Cross-Connect			CLO, ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1F2	1.72					OR
	Physical Collocation - 4-Fiber Cross-Connect			ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1F4	3.30					OR
	Physical Collocation - Space enclosure, welded wire, first 100 square feet			CLO	PE1BW	160.45					OR
	Physical Collocation - Space enclosure, welded wire, each additional 50 square feet			CLO	PE1CW	15.74					OR
	Physical Collocation - Security Access System - Security System per Central Office, per Sq. Ft.			CLO	PE1AY	0.0106					OR
	Physical Collocation - Security Access System - New Card Activation, per Card Activation (First), per State			CLO	PE1A1		22.00				OR
	Physical Collocation-Security Access System-Administrative Change, existing Access Card, per Request, per State, per Card			CLO	PE1AA		5.38				OR
	Physical Collocation - Security Access System - Replace Lost or Stolen Card, per Card			CLO	PE1AR		17.01				OR
	Physical Collocation - Security Access - Initial Key, per Key			CLO	PE1AK		13.20				OR
	Physical Collocation - Security Access - Key, Replace Lost or Stolen Key, per Key			CLO	PE1AL		13.20				OR
	Physical Collocation - Space Availability Report, per Central Office Requested			CLO	PE1SR		248.75				OR
	Physical Collocation - Cable Records, per request			CLO	PE1CR		743.65	478.06	125.75		OR
	Physical Collocation, Cable Records, VG/DS0 Cable, per cable record (maximum 3600 records)			CLO	PE1CD		317.60		177.77		OR
	Physical Collocation, Cable Records, VG/DS0 Cable, per each 100 pair			CLO	PE1CO		4.48		5.30		OR
	Physical Collocation, Cable Records, DS1, per T1 TIE			CLO	PE1C1		2.22		2.63		OR
	Physical Collocation, Cable Records, DS3, per T3 TIE			CLO	PE1C3		7.76		9.19		OR
	Physical Collocation - Cable Records, Fiber Cable, per cable record (maximum 99 records)			CLO	PE1CB		83.45		73.57		OR
	Physical Collocation - Security Escort for Basic Time - normally scheduled work, per half hour			CLO	PE1BT		16.52	10.83			OR
	Physical Collocation - Security Escort for Overtime - outside of normally scheduled working hours on a scheduled work day, per half hour			CLO	PE1OT		21.92	14.19			OR
	Physical Collocation - Security Escort for Premium Time - outside of scheduled work day, per half hour			CLO	PE1PT		27.31	17.55			OR
	Physical Collocation - Virtual to Physical Collocation Relocation, per Voice Grade Circuit			CLO	PE1BV		33.00				CO
	Physical Collocation - Virtual to Physical Collocation Relocation, per DSO Circuit			CLO	PE1BO		33.00				CO
	Physical Collocation - Virtual to Physical Collocation Relocation, per DS1 Circuit			CLO	PE1B1		52.00				CO
	Physical Collocation - Virtual to Physical Collocation Relocation, per DS3 Circuit			CLO	PE1B3		52.00				CO
	Physical Collocation - Virtual to Physical Collocation In-Place, Per Voice Grade Circuit			CLO	PE1BR		23.00				CO
	Physical Collocation Virtual to Physical Collocation In-Place, Per DSO Circuit			CLO	PE1BP		23.00				CO
	Physical Collocation - Virtual to Physical Collocation In-Place, Per DS1 Circuit			CLO	PE1BS		33.00				CO

CCCS 308 of 530

COLLOCATION - Georgia

														Attachment: 4		Exhibit: C
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					SOURCE	Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic - 1st	Incremental Charge - Manual Svc Order vs. Electronic - Add’l	Incremental Charge - Manual Svc Order vs. Electronic - Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic - Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
							First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Physical Collocation - Virtual to Physical Collocation In-Place, per DS3 Circuit			CLO	PE1BE		37.00				CO
	Physical Collocation - Virtual to Physical Collocation In - Place/Relocation, space cable facilities assigned to Collocation Space, per 700 cable pairs or fraction thereof			CLO	PE1B7		592.00				CO
	Physical Collocation - Co-Carrier Cross Connects/Direct Connect - Fiber Cable Support Structure, per linear ft.			CLO	PE1ES	0.001					CO
	Physical Collocation - Co-Carrier Cross Connect/Direct Connect - Copper/Coax Cable Support Structure, per lin. ft.			CLO	PE1DS	0.0015					CO
	Physical Collocation - Co-Carrier Cross Connects/Direct Connect, Application Fee, per application			CLO	PE1DT		583.18				CO
	Physical Collocation - Copper Entrance Cable per Cable (CO manhole to vault splice)			CLO	PE1EA		1,198.43	42.645			CO
	Physical Collocation - Copper Entrance Cable Installation, per 100 Pairs			CLO	PE1EB		18.071				CO
	Physical Collocation - Fiber Entrance Cable per Cable (CO manhole to vault splice)			CLO	PE1EC		1,003.267	42.645			CO
	Physical Collocation - Fiber Entrance Cable Installation, per Fiber			CLO	PE1ED		7.228				CO
	Physical Collocation - Co-Carrier Cross Connect/Direct Connect - Fiber Cable Support Structure, per cable	I		CLO	PE1DU		553.43				CO
	Physical Collocation - Co-Carrier Cross Connect/Direct Connect - Copper/Coax Cable Support Structure, per cable	I		CLO	PE1DV		553.43				CO
	Physical Collocation, Entrance Cable Support Structure, Copper, per each 100 pairs or fraction thereof (CO Manhole to Frame)	I		CLO	PE1EE	0.2629					OR
	Physical Collocation, Entrance Cable Installation, Copper, per Cable (CO Manhole to Frame)	I		CLO	PE1EF		755.15		21.51		OR
	Physical Collocation, Entrance Cable Installation, Copper, per each 100 pairs or fraction thereof (CO Manhole to Frame)	I		CLO	PE1EG		9.12				OR
ADJACENT COLLOCATION
	Adjacent Collocation - Space Charge per Sq. Ft.			CLOAC	PE1JA	0.164					OR
	Adjacent Collocation - Electrical Facility Charge per Linear Ft.			CLOAC	PE1JC	4.01					OR
	Adjacent Collocation - 2-Wire Cross-Connects			UEA,UHL,UDL,UCL	PE1P2	0.0172					OR
	Adjacent Collocation - 4-Wire Cross-Connects			UEA,UHL,UDL,UCL	PE1P4	0.0344					OR
	Adjacent Collocation - DS1 Cross-Connects			UEA,UHL,UDL,UCL	PE1P1	0.3608					OR
	Adjacent Collocation - DS3 Cross-Connects			UEA,UHL,UDL,UCL	PE1P3	4.73					OR
	Adjacent Collocation - 2-Fiber Cross-Connect			CLOAC	PE1F2	1.66					OR
	Adjacent Collocation - 4-Fiber Cross-Connect			CLOAC	PE1F4	3.24					OR
	Adjacent Collocation - Application Fee			CLOAC	PE1JB		1,382.19		0.50		OR
	Adjacent Collocation - 120V, Single Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1FB	5.14					OR
	Adjacent Collocation - 240V, Single Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1FD	10.30					OR
	Adjacent Collocation - 120V, Three Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1FE	15.44					OR
	Adjacent Collocation - 277V, Three Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1FG	35.65					OR
	Adjacent Collocation - 240V, Three Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1JD	35.65					CO
PHYSICAL COLLOCATION IN THE REMOTE SITE
	Physical Collocation in the Remote Site - Application Fee			CLORS	PE1RA		300.61		132.62		OR
	Cabinet Space in the Remote Site per Bay/ Rack			CLORS	PE1RB	143.23					OR
	Physical Collocation in the Remote Site - - Security Access - Key			CLORS	PE1RD		13.20				OR
	Physical Collocation in the Remote Site - Space Availability Report per Premises Requested			CLORS	PE1SR		109.94				OR
	Physical Collocation in the Remote Site - Remote Site CLLI Code Request, per CLLI Code Requested			CLORS	PE1RE		36.04				OR
	Remote Site DLEC Data (BRSDD), per Compact Disk, per CO			CLORS	PE1RR		116.64				OR
	Physical Collocation - Security Escort for Basic Time - normally scheduled work, per half hour			CLORS	PE1BT		16.52	10.83			OR

CCCS 309 of 530

COLLOCATION - Georgia

CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC						SOURCE	Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Attachment: 4		Exhibit: C
						RATES($)								Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
						Rec	First	Add’l	First	Add’l		SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Physical Collocation - Security Escort for Overtime - outside of normally scheduled working hours on a scheduled work day, per half hour			CLORS	PE1OT		21.92	14.19			OR
	Physical Collocation - Security Escort for Premium Time - outside of scheduled work day, per half hour			CLORS	PE1PT		27.31	17.55			OR
PHYSICAL COLLOCATION IN THE REMOTE SITE - ADJACENT
	Remote Site-Adjacent Collocation - AC Power, per breaker amp			CLORS	PE1RS	6.27					CO
	Remote Site-Adjacent Collocation - Real Estate, per square foot			CLORS	PE1RT	0.134					CO
	Remote Site-Adjacent Collocation-Application Fee			CLORS	PE1RU		755.62	755.62			CO
NOTE: If Security Escort and/or Add’l Engineering Fees become necessary for remote site collocation, the Parties will negotiate appropriate rates.
VIRTUAL COLLOCATION
	Virtual Collocation - Application Fee			AMTFS	EAF		609.52		0.59		OR
	Virtual Collocation Administrative Only - Application Fee			AMTFS	VE1AF		400.00
	Virtual Collocation - Cable Installation Cost, per cable			AMTFS	ESPCX		736.93		21.51		OR
	Virtual Collocation - Floor Space, per sq. ft.			AMTFS	ESPVX	4.52					OR
	Virtual Collocation - Power, per fused amp			AMTFS	ESPAX	4.78					OR
	Virtual Collocation - Cable Support Structure, per entrance cable			AMTFS	ESPSX	7.57					OR
	Virtual Collocation - 2-wire Cross Connects (loop)			UEANL,UEA,UDN,U DC,UAL,UHL,UCL,U EQ, UNCVX, UNCDX, UNCNX	UEAC2	0.0188					OR
	Virtual Collocation - 4-wire Cross Connects (loop)			UEA,UHL,UCL,UDL, UAL, UDN, UNCVX, UNCDX	UEAC4	0.0375					OR
	Virtual Collocation - 2-Fiber Cross Connects			UDL12, UDLO3, U1T48, U1T12, U1T03, ULDO3, ULD12, ULD48, UDF	CNC2F	1.73					OR
	Virtual Collocation - 4-Fiber Cross Connects			UDL12, UDLO3, U1T48, U1T12, U1T03, ULDO3, ULD12, ULD48, UDF	CNC4F	3.45					OR
	Virtual collocation - Special Access & UNE, cross-connect per DS1			USL,ULC, ULR, UXTD1, UNC1X, ULDD1, U1TD1, USLEL, UNLD1, UEPEX, UEPDX	CNC1X	0.3726					OR
	Virtual collocation - Special Access & UNE, cross-connect per DS3			USL,UE3, U1TD3, UXTS1, UXTD3, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UDLSX, UNLD3	CND3X	4.06					OR
	Virtual Collocation - Co-Carrier Cross Connects - Fiber Cable Support Structure, per linear foot			AMTFS	VE1CB	0.0023					CO
	Virtual Collocation - Co-Carrier Cross Connects - Copper/Coax Cable Support Structure, per linear ft			AMTFS	VE1CD	0.0034					CO
	Virtual Collocation - Co-Carrier Cross Connects - Fiber Cable Support Structure,per cable			AMTFS	VE1CC		553.43				CO
	Virtual Collocation - Co-Carrier Cross Connects - Copper/Coax Cable Support Structure, per cable			AMTFS	VE1CE		553.43				CO
	Virtual Collocation Cable Records - per request			AMTFS	VE1BA		743.65	478.06	125.75		OR
	Virtual Collocation Cable Records - VG/DS0 Cable, per cable record			AMTFS	VE1BB		317.60		177.77		OR
	Virtual Collocation Cable Records - VG/DS0 Cable, per each 100 pair			AMTFS	VE1BC		4.48		5.30		OR
	Virtual Collocation Cable Records - DS1, per T1TIE			AMTFS	VE1BD		2.22		2.63		OR

CCCS 310 of 530

COLLOCATION - Georgia

														Attachment :4		Exhibit :C
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)						Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic - 1st	Incremental Charge - Manual Svc Order vs. Electronic - Add’l	Incremental Charge - Manual Svc Order vs. Electronic - Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic - Disc Add’l
						Rec	Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
							First	Add’l	First	Add’l	SOURCE	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Virtual Collocation Cable Records - DS3, per T3TIE			AMTFS	VE1BE		7.76		9.19		OR
	Virtual Collocation Cable Records - Fiber Cable, per 99 fiber records			AMTFS	VE1BF		83.45		73.57		OR
	Virtual collocation - Security Escort - Basic, per half hour			AMTFS	SPTBX		16.52	10.83			OR
	Virtual collocation - Security Escort - Overtime, per half hour			AMTFS	SPTOX		21.92	14.19			OR
	Virtual collocation - Security Escort - Premium, per half hour			AMTFS	SPTPX		27.31	17.55			OR
	Virtual collocation - Maintenance in CO - Basic, per half hour			AMTFS	CTRLX		26.54	10.83			OR
	Virtual collocation - Maintenance in CO - Overtime, per half hour			AMTFS	SPTOM		35.44	14.19			OR
	Virtual collocation - Maintenance in CO - Premium per half hour			AMTFS	SPTPM		44.34	17.55			OR
	Virtual Collocation, Entrance Cable Support Structure, Copper, per each 100 pairs or fraction thereof (CO Manhole to Frame)	I		AMTFS	VE1EE	0.23					OR
	Virtual Collocation, Entrance Cable Installation, Copper, per Cable (CO Manhole to Frame)	I		AMTFS	VE1EF		755.15		21.51		OR
	Virtual Collocation, Entrance Cable Installation, Copper, per each 100 pairs or fraction thereof (CO Manhole to Frame)	I		AMTFS	VE1EG		9.12				OR
VIRTUAL COLLOCATION
	Virtual Collocation - 2-wire Cross Connect, Exchange Port 2-Wire Analog - Res			UEPSR	VE1R2	0.0188					CO
	Virtual Collocation 2-Wire Cross Connect, Exchange Port 2-Wire Line Side PBX Trunk - Bus			UEPSP	VE1R2	0.0188					CO
Note: R	Virtual Collocation 2-Wire Cross Connect, Exchange Port 2-Wire Voice Grade PBX Trunk - Res			UEPSE	VE1R2	0.0188					CO
	Virtual Collocation 2-Wire Cross Connect, Exchange Port 2-Wire Analog Bus			UEPSB	VE1R2	0.0188					CO
	Virtual Collocation 2-Wire Cross Connect, Exchange Port 2-Wire ISDN			UEPSX	VE1R2	0.0188					CO
	Virtual Collocation 2-Wire Cross Connect, Exchange Port 2-Wire ISDN			UEPTX	VE1R2	0.0188					CO
	Virtual Collocation 4-Wire Cross Connect, Exchange Port 4-Wire ISDN DS1			UEPEX	VE1R4	0.0375					CO
Note: Rates displaying an "I" in interim column are interim and subject to rate true-up as set forth in General Terms and Conditions.

CCCS 311 of 530

Attachment 5

Attachment 5

Access To Numbers And Number Portability

CCCS 312 of 530

Attachment 5

1.	Access To Telephone Numbers	3

2.	Local Number Portability	4

3.	Operational Support System (OSS) Rates	5

CCCS 313 of 330

Attachment 5

ACCESS TO NUMBERS AND NUMBER PORTABILITY

1.	ACCESS TO TELEPHONE NUMBERS

1.1	The Parties will offer Number Portability in accordance with rules, regulations and guidelines adopted by the Commission, the FCC and industry fora.

1.2	Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any manner either Party’s right to employ, or to request and be assigned, any Central Office (NXX) Codes pursuant to the Central Office Code Assignment Guidelines (INC 95-0407-008), as may be amended from time to time, or to establish by Tariff or otherwise, Rate Center and Rating Points corresponding to such NXX Codes. The Parties will offer Number Portability in accordance with rules, regulations and guidelines adopted by the Commission, the FCC and industry fora.

1.3	In order to be assigned a Central Office Code, the Parties will be required to complete the Central Office Code (NXX) Assignment Request and Confirmation Form (Code Request Form) in accordance with Industry Numbering Committee’s Central Office Code (NXX) Assignment Guidelines (INC 95-0407-008).

1.4	During the term of this Agreement, where a Party is utilizing its own switch, that Party has the responsibility to contact the North American Numbering Plan Administrator, NeuStar, for the assignment of numbering resources.

1.5	It shall be the responsibility of each Party to program and update its own switches and network systems in accordance with the Local Exchange Routing Guide (“LERG”) with respect to Local Number Portability in order to recognize and route traffic to the other Party’s assigned NXX Codes at all times.

1.6	Where BellSouth provides local switching or resold services to ITC^DeltaCom, BellSouth will provide ITC^DeltaCom with on-line access to intermediate telephone numbers as defined by applicable FCC rules and regulations on a nondiscriminatory, first come first served basis. The Parties acknowledge that where there is a shortage of telephone numbers in a particular rate center, in such instances, BellSouth may request that ITC^DeltaCom return unused intermediate numbers to BellSouth. ITC^DeltaCom will make a good faith effort to identify and return any unused numbers to BellSouth. BellSouth shall make all such requests on a nondiscriminatory basis.

1.7	ITC^DeltaCom may at its option designate up to 100 intermediate telephone numbers per rate center for ITC^DeltaCom’s sole use. Assignment, reservation and use of telephone numbers shall be governed by applicable FCC rules and regulations.

CCCS 314 of 530

Attachment 5

1.8	ITC^DeltaCom reserves its right to assign and port numbers to ITC^DeltaCom facilities based customers.

1.9	In the event ITC^DeltaCom ports a number that is associated with a “choke code”, upon ITC^DeltaCom’s request the Parties shall work to set up routing from the “choke code” calling number to the ported telephone number, as agreed to by the Southeast Region Operations Committee.

1.10	End User Line Charge. BellSouth shall bill and ITC^DeltaCom shall pay the end user line charge associated with implementing LNP, when (1) ITC^DeltaCom resells BellSouth’s local service; (2) when ITC^DeltaCom purchases switching ports as unbundled network elements under Section 251; and (3) when BellSouth provides query service. Charges for End User Line Charge are as set forth in BellSouth’s FCC Tariff No. 1. This charge is not subject to the resale discount set forth in Attachment 1 of this Agreement.

1.11	To limit service outage, the Parties will adhere to the process flows and cutover guidelines for porting numbers as outlined in the LNP Reference Guide, as amended from time to time, in accordance with rules, regulations, and guidelines adopted by the Commission, the FCC and industry fora. Other changes, when required, to the LNP Reference Guide will be applicable to the Parties upon mutual agreement thereto. The LNP Reference Guide, Issue 3, April, 2001 incorporated herein by reference is accessible via the Internet at the following website: http://www.interconnection.bellsouth.com.

1.12	The Parties will set Location Routing Number (LRN) unconditional or 10-digit triggers where applicable. Where triggers are set, the porting Party will remove the ported number at the same time the trigger is removed.

1.13	A trigger order is a service order issued in advance of the porting of a number. A trigger order 1) initiates call queries to the AIN SS7 network in advance of the number being ported; and 2) provides for the new service provider to be in control of when a number ports.

1.14	Where triggers are not set, the Parties shall coordinate the porting of the number between service providers so as to minimize service interruptions to the end user.

1.15	BellSouth and ITC^DeltaCom will work cooperatively to implement change to LNP process flows ordered by the FCC or as recommended by standard industry forums addressing LNP.

1.16	ITC^DeltaCom reserves its right to assign and port numbers to ITC^DeltaCom facilities based customers.

2.	LOCAL NUMBER PORTABILITY

2.1	Description of LNP. LNP uses the industry standard LRN that assigns a unique 10-digit number to each Wire Center to the extent technically feasible. To support

CCCS 315 of 530

Attachment 5

LNP, LRN data is stored, and LNP is provisioned on Advanced Intelligent Network (“AIN”) elements that replace the dialed TLN with the LRN so that LNP calls can be routed to the proper Wire Center for connection to the dialed party. To obtain the LRN data and properly provision LNP services, carriers must be connected to independently operated Regional Number Portability Administration Centers (“NPACs”), which will manage LNP services and provide LNP call routing data to carriers.

2.2	Charges. The Parties agree to compensate each other for providing LNP in accordance with pertinent rules, orders and charges adopted or approved by the State Commission, FCC, and effective Tariffs filed in accordance with such State Commission or FCC requirements. Such charges shall be itemized and clearly designated as “LNP charges.”

2.3	It shall be the responsibility of each Party to disconnect numbers within two (2) hours of request of the other Party or as otherwise ordered by the Commission,

2.3.1	For an LNP Coordinated Cutover Environment (where the loop is being purchased by ITC^DeltaCom as an unbundled Network Element at the time of LNP implementation), BellSouth shall use best efforts to update switch translations, where necessary, within fifteen (15) minutes or as otherwise ordered by the Commission, after receiving the activate message from NPAC.

2.3.2	For an LNP Non-Coordinated Cutover Environment (where the Loop is supplied by ITC^DeltaCom) BellSouth shall use its best efforts to update switch translations where necessary, within fifteen (15) minutes, or as otherwise ordered by the Commission, after receiving the activate message from NPAC.

2.4	Number Portability Through NXX Migration

The Parties agree that any request for transfer of central office codes and thousands block of numbers shall be pursuant to Central Office Code (NXX) Assignment Guidelines (INC-95-0407-008) and Thousands Block Number (NXX-X) Pooling Administration Guidelines (INC-99-0127-023), as may be amended from time to time.

3.	OPERATIONAL SUPPORT SYSTEM (OSS) RATES

3.1	BellSouth shall bill ITC^DeltaCom OSS rates pursuant to the terms, conditions and rates for OSS as set forth in Exhibit D of Attachment 2. ITC^DeltaCom shall bill BellSouth a single manual OSS charge (SOMAN) per local service request associated with the ‘port back’ of a telephone number to BellSouth as set forth in Exhibit D of Attachment 2, pursuant to the terms and conditions under which BellSouth bills ITC^DeltaCom for OSS. Should BellSouth desire to establish a mechanized interface with ITC^DeltaCom in support of the ‘port back’ local service requests, BellSouth shall initiate a New Business Request to ITC^DeltaCom.

CCCS 316 of 530

Attachment 6

Attachment 6

Ordering, Provisioning, Maintenance and Repair

CCCS 317 of 530

Attachment 6

1.	Ordering and Provisioning	3

2.	Change Management	6

3.	Pre-Ordering Interfaces and Functions	7

4.	Ordering/Provisioning Interfaces and Functions	9

5.	Maintenance/Repair Interfaces and Functions	15

6.	Service Date Advancement Charges	18

CCCS 318 of 530

Attachment 6

ORDERING AND PROVISIONING

1.	Ordering and Provisioning

1.1	BellSouth shall provide ordering and provisioning services to ITC^DeltaCom that are equal to the ordering and provisioning services BellSouth provides to itself, any affiliates or subsidiaries or any other CLEC where technically feasible and shall provide reasonable assistance, both written and verbally to ITC^DeltaCom as necessary for ITC^DeltaCom to understand how to implement and use all of the OSS functions available to it. BellSouth shall provide information, assistance and access to training at rates as may be specified by BellSouth as necessary to provide ITC^DeltaCom with nondiscriminatory access to BellSouth’s OSS. BellSouth shall make available one free seat per year for each OSS system (e.g. LENS, TAG, EDI, SOEG, PMAP, ECTA and TAFI). Additional training shall be available at rates specified by BellSouth. BellSouth shall provide ITC^DeltaCom with nondiscriminatory access to its Operations Support Systems (“OSS”) as necessary to access pre-ordering information, place orders, and obtain maintenance and repair, of both Resale Services and Unbundled Network Elements (“UNEs”). Detailed guidelines for ordering and pre-ordering are set forth in the Ordering Guide for manual ordering and the Local Exchange Ordering Guide for electronic ordering and other documents specific to ordering local service on the interconnection web site. Except where otherwise required by Commission order, where practicable, BellSouth will notify ITC^DeltaCom of changes to ordering and preordering interfaces and business rules via the appropriate BellSouth web site thirty (30) days prior to such changes. In addition, BellSouth will use its best efforts, through the account team assigned to ITC^DeltaCom and upon ITC^DeltaCom’s request, to provide such notices via e-mail to the address specified by ITC^DeltaCom.

1.2

All changes implemented by the Change Control Process (“CCP”) and OBF, as appropriate, unless mutually agreed otherwise, shall be followed by the Parties. Upon request of ITC^DeltaCom for electronic access to the pre-ordering, ordering/provisioning, maintenance/repair and billing functions. determined by the Change Control Process (“CCP”); (i) for ordering, an electronic interface utilizing Electronic Data Interchange established by the Ordering and Billing Forum (OBF) and the Alliance for Telecommunications Industry Solutions (ATIS) as determined (note name change) by Change Control Process (CCP); (v) and other mutually agreeable method; (ii) for pre-ordering and ordering, a -human-to-machine interface known as the Local Exchange Navigation System (“LENS”), and the machine-to-machine interface known as Telecommunications Access Gateway (“TAG”); (iii) facsimile-based and e-mail-based interfaces; (iv) BellSouth’s Trouble Analysis and Facilitation Interface (“TAFI”), T1/M1

CCCS 319 of 530

Attachment 6

machine-to-machine interface, and Electronic Communication Trouble Administration (“ECTA”) interface for maintenance and repair; BellSouth shall provide loop make-up information electronically in accordance with current releases. BellSouth shall accept and provision electronically Resold services, Advanced Services, UNE, and other facility services at parity to that provided by BellSouth to itself, its Affiliates or any other Telecommunications Carrier.

1.3	BellSouth should administer testing in accordance with its published test process as set forth in BellSouth’s guide, CLEC Pre-Ordering/Ordering Interface TPP (Testing Practices and Procedures), Version 3.0.1, Issue dated July 15, 2004 on BellSouth’s website: http://interconnection.bellsouth.com/clectest/testing_documentation.html as amended from time to time. Test decks should include up to date scripts and provided both new functionality testing as well as regression testing. ITC^DeltaCom should be allowed to select the test venue when multiple choices exist, and create test scripts using its own data.

1.4	ITC^DeltaCom may utilize BellSouth electronic interfaces for the purpose of establishing and maintaining Resale services, UNEs and future uses as they are made available by BellSouth.

1.5	When utilizing such OSS functions, the Parties shall at all times adhere to all FCC requirements relating to confidentiality of End-Users’ Customer Proprietary Network Information (“CPNI”) and in accordance with the terms of the Blanket Letter of Authorization provided to each Party.

1.6	BellSouth and ITC^DeltaCom shall jointly establish interface contingency and disaster recovery plans for the pre-order, ordering, provisioning, repair and maintenance of Resale Services and UNEs.

1.7	The electronic interfaces described herein shall be utilized for, but not limited to, transferring and receiving orders, Firm Order Confirmations (FOCs), completions notices, Design Layout Records (DLRs) as applicable and when available, and Facility Check when ordered by the Commission, electronic error notices, for reject or clarification, and service jeopardies, in addition to Loss Notification Reports.

1.8	Industry standards bodies and forums regularly produce updates and new releases to specifications and documentation related to electronic access to OSS functions. Except as otherwise specified in the Agreement, the Parties agree that systems, business rules and ordering guidelines utilized for access to OSS shall be compliant with the most current policies and/or guidelines with industry standards including OBF unless the Parties mutually agree otherwise. The Party’s will notify each other via letter.

CCCS 320 of 530

Attachment 6

1.8.1	Neither Party waives its right to participate in, or advocate any position in connection with deliberations of OBF, ATIS-TCIF or other industry standards organizations to establish and conform standards for electronic interfaces for pre-ordering, ordering, provisioning, and maintenance and repair. ITC^DeltaCom and BellSouth shall be individually responsible for evaluating the risk of developing their respective systems in advance of standards and shall support their own system modifications as necessary to comply with new requirements.

1.9	In areas where BellSouth does not provide an electronic interface for the pre-order and ordering processes, BellSouth and ITC^DeltaCom shall develop manual work around processes until such time as the transactions can be electronically transmitted. ITC^DeltaCom shall transmit preorder and ordering requests to the Local Carrier Service Center (“LCSC”) via facsimile where electronic interfaces are not available or are not functioning. In the event, that LENs, TAG or EDI is unavailable to process electronic orders due to system failures or internal program issues and a manual service order is required then SOMEC should be indicated on the LSR consistent with BellSouth’s The Local Ordering Handbook (LOH) in order to incur electronic service order charges.

1.10	BellSouth shall provide ITC^DeltaCom personnel with all relevant manuals or other publications, information concerning ordering codes and field identifiers, and information concerning other business rules or practices necessary to ensure nondiscriminatory access to OSS, including all updates, on a timely basis via an electronic means as mutually agreed by the Parties.

1.11	BellSouth shall deploy the necessary systems and personnel to provide sufficient access to each of the necessary OSS functions.

1.12	BellSouth shall provide ITC^DeltaCom with all of the information necessary to format and process its electronic requests so that these requests flow through the interfaces, the transmission links, and into the legacy systems as quickly and efficiently as possible.

1.13	BellSouth shall disclose to ITC^DeltaCom any ‘business rules,’ including information concerning the ordering codes, that BellSouth uses which ITC^DeltaCom needs to place orders through the system efficiently via BellSouth’s Interconnection Web Site in downloadable common, spaced value format. Such ordering codes include universal service ordering codes (“USOCs”) and field identifiers (“FIDs”) used to identify the different services and features used in offering Telecommunications Services to Customers. Throughout the term of this Agreement, the following information will be available on BellSouth’s Web Site:

1.13.1	USOC Code. Alphanumeric code that is utilized to provision BellSouth products and services;

CCCS 321 of 530

Attachment 6

1.13.2	USOC Description. English description of each USOC Code;

1.13.3	Service Type Indicator. Designates whether the USOC is available at the order level;

1.13.4	Line Indicator. Designates whether the USOC is available at the line level;

1.13.5	Feature Charge Code. Designates whether the USOC is available at the feature level;

1.13.6	FIDs. A list of all valid FIDs (File Identifiers) associated with the USOC;

1.14	BellSouth shall ensure that its OSS are designed to accommodate both current demand and projected demand of ITC^DeltaCom and other CLECs in the aggregate for access to OSS functions.

1.15	For those OSS functions, if any, that have no retail analogue, BellSouth shall provide access to ITC^DeltaCom that offers ITC^DeltaCom a meaningful opportunity to compete. The specific performance measurements for OSS functions are specified in Attachment 10.

1.16	BellSouth shall provide access to OSS functions necessary to order both individual UNEs and those combinations of Network Elements as set forth in Attachment 2.

1.17	BellSouth OSS functions for ordering, tracking and provisioning shall be able to handle reasonable fluctuations in service orders by competing carriers as well as reasonably foreseeable general increases in ordering volumes.

1.18	The Ordering Guide and the Local Exchange Ordering Guide, and associated training and carrier consultation, shall support both Resale services and UNEs.

1.19	BellSouth shall provide ITC^DeltaCom notification of disconnects, updated and delivered once daily, via an electronic process known as Loss Notification.

2.	Change Management

2.1	BellSouth reserves the right to modify or discontinue the use of any OSS interface or version of such interface on the following terms:

2.1.1	With respect to national standard electronic interfaces, upon the release of a new version of such interfaces, BellSouth shall maintain the current national standard version and the previous national standard version.

CCCS 322 of 530

Attachment 6

2.1.2	With respect to discontinuation of electronic interfaces, BellSouth shall provide ITC^DeltaCom with 180 days advance notice of such discontinuation consistent with applicable state and FCC requirements.

2.1.3	With respect to changes or modifications to electronic interfaces other than as specified in 2.1.1 above, BellSouth shall provide prior notice of such changes and modifications and shall use its best efforts to provide ITC^DeltaCom with 180 days advance notice of such changes or modifications. When necessary, the Parties shall work cooperatively to develop a temporary work around solution and to implement such changes and modifications to the electronic interfaces.

2.2	Database Downloads

2.2.1	Product and Service Information Management System (“PSIMS”). BellSouth shall provide ITC^DeltaCom, on a monthly basis, a flat file extraction of PSIMS, which includes PIC availability as well as a list of the features and functions available on an end office-by-end office basis, via CONNECT:Direct Service. There is no charge for obtaining the PSIMS file in this manner.

3.	Pre-Ordering Interfaces and Functions

3.1	Definition. Pre-ordering is defined as the exchange of information between ITC^DeltaCom and BellSouth relating to current or proposed products, services or UNEs utilized by End Users. Pre-ordering includes the activities undertaken by ITC^DeltaCom to gather and verify information necessary to formulate an accurate order for End Users. As provided hereafter, pre-ordering functions include, without limitation: telephone number selection; street address validation; services and features availability; due date selection; loop make-up information; pending service order information, directory listings information pursuant to Section 3.4.1 below and Customer Service Record (“CSR”) information as set forth in BellSouth’s Customer Service Record (CSR) Job Aid and Parsed Customer Service (PCSR) Job Aid, Issue 3-November, 2003, as amended from time to time, incorporated herein by this reference is accessible via the Internet at the following: http://www.interconnection.bellsouth.com. BellSouth shall provide OSS to ITC^DeltaCom necessary to access such pre-order functions that is at parity with that provided by BellSouth to itself, its Affiliates, or any other Telecommunications Carrier.

CCCS 323 of 530

Attachment 6

3.2	BellSouth will provide to ITC^DeltaCom non-discriminatory access to the information to perform the functions of pre-ordering, ordering, provisioning, maintenance and repair and billing.

3.3	BellSouth acknowledges that ordering requirements necessitate the use of current, real time pre-order information to accurately build service orders. Each pre-order interface shall be available twenty-four (24) hours a day, seven (7) days a week, less reasonable periods required for regular maintenance and scheduled down-time. BellSouth shall use its best efforts to perform maintenance and schedule down-time during evening hours and on weekends, and will post its scheduled down time on its website http://www.interconnection.bellsouth.com.

3.4	Preordering Functions. In accordance with FCC and Commission rules and orders, BellSouth will provide electronic access to the following pre-ordering functions:

3.4.1	Customer Service Record information as set forth in BellSouth’s Customer Service Record (CSR) Job Aid and Parsed Customer Service (PCSR) Job Aid, Issue 3-November, 2003, as amended from time to time, incorporated herein by this reference is accessible via the Internet at the following: http://www.interconnection.bellsouth.com. Access is provided through the Local Exchange Navigation System (LENS) interface, Electronic Data Interchange (EDI) and the Telecommunications Access Gateway (TAG) interface. BellSouth agrees to provide accurate customer service record information that is updated on a daily basis. When a customer selects ITC^DeltaCom as its primary local carrier, BellSouth will, within 24 hours after the conversion date, update the customer service record.

3.4.2	Upon receipt of a customer service record (CSR) request, the Parties shall provide paper copies of the CSR as follows: CSR’s of fifty (50) pages or less will be returned via facsimile within eight (8) business hours of receipt of the request. CSR’s greater than 50 pages will be sent within twenty-four (24) business hours of receipt of the request by US Mail or overnight, at the requesting Party’s expense. Business hours are as set forth in Center Information accessible via the Internet at the following: http://www.interconnection.bellsouth.com. ITC^DeltaCom will provide BellSouth CSR information including circuit numbers associated with each telephone number when applicable.

3.4.3	Provide service availability dates as set forth in BellSouth Products and Services Interval Guide, Issue 5G, March, 2003, as amended from time to time, incorporated herein by this reference is accessible via the Internet at the following: http://www.interconnection.bellsouth.com.

CCCS 324 of 530

Attachment 6

3.4.4	Provide information regarding the dispatch/installation schedule, if applicable;

3.4.5	Provide PIC/LPIC options for intraLATA toll and interLATA toll;

3.4.6	Perform address verification; /MSAG/RSAG and CRIS, and reconcile data between address databases.

3.4.7	Channel Facility Assignment (“CFA”), Network Channel (“NC”), and Network Channel Interface (“NCI”) data. NC and NCI combinations will be clearly defined and posted to BellSouth’s website in a timely manner.

4.	Ordering/Provisioning Interfaces and Functions

4.1	For generation of Resale and UNE service orders, ordering flows shall be available via such electronic interfaces for each of the following ordering functions: Conversion (“as is” or “with changes”); Change (features, listings, long distance, etc); New Connect; Disconnect; From and To (change of premises with same service).

4.1.1	BellSouth shall accept any requests from ITC^DeltaCom to disconnect the service of an existing ITC^DeltaCom end user. BellSouth will not require end user confirmation prior to disconnection of the end user’s service. If ITC^DeltaCom rescinds such disconnect order or issues a reconnect order within 24 hours of submission of the disconnect order, BellSouth shall use its best efforts to reconnect service within 24 hours.

4.2	BellSouth shall provide ITC^DeltaCom with a FOC for each Resale and UNE order. As of the date of this Agreement, the FOC includes purchase order number, telephone number, Local Service Request Number, the due date and Service Order number. Any changes to information included in the FOC shall be as determined by the CCP. BellSouth shall provide an FOC as defined in the applicable state ordered performance measure plan. Where ordered by the Commissions, an electronic check of facilities availability will be conducted prior to the delivery of the FOC for those orders that are impacted by facilities and/or ITC^DeltaCom is to required not required to check facilities as part of the pre-order process.

4.2.1

A completions notifier, indicating posting to the appropriate BellSouth billing system and Customer Service Record update, shall be provided to ITC^DeltaCom as provided to all CLECs in release 13.0. The notifier should contain the Purchase Order Number

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Attachment 6

(PON), the date FOC’d, the date posted, the account telephone number, and the BellSouth service order number.

4.2.2	When ITC^DeltaCom is the losing carrier, BellSouth will report the loss via the Line Loss Notification Report available via the Performance Measurement and Analysis Platform (PMAP) website. ITC^DeltaCom may use this operational report to discontinue billing. The Line Loss Notification Report will reflect a loss upon the order completing BellSouth’s ordering and billing processes error free. In the event of a billing error, the physical work in BellSouth’s network is complete but a delay is incurred in reporting the loss on the Line Loss Notification Report. BellSouth will use its best effort to insure that less than five (5) percent of the loss orders for ITC^DeltaCom will be delayed posting to the Line Loss Notification Report due to a billing error.

4.3	BellSouth shall provision Resale Services and UNEs as prescribed in ITC^DeltaCom’s service order requests. Access to status on such electronic orders of Resale services and UNEs shall be provided via the electronic interfaces utilized by ITC^DeltaCom. Status on manual orders shall be available by access to CSOTS and operational reports located on the PMAP website.

4.4	Order Status shall allow ITC^DeltaCom to check service order status, including any pending orders, as well as Due Dates and Customer Facility Due Date-Jeopardies.

4.5	BellSouth shall provide notice of a lack of facilities availability at parity (in terms of means and timing) to that BellSouth provides to itself, its Affiliates, or any other Telecommunications Carrier.

4.6	General Ordering/Provisioning Requirements

4.6.1	BellSouth shall provide a single point of contact (“SPOC”) for the provisioning of Resale Services (LCSC) and provisioning of UNEs (UNE center) ordered by ITC^DeltaCom. For services and UNEs available electronically, preordering and ordering shall be available via an electronic interface seven (7) days a week, 24 hours a day less reasonable periods for maintenance and scheduled downtime. During provisioning of services to ITC^DeltaCom, support personnel will be available until the migration of the end user is complete. Provisioning services (LCSC and UNE Center) shall be provided during the same business hours that BellSouth provisions services to it’s own end users. All other ITC^DeltaCom requests for provision and installation services are considered outside of the normal hours of operation and may be performed subject to the application of additional charges.

4.6.2

BellSouth shall provide access to assistance for technical issues such as connectivity and passwords related to LENS, TAG and TAFI, and to the “EDI Central Group” for technical problems with EDI. Assistance will be available by

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Attachment 6

telephone during normal business hours and through other contacts on nights, weekends and holidays.

4.6.3	BellSouth shall provide the following to ITC^DeltaCom:

4.6.3.1	Circuit Layout Record Card and Design Layout Records (“DLRs”) for designed unbundled Network Elements;

4.6.3.2	Upon request of ITC^DeltaCom, advance information on the details and requirements for planning and implementation of NPA splits.

4.6.3.3	BellSouth shall provide MSAG to ITC^DeltaCom, as a facilities based carrier, and shall provide updates to MSAG on a monthly basis. MSAG and the updates thereto shall be provided at no charge.

4.6.4	BellSouth and ITC^DeltaCom shall work cooperatively to develop methods and procedures between BellSouth’s LCSC and ITC^DeltaCom’s corresponding Work Center(s) regarding common systems and work center interfaces.

4.6.5	BellSouth and ITC^DeltaCom shall establish mutually acceptable methods and procedures at no charge to the other for handling all misdirected calls from ITC^DeltaCom End Users. All misdirected calls to BellSouth from ITC^DeltaCom End Users shall be given a recording (or a live statement) directing them to call an ITC^DeltaCom designated 800 number. ITC^DeltaCom, on a reciprocal basis, shall refer all misdirected calls that ITC^DeltaCom receives from BellSouth End Users to a BellSouth-designated number.

4.6.6	BellSouth shall provide order format specifications to ITC^DeltaCom for all available services, features, and functions and for ancillary data that is necessary to provision these services. Business Rules and EDI Mapping for format and data requirements shall be consistent with industry guidelines and standards.

4.6.7	The Parties shall provide a generic intercept referral message that includes any new telephone number of an End User for the same period of time that the Party’s provide such service to their end users. The intercept message shall be similar in format to the intercept referral message currently provided by BellSouth for its own End Users. Each Party shall provide this referral service at no charge to the other Party.

4.6.8	BellSouth shall perform all pre-testing necessary to insure the services ordered meet the specifications outlined in the technical service description provided by BellSouth for the service being ordered.

CCCS 327 of 530

Attachment 6

4.6.9	Any written “leave behind” materials that BellSouth technicians provide to ITC^DeltaCom End Users shall be non-branded materials that do not identify the work being performed as being by BellSouth. These materials shall include, without limitation, non-branded forms for the Customer and non-branded “not at home” cards. BellSouth technicians shall not use the visit to market BellSouth services.

4.6.10	If an ITC^DeltaCom End User requests a change of service at the time of installation, BellSouth technicians shall direct them to contact ITC^DeltaCom directly and provide a toll-free (8xx) number supplied by ITC^DeltaCom. When a BellSouth employee visits the premise of an ITC^DeltaCom End User, the BellSouth employee shall inform the Customer that he or she is there acting on behalf of ITC^DeltaCom.

4.6.11	BellSouth shall provide telephone and/or facsimile notification of any charges associated with any construction required for a given service, and obtain ITC^DeltaCom’s approval prior to commencing construction under an ITC^DeltaCom order for such service or those charges shall be waived.

4.6.12	Each Party shall train and direct its employees who have contact with End Users of the other Party, including but not limited to those employees involved in the process of provisioning, maintenance or repair, not to disparage the other Party or its services in any way to the other Party’s End Users. Nor shall either Party use these calls to End Users as a basis for internal referrals or to solicit customers to market services. Both Parties shall respond with accurate information in answering customer questions.

4.6.13

When ITC^DeltaCom places an LSR, ITC^DeltaCom shall specify a requested Due Date, and BellSouth shall assign a Due Date based on the applicable intervals. In the event, ITC^DeltaCom’s requested date is less than the standard interval, ITC^DeltaCom shall indicate on the Local Service Request (LSR) the request for expedite and may contact BellSouth by telephone and the Parties shall negotiate an expedited (aka Service Date Advancement) Due Date. This situation shall be considered an expedited order. In the event the negotiated Due Date assigned by BellSouth is within the standard interval, the order will not be considered expedited. BellSouth shall not complete the order prior to the Due Date unless authorized by ITC^DeltaCom. BellSouth shall use its best efforts to notify ITC^DeltaCom of any known jeopardies prior to the scheduled conversion. BellSouth shall also promptly notify ITC^DeltaCom of the revised installation Due Date if known at the time of the jeopardy notice. If ITC^DeltaCom requests that an order be expedited, BellSouth shall notify ITC^DeltaCom of the status of the order within the expedited interval (i) by the end of the same Business Day when such expedite requests are made prior to noon; or (ii) by noon the following Business Day otherwise. Service Date

CCCS 328 of 530

Attachment 6

Advancement Charges (aka Expedites) will be as set forth in Exhibit D, Attachment 2 of this Agreement.

4.6.14	ITC^DeltaCom and BellSouth shall agree to escalation procedures and contacts for resolving issues related to ordering and provisioning procedures or to the processing of individual orders, subject ultimately to the dispute resolution provisions of this Agreement. BellSouth shall use its best efforts to notify ITC^DeltaCom of any modifications to these contacts within ten (10) business days of any such modifications.

4.6.15	BellSouth shall transmit to ITC^DeltaCom a FOC or, in the alternative, notification of the lack of available facilities within time periods specified herein after BellSouth’s receipt of a complete and correct LSR from ITC^DeltaCom, provided, however, that an LSR for complex services requiring a service inquiry shall be deemed received for these purposes only after completion of the service inquiry. The FOC shall contain a due date, which shall be established on a nondiscriminatory basis with respect to installation dates for comparable orders at such time. An LSR for LNP and an associated unbundled Loop simultaneously, BellSouth shall likewise issue a FOC for both the Loop and the LNP simultaneously. BellSouth shall provide ITC^DeltaCom FOCs for resale, unbundled network elements, LNP and local interoffice transport as follows: fully mechanized in three (3) hours, partially mechanized in 10 hours and non-mechanized in 36 hours; interconnection trunks FOC will be provided within 10 days or pursuant to Commission

4.6.16	BellSouth shall notify ITC^DeltaCom via electronic interface, of Rejections/Errors contained in any of the data element(s) fields contained on any ITC^DeltaCom electronic Service Request. If the electronic interface is unavailable or malfunctioning, BellSouth shall notify ITC^DeltaCom by telephone, facsimile, or email as mutually agreed to by the Parties, of such Rejections and Errors.

4.6.17	ITC^DeltaCom shall specify on each LSR its Desired Due Date (DDD) for completion of that particular order. BellSouth shall not complete the order prior to DDD unless authorized or accepted by ITC^DeltaCom. BellSouth shall notify ITC^DeltaCom if the DDD cannot be met. BellSouth shall exercise best efforts to meet the DDD for Network Element requests.

4.6.18	Use of Facilities. When a customer of a ITC^DeltaCom elects to discontinue service and transfer service to another local exchange carrier, including BellSouth, BellSouth shall have the right to reuse the facilities provided to CLEC by BellSouth for retail or resale service, unbundled loop and/or unbundled port for that customer.

CCCS 329 of 530

Attachment 6

4.6.18.1	Upon receipt of a service order, BellSouth will do the following:

4.6.18.1.1	Process disconnect and reconnect orders to provision the service which shall be due dated using current interval guidelines.

4.6.18.1.2	Reuse the serving facility for the retail, resale service, or unbundled network element at the same location.

4.6.18.1.3	BellSouth shall cease billing ITC^DeltaCom for that facility concurrent with the date of disconnect, effective billing date (EBD) or reuse of the facility by BellSouth or another CLEC.

4.6.19	BellSouth shall provision UNEs with the same timeliness that the same or similar facilities are provisioned to BellSouth’s Affiliates, or other Persons to whom BellSouth directly provides such facilities.

4.6.20	When available, BellSouth shall provide ITC^DeltaCom with the ability to have BellSouth end offices AIN triggers initiated via an electronic service order from ITC^DeltaCom.

4.6.21	ITC^DeltaCom may order from BellSouth multiple individual UNEs on a single order without the need for ITC^DeltaCom to send an order for each such UNE, if such UNEs are (i) for a single type of service, (ii) for the same type of loop, (iii) for a single location and (iv) for the same account.

4.6.22	BellSouth shall recognize ITC^DeltaCom as the Customer of Record for all UNEs ordered by ITC^DeltaCom and shall send all notices, invoices and pertinent Customer information directly to ITC^DeltaCom.

4.6.23	BellSouth agrees to use commercially reasonable best efforts to cooperatively test within two (2) hours of request on a first-come, first-serve basis in priority.

4.6.24	Order Flow Through. Order Flow Through is defined as the process whereby ITC^DeltaCom’s orders are transmitted electronically through the gateway and accepted into BellSouth’s back office order systems without manual intervention.

4.6.25

Upon request, BellSouth will provide to ITC^DeltaCom, a test line per switch for ITC^DeltaCom’s use solely to do verification testing of routing and translations instructions in BellSouth’s switches. This test line provided by BellSouth will utilize Remote Call Forwarding and Call Forwarding Variable. Test lines will be provided to ITC^DeltaCom in sufficient time for ITC^DeltaCom to perform its verification testing prior to NXX code activation.

CCCS 330 of 530

Attachment 6

Remote Call Forwarding and Call Forwarding Variable for test rates will be as set forth in Exhibit D of Attachment 2.

4.7	UNE Conversions

4.7.1	BellSouth agrees to coordinate with ITC^DeltaCom at least twenty-four to forty-eight hours prior to the due date a scheduled conversion date and time.

4.7.2	Twenty-four (24) to forty-eight (48) hours in advance of a loop cutover, BellSouth will conduct testing to ensure that dial tone from ITC^DeltaCom is available for requested loops. If dial tone is not available from ITC^DeltaCom, BellSouth will so notify ITC^DeltaCom.

4.7.3	If ITC^DeltaCom requests or approves that a BellSouth technician perform services in excess of those necessary for the conversion of “live” Telephone Exchange Services to UNEs, BellSouth may charge ITC^DeltaCom for any additional reasonable labor charges to perform such services.

4.7.4	Notwithstanding any other provision hereof, the performance/intervals for installation of unbundled Loops should not exceed the interval for reestablishing service for the customer with BellSouth.

5.	Maintenance/Repair Interfaces and Functions

5.1	BellSouth shall make available electronic interfaces to ITC^DeltaCom for maintenance, trouble reporting, and repair, including initiation of trouble tickets, updates/changes, status checking, scheduling maintenance appointments, and cancellation, for both Resale services and UNEs. Ongoing maintenance practices on unbundled loops shall equal the practices employed by BellSouth for facilities used to provide retail services. BellSouth will use its best efforts to ensure that the mean time to repair unbundled loops shall be equivalent to the mean time to repair reported by BellSouth for its retail customers. OSS support will include generally available training, documentation and notifications as appropriate for CPSS, CPSS-TA and any new tools deployed for maintenance of customer services.

5.1.1	If ITC^DeltaCom has received an FOC for resale or UNE order, BellSouth’s repair department shall have responsibility for coordinating actions to restore service to end-user when end-user reports an outage.

5.1.2	BellSouth agrees to provide features on a temporary basis in a nondiscriminatory basis.

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Attachment 6

5.2	BellSouth’s maintenance systems and databases will allow ITC^DeltaCom maintenance personnel and customer service representatives to perform the following functions for ITC^DeltaCom Customers: (i) enter a new customer trouble ticket into the BellSouth maintenance system for an ITC^DeltaCom Customer; (ii) retrieve and track current status on all ITC^DeltaCom Customer repair tickets; (iii) receive “estimated time to repair” (“ETTR”) on a real-time basis; (iv) perform where appropriate an electronic test at the time of ticket entry and provide test results to ITC^DeltaCom; and (v) electronic notification when trouble is cleared.

5.3	If an electronic interface is not available, BellSouth agrees that ITC^DeltaCom may transmit repair calls to BellSouth’s repair bureau and request dispatching a BellSouth technician to an ITC^DeltaCom customer’s premises by telephone. BellSouth agrees to provide the status upon ITC^DeltaCom’s request, in an expedient manner. The speed of answer time for ITC^DeltaCom shall be equal to that for BellSouth.

5.4	BellSouth shall prioritize ITC^DeltaCom end users for purposes of repair in the same manner and within the same time frames that BellSouth prioritizes its own end users for repair as described in this Section. In disaster situations, BellSouth follows the FCC’s Emergency Preparedness Restoration Guidelines (010-400-002 BT). In non-disaster situations, ITC^DeltaCom shall receive response time priority that is at least equal to the response time priority that BellSouth provides to its own End Users, and the End Users of its Affiliates and other Telecommunications Carriers, and BellSouth shall use the same prioritization, at no additional charge, for the repair of ITC^DeltaCom’s UNEs or resale and services where ITC^DeltaCom reports to BellSouth that the UNE or service serves an emergency facility, an end user requiring access to emergency facilities via telecommunications services or another high priority end user. ITC^DeltaCom agrees to submit expedite reports pursuant to this Section only in the circumstances described herein, and any such report for prioritization shall be made in good faith. The Parties shall comply with the Disaster Recovery Plan as set forth in Attachment 10 of this Agreement.

5.5	BellSouth agrees to advise ITC^DeltaCom of any central office failure or other major service interruptions that are known at the time of an inquiry or trouble report.

5.6	BellSouth agrees to provide, via electronic interface, an Estimated Time to Repair (“ETTR”) on all trouble reports submitted electronically, an appointment time or a commitment time, as appropriate.

5.7	The Parties shall insure that all technicians and representatives are properly trained and that they follow such procedures in all their communications with

CCCS 332 of 530

Attachment 6

End Users. At a minimum, the aforementioned procedures shall assume that: (1) BellSouth technicians shall provide repair service that is at least equal in quality to that provided to BellSouth customers or any other entity; (2) maintenance and repair shall take place based on a prioritization schedule devised by mutual agreement of the parties; (3) Customers shall be restored to service based on the priority system devised by mutual agreement of the parties on a non-discriminatory basis; and (4) ITC^DeltaCom may prioritize repair scheduling of its own customers through an escalation procedure.

5.8	The BellSouth repair bureau including the Electronic Interface, shall be on-line and operational twenty-four (24) hours per day, seven (7) days per week except for scheduled electronic interface downtime.

5.9	Service centers shall be established by both Parties to handle service issues, escalations, and resolution of billing issues and other administrative problems.

5.10	The Parties agree to adopt a process for the efficient management of misdirected service calls.

5.11	BellSouth shall perform Mechanized Unbundled Loop Tests (“Quick Test”) at the request of ITC^DeltaCom while ITC^DeltaCom is on line.

5.12	BellSouth shall attempt to close all trouble reports with ITC^DeltaCom, within 24 hours of resolution of the trouble. ITC^DeltaCom shall close all trouble reports with the End User. BellSouth’s outside technicians shall clear troubles to the network interface and provide callback from the fault location to ITC^DeltaCom.

5.13	BellSouth shall not undertake any work at an End User’s request for which ITC^DeltaCom would be charged without obtaining the prior approval of ITC^DeltaCom. This includes authorizations by ITC^DeltaCom if a dispatch is required to the customer premises as well as verification of actual work completed.

5.14	All Auto/Subscriber Line Tests (“ALT/SLT”) tests performed on ITC^DeltaCom customers that result in a failure shall be reported to ITC^DeltaCom.

5.15	ITC^DeltaCom shall coordinate dispatches to the customer premise. This includes re-dispatches for customer not-at-home.

5.16

BellSouth shall respond to ITC^DeltaCom customer alarms consistent with how and when they respond to alarms for their own customers. BellSouth shall ensure that all applicable alarm systems that support ITC^DeltaCom customers are

CCCS 333 of 530

Attachment 6

operational and the supporting databases are accurate so that equipment that is in alarm will be promptly identified.

5.17	BellSouth shall notify ITC^DeltaCom, of any scheduled maintenance activity performed by BellSouth that may be service affecting to ITC^DeltaCom local customers (i.e., cable throws, power tests, etc.).

5.18	The Parties agree to establish a special emergency escalation procedure for use in situations involving customer out-of-service situations.

5.19	In facility and power outage situations, BellSouth agrees to provide UNEs leased by ITC^DeltaCom the same priority for maintenance and restoral as similar elements used by BellSouth for itself or its Affiliates.

5.20	BellSouth shall notify ITC^DeltaCom at parity with its own retail units in the event any repair person is unable to be present for, or anticipates missing, a scheduled repair opportunity.

6.	Service Date Advancement Charges (a.k.a. Expedites)

For Service Date Advancement requests by ITC^DeltaCom Service Date Advancement charges will apply for intervals less than the standard interval as outlined in the BellSouth Product and Services Interval Guide. The charges as outlined in Exhibit D of Attachment 2 will apply as applicable.

CCCS 334 of 530

Attachment 7

Attachment 7

Billing and Billing Accuracy Certification

CCCS 335 of 530

Attachment 7

1.	Payment and Billing Arrangements	3

2.	Billing and Billing Accuracy Certification	10

3.	Billing Disputes	11

4.	RAO Hosting	12

5.	Optional Daily Usage File	16

6.	Access Daily Usage File	20

Escalation List		Exhibit A

Rates		Exhibit B

CCCS 336 of 530

Attachment 7

BILLING AND BILLING ACCURACY CERTIFICATION

1.	Payment and Billing Arrangements

1.1	The terms and conditions set forth in this Attachment shall apply to all services ordered and provisioned pursuant to this Agreement.

1.2	Billing. Currently, BellSouth provides billing through the Carrier Access Billing System (CABS), Integrated Billing System (IBS) and through the Customer Records Information System (CRIS) depending on the particular service(s) that ITC^DeltaCom requests. BellSouth will bill and record in accordance with this agreement those charges ITC^DeltaCom incurs as a result of ITC^DeltaCom purchasing from BellSouth Network Elements, Combinations, and Local Services, as set forth in this agreement. BellSouth will format all bills in CBOS Standard or CLUB/EDI format, depending on the type of service ordered. BellSouth’s bills to ITC^DeltaCom for unbundled network elements and resold services purchased by ITC^DeltaCom shall include the item (USOC), quantity and price of such purchased services. For those services where standards have not yet been developed, BellSouth’s billing shall be consistent with Ordering and Billing Forum (OBF) standards.

1.2.1	At either party’s request, multiple billing media or additional copies of bills will be provided at a reasonable cost.

1.2.2	BellSouth will render bills each month for resold lines on established bill days for each of ITC^DeltaCom’s accounts.

1.2	Master Account. The Parties have established accounts with each other.

1.3	Payment Responsibility. Payment of all charges will be the responsibility of ITC^DeltaCom or BellSouth as applicable. ITC^DeltaCom and BellSouth shall make payment to each other for all services billed. Neither Party shall be responsible for payments not received by the other Party’s customers. Neither Party shall become involved in billing disputes that may arise between the other Party and its customers. Payments made by either Party as payment on account shall be credited to an accounts receivable master account and not to an end user’s account.

1.4	Tax Exemption. Upon proof of tax exempt certification, the total amount billed shall not include any taxes due from the end user. The Retail Service provider shall be solely responsible for the computation, tracking, reporting and payment of all federal, state and/or local jurisdiction taxes associated with the services resold to the end user.

CCCS 337 of 530

Attachment 7

1.5	Miscellaneous. BellSouth will bill ITC^DeltaCom in advance for all resold services to be provided during the ensuing billing period except charges associated with service usage, which will be billed in arrears. Charges will be calculated on an individual End User account level, including, if applicable, any charge for usage or usage allowances. BellSouth will also bill ITC^DeltaCom and ITC^DeltaCom will be responsible for and remit to BellSouth, all charges applicable to resold services including but not limited to 911 and E911 charges, federal subscriber line charges, telecommunications relay charges (TRS), and franchise fees.]

1.6	Late Payment. If any portion of the payment is received by the Party after the payment due date as set forth preceding, or if any portion of the payment is received by the Party in funds that are not immediately available to the Party, then a late payment charge shall be due to the Party. The late payment charge shall be the portion of the payment not received by the payment due date multiplied by a late factor and will be applied on a per bill basis. For billing from BellSouth, the late factor shall be as set forth in Section A2 of the General Subscriber Services Tariff, Section B2 of the Private Line Service Tariff or Section E2 of the Intrastate Access Tariff, as appropriate. For billing from ITC^DeltaCom, the late factor shall be as set forth in the appropriate ITC^DeltaCom’s tariff, but in no event, shall such late factor exceed that set forth in the applicable BST tariff. In addition to any applicable late payment charges, the Party may be charged a fee for all returned checks as set forth in Section A2 of the General Subscriber Services Tariff or pursuant to the applicable state law.

1.7	Access Charges for Resold Services. Any Switched Access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, BellSouth. No additional charges are to be assessed to ITC^DeltaCom.

1.8	End User Common Line Charge for Resold Services. Pursuant to 47 CFR Section 51.617, BellSouth will bill ITC^DeltaCom end user common line charges identical to the end user common line charges BellSouth bills its end users.

1.9	Discontinuing Service. The procedures for discontinuing service to ITC^DeltaCom or BellSouth are as follows:

1.9.1	Each party reserves the right to suspend or terminate service for nonpayment in accordance with applicable state and federal regulations.

1.9.2	If payment of account is not received by the bill day in the month after the original bill day, the billing Party may provide written notice via certified

CCCS 338 of 530

Attachment 7

U.S. Mail to the other Party pursuant to the Notice Provision in Section 20.3 of General Terms and Conditions that additional applications for service may be refused and that any pending orders for service may not be completed if payment is not received by the fifteenth day following the date of the notice. Pending formalization of an escalation and dispute resolution process, the BellSouth General Manager of Credit and Collections will contact the ITC^DeltaCom CFO before the actual termination or interruption of order processing or ability to make a PICC changes. In addition the billing party may, at the same time, give thirty days notice to the person designated by the other party to receive notices of noncompliance, to discontinue the provision of existing services at any time thereafter. These conditions shall be applied consistent with the Settlement Agreement between the Parties.

1.9.3	In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

1.9.4	If the billing party does not discontinue the provision of the services involved on the date specified in the thirty days notice and the other Party’s noncompliance continues, nothing contained herein shall preclude the billing party’s right to discontinue the provision of the services without further notice.

1.9.5	If payment is not received or satisfactory arrangements made for payment by the date given in the written notification, the billed party’s services may be discontinued. Upon discontinuance of service on the billed party’s account, service to the billed party’s end users will be denied. The billing party will reestablish service at the request of the end user or the other Party upon payment of the appropriate connection fee and subject to the billing party’s normal application procedures. The billed party is solely responsible for notifying the end user of the proposed service disconnection.

1.9.6	If within fifteen days after an end user’s service has been denied no contact has been made in reference to restoring service, the end user's service shall be disconnected.

1.11

Deposit Policy. The Parties agree that the purpose of this Deposit is to provide assurance to BellSouth that timely payments for services performed and accurately billed are made by ITC^DeltaCom to BellSouth. The Parties also agree that the remedies of this Deposit Policy shall be applied in good faith and not under circumstances caused by an administrative error. BellSouth reserves the right to secure the accounts of new and existing customers only as provided for pursuant to this section. Customer, for purposes of this Section 1.11, is defined as ITC^DeltaCom Communications, Inc. or any entity authorized to conduct business as a

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CLEC in the state and does not include any parents or separate affiliates. Notice, for purposes of this Deposit Policy, is defined as written notification to the Chief Financial Officer, General Counsel, and Vice President of Line Cost Accounting of ITC^DeltaCom.

1.11.1	New Customers and existing Customers may satisfy the requirements of this section with a D&B credit rating of 5A1 or through the presentation of a payment guarantee executed by another existing customer of BellSouth and with terms acceptable to BellSouth where said guarantor has a credit rating equal to 5A1. Upon request, Customer shall complete the BellSouth credit profile and provide information, reasonably necessary, to BellSouth regarding creditworthiness.

1.11.2	With the exception of new Customers with a D&B credit rating equal to 5A1, BellSouth may secure the accounts of all new Customers as set forth in subsection 1.11.4. In addition, new Customers will be treated as such until twelve months from their first bill/invoice date, and will be treated as existing Customers thereafter.

1.11.3	If a Customer has filed for bankruptcy protection within twelve (12) months of the effective date of this Agreement, BellSouth may treat Customer, for purposes of establishing a security on its accounts as a new customer as set forth in subsection 1.11.7.

1.11.4	The security required by BellSouth shall take the form of cash, an Irrevocable Letter of Credit (BellSouth Form), Surety Bond (BellSouth Form), or, in BellSouth’s sole discretion, some other form of security proposed by Customer. The amount of the security shall not exceed one months’ estimated billing for services billed in advance and two months billing for services billed in arrears and if provided in cash, interest on said cash security shall accrue and be paid in accordance with the terms in the Commission approved General Subscriber BellSouth tariff for the appropriate state.

1.11.5	Any such security shall in no way release Customer from the obligation to make complete and timely payments of its bill.

1.11.6	No security deposit shall be required of an existing Customer who has a good payment history and meets two (2) liquidity benchmarks sets forth below in Sections 1.11.6.2 and 1.11.6.3. BellSouth may secure, pursuant to Section 1.11.9, the accounts of existing Customers where an existing Customer does not have a good payment history as defined in Section 1.11.1.6.1. If an existing Customer has a good payment history but fails to meet the two (2) liquidity benchmarks defined in Sections 1.11.6.2 and 1.11.6.3, BellSouth may secure the Customer’s accounts, pursuant to Section 1.11.9.

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1.11.6.1	Payment history is based upon the preceding twelve (12) month period. A good payment history shall mean that less than 10% of the non-disputed receivable balance is aged over thirty (30) days from the invoice/bill date at any given time. The existing Customer’s payment history shall be predicated on net-thirty (30) day terms from the invoice/bill date. Only good faith disputes submitted to BellSouth pursuant to the procedures set forth in the parties’ interconnection agreement, as amended, will be considered in determining the “non-disputed receivable balance”. Where Customer has disputed a rate change initiated by BellSouth as a result of the Triennial Review Order and/or the appeal of that order by the U.S. District Court for the District of Columbia (referred to as “USTA”), BellSouth shall treat that dispute as a dispute in good faith pending any final determination made pursuant to the dispute resolution mechanism set forth in the parties’ interconnection agreement. If an invoice/bill is delivered electronically, and such electronic invoice/bill is transmitted by BellSouth more than ten (10) business days after the invoice/bill date, the calculation of Customer’s payment history as to said invoice shall be on net-thirty (30) day terms from the date the invoice/bill is transmitted for such invoice/bill.

1.11.6.1.2	If Customer fails to comply with the requirements of this Section 1.11.6.1, BellSouth will provide Customer with three (3) business days Notice of default of this Section 1.11.6.1. If Customer fails to either cure said default, or to demonstrate that there is no default, within the three (3) business days notice period, BellSouth may secure Customer’s accounts pursuant to Section 1.11.9.

1.11.6.2	The existing Customer’s liquidity status, based upon a review of EBITDA, is EBITDA positive for the prior four (4) quarters of reported financials excluding any nonrecurring charges or special restructuring charges. EBITDA means, for any period, the sum, determined on a Consolidated basis, of (a) net income, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, and (f) the aggregate of all non-case deducted in arriving at net income in clause (a) above, as long as this information is included in publicly available financial data audited annually by a domestic Certified Public Accountant, including, but not limited to, asset impairment charges and any restructuring charges.

1.11.6.3	The existing Customer has a current bond rating of BBB or above or Customer has no bond rating or a current bond rating between CCC and BB and meets the following criteria for the reported financials of the last Fiscal Year End, audited by a domestic Certified Public Accountant (“Last Fiscal Year End”), and for the prior four (4) quarters of reported financials on a cumulative basis.

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1.11.6.3.1	Positive cash flow from operations minus cash dividends. Negative cash flow from operations directly due to one time charges from merger and acquisitions or other extraordinary items will not automatically act as a trigger for a deposit. Customer will disclose the nature and amount of such charges to BellSouth, and BellSouth will review such amounts and shall waive this condition if exclusion of such items would result in positive cash flow from operations, and Customer has adequate cash or liquidity to fund such adjustments.

1.11.6.3.2	Positive tangible net worth;

1.11.6.3.3	Debt/tangible net worth between zero and 2.5. For purposes of computing debt/tangible net worth, the redeemable preferred stuck presented in the mezzanine section of the Customer’s balance sheet will be included as equity; and

1.11.6.3.4	Customer is compliant with all financial maintenance covenants.

1.11.7	If Customer files for bankruptcy protection during the term of this Agreement, Customer acknowledges that BellSouth is entitled to adequate assurance of payment in the form of a deposit of one months’ estimated billing for services billed in advance and two months billing for services billed in arrears or other means of security during the pendency of the bankruptcy proceeding. Upon confirmation of the reorganization plan and the emergence of Customer from bankruptcy, if BellSouth’s agreements were not cured 100% and BellSouth incurred a loss on the pre-petition account of Customer of the bankruptcy, Customer shall be treated as a new customer, as “new Customer” is treated under this section, for a period of one year in regard to BellSouth’s right to secure the accounts of Customer.

1.11.8	Upon notice of default of a bank (or other loan provider’s) financial maintenance covenant and upon Customer’s failure to either cure or obtain a waiver from such default within seven (7) calendar days of notice, BellSouth may utilize the remedies set forth in subsection 1.11.9 unless Customer can demonstrate to the reasonable satisfaction of BellSouth that Customer has ample liquidity to fund said debt should the debt payment obligation become accelerated.

1.11.9	If, at any time during the term of this Agreement, Customer fails to comply with the requirements of Section 1.11.6 or 1.11.8, BellSouth shall provide Notice to Customer of its intent to implement this subsection 1.11.9.

1.11.9.1	Upon receipt of notice, Customer shall pay all current amounts by due date and pay past due nondisputed amounts immediately. Customer shall

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also immediately pay disputed amounts to the extent the amount in dispute is greater than 30% of total charges for the current month. Customer shall thereafter pay the charges for future services billed by BellSouth pursuant to an accelerated payment schedule, which shall provide for half of the charges to be paid within fifteen (15) days of invoice/bill date and the remainder to be paid within thirty (30) days of invoice/bill date. If an invoice/bill is delivered electronically for future services, and such electronic invoice/bill is transmitted more than ten (10) business days from invoice/bill date, the accelerated payment schedule will be adjusted for said invoice/bill and shall provide for half of the charges to be paid within fifteen (15) days of said invoice/bill transmit date and the remainder to be paid within thirty (30) days of said invoice/bill transmit date. Further, Customer shall pay all disputed amounts to the extent the amount in dispute is greater than 30% of the total charges for the current month, within the accelerated payment schedule timeframe. If paid disputed amounts are resolved in the Customer’s favor, the Customer will be issued a credit for the resolved amount and BellSouth shall credit Customer’s account for accrued interest at the same rate of interest that BellSouth assesses under its tariffs for late payment. Customer shall make all payments from readily available funds by wire transfer or some other equivalent electronic means. If Customer fails to comply with the requirements of this Section 1.11.9.1, BellSouth will provide Customer with three (3) business days Notice of default of this Section. If Customer fails to either cure said default, or to demonstrate that there is no default, within the three (3) business days notice period, BellSouth may secure Customer’s accounts pursuant to Section 1.11.9.2.

1.11.9.2	If Customer defaults on above Section 1.11.9.1, then BellSouth may secure accounts with a one (1) months deposit of average billing services billed in advance and two (2) months billing for services billed in arrears during prior six month period. Said deposit shall be paid to BellSouth within thirty (30) days from the date of BellSouth Notice pursuant 1.11.9.1. The security required by BellSouth shall take the form of cash, an Irrevocable Letter of Credit (BellSouth form), Surety Bond (BellSouth form), or, in BellSouth’s sole discretion, some other form of security proposed by Customer. If the amount of security is provided in cash, interest on said cash security shall accrue and be paid in accordance with the terms in the appropriate BellSouth tariff. If Customer fails to comply with the requirements of this Section 1.11.9.2, BellSouth will provide Customer with three (3) business days notice of default of this Section 1.11.9.2. If Customer fails to cure said default within the three (3) business days notice period, BellSouth shall have the right to begin immediate termination of services provided under this Agreement without regard to any other provision contained within this Agreement.

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1.11.10	Once a deposit is provided to BellSouth by Customer under any criterion, if, after twelve (12) months, Customer meets the criterion specified in above Section 1.11.6, the deposit and all interest will be applied to Customer’s account. If at any time subsequent to the return of a deposit, Customer evinces a poor payment history or fails to satisfy the conditions set forth in this deposit policy, BellSouth may require a security deposit.

1.11.11	In the event BellSouth demands a deposit from Customer and Customer can show that BellSouth’s demand is contrary to the terms and intent of this Section 1.11, Customer reserves its right to seek Commission review of BellSouth’s deposit demand.

1.12	Neither Party will perform billing and collection services for the other as a result of the execution of this Agreement. All requests for billing services should be referred to the appropriate entity or operational group of the other Party.

2.	Billing and Billing Accuracy Certification

2.1	At the option of ITC^DeltaCom, BellSouth and ITC^DeltaCom shall mutually agree upon a billing quality assurance program for all billing elements covered in this Agreement that shall eliminate the need for post-billing reconciliation. Appropriate terms for access to any BellSouth documents, systems, records, and procedures for the recording and billing of charges shall be part of that program.

2.2	As part of the billing quality assurance program, BellSouth and ITC^DeltaCom will develop standards, measurements, and performance requirements for a local billing measurements process. On a regular basis the billing party will provide the other party with mutually agreed upon performance measurement data that substantiates the accuracy, reliability, and integrity of the billing process for local billing. In return, each party shall pay all bills received from the other party in full by the payment due date.

2.3	Local billing discrepancies will be addressed in an orderly manner via a mutually agreed upon billing exemption process.

2.3.1	Each party agrees to notify the other Party upon identifying a billing discrepancy. The Parties shall endeavor to resolve any billing discrepancy within sixty (60) calendar days of the notification date. A mutually agreed upon escalation process shall be established for resolving local billing discrepancies as part of the billing quality assurance program.

2.3.2	Closure of a specific billing period shall occur by joint agreement of the Parties whereby the Parties agree that such billing period is closed to any

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further analysis and financial transactions except those resulting from regulatory mandates. Closure will take place within a mutually agreed upon time interval from the Bill Date. The month being closed represents those charges that were billed or should have been billed by the designated Bill Date.

2.4	Audits If BellSouth fails to meet the Commission-ordered billing accuracy measure, then ITC^DeltaCom may audit the bills it receives from BellSouth.

3.	Billing Disputes

3.1	Where the parties have not agreed upon a billing quality assurance program, billing disputes shall be handled pursuant to the terms of this section. Provided, that nothing herein shall preclude either party from filing complaints, at any time, in accordance with the dispute resolution provisions included in the General Terms and Conditions to the Agreement.

3.2	Each Party agrees to notify the other Party upon the discovery of a billing dispute. Each Party shall report all billing disputes using the Billing Adjustment Request Form (BAR Form RF 1461). In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on which such disputed charges appear. Resolution of the dispute is expected to occur at the first level of management as set forth in Exhibit A, resulting in a recommendation for settlement of the dispute and closure of a specific billing period. If the issues are not resolved within the allotted time frame, the following resolution procedure will begin.

3.2.1	If the dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the second level of management as set forth in Exhibit A for each of the respective Parties for resolution. If the dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the third level of management as set forth in Exhibit A for each of the respective Parties for resolution.

3.2.2	If the dispute is not resolved within one hundred and twenty (120) days of the Bill Date, the dispute will be escalated to the fourth level of management as set forth in Exhibit A for each of the respective Parties for resolution. Prior to actual termination or interruption of order processing or ability to make PICC changes, the BellSouth General Manager of Credit and Collections will contact the ITC^DeltaCom CFO.

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3.3	If a Party disputes a charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late Payment Charges provision of this Attachment. If a Party disputes charges and the dispute is resolved in favor of such Party, the other Party shall credit the bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute. Accordingly, if a Party disputes charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

3.4	The Parties can backbill for services rendered under this Agreement up to twelve (12) months after the invoice for those services has been rendered.

4.	RAO Hosting

4.1	RAO Hosting, Credit Card and Third Number Settlement System (CATS) and Non-Intercompany Settlement System (NICS) services provided to ITC^DeltaCom by BellSouth will be in accordance with the methods and practices regularly adopted and applied by BellSouth to its own operations during the term of this Agreement, including such revisions as may be made from time to time by BellSouth.

4.2	ITC^DeltaCom shall furnish all relevant information required by BellSouth for the provision of RAO Hosting, CATS and NICS.

4.3	Applicable compensation amounts will be billed by BellSouth to ITC^DeltaCom on a monthly basis in arrears. Amounts due from one Party to the other (excluding adjustments) are payable within thirty (30) days of receipt of the billing statement.

4.4	ITC^DeltaCom must have its own unique RAO code. Requests for establishment of RAO status where BellSouth is the selected CMDS interfacing host, require written notification from ITC^DeltaCom to the BellSouth RAO Hosting coordinator at least eight (8) weeks prior to the proposed effective date. The proposed effective date will be mutually agreed upon between the Parties with consideration given to time necessary for the completion of required Telcordia functions. BellSouth will request the assignment of an RAO code from its connecting contractor on behalf of ITC^DeltaCom and will coordinate all associated conversion activities.

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4.5	BellSouth will receive messages from ITC^DeltaCom that are to be processed by BellSouth, another LEC or CLEC in the BellSouth region or a LEC outside the BellSouth region.

4.6	BellSouth will perform invoice sequence checking, standard EMI format editing, and balancing of message data with the EMI trailer record counts on all data received from ITC^DeltaCom.

4.7	All data received from ITC^DeltaCom that is to be processed or billed by another LEC or CLEC within the BellSouth region will be distributed to that LEC or CLEC in accordance with the agreement(s) which may be in effect between BellSouth and the involved LEC or CLEC.

4.8	All data received from ITC^DeltaCom that is to be placed on the CMDS network for distribution outside the BellSouth region will be handled in accordance with the agreement(s) which may be in effect between BellSouth and its connecting contractor.

4.9	BellSouth will receive messages from the CMDS network that are destined to be processed by ITC^DeltaCom and will forward them to ITC^DeltaCom on a daily basis.

4.10	Transmission of message data between BellSouth and ITC^DeltaCom will be via CONNECT:Direct.

4.11	All messages and related data exchanged between BellSouth and ITC^DeltaCom will be formatted in accordance with accepted industry standards for EMI formatted records and packed between appropriate EMI header and trailer records, also in accordance with accepted industry standards.

4.12	ITC^DeltaCom will ensure that the recorded message detail necessary to recreate files provided to BellSouth will be maintained for back-up purposes for a period of three (3) calendar months beyond the related message dates.

4.13	Should it become necessary for ITC^DeltaCom to send data to BellSouth more than sixty (60) days past the message date(s), ITC^DeltaCom will notify BellSouth in advance of the transmission of the data. If there will be impacts outside the BellSouth region, BellSouth will work with its connecting contractor and ITC^DeltaCom to notify all affected Parties.

4.14

In the event that data to be exchanged between the two Parties should become lost or destroyed, both Parties shall work together to determine the source of the problem. Once the cause of the problem has been jointly determined and the responsible Party (BellSouth or ITC^DeltaCom)

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identified and agreed to, the company responsible for creating the data (BellSouth or ITC^DeltaCom) shall make every effort to have the affected data restored and retransmitted. If the data cannot be retrieved, the responsible Party will be liable to the other Party for any resulting lost revenue. Lost revenue may be a combination of revenues that could not be billed to the end users and associated access revenues. Both Parties will work together to estimate the revenue amount based upon a reasonable estimate of three to twelve months of prior usage. The resulting estimated revenue loss will be paid by the responsible Party to the other Party within three (3) calendar months of the date of problem resolution, or as mutually agreed upon by the Parties. If access usage data is not processed and delivered by either Party in a timely manner such that the other Party is unable to bill the IXC, the responsible Party shall be liable for the amount of lost revenue. The Parties agree that the term “timely manner” as used herein shall be defined in accordance with OBF guidelines. Until such time as OBF addresses this issue, the term “timely manner” shall be reasonably determined on a case-by-case basis.

4.15	Should an error be detected by the EMI format edits performed by BellSouth on data received from ITC^DeltaCom, the entire pack containing the affected data will not be processed by BellSouth. BellSouth will notify ITC^DeltaCom of the error condition. ITC^DeltaCom will correct the error(s) and will resend the entire pack to BellSouth for processing. In the event that an out-of-sequence condition occurs on subsequent packs, ITC^DeltaCom will resend these packs to BellSouth after the pack containing the error has been successfully reprocessed by BellSouth. Both Parties agree to provide the other Party notification of any discovered errors within 7 business days of the discovery.

4.16	In association with message distribution service, BellSouth will provide ITC^DeltaCom with associated intercompany settlements reports (CATS and NICS) as appropriate.

4.17	Other than as specified in Section 4.14 and 4.15 above, in no case shall either Party be liable to the other for any direct or consequential damages incurred as a result of the obligations set out in this agreement.

4.18	RAO Compensation

4.18.1	Rates for message distribution service provided by BellSouth for ITC^DeltaCom are as set forth in Exhibit B of this Agreement.

4.18.2	Rates for data transmission associated with message distribution service are as set forth in Exhibit B of this Agreement.

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4.18.3	Data circuits (private line or dial-up) will be required between BellSouth and ITC^DeltaCom for the purpose of data transmission. Where a dedicated line is required, ITC^DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. ITC^DeltaCom shall be responsible for the initial costs of establishing the data circuit. Each party shall be responsible for the recurring charges for the data circuit to the mutually agreed upon meet point. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on an individual case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to BellSouth. Additionally, all message toll charges associated with the use of the dial circuit by BellSouth and ITC^DeltaCom will be borne by ITC^DeltaCom.

4.18.4	All equipment, including modems and software, that is required on the ITC^DeltaCom end for the purpose of data transmission will be the responsibility of ITC^DeltaCom.

4.19	Intercompany Settlements Messages

4.19.1	This Section addresses the settlement of revenues associated with traffic originated from or billed by ITC^DeltaCom as a facilities based provider of local exchange telecommunications services outside the BellSouth region. Only traffic that originates in one company’s operating territory and bills in another company’s operating territory is included. Traffic that originates and bills within the same company’s operating territory will be settled on a local basis between ITC^DeltaCom and the involved company(ies), unless that company is participating in NICS.

4.19.2	Both traffic that originates outside the BellSouth region by ITC^DeltaCom and is billed within the BellSouth region, and traffic that originates within the BellSouth region and is billed outside the BellSouth region by ITC^DeltaCom, is covered by this Agreement (CATS). Also covered is traffic that either is originated by or billed by ITC^DeltaCom, involves a company other than ITC^DeltaCom, qualifies for inclusion in the CATS settlement, and is not originated or billed within the BellSouth region (NICS).

4.19.3	Revenues associated with calls originated and billed within the BellSouth region will be settled via BellCore’s, its successor or assign, NICS system.

4.19.4	BellSouth shall receive the monthly NICS reports from BellCore, its successor or assign, on behalf of ITC^DeltaCom. BellSouth will distribute copies of these reports to ITC^DeltaCom on a monthly basis.

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4.19.5	BellSouth shall receive the monthly Credit Card and Third Number Settlement System (CATS) reports from BellCore, its successor or assign, on behalf of ITC^DeltaCom. BellSouth will distribute copies of these reports to ITC^DeltaCom on a monthly basis.

4.19.6	BellSouth shall collect the revenue earned by ITC^DeltaCom from the operating company in whose territory the messages are billed (CATS), less a per message billing and collection fee of five cents ($0.05), on behalf of ITC^DeltaCom. BellSouth will remit the revenue billed by ITC^DeltaCom to the operating company in whose territory the messages originated, less a per message billing and collection fee of five cents ($0.05), on behalf of ITC^DeltaCom. These two amounts will be netted together by BellSouth and the resulting charge or credit issued to ITC^DeltaCom via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

4.19.7	BellSouth shall collect the revenue earned by ITC^DeltaCom within the BellSouth territory from another CLEC also within the BellSouth territory (NICS) where the messages are billed, less a per message billing and collection fee of five cents ($0.05), on behalf of ITC^DeltaCom. BellSouth will remit the revenue billed by ITC^DeltaCom within the BellSouth region to the CLEC also within the BellSouth region, where the messages originated, less a per message billing and collection fee of five cents ($0.05). These two amounts will be netted together by BellSouth and the resulting charge or credit issued to ITC^DeltaCom via a monthly Carrier Access Billing System (CABS) miscellaneous bill. BellSouth and ITC^DeltaCom agree that monthly netted amounts of less than fifty dollars ($50.00) shall not be settled.

5.	Optional Daily Usage File

5.1	Upon written request from ITC^DeltaCom, BellSouth shall provide the Optional Daily Usage File (ODUF) service to ITC^DeltaCom pursuant to the terms and conditions set forth in this section.

5.2	ITC^DeltaCom shall furnish all relevant information required by BellSouth for the provision of the Optional Daily Usage File.

5.3	The Optional Daily Usage Feed will contain billable messages that were carried over the BellSouth Network and processed in the BellSouth Billing System, but billed to an ITC^DeltaCom customer.

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Charges for delivery of the Optional Daily Usage File will appear on ITC^DeltaCom's monthly bills. The charges are as set forth in Exhibit B of this Attachment.

5.4	The Optional Daily Usage Feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

5.5	Messages that error in the billing system of ITC^DeltaCom will be the responsibility of ITC^DeltaCom. If, however, ITC^DeltaCom should encounter significant volumes of errored messages that prevent processing by ITC^DeltaCom within its systems, BellSouth will work with ITC^DeltaCom to determine the source of the errors and the appropriate resolution.

5.6	The following specifications shall apply to the Optional Daily Usage Feed.

5.6.1	Usage To Be Transmitted

5.6.1.1	The following messages recorded by BellSouth will be transmitted to ITC^DeltaCom:

•	message recording for per use/per activation type services (examples: Three Way Calling, Verify, Interrupt, Call Return, ETC.)

•	measured billable Local

•	Directory Assistance messages

•	intraLATA Toll

•	WATS & 800 Service

•	N11

•	information service provider messages

•	OPS services messages

•	OPS messages – attempted calls (UNE only)

•	Credit /cancel records

•	Usage for Voice Mail

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5.6.1.2	Rated Incollects (originated in BellSouth and from other companies) can also be on Optional Daily Usage File. Rated Incollects will be intermingled with BellSouth recorded rated and unrated usage. Rated Incollects will not be packed separately.

5.6.1.3	BellSouth will perform duplicate record checks on records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to ITC^DeltaCom.

5.6.1.4	In the event that ITC^DeltaCom detects a duplicate on Optional Daily Usage File they receive from BellSouth, ITC^DeltaCom will drop the duplicate message (ITC^DeltaCom will not return the duplicate to BellSouth).

5.6.2	Physical File Characteristics

5.6.2.1	The Optional Daily Usage File will be distributed to ITC^DeltaCom via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed will be a variable block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

5.6.2.2	Data circuits (private line or dial-up) may be required between BellSouth and ITC^DeltaCom for the purpose of data transmission. Where a dedicated line is required, ITC^DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. ITC^DeltaCom will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case-by-case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to ITC^DeltaCom. Additionally, all message toll charges associated with the use of the dial circuit by ITC^DeltaCom will be the responsibility of ITC^DeltaCom. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case-by-case basis between the parties. All equipment, including modems and software, that is required on the ITC^DeltaCom end for the purpose of data transmission will be the responsibility of ITC^DeltaCom.

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5.6.3	Packing Specifications

5.6.3.1	A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

5.6.3.2	The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to ITC^DeltaCom which BellSouth RAO that is sending the message. BellSouth and ITC^DeltaCom will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by ITC^DeltaCom and resend the data as appropriate.

The data will be packed using ATIS EMI records.

5.6.4	Pack Rejection

5.6.4.1	ITC^DeltaCom shall notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. ITC^DeltaCom will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to ITC^DeltaCom by BellSouth.

5.6.5	Control Data

ITC^DeltaCom will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate ITC^DeltaCom received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by ITC^DeltaCom for reasons stated in the above section.

5.6.6	Testing

Upon request from ITC^DeltaCom BellSouth shall send test files to ITC^DeltaCom for the Optional Daily Usage File. The parties agree to review and discuss the file’s content and/or format. For testing of usage results, BellSouth shall request that ITC^DeltaCom set up a production (LIVE) file. The live test may consist of ITC^DeltaCom’s employees making test calls for the types of services ITC^DeltaCom requests on the Optional Daily Usage File. These test calls are logged by ITC^DeltaCom, and the logs are provided to BellSouth. These logs will be used to verify

CCCS 353 of 530

Attachment 7

the files. Testing will be completed within thirty (30) calendar days from the date on which the initial test file was sent.

6.	ACCESS DAILY USAGE FILE

6.1	Upon written request from ITC^DeltaCom, BellSouth will provide the Access Daily Usage File (ADUF) service to ITC^DeltaCom pursuant to the terms and conditions set forth in this section.

6.2	ITC^DeltaCom shall furnish all relevant information required by BellSouth for the provision of ADUF.

6.3	ADUF will contain access messages associated with a port that ITC^DeltaCom has purchased from BellSouth

6.4	Charges for ADUF will appear on ITC^DeltaCom’s monthly bills. The charges are as set forth in Exhibit B to this Attachment. All messages will be in the standard ATIS EMI record format.

6.5	Messages that error in the billing system of ITC^DeltaCom will be the responsibility of ITC^DeltaCom. If, however, ITC^DeltaCom should encounter significant volumes of errored messages that prevent processing by ITC^DeltaCom within its systems, BellSouth will work with ITC^DeltaCom to determine the source of the errors and the appropriate resolution. In the event ITC^DeltaCom wants only certain ADUF records, ITC^DeltaCom shall submit a New Business request as set forth in Attachment 11 of this Agreement. ITC^DeltaCom shall compensate BellSouth for the costs associated with isolating and providing only certain ADUF records.

6.6	When ITC^DeltaCom purchases Network Element ports from BellSouth and calls are made using these ports, BellSouth will handle the calls as follows:

Originating from Network Element and carried by Interexchange Carrier:

BellSouth will send access record to the ITC^DeltaCom via ADUF.

Originating from network element and carried by BellSouth (ITC^DeltaCom) is BellSouth’s toll customer)

Selecting BST’s LPIC is the only means by which a CLEC utilizing UNE-P may keep such a call on the BST network in order to utilize UNE-P to complete the intraLATA call. For such calls BST shall bill the CLEC, not the CLEC end user, and at the local UNE rates for unbundled network elements used to transport and terminate the call.

CCCS 354 of 530

Attachment 7

Terminating on network element and carried by Interexchange Carrier or BellSouth intraLATA toll:

BellSouth will send access record to ITC^DeltaCom.

6.7	ADUF Messages To Be Transmitted

6.7.1	The following messages recorded by BellSouth will be transmitted to ITC^DeltaCom:

interstate and intrastate access records associated with a port.

undetermined jurisdiction access records associated with a port.

6.7.2	BellSouth will perform duplicate record checks on records processed to ADUF. Any duplicate messages detected will be dropped and not sent to ITC^DeltaCom.

6.7.3	In the event that ITC^DeltaCom detects a duplicate on ADUF they receive from BellSouth, ITC^DeltaCom will drop the duplicate message and will not return the duplicate to BellSouth.

6.7.4	ADUF Physical File Characteristics

6.7.4.1	ADUF will be distributed to ITC^DeltaCom via CONNECT: Direct or another mutually agreed medium. The ADUF feed will be a fixed block format (2476) with an LRECL of 2472. The data on the ADUF feed will be in a non-compacted EMI format (210 byte). It will be created on a daily basis Monday through Friday except holidays. Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

6.7.4.1.1	Data circuits (private line or dial-up) will be required between BellSouth and ITC^DeltaCom for the purpose of data transmission as set forth in Section 4.18.3 above.

6.7.5	ADUF Packing Specifications

6.7.5.1	A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

6.7.5.2	The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to ITC^DeltaCom which BellSouth RAO is sending the message. BellSouth and ITC^DeltaCom will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by ITC^DeltaCom and resend the data as appropriate.

The data will be packed using ATIS EMI records.

CCCS 355 of 530

Attachment 7

6.7.6	ADUF Pack Rejection

ITC^DeltaCom will notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI error codes will be used. ITC^DeltaCom will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to ITC^DeltaCom by BellSouth.

6.7	ADUF Control Data

ITC^DeltaCom will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate ITC^DeltaCom’s receipt of the pack and acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by ITC^DeltaCom for reasons stated in the above section.

6.8	ADUF Testing

Upon request from ITC^DeltaCom, BellSouth shall send a test file of generic data to ITC^DeltaCom via Connect: Direct or Text File via E-Mail. The Parties agree to review and discuss the test file’s content and/or format.

CCCS 356 of 530

BellSouth Billing Collections Contact Escalation Matrix

Access Disputes Collections

BellSouth Billing & Collections Contact & Escalation Matrix
Carrier/Company Name	ACNA(s)	Billing Services	Billing Center	Billing Center Address	1st Level Manage	2nd Level Manager	3rd Level Manager
ITC^DeltaCom -Interquest, Interstate FiberNet,	DLT	• Switched Access	Atlanta Billing & Collections Center	Email Address: BillAccess.Disputes	Leonard Jones Leonard.Jones2@bellsouth.com	Julie Royer Julie.Royer	Gary Patterson Operations AVP -
The IT Group, SoutherNet Interexchange		• Special Access		@BellSouth.com	404-532-2162	@bellsouth.com 404-532-2086	Wholesale Operations
		• Local Interconnection					Gary.Patterson2
ATL		• Unbundled Network Elements (Access Only - Not Resale)					@bellsouth.com 205-714-7357 Fax 205-682-2730
		Note: Collections; Late Payment Charges “LPC” & Tax Disputes will be handled by the Birmingham Billing Center		U.S. Postal Address: BellSouth Billing Office
2300 Northlake Center, 4th Floor East,
Tucker, GA 30084 Contact Number - 800-823-2455
Fax Number - 770-621-0294

12 Apr 2004

CCCS 357 of 530

BellSouth Billing Collections Contact

Carrier/Company Name	Billing Services	Billing Center	Billing Center Address	1st Level Manager	2nd Level Manager	3rd Level Manager
All Carriers -ACP Updates	(ACP) Area Commitment	Birmingham	Email Address:	Angela McCurry	Maxine Alagar	Gary Patterson
	Plan Account Updates - Not	Billing & Collections	Access.specialtycenter @bellsouth.com	Angela.McCurry @bellsouth.com	Maxine.Alagar @bellsouth.com	Operations AVP - W
	Disputes	Center		(205) 714-7360	205-714-7405	Operations
			U.S. Postal Address:			Gary.patterson2@bellsouth.com
BHM			BellSouth Billing Office			205-714-7357
			1 Chase Corporate Drive, 3rd Floor			Fax 205-682-2730
Birmingham, Al. 35244
Contact Number
800-773-4967
Fax Number
205-682-2729

12 Apr 2004

CCCS 358 of 530

BellSouth Billing Collections Contact Escalation Matrix

BAN Consolidations

Carrier/ Company Name	Billing Services	Billing Center	Billing Center Address	1st Level Manager	2nd Level Manager	3rd Level Manager
All Carriers – BAN and Bill Period Consolidations	(BAN) Billing Account Number and / or Bill Period Consolidation Requests	Birmingham Billing & Collections Center	Email Address: Access.specialtycenter@bellsouth.com	Ann Mason Ann.Mason@bellsouth.com (205) 714-7361	Maxine Alagar Maxine.Alagar@bellsouth.com 205-714-7405	Gary Patterson Operations AVP -Wholesale Operations Gary.patterson2@bellsouth.com 205-714-7357 Fax 205-682-2730

U.S. Postal Address: BellSouth Billing Office 1 Chase Corporate Drive, 3Rd Floor Birmingham, Al. 35244

BHM

Contact Number
(800) 773-4967

Fax Number
205 682-2729

CCCS 359 of 530

BellSouth Billing Collections Contact Escalation Matrix

Billing Factor Updates

Carrier/Company Name	Billing Services	Billing Center	Billing Center Address	1st Level Manager	2nd Level Manager	3rd Level Manager
All Billing Factor Updates “Percent Interstate Usage “PIU” Factor “Type” updates.	All PIU Factor “Type” Updates should be sent to the Atlanta Billing & Collections Center.	Atlanta Billing & Collections Center.	Email Address: piu.reports@bellsouth.com	Leonard Jones Leonard.Jones2@bellsouth.com 404-532-2162	Julie Royer Julie.Royer@bellsouth.com 404-532-2086	Gary Patterson Operations AVP-Whole Operations Gary.patterson2@bellsouth.com 205-714-7357 Fax 205-682-2730

U.S. Postal Address: BellSouth Billing Office 2300 Northlake Center, 4th Floor East, Tucker, GA 30084

ATL

Contact Number: 800-823-2455

Fax Number: 770-621-0294

CCCS 360 of 530

ODUF/ADUF/CMDS - Georgia

														Attachment: 7		Exhibit: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)						Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add’l	Incremental Charge - Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic- Disc Add’l
							Nonrecurring		Nonrecurring Disconnect			OSS Rates($)
						Rec	First	Add’l	First	Add’l	SOURCE	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	The rates marked as “OR” are those ordered by the Commission. Both Parties have reviewed these rate sheets and agree that any errors in the rate sheets shall be prospectively corrected by written amendment to this Agreement.
ODUF/ADUF/CMDS
ACCESS DAILY USAGE FILE (ADUF)
	ADUF: Message Processing, per message				N/A	0.001713					OR
	ADUF: Data Transmission (CONNECT:DIRECT), per message				N/A	0.00013027					OR
OPTIONAL DAILY USAGE FILE (ODUF)
	ODUF: Recording, per message				N/A	0.0000068					OR
	ODUF: Message Processing, per message				N/A	0.002167					OR
	ODUF: Message Processing, per Magnetic Tape provisioned				N/A	36.06					OR
	ODUF: Data Transmission (CONNECT:DIRECT), per message				N/A	0.00010856					OR
CENTRALIZED MESSAGE DISTRIBUTION SERVICE (CMDS)
	CMDS: Message Processing, per message				N/A	0.004					CO
	CMDS: Data Transmission (CONNECT:DIRECT), per message				N/A	0.001					CO
Notes: If no rate is identified in the contract, the rate for the specific service or function will be as set forth in the providing Party’s tariff
	Source Column Legend:
	OR - Commission Ordered Rate
	MR - Market Rate
	CO - Company Offered Rate

CCCS 361 of 530

Attachment 8

Attachment 8

Rights-of-Way, Conduits and Pole Attachments

CCCS 362 of 530

Attachment 8

Rights-of-Way, Conduits and

Pole Attachments

BellSouth will provide nondiscriminatory access to any pole, duct, conduit, or right-of-way owned or controlled by BellSouth pursuant to 47 U.S.C. § 224, as amended by the Act, pursuant to terms and conditions of a license agreement subsequently negotiated with BellSouth’s Competitive Structure Provisioning Center.

CCCS 363 of 530

Attachment 9

Attachment 9

Performance Measurements

CCCS 364 of 530

Attachment 9

PERFORMANCE MEASUREMENTS

Upon a particular Commission’s issuance of an Order pertaining to Performance Measurements in a proceeding expressly applicable to all CLECs generally, BellSouth shall implement in that state such Performance Measurements as of the date specified by the Commission. Performance Measurements that have been Ordered in a particular state can currently be accessed via the internet at https://pmap.bellsouth.com.

CCCS 365 of 530

Attachment 9

BellSouth Service Quality

Measurement Plan

(SQM)

Region Performance Metrics

Measurement Descriptions

Version 0.06

Issue Date: June 4, 2002

CCCS 366 of 530

Region Performance Metrics	Introduction

Introduction

The BellSouth Service Quality Measurement Plan (SQM) describes in detail the measurements produced to evaluate the quality of service delivered to BellSouth’s customers both wholesale and retail. The SQM was developed to respond to the requirements of the Communications Act of 1996 Section 251 (96 Act) which required BellSouth to provide non-discriminatory access to Competitive Local Exchange Carriers (CLEC)1 and its Retail Customers. The reports produced by the SQM provide regulators, CLECs and BellSouth the information necessary to monitor the delivery of non-discriminatory access.

This plan results from the many divergent forces evolving from the 96 Act. The 96 Act, the Georgia Public Service Commission (GPSC) Order (Docket 7892-U 12/30/97), LCUG 1-7.0, the FCC’s NPRM (CC Docket 98-56 RM9101 04/17/98), the Louisiana Public Service Commission (LPSC) Order (Docket U-22252 Subdocket C 04/19/98), numerous arbitration cases, LPSC sponsored collaborative workshops (10/98-02/00), and proceedings in Alabama, Mississippi, and North Carolina have and continue to influence the SQM.

The SQM and the reports flowing from it must change to reflect the dynamic requirements of the industry. New measurements are added as new products, systems, and processes are developed and fielded. New products and services are added as the markets for them develop and the processes stabilize. The measurements are also changed to reflect changes in systems, correct errors, and respond to both 3rd Party audit requirements and Commission requirements.

This document is intended for use by someone with knowledge of telecommunications industry, information technologies and a functional knowledge of the subject areas covered by the BellSouth Performance Measurements and the reports that flow from them.

Once it is approved, the most current copy of this document can be found on the web at URL: https:// pmap.bellsouth.com in the Documentation Downloads folder.

Report Publication Dates

Each month, preliminary SQM reports will be posted to BellSouth’s SQM web site (https://www.pmap.bellsouth.com) by 8:00 A.M. EST on the 21st day of each month or the first business day after the 21st. Final validated SQM reports will be posted by 8:00 A.M. on the last day of the month. Reports not posted by this time will be considered late for SEEM payment purposes. SEEM reports will posted on the 15th of the following month. Payments due will also be paid on the 15th of the following month. For instance: May data will be posted in preliminary SQM reports on June 21. Final validated SQM reports will be posted on the last day of June. Final validated SEEM reports will be posted and payments mailed on July 15th. In the event the 15th falls on a weekend or holiday, reports and payments will be posted/made the next business day.

[1]	Alternative Local Exchange Companies (ALEC) and Competing Local Providers (CLP) are referred to as Competitive Local Exchange Carriers (CLEC) in this document.

iv	Issue Date: June 4, 2002

CCCS 367 of 530

Region Performance Metrics	Introduction

Report Delivery Methods

CLEC SQM and SEEM reports will be considered delivered when posted to the web site. Commissions will be given access to the web site. In addition, a copy of the Monthly State Summary reports will be filed with the appropriate Commissions as soon as possible after the last day of each month.

Document Number: RGN-V005-122101

v	Issue Date: June 4, 2002

CCCS 368 of 530

Region Performance Metrics	Introduction

Contents

Section 1: Operations Support Systems (OSS)	1-1
OSS-1: Average Response Time and Response Interval (Pre-Ordering/ Ordering)	1-1
OSS-2: Interface Availability (Pre-Ordering/Ordering)	1-5
OSS-3: Interface Availability (Maintenance & Repair)	1-7
OSS-4: Response Interval (Maintenance & Repair)	1-9
PO-1: Loop Makeup - Response Time – Manual	1-11
PO-2: Loop Make Up - Response Time - Electronic	1-13

Section 2: Ordering	2-1
O-1: Acknowledgement Message Timeliness	2-1
O-2: Acknowledgement Message Completeness	2-3
O-3: Percent Flow-Through Service Requests (Summary)	2-4
O-4: Percent Flow-Through Service Requests (Detail)	2-7
O-5: Flow-Through Error Analysis	2-11
O-6: CLEC LSR Information	2-13
LSR Flow Through Matrix	2-14
O-7: Percent Rejected Service Requests	2-17
O-8: Reject Interval	2-19
O-9: Firm Order Confirmation Timeliness	2-22
O-10: Service Inquiry with LSR Firm Order Confirmation (FOC) Response Time Manual	2-25
O-11: Firm Order Confirmation and Reject Response Completeness	2-27
O-12: Speed of Answer in Ordering Center	2-29
O-13: LNP-Percent Rejected Service Requests	2-30
O-14: LNP-Reject Interval Distribution & Average Reject Interval	2-33
O-15: LNP-Firm Order Confirmation Timeliness Interval Distribution & Firm Order Confirmation Average Interval	2-36

Section 3: Provisioning	3-1
P-1: Mean Held Order Interval & Distribution Intervals	3-1
P-2: Average Jeopardy Notice Interval & Percentage of Orders Given Jeopardy Notices	3-3
P-3: Percent Missed Installation Appointments	3-5
P-4: Average Completion Interval (OCI) & Order Completion Interval Distribution	3-8
P-5: Average Completion Notice Interval	3-11
P-6: % Completions/Attempts without Notice or < 24 hours Notice	3-13
P-7: Coordinated Customer Conversions Interval	3-15
P-7A: Coordinated Customer Conversions – Hot Cut Timeliness% Within Interval and Average Interval	3-17
P-7B: Coordinated Customer Conversions – Average Recovery Time	3-19
P-7C: Hot Cut Conversions - % Provisioning Troubles Received Within 7 days of a completed Service Order	3-21
P-8: Cooperative Acceptance Testing - % of xDSL Loops Tested	3-23
P-9: % Provisioning Troubles within 30 days of Service Order Completion	3-25
P-10: Total Service Order Cycle Time (TSOCT)	3-28
P-11: Service Order Accuracy	3-30
P-12: LNP-Percent Missed Installation Appointments	3-32

vi	Issue Date: June 4, 2002

CCCS 369 of 530

Region Performance Metrics	Introduction

P-13: LNP-Average Disconnect Timeliness Interval & Disconnect Timeliness Interval Distribution	3-34
P-14: LNP-Total Service Order Cycle Time (TSOCT)	3-36

Section 4: Section 4: Maintenance & Repair	4-1
M&R-1: Missed Repair Appointments	4-1
M&R-2: Customer Trouble Report Rate	4-3
M&R-3: Maintenance Average Duration	4-5
M&R-4: Percent Repeat Troubles within 30 Days	4-7
M&R-5: Out of Service (OOS) > 24 Hours	4-9
M&R-6: Average Answer Time – Repair Centers	4-11
M&R-7: Mean Time To Notify CLEC of Network Outages	4-12

Section 5: Billing	5-1
B-1: Invoice Accuracy	5-1
B2: Mean Time to Deliver Invoices	5-3
B3: Usage Data Delivery Accuracy	5-5
B4: Usage Data Delivery Completeness	5-6
B5: Usage Data Delivery Timeliness	5-7
B6: Mean Time to Deliver Usage	5-8
B7: Recurring Charge Completeness	5-9
B8: Non-Recurring Charge Completeness	5-10

Section 6: Operator Services And Directory Assistance	6-1
OS-1: Speed to Answer Performance/Average Speed to Answer - Toll	6-1
OS-2: Speed to Answer Performance/Percent Answered with “X” Seconds - Toll	6-2
DA-1: Speed to Answer Performance/Average Speed to Answer - Directory Assistance (DA)	6-3
DA-2: Speed to Answer Performance/Percent Answered within “X” Seconds - Directory Assistance (DA)	6-4

Section 7: Database Update Information	7-1
D-1: Average Database Update Interval	7-1
D-2: Percent Database Update Accuracy	7-3
D-3: Percent NXXs and LRNs Loaded by the LERG Effective Date	7-5

Section 8: E911	8-1
E-1: Timeliness	8-1
E-2: Accuracy	8-2
E-3: Mean Interval	8-3

Section 9: Trunk Group Performance	9-1
TGP-1: Trunk Group Performance-Aggregate	9-1
TGP-2: Trunk Group Performance-CLEC Specific	9-3

Section 10: Collocation	10-1
C-1: Collocation Average Response Time	10-1
C-2: Collocation Average Arrangement Time	10-3
C-3: Collocation Percent of Due Dates Missed	10-4

vii	Issue Date: June 4, 2002

CCCS 370 of 530

Region Performance Metrics	Introduction

Section 11: Change Management	11-5
CM-1: Timeliness of Change Management Notices	11-5
CM-2: Change Management Notice Average Delay Days	11-6
CM-3: Timeliness of Documents Associated with Change	11-7
CM-4: Change Management Documentation Average Delay Days	11-8
CM-5: Notification of CLEC Interface Outages	11-9

Section 12: Bona Fide / New Business Request Process	12-1
BFR-1: Percentage of BFR/NBR Requests Processed Within 30 Business Days	12-1
BFR-2: Percentage of Quotes Provided for Authorized BFR/NBR Requests Processed Within X (10/30/60) Business Days	12-2

Appendix A: Reporting Scope	1
A-1: Standard Service Groupings	1
A-2: Standard Service Order Activities	1

Appendix B: Glossary of Acronyms and Terms	1

Appendix C: BellSouth Audit Policy	1

viii	Issue Date: June 4, 2002

CCCS 371 of 530

Region Performance Metrics	OSS

Section 1: Operations Support Systems (OSS)

OSS-1: Average Response Time and Response Interval (Pre-Ordering/Ordering)

Definition

Average response time and response intervals are the average times and number of requests responded to within certain intervals for accessing legacy data associated with appointment scheduling, service & feature availability, address verification, request for Telephone numbers (TNs), and Customer Service Records (CSRs).

Exclusions

None

Business Rules

The average response time for retrieving pre-order/order information from a given legacy system is determined by summing the response times for all requests submitted to the legacy systems during the reporting period and dividing by the total number of legacy system requests for that month.

The response interval starts when the client application (LENS or TAG for CLECs and RNS or ROS for BellSouth) submits a request to the legacy system and ends when the appropriate response is returned to the client application. The number of accesses to the legacy systems during the reporting period which take less than 2.3 seconds, the number of accesses which take more than 6 seconds, and the number which are less than or equal to 6.3 seconds are also captured.

Calculation

Response Time = (a - b)

•	a = Date & Time of Legacy Response

•	b = Date & Time of Legacy Request

Average Response Time = c / d

•	c = Sum of Response Times

•	d = Number of Legacy Requests During the Reporting Period

Report Structure

•	Not CLEC Specific

•	Not Product/Service Specific

•	Regional Level

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance

• Report Month	• Report Month

• Legacy Contract (per reporting dimension)	• Legacy Contract (per reporting dimension)

• Response Interval	• Response Interval

• Regional Scope	• Regional Scope

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• RSAG – Address (Regional Street Address Guide - Address) – stores street address information used to validate customer addresses. CLECs and BellSouth query this legacy system.

• RSAG – TN (Regional Street Address Guide - Telephone number) – contains information about facilities available and telephone numbers working at a

1-1	Issue Date: June 4, 2002

CCCS 372 of 530

Region Performance Metrics	OSS

given address. CLECs and BellSouth query this legacy system.

•      ATLAS (Application for Telephone Number Load Administration and Selection) – acts as a warehouse for storing telephone numbers that are available for assignment by the system. It enables CLECs and BellSouth service reps to select and reserve telephone numbers. CLECs and BellSouth query this legacy system.

• COFFI (Central Office Feature File Interface) – stores information about product and service offerings and availability. CLECs query this legacy system.

• DSAP (DOE Support Application) – provides due date information. CLECs and BellSouth query this legacy system.

•      HAL/CRIS (Hands-Off Assignment Logic/Customer Record Information System) – a system used to access the Business Office Customer Record Information System (BOCRIS). It allows BellSouth servers, including LENS, access to legacy systems. CLECs query this legacy system.

• P/SIMS (Product/Services Inventory Management system) – provides information on capacity, tariffs, inventory and service availability. CLECs query this legacy system.

• OASIS (Obtain Available Services Information Systems) – Information on feature and rate availability. BellSouth queries this legacy system.

Table 1: Legacy System Access Times For RNS

System	Contract	Data	< 2.3 sec.	> 6 sec.	<= 6.3 sec.	Avg. Sec.	# of Calls
RSAG	RSAG-TN	Address	x	x	x	x	x
RSAG	RSAG-ADDR	Address	x	x	x	x	x
ATLAS	ATLAS-TN	TN	x	x	x	x	x
DSAP	DSAP	Schedule	x	x	x	x	x
CRIS	CRSACCTS	CSR	x	x	x	x	x
OASIS	OASISCAR	Feature/Service	x	x	x	x	x
OASIS	OASISLPC	Feature/Service	x	x	x	x	x
OASIS	OASISMTN	Feature/Service	x	x	x	x	x
OASIS	OASISBIG	Feature/Service	x	x	x	x	x

Table 2: Legacy System Access Times For R0S

System	Contract	Data	< 2.3 sec.	> 6 sec.	<= 6.3 sec.	Avg. sec.	# of Calls
RSAG	RSAG-TN	Address	x	x	x	x	x
RSAG	RSAG-ADDR	Address	x	x	x	x	x
ATLAS	ATLAS-TN	TN	x	x	x	x	x
DSAP	DSAP	Schedule	x	x	x	x	x
CRIS	CRSOCSR	CSR	x	x	x	x	x
OASIS	OASISBIG	Feature/Service	x	x	x	x	x

1-2	Issue Date: June 4, 2002

CCCS 373 of 530

Region Performance Metrics	OSS

Table 3: Legacy System Access Times For LENS

System	Contract	Data	< 2.3 sec.	> 6 sec.	< 6.3 sec.	Avg. sec.	# of Calls
RSAG	RSAG-TN	Address	x	x	x	x	x
RSAG	RSAG-ADDR	Address	x	x	x	x	x
ATLAS	ATLAS-TN	TN	x	x	x	x	x
DSAP	DSAP	Schedule	x	x	x	x	x
HAL	HAL/CRIS	CSR	x	x	x	x	x
COFFI	COFFI/USOC	Feature/Service	x	x	x	x	x
P/SIMS	PSIMS/ORB	Feature/Service	x	x	x	x	x

Table 4: Legacy System Access Times For TAG

System	Contract	Data	< 2.3 sec.	> 6 sec.	< 6.3 sec.	Avg. sec.	# of Calls
RSAG	RSAG-TN	Address	x	x	x	x	x
RSAG	RSAG-ADDR	Address	x	x	x	x	x
ATLAS	ATLAS-TN	TN	x	x	x	x	x
ATLAS	ATLAS-MLH	TN	x	x	x	x	x
ATLAS	ATLAS-DID	TN	x	x	x	x	x
DSAP	DSAP	Schedule	x	x	x	x	x
CRIS	CRSECSRL	CSR	x	x	x	x	x
CRIS	CRSECSR	CSR	x	x	x	x	x

SEEM Measure

SEEM Measure
Yes	Tier I
	Tier II	X

Note: CLEC specific data is not available in this measure. Queries of this sort do not have company specific signatures.

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark

• RSAG – Address (Regional Street Address Guide - Address) – stores street address information used to validate customer addresses. CLECs and BellSouth query this legacy system.	• Percent Response Received within 6.3 seconds: > 95% • Parity + 2 seconds

•      RSAG – TN (Regional Street Address Guide - Telephone number) – contains information about facilities available and telephone numbers working at a given address. CLECs and BellSouth query this legacy system.

•      ATLAS (Application for Telephone Number Load Administration and Selection) – acts as a warehouse for storing telephone numbers that are available for assignment by the system. It enables CLECs and BellSouth service reps to select and reserve telephone numbers. CLECs and BellSouth query this legacy system.

• COFFI (Central Office Feature File Interface) – stores information about product and service offerings and availability. CLECs query this legacy system.

• DSAP (DOE Support Application) – provides due date information. CLECs and BellSouth query this legacy system.

1-3	Issue Date: June 4, 2002

CCCS 374 of 530

Region Performance Metrics	OSS

•        HAL/CRIS (Hands-Off Assignment Logic/Customer Record Information System) – a system used to access the Business Office Customer Record Information System (BOCRIS). It allows BellSouth servers, including LENS, access to legacy systems. CLECs query this legacy system.

• P/SIMS (Product/Services Inventory Management system) – provides information on capacity, tariffs, inventory and service availability. CLECs query this legacy system.

• OASIS (Obtain Available Services Information Systems) – Information on feature and rate availability. BellSouth queries this legacy system.

SEEM OSS Legacy Systems

System	BellSouth	CLEC
Telephone Number/Address
RSAG-ADDR	RNS, ROS	TAG, LENS
RSAG-TN	RNS, ROS	TAG, LENS
ATLAS	RNS, ROS	TAG, LENS
Appointment Scheduling
DSAP	RNS, ROS	TAG, LENS
CSR Data
CRSACCTS	RNS
CRSOCSR	ROS
HAL/CRIS		LENS
CRSECSRL		TAG
CRSECSR		TAG
Service/Feature Availability
OASISBIG	RNS, ROS
PSIMS/ORB		LENS

1-4	Issue Date: June 4, 2002

CCCS 375 of 530

Region Performance Metrics	OSS

OSS-2: Interface Availability (Pre-Ordering/Ordering)

Definition

Percent of time applications are functionally available as compared to scheduled availability. Calculations are based upon availability of applications and interfacing applications utilized by CLECs for pre-ordering and ordering. “Functional Availability” is defined as the number of hours in the reporting period that the applications/interfaces are available to users. “Scheduled Availability” is defined as the number of hours in the reporting period that the applications/interfaces are scheduled to be available.

Scheduled availability is posted on the Interconnection web site:

(www.interconnection.bellsouth.com/oss/oss_hour.html)

Exclusions

•	CLEC-impacting troubles caused by factors outside of BellSouth’s purview, e.g., troubles in customer equipment, troubles in networks owned by telecommunications companies other than BellSouth, etc.

•	Degraded service, e.g., slow response time, loss of non-critical functionality, etc.

Business Rules

This measurement captures the functional availability of applications/interfaces as a percentage of scheduled availability for the same systems. Only full outages are included in the calculations for this measure. Full outages are defined as occurrences of either of the following:

•	Application/interfacing application is down or totally inoperative.

•	Application is totally inoperative for customers attempting to access or use the application. This includes transport outages when they may be directly associated with a specific application.

Comparison to an internal benchmark provides a vehicle for determining whether or not CLECs and retail BST entities are given comparable opportunities for use of pre-ordering and ordering systems.

Calculation

Interface Availability (Pre-Ordering/Ordering) = (a / b) X 100

•	a = Functional Availability

•	b = Scheduled Availability

Report Structure

•	Not CLEC Specific

•	Not Product/Service Specific

•	Regional Level

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Legacy Contract Type (per reporting dimension)	• Legacy Contract Type (per reporting dimension)
• Regional Scope	• Regional Scope
• Hours of Downtime	• Hours of Downtime

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Regional Level	• >= 99.5%

1-5	Issue Date: June 4, 2002

CCCS 376 of 530

Region Performance Metrics	OSS

OSS Interface Availability

Application	Applicable to	% Availability
EDI	CLEC	x
TAG	CLEC	x
LENS	CLEC	x
LEO	CLEC	x
LESOG	CLEC	x
LNP Gateway	CLEC	x
COG	CLEC	Under Development
SOG	CLEC	Under Development
DOM	CLEC	Under Development
DOE	CLEC/BellSouth	x
SONGS	CLEC/BellSouth	x
ATLAS/COFFI	CLEC/BellSouth	x
BOCRIS	CLEC/BellSouth	x
DSAP	CLEC/BellSouth	x
RSAG	CLEC/BellSouth	x
SOCS	CLEC/BellSouth	x
CRIS	CLEC/BellSouth	x

SEEM Measure

SEEM Measure
Yes	Tier I
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Regional Level	• >= 99.5%

SEEM OSS Interface Availability

Application	Applicable to	% Availability
EDI	CLEC	x
HAL	CLEC	x
LENS	CLEC	x
LEO Mainframe	CLEC	x
LESOG	CLEC	x
PSIMS	CLEC	x
TAG	CLEC	x

1-6	Issue Date: June 4, 2002

CCCS 377 of 530

Region Performance Metrics	OSS

OSS-3: Interface Availability (Maintenance & Repair)

Definition

Percent of time applications are functionally available as compared to scheduled availability. Calculations are based upon availability of applications and interfacing applications utilized by CLECs for maintenance and repair. “Functional Availability” is defined as the number of hours in the reporting period that the applications/interfaces are available to users. “Scheduled Availability” is defined as the number of hours in the reporting period that the applications/interfaces are scheduled to be available.

Scheduled availability is posted on the Interconnection web site:

(www.interconnection.bellsouth.com/oss/oss_hour.html)

Exclusions

•	CLEC-impacting troubles caused by factors outside of BellSouth's purview, e.g., troubles in customer equipment, troubles in networks owned by telecommunications companies other than BellSouth, etc.

•	Degraded service, e.g., slow response time, loss of non-critical functionality, etc.

Business Rules

This measurement captures the functional availability of applications/interfaces as a percentage of scheduled availability for the same systems. Only full outages are included in the calculations for this measure. Full outages are defined as occurrences of either of the following:

•	Application/interfacing application is down or totally inoperative.

•	Application is totally inoperative for customers attempting to access or use the application. This includes transport outages when they may be directly associated with a specific application.

Comparison to an internal benchmark provides a vehicle for determining whether or not CLECs and retail BST entities are given comparable opportunities for use of maintenance and repair systems.

Calculation

OSS Interface Availability (a / b) X 100

•	a = Functional Availability

•	b = Scheduled Availability

Report Structure

•	Not CLEC Specific

•	Not Product/Service Specific

•	Regional Level

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Availability of CLEC TAFI	• Availability of BellSouth TAFI

• Availability of LMOS HOST, MARCH, SOCS, CRIS, PREDICTOR, LNP and OSPCM	• Availability of LMOS HOST, MARCH, SOCS, CRIS, PREDICTOR, LNP and OSPCM

• ECTA

SQM Disaggregation - Analog/Benchmark
SQM Level of Disaggregation	SQM Analog/Benchmark
• Regional Level	• >= 99.5%

1-7	Issue Date: June 4, 2002

CCCS 378 of 530

Region Performance Metrics	OSS

OSS Interface Availability (M&R)

OSS Interface	% Availability
BST TAFI	x
CLEC TAFI	x
CLEC ECTA	x
BellSouth & CLEC	x
CRIS	x
LMOS HOST	x
LNP	x
MARCH	x
OSPCM	x
PREDICTOR	x
SOCS	x

SEEM Measure

SEEM Measure

Yes	Tier I

	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Regional Level	• >= 99.5%

OSS Interface Availability (M&R)

OSS Interface	% Availability
CLEC TAFI	x
CLEC ECTA	x

1-8	Issue Date: June 4, 2002

CCCS 379 of 530

Region Performance Metrics	OSS

OSS-4: Response Interval (Maintenance & Repair)

Definition

The response intervals are determined by subtracting the time a request is received on the BellSouth side of the interface from the time the response is received from the legacy system. Percentages of requests falling into each interval category are reported, along with the actual number of requests falling into those categories.

Exclusions

None

Business Rules

This measure is designed to monitor the time required for the CLEC and BellSouth interface system to obtain from BellSouth’s legacy systems the information required to handle maintenance and repair functions. The clock starts on the date and time when the request is received on the BellSouth side of the interface and the clock stops when the response has been transmitted through that same point to the requester.

Note: The OSS Response Interval BellSouth Total Report is a combination of BellSouth Residence and Business Total.

Calculation

OSS Response Interval = (a - b)

•	a = Query Response Date and Time

•	b = Query Request Date and Time

Percent Response Interval (per category) = (c / d) X 100

•	c = Number of Response Intervals in category “X”

•	d = Number of Queries Submitted in the Reporting Period

where, “X” is <= 4, > 4 <= 10, <= 10, > 10, or > 30 seconds.

Report Structure

•	Not CLEC Specific

•	Not product/service specific

•	Regional Level

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• CLEC Transaction Intervals	• BellSouth Business and Residential Transactions Intervals

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Regional Level	• Parity

1-9	Issue Date: June 4, 2002

CCCS 380 of 530

Region Performance Metrics	OSS

Legacy System Access Times for M&R

System	BellSouth & CLEC	Count
		<= 4	> 4 <= 10	<= 10	> 10	> 30
CRIS	x	x	x	x	x	x
DLETH	x	x	x	x	x	x
DLR	x	x	x	x	x	x
LMOS	x	x	x	x	x	x
LMOSupd	x	x	x	x	x	x
LNP	x	x	x	x	x	x
MARCH	x	x	x	x	x	x
OSPCM	x	x	x	x	x	x
Predictor	x	x	x	x	x	x
SOCS	x	x	x	x	x	x
NIW	x	x	x	x	x	x

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

1-10	Issue Date: June 4, 2002

CCCS 381 of 530

Region Performance Metrics	OSS

PO-1: Loop Makeup - Response Time – Manual

Definition

This report measures the average interval and percent within the interval from the submission of a Manual Loop Makeup Service Inquiry (LMUSI) to the distribution of Loop Makeup information back to the CLEC.

Exclusions

•	Inquiries, which are submitted electronically.

•	Designated Holidays are excluded from the interval calculation.

•	Weekend hours from 5:00PM Friday until 8:00AM Monday are excluded from the interval calculation.

•	Canceled Inquiries.

Business Rules

The CLEC Manual Loop Makeup Service Inquiry (LMUSI) process includes inquiries submitted via mail or FAX to BellSouth’s Complex Resale Support Group (CRSG).

This measurement combines three intervals:

1.	From receipt of the Service Inquiry for Loop Makeup to hand off to the Service Advocacy Center (SAC) for “Look-up.”

2.	From SAC start date to SAC complete date.

3.	From SAC complete date to date the Complex Resale Support Group (CRSG) distributes loop makeup information back to the CLEC.

The “Receive Date” is defined as the date the Manual LMUSI is received by the CRSG. It is counted as day Zero. LMU “Return Date” is defined as the date the LMU information is sent back to the CLEC from BellSouth. The interval calculation is reset to Zero when a CLEC initiated change occurs on the Manual LMU request.

Note: The Loop Make Up Service Inquiry Form does not require the CLEC to furnish the type of Loop. The CLEC determines whether the loop makeup will support the type of service they wish to order or not and qualifies theloop. If the loop makeup will support the service, a firm order LSR is submitted by the CLEC.

Calculation

Response Interval = (a - b)

•	a = Date and Time LMUSI returned to CLEC

•	b = Date and Time the LMUSI is received

Average Interval = (c / d)

•	c = Sum of all Response Intervals

•	d = Total Number of LMUSIs received within the reporting period

Percent within interval = (e / f) X 100

•	e = Total LMUSIs received within the interval

•	f = Total Number of LMUSIs processed within the reporting period

1-11	Issue Date: June 4, 2002

CCCS 382 of 530

Region Performance Metrics	OSS

Report Structure

•	CLEC Aggregate

•	CLEC Specific

•	Geographic Scope

•	State

•	Region

•	Interval for manual LMUs:

0 – <= 1 day

>1 – <= 2 days

>2 – <= 3 days

0 – <= 3 days

>3 – <= 6 days

>6 – <= 10 days

> 10 days

•	Average Interval in days

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable
• Total Number of Inquiries
• SI Intervals
• State and Region

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Loops	Benchmark
• 95% <= 3 Business Days

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Loops	Benchmark
• 95% <= 3 Business Days

1-12	Issue Date: June 4, 2002

CCCS 383 of 530

Region Performance Metrics	OSS

PO-2: Loop Make Up - Response Time - Electronic

Definition

This report measures the average interval and the percent within the interval from the electronic submission of a Loop Makeup Service Inquiry (LMUSI) to the distribution of Loop Makeup information back to the CLEC.

Exclusions

•	Manually submitted inquiries.

•	Designated Holidays are excluded from the interval calculation.

•	Canceled Requests.

•	Scheduled OSS Maintenance.

Business Rules

The response interval starts when the CLEC’s Mechanized Loop Makeup Service Inquiry (LMUSI) is submitted electronically through the Operational Support Systems interface, LENS, TAG or RoboTAG. It ends when BellSouth’s Loop Facility Assignment and Control System (LFACS) responds electronically to the CLEC with the requested Loop Makeup data via LENS, TAG or RoboTAG Interfaces.

Note: The Loop Make Up Service Inquiry Form does not require the CLEC to furnish the type of Loop. The CLEC determines whether the loop makeup will support the type of service they wish to order or not and qualifies the loop. If the loop makeup will support the service, a firm order LSR is submitted by the CLEC. EDI is not a pre-ordering system, and, therefore, is not applicable in this measure.

Calculation

Response Interval = (a - b)

•	a = Date and Time LMUSI returned to CLEC

•	b = Date and Time the LMUSI is received

Average Interval = (c / d)

•	c = Sum of all response intervals

•	d = Total Number of LMUSIs received within the reporting period

Percent within interval = (e / f) X 100

•	e = Total LMUSIs received within the interval

•	f = Total Number of LMUSIs processed within the reporting period

Report Structure

•	CLEC Aggregate

•	CLEC Specific

•	Geographic Scope

•	State

•	Region

•	Interval for electronic LMUs:

0 – <= 1 minute

>1 – <= 5 minutes

0 - <= 5 minutes

> 5 – <= 8 minutes

> 8 – <= 15 minutes

> 15 minutes

•	Average Interval in minutes

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable

1-13	Issue Date: June 4, 2002

CCCS 384 of 530

Region Performance Metrics	OSS

• Legacy Contract

• Response Interval

• Regional Scope

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Loops	• 90% <= 5 Minutes (05/01/01)

• 95% <= 1 Minute (08/01/01)

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Loop	• 90% <= 5 Minutes (05/01/01)

• 95% <= 1 Minute (08/01/01)

1-14	Issue Date: June 4, 2002

CCCS 385 of 530

Region Performance Metrics	Ordering

Section 2: Ordering

O-1: Acknowledgement Message Timeliness

Definition

This measurement provides the response interval from the time an LSR or transmission (may contain multiple LSRs from one or more CLECs in multiple states) is electronically submitted via EDI or TAG respectively until an acknowledgement notice is sent by the system.

Exclusions

•	Scheduled OSS Maintenance

Business Rules

The process includes EDI & TAG system functional acknowledgements for all messages/Local Service Requests (LSRs) which are electronically submitted by the CLEC. Users of EDI may package many LSRs into one transmission which will receive the acknowledgement message. EDI users may place multiple LSRs in one “envelope” requesting service in one or more states which will mask the identity of the state and CLEC. The start time is the receipt time of the message at BellSouth’s side of the interface (gateway). The end time is when the acknowledgement is transmitted by BellSouth at BellSouth’s side of the interface (gateway). If more than one CLEC uses the same ordering center (aggregator), an Acknowledgement Message will be returned to the “Aggregator”. However, BellSouth will not be able to determine which specific CLEC or state this message represented.

Calculation

Response Interval = (a - b)

•	a = Date and Time Acknowledgement Notices returned to CLEC

•	b = Date and Time messages/LSRs electronically submitted by the CLEC via EDI or TAG respectively

Average Response Interval = (c / d)

•	c = Sum of all Response Intervals

•	d = Total number of electronically submitted messages/LSRs received, from CLECs via EDI or TAG respectively, in the Reporting Period.

Reporting Structure

•	CLEC Aggregate

•	CLEC Specific/Aggregator

•	Geographic Scope

•	Region

•	Electronically Submitted LSRs

0 – <= 10 minutes

>10 – <= 20 minutes

>20 – <= 30 minutes

0 – <= 30 minutes

>30 – <= 45 minutes

>45 – <= 60 minutes

>60 – <= 120 minutes

>120 minutes

•	Average interval for electronically submitted messages/LSRs in minutes

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable

• Record of Functional Acknowledgements

2-1	Issue Date: June 4, 2002

CCCS 386 of 530

Region Performance Metrics	Ordering

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• EDI	• EDI
• 90% <= 30 minutes (05/01/01)
• 95% <= 30 minutes (08/01/01)
• TAG	• TAG – 95% <= 30 minutes

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• EDI	• EDI
• 90% <= 30 minutes (05/01/01)
• 95% <= 30 minutes (08/01/01)
• TAG	• TAG – 95% <= 30 minutes

2-2	Issue Date: June 4, 2002

CCCS 387 of 530

Region Performance Metrics	Ordering

O-2: Acknowledgement Message Completeness

Definition

This measurement provides the percent of transmissions/LSRs received via EDI or TAG respectively, which are acknowledged electronically.

Exclusions

•	Manually submitted LSRs

•	Scheduled OSS Maintenance

Business Rules

EDI and TAG send Functional Acknowledgements for all transmissions/LSRs, which are electronically submitted by a CLEC. Users of EDI may package many LSRs from multiple states in one transmission. If more than one CLEC uses the same ordering center, an Acknowledgement Message will be returned to the “Aggregator”, however, BellSouth will not be able to determine which specific CLEC this message represented. The Acknowledgement Message is returned prior to the determination of whether the transmission/ LSR will be partially mechanized or fully mechanized.

Calculation

Acknowledgement Completeness = (a / b) X 100

•	a = Total number of Functional Acknowledgements returned in the reporting period for transmissions/LSRs electronically submitted by EDI or TAG respectively

•	b = Total number of electronically submitted transmissions/LSRs received in the reporting period by EDI or TAG respectively

Report Structure

•	CLEC Aggregate

•	CLEC Specific/Aggregator

•	Geographic Scope

•	Region

Note: The Order calls for Mechanized, Partially Mechanized, and Totally Mechanized, however, the Acknowledgement message is generated before the system recognizes whether this electronic transmission will be partially or fully mechanized.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable
• Record of Functional Acknowledgements

SQM Disaggregation – Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• EDI	• Benchmark: 100%
• TAG

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation – Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• EDI	• Benchmark: 100%
• TAG

2-3	Issue Date: June 4, 2002

CCCS 388 of 530

Region Performance Metrics	Ordering

O-3: Percent Flow-Through Service Requests (Summary)

Definition

The percentage of Local Service Requests (LSR) and LNP Local Service Requests (LNP LSRs) submitted electronically via the CLEC mechanized ordering process that flow through and reach a status for a FOC to be issued, without manual intervention.

Exclusions

•	Fatal Rejects

•	Auto Clarification

•	Manual Fallout

•	CLEC System Fallout

•	Scheduled OSS Maintenance

Business Rules

The CLEC mechanized ordering process includes all LSRs, including supplements (subsequent versions) which are submitted through one of the three gateway interfaces (TAG, EDI and LENS), that flow through and reach a status for a FOC to be issued, without manual intervention. These LSRs can be divided into two classes of service: Business and Residence, and two types of service: Resale, and Unbundled Network Elements (UNE). The CLEC mechanized ordering process does not include LSRs which are submitted manually (for example, fax and courier) or are not designed to flow through (for example, Manual Fallout.)

Definitions:

Fatal Rejects: Errors that prevent an LSR, submitted electronically by the CLEC, from being processed further. When an LSR is submitted by a CLEC, LEO/LNP Gateway will perform edit checks to ensure the data received is correctly formatted and complete. For example, if the PON field contains an invalid character, LEO/LNP Gateway will reject the LSR and the CLEC will receive a Fatal Reject.

Auto-Clarification: Clarifications that occur due to invalid data within the LSR. LESOG/LAUTO will perform data validity checks to ensure the data within the LSR is correct and valid. For example, if the address on the LSR is not valid according to RSAG, or if the LNP is not available for the NPA NXXX requested, the CLEC will receive an Auto-Clarification.

Manual Fallout: Planned Fallout that occur by design. Certain LSRs are designed to fallout of the Mechanized Order Process due to their complexity. These LSRs are manually processed by the LCSC. When a CLEC submits an LSR, LESOG/LAUTO will determine if the LSR should be forwarded to LCSC for manual handling. Following are the categories for Manual Fallout:

1.	Complex*

2.	Special pricing plans

3.	Some Partial migrations

4.	New telephone number not yet posted to BOCRIS

5.	Pending order review required

6.	CSR inaccuracies such as invalid or missing CSR data in CRIS

7.	Expedites (requested by the CLEC)

8.	Denials-restore and conversion, or disconnect and conversion orders

9.	Class of service invalid in certain states with some types of service

10.	Low volume such as activity type “T” (move)

11.	More than 25 business lines, or more than 15 loops

12.	Transfer of calls option for the CLEC end users

13.	Directory Listings (Indentions and Captions) CRIS

*	See LSR Flow-Through Matrix following O-6 for a list of services, including complex services, and whether LSRs issued for the services are eligible to flow through.

Total System Fallout: Errors that require manual review by the LSCS to determine if the error is caused by the CLEC, or is due to BellSouth system functionality. If it is determined the error is caused by the CLEC, the LSR will be sent back to the CLEC for clarification. If it is determined the error is BellSouth caused, the LCSC representative will correct the error, and the LSR will continue to be processed.

Z Status: LSRs that receive a supplemental LSR submission prior to final disposition of the original LSR.

2-4	Issue Date: June 4, 2002

CCCS 389 of 530

Region Performance Metrics	Ordering

Calculation

Percent Flow Through = a / [b - (c + d + e + f)] X 100

•	a = The total number of LSRs that flow through LESOG/LAUTO and reach a status for a FOC to be issued

•	b = the number of LSRs passed from LEO/LNP Gateway to LESOG/LAUTO

•	c = the number of LSRs that fall out for manual processing

•	d = the number of LSRs that are returned to the CLEC for clarification

•	e = the number of LSRs that contain errors made by CLECs

•	f = the number of LSRs that receive a Z status

Percent Achieved Flow Through = a / [b-(c+d+e)] X 100

•	a = the number of LSRs that flow through LESOG/LAUTO and reach a status for a FOC to be issued

•	b = the number of LSRs passed from LEO/LNP Gateway to LESOG/LAUTO

•	c = the number of LSRs that are returned to the CLEC for clarification

•	d = the number of LSRs that contain errors made by CLECs

•	e = the number of LSRs that receive Z status

Report Structure

•	CLEC Aggregate
•	Region

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month • Total Number of LSRs Received, by Interface, by CLEC • TAG	• Report Month • Total Number of Errors By Type • Bell5south System Error
• EDI
• LENS
• Total Number of Errors by Type, by CLEC
• Fatal Rejects
• Auto Clarification
• CLEC Caused System Fallout
• Total Number of Errors by Error Code
• Total Fallout for Manual Processing

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark[2]
• Residence	• Benchmark: 95%
• Business	• Benchmark: 90%
• UNE	• Benchmark: 85%
• LNP	• Benchmark: 85%

SEEM Measure

SEEM Measure
Yes	Tier I
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark[3]
• Residence	• Benchmark: 95%
• Business	• Benchmark: 90%

[2]	Benchmarks do not apply to the “Percent Achieved Flow Through.”

[3]	Benchmarks do not apply to the “Percent Achieved Flow Through.”

2-5	Issue Date: June 4, 2002

CCCS 390 of 530

Region Performance Metrics	Ordering

• UNE	• Benchmark: 85%
• LNP	• Benchmark: 85%

2-6	Issue Date: June 4, 2002

CCCS 391 of 530

Region Performance Metrics	Ordering

O-4: Percent Flow-Through Service Requests (Detail)

Definition

A detailed list, by CLEC, of the percentage of Local Service Requests (LSR) and LNP Local Service Requests (LNP LSRs) submitted electronically via the CLEC mechanized ordering process that flow through and reach a status for a FOC to be issued, without manual or human intervention.

Exclusions

•	Fatal Rejects

•	Auto Clarification

•	Manual Fallout

•	CLEC System Fallout

•	Scheduled OSS Maintenance

Business Rules

The CLEC mechanized ordering process includes all LSRs, including supplements (subsequent versions) which are submitted through one of the three gateway interfaces (TAG, EDI, and LENS), that flow through and reach a status for a FOC to be issued, without manual intervention. These LSRs can be divided into two classes of service: Business and Residence, and three types of service: Resale, and Unbundled Network Elements (UNE). The CLEC mechanized ordering process does not include LSRs, which are submitted manually (for example, fax and courier) or are not designed to flow through (for example, Manual Fallout.)

Definitions:

Fatal Rejects: Errors that prevent an LSR, submitted electronically by the CLEC, from being processed further. When an LSR is submitted by a CLEC, LEO/LNP Gateway will perform edit checks to ensure the data received is correctly formatted and complete. For example, if the PON field contains an invalid character, LEO/LNP Gateway will reject the LSR and the CLEC will receive a Fatal Reject.

Auto-Clarification: Clarifications that occur due to invalid data within the LSR. LESOG/LAUTO will perform data validity checks to ensure the data within the LSR is correct and valid. For example, if the address on the LSR is not valid according to RSAG, or if the LNP is not available for the NPA NXXX requested, the CLEC will receive an Auto-Clarification.

Manual Fallout: Planned Fallout that occur by design. Certain LSRs are designed to fallout of the Mechanized Order Process due to their complexity. These LSRs are manually processed by the LCSC. When a CLEC submits an LSR, LESOG/LAUTO will determine if the LSR should be forwarded to LCSC for manual handling. Following are the categories for Manual Fallout:

1.	Complex*

2.	Special pricing plans

3.	Some Partial migrations

4.	New telephone number not yet posted to BOCRIS

5.	Pending order review required

6.	CSR inaccuracies such as invalid or missing CSR data in CRIS

7.	Expedites (requested by the CLEC)

8.	Denials-restore and conversion, or disconnect and conver sion orders

9.	Class of service invalid in certain states with some types of service

10.	Low volume such as activity type “T” (move)

11.	More than 25 business lines, or more than 15 loops

12.	Transfer of calls option for the CLEC end users

13.	Directory Listings (Indentions and Captions)

*	See LSR Flow-Through Matrix following O-6 for a list of services, including complex services, and whether LSRs issued for the services are eligible to flow through.

Total System Fallout: Errors that require manual review by the LSCS to determine if the error is caused by the CLEC, or is due to BellSouth system functionality. If it is determined the error is caused by the CLEC, the LSR will be sent back to the CLEC for clarification. If it is determined the error is BellSouth caused, the LCSC representative will correct the error, and the LSR will continue to be processed.

Z Status: LSRs that receive a supplemental LSR submission prior to final disposition of the original LSR.

2-7	Issue Date: June 4, 2002

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Calculation

Percent Flow Through = a / [b-(c + d + e + f)] X 100

•	a = The total number of LSRs that flow through LESOG/LAUTO and reach a status for a FOC to be issued

•	b = the number of LSRs passed from LEO/LNP Gateway to LESOG/LAUTO

•	c = the number of LSRs that fall out for manual processing

•	d = the number of LSRs that are returned to the CLEC for clarification

•	e = the number of LSRs that contain errors made by CLECs

•	f = the number of LSRs that receive a Z status

Percent Achieved Flow Through = a / [b-(c+d+e)] X 100

•	a = the number of LSRs that flow through LESOG/LAUTO and reach a status for a FOC to be issued

•	b = the number of LSRs passed from LEO/LNP Gateway to LESOG/LAUTO

•	c = the number of LSRs that are returned to the CLEC for clarification

•	d = the number of LSRs that contain errors made by CLECs

•	e = the number of LSRs that receive Z status

Report Structure

Provides the flow through percentage for each CLEC (by alias designation) submitting LSRs through the CLEC mechanized ordering process. The report provides the following:

•	CLEC (by alias designation)

•	Number of fatal rejects

•	Mechanized interface used

•	Total mechanized LSRs

•	Total manual fallout

•	Number of auto clarifications returned to CLEC

•	Number of validated LSRs

•	Number of BellSouth caused fallout

•	Number of CLEC caused fallout

•	Number of Service Orders Issued

•	Base calculation

•	CLEC error excluded calculation

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

• Total Number of LSRs Received, by Interface, by CLEC	• Total Number of Errors by Type

• TAG	• Bellsouth System Error

• EDI

• LENS

• Total Number of Errors by Type, by CLEC

• Fatal Rejects

• Auto Clarification

• CLEC Errors

• Total Number of Errors by Error Code

• Total Fallout for Manual Processing

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark[4]

• Residence	• Benchmark: 95%

• Business	• Benchmark: 90%

• UNE	• Benchmark: 85%

• LNP	• Benchmark: 85%

[4]	Benchmarks do not apply to the “Percent Achieved Flow Through.”

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SEEM Measure

SEEM Measure
Yes	Tier I	X
Tier II

SEEM Disaggregation-Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark[5]

• Residence	• Benchmark: 95%

• Business	• Benchmark: 90%

• UNE	• Benchmark: 85%

• LNP	• Benchmark: 85%

[5]	Benchmarks do not apply to the “Percent Achieved Flow Through.”

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O-5: Flow-Through Error Analysis

Definition

An analysis of each error type (by error code) that was experienced by the LSRs that did not flow through or reached a status for a FOC to be issued.

Exclusions

Each Error Analysis is error code specific, therefore exclusions are not applicable.

Business Rules

The CLEC mechanized ordering process includes all LSRs, including supplements (subsequent versions) which are submitted through one of the three gateway interfaces (TAG, EDI, and LENS), that flow through and reach a status for a FOC to be issued. The CLEC mechanized ordering process does not include LSRs which are submitted manually (for example, fax and courier).

Calculation

Total for each error type.

Report Structure

Provides an analysis of each error type (by error code). The report is in descending order by count of each error code and provides the following:

•	Error Type (by error code)

•	Count of each error type

•	Percent of each error type

•	Cumulative percent

•	Error Description

•	CLEC Caused Count of each error code

•	Percent of aggregate by CLEC caused count

•	Percent of CLEC caused count

•	BellSouth Caused Count of each error code

•	Percent of aggregate by BellSouth caused count

•	Percent of BellSouth by BellSouth caused count

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

• Total Number of LSRs Received	• Total Number of Errors by Type (by error code)

• Total Number of Errors by Type (by error code)	• BellSouth System Error
• CLEC Caused Error

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Not Applicable	• Not Applicable

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

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O-6: CLEC LSR Information

Definition

A list with the flow through activity of LSRs by CC, PON and Ver, issued by each CLEC during the report period.

Exclusions

•	Fatal Rejects

•	LSRs submitted manually

Business Rules

The CLEC mechanized ordering process includes all LSRs, including supplements (subsequent versions) which are submitted through one of the three gateway interfaces (TAG, EDI, and LENS), that flow through and reach a status for a FOC to be issued. The CLEC mechanized ordering process does not include LSRs which are submitted manually (for example, fax and courier).

Calculation

Not Applicable

Report Structure

Provides a list with the flow through activity of LSRs by CC, PON and Ver, issued by each CLEC during the report period with an explanation of the of the columns and content. This report is available on a CLEC specific basis. The report provides the following for each LSR.

•	CC

•	PON

•	Ver

•	Timestamp

•	Type

•	Err #

•	Note or Error Description

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable
• Record of LSRs Received by CC, PON and Ver
• Record of Timestamp, Type, Err # and Note or Error Description for each LSR by CC, PON and Ver

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Not Applicable	• Not Applicable

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

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LSR Flow Through Matrix

Product	Product Type	Reqtype	ACT Type	F/T3	Complex Service	Complex Order	Planned Fallout For Manual Handling[1]	EDI	TAG[2]	LENS[4]
2 wire analog DID trunk port	U,C	A	N,T	No	UNE	Yes	NA	N	N	N
2 wire analog port	U	A	N,T	No	UNE	No	Yes	Y	Y	N
2 wire ISDN digital line	U,C	A	N,T	No	UNE	Yes	NA	N	N	N
2 wire ISDN digital loop	U,C	A	N,T	Yes	UNE	Yes	No	Y	Y	N
3 Way Calling	R,B	E,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
4 wire analog voice grade loop	U,C	A	N,T	Yes	UNE	Yes	No	Y	Y	N
4 wire DSO & PRI digital loop	U,C	A	N,T	No	UNE	Yes	NA	N	N	N
4 wire DS1 & PRI digital loop	U,C	A	N,T	No	UNE	Yes	NA	N	N	N
4 wire ISDN DSI digital trunk ports	U,C	A	N,T	No	UNE	Yes	NA	N	N	N
Accupulse	C	E	N,C,T,V,W	No	Yes	Yes	NA	N	N	N
ADSL	R,B,C	E	V,W	No	UNE	No	No	Y	Y	N
Area Plus	R,B	E,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Basic Rate ISDN	U,C	A	N,T	No	Yes	Yes	Yes	Y	Y	N
Basic Rate ISDN 2 Wire	C	E	C, D,T,V,W	No	Yes	Yes	Yes	Y	Y	N
Basic Rate ISDN 2 Wire	C	E	N,T	No	Yes	Yes	N/A	N	N	N
Basic Rate ISDN 2 Wire UNE P	C	M	N,C,D,V	No	YES	Yes	N/A	N	N	N
Analog Data/Private Line	C	E	N, C, T, V, W, D,	No	Yes	Yes	N/A	N	N	N
P, Q
Call Block	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Call Forwarding	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Call Return	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Call Selector	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Call Tracing	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Call Waiting	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Call Waiting Deluxe	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
Caller ID	R,B	E,B,M	N,C,T,V,W	Yes	No	No	No	Y	Y	Y
CENTREX	C	P	V,P	No	Yes	Yes	NA	N	N	N
DID ACT W	C	N	W	No	Yes	Yes	Yes	Y	Y	Y
Digital Data Transport	U	E	N,C,T,V,W	No	UNE	Yes	NA	N	N	N
Directory Listing Indentions	B,U	B,C,E,F,	N,C,T,R,V,W,P,Q	No	No	No	Yes	Y	Y	Y
J,M,N
Directory Listings Captions	R,B,U	B,C,E,F,	N,C,T,R,V,W,P,Q	No	No	Yes	Yes	Y	Y	Y
J,M,N
Directory Listings (simple)	R,B,U	B,C,E,F,	N,C,T,R,V,W,P,Q	Yes	No	No	No	Y	Y	Y
J,M,N
DS3	U	A,M	N,C,V	No	UNE	Yes	NA	N	N	N
DS1Loop	U	A,M	N,C,V	Yes	UNE	Yes	No	Y	Y	N
DSO Loop	U	A, B	N,C,D,T,V	Yes	UNE	Yes	No	Y	Y	N
Enhanced Caller ID	R,B	E,M	C,D,N,T,V,W	Yes	No	No	No	Y	Y	Y
ESSX	C	P	C,D,T,V,S,B,W,L	No	Yes	Yes	NA	N	N	N
,P,Q
Flat Rate/Business	B	E, M	C,D,N,T,V,W	Yes	No	No	No	Y	Y	Y
Flat Rate/Residence	R	E, M	C,D,N,T,V,W	Yes	No	No	No	Y	Y	Y
FLEXSERV	C	E	N,C,D,T,V,W,P,Q	No	Yes	Yes	NA	N	N	N
Frame Relay	C	E	N,C,D,V,W	No	Yes	Yes	NA	N	N	N
FX	C	E	N,C,D,T,V,W,P,Q	No	Yes	Yes	NA	N	N	N
Ga. Community Calling	R,B	E, M	C,D,N,T,V,W	Yes	No	No	No	Y	Y	Y
HDSL	U	A	N,C,D	Yes	UNE	No	No	Y	Y	N
Hunting MLH	R,B	E, M	C,D,N,T,V,W	No	C/S4	C/S	Yes	Y	Y	N
Hunting Series Completion	R,B	E, M	C,D,N,T,V,W	Yes	C/S	C/S	No	Y	Y	Y

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INP to LNP Conversion	U	C	C	No	UNE	Yes	Yes	Y	Y	N
Product	Product Type	Reqtype	ACT Type	F/T3	Complex Service	Complex Order	Planned Fallout For Manual Handling[1]	EDI	TAG[2]	LENS[4]
LightGate	C	E	N,C,D,T,V,W,P,Q	No	Yes	Yes	NA	N	N	N
Line Sharing	U	A	C,D	Yes	UNE	No	No	Y	Y	Y
Local Number Portability	U	C	C,D,P,V,Q	Yes	UNE	Yes	No	Y	Y	N
LNP With Complex Listing	C	C	P,V,Q,W	No	UNE	Yes	Yes	Y	Y	N
LNP with Partial Migration	U	C	D,P,V,Q	No	UNE	Yes	Yes	Y	Y	N
LNP with Complex Services	C	C	P,V,Q,W	No	UNE	Yes	Yes	Y	Y	N
Loop+INP	U	B	D,P,V,Q	Yes	UNE	No	No	Y	Y	N
Loop+LNP	U	B	C,D,N,V	Yes	UNE	No	No	Y	Y	N
Measured Rate/Bus	R,B	E,M	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
Measured Rate/Res	R,B	E,M	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
Megalink	C	E	N,V,W,T,D,C,P,Q	No	Yes	Yes	NA	N	N	N
Megalink-T1	C	E,M	N,V,W,T,D,C,P,Q	No	Yes	Yes	NA	N	N	N
Memory Call	R,B	E, M	C,D,N,T,V,W	Yes	No	No	No	Y	Y	Y
Memory Call Ans. Svc.	R,B	E, M	C,D,N,T,V,W	Yes	No	No	No	Y	Y	Y
Multiserv	C	P	N,C,D,T,V,S,B,	No	Yes	Yes	NA	N	N	N
W,L,P,Q
Native Mode LAN Interconnection	C	E	N,C,D,V,W	No	Yes	Yes	NA	N	N	N
(NMLI)
Off-Prem Stations	C	E	N,C,D,V,W,T,P,Q	No	Yes	Yes	NA	N	N	N
Optional Calling Plan	R,B	E, M	N	Yes	No	No	No	Y	Y	Y
Package/Complete Choice and	R,B	E, M	N,T,C,V,W	Yes	No	No	No	Y	Y	Y
Area Plus
Pathlink Primary Rate ISDN	C	E	N,C,D,T,V,W,P,Q	No	Yes	Yes	NA	N	N	N
Pay Phone Provider	B	E	C,D,T,N,V,W	No	No	No	NA	N	N	N
PBX Standalone Port	C	F	N,C,D	No	Yes	Yes	Yes	Y	Y	N
PBX Trunks	R,B	E	N,C,D,V,W,T,P,Q	No	Yes	Yes	Yes	Y	Y	N
Port/Loop PBX	U	M	A,C,D,V	No	No	No	Yes	Y	Y	N
Port/Loop Simple	U	M	A,C,D,V	Yes	No	No	Yes	Y	Y	Y
Preferred Call Forward	R,B,U	E	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
RCF Basic	R,B	E	N,D,W,T,F	Yes	No	No	No	Y	Y	Y
Remote Access to CF	R,B	E,M	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
Repeat Dialing	R,B	E,M	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
Ringmaster	R,B	E,M	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
Smartpath	R,B	E	C,D,T,N,V,W	No	Yes	Yes	NA	N	N	N
SmartRING	C	E	N,D,C,V,W	No	Yes	Yes	NA	N	N	N
Speed Calling	R,B	E	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
Synchronet	C	E	N	Yes	Yes	Yes	Yes	Y	Y	N
Tie Lines	C	E	N,C,D,V,W,T,P,Q	No	Yes	Yes	NA	N	N	N
Touchtone	R,B	E	C,D,T,N,V,W	Yes	No	No	No	Y	Y	Y
Unbundled Loop-Analog 2W, SL1, SL2	U	A,B	C,D,T,N,V,W	Yes	UNE	No	No	Y	Y	Y
WATS	R,B	E	W,D	No	Yes	Yes	NA	N	N	N
XDSL	C,U	A,B	N,T,C,V,D	Yes	UNE	No	No	Y	Y	N
XDSL Extended LOOP	C,U	A,B	N,T,C,V,D	No	UNE	Yes	NA	N	N	N
Collect Call Block	R,B	E	N,T,C,V,W,D	Yes	No	No	No	Y	Y	Y
900 Call Block	R,B	E	N,T,C,V,W,D	Yes	No	No	No	Y	Y	Y
3rd Party Call Block	R,B	E	N,T,C,V,W,D	Yes	No	No	No	Y	Y	Y
Three Way Call Block	R,B	E	N,T,C,V,W,D	Yes	No	No	No	Y	Y	Y
PIC/LPIC Change	R,B	E	T,C,V,	Yes	No	No	No	Y	Y	Y
PIC/LPIC Freeze	R,B	E	N,T,C,V	Yes	No	No	No	Y	Y	Y

Note1: Planned Fallout for Manual Handling denotes those services that are electronically submitted and are not intended to flow through due to the complexity of the service.

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Note2: The TAG column includes those LSRs submitted via Robo TAG.

Note3: For all services that indicate ‘No’ for flow-through, the following reasons, in addition to errors or complex services, also prompt manual handling: Expedites from CLECs, special pricing plans, denials restore and conversion or disconnect and conversion both required, partial migrations (although conversions-as-is flow through for issue 9), class of service invalid in certain states with some TOS e.g. government, or cannot be changed when changing main TN on C activity, low volume e.g. activity type T=move, pending order review required, more than 25 business lines, CSR inaccuracies such as invalid or missing CSR data in CRIS, Directory listings – Indentions, Directory listings – Captions, transfer of calls option for CLEC end user – new TN not yet posted to BOCRIS. Many are unique to the CLEC environment.

Note4: Services with C/S in the Complex Service and/or the Complex Order columns can be either complex or simple.

Note5: EELs are manually ordered.

Note6: LSRs submitted for Resale Products and Services for which there is a temporary promotion or discount plan will be processed identically to those LSRs ordering the same Products or Services without a promotion or discount plan.

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O-7: Percent Rejected Service Requests

Definition

Percent Rejected Service Request is the percent of total Local Service Requests (LSRs) received which are rejected due to error or omission. An LSR is considered valid when it is submitted by the CLEC and passes edit checks to insure the data received is correctly formatted and complete.

Exclusions

•	Service Requests canceled by the CLEC prior to being rejected/clarified.

•	Scheduled OSS Maintenance

Business Rules

Fully Mechanized: An LSR is considered “rejected” when it is submitted electronically but does not pass LEO edit checks in the ordering systems (EDI, LENS, TAG, LEO, LESOG) and is returned to the CLEC without manual intervention. There are two types of “Rejects” in the Mechanized category:

A Fatal Reject occurs when a CLEC attempts to electronically submit an LSR but required fields are either not populated or incorrectly populated and the request is returned to the CLEC before it is considered a valid LSR.

Fatal rejects are reported in a separate column, and for informational purposes ONLY. Fatal rejects are excluded from the calculation of the percent of total LSRs rejected or the total number of rejected LSRs.

An Auto Clarification occurs when a valid LSR is electronically submitted but rejected from LESOG because it does not pass further edit checks for order accuracy.

Partially Mechanized: A valid LSR, which is electronically submitted (via EDI, LENS, TAG) but cannot be processed electronically and “falls out” for manual handling. It is then put into “clarification” and sent back (rejected) to the CLEC.

Total Mechanized: Combination of Fully Mechanized and Partially Mechanized LSRs electronically submitted by the CLEC.

Non-Mechanized: LSRs which are faxed or mailed to the LCSC for processing and “clarified” (rejected) back to the CLEC by the BellSouth service representative.

Interconnection Trunks: Interconnection Trunks are ordered on Access Service Requests (ASRs). ASRs are submitted to and processed by the Interconnection Purchasing Center (IPC). Trunk data is reported separately.

Calculation

Percent Rejected Service Requests = (a / b) X 100

•	a = Total Number of Rejected Service Requests in the Reporting Period

•	b = Total Number of Service Requests Received in the Reporting Period

Report Structure

•	Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized

•	CLEC Specific

•	CLEC Aggregate

•	Geographic Scope

•	State

•	Region

•	Product Specific Percent Rejected

•	Total Percent Rejected

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Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable
• Total Number of LSRs
• Total Number of Rejects
• State and Region
• Total Number of ASRs (Trunks)

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
Mechanized, Partially Mechanized and Non-Mechanized	• Diagnostic
• Resale - Residence
• Resale - Business
• Resale – Design (Special)
• Resale PBX
• Resale Centrex
• Resale ISDN
• LNP (Standalone)
• INP (Standalone)
• 2W Analog Loop Design
• 2W Analog Loop Non-Design
• 2W Analog Loop With INP Design
• 2W Analog Loop With INP Non-Design
• 2W Analog Loop With LNP Design
• 2W Analog Loop With LNP Non-Design
• UNE Loop + Port Combinations
• Switch Ports
• UNE Combination Other
• UNE xDSL (ADSL, HDSL, UCL)
• Line Sharing
• UNE ISDN Loop
• UNE Other Design
• UNE Other Non-Design
• Local Interoffice Transport
• Local Interconnection Trunks

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

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O-8: Reject Interval

Definition

Reject Interval is the average reject time from receipt of an LSR to the distribution of a Reject. An LSR is considered valid when it is submitted by the CLEC and passes edit checks to insure the data received is correctly formatted and complete.

Exclusions

•	Service Requests canceled by CLEC prior to being rejected/clarified

•	Designated Holidays are excluded from the interval calculation

•	LSRs which are identified and classified as “Projects”

•	The following hours for Partially mechanized and Non-mechanized LSRs are excluded from the interval calculation:

Residence Resale Group – Monday through Saturday 7:00PM until 7:00AM

                                             From 7:00 PM Saturday until 7:00 AM Monday

Business Resale, Complex, UNE Groups – Monday through Friday 6:00PM until 8:00AM

                                                                         From 6:00 PM Friday until 8:00 AM Monday.

The hours excluded will be altered to reflect changes in the Center operating hours. The LCSC will accept faxed LSRs only during posted hours of operation.

The interval will be the amount of time accrued from receipt of the LSR until normal closing of the center if an LSR is worked using overtime hours.

In the case of a Partially Mechanized LSR received and worked after normal business hours, the interval will be set at one (1) minute.

•	Scheduled OSS Maintenance

Business Rules

Fully Mechanized: The elapsed time from receipt of a valid electronically submitted LSR (date and time stamp in EDI, LENS or TAG) until the LSR is rejected (date and time stamp or reject in EDI, TAG or LENS). Auto Clarifications are considered in the Fully Mechanized category.

Partially Mechanized: The elapsed time from receipt of a valid electronically submitted LSR (date and time stamp in EDI, LENS or TAG) until it falls out for manual handling. The stop time on partially mechanized LSRs is when the LCSC Service Representative clarifies the LSR back to the CLEC via LENS, EDI, or TAG.

Total Mechanized: Combination of Fully Mechanized and Partially Mechanized LSRs which are electronically submitted by the CLEC.

Non-Mechanized: The elapsed time from receipt of a valid LSR (date and time stamp of FAX or date and time mailed LSR is received in the LCSC) until notice of the reject (clarification) is returned to the CLEC via LON.

Interconnection Trunks: Interconnection Trunks are ordered on Access Service Requests (ASRs). ASRs are submitted to and processed by the Local Interconnection Service Center (LISC). Trunk data is reported separately. All interconnection trunks are counted in the non-mechanized category.

Calculation

Reject Interval = (a - b)

•	a = Date and Time of Service Request Rejection

•	b = Date and Time of Service Request Receipt

Average Reject Interval = (c / d)

•	c = Sum of all Reject Intervals

•	d = Number of Service Requests Rejected in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized

•	Geographic Scope

2-17	Issue Date: June 4, 2002

CCCS 402 of 530

Region Performance Metrics	Ordering

•	State

•	Region

•	Mechanized:

0 - <= 4 minutes

>4 - <= 8 minutes

>8 - <= 12 minutes

>12 - <= 60 minutes

0 - <= 1 hour

>1 - <= 4 hours

>4 - <= 8 hours

>8 - <= 12 hours

>12 - <= 16 hours

>16 - <= 20 hours

>20 - <= 24 hours

>24 hours

•	Partially Mechanized:

0 - <= 1 hour

>1 - <= 4 hours

>4 - <= 8 hours

>8 - <= 10 hours

0 - <= 10 hours

>10 - <= 18 hours

0 - <= 18 hours

>18 - <= 24 hours

>24 hours

•	Non-mechanized:

0 - <= 1 hour

>1 - <= 4 hours

>4 - <= 8 hours

>8 - <= 12 hours

>12 - <= 16 hours

>16 - <= 20 hours

>20 - <= 24 hours

0 - <= 24 hours

> 24 hours

•	Trunks:

<= 4 days

>4 - <= 8 days

>8 - <= 12 days

>12 - <= 14 days

>14 - <= 20 days

>20 days

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
Report Month	• Not Applicable

• Reject Interval

• Total Number of LSRs

• Total Number of Rejects

• State and Region

• Total Number of ASRs (Trunks)

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale - Residence	• Mechanized:

• Resale - Business	• 97% <= I Hour

• Resale - Design (Special)	• Partially Mechanized:

• Resale PBX	• 85% <= 24 hours

• Resale Centrex	• 85% <= 18 Hours (05/01/01)

2-18	Issue Date: June 4, 2002

CCCS 403 of 530

Region Performance Metrics	Ordering

• Resale ISDN	• 85% <= 10 Hours (08/01/01)

• LNP (Standalone)	• Non-Mechanized: - 85% <= 24 hours

• INP (Standalone)

• 2W Analog Loop Design

• 2W Analog Loop Non-Design

• 2W Analog Loop With INP Design

• 2W Analog Loop With INP Non-Design

• 2W Analog Loop With LNP Design

• 2W Analog Loop With LNP Non-Design

• UNE Loop + Port Combinations

• Switch Ports

• UNE Combination Other

• UNE xDSL (ADSL, HDSL, UCL)

• Line Sharing

• UNE ISDN Loops

• UNE Other Non-Design

• Local Interoffice Transport

• UNE Other Design

• Local Interconnection Trunks	• Trunks: - 85% <= 4 Days

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Fully Mechanized	• 97% <= 1 Hour

• Partially Mechanized	• 85% <= 24 Hours

• 85% <= 18 Hours (05/01/01)

• 85% <= 10 Hours (08/01/01)

• Non-Mechanized	• 85% <= 24 Hours

2-19	Issue Date: June 4, 2002

CCCS 404 of 530

Region Performance Metrics	Ordering

O-9: Firm Order Confirmation Timeliness

Definition

Interval for Return of a Firm Order Confirmation (FOC Interval) is the average response time from receipt of valid LSR to distribution of a Firm Order Confirmation.

Exclusions

•	Rejected LSRs

•	Designated Holidays are excluded from the interval calculation

•	LSRs which are identified and classified as “Projects”

•	The following hours for Partially Mechanized and Non-mechanized LSRs are excluded from the interval calculation:

Residence Resale Group – Monday through Saturday 7:00PM until 7:00AM

From 7:00 PM Saturday until 7:00 AM Monday.

Business Resale, Complex, UNE Groups – Monday through Friday 6:00PM until 8:00AM

From 6:00 PM Friday until 8:00 AM Monday.

The hours excluded will be altered to reflect changes in the Center operating hours. The LCSC will accept faxed LSRs only during posted hours of operation.

The interval will be the amount of time accrued from receipt of the LSR until normal closing of the center if an LSR is worked using overtime hours.

In the case of a Partially Mechanized LSR received and worked after normal business hours, the interval will be set at one (1) minute.

•	Scheduled OSS Maintenance

Business Rules

•	Fully Mechanized: The elapsed time from receipt of a valid electronically submitted LSR (date and time stamp in EDI, LENS or TAG) until the LSR is processed, appropriate service orders are generated and a Firm Order Confirmation is returned to the CLEC via EDI, LENS or TAG.

•	Partially Mechanized: The elapsed time from receipt of a valid electronically submitted LSR (date and time stamp in EDI, LENS, or TAG) which falls out for manual handling until appropriate service orders are issued by a BellSouth service representative via Direct Order Entry (DOE) or Service Order Negotiation Generation System (SONGS) to SOCS and a Firm Order Confirmation is returned to the CLEC via EDI, LENS, or TAG.

•	Total Mechanized: Combination of Fully Mechanized and Partially Mechanized LSRs which are electronically submitted by the CLEC.

•	Non-Mechanized: The elapsed time from receipt of a valid paper LSR (date and time stamp of FAX or date and time paper LSRs received in LCSC) until appropriate service orders are issued by a BellSouth service representative via Direct Order Entry (DOE) or Service Order Negotiation Generation System (SONGS) to SOCS and a Firm Order Confirmation is sent to the CLEC via LON.

•	Interconnection Trunks: Interconnection Trunks are ordered on Access Service Requests (ASRs). ASRs are submitted to and processed by the Local Interconnection Service Center (LISC). Trunk data is reported separately.

Calculation

Firm Order Confirmation Interval = (a - b)

•	a = Date & Time of Firm Order Confirmation

•	b = Date & Time of Service Request Receipt)

Average FOC Interval = (c / d)

•	c = Sum of all FOC Intervals

•	d = Total Number of Service Requests Confirmed in Reporting Period

FOC Interval Distribution (for each interval) = (e / f) X 100

•	e = Service Requests Confirmed in interval

•	f = Total Service Requests Confirmed in the Reporting Period

2-20	Issue Date: June 4, 2002

CCCS 405 of 530

Region Performance Metrics	Ordering

Report Structure

•	Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized

•	CLEC Specific

•	CLEC Aggregate

•	Geographic Scope

•	State

•	Region

•	Fully Mechanized:

0-<= 15 minutes

>15-<= 30 minutes

>30-<= 45 minutes

>45 - <= 60 minutes

>60 - <= 90 minutes

>90 - <= 120 minutes

>120 - <= 180 minutes

0 - <= 3 hours

>3 - <= 6 hours

>6 - <= 12 hours

>12 - <= 24 hours

>24 - <= 48 hours

>48 hours

•	Partially Mechanized:

0 - <= 4 hours

>4 - <= 8 hours

>8 - <= 10 hours

0 - <= 10 hours

>10 - <= 18 hours

0 - <= 18 hours

>18 - <= 24 hours

0 - <= 24 hours

>24 - <= 48 hours

>48 hours

•	Non-Mechanized:

0 - <= 4 hours

>4 - <= 8 hours

>8 - <= 12 hours

>12 - <= 16 hours

>16 - <= 20 hours

>20 - <= 24 hours

>24 - <= 36 hours

0 - <= 36 hours

>36 - <= 48 hours

>48 hours

•	Trunks:

0 - <= 5 days

>5 - <= 10 days

0 - <= 10 days

>10 - <= 15 days

>15 - <= 20 days

>20 days

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable

• Interval for FOC

• Total Number of LSRs

• State and Region

• Total Number of ASRs (Trunks)

2-21	Issue Date: June 4, 2002

CCCS 406 of 530

Region Performance Metrics	Ordering

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale – Residence	• Mechanized: - 95% <= 3 Hours

• Resale – Business	• Partially Mechanized:

• Resale – Design (Special)	• 85% <= 24 Hours

• Resale PBX	• 85% <= 18 Hours (05/01/01)

• Resale Centrex	• 85% <= 10 Hours (08/01/01)

• Resale ISDN	• • Non-mechanized: - 85% <= 36 Hours

• LNP (Standalone)

• INP( Standalone)

• 2W Analog Loop Design

• 2W Analog Loop Non-Design

• 2W Analog Loop With INP Design

• 2W Analog Loop With INP Non-Design

• 2W Analog Loop With LNP Design

• 2W Analog Loop With LNP Non-Design

• UNE Loop + Port Combinations

• Switch Ports

• UNE Combination Other

• UNE xDSL (ADSL, HDSL, UCL)

• Line Sharing

• UNE ISDN Loops

• UNE Other Design

• UNE Other Non-Design

• Local Interoffice Transport

• Local Interconnection Trunks	• Trunks: - 95% <= 10 Days

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Fully Mechanized	• 95% <= 3 Hours

• Partially Mechanized	• 85% <= 24 Hours

• 85% <= 18 Hours (05/01/01)

• 85% <= 10 Hours (08/01/01)

• Non-Mechanized	• 85% <= 36 Hours

• IC Trunks	• 95% <= 10 Days

2-22	Issue Date: June 4, 2002

CCCS 407 of 530

Region Performance Metrics	Ordering

O-10: Service Inquiry with LSR Firm Order Confirmation (FOC) Response Time Manual6

Definition

This report measures the interval and the percent within the interval from the submission of a Service Inquiry (SI) with Firm Order LSR to the distribution of a Firm Order Confirmation (FOC).

Exclusions

•	Designated Holidays are excluded from the interval calculation

•	Weekend hours from 5:00PM Friday until 8:00AM Monday are excluded from the interval calculation of the Service Inquiry

•	Canceled Requests

•	Electronically Submitted Requests

•	Scheduled OSS Maintenance

Business Rules

This measurement combines four intervals:

1.	From receipt of Service Inquiry with LSR to hand off to the Service Advocacy Center (SAC) for Loop ‘Look-up’.

2.	From SAC start date to SAC complete date.

3.	From SAC complete date to the Complex Resale Support Group (CRSG) complete date with hand off to LCSC.

4.	From receipt of SI/LSR in the LCSC to Firm Order Confirmation.

Calculation

FOC Timeliness Interval = (a - b)

•	a = Date and Time Firm Order Confirmation (FOC) for SI with LSR returned to CLEC

•	b = Date and Time SI with LSR received

Average Interval = (c / d)

•	c = Sum of all FOC Timeliness Intervals

•	d = Total number of SIs with LSRs received in the reporting period

Percent Within Interval = (e / f) X 100

•	e = Total number of Service Inquiries with LSRs received by the CRSG to distribution of FOC by the Local Carrier Service Center (LCSC)

•	f = Total number of Service Inquiries with LSRs received in the reporting period

Report Structure

•	CLEC Aggregate

•	CLEC Specific

•	Geographic Scope

•	State

•	Region

•	Intervals

0 – <= 3 days

>3 – <= 5 days

0 – <= 5 days

[6]	See O-9 for FOC Timeliness

2-23	Issue Date: June 4, 2002

CCCS 408 of 530

Region Performance Metrics	Ordering

>5 – <= 7 days

>7 – <= 10 days

>10 – <= 15 days

>15 days

•	Average Interval measured in days

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable
• Total Number of Requests
• SI Intervals
• State and Region

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• xDSL (includes UNE unbundled ADSL, HDSL and UNE Unbundled Copper Loops)	• 95% Returned <= 5 Business days
• Unbundled Interoffice Transport

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

2-24	Issue Date: June 4, 2002

CCCS 409 of 530

Region Performance Metrics	Ordering

O-11: Firm Order Confirmation and Reject Response Completeness

Definition

A response is expected from BellSouth for every Local Service Request transaction (version). More than one response or differing responses per transaction is not expected. Firm Order Confirmation and Reject Response Completeness is the corresponding number of Local Service Requests received to the combination of Firm Order Confirmation and Reject Responses.

Exclusions

•	Service Requests canceled by the CLEC prior to FOC or Rejected/Clarified

•	Non-Mechanized LSRs

•	Scheduled OSS Maintenance

Business Rules

Mechanized – The number of FOCs or Auto Clarifications sent to the CLEC from LENS, EDI, TAG in response to electronically submitted LSRs (date and time stamp in LENS, EDI, TAG).

Partially Mechanized – The number of FOCs or Rejects sent to the CLEC from LENS, EDI, TAG in response to electronically submitted LSRs (date and time stamp in LENS, EDI, TAG), which fall out for manual handling by the LCSC personnel.

Total Mechanized – The number of the combination of Fully Mechanized and Partially Mechanized LSRs

Non-Mechanized – The number of FOCs or Rejects sent to the CLEC via FAX Server in response to manually submitted LSRs (date and time stamp in FAX Server).

Note: Manual (Non-Mechanized) LSRs have no version control by the very nature of the manual process, therefore, non-mechanized LSRs are not captured by this report.

For CLEC Results:

Firm Order Confirmation and Reject Response Completeness is determined in two dimensions:

Percent responses is determined by computing the number of Firm Order Confirmations and Rejects transmitted by BellSouth and dividing by the number of Local Service Requests (all versions) received in the reporting period.

Percent of multiple responses is determined by computing the number of Local Service Request unique versions receiving more than one Firm Order Confirmation, Reject or the combination of the two and dividing by the number of Local Service Requests (all versions) received in the reporting period.

Calculation

Single FOC/Reject Response Expected

Firm Order Confirmation / Reject Response Completeness = (a / b) X 100

•	a = Total Number of Service Requests for which a Firm Order Confirmation or Reject is Sent

•	b = Total Number of Service Requests Received in the Report Period

Multiple or Differing FOC / Reject Responses Not Expected

Response Completeness = [(a + b) / c] X 100

•	a = Total Number of Firm Order Confirmations Per LSR Version

•	b = Total Number of Reject Responses Per LSR Version

•	c = Total Number of Service Requests (All Versions) Received in the Reporting Period

Report Structure

Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized

•	State and Region

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Specific

2-25	Issue Date: June 4, 2002

CCCS 410 of 530

Region Performance Metrics	Ordering

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
Report Month	• Not Applicable
• Reject Interval
• Total Number of LSRs
• Total Number of Rejects

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• 95% Returned
• Resale Business
• Resale Design
• Resale PBX
• Resale Centrex
• Resale ISDN
• LNP (Standalone)
• INP (Standalone)
• 2W Analog Loop Design
• 2W Analog Loop Non - Design
• 2W Analog Loop With INP Design
• 2W Analog Loop With INP Non - Design
• 2W Analog Loop With LNP Design
• 2W Analog Loop With LNP Non - Design
• UNE Loop and Port Combinations
• Switch Ports
• UNE Combination Other
• UNE xDSL (ADSL, HDSL, UCL)
• Line Sharing
• UNE ISDN Loops
• UNE Other Design
• UNE Other Non - Design
• Local Interoffice Transport
• Local Interconnection Trunks

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Fully Mechanized	• 95% Returned

2-26	Issue Date: June 4, 2002

CCCS 411 of 530

Region Performance Metrics	Ordering

O-12: Speed of Answer in Ordering Center

Definition

Measures the average time a customer is in queue.

Exclusions

None

Business Rules

The clock starts when the appropriate option is selected (i.e., 1 for Resale Consumer, 2 for Resale Multiline, and 3 for UNE-LNP, etc.) and the call enters the queue for that particular group in the LCSC. The clock stops when a BellSouth service representative in the LCSC answers the call. The speed of answer is determined by measuring and accumulating the elapsed time from the entry of a CLEC call into the BellSouth automatic call distributor (ACD) until a service representative in BellSouth’s Local Carrier Service Center (LCSC) answers the CLEC call.

Calculation

Speed of Answer in Ordering Center = (a / b)

•	a = Total seconds in queue

•	b = Total number of calls answered in the Reporting Period

Report Structure

Aggregate

•	CLEC – Local Carrier Service Center

•	BellSouth

•	Business Service Center

•	Residence Service Center

Note: Combination of Residence Service Center and Business Service Center data.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Mechanized tracking through LCSC Automatic Call Distributor	• Mechanized tracking through BellSouth Retail center support system.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
Aggregate	• Parity with Retail

• CLEC – Local Carrier Service Center

• BellSouth

• Business Service Center

• Residence Service Center

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

2-27	Issue Date: June 4, 2002

CCCS 412 of 530

Region Performance Metrics	Ordering

O-13: LNP-Percent Rejected Service Requests

Definition

Percent Rejected Service Request is the percent of total Local Service Requests (LSRs) which are rejected due to error or omission. An LSR is considered valid when it is electronically submitted by the CLEC and passes LNP Gateway edit checks to insure the data received is correctly formatted and complete, i.e., fatal rejects are never accepted and, therefore, are not included.

Exclusions

•	Service Requests canceled by the CLEC

•	Scheduled OSS Maintenance

Business Rules

An LSR is considered “rejected” when it is submitted electronically but does not pass edit checks in the ordering systems (EDI, TAG, LNP Gateway, LAUTO) and is returned to the CLEC without manual intervention.

Fully Mechanized: There are two types of “Rejects” in the Fully Mechanized category:

A Fatal Reject occurs when a CLEC attempts to electronically submit an LSR (via EDI or TAG) but required fields are not populated correctly and the request is returned to the CLEC.

Fatal rejects are reported in a separate column, and for informational purposes ONLY. They are not considered in the calculation of the percent of total LSRs rejected or the total number of rejected LSRs.

An Auto Clarification is a valid LSR which is electronically submitted (via EDI or TAG), but is rejected from LAUTO because it does not pass further edit checks for order accuracy. Auto Clarifications are returned without manual intervention.

Partially Mechanized: A valid LSR which is electronically submitted (via EDI or TAG), but cannot be processed electronically due to a CLEC error and “falls out” for manual handling. It is then put into “clarification”, and sent back (rejected) to the CLEC.

Total Mechanized: Combination of Fully Mechanized and Partially Mechanized rejects.

Non-Mechanized: A valid LSR which is faxed or mailed to the BellSouth LCSC.

Calculation

LNP-Percent Rejected Service Requests = (a / b) X 100

•	a = Number of Service Requests Rejected in the Reporting Period

•	b = Number of Service Requests Received in the Reporting Period

Report Structure

•	Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized

•	CLEC Specific

•	CLEC Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Not Applicable	• Not Applicable

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• LNP	• Diagnostic
• UNE Loop With LNP

SEEM Measure

SEEM Measure
No	Tier I
Tier II

2-38	Issue Date: June 4, 2002

CCCS 413 of 530

Region Performance Metrics	Ordering

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

2-39	Issue Date: June 4, 2002

CCCS 414 of 530

Region Performance Metrics	Ordering

O-14: LNP-Reject Interval Distribution & Average Reject Interval

Definition

Reject Interval is the average reject time from receipt of an LSR to the distribution of a Reject. An LSR is considered valid when it is electronically submitted by the CLEC and passes LNP Gateway edit checks to insure the data received is correctly formatted and complete.

Exclusions

•	Service Requests canceled by the CLEC

•	Designated Holidays are excluded from the interval calculation

•	LSRs which are identified and classified as “Projects”

•	The following hours for Partially mechanized and Non-mechanized LSRs are excluded from the interval calculation:

Residence Resale Group – Monday through Saturday 7:00PM until 7:00AM

                                                                From 7:00 PM Saturday until 7:00 AM Monday

Business Resale, Complex, UNE Groups – Monday through Friday 6:00PM until 8:00AM

                                                                                         From 6:00 PM Friday until 8:00 AM Monday.

The hours excluded will be altered to reflect changes in the Center operating hours. The LCSC will accept faxed LSRs only during posted hours of operation.

The interval will be the amount of time accrued from receipt of the LSR until normal closing of the center if an LSR is worked using overtime hours.

In the case of a Partially Mechanized LSR received and worked after normal business hours, the interval will be set at one (1) minute.

•	Scheduled OSS Maintenance

Business Rules

The Reject interval is determined for each rejected LSR processed during the reporting period. The Reject interval is the elapsed time from when BellSouth receives LSR until that LSR is rejected back to the CLEC. Elapsed time for each LSR is accumulated for each reporting dimension. The accumulated time for each reporting dimension is then divided by the associated total number of rejected LSRs to produce the reject interval distribution.

An LSR is considered “rejected” when it is submitted electronically but does not pass edit checks in the ordering systems (EDI, TAG, LNP Gateway, LAUTO) and is returned to the CLEC without manual intervention.

Fully Mechanized: There are two types of “Rejects” in the Fully Mechanized category:

A Fatal Reject occurs when a CLEC attempts to electronically submit an LSR but required fields are not populated correctly and the request is returned to the CLEC.

An Auto Clarification is a valid LSR which is electronically submitted (via EDI or TAG), but is rejected from LAUTO because it does not pass further edit checks for order accuracy. Auto Clarifications are returned without manual intervention.

Partially Mechanized: A valid LSR which electronically submitted (via EDI or TAG), but cannot be processed electronically due to a CLEC error and “falls out” for manual handling. It is then put into “clarification”, and sent back to the CLEC.

Total Mechanized: Combination of Fully Mechanized and Partially Mechanized rejects.

Non-Mechanized: A valid LSR which is faxed or mailed to the BellSouth LCSC.

Calculation

Reject Interval = (a - b)

•	a = Date & Time of Service Request Rejection

•	b = Date & Time of Service Request Receipt

Average Reject Interval = (c / d)

•	c = Sum of all Reject Intervals

•	d = Total Number of Service Requests Rejected in Reporting Period

2-30	Issue Date: June 4, 2002

CCCS 415 of 530

Region Performance Metrics	Ordering

Reject Interval Distribution = (e / f) X 100

•	e = Service Requests Rejected in reported interval

•	f = Total Number of Service Requests Rejected in Reporting Period

Report Structure

Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized

•	CLEC Specific

•	CLEC Aggregate

•	State, Region

•	Fully Mechanized:

0 - <= 4 minutes

>4 - <= 8 minutes

>8 - <= 12 minutes

>12 - <= 60 minutes

0 - <= 1 hour

>1 - <= 4 hours

>4 - <= 8 hours

>8 - <= 12 hours

>12 - <= 16 hours

>16 - <= 20 hours

>20 - <= 24 hours

> 24 hours

•	Partially Mechanized:

0 - <= 1 hour

>1 - <= 4 hours

>4 - <= 8 hours

>8 - <= 10 hours

0 - <= 10 hours

>10 - <= 18 hours

0 - <= 18 hours

>18 - <= 24 hours

> 24 hours

•	Non-Mechanized:

0 - <= 1 hour

>1 - <= 4 hours

>4 - <= 8 hours

>8 - <= 12 hours

>12 - <= 16 hours

>16 - <= 20 hours

>20 - <= 24 hours

0 - <= 24 hours

>24 hours

•	Average Interval in Days or Hours

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable
• Reject Interval
• Total Number of LSRs
• Total number of Rejects
• State and Region

2-34	Issue Date: June 4, 2002

CCCS 416 of 530

Region Performance Metrics	Ordering

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• LNP	• Mechanized: 97% <= I Hour
• UNE Loop with LNP	• Partially Mechanized: 85% <= 24 Hours
• Partially Mechanized: 85% <= 18 Hours (05/01/01)
• Partially Mechanized: 85% <= 10 Hours (08/01/01)
• Non-Mechanized: 85% <= 24 Hours

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

2-35	Issue Date: June 4, 2002

CCCS 417 of 530

Region Performance Metrics	Ordering

O-15: LNP-Firm Order Confirmation Timeliness Interval Distribution & Firm Order Confirmation Average Interval

Definition

Interval for Return of a Firm Order Confirmation (FOC Interval) is the average response time from receipt of a valid LSR to distribution of a firm order confirmation.

Exclusions

•	Rejected LSRs

•	Designated Holidays are excluded from the interval calculation

•	LSRs which are identified and classified as “Projects”

•	The following hours for Partially Mechanized and Non-mechanized LSRs are excluded from the interval calculation:

Residence Resale Group – Monday through Saturday 7:00PM until 7:00AM

                                                               From 7:00 PM Saturday until 7:00 AM Monday.

Business Resale, Complex, UNE Groups – Monday through Friday 6:00PM until 8:00AM

                                                                                        From 6:00 PM Friday until 8:00 AM Monday.

The hours excluded will be altered to reflect changes in the Center operating hours. The LCSC will accept faxed LSRs only during posted hours of operation.

The interval will be the amount of time accrued from receipt of the LSR until normal closing of the center if an LSR is worked using overtime hours.

In the case of a Partially Mechanized LSR received and worked after normal business hours, the interval will be set at one (1) minute.

•	Scheduled OSS Maintenance

Business Rules

•	Fully Mechanized: The elapsed time from receipt of a valid electronically submitted LSR (date and time stamp in EDI, LENS or TAG) until the LSR is processed, appropriate service orders are generated and a Firm Order Confirmation is returned to the CLEC via EDI, LENS or TAG.

•	Partially Mechanized: The elapsed time from receipt of a valid electronically submitted LSR (date and time stamp in EDI, LENS, or TAG) which falls out for manual handling until appropriate service orders are issued by a BellSouth service representative via Direct Order Entry (DOE) or Service Order Negotiation Generation System (SONGS) to SOCS and a Firm Order Confirmation is returned to the CLEC via EDI, LENS, or TAG.

•	Total Mechanized: Combination of Fully Mechanized and Partially Mechanized LSRs which are electronically submitted by the CLEC.

•	Non-Mechanized: The elapsed time from receipt of a valid paper LSR (date and time stamp of FAX or date and time paper LSRs received in LCSC) until appropriate service orders are issued by a BellSouth service representative via Direct Order Entry (DOE) or Service Order Negotiation Generation System (SONGS) to SOCS and a Firm Order Confirmation is sent to the CLEC via LON.

Calculation

Firm Order Confirmation Interval = (a - b)

•	a = Date & Time of Firm Order Confirmation

•	b = Date & Time of Service Request Receipt)

Average FOC Interval = (c / d)

•	c = Sum of all FOC Intervals

•	d = Total Number of Service Requests Confirmed in Reporting Period

FOC Interval Distribution (for each interval) = (e / f) X 100

•	e = Service Requests Confirmed in interval

•	f = Total Service Requests Confirmed in the Reporting Period

2-36	Issue Date: June 4, 2002

CCCS 418 of 530

Region Performance Metrics	Ordering

Report Structure

Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized

•	CLEC Specific

•	CLEC Aggregate

•	State and Region

•	Fully Mechanized:

0 - <= 15 minutes

>15 - <= 30 minutes

>30 - <= 45 minutes

>45 - <= 60 minutes

>60 - <= 90 minutes

>90 - <= 120 minutes

>120 - <= 180 minutes

0 - <= 3 hours

>3 - <= 6 hours

>6 - <= 12 hours

>12 - <= 24 hours

>24 - <= 48 hours

>48 hours

•	Partially Mechanized:

0 - <= 4 hours

>4 - <= 8 hours

>8 - <= 10 hours

0 - <= 10 hours

>10 - <= 18 hours

0 - <= 18 hours

>18 - <= 24 hours

0 - <= 24 hours

>24 - <= 48 hours

> 48 hours

•	Non-Mechanized:

0 - <= 4 hours

>4 - <= 8 hours

>8 - <= 12 hours

>12 - <= 16 hours

>16 - <= 20 hours

>20 - <= 24 hours

>24 - <= 36 hours

0 - <= 36 hours

>36 - <= 48 hours

>48 hours

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
Report Month	• Not Applicable
• Total Number of LSRs
• Total Number of FOCs
• State and Region

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• LNP	• Mechanized: 95% <= 3 Hours
• UNE Loop with LNP	• Partially Mechanized: 85% <= 24 Hours
• Partially Mechanized: 85% <= 18 Hours (05/01/01)
• Partially Mechanized: 85% <= 10 Hours (08/01/01)
• Non-Mechanized: 85% <= 36 hours

2-37	Issue Date: June 4, 2002

CCCS 419 of 530

Region Performance Metrics	Ordering

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

2-38	Issue Date: June 4, 2002

CCCS 420 of 530

Region Performance Metrics	Provisioning

Section 3: Provisioning

P-1: Mean Held Order Interval & Distribution Intervals

Definition

When delays occur in completing CLEC orders, the average period that CLEC orders are held for BellSouth reasons, pending a delayed completion, should be no worse for the CLEC when compared to BellSouth delayed orders. Calculation of the interval is the total days orders are held and pending but not completed that have passed the currently committed due date; divided by the total number of held orders. This report is based on orders still pending, held and past their committed due date at the close of the reporting period. The distribution interval is based on the number of orders held and pending but not completed over 15 and 90 days. (Orders reported in the >90 day interval are also included in the >15 day interval.)

Exclusions

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.)

•	Disconnect (D) & From (F) orders

•	Orders with appointment code of ‘A’ for Rural orders

Business Rules

Mean Held Order Interval: This metric is computed at the close of each report period. The held order interval is established by first identifying all orders, at the close of the reporting interval, that both have not been reported as completed in SOCS and have passed the currently committed due date for the order. For each such order, the number of calendar days between the earliest committed due date on which BellSouth had a company missed appointment and the close of the reporting period is established and represents the held order interval for that particular order. The held order interval is accumulated by the standard groupings, unless otherwise noted, and the reason for the order being held. The total number of days accumulated in a category is then divided by the number of held orders within the same category to produce the mean held order interval. The interval is by calendar days with no exclusions for Holidays or Sundays.

CLEC Specific reporting is by type of held order (facilities, equipment, other), total number of orders held, and the total and average days.

Held Order Distribution Interval: This measure provides data to report total days held and identifies these in categories of >15 days and > 90 days. (Orders counted in >90 days are also included in > 15 days).

Calculation

Mean Held Order Interval = a / b

•	a = Sum of held-over-days for all Past Due Orders Held for the reporting period

•	b = Number of Past Due Orders Held and Pending But Not Completed and past the committed due date

Held Order Distribution Interval (for each interval) = (c / d) X 100

•	c = # of Orders Held for >= 15 days or # of Orders Held for >= 90 days

•	d = Total # of Past Due Orders Held and Pending But Not Completed)

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Circuit Breakout < 10, >= 10 (except trunks)

3-1	Issue Date: June 4, 2002

CCCS 421 of 530

Region Performance Metrics	OSS

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• CLEC Order Number and PON (PON)	• BellSouth Order Number
• Order Submission Date (TICKET_ID)	• Order Submission Date
• Committed Due Date (DD)	• Committed Due Date
• Service Type (CLASS_SVC_DESC)	• Service Type
• Hold Reason	• Hold Reason
• Total Line/circuit Count	• Total Line/circuit Count
• Geographic Scope	• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence
• Resale Business	• Retail Business
• Resale Design	• Retail Design
• Resale PBX	• Retail PBX
• Resale Centrex	• Retail Centrex
• Resale ISDN	• Retail ISDN
• LNP (Standalone)	• Retail Residence and Business (POTS)
• INP (Standalone)	• Retail Residence and Business (POTS)
• 2W Analog Loop Design	• Retail Residence and Business Dispatch
• 2W Analog Loop Non-Design	• Retail Residence and Business - POTS Excluding Switch-Based Orders
• 2W Analog Loop With LNP Design	• Retail Residence and Business Dispatch
• 2W Analog Loop With LNP Non-Design	• Retail Residence and Business - POTS Excluding Switch-Based Orders
• 2W Analog Loop With INP-Design	• Retail Residence and Business Dispatch
• 2W Analog Loop With INP Non-Design	• Retail Residence and Business - POTS ExcludingSwitch-Based Orders
• UNE Digital Loop < DS1	• Retail Digital Loop < DS1
• UNE Digital Loop >= DS1	• Retail Digital Loop >= DS1
• UNE Loop + Port Combinations	• Retail Residence and Business
• UNE Switch Ports	• Retail Residence and Business (POTS)
• UNE Combo Other	• Retail Residence, Business and Design Dispatch
• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail
• UNE ISDN	• Retail ISDN - BRI
• UNE Line Sharing	• ADSL Provided to Retail
• UNE Other Design	• Retail Design
• UNE Other Non-Design	• Retail Residence and Business
• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice
• Local Interconnection Trunks	• Parity with Retail

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-2	Issue Date: June 4, 2002

CCCS 422 of 530

Region Performance Metrics	Provisioning

P-2: Average Jeopardy Notice Interval & Percentage of Orders Given Jeopardy Notices

Definition

When BellSouth can determine in advance that a committed due date is in jeopardy for facility delay, it will provide advance notice to the CLEC.

The interval is from the date/time the notice is released to the CLEC/BellSouth systems until 5pm on the commitment date of the order. The Percent of Orders is the percentage of orders given jeopardy notices for facility delay in the count of orders confirmed in the report period.

Exclusions

•	Orders held for CLEC end user reasons

•	Disconnect (D) & From (F) orders

•	Non-Dispatch Orders

Business Rules

When BellSouth can determine in advance that a committed due date is in jeopardy for facility delay, it will provide advance notice to the CLEC. The number of committed orders in a report period is the number of orders that have a due date in the reporting period. Jeopardy notices for interconnection trunks results are usually zero as these trunks seldom experience facility delays. The Committed due date is considered the Confirmed due date. This report measures dispatched orders only. If an order is originally sent as non-dispatch and it is determined there is a facility delay, the order is converted to a dispatch code so the facility problem can be corrected. It will remain coded dispatched until completion.

Calculation

Jeopardy Interval = a - b

•	a = Date and Time of Jeopardy Notice

•	b = Date and Time of Scheduled Due Date on Service Order

Average Jeopardy Interval = c / d

•	c = Sum of all jeopardy intervals

•	d = Number of Orders Notified of Jeopardy in Reporting Period

Percent of Orders Given Jeopardy Notice = (e / f) X 100

•	e = Number of Orders Given Jeopardy Notices in Reporting Period

•	f = Number of Orders Confirmed (due) in Reporting Period)

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Dispatch Orders

•	Mechanized Orders

•	Non-Mechanized Orders

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• CLEC Order Number and PON	• BellSouth Order Number
• Date and Time Jeopardy Notice Sent	• Date and Time Jeopardy Notice Sent
• Committed Due Date	• Committed Due Date
• Service Type	• Service Type

Note: Code in parentheses is the corresponding header found in the raw data file.

3-3	Issue Date: June 4, 2002

CCCS 423 of 530

Region Performance Metrics	Provisioning

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
% Orders Given Jeopardy Notice

• Resale Residence	• Retail Residence

• Resale Business	• Retail Business

• Resale Design	• Retail Design

• Resale PBX	• Retail PBX

• Resale Centrex	• Retail Centrex

• Resale ISDN	• Retail ISDN

• LNP (Standalone)	• Retail Residence and Business (POTS)

• INP (Standalone)	• Retail Residence and Business (POTS)

• 2W Analog Loop Design	• Retail Residence and Business Dispatch

• 2W Analog Loop Non-Design	• Retail Residence and Business - (POTS Excluding Switch - Based Orders)

• 2W Analog Loop With LNP Design	• Retail Residence and Business Dispatch

• 2W Analog Loop With LNP Non-Design	• Retail Residence and Business - (POTS Excluding Switch - Based Orders)

• 2W Analog Loop With INP Design	• Retail Residence and Business Dispatch

• 2W Analog Loop With INP Non-Design	• Retail Residence and Business (POTS Excluding Switch - Based Orders)

• UNE Digital Loop < DS1	• Retail Digital Loop < DS1

• UNE Digital Loop >= DS1	• Retail Digital Loop >= DS1

• UNE Loop + Port Combinations	• Retail Business and Residence

• UNE Switch Ports	• Retail Residence and Business (POTS)

• UNE Combo Other	• Retail Residence, Business and Design Dispatch

• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail

• UNE ISDN	• Retail ISDN BRI

• UNE Line Sharing	• ADSL Provided to Retail

• UNE Other Design	• Retail Design

• UNE Other Non - Design	• Retail Residence and Business

• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

• Local Interconnection Trunks	• Parity with Retail

• Average Jeopardy Notice Interval	• 95% >= 48 Hours

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-4	Issue Date: June 4, 2002

CCCS 424 of 530

Region Performance Metrics	Provisioning

P-3: Percent Missed Installation Appointments

Definition

“Percent missed installation appointments” monitors the reliability of BellSouth commitments with respect to committed due dates to assure that the CLEC can reliably quote expected due dates to their retail customer as compared to BellSouth. This measure is the percentage of total orders processed for which BellSouth is unable to complete the service orders on the committed due dates and reported for Total misses and End User Misses.

Exclusions

•	Canceled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders Test Orders, etc.)

•	Disconnect (D) & From (F) orders

•	End User Misses on Local Interconnection Trunks

Business Rules

Percent Missed Installation Appointments (PMI) is the percentage of orders with completion dates in the reporting period that are past the original committed due date. Missed Appointments caused by end-user reasons will be included and reported separately. The first commitment date on the service order that is a missed appointment is the missed appointment code used for calculation whether it is a BellSouth missed appointment or an End User missed appointment. The “due date” is any time on the confirmed due date. Which means there cannot be a cutoff time for commitments, as certain types of orders are requested to be worked after standard business hours. Also, during Daylight Savings Time, field technicians are scheduled until 9PM in some areas and the customer is offered a greater range of intervals from which to select.

Calculation

Percent Missed Installation Appointments = (a / b) X 100

•	a = Number of Orders with Completion date in Reporting Period past the Original Committed Due Date

•	b = Number of Orders Completed in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Report in Categories of <10 lines/circuits >= 10 lines/circuits (except trunks)

•	Dispatch/No Dispatch

Report Explanation: The difference between End User MA and Total MA is the result of BellSouth caused misses. Here, Total MA is the total percent of orders missed either by BellSouth or CLEC end user. The End User MA represents the percentage of orders missed by the CLEC or their end user.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

• CLEC Order Number and PON (PON)	• BellSouth Order Number

• Committed Due Date (DD)	• Committed Due Date (DD)

• Completion Date (CMPLTN DD)	• Completion Date (CMPLTN DD)

• Status Type	• Status Type

• Status Notice Date	• Status Notice Date

• Standard Order Activity	• Standard Order Activity

• Geographic Scope	• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file.

3-5	Issue Date: June 4, 2002

CCCS 425 of 530

Region Performance Metrics	Provisioning

SQM Disaggregation - Analog/Benchmark

SQM LEVEL of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence

• Resale Business	• Retail Business

• Resale Design	• Retail Design

• Resale PBX	• Retail PBX

• Resale Centrex	• Retail Centrex

• Resale ISDN	• Retail ISDN

• LNP (Standalone)	• Retail Residence and Business (POTS)

• INP (Standalone)	• Retail Residence and Business (POTS)

• 2W Analog Loop Design	• Retail Residence and Business Dispatch

• 2W Analog Loop Non-Design	• Retail Residence and Business - (POTS Excluding Switch-Based Orders)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• 2W Analog Loop With LNP Design	• Retail Residence and Business Dispatch

• 2W Analog Loop With LNP Non-Design	• Retail Residence and Business - (POTS Excluding Switch-Based Orders)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• 2W Analog Loop With INP Design	• Retail Residence and Business Dispatch

• 2W Analog Loop With INP Non-Design	• Retail Residence and Business (POTS Excluding Switch - Based Orders)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• UNE Digital Loop < DS1	• Retail Digital Loop < DS1

• UNE Digital Loop >= DS1	• Retail Digital Loop >= DS1

• UNE Loop + Port Combinations	• Retail Residence and Business

• Dispatch Out	• Dispatch Out

• Non-Dispatch	• Non-Dispatch

• Dispatch In	• Dispatch In

• Switch-Based	• Switch-Based

• UNE Switch Ports	• Retail Residence and Business (POTS)

• UNE Combo Other	• Retail Residence, Business and Design Dispatch (Including Dispatch Out and Dispatch In)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail

• UNE ISDN	• Retail ISDN - BRI

• UNE Line Sharing	• ADSL Provided to Retail

• UNE Other Design	• Retail Design

• UNE Other Non - Design	• Retail Residence and Business

• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

• Local Interconnection Trunks	• Parity with Retail

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

3-6	Issue Date: June 4, 2002

CCCS 426 of 530

Region Performance Metrics	Provisioning

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Resale POTS	• Retail Residence and Business (POTS)
• Resale Design	• Retail Design
• UNE Loop + Port Combinations	• Retail Residence and Business
• UNE Loops	• Retail Residence and Business Dispatch
• UNE xDSL	• ADSL Provided to Retail
• UNE Line Sharing	• ADSL Provided to Retail
• Local Interconnection Trunks	• Parity with Retail

3-7	Issue Date: June 4, 2002

CCCS 427 of 530

Region Performance Metrics	Provisioning

P-4: Average Completion Interval (OCI) & Order Completion Interval Distribution

Definition

The “average completion interval” measure monitors the interval of time it takes BellSouth to provide service for the CLEC or its own customers. The “Order Completion Interval Distribution” provides the percentages of orders completed within certain time periods. This report measures how well BellSouth meets the interval offered to customers on service orders.

Exclusions

•	Canceled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.)

•	Disconnect (D&F) orders (Except “D” orders associated with LNP Standalone)

•	“L” Appointment coded orders (where the customer has requested a later than offered interval)

Business Rules

The actual completion interval is determined for each order processed during the reporting period. The completion interval is the elapsed time from when BellSouth issues a FOC or SOCS date time stamp receipt of an order from the CLEC to BellSouth’s actual order completion date. This includes all delays for BellSouth’s CLEC/End Users. The clock starts when a valid order number is assigned by SOCS and stops when the technician or system completes the order in SOCS. Elapsed time for each order is accumulated for each reporting dimension. The accumulated time for each reporting dimension is then divided by the associated total number of orders completed. Orders that are worked on zero due dates are calculated with a .33-day interval (8 hours) in order to report a portion of a day interval. These orders are issued and worked/completed on the same day. They can be either flow through orders (no field work-non-dispatched) or field orders (dispatched).

The interval breakout for UNE and Design is: 0-5 = 0-4.99, 5-10 = 5-9.99, 10-15 = 10-14.99, 15-20 = 15- 19.99, 20-25 = 20-24.99, 25-30 = 25-29.99, >= 30 = 30 and greater.

Calculation

Completion Interval = (a - b)

•	a = Completion Date

•	b = Order Issue Date

Average Completion Interval = (c / d)

•	c = Sum of all Completion Intervals

•	d = Count of Orders Completed in Reporting Period

Order Co mpletion Interval Distribution (for each interval) = (e / f) X 100

•	e = Service Orders Completed in “X” days

•	f = Total Service Orders Completed in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Dispatch / No Dispatch categories applicable to all levels except trunks

•	Residence & Business reported in day intervals = 0, 1, 2, 3, 4, 5, 5+

•	UNE and Design reported in day intervals = 0-5, 5-10, 10-15, 15-20, 20-25, 25-30,>= 30

•	All Levels are reported <10 line/circuits; >= 10 line/circuits (except trunks)

•	ISDN Orders included in Non-Design

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• CLEC Company Name	• BellSouth Order Number
• Order Number (PON)

3-8	Issue Date: June 4, 2002

CCCS 428 of 530

Region Performance Metrics	Provisioning

• Application Date & Time (TICKET_ID)	• Application Date & Time
• Completion Date (CMPLTN_DT)	• Order Completion Date & Time
• Service Type (CLASS_SVC_DESC)	• Service Type
• Geographic Scope	• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence
• Resale Business	• Retail Business
• Resale Design	• Retail Design
• Resale PBX	• Retail PBX
• Resale Centrex	• Retail Centrex
• Resale ISDN	• Retail ISDN
• LNP (Standalone)	• Retail Residence and Business (POTS)
• INP (Standalone)	• Retail Residence and Business (POTS)
• 2W Analog Loop Design	• Retail Residence and Business Dispatch
• 2W Analog Loop Non-Design	• Retail Residence and Business - (POTS Excluding Switch-Based Orders)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• 2W Analog Loop With LNP Design	• Retail Residence and Business Dispatch
• 2W Analog Loop With LNP Non-Design	• Retail Residence and Business - (POTS Excluding Switch-Based Orders)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• 2W Analog Loop With INP Design	• Retail Residence and Business Dispatch
• 2W Analog Loop With INP Non-Design	• Retail Residence and Business - (POTS Excluding Switch - Based Orders)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• UNE Digital Loop < DS1	• Retail Digital Loop < DS1
• UNE Digital Loop >= DS1	• Retail Digital Loop >= DS1
• UNE Loop + Port Combinations	• Retail Residence and Business
• Dispatch Out	• Dispatch Out
• Non-Dispatch	• Non-Dispatch
• Dispatch In	• Dispatch In
• Switch-Based	• Switch-Based
• UNE Switch Ports	• Retail Residence and Business (POTS)
• UNE Combo Other	• Retail Residence, Business and Design Dispatch (Including Dispatch Out and Dispatch In)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• UNE xDSL (HDSL, ADSL and UCL) without conditioning	• 7 Days
• UNE xDSL (HDSL, ADSL and UCL) with conditioning	• 14 Days
• UNE ISDN	• Retail ISDN BRI
• UNE Line Sharing	• ADSL Provided to Retail
• UNE Other Design	• Retail Design
• UNE Other Non-Design	• Retail Residence and Business
• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice
• Local Interconnection Trunks	• Parity with Retail

3-9	Issue Date: June 4, 2002

CCCS 429 of 530

Region Performance Metrics	Provisioning

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Resale POTS	• Retail Residence and Business (POTS)
• Resale Design	• Retail Design
• UNE Loop + Port Combinations	• Retail Residence and Business
• UNE Loops	• Retail Residence and Business Dispatch
• UNE xDSL without conditioning	• 7 Days
• UNE xDSL with conditioning	• 14 Days
• UNE Line Sharing	• ADSL Provided to Retail
• Local Interconnection Trunks	• Parity with Retail

3-10	Issue Date: June 4, 2002

CCCS 430 of 530

Region Performance Metrics	Provisioning

P-5: Average Completion Notice Interval

Definitions

The Completion Notice Interval is the elapsed time between the BellSouth reported completion of work and the issuance of a valid completion notice to the CLEC.

Exclusions

•	Cancelled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.)

•	D&F orders (Exception: “D” orders associated with LNP Standalone)

Business Rules

Measurement on interval of completion date and time entered by a field technician on dispatched orders, and 5PM start time on the due date for non-dispatched orders; to the release of a notice to the CLEC/BellSouth of the completion status. The field technician notifies the CLEC the work was complete and then he/she enters the completion time stamp information in his/her computer. This information switches through to the SOCS systems either completing the order or rejecting the order to the Work Management Center (WMC). If the completion is rejected, it is manually corrected and then completed by the WMC. The notice is returned on each individual order.

The start time for all orders is the completion stamp either by the field technician or the 5PM due date stamp; the end time for mechanized orders is the time stamp the notice was transmitted to the CLEC interface (LENS, EDI, OR TAG). For non-mechanized orders the end timestamp will be timestamp of order update to C-SOTS system.

Calculation

Completion Notice Interval = (a - b)

•	a = Date and Time of Notice of Completion

•	b = Date and Time of Work Completion

Average Completion Notice Interval = c / d

•	c = Sum of all Completion Notice Intervals

•	d = Number of Orders with Notice of Completion in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Mechanized Orders

•	Non-Mechanized Orders

•	Reporting intervals in Hours; 0, 1-2, 2-4, 4-8, 8-12, 12-24, >= 24 plus Overall Average Hour Interval (The categories are inclusive of these time intervals: 0-1 = 0.99; 1-2 =1-1.99; 2-4 = 2-3.99, etc.)

•	Reported in categories of <10 line/circuits; >= 10 line/circuits (except trunks)

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• CLEC Order Number (so_nbr)	• BellSouth Order Number (so_nbr)
• Work Completion Date (cmpltn_dt)	• Work Completion Date (cmpltn_dt)
• Work Completion Time	• Work Completion Time
• Completion Notice Availability Date	• Completion Notice Availability Date
• Completion Notice Availability Time	• Completion Notice Availability Time
• Service Type	• Service Type
• Geographic Scope	• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file.	NOTE: Code in parentheses is the corresponding header found in the raw data file.

3-11	Issue Date: June 4, 2002

CCCS 431 of 530

Region Performance Metrics	Provisioning

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence
• Resale Business	• Retail Business
• Resale Design	• Retail Design
• Resale PBX	• Retail PBX
• Resale Centrex	• Retail Centrex
• Resale ISDN	• Retail ISDN
• LNP (Standalone)	• Retail Residence and Business (POTS)
• INP (Standalone)	• Retail Residence and Business (POTS)
• 2W Analog Loop Design	• Retail Residence and Business Dispatch
• 2W Analog Loop Non-Design	• Retail Residence and Business(POTS Excluding Switch-Based Orders)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• 2W Analog Loop With LNP Design	• Retail Residence and Business Dispatch
• 2W Analog Loop With LNP Non-Design	• Retail Residence and Business(POTS Excluding Switch-Based Orders)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• 2W Analog Loop With INP Design	• Retail Residence and Business Dispatch
• 2W Analog Loop With INP Non-Design	• Retail Residence and Business (POTS Excluding Switch-Based Orders)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• UNE Digital Loop < DS1	• Retail Digital Loop < DS1
• UNE Digital Loop >= DS1	• Retail Digital Loop >= DS1
• UNE Loop + Port Combinations	• Retail Residence and Business
• Dispatch Out	• Dispatch Out
• Non-Dispatch	• Non-Dispatch
• Dispatch In	• Dispatch In
• Switch-Based	• Switch-Based
• UNE Switch Ports	• Retail Residence and Business (POTS)
• UNE Combo Other	• Retail Residence, Business and Design Dispatch (Including Dispatch Out and Dispatch In)
• Dispatch	• Dispatch
• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)
• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail
• UNE ISDN	• Retail ISDN BRI
• UNE Line Sharing	• ADSL Provided to Retail
• UNE Other Design	• Retail Design
• UNE Other Non-Design	• Retail Residence and Business
• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice
• Local Interconnection Trunks	• Parity with Retail

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-12	Issue Date: June 4, 2002

CCCS 432 of 530

Region Performance Metrics	Provisioning

P-6: % Completions/Attempts without Notice or < 24 hours Notice

Definition

This Report measures the interval from the FOC end timestamp on the LSR until 5:00 P.M. on the original committed due date of a service order. The purpose of this measure is to report if BellSouth is returning a FOC to the CLEC in time for the CLEC to notify their customer of the scheduled date.

Exclusions

“0” dated orders or any request where the subscriber requested an earlier due date of < 24 hours prior to the original commitment date, or any LSR received < 24 hours prior to the original commitment date.

Business Rules

For CLEC Results:

Calculation would exclude any successful or unsuccessful service delivery where the CLEC was informed at least 24 hours in advance. BellSouth may also exclude from calculation any LSRs received from the requesting CLEC with less than 24 hour notice prior to the commitment date.

For BellSouth Results:

BellSouth does not provide a FOC to its retail customers.

Calculation

Percent Completions or Attempts without Notice or with Less Than 24 Hours Notice = (a / b) X 100

•	a = Completion Dispatches (Successful and Unsuccessful) With No FOC or FOC Received < 24 Hours of original Committed Due Date

•	b = All Completions

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	Dispatch /Non-Dispatch

•	Total Orders FOC < 24 Hours

•	Total Completed Service Orders

•	% FOC < 24 Hours

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Committed Due Date (DD)	• Not Applicable
• FOC End Timestamp
• Report Month
• CLEC Order Number and PON
• Geographic Scope
• State / Region

3-13	Issue Date: June 4, 2002

CCCS 433 of 530

Region Performance Metrics	Provisioning

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Diagnostic
• Resale Business
• Resale Design
• Resale PBX
• Resale Centrex
• Resale ISDN
• LNP (Standalone)
• INP (Standalone)
• 2W Analog Loop Design
• 2W Analog Loop Non-Design
• 2W Analog Loop With LNP-Design
• 2W Analog Loop With LNP Non-Design
• 2W Analog Loop With INP-Design
• 2W Analog Loop With INP Non-Design
• UNE Digital Loop < DS1
• UNE Digital Loop >=DS1
• UNE Loop + Port Combinations
• UNE Switch ports
• UNE Combo Other
• UNE xDSL (HDSL, ADSL and UCL)
• UNE ISDN
• UNE Line Sharing
• UNE Other Design
• UNE Other Non - Design
• Local Transport (Unbundled Interoffice Transport)
• Local Interconnection Trunks

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-14	Issue Date: June 4, 2002

CCCS 434 of 530

Region Performance Metrics	Provisioning

P-7: Coordinated Customer Conversions Interval

Definition

This report measures the average time it takes BellSouth to disconnect an unbundled loop from the BellSouth switch and cross connect it to CLEC equipment. This measurement applies to service orders with INP and with LNP, and where the CLEC has requested BellSouth to provide a coordinated cut over.

Exclusions

•	Any order canceled by the CLEC will be excluded from this measurement

•	Delays due to CLEC following disconnection of the unbundled loop

•	Unbundled Loops where there is no existing subscriber loop and loops where coordination is not requested

Business Rules

When the service order includes INP, the interval includes the total time for the cut over including the translation time to place the line back in service on the ported line. When the service order includes LNP, the interval only includes the total time for the cut over (the port of the number is controlled by the CLEC). The interval is calculated for the entire cut over time for the service order and then divided by items worked in that time to give the average per-item interval for each service order.

Calculation

Coordinated Customer Conversions Interval = (a - b)

•	a = Completion Date and Time for Cross Connection of a Coordinated Unbundled Loop • b = Disconnection Date and Time of an Coordinated Unbundled Loop

Percent Coordinated Customer Conversions (for each interval) = (c / d) X 100

•	c = Total number of Coordinated Customer Conversions for each interval

•	d = Total Number of Unbundled Loop with Coordinated Conversions (items) for the reporting period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	The interval breakout is 0-5 = 0-4.99, 5-15 = 5-14.99, >=15 = 15 and greater, plus Overall Average Interval.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• No BellSouth Analog Exists
• CLEC Order Number
• Committed Due Date (DD)
• Service Type (CLASS_SVC_DESC)
• Cut over Start Time
• Cut over Completion Time
• Portability Start and Completion Times (INP orders)
• Total Conversions (Items)

Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark

• Unbundle d Loops with INP/LNP	• 95% <= 15 minutes
• Unbundled Loops without INP/LNP

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

3-15	Issue Date: June 4, 2002

CCCS 435 of 530

Region Performance Metrics	Provisioning

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark

• Unbundled Loops	• 95% <= 15 minutes

3-16	Issue Date: June 4, 2002

CCCS 436 of 530

Region Performance Metrics	Provisioning

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark

• Product Reporting Level	• 95% Within + or – 15 minutes of Scheduled Start Time

• SL1 Time Specific

• SL1 Non-Time Specific

• SL2 Time Specific

• SL2 Non-Time Specific

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark

• UNE Loops	• 95% Within + or – 15 minutes of Scheduled Start time

3-17	Issue Date: June 4, 2002

CCCS 437 of 530

Region Performance Metrics	Provisioning

P-7A: Coordinated Customer Conversions – Hot Cut Timeliness% Within Interval and Average Interval

Definition

This category measures whether BellSouth begins the cut over of an unbundled loop on a coordinated and/or a time specific order at the CLEC requested start time. It measures the percentage of orders where the cut begins within 15 minutes of the requested start time of the order and the average interval.

Exclusions

•	Any order canceled by the CLEC will be excluded from this measurement

•	Delays caused by the CLEC

•	Unbundled Loops where there is no existing subscriber loop and loops where coordination is not requested

•	All unbundled loops on multiple loop orders after the first loop

Business Rules

This report measures whether BellSouth begins the cut over of an unbundled loop on a coordinated and/or a time specific order at the CLEC requested start time. The cut is considered on time if it starts 15 minutes before or after the requested start time. Using the scheduled time and the actual cut over start time, the measurement will calculate the percent within interval and the average interval. If a cut involves multiple lines, the cut will be considered “on time” if the first line is cut within the interval. <= 15 minutes includes intervals that began 15:00 minutes or less before the scheduled cut time and cuts that began 15 minutes or less after the scheduled cut time; >15 minutes, <= 30 minutes includes cuts within 15:00 – 30:00 minutes either prior to or after the scheduled cut time; >30 minutes includes cuts greater than 30:00 minutes either prior to or after the scheduled cut time.

Calculation

% within Interval = (a / b) X 100

•	a = Total Number of Coordinated Unbundled Loop Orders for the interval

•	b = Total Number of Coordinated Unbundled Loop Orders for the reporting period

Interval = (c - d)

•	c = Scheduled Time for Cross Connection of a Coordinated Unbundled Loop Order

•	d = Actual Start Date and Time of a Coordinated Unbundled Loop Order

Average Interval = (e / f)

•	Sum of all Intervals

•	Total Number of Coordinated Unbundled Loop Orders for the reporting period.

Report Structure

•	CLEC Specific

•	CLEC Aggregate

Reported in intervals of early, on time and late cuts % <=15 minutes; % >15 minutes, <= 30 minutes; % > 30 minutes, plus Overall Average Interval.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance

• Report Month	• No BellSouth Analog exists
• CLEC Order Number (so_nbr)
• Committed Due Date (DD)
• Service Type (CLASS_SVC_DESC)
• Cut over Scheduled Start Time
• Cut over Actual Start Time
• Total Conversions Orders

Note: Code in parentheses is the corresponding header found in the raw data file

3-18	Issue Date: June 4, 2002

CCCS 438 of 530

Region Performance Metrics	Provisioning

P-7B: Coordinated Customer Conversions – Average Recovery Time

Definition

Measures the time between notification and resolution by BellSouth of a service outage found that can be isolated to the BellSouth side of the network. The time between notification and resolution by BellSouth must be measured to ensure that CLEC customers do not experience unjustifiable lengthy service outages during a Coordinated Customer Conversion. This report measures outages associated with Coordinated Customer Conversions prior to service order completion.

Exclusions

•	Cut overs where service outages are due to CLEC caused reasons

•	Cut overs where service outages are due to end-user caused reasons

Business Rules

Measures the outage duration time related to Coordinated Customer Conversions from the initial trouble notification until the trouble has been restored and the CLEC has been notified. The duration time is defined as the time from the initial trouble notification until the trouble has been restored and the CLEC has been notified. The interval is calculated on the total outage time for the circuits divided by the total number of outages restored during the report period to give the average outage duration.

Calculation

Recovery Time = (a - b)

•	a = Date & Time That Trouble is Closed by CLEC

•	b = Date & Time Initial Trouble is Opened with BellSouth

Average Recovery Time = (c / d)

•	c = Sum of all the Recovery Times

•	d = Number of Troubles Referred to the BellSouth

Report Structure

•	CLEC Specific

•	CLEC Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• None
• CLEC Company Name
• CLEC Order Number (so_nbr)
• Committed Due Date (DD)
• Service Type (CLASS_SVC_DESC)
• CLEC Acceptance Conflict (CLEC_CONFLICT)
• CLEC Conflict Resolved (CLEC_RESOLVE)
• CLEC Conflict MFC (CLEC_CONFLICT_MFC)
• Total Conversion Orders
Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Unbundled Loops with INP/LNP	• Diagnostic
• Unbundled Loops without INP/LNP

3-19	Issue Date: June 4, 2002

CCCS 439 of 530

Region Performance Metrics	Provisioning

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-20	Issue Date: June 4, 2002

CCCS 440 of 530

Region Performance Metrics	Provisioning

P-7C: Hot Cut Conversions - % Provisioning Troubles Received Within 7 days of a completed Service Order

Definition

Percent Provisioning Troubles received within 7 days of a completed service order associated with a Coordinated and Non-Coordinated Customer Conversion. Measures the quality and accuracy of Hot Cut Conversion Activities.

Exclusions

•	Any order canceled by the CLEC

•	Troubles caused by Customer Provided Equipment

Business Rules

Measures the quality and accuracy of completed service orders associated with Coordinated and Non-Coordinated Hot Cut Conversions. The first trouble report received on a circuit ID within 7 days following a service order completion is counted in this measure. Subsequent trouble reports are measured in Repeat Report Rate. Reports are calculated searching in the prior report period for completed Coordinated and Non-Coordinated Hot Cut Conversion service orders and following 7 days after the completion of the service order for a trouble report issue date.

Calculation

% Provisioning Troubles within 7 days of service order completion = (a / b) X 100

•	a = The sum of all Hot Cut Circuits with a trouble within 7 days following service order(s) completion

•	b = The total number of Hot Cut service order circuits completed in the previous report calendar month

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	Dispatch/Non-Dispatch

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• No BellSouth Analog Exists
• CLEC Order Number (so_nbr)
• PON
• Order Submission Date (TICKET_ID)
• Order Submission Time (TICKET_ID)
• Status Type
• Status Notice Date
• Standard Order Activity
• Geographic Scope
• Total Conversion Circuits
Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• UNE Loop Design	• <= 5%
• UNE Loop Non-Design

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

3-21	Issue Date: June 4, 2002

CCCS 441 of 530

Region Performance Metrics	Provisioning

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• UNE Loops	• <= 5%

3-22	Issue Date: June 4, 2002

CCCS 442 of 530

Region Performance Metrics	Provisioning

P-8: Cooperative Acceptance Testing - % of xDSL Loops Tested

Definition

The loop will be considered cooperatively tested when the BellSouth technician places a call to the CLEC representative to initiate cooperative testing and jointly performs the tests with the CLEC.

Exclusions

•	Testing failures due to CLEC (incorrect contact number, CLEC not ready, etc.)

•	xDSL lines with no request for cooperative testing

Business Rules

When a BellSouth technician finishes delivering an order for an xDSL loop where the CLEC order calls for cooperative testing at the customer’s premise, the BellSouth technician is to call a toll free number to the CLEC testing center. The BellSouth technician and the CLEC representative at the center then test the line. As an example of the type of testing performed, the testing center may ask the technician to put a short on the line so that the center can run a test to see if it can identify the short.

Calculation

Cooperative Acceptance Testing - % of xDSL Loops Tested = (a / b) X 100

•	a = Total number of successful xDSL cooperative tests for xDSL lines where cooperative testing was requested in the reporting period

•	b = Total Number of xDSL line tests requested by the CLEC and scheduled in the reporting period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	Type of Loop tested

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance

• Report Month	• No BellSouth Analog Exists

• CLEC Company Name (OCN)

• CLEC Order Number (so_nbr) and PON (PON)

• Committed Due Date (DD)

• Service Type (CLASS_SVC_DESC)

• Acceptance Testing Completed (ACCEPT_TESTING)

• Acceptance Testing Declined (ACCEPT_TESTING)

• Total xDSL Orders

Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation:	SQM Analog/Benchmark:

• UNE xDSL	• 95% of Lines Tested

• ADSL

• HDSL

• UCL

• OTHER

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

3-23	Issue Date: June 4, 2002

CCCS 443 of 530

Region Performance Metrics	Provisioning

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark

• UNE xDSL	• 95% of Lines Tested

3-24	Issue Date: June 4, 2002

CCCS 444 of 530

Region Performance Metrics	Provisioning

P-9: % Provisioning Troubles within 30 days of Service Order Completion

Definition

Percent Provisioning Troubles within 30 days of Service Order Completion measures the quality and accuracy of Service order activities.

Exclusions

•	Canceled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.)

•	D & F orders

•	Trouble reports caused and closed out to Customer Provided Equipment (CPE)

Business Rules

Measures the quality and accuracy of completed orders. The first trouble report from a service order after completion is counted in this measure. Subsequent trouble reports are measured in Repeat Report Rate. Reports are calculated searching in the prior report period for completed service orders and following 30 days after completion of the service order for a trouble report issue date.

D & F orders are excluded as there is no subsequent activity following a disconnect.

Note: Standalone LNP historical data is not available in the maintenance systems (LMOS or WFA).

Calculation

% Provisioning Troubles within 30 days of Service Order Activity = (a / b) X 100

•	a = Trouble reports on all completed orders 30 days following service order(s) completion

•	b = All Service Orders completed in the previous report calendar month

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Reported in categories of <10 line/circuits; >= 10 line/circuits (except trunks)

•	Dispatch / No Dispatch (except trunks)

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance

• Report Month	• Report Month

• CLEC Order Number and PON	• BellSouth Order Number

• Order Submission Date (TICKET_ID)	• Order Submission Date

• Order Submission Time (TICKET_ID)	• Order Submission Time

• Status Type	• Status Type

• Status Notice Date	• Status Notice Date

• Standard Order Activity	• Standard Order Activity

• Geographic Scope	• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file.

3-25	Issue Date: June 4, 2002

CCCS 445 of 530

Region Performance Metrics	Provisioning

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark

• Resale Residence	• Retail Residence

• Resale Business	• Retail Business

• Resale Design	• Retail Design

• Resale PBX	• Retail PBX

• Resale Centrex	• Retail Centrex

• Resale ISDN	• Retail ISDN

• 2W Analog Loop Design	• Retail Residence and Business Dispatch

• 2W Analog Loop Non-Design	• Retail Residence and Business - (POTS Excluding Switch-Based Orders)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• 2W Analog Loop With LNP Design	• Retail Residence and Business Dispatch

• 2W Analog Loop With LNP Non-Design	• Retail Residence and Business - (POTS Excluding Switch-Based Orders)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• 2W Analog Loop With INP Design	• Retail Residence and Business Dispatch

• 2W Analog Loop With INP Non-Design	• Retail Residence and Business (POTS - Excluding Switch-Based Orders)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• UNE Digital Loop < DS1	• Retail Digital Loop < DS1

• UNE Digital Loop >= DS1	• Retail Digital Loop >= DS1

• UNE xDSL (HDSL, ADSL and UCL)	• ADSL provided to Retail

• UNE ISDN	• Retail ISDN BRI

• UNE Line Sharing	• ADSL Provided to Retail

• INP (Standalone)	• Retail Residence and Business (POTS)

• LNP (Standalone)	• Retail Residence and Business (POTS)

• UNE Loop + Port Combinations	• Retail Residence and Business

• Dispatch Out	• Dispatch Out

• Non-Dispatch	• Non-Dispatch

• Dispatch In	• Dispatch In

• Switch-Based	• Switch-Based

• UNE Switch Ports	• Retail Residence and Business (POTS)

• UNE Combo Other	• Retail Residence, Business and Design Dispatch (Including Dispatch Out and Dispatch In)

• Dispatch	• Dispatch

• Non-Dispatch (Dispatch In)	• Non-Dispatch (Dispatch In)

• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

• UNE Other Non-Design	• Retail Residence and Business

• UNE Other Design	• Retail Design

• Local Interconnection Trunks	• Parity with Retail

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

3-26	Issue Date: June 4, 2002

CCCS 446 of 530

Region Performance Metrics	Provisioning

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Resale POTS	• Retail Residence and Business (POTS)

• Resale Design	• Retail Design

• UNE Loop + Port Combinations	• Retail Residence and Business

• UNE Loops	• Retail Residence and Business Dispatch

• UNE xDSL	• ADSL Provided to Retail

• UNE Line Sharing	• ADSL Provided to Retail

• Local Interconnection Trunks	• Parity with Retail

3-27	Issue Date: June 4, 2002

CCCS 447 of 530

Region Performance Metrics	Provisioning

P-10: Total Service Order Cycle Time (TSOCT)

Definition

This report measures the total service order cycle time from receipt of a valid service order request to the return of a completion notice to the CLEC Interface.

Exclusions

•	Canceled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.)

•	D (Disconnect - Except “D” orders associated with LNP Standalone.) and F (From) orders. (From is disconnect side of a move order when the customer moves to a new address)

•	“L” Appointment coded orders (where the customer has requested a later than offered interval)

•	Orders with CLEC/Subscriber caused delays or CLEC/Subscriber requested due date changes

Business Rules

The interval is determined for each order processed during the reporting period. This measurement combines three reports: FOC Timeliness, Average Order Completion Interval and Average Completion Notice Interval. For UNE XDSL Loop, this measurement combines Service Inquiry Interval (SI), FOC Timeliness, Average Completion Interval, and Average Completion Notice Interval.

This interval starts with the receipt of a valid service order request and stops when a completion notice is sent to the CLEC Interface (LENS, TAG OR EDI) and the BellSouth Legacy Systems. Elapsed time for each order is accumulated for each reporting dimension. The accumulated time for each reporting dimension is then divided by the associated total number of orders completed. Orders that are worked on zero due dates are calculated with a .33 day interval (8 hours) in order to report a portion of a day interval. These orders are issued and worked/completed on same day. They can be either flow through orders (no field work-non-dispatched) or field orders (dispatched).

Reporting is by Fully Mechanized, Partially Mechanized and Non-Mechanized receipt of LSRs.

Calculation

Total Service Order Cycle Time = (a - b)

•	a = Service Order Completion Notice Date

•	b = Service Request Receipt Date

Average Total Service Order Cycle Time = (c / d)

•	c = Sum of all Total Service Order Cycle Times

•	d = Total Number Service Orders Completed in Reporting Period

Total Service Order Cycle Time Interval Distribution (for each interval) = (e / f) X 100

•	e = Total Number of Service Requests Completed in “X” minutes/hours

•	f = Total Number of Service Requests Received in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Fully Mechanized; Partially Mechanized; Non-Mechanized

•	Report in categories of <10 line/circuits; >= 10 line/circuits (except trunks)

•	Dispatch / No Dispatch categories applicable to all levels except trunks

•	Intervals 0-5, 5-10, 10-15, 15-20, 20-25, 25-30, >= 30 Days. The interval breakout is: 0-5 = 0-4.99, 5-10 = 5-9.99, 10-15 = 10-14.99, 15-20 = 15-19.99, 20-25 = 20-24.99, 25-30 = 25-29.99, >= 30 = 30 and greater.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

3-28	Issue Date: June 4, 2002

CCCS 448 of 530

Region Performance Metrics	Provisioning

• Interval for FOC	• BellSouth Order Number

• CLEC Company Name (OCN)	• Order Submission Date & Time

• Order Number (PON)	• Order Completion Date & Time

• Submission Date & Time (TICKET_ID)	• Service Type

• Completion Date (CMPLTN_DT)	• Geographic Scope

• Completion Notice Date and Time

• Service Type (CLASS_SVC_DESC)

• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Diagnostic

• Resale Business

• Resale Design

• Resale PBX

• Resale Centrex

• Resale ISDN

• LNP (Standalone)

• INP (Standalone)

• 2W Analog Loop Design

• 2W Analog Loop Non-Design

• 2W Analog Loop With LNP Design

• 2W Analog Loop With LNP Non-Design

• UNE Switch Ports

• UNE Loop + Port Combinations

• UNE Combo Other

• UNE xDSL (HDSL, ADSL and UCL)

• UNE ISDN

• UNE Line Sharing

• UNE Other Design

• UNE Other Non - Design

• UNE Digital Loops < DS1

• UNE Digital Loops >= DS1

• Local Transport (Unbundled Interoffice Transport)

• Local Interconnection Trunks

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-29	Issue Date: June 4, 2002

CCCS 449 of 530

Region Performance Metrics	Provisioning

P-11: Service Order Accuracy

Definition

The “service order accuracy” measurement measures the accuracy and completeness of a sample of BellSouth service orders by comparing what was ordered and what was completed.

Exclusions

•	Cancelled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.)

•	D & F orders

Business Rules

A statistically valid sample of service orders, completed during a monthly reporting period, is compared to the original account profile and the order that the CLEC sent to BellSouth. An order is “completed without error” if all service attributes and account detail changes (as determined by comparing the original order) completely and accurately reflect the activity specified on the original order and any supplemental CLEC order. For both small and large sample sizes, when a Service Request cannot be matched with a corresponding Service Order, it will not be counted. For small sample sizes an effort will be made to replace the service request.

Calculation

Percent Service Order Accuracy = (a / b) X 100

•	a = Orders Completed without Error

•	b = Orders Completed in Reporting Period

Report Structure

•	CLEC Aggregate

•	Reported in categories of <10 line/circuits; >= 10 line/circuits

•	Dispatch / No Dispatch

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• No BellSouth Analog Exist

• CLEC Order Number and PON

• Local Service Request (LSR)

• Order Submission Date

• Committed Due Date

• Service Type

• Standard Order Activity

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• 95% Accurate

• Resale Business

• Resale Design (Specials)

• UNE Specials (Design)

• UNE (Non-Design)

• Local Interconnection Trunks

SEEM Measure

SEEM Measure
No	Tier I
Tier II

3-30	Issue Date: June 4, 2002

CCCS 450 of 530

Region Performance Metrics	Provisioning

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-31	Issue Date: June 4, 2002

CCCS 451 of 530

Region Performance Metrics	Provisioning

P-12: LNP-Percent Missed Installation Appointments

Definition

“Percent missed installation appointments” monitors the reliability of BellSouth commitments with respect to committed due dates to assure that CLECs can reliably quote expected due dates to their retail customer as compared to BellSouth. This measure is the percentage of total orders processed for which BellSouth is unable to complete the service orders on the committed due dates and reported for total misses and End User Misses.

Exclusions

•	Canceled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.) where identifiable

Business Rules

Percent Missed Installation Appointments (PMI) is the percentage of total orders processed for which BellSouth is unable to complete the service orders on the committed due dates. Missed Appointments caused by end-user reasons will be included and reported in a separate category. The first commitment date on the service order that is a missed appointment is the missed appointment code used for calculation whether it is a BellSouth missed appointment or an End User missed appointment. The “due date” is any time on the confirmed due date, which means there cannot be a cutoff time for commitments as certain types of orders are requested to be worked after standard business hours.

Calculation

LNP Percent Missed Installation Appointments = (a / b) X 100

•	a = Number of Orders with Completion date in Reporting Period past the Original Committed Due Date

•	b = Number of Orders Completed in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	Geographic Scope

•	State/Region

•	Report in Categories of <10 lines/circuits >= 10 lines/circuits (except trunks)

Report explanation: Total Missed Appointments is the total percent of orders missed either by BellSouth or the CLEC end user. End User MA represents the percentage of orders missed by the CLEC end user. The difference between End User Missed Appointments and Total Missed Appointments is the result of BellSouth caused misses.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable

• CLEC Order Number and PON (PON)

• Committed Due Date (DD)

• Completion Date (CMPLTN DD)

• Status Type

• Status Notice Date

• Standard Order Activity

• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• LNP	• Retail Residence and Business (POTS)

3-32	Issue Date: June 4, 2002

CCCS 452 of 530

Region Performance Metrics	Provisioning

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• LNP	• 95% Due Dates Met[a]

[a]	Due to data structure issues, BellSouth is using a benchmark comparison for SEEM rather than the Truncated Z as stated in the Order.

3-33	Issue Date: June 4, 2002

CCCS 453 of 530

Region Performance Metrics	Provisioning

P-13: LNP-Average Disconnect Timeliness Interval & Disconnect

Timeliness Interval Distribution

Definition

Disconnect Timeliness is defined as the interval between the time ESI Number Manager receives the valid ‘Number Ported’ message from NPAC (signifying the CLEC ‘Activate’) until the time the Disconnect is completed in the Central Office switch. This interval effectively measures BellSouth responsiveness by isolating it from impacts that are caused by CLEC related activities.

Exclusions

•	Canceled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.) where identifiable.

Business Rules

The Disconnect Timeliness interval is determined for each telephone number ported associated with a disconnect service order processed on an LSR during the reporting period. The Disconnect Timeliness interval is the elapsed time from when BellSouth receives a valid ‘Number Ported’ message in ESI Number Manager (signifying the CLEC ‘Activate’) for each telephone number ported until each telephone number on the service order is disconnected in the Central Office switch. Elapsed time for each ported telephone number is accumulated for each reporting dimension. The accumulated time for each reporting dimension is then divided by the total number of selected telephone numbers disconnected in the reporting period.

Calculation

Disconnect Timeliness Interval = (a - b)

•	a = Completion Date and Time in Central Office switch for each number on disconnect order

•	b = Valid ‘Number Ported’ message received date & time

Average Disconnect Timeliness Interval = (c / d)

•	c = Sum of all Disconnect Timeliness Intervals

•	d = Total Number of disconnected numbers completed in reporting period

Disconnect Timeliness Interval Distribution (for each interval) = (e / f) X 100

•	e = Disconnected numbers completed in “X” days

•	f = Total disconnect numbers completed in reporting period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	Geographic Scope

•	State, Region

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Order Number	• Not Applicable

• Telephone Number/Circuit Number

• Committed Due Date

• Receipt Date/Time (ESI Number Manager)

• Date/Time of Recent Change Notice

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• LNP	• 95% <= 15 Minutes

3-34	Issue Date: June 4, 2002

CCCS 454 of 530

Region Performance Metrics	Provisioning

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• LNP Standalone	• 95% <= 15 Minutes

3-35	Issue Date: June 4, 2002

CCCS 455 of 530

Region Performance Metrics	Provisioning

P-14: LNP-Total Service Order Cycle Time (TSOCT)

Definition

Total Service Order Cycle Time measures the interval from receipt of a valid service order request to the completion of the final service order associated with that service request.

Exclusions

•	Canceled Service Orders

•	Order Activities of BellSouth or the CLEC associated with internal or administrative use of local services (Record Orders, Listing Orders, Test Orders, etc.) where identifiable

•	“L” appointment coded orders (indicating the customer has requested a later than offered interval)

•	“S” missed appointment coded orders (indicating subscriber missed appointments), except for “SP” codes (indicating subscriber prior due date requested). This would include “S” codes assigned to subsequent due date changes.

Business Rules

The interval is determined for each order processed during the reporting period. This measurement combines three reports: FOC Timeliness, Average Order Completion Interval and Average Completion Notice Interval.

This interval starts with the receipt of a valid service order request and stops when a completion notice is sent to the CLEC Interface (LENS, TAG OR EDI). Elapsed time for each order is accumulated for each reporting dimension. The accumulated time for each reporting dimension is then divided by the associated total number of orders completed. Orders that are worked on zero due dates are calculated with a .33 day interval (8 hours) in order to report a portion of a day interval. These orders are issued and worked/completed on the same day.

Reporting is by Fully Mechanized, Partially Mechanized and Non-Mechanized receipt of LSRs.

Calculation

Total Service Order Cycle Time = (a - b)

•	a = Service Order Completion Notice Date

•	b = Service Request Receipt Date

Average Total Service Order Cycle Time = (c / d)

•	c = Sum of all Total Service Order Cycle Times

•	d = Total Number Service Orders Completed in Reporting Period

Total Service Order Cycle Time Interval Distribution (for each interval) = (e / f) X 100

•	e = Total Number of Service Orders Completed in “X” minutes/hours

•	f = Total Number of Service Orders Received in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	Fully Mechanized; Partially Mechanized; Non-Mechanized

•	Report in categories of < 10 lines/circuits; >= lines/circuits (except trunks)

•	Intervals 0-5, 5-10, 10-15, 15-20, 20-25, 25-30, >= 30 Days. The interval breakout is: 0-5 = 0-4.99, 5-10 = 5-9.99, 10-15 = 10-14.99, 15-20 = 15-19.99, 20-25 = 20-24.99, 25-30 = 25-29.99, >= 30 = 30 and greater.

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable

• Interval for FOC

• CLEC Company Name (OCN)

• Order Number (PON)

• Submission Date & Time (TICKET_ID)

• Completion Date (CMPLTN_DT)

• Completion Notice Date and Time

3-36	Issue Date: June 4, 2002

CCCS 456 of 530

Region Performance Metrics	Provisioning

• Service Type (CLASS_SVC_DESC)
• Geographic Scope

Note: Code in parentheses is the corresponding header found in the raw data file

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• LNP	• Diagnostic

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

3-37	Issue Date: June 4, 2002

CCCS 457 of 530

Region Performance Metrics	M&R

Section 4: Maintenance & Repair

M&R-1: Missed Repair Appointments

Definition

The percent of trouble reports not cleared by the committed date and time.

Exclusions

•	Trouble tickets canceled at the CLEC request

•	BellSouth trouble reports associated with internal or administrative service

•	Customer Provided Equipment (CPE) troubles or CLEC Equipment Trouble

Business Rules

The negotiated commitment date and time is established when the repair report is received. The cleared time is the date and time that BellSouth personnel clear the trouble and closes the trouble report in his/her Computer Access Terminal (CAT) or workstation. If this is after the Commitment time, the report is flagged as a “Missed Commitment” or a missed repair appointment. When the data for this measure is collected for BellSouth and a CLEC, it can be used to compare the percentage of the time repair appointments are missed due to BellSouth reasons. (No access reports are not part of this measure because they are not a missed appointment.)

Note: Appointment intervals vary with force availability in the POTS environment. Specials and Trunk intervals are standard interval appointments of no greater than 24 hours. Standalone LNP historical data is not available in the maintenance systems (LMOS or WFA).

Calculation

Percentage of Missed Repair Appointments = (a / b) X 100

•	a = Count of Customer Troubles Not Cleared by the Quoted Commitment Date and Time

•	b = Total Trouble reports closed in Reporting Period

Report Structure

•	Dispatch/Non-Dispatch

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• CLEC Company Name	• BellSouth Company Code
• Submission Date & Time (TICKET_ID)	• Submission Date & Time
• Completion Date (CMPLTN_DT)	• Completion Date
• Service Type (CLASS_SVC_DESC)	• Service Type
• Disposition and Cause (CAUSE_CD & CAUSE_DESC)	• Disposition and Cause (Non-Design /Non-Special Only)
• Geographic Scope	• Trouble Code (Design and Trunking Services) • Geographic Scope
Note: Code in parentheses is the corresponding header found in the raw data file.

4-1	Issue Date: June 4, 2002

CCCS 458 of 530

Region Performance Metrics	M&R

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence
• Resale Business	• Retail business
• Resale Design	• Retail Design
• Resale PBX
• Resale Centrex	• Retail Centrex
• Resale ISDN	• Retail ISDN
• LNP (Standalone) (Not Available in Maintenance)	• Not Applicable
• 2W Analog Loop Design	• Retail Residence & Business Dispatch
• 2W Analog Loop Non - Design	• Retail Residence & Business (POTS) (Exclusion of Switch-Based Feature Troubles)
• UNE Loop + Port Combinations	• Retail Residence & Business
• UNE Switch Ports	• Retail Residence & Business (POTS)
• UNE Combo Other	• Retail Residence, Business and Design Dispatch
• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail
• UNE ISDN	• Retail ISDN – BRI
• UNE Line Sharing	• ADSL Provided to Retail
• UNE Other Design	• Retail Design
• UNE Other Non - Design	• Retail Residence & Business
• Local Interconnection Trunks	• Parity with Retail
• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Resale POTS	• Retail Residence and Business (POTS)
• Resale Design	• Retail Design
• UNE Loop + Port Combinations	• Retail Residence and Business
• UNE Loops	• Retail Residence and Business Dispatch
• UNE xDSL	• ADSL Provided to Retail
• UNE Line Sharing	• ADSL Provided to Retail
• Local Interconnection Trunks	• Parity with Retail

4-2	Issue Date: June 4, 2002

CCCS 459 of 530

Region Performance Metrics	M&R

M&R-2: Customer Trouble Report Rate

Definition

Percent of initial and repeated customer direct or referred troubles reported within a calendar month per 100 lines/circuits in service.

Exclusions

•	Trouble tickets canceled at the CLEC request

•	BellSouth trouble reports associated with internal or administrative service

•	Customer Provided Equipment (CPE) troubles or CLEC Equipment Trouble

Business Rules

Customer Trouble Report Rate is computed by accumulating the number of maintenance initial and repeated trouble reports during the reporting period. The resulting number of trouble reports are divided by the total “number of service” lines, ports or combination that exist for the CLECs and BellSouth respectively at the end of the report month.

Calculation

Customer Trouble Report Rate = (a / b) X 100

•	a = Count of Initial and Repeated Trouble Reports closed in the Current Period

•	b = Number of Service Access Lines in service at End of the Report Period

Report Structure

•	Dispatch/Non-Dispatch

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• CLEC Company Name	• BellSouth Company Code
• Ticket Submission Date & Time (TICKET_ID)	• Ticket Submission Date & Time
• Ticket Completion Date (CMPLTN_DT)	• Ticket Completion Date
• Service Type (CLASS_SVC_DESC)	• Service Type
• Disposition and Cause (CAUSE_CD & CAUSE_DESC)	• Disposition and Cause (Non-Design /Non-SpecialOnly)
• # Service Access Lines in Service at the end of period	• Trouble Code (Design and Trunking Services)
• Geographic Scope	• # Service Access Lines in Service at the end of period
Note: Code in parentheses is the corresponding header found in the raw data file.	• Geographic Scope

4-3	Issue Date: June 4, 2002

CCCS 460 of 53

Region Performance Metrics	M&R

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence

• Resale Business	• Retail Business

• Resale Design	• Retail Design

• Resale PBX	• Retail PBX

• Resale Centrex	• Retail Centrex

• Resale ISDN	• Retail ISDN

• LNP (Standalone) (Not Available in Maintenance)	• Not Applicable

• 2W Analog Loop Design	• Retail Residence & Business Dispatch

• 2W Analog Loop Non - Design	• Retail Residence & Business (POTS) (Exclusion of Switch-Based Feature Troubles)

• UNE Loop + Port Combinations	• Retail Residence & Business

• UNE Switch Ports	• Retail Residence & Business (POTS)

• UNE Combo Other	• Retail Residence, Business and Design Dispatch

• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail

• UNE ISDN	• Retail ISDN – BRI

• UNE Line Sharing	• ADSL Provided to Retail

• UNE Other Design	• Retail Design

• UNE Other Non - Design	• Retail Residence & Business

• Local Interconnection Trunks	• Parity with Retail

• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Resale POTS	• Retail Residence and Business (POTS)

• Resale Design	• Retail Design

• UNE Loop + Port Combinations	• Retail Residence and Business

• UNE Loops	• Retail Residence and Business Dispatch

• UNE xDSL	• ADSL Provided to Retail

• UNE Line Sharing	• ADSL Provided to Retail

• Local Interconnection Trunks	• Parity with Retail

4-4	Issue Date: June 4, 2002

CCCS 461 of 530

Region Performance Metrics	M&R

M&R-3: Maintenance Average Duration

Definition

The Average duration of Customer Trouble Reports from the receipt of the Customer Trouble Report to the time the trouble report is cleared.

Exclusions

•	Trouble tickets canceled at the CLEC request

•	BellSouth trouble reports associated with internal or administrative service

•	Customer Provided Equipment (CPE) troubles or CLEC Equipment Trouble

Business Rules

For Average Duration the clock starts on the date and time of the receipt of a correct repair request. The clock stops on the date and time the service is restored and the BellSouth or CLEC customer is notified (when the technician completes the trouble ticket on his/her CAT or work systems).

Calculation

Maintenance Duration = (a - b)

•	a = Date and Time of Service Restoration

•	b = Date and Time Trouble Ticket was Opened

Average Maintenance Duration = (c / d)

•	c = Total of all maintenance durations in the reporting period

•	d = Total Closed Troubles in the reporting period

Report Structure

•	Dispatch/Non-Dispatch

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

• Total Tickets (LINE_NBR)	• Total Tickets

• CLEC Company Name	• BellSouth Company Code

• Ticket Submission Date & Time (TICKET_ID)	• Ticket Submission Date

• Ticket Completion Date (CMPLTN_DT)	• Ticket Submission Time

• Service Type (CLASS_SVC_DESC)	• Ticket Completion Date

• Disposition and Cause (CAUSE_CD & CAUSE_DESC)	• Ticket Completion Time • Total Duration Time

• Geographic Scope	• Service Type

Note: Code in parentheses is the corresponding header found in the raw data file.	• Disposition and Cause (Non-Design /Non-Special Only)

• Trouble Code (Design and Trunking Services)

• Geographic Scope

4-5	Issue Date: June 4, 2002

CCCS 462 of 530

Region Performance Metrics	M&R

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence

• Resale Business	• Retail Business

• Resale Design	• Retail Design

• Resale PBX	• Retail PBX

• Resale Centrex	• Retail Centrex

• Resale ISDN	• Retail ISDN

• LNP (Standalone) (Not Available in Maintenance)	• Not Applicable

• 2W Analog Loop Design	• Retail Residence & Business Dispatch

• 2W Analog Loop Non - Design	• Retail Residence & Business (POTS) (Exclusion of Switch-Based Feature Troubles)

• UNE Loop + Port Combinations	• Retail Residence & Business

• UNE Switch Ports	• Retail Residence & Business (POTS)

• UNE Combo Other	• Retail Residence, Business and Design Dispatch

• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail

• UNE ISDN	• Retail ISDN – BRI

• UNE Line Sharing	• ADSL Provided to Retail

• UNE Other Design	• Retail Design

• UNE Other Non - Design	• Retail Residence & Business

• Local Interconnection Trunks	• Parity with Retail

• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Resale POTS	• Retail Residence and Business (POTS)

• Resale Design	• Retail Design

• UNE Loop + Port Combinations	• Retail Residence and Business

• UNE Loops	• Retail Residence and Business Dispatch

• UNE xDSL	• ADSL Provided to Retail

• UNE Line Sharing	• ADSL Provided to Retail

• Local Interconnection Trunks	• Parity with Retail

4-6	Issue Date: June 4, 2002

CCCS 463 of 530

Region Performance Metrics	M&R

M&R-4: Percent Repeat Troubles within 30 Days

Definition

Closed trouble reports on the same line/circuit as a previous trouble report received within 30 calendar days as a percent of total troubles closed reported

Exclusions

•	Trouble tickets canceled at the CLEC request

•	BellSouth trouble reports associated with internal or administrative service

•	Customer Provided Equipment (CPE) troubles or CLEC Equipment Trouble

Business Rules

Includes Customer trouble reports received within 30 days of an original Customer trouble report.

Calculation

Percent Repeat Troubles within 30 Days = (a / b) X 100

•	a = Count of closed Customer Troubles where more than one trouble report was logged for the same service line within a continuous 30 days

•	b = Total Trouble Reports Closed in Reporting Period

Report Structure

•	Dispatch/Non-Dispatch

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

• Total Tickets (LINE_NBR)	• Total Tickets

• CLEC Company Name	• BellSouth Company Code

• Ticket Submission Date & Time (TICKET_ID)	• Ticket Submission Date

• Ticket Completion Date (CMPLTN_DT)	• Ticket Submission Time

• Total and Percent Repeat Trouble Reports within 30 Days (TOT_REPEAT)	• Ticket Completion Date • Ticket Completion Time

• Service Type	• Total and Percent Repeat Trouble Reports within 30 Days

• Disposition and Cause (CAUSE_CD & CAUSE_DESC)	• Service Type

• Geographic Scope	• Disposition and Cause (Non-Design /Non-Special Only)

Note: Code in parentheses is the corresponding header found in the raw data file.	• Trouble Code (Design and Trunking Services) • Geographic Scope

4-7	Issue Date: June 4, 2002

CCCS 464 of 530

Region Performance Metrics	M&R

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence
• Resale Business	• Retail Business
• Resale Design	• Retail Design
• Resale PBX	• Retail PBX
• Resale Centrex	• Retail Centrex
• Resale ISDN	• Retail ISDN
• LNP (Standalone) (Not Available in Maintenance)	• Not Applicable
• 2W Analog Loop Design	• Retail Residence & Business Dispatch
• 2W Analog Loop Non - Design	• Retail Residence & Business (POTS) (Exclusion of Switch-Based Feature Troubles)
• UNE Loop + Port Combinations	• Retail Residence & Business
• UNE Switch Ports	• Retail Residence and Business (POTS)
• UNE Combo Other	• Retail Residence, Business & Design Dispatch
• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail
• UNE ISDN	• Retail ISDN – BRI
• UNE Line Sharing	• ADSL Provided to Retail
• UNE Other Design	• Retail Design
• UNE Other Non - Design	• Retail Residence & Business
• Local Interconnection Trunks	• Parity with Retail
• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Resale POTS	• Retail Residence and Business (POTS)
• Resale Design	• Retail Design
• UNE Loop + Port Combinations	• Retail Residence and Business
• UNE Loops	• Retail Residence and Business Dispatch
• UNE xDSL	• ADSL Provided to Retail
• UNE Line Sharing	• ADSL Provided to Retail
• Local Interconnection Trunks	• Parity with Retail

4-8	Issue Date: June 4, 2002

CCCS 465 of 530

Region Performance Metrics	M&R

M&R-5: Out of Service (OOS) > 24 Hours

Definition

For Out of Service Troubles (no dial tone, cannot be called or cannot call out) the percentage of Total OOS Troubles cleared in excess of 24 hours. (All design services are considered to be out of service).

Exclusions

•	Trouble Reports canceled at the CLEC request

•	BellSouth Trouble Reports associated with administrative service

•	Customer Provided Equipment (CPE) Troubles or CLEC Equipment Troubles

Business Rules

Customer Trouble reports that are out of service and cleared in excess of 24 hours. The clock begins when the trouble report is created in LMOS/WFA and the trouble is counted if the elapsed time exceeds 24 hours.

Calculation

Out of Service (OOS) > 24 hours = (a / b) X 100

•	a = Total Cleared Troubles OOS > 24 Hours

•	b = Total OOS Troubles in Reporting Period

Report Structure

•	Dispatch/Non - Dispatch

•	CLEC Specific

•	BellSouth Aggregate

•	CLEC Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Total Tickets	• Total Tickets
• CLEC Company Name	• BellSouth Company Code
• Ticket Submission Date & Time (TICKET_ID)	• Ticket Submission Date
• Ticket Completion Date (CMPLTN_DT	• Ticket Submission time
• Percentage of Customer Troubles out of	• Ticket Completion Date
• Service > 24 Hours (OOS>24_FLAG)	• Ticket Completion Time
• Service type (CLASS_SVC_DESC)	• Percent of Customer Troubles out of Service > 24 Hours
• Disposition and Cause (CAUSE_CD & CAUSE-DESC)	• Service type
• Geographic Scope	• Disposition and Cause (Non-Design/Non-Special only)
• Trouble Code (Design and Trunking Services)
Note: Code in parentheses is the corresponding header found in the raw data file.	• Geographic Scope

4-9	Issue Date: June 4, 2002

CCCS 466 of 530

Region Performance Metrics	M&R

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Resale Residence	• Retail Residence
• Resale Business	• Retail Business
• Resale Design	• Retail Design
• Resale PBX	• Retail PBX
• Resale Centrex	• Retail Centrex
• Resale ISDN	• Retail ISDN
• LNP (Standalone) (Not Available in Maintenance)	• Not Applicable
• 2W Analog Loop Design	• Retail Residence & Business Dispatch
• 2W Analog Loop Non - Design	• Retail Residence & Business (POTS) (Exclusion of Switch-Based Feature Troubles)
• UNE Loop + Port Combinations	• Retail Residence & Business
• UNE Switch Ports	• Retail Residence & Business (POTS)
• UNE Combo Other	• Retail Residence, Business and Design Dispatch
• UNE xDSL (HDSL, ADSL and UCL)	• ADSL Provided to Retail
• UNE ISDN	• Retail ISDN – BRI
• UNE Line Sharing	• ADSL Provided to Retail
• UNE Other Design	• Retail Design
• UNE Other Non - Design	• Retail Residence & Business
• Local Interconnection Trunks	• Parity with Retail
• Local Transport (Unbundled Interoffice Transport)	• Retail DS1/DS3 Interoffice

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

4-10	Issue Date: June 4, 2002

CCCS 467 of 530

Region Performance Metrics	M&R

M&R-6: Average Answer Time – Repair Centers

Definition

This measures the average time a customer is in queue when calling a BellSouth Repair Center.

Exclusions

None

Business Rules

The clock starts when a CLEC Representative or BellSouth customer makes a choice on the Repair Center’s menu and is put in queue for the next repair attendant. The clock stops when the repair attendant answers the call (abandoned calls are not included).

Note: The Total Column is a combined BellSouth Residence and Business number.

Calculation

Answer Time for BellSouth Repair Centers = (a - b)

•	a = Time BellSouth Repair Attendant Answers Call

•	b = Time of entry into queue after ACD Selection

Average Answer Time for BellSouth Repair Centers = (c / d)

•	c = Sum of all Answer Times

•	d = Total number of calls by reporting period

Report Structure

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• CLEC Average Answer Time	• BellSouth Average Answer Time

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region. CLEC/BellSouth Service Centers and BellSouth Repair Centers are regional.	• For CLEC, Average Answer Times in UNE Center and BRMC are comparable to the Average Answer Times in the BellSouth Repair Centers.

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

4-11	Issue Date: June 4, 2002

CCCS 468 of 530

Region Performance Metrics	M&R

M&R-7: Mean Time To Notify CLEC of Network Outages

Definition

This report measures the time it takes for the BellSouth Network Management Center (NMC) to notify the CLEC of major network outages.

Exclusions

None

Business Rules

BellSouth will inform the CLEC of any major network outages (key customer accounts) via a page or email. When the BellSouth NMC becomes aware of a network incident, the CLEC and BellSouth will be notified electronically. The notification time for each outage will be measured in minutes and divided by the number of outages for the reporting period. These are broadcast messages. It is up to those receiving the message to determine if they have customers affected by the incident.

The CLECs will be notified in accordance with the rules outlined in Appendix D of the CLEC “Customer Guide” which is published on the internet at: www.interconnection.bellsouth.com/guides/other_guides/html/gopue/indexf.htm.

Calculation

Time to Notify CLEC = (a - b)

•	a = Date and Time BellSouth Notified CLEC

•	b = Date and Time BellSouth Detected Network Incident

Mean Time to Notify CLEC = (c / d)

•	c = Sum of all Times to Notify CLEC

•	d = Count of Network Incidents

Report Structure

•	BellSouth Aggregate

•	CLEC Aggregate

•	CLEC Specific

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance

• Report Month	• Report Month

• Major Network Events	• Major Network Events

• Date/Time of Incident	• Date/Time of Incident

• Date/Time of Notification	• Date/Time of Notification

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark

• BellSouth Aggregate	• Parity by Design

• CLEC Aggregate

• CLEC Specific

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark

• Not Applicable	• Not Applicable

4-12	Issue Date: June 4, 2002

CCCS 469 of 530

Region Performance Metrics	Billing

Section 5: Billing

B-1: Invoice Accuracy

Definition

This measure provides the percentage of accuracy of the billing invoices rendered to CLECs during the current month.

Exclusions

•	Adjustments not related to billing errors (e.g., credits for service outage, special promotion credits, adjustments to satisfy the customer)

•	Test Accounts

Business Rules

The accuracy of billing invoices delivered by BellSouth to the CLEC must enable them to provide a degree of billing accuracy comparative to BellSouth bills rendered to retail customers of BellSouth. CLECs request adjustments on bills determined to be incorrect. The BellSouth Billing verification process includes manually analyzing a sample of local bills from each bill period. The bill verification process draws from a mix of different customer billing options and types of service. An end-to-end auditing process is performed for new products and services. Internal measurements and controls are maintained on all billing processes.

Calculation

Invoice Accuracy = [(a - b) / a] X 100

•	a = Absolute Value of Total Billed Revenues during current month

•	b = Absolute Value of Billing Related Adjustments during current month

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Geographic Scope

•	Region

•	State

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Invoice Type	• Retail Type
• UNE	• CRIS
• Resale	• CABS
• Interconnection	• Total Billed Revenue
• Total Billed Revenue	• Billing Related Adjustments
• Billing Related Adjustments

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Product/Invoice Type	• CLEC Invoice Accuracy is comparable to BellSouth Invoice Accuracy
• Resale
• UNE
• Interconnection

5-1	Issue Date: June 4, 2002

CCCS 470 of 530

Region Performance Metrics	Billing

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• CLEC State	• Parity With Retail
• BellSouth State

5-2	Issue Date: June 4, 2002

CCCS 471 of 530

Region Performance Metrics	Billing

B2: Mean Time to Deliver Invoices

Definition

Bill Distribution is calculated as follows: CRIS BILLS-The number of workdays is reported for CRIS bills. This is calculated by counting the Bill Period date as the first work day. Weekends and holidays are excluded when counting workdays. J/N Bills are counted in the CRIS work day category for the purposes of the measurement since their billing account number (Q account) is provided from the CRIS system.

CABS BILLS-The number of calendar days is reported for CABS bills. This is calculated by counting the day following the Bill Period date as the first calendar day. Weekends and holidays are included when counting the calendar days.

Exclusions

Any invoices rejected due to formatting or content errors.

Business Rules

This report measures the mean interval for timeliness of billing records delivered to CLECs in an agreed upon format. CRIS-based invoices are measured in business days, and CABS-based invoices in calendar days.

Calculation

Invoice Timeliness = (a - b)

•	a = Invoice Transmission Date

•	b = Close Date of Scheduled Bill Cycle

Mean Time To Deliver Invoices = (c / d)

•	c = Sum of all Invoice Timeliness intervals

•	d = Count of Invoices Transmitted in Reporting Period

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Geographic Scope

•	Region

•	State

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Invoice Type	• Invoice Type
• UNE	• CRIS
• Resale	• CABS
• Interconnection	• Invoice Transmission Count
• Invoice Transmission Count	• Date of Scheduled Bill Close
• Date of Scheduled Bill Close

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
Product/Invoice Type • Resale • UNE • Interconnection

•      CRIS-based invoices will be released for delivery within six (6) business days.

•      CABS-based invoices will be released for delivery within eight (8) calendar days.

•      CLEC Average Delivery Intervals for both CRIS and CABS Invoices are comparable to BellSouth Average delivery for both systems.

5-3	Issue Date: June 4, 2002

CCCS 472 of 530

Region Performance Metrics	Billing

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• CLEC State	• Parity with Retail
• CRIS
• CABS
• BellSouth Region

5-4	Issue Date: June 4, 2002

CCCS 473 of 530

Region Performance Metrics	Billing

B3: Usage Data Delivery Accuracy

Definition

This measurement captures the percentage of recorded usage that is delivered error free and in an acceptable format to the appropriate Competitive Local Exchange Carrier (CLEC). These percentages will provide the necessary data for use as a comparative measurement for BellSouth performance. This measurement captures Data Delivery Accuracy rather than the accuracy of the individual usage recording.

Exclusions

None

Business Rules

The accuracy of the data delivery of usage records delivered by BellSouth to the CLEC must enable them to provide a degree of accuracy comparative to BellSouth bills rendered to their retail customers. If errors are detected in the delivery process, they are investigated, evaluated and documented. Errors are corrected and the data retransmitted to the CLEC.

Calculation

Usage Data Delivery Accuracy = (a - b) / a X 100

•	a = Total number of usage data packs sent during current month

•	b = Total number of usage data packs requiring retransmission during current month

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Geographic Scope

•	Region

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Record Type	• Record Type
• BellSouth Recorded
• Non-BellSouth Recorded

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• CLEC Usage Data Delivery Accuracy is comparable to BellSouth Usage Data Delivery Accuracy

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation—Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• CLEC State	• Parity With Retail
• BellSouth Region

5-5	Issue Date: June 4, 2002

CCCS 474 of 530

Region Performance Metrics	Billing

B4: Usage Data Delivery Completeness

Definition

This measurement provides percentage of complete and accurately recorded usage data (usage recorded by BellSouth and usage recorded by other companies and sent to BellSouth for billing) that is processed and transmitted to the CLEC within thirty (30) days of the message recording date. A parity measure is also provided showing completeness of BellSouth messages processed and transmitted via CMDS. BellSouth delivers its own retail usage from recording location to billing location via CMDS as well as delivering billing data to other companies. Timeliness, Completeness and Mean Time to Deliver Usage measures are reported on the same report.

Exclusions

None

Business Rules

The purpose of these measurements is to demonstrate the level of quality of usage data delivered to the appropriate CLEC. Method of delivery is at the option of the CLEC.

Calculation

Usage Data Delivery Completeness = (a / b) X 100

•	a = Total number of Recorded usage records delivered during current month that are within thirty (30) days of the message recording date

•	b = Total number of Recorded usage records delivered during the current month

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

•	Region

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Record Type	• Record Type
• BellSouth Recorded
• Non-BellSouth Recorded

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• CLEC Usage Data Delivery Completeness is comparable to BellSouth Usage Data Delivery Completeness

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

5-6	Issue Date: June 4, 2002

CCCS 475 of 530

Region Performance Metrics	Billing

B5: Usage Data Delivery Timeliness

Definition

This measurement provides a percentage of recorded usage data (usage recorded by BellSouth and usage recorded by other companies and sent to BellSouth for billing) that is delivered to the appropriate CLEC within six (6) calendar days from the receipt of the initial recording. A parity measure is also provided showing timeliness of BellSouth messages processed and transmitted via CMDS. Timeliness, Completeness and Mean Time to Deliver Usage measures are reported on the same report.

Exclusions

None

Business Rules

The purpose of this measurement is to demonstrate the level of timeliness for processing and transmission of usage data delivered to the appropriate CLEC. The usage data will be mechanically transmitted or mailed to the CLEC data processing center once daily. The Timeliness interval of usage recorded by other companies is measured from the date BellSouth receives the records to the date BellSouth distributes to the CLEC. Method of delivery is at the option of the CLEC.

Calculation

Usage Data Delivery Timeliness Current month = (a / b) X 100

•	a = Total number of usage records sent within six (6) calendar days from initial recording/receipt

•	b = Total number of usage records sent

Report Structure

•	CLEC Aggregate

•	CLEC Specific

•	BellSouth Aggregate

•	Region

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Record Type	• Record Type
• BellSouth Recorded
• Non-BellSouth Recorded

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• CLEC Usage Data Delivery Timeliness is comparable to BellSouth Usage Data Delivery Timeliness

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

5-7	Issue Date: June 4, 2002

CCCS 476 of 530

Region Performance Metrics	Billing

B6: Mean Time to Deliver Usage

Definition

This measurement provides the average time it takes to deliver Usage Records to a CLEC. A parity measure is also provided showing timeliness of BellSouth messages processed and transmitted via CMDS. Timeliness, Completeness and Mean Time to Deliver Usage measures are reported on the same report.

Exclusions

None

Business Rules

The purpose of this measurement is to demonstrate the average number of days it takes BellSouth to deliver Usage data to the appropriate CLEC. Usage data is mechanically transmitted or mailed to the CLEC data processing center once daily. Method of delivery is at the option of the CLEC.

Calculation

Mean Time to Deliver Usage = (a X b) / c

•	a = Volume of Records Delivered

•	b = Estimated number of days to deliver

•	c = Total Record Volume Delivered

Note: Any usage record falling in the 30+ day interval will be added using an average figure of 31.5 days.

Report Structure

•	CLEC Aggregate

•	CLEC Specific

•	BellSouth Aggregate

•	Region

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Record Type	• Record Type
• BellSouth Recorded
• Non-BellSouth Recorded

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• Mean Time to Deliver Usage to CLEC is comparable to Mean Time to Deliver Usage to BellSouth.

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

5-8	Issue Date: June 4, 2002

CCCS 477 of 530

Region Performance Metrics	Billing

B7: Recurring Charge Completeness

Definition

This measure captures percentage of fractional recurring charges appearing on the correct bill.

Exclusions

None

Business Rules

The effective date of the recurring charge must be within 30 days of the bill date for the charge to appear on the correct bill.

Calculation

Recurring Charge Completeness = (a / b) X 100

•	a = Count of fractional recurring charges that are on the correct bill[1]

•	b = Total count of fractional recurring charges that are on the correct bill

[1]	Correct bill = next available bill

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Invoice Type	• Retail Analog
• Total Recurring Charges Billed	• Total Recurring Charges Billed
• Total Billed on Time	• Total Billed on Time

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
Product/Invoice Type
• Resale	• Parity
• UNE	• Benchmark 90%
• Interconnection	• Benchmark 90%

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

5-9	Issue Date: June 4, 2002

CCCS 478 of 530

Region Performance Metrics	Billing

B8: Non-Recurring Charge Completeness

Definition

This measure captures percentage of non-recurring charges appearing on the correct bill.

Exclusions

None

Business Rules

The effective date of the non-recurring charge must be within 30 days of the bill date for the charge to appear on the correct bill.

Calculation

Non-Recurring Charge Completeness = (a / b) X 100

•	a = Count of non-recurring charges that are on the correct bill[1]

•	b = Total count of non-recurring charges that are on the correct bill

[1]	Correct bill = next available bill

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month
• Invoice Type	• Retail Analog
• Total Non-recurring Charges Billed	• Total Non-recurring Charges Billed
• Total Billed on Time	• Total Billed on Time

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
Product/Invoice Type
• Resale	• Parity
• UNE	• Benchmark 90%
• Interconnection	• Benchmark 90%

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

5-10	Issue Date: June 4, 2002

CCCS 479 of 530

Region Performance Metrics	OSDA

Section 6: Operator Services And Directory Assistance

OS-1: Speed to Answer Performance/Average Speed to Answer - Toll

Definition

Measurement of the average time in seconds calls wait before answered by a toll operator.

Exclusions

None

Business Rules

The clock starts when the customer enters the queue and the clock stops when a BellSouth representative answers the call or the customer abandons the call. The length of each call is determined by measuring, using a scanning technique, and accumulating the elapsed time from the entry of a customer call into the BellSouth call management system queue until the customer call is abandoned or transferred to BellSouth personnel assigned to handle calls for assistance. The system makes no distinction between CLEC customers and BellSouth customers.

Calculation

Speed to Answer Performance/Average Speed to Answer - Toll = a / b

•	a = Total queue time

•	b = Total calls answered

Note: Total queue time includes time that answered calls wait in queue as well as time abandoned calls wait in queue prior to abandonment.

Report Structure

•	Reported for the aggregate of BellSouth and CLECs

•	State

Data Retained (on Aggregate Basis)

•	For the items below, BellSouth’s Performance Measurement Analysis Platform (PMAP) receives a final computation; therefore, no raw data file is available in PMAP

•	Month

•	Call Type (Toll)

•	Average Speed of Answer

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• None	• Parity by Design

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

6-1	Issue Date: June 4, 2002

CCCS 480 of 530

Region Performance Metrics	OSDA

OS-2: Speed to Answer Performance/Percent Answered with “X” Seconds - Toll

Definition

Measurement of the percent of toll calls that are answered in less than ten seconds.

Exclusions

None

Business Rules

The clock starts when the customer enters the queue and the clock stops when a BellSouth representative answers the call or the customer abandons the call. The length of each call is determined by measuring, using a scanning technique, and accumulating the elapsed time from the entry of a customer call into the BellSouth call management system queue until the customer call is abandoned or transferred to BellSouth personnel assigned to handle calls for assistance. The system makes no distinction between CLEC customers and BellSouth customers.

Calculation

The Percent Answered within “X” Seconds measurement for toll is derived by using the BellCore Statistical Answer Conversion Tables, to convert the Average Speed to Answer measure into a percent of calls answered within “X” seconds. The BellCore Conversion Tables are specific to the defined parameters of work time, number of operators, max queue size and call abandonment rates.

Report Structure

•	Reported for the aggregate of BellSouth and CLECs

•	State

Data Retained (on Aggregate Basis)

•	For the items below, BellSouth’s Performance Measurement Analysis Platform (PMAP) receives a final computation; therefore, no raw data file is available in PMAP

•	Month

•	Call Type (Toll)

•	Average Speed of Answer

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• None	• Parity by Design

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

6-2	Issue Date: June 4, 2002

CCCS 481 of 530

Region Performance Metrics	OSDA

DA-1: Speed to Answer Performance/Average Speed to Answer - Directory Assistance (DA)

Definition

Measurement of the average time in seconds calls wait before answered by a DA operator.

Exclusions

None

Business Rules

The clock starts when the customer enters the queue and the clock stops when a BellSouth representative answers the call or the customer abandons the call. The length of each call is determined by measuring, using a scanning technique, and accumulating the elapsed time from the entry of a customer call into the BellSouth call management system queue until the customer call is abandoned or transferred to BellSouth personnel assigned to handle calls for assistance. The system makes no distinction between CLEC customers and BellSouth customers.

Calculation

Speed to Answer Performance/Average Speed to Answer – Directory Assistance (DA) = a / b

•	a = Total queue time

•	b = Total calls answered

Note: Total queue time includes time that answered calls wait in queue as well as time abandoned calls wait in queue prior to abandonment.

Report Structure

•	Reported for the aggregate of BellSouth and CLECs

•	State

Data Retained (on Aggregate Basis)

•	For the items below, BellSouth’s Performance Measurement Analysis Platform (PMAP) receives a final computation; therefore, no raw data file is available in PMAP

•	Month

•	Call Type (DA)

•	Average Speed of Answer

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• None	• Parity by Design

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

6-3	Issue Date: June 4, 2002

CCCS 482 of 530

Region Performance Metrics	OSDA

DA-2: Speed to Answer Performance/Percent Answered within “X” Seconds - Directory Assistance (DA)

Definition

Measurement of the percent of DA calls that are answered in less than twelve seconds.

Exclusions

None

Business Rules

The clock starts when the customer enters the queue and the clock stops when a BellSouth representative answers the call or the customer abandons the call. The length of each call is determined by measuring, using a scanning technique, and accumulating the elapsed time from the entry of a customer call into the BellSouth call management system queue until the customer call is abandoned or transferred to BellSouth personnel assigned to handle calls for assistance. The system makes no distinction between CLEC customers and BellSouth customers.

Calculation

The Percent Answered within “X” Seconds measurement for DA is derived by using the BellCore Statistical Answer Conversion Tables, to convert the Average Speed to Answer measure into a percent of calls answered within “X” seconds. The BellCore Conversion Tables are specific to the defined parameters of work time, number of operators, max queue size and call abandonment rates.

Report Structure

•	Reported for the aggregate of BellSouth and CLECs

•	State

Data Retained (on Aggregate Basis)

•	For the items below, BellSouth’s Performance Measurement Analysis Platform (PMAP) receives a final computation; therefore, no raw data file is available in PMAP.

•	Month

•	Call Type (DA)

•	Average Speed of Answer

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• None	• Parity by Design

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

6-4	Issue Date: June 4, 2002

CCCS 483 of 530

Region Performance Metrics	DUI

Section 7: Database Update Information

D-1: Average Database Update Interval

Definition

This report measures the interval from receipt of the database change request to the completion of the update to the database for Line Information Database (LIDB), Directory Assistance and Directory Listings. For E-911, see Section 8.

Exclusions

•	Updates Canceled by the CLEC

•	Initial update when supplemented by CLEC

•	BellSouth updates associated with internal or administrative use of local services

Business Rules

The interval for this measure begins with the date and time stamp when a service order is completed and the completion notice is released to all systems to be updated with the order information including Directory Assistance, Directory Listings, and Line Information Database (LIDB). The end time stamp is the date and time of completion of updates to the system.

For BellSouth Results:

The BellSouth computation is identical to that for the CLEC with the clarifications noted below.

Other Clarifications and Qualification:

•	For LIDB, the elapsed time for a BellSouth update is measured from the point in time when the BellSouth file maintenance process makes the LIDB update information available until the date and time reported by BellSouth that database updates are completed.

•	Results for the CLECs are captured and reported at the update level by Reporting Dimension (see below).

•	The Completion Date is the date upon which BellSouth issues the Update Completion Notice to the CLEC.

•	If the CLEC initiates a supplement to the originally submitted update and the supplement reflects changes in customer requirements (rather than responding to BellSouth initiated changes), then the update submission date and time will be the date and time of BellSouth receipt of a syntactically correct update supplement. Update activities responding to BellSouth initiated changes will not result in changes to the update submission date and time used for the purposes of computing the update completion interval.

•	Elapsed time is measured in hours and hundredths of hours rounded to the nearest tenth of an hour.

•	Because this should be a highly automated process, the accumulation of elapsed time continues through off-schedule, weekends and holidays; however, scheduled maintenance windows are excluded.

Calculation

Update Interval = (a - b)

•	a = Completion Date & Time of Database Update

•	b = Submission Date and Time of Database Change

Average Update Interval = (c / d)

•	c = Sum of all Update Intervals

•	d = Total Number of Updates Completed During Reporting Period

7-1	Issue Date: June 4, 2002

CCCS 484 of 530

Region Performance Metrics	DUI

Report Structure

•	CLEC Specific (Under development)

•	CLEC Aggregate

•	BellSouth Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Database File Submission Time	• Database File Submission Time
• Database File Update Completion Time	• Database File Update Completion Time
• CLEC Number of Submissions	• BellSouth Number of Submissions
• Total Number of Updates	• Total Number of Updates

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation:	SQM Analog/Benchmark:
Database Type	• Parity by Design
• LIDB
• Directory Listings
• Directory Assistance

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

7-2	Issue Date: June 4, 2002

CCCS 485 of 530

Region Performance Metrics	DUI

D-2: Percent Database Update Accuracy

Definition

This report measures the accuracy of database updates by BellSouth for Line Information Database (LIDB), Directory Assistance, and Directory Listings using a statistically valid sample of LSRs/Orders in a manual review. This manual review is not conducted on BellSouth Retail Orders.

Exclusions

•	Updates canceled by the CLEC

•	Initial update when supplemented by CLEC

•	CLEC orders that had CLEC errors

•	BellSouth updates associated with internal or administrative use of local services

Business Rules

For each update completed during the reporting period, the original update that the CLEC sent to BellSouth is compared to the database following completion of the update by BellSouth. An update is “completed without error” if the database completely and accurately reflects the activity specified on the original and supplemental update (order) submitted by the CLEC. Each database (LIDB, Directory Assistance, and Directory Listings) should be separately tracked and reported.

A statistically valid sample of CLEC Orders are pulled each month. That sample will be used to test the accuracy of the database update process. This is a manual process.

Calculation

Percent Update Accuracy = (a / b) X 100

•	a = Number of Updates Completed Without Error

•	b = Number Updates Completed

Report Structure

•	CLEC Aggregate

•	CLEC Specific (not available in this report)

•	BellSouth Aggregate (not available in this report)

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Not Applicable
• CLEC Order Number (so_nbr) and PON (PON)
• Local Service Request (LSR)
• Order Submission Date
• Number of Orders Reviewed
Note: Code in parentheses is the corresponding header found in the raw data file.

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
Database Type	• 95% Accurate
• LIDB
• Directory Assistance
• Directory Listings

SEEM Measure

SEEM Measure
No	Tier I
Tier II

7-3	Issue Date: June 4, 2002

CCCS 486 of 530

Region Performance Metrics	DUI

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

7-4	Issue Date: June 4, 2002

CCCS 487 of 530

Region Performance Metrics	DUI

D-3: Percent NXXs and LRNs Loaded by the LERG Effective Date

Definition

Measurement of the percent of NXX(s) and Location Routing Numbers LRN(s) loaded in end office and/or tandem switches by the Local Exchange Routing Guide (LERG) effective date when facilities are in place. BellSouth has a single provisioning process for both NXX(s) and LRN(s). In this measure, BellSouth will identify whether or not a particular NXX has been flagged as LNP capable (set triggers for dips) by the LERG effective date.

An LRN is assigned by the owner of the switch and is placed into the software translations for every switch to be used as an administrative pointer to route NXX(s) in LNP capable switches. The LRN is a result of Local Number Porting and is housed in a national database provided by the Number Portability Administration Center (NPAC). The switch owner is responsible for notifying NPAC and requesting the effective date that will be reflected in the LERG. The national database downloads routing tables into BellSouth Service Control Point (SCP) regional databases, which are queried by switches when routing ported numbers.

The basic NXX routing process includes the addition of all NXX(s) in the response translations. This addition to response translations is what supports LRN routing. Routing instructions for all NXX(s), including LRN(s), are received from the Advance Routing & Trunking System (ARTS) and all routing, including response, is established based on the information contained in the Translation Work Instructions (TWINs) document.

Exclusions

•	Activation requests where the CLEC’s interconnection arrangements and facilities are not in place by the LERG effective date

•	Expedite requests

Business Rules

Data for the initial NXX(s) and LRN(s) in a local calling area will be based on the LERG effective date or completion of the initial interconnection trunk group(s), whichever is longer. Data for additional NXX(s) in the local calling area will be based on the LERG effective date. The LERG effective date is loaded into the system at the request of the CLEC. It is contingent upon the CLEC to engineer, order, and install interconnection arrangements and facilities prior to that date.

The total Count of NXX(s) and LRN(s) that were scheduled to be loaded and those that were loaded by the LERG effective date in BellSouth switches will be captured in the Work Force Administration -Dispatch In database.

Calculation

Percent NXXs/LRNs Loaded and Tested Prior to the LERG Effective Date = (a / b) X 100

•	a = Count of NXXs and LRNs loaded by the LERG effective date

•	b = Total NXXs and LRNs scheduled to be loaded by the LERG effective date

Report Structure

•	CLEC Specific

•	CLEC Aggregate

•	BellSouth (Not Applicable)

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Company Name	• Not Applicable
• Company Code
• NPA/NXX
• LERG Effective Date
• Loaded Date

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Geographic Scope	• 100% by LERG Effective Date
- Region

7-5	Issue Date: June 4, 2002

CCCS 488 of 530

Region Performance Metrics	DUI

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

7-6	Issue Date: June 4, 2002

CCCS 489 of 530

Region Performance Metrics	E911

Section 8: E911

E-1: Timeliness

Definition

Measures the percent of batch orders for E911 database updates (to CLEC resale and BellSouth retail records) processed successfully within a 24-hour period.

Exclusions

•	Any resale order canceled by a CLEC

•	Facilities-based CLEC orders

Business Rules

The 24-hour processing period is calculated based on the date and time processing starts on the batch orders and the date and time processing stops on the batch orders. Mechanical processing starts when SCC (the BellSouth E911 vendor) receives E911 files containing batch orders extracted from the BellSouth Service Order Control System (SOCS). Processing stops when SCC loads the individual records to the E911 database. The E911 database includes updates to the Automatic Location Identification (ALI) database. The system makes no distinction between CLEC resale records and BellSouth retail records.

Calculation

E911 Timeliness = (a / b) X 100

•	a = Number of batch orders processed within 24 hours

•	b = Total number of batch orders submitted

Report Structure

Reported for the aggregate of CLEC resale updates and BellSouth retail updates

•	State

•	Region

Data Retained

•	Report month

•	Aggregate data

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• None	• Parity by Design

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

8-1	Issue Date: June 4, 2002

CCCS 490 of 530

Region Performance Metrics	E911

E-2: Accuracy

Definition

Measures the percent of E911 telephone number (TN) record updates (to CLEC resale and BellSouth retail records) processed successfully for E911 (including the Automatic Location Identification (ALI) database).

Exclusions

•	Any resale order canceled by a CLEC

•	Facilities-based CLEC orders

Business Rules

Accuracy is based on the number of records processed without error at the conclusion of the processing cycle. Mechanical processing starts when SCC (the BellSouth E911 vendor) receives E911 files containing telephone number (TN) records extracted from BellSouth’s Service Order Control System (SOCS). The system makes no distinction between CLEC resale records and BellSouth retail records.

Calculation

E911 Accuracy = (a / b) X 100

•	a = Number of record individual updates processed with no errors

•	b = Total number of individual record updates

Report Structure

Reported for the aggregate of CLEC resale updates and BellSouth retail updates

•	State

•	Region

Data Retained

•	Report month

•	Aggregate data

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• None	• Parity by Design

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

8-2	Issue Date: June 4, 2002

CCCS 491 of 530

Region Performance Metrics	E911

E-3: Mean Interval

Definition

Measures the mean interval processing of E911 batch orders (to update CLEC resale and BellSouth retail records) including processing against the Automatic Location Identification (ALI) database.

Exclusions

•	Any resale order canceled by a CLEC

•	Facilities-based CLEC orders

Business Rules

The processing period is calculated based on the date and time processing starts on the batch orders and the date and time processing stops on the batch orders. Data is posted is 4-hour increments up to and beyond 24 hours. The system makes no distinction between CLEC resale records and BellSouth retail records.

Calculation

E911 Interval = (a - b)

•	a = Date and time of batch order completion

•	b = Date and time of batch order submission

E911 Mean Interval = (c / d)

•	c = Sum of all E911 Intervals

•	d = Number of batch orders completed

Report Structure

Reported for the aggregate of CLEC resale updates and BellSouth retail updates

•	State

•	Region

Data Retained

•	Report month

•	Aggregate data

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• None	• Parity by Design

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

8-3	Issue Date: June 4, 2002

CCCS 492 of 530

Region Performance Metrics	TGP

Section 9: Trunk Group Performance

TGP-1: Trunk Group Performance-Aggregate

Definition

The Trunk Group Performance report displays, over a reporting cycle, aggregate, average trunk group blocking data for each hour of each day of the reporting cycle, for both CLEC affecting and BellSouth affecting trunk groups.

Exclusions

•	Trunk groups for which valid data is not available for an entire study period

•	Duplicate trunk group information

•	Trunk groups blocked due to CLEC network/equipment failure

•	Trunk groups blocked due to CLEC delayed or refused orders

•	Trunk groups blocked due to unanticipated significant increases in CLEC traffic

•	Final groups actually overflowing, not blocked

Business Rules

The purpose of the Trunk Group Performance Report is to provide trunk blocking measurements on CLEC and BellSouth trunk groups for comparison only. It is not the intent of the report that it be used for network management and/or engineering.

Monthly Average Blocking:

•	The reporting cycle includes both business and non-business days in a calendar month.

•	Monthly average blocking values are calculated for each trunk group for each of the 24 time consistent hours across a reporting cycle.

Aggregate Monthly Blocking:

•	Used to compare aggregate blocking across trunk groups which terminate traffic at CLEC points of presence versus BellSouth switches.

•	Aggregate monthly blocking data is calculated for each hour of the day across all trunk groups assigned to a category.

Trunk Categorization:

This report displays, over a reporting cycle, aggregate, average blocking data for each hour of a day. Therefore, for each reporting cycle, 24 blocking data points are generated for two aggregate groups of selected trunk groups. These groups are CLEC affecting and BellSouth affecting trunk groups. In order to assign trunk groups to each aggregate group, all trunk groups are first assigned to a category. A trunk group’s end points and the type of traffic that is transmitted on it define a category. Selected categories of trunk groups are assigned to the aggregate groups so that trunk reports can be generated. The categories to which trunk groups have been assigned for this report are as follows.

CLEC Affecting Categories:

	Point A	Point B
Category 1:	BellSouth End Office	BellSouth Access Tandem
Category 3:	BellSouth End Office	CLEC Switch
Category 4:	BellSouth Local Tandem	CLEC Switch
Category 5:	BellSouth Access Tandem	CLEC Switch
Category 10:	BellSouth End Office	BellSouth Local Tandem
Category 16:	BellSouth Tandem	BellSouth Tandem
BellSouth Affecting Categories:
	Point A	Point B
Category 9:	BellSouth End Office	BellSouth End Office

Calculation

Monthly Average Blocking:

9-1	Issue Date: June 4, 2002

CCCS 493 of 530

Region Performance Metrics	TGP

•	For each hour of the day, each day’s raw data are summed across all valid measurements days in a report cycle for blocked and attempted calls.

•	The sum of the blocked calls is divided by the total number of calls attempted in a reporting period.

Aggregate Monthly Blocking:

•	For each hour of the day, the monthly sums of the blocked and attempted calls from each trunk group are separately aggregated over all trunk groups within each assigned category.

•	The total blocked calls is divided by the total call attempts within a group to calculate an aggregate monthly blocking for each assigned group.

•	The result is an aggregate monthly average blocking value for each of the 24 hours by group.

•	The difference between the CLEC and BellSouth affecting trunk groups are also calculated for each hour.

Report Structure

•	CLEC Aggregate

•	BellSouth Aggregate

•	State

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

• Total Trunk Groups	• Total Trunk Groups

• Number of Trunk Groups by CLEC	• Aggregate Hourly Blocking Per Trunk Group

• Hourly Blocking Per Trunk Group	• Hourly Usage Per Trunk Group

• Hourly Usage Per Trunk Group	• Hourly Call Attempts Per Trunk Group

• Hourly Call Attempts Per Trunk Group

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• CLEC aggregate	• Any 2 hour period in 24 hours where CLEC blockage exceeds BellSouth blockage by more than 0.5% using trunk groups 1, 3, 4, 5, 10, 16 for CLECs and 9 for BellSouth
• BellSouth aggregate

SEEM Measure

SEEM Measure
Yes	Tier I
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• CLEC Aggregate	• Any 2 hour period in 24 hours where CLEC blockage exceeds BellSouth blockage by more than 0.5% using trunk groups 1,3,4,5,10,16 for CLECs and 9 for BellSouth
• BellSouth Aggregate

9-2	Issue Date: June 4, 2002

CCCS 494 of 530

Region Performance Metrics	TGP

TGP-2: Trunk Group Performance-CLEC Specific

Definition

The Trunk Group Performance report displays, over a reporting cycle, aggregate, average trunk group blocking data for each hour of each day of the reporting cycle, for both CLEC affecting and BellSouth affecting trunk groups.

Exclusions

•	Trunk Groups for which valid data is not available for an entire study period

•	Duplicate trunk group information

•	Trunk groups blocked due to CLEC network/equipment failure

•	Trunk groups blocked due to CLEC delayed or refused orders

•	Trunk groups blocked due to unanticipated significant increases in CLEC traffic

•	Final groups actually overflowing, not blocked

Business Rules

The purpose of the Trunk Group Performance Report is to provide trunk blocking measurements on CLEC and BellSouth trunk groups for comparison only. It is not the intent of the report that it be used for network management and/or engineering.

Monthly Average Blocking:

•	The reporting cycle includes both business and non-business days in a calendar month.

•	Monthly average blocking values are calculated for each trunk group for each of the 24 time consistent hours across a reporting cycle.

Aggregate Monthly Blocking:

•	Used to compare aggregate blocking across trunk groups which terminate traffic at CLEC points of presence versus BellSouth switches.

•	Aggregate monthly blocking data is calculated for each hour of the day across all trunk groups assigned to a category.

Trunk Categorization:

•	This report displays, over a reporting cycle, aggregate, average blocking data for each hour of a day. Therefore, for each reporting cycle, 24 blocking data points are generated for two aggregate groups of selected trunk groups. These groups are CLEC affecting and BellSouth affecting trunk groups. In order to assign trunk groups to each aggregate group, all trunk groups are first assigned to a category. A trunk group’s end points and the type of traffic that is transmitted on it define a category. Selected categories of trunk groups are assigned to the aggregate groups so that trunk reports can be generated. The categories to which trunk groups have been assigned for this report are as follows.

CLEC Affecting Categories:

	Point A	Point B
Category 1:	BellSouth End Office	BellSouth Access Tandem
Category 3:	BellSouth End Office	CLEC Switch
Category 4:	BellSouth Local Tandem	CLEC Switch
Category 5:	BellSouth Access Tandem	CLEC Switch
Category 10:	BellSouth End Office	BellSouth Local Tandem
Category 16:	BellSouth Tandem	BellSouth Tandem

BellSouth Affecting Categories:

	Point A	Point B
Category 9:	BellSouth End Office	BellSouth End Office

9-3	Issue Date: June 4, 2002

CCCS 495 of 530

Region Performance Metrics	TGP

Calculation

Monthly Average Blocking:

•	For each hour of the day, each day’s raw data are summed across all valid measurements days in a report cycle for blocked and attempted calls.

•	The sum of the blocked calls is divided by the total number of calls attempted in a reporting period.

Aggregate Monthly Blocking:

•	For each hour of the day, the monthly sums of the blocked and attempted calls from each trunk group are separately aggregated over all trunk groups within each assigned category.

•	The total blocked calls is divided by the total call attempts within a group to calculate an aggregate monthly blocking for each assigned group.

•	The result is an aggregate monthly average blocking value for each of the 24 hours by group.

•	The difference between the CLEC and BellSouth affecting trunk groups are also calculated for each hour.

Report Structure

•	CLEC Specific

•	State

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Report Month	• Report Month

• Total Trunk Groups	• Total Trunk Groups

• Number of Trunk Groups by CLEC	• Aggregate Hourly Blocking Per Trunk Group

• Hourly Blocking Per Trunk Group	• Hourly Usage Per Trunk Group

• Hourly Usage Per Trunk Group	• Hourly Call Attempts Per Trunk Group

• Hourly Call Attempts Per Trunk Group

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• CLEC Trunk Group	• Any 2 hour period in 24 hours where CLEC blockage exceeds BellSouth blockage by more than 0.5% using trunk groups 1, 3, 4, 5, 10, 16 for CLECs and 9 for BellSouth

SEEM Measure

SEEM Measure
Yes	Tier I	X
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• CLEC Trunk Group	• Any 2 hour period in 24 hours where CLEC blockage exceeds BellSouth blockage by more than 0.5% using trunk groups 1, 3, 4, 5, 10, 16 for CLECs and 9 for BellSouth
• BellSouth Trunk Group

9-4	Issue Date: June 4, 2002

CCCS 496 of 530

Region Performance Metrics	Change Management

Section 10: Collocation

C-1: Collocation Average Response Time

Definition

Measures the average time (counted in calendar days) from the receipt of a complete and accurate collocation application (including receipt of application fee if required) to the date BellSouth returns a response electronically or in writing. Within 10 calendar days after having received a bona fide application for physical collocation, BellSouth must respond as to whether space is available or not.

Exclusions

Any application canceled by the CLEC.

Business Rules

The clock starts on the date that BellSouth receives a complete and accurate collocation application accompanied by the appropriate application fee if required. The clock stops on the date that BellSouth returns a response. The clock will restart upon receipt of changes to the original application request.

Calculation

Response Time = (a - b)

•	a = Request Response Date

•	b = Request Submission Date

Average Response Time = (c / d)

•	c = Sum of all Response Times

•	d = Count of Responses Returned within Reporting Period

Report Structure

•	Individual CLEC (alias) Aggregate

•	Aggregate of all CLECs

Data Retained

•	Report Period

•	Aggregate Data

SQM Disaggregation - Analog/Benchmark

Level of Disaggregation	SQM Analog/Benchmark
• State	• Virtual - 20 Calendar Days

• Virtual-Initial	• Physical Caged - 30 Calendar Days

• Virtual-Augment	• Physical Cageless - 30 Calendar Days

• Physical Caged-Initial

• Physical Caged-Augment

• Physical-Cageless-Initial

• Physical Cageless-Augment

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

10-1	Issue Date: June 4, 2002

CCCS 497 of 530

Region Performance Metrics	Change Management

C-2: Collocation Average Arrangement Time

Definition

Measures the average time (counted in calendar days) from receipt of a complete and accurate Bona Fide firm order (including receipt of appropriate fee if required) to the date BellSouth completes the collocation arrangement and notifies the CLEC.

Exclusions

•	Any Bona Fide firm order canceled by the CLEC

•	Any Bona Fide firm order with a CLEC-negotiated interval longer than the benchmark interval

Business Rules

The clock starts on the date that BellSouth receives a complete and accurate Bone Fide firm order accompanied by the appropriate fee. The clock stops on the date that BellSouth completes the collocation arrangement and notifies the CLEC.

Calculation

Arrangement Time = (a - b)

•	a = Date Collocation Arrangement is Complete

•	b = Date Order for Collocation Arrangement Submitted

Average Arrangement Time = (c / d)

•	c = Sum of all Arrangement Times

•	d = Total Number of Collocation Arrangements Completed during Reporting Period

Report Structure

•	Individual CLEC (alias) Aggregate

•	Aggregate of all CLECs

Data Retained

•	Report Period

•	Aggregate Data

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• State	• Virtual - 50 Calendar Days (Ordinary)
• Virtual-Initial	• Virtual - 75 Calendar Days (Extraordinary)
• Virtual-Augment	• Physical Caged - 90 Calendar Days
• Physical Caged-Initial	• Physical Cageless - 60 Calendar Days (Ordinary)
• Physical Caged-Augment	• Physical Cageless - 90 Calendar Days (Extraordinary)
• Physical Cageless-Initial
• Physical Cageless-Augment
• Physical Cageless-Augment

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

10-2	Issue Date: June 4, 2002

CCCS 498 of 530

Region Performance Metrics	Change Management

C-3: Collocation Percent of Due Dates Missed

Definition

Measures the percent of missed due dates for both virtual and physical collocation arrangements.

Exclusions

Any Bona Fide firm order canceled by the CLEC.

Business Rules

Percent Due Dates Missed is the percent of total collocation arrangements which BellSouth is unable to complete by end of the BellSouth committed due date. The clock starts on the date that BellSouth receives a complete and accurate Bona Fide firm order accompanied by the appropriate fee if required. The arrangement is considered a missed due date if it is not completed on or before the committed due date.

Calculation

% of Due Dates Missed = (a / b) X 100

•	a = Number of Completed Orders that were not completed within BellSouth Committed Due Date during Reporting Period

•	b = Number of Orders Completed in Reporting Period

Report Structure

•	Individual CLEC (alias) Aggregate
•	Aggregate of all CLECs

Data Retained

•	Report Period

•	Aggregate Data

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• State	• >= 95% on time
• Virtual-Initial
• Virtual-Augment
• Physical Caged-Initial
• Physical Caged-Augment
• Physical Cageless-Initial
• Physical Cageless-Augment

SEEM Measure

SEEM Measure
Yes	Tier I	X
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• All Collocation Arrangements	• >= 95% on time

10-3	Issue Date: June 4, 2002

CCCS 499 of 530

Region Performance Metrics	Change Management

Section 11: Change Management

CM-1: Timeliness of Change Management Notices

Definition

Measures whether CLECs receive required software release notices on time to prepare for BellSouth interface/system changes so CLEC interfaces are not impaired by change.

Exclusions

•	Changes to release dates for reasons outside BellSouth control, such as the system software vendor changes. For example: a patch to fix a software problem.

•	Type 6 Change Requests (Defects/Expedites), as defined by the Change Control Process (CCP)

Business Rules

This metric is designed to measure the percent of change management notices sent to the CLECs according to notification standards and time frames set forth in the Change Control Process. The CCP is used by BellSouth and the CLECs to manage requested changes to the BellSouth Local Interfaces.

The clock starts on the notification date. The clock stops on the software release date. When project events occur (scope changes, analysis information, etc.), the software release date may change. A revised notification would be required and the clock would restart. Based on release constraints for defects/expedites, notification may be less than the agreed upon interval in the CCP for new features.

Calculation

Timeliness of Change Management Notices = (a / b) X 100

•	a = Total number of Change Management Notifications Sent Within Required Timeframes

•	b = Total Number of Change Management Notifications Sent

Report Structure

•	BellSouth Aggregate

Data Retained

•	Report Period

•	Notice Date

•	Release Date

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• 95% >= 30 Days of Release

SEEM Measure

SEEM Measure
Yes	Tier I
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Region	• 95% >= 30 Days of Release

11-5	Issue Date: June 4, 2002

CCCS 500 of 530

Region Performance Metrics	Change Management

CM-2: Change Management Notice Average Delay Days

Definition

Measures the average delay days for change management system release notices sent outside the time frame set forth in the Change Control Process.

Exclusions

•	Changes to release dates for reasons outside BellSouth control, such as the system software vendor changes. For example: a patch to fix a software problem

•	Type 6 Change Requests (Defects/Expedites), as defined by the Change Control Process

Business Rules

This metric is designed to measure the percent of change management notices sent to the CLECs according to notification standards and time frames set forth in the Change Control Process. The CCP is used by BellSouth and the CLECs to manage requested changes to the BellSouth Local Interfaces.

The clock starts on the notification due date. The clock stops on the software release date. When project events occur (scope changes, analysis information, etc.), the software release date may change. A revised notification would be required and the clock would restart. Based on release constraints for defects/expedites, notification may be less than the agreed upon interval in the CCP for new features.

Calculation

Change Management Notice Delay Days = (a - b)

•	a = Date Notice Sent

•	b = Date Notice Due

Change Management Notice Average Delay Days = (c / d)

•	c = Sum of all Change Management Notice Delay Days

•	d = Total Number of Notices Sent Late

Report Structure

•	BellSouth Aggregate

Data Retained

•	Report Period

•	Notice Date

•	Release Date

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• <= 8 Days

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

11-6	Issue Date: June 4, 2002

CCCS 501 of 530

Region Performance Metrices	Change Management

CM-3: Timeliness of Documents Associated with Change

Definition

Measures whether CLECs received requirements or business rule documentation on time to prepare for BellSouth interface/system changes so CLEC interfaces are not impaired by change.

Exclusions

•	Documentation for release dates that slip less than 30 days for reasons outside BellSouth control, such as changes due to Regulatory mandate or CLEC request

•	Type 6 Change Requests (Defects/Expedites), as defined by the Change Control Process

Business Rules

This metric is designed to measure the percent of requirements or business rule documentation sent to the CLECs according to documentation standards and timeframes set forth in the Change Control Process. The CCP is used by BellSouth and the CLECs to manage requested changes to the BellSouth Local Interfaces.

The clock starts on the business rule documentation release date. The clock stops on the software release date. When project events occur (scope changes, analysis information, etc.), the software release date may change. Revisions to documentation could be required and the clock would restart.

Calculation

Timeliness of Documents Associated with Change = (a / b) X 100

•	a = Change Management Documentation Sent Within Required Timeframes after Notices

•	b = Total Number of Change Management Documentation Sent

Report Structure

•	BellSouth Aggregate

Data Retained

•	Report Period

•	Notice Date

•	Release Date

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• 95% >= 30 days if new features coding is required
• 95% >= 5 days for documentation defects, corrections or clarifications

SEEM Measure

SEEM Measure
Yes	Tier I
	Tier II	X

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Region	• 95% >= 30 days of the change

11-7	Issue Date: June 4, 2002

CCCS 502 of 530

Region Performance Metrics	Change Management

CM-4: Change Management Documentation Average Delay Days

Definition

Measures the average delay days for requirements or business rule documentation sent outside the time frames set forth in the Change Control Process.

Exclusions

•	Documentation for release dates that slip less than 30 days for reasons outside BellSouth control, such as changes due to Regulatory mandate or CLEC request

•	Type 6 Change Requests (Defects/Expedites), as defined by the Change Control Process

Business Rules

This metric is designed to measure the percent of requirements or business rule documentation sent to the CLECs according to documentation standards and time frames set forth in the Change Control Process. The CCP is used by BellSouth and the CLECs to manage requested changes to the BellSouth Local Interfaces.

The clock starts on the business rule documentation release date. The clock stops on the software release date. When project events occur (scope changes, analysis information, etc.), the software release date may change. Revisions to documentation could be required and the clock would restart.

Calculation

Change Management Documentation Delay Days = (a - b)

•	a = Date Documentation Provided

•	b = Date Documentation Due

Change Management Documentation Average Delay Days = (c / d)

•	c = Sum of all CM Documentation Delay Days

•	d = Total Change Management Documents Sent

Report Structure

•	BellSouth Aggregate

Data Retained

•	Report Period

•	Notice Date

•	Release Date

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• <= 8 Days

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

11-8	Issue Date: June 4, 2002

CCCS 503 of 530

Region Performance Metrics	Change Management

CM-5: Notification of CLEC Interface Outages

Definition

Measures the time it takes BellSouth to notify the CLEC of an outage of an interface.

Exclusions

None

Business Rules

This measure is designed to notify the CLEC of interface outages within 15 minutes of BellSouth’s verification that an outage has taken place. This metric will be expressed as a percentage.

Calculation

Notification of CLEC Interface Outages = (a / b) X 100

•	a = Number of Interface Outages where CLECS are notified within 15 minutes

•	b = Total Number of Interface Outages

Report Structure

•	CLEC Aggregate

Data Retained

Relating to CLEC Experience	Relating to BellSouth Performance
• Number of Interface Outages • Number of Notifications <= 15 minutes	• Not Applicable

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• By interface type for all interfaces accessed by CLECs	• 97% in 15 Minutes

Interface	Applicable to
EDI	CLEC
CSOTS	CLEC
LENS	CLEC
TAG	CLEC
ECTA	CLEC
TAFI	CLEC/BellSouth

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

11-9	Issue Date: June 4, 2002

CCCS 504 of 530

Region Performance Metrics	BFR

Section 12: Bona Fide / New Business Request Process

BFR-1: Percentage of BFR/NBR Requests Processed Within 30 Business Days

Definition

Percentage of Bona Fide/New Business Requests processed within 30 business days for the development and purchases of network elements not currently offered.

Exclusions

• Any application cancelled by the CLEC

Business Rules

The clock starts when BellSouth receives a complete and accurate application. The clock stops when BellSouth completes application processing for Network Elements that are not operational at the time of the request.

Calculation

Percentage of BFR/NBR Requests Processed Within 30 Business Days = (a / b) X 100

•	a = Count of number of requests processed within 30 days

•	b = Total number of requests

Report Structure

•	Individual CLEC (alias) Aggregate

•	Aggregate of all CLECs

Data Retained

•	Report Period

•	Aggregate Data

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• 90% <= 30 business days

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

12-1	Issue Date: June 4, 2002

CCCS 505 of 530

Region Performance Metrics	BFR

BFR-2: Percentage of Quotes Provided for Authorized BFR/NBR Requests Processed Within X (10/30/60) Business Days

Definition

Percentage of quotes provided in response to Bona Fide/New Business Requests within X (10/30/60) business days for network elements not currently offered.

Exclusions

•	Requests that are subject to pending arbitration

Business Rules

The clock starts when BellSouth receives a complete and accurate application. The clock stops when BellSouth responds back to the application with a price quote.

Calculation

Percentage of Quotes Provided for Authorized BFR/NBR Requests Processed Within X (10/30/60) Business Days = (a / b) X 100

•	a = Count of number of requests processed within “X” days

•	b = Total number of requests where “X” = 10, 30, or 60 days

Report Structure

•	New Network Elements that are operational at the time of the request

•	New Network Elements that are ordered by the FCC

•	New Network Elements that are not operational at the time of the request

Data Retained

•	Report Period

•	Aggregate Data

SQM Disaggregation - Analog/Benchmark

SQM Level of Disaggregation	SQM Analog/Benchmark
• Region	• 90% <= 10/30/60 business days
• Network Elements that are operational at the time of the request – 10 days
• Network Elements that are Ordered by the FCC – 30 days
• New Network Elements – 90 days

SEEM Measure

SEEM Measure
No	Tier I
Tier II

SEEM Disaggregation - Analog/Benchmark

SEEM Disaggregation	SEEM Analog/Benchmark
• Not Applicable	• Not Applicable

12-2	Issue Date: June 4, 2002

CCCS 506 of 530

Region Performance Metrics	Reporting Scope

Appendix A: Reporting Scope

A-1: Standard Service Groupings

See individual reports in the body of the SQM.

A-2: Standard Service Order Activities

These are the generic BellSouth/CLEC service order activities which are included in the Pre-Ordering, Ordering, and Provisioning sections of this document. It is not meant to indicate specific reporting categories.

Service Order Activity Types

•	Service Migrations Without Changes

•	Service Migrations With Changes

•	Move and Change Activities

•	Service Disconnects (Unless noted otherwise)

•	New Service Installations

Pre-Ordering Query Types

•	Address

•	Telephone Number

•	Appointment Scheduling

•	Customer Service Record

•	Feature Availability

•	Service Inquiry

Maintenance Query Types:

TAFI - TAFI queries the systems below

•	CRIS

•	March

•	Predictor

•	LMOS

•	DLR

•	DLETHL

•	LMOSupd

•	LNP

•	NIW

•	OSPCM

•	SOCS

Report Levels

•	CLEC RESH

•	CLEC State

•	CLEC Region

•	Aggregate CLEC State

•	Aggregate CLEC Region

•	BellSouth State

•	BellSouth Region

A-1	Issue Date: June 4, 2002

CCCS 507 of 530

Region Performance Metrics	Glossary

Appendix B: Glossary of Acronyms and Terms

Symbols used in calculations

S

A mathematical symbol representing the sum of a series of values following the symbol.

-

A mathematical operator representing subtraction.

+

A mathematical operator representing addition.

/

A mathematical operator representing division.

<

A mathematical symbol that indicates the metric on the left of the symbol is less than the metric on the right.

<=

A mathematical symbol that indicates the metric on the left of the symbol is less than or equal to the metric on the right.

>

A mathematical symbol that indicates the metric on the left of the symbol is greater than the metric on the right.

>=

A mathematical symbol that indicates the metric on the left of the symbol is greater than or equal to the metric on the right.

(  )

Parentheses, used to group mathematical operations which are completed before operations outside the parentheses.

A

ACD

Automatic Call Distributor - A service that provides status monitoring of agents in a call center and routes high volume incoming telephone calls to available agents while collecting management information on both callers and attendants.

Aggregate

Sum total of all items in like category, e.g. CLEC aggregate equals the sum total of all CLECs’ data for a given reporting level.

ALEC

Alternative Local Exchange Company = FL CLEC

ADSL

Asymmetrical Digital Subscriber Line

ASR

Access Service Request - A request for access service terminating delivery of carrier traffic into a Local Exchange Carrier’s network.

ATLAS

Application for Telephone Number Load Administration System - The BellSouth Operations System used to administer the pool of available telephone numbers and to reserve selected numbers from the pool for use on pending service requests/service orders.

ATLASTN

ATLAS software contract for Telephone Number.

B-1	Issue Date: June 4, 2002

CCCS 508 of 530

Region Performance Metrics	Glossary

Auto Clarification

The number of LSRs that were electronically rejected from LESOG and electronically returned to the CLEC for correction.

B

BFR:

Bona Fide Request

BILLING

The process and functions by which billing data is collected and by which account information is processed in order to render accurate and timely billing.

BOCRIS

Business Office Customer Record Information System (Front-end to the CRIS database.)

BRI

Basic Rate ISDN

BRC

Business Repair Center – The BellSouth Business Systems trouble receipt center which serves business and CLEC customers.

BellSouth

BellSouth Telecommunications, Inc.

C

CABS

Carrier Access Billing System

CCC

Coordinated Customer Conversions

CCP

Change Control Process

Centrex

A business telephone service, offered by local exchange carriers, which is similar to a Private Branch Exchange (PBX) but the switching equipment is located in the telephone company Central Office (CO).

CKTID

A unique identifier for elements combined in a service configuration

CLEC

Competitive Local Exchange Carrier

CLP

Competitive Local Provider = NC CLEC

CM

Change Management

CMDS

Centralized Message Distribution System - Telcordia administered national system used to transfer specially formatted messages among companies.

COFFI

Central Office Feature File Interface - Provides information about USOCs and class of service. COFFI is a part of DOE/ SONGS. It indicates all services available to a customer.

B-2	Issue Date: June 4, 2002

CCCS 509 of 530

Region Performance Metrics	Glossary

COG

Corporate Gateway - Telcordia product designed for the electronic submission of xDSL Local Service Requests.

CRIS

Customer Record Information System - The BellSouth proprietary corporate database and billing system for non-access customers and services.

CRSACCTS

CRIS software contract for CSR information

CRSG

Complex Resale Support Group

C-SOTS

CLEC Service Order Tracking System

CSR

Customer Service Record

CTTG

Common Transport Trunk Group - Final trunk groups between BellSouth & Independent end offices and the BellSouth access tandems.

CWINS Center

Customer Wholesale Interconnection Network Services Center (formerly the UNE Center).

D

DA

Directory Assistance

Design

Design Service is defined as any Special or Plain Old Telephone Service Order which requires BellSouth Design Engineering Activities.

Disposition & Cause

Types of trouble conditions, e.g. No Trouble Found, Central Office Equipment, Customer Premises Equipment, etc.

DLETH

Display Lengthy Trouble History - A history report that gives all activity on a line record for trouble reports in LMOS.

DLR

Detail Line Record - All the basic information maintained on a line record in LMOS, e.g. name, address, facilities, features etc.

DS-0

The worldwide standard speed for one digital voice signal (64000 bps).

DS-1

24 DS-0s (1.544Mb/sec., i.e. carrier systems)

DOE

Direct Order Entry System - An internal BellSouth service order entry system used by BellSouth Service Representatives to input business service orders in BellSouth format.

DOM

Delivery Order Manager - Telcordia product designed for the electronic submission of xDSL Local Service Requests.

B-3	Issue Date: June 4, 2002

CCCS 510 of 530

Region Performance Metrics	Glossary

DSAP

DOE (Direct Order Entry) Support Application - The BellSouth Operations System which assists a Service Representative or similar carrier agent in negotiating service provisioning commitments for non-designed services and Unbundled Network Elements.

DSAPDDI

DSAP software contract for schedule information.

DSL

Digital Subscriber Line

DUI

Database Update Information

E

E911

Provides callers access to the applicable emergency services bureau by dialing a 3-digit universal telephone number.

EDI

Electronic Data Interchange - The computer-to-computer exchange of inter and/or intra-company business documents in a public standard format.

ESSX

BellSouth Centrex Service

F

Fatal Reject

LSRs electronically rejected from LEO, which checks to see of the LSR has all the required fields correctly populated.

Flow-Through

In the context of this document, LSRs submitted electronically via the CLEC mechanized ordering process that flow through to the BellSouth OSS without manual or human intervention.

FOC

Firm Order Confirmation - A notification returned to the CLEC confirming that the LSR has been received and accepted, including the specified commitment date.

FX

Foreign Exchange

G H

HAL

“Hands Off” Assignment Logic - Front end access and error resolution logic used in interfacing BellSouth Operations Systems such as ATLAS, BOCRIS, LMOS, PSIMS, RSAG and SOCS.

HALCRIS

HAL software contract for CSR information

HDSL

High Density Subscriber Loop/Line

B-4	Issue Date: June 4, 2002

CCCS 511 of 530

Region Performance Metrics	Glossary

ILEC

Incumbent Local Exchange Company

INP

Interim Number Portability

ISDN

Integrated Services Digital Network

IPC

Interconnection Purchasing Center

L

LAN

Local Area Network

LAUTO

The automatic processor in the LNP Gateway that validates LSRs and issues service orders.

LCSC

Local Carrier Service Center - The BellSouth center which is dedicated to handling CLEC LSRs, ASRs, and Pre-ordering transactions along with associated expedite requests and escalations.

Legacy System

Term used to refer to BellSouth Operations Support Systems (see OSS)

LENS

Local Exchange Negotiation System - The BellSouth LAN/web server/OS application developed to provide both preordering and ordering electronic interface functions for CLECs.

LEO

Local Exchange Ordering - A BellSouth system which accepts the output of EDI, applies edit and formatting checks, and reformats the Local Service Requests in BellSouth Service Order format.

LERG

Local Exchange Routing Guide

LESOG

Local Exchange Service Order Generator - A BellSouth system which accepts the service order output of LEO and enters the Service Order into the Service Order Control System using terminal emulation technology.

LFACS

Loop Facilities Assessment and Control System

LIDB

Line Information Database

LISC

Local Interconnection Service Center - The center that issues trunk orders.

LMOS

Loop Maintenance Operations System - A BellSouth Operations System that stores the assignment and selected account information for use by downstream OSS and BellSouth personnel during provisioning and maintenance activities.

LMOS HOST

LMOS host computer

B-5	Issue Date: June 4, 2002

CCCS 512 of 530

Region Performance Metrics	Glossary

LMOSupd

LMOS updates

LMU

Loop Make-up

LMUS

Loop Make-up Service Inquiry

LNP

Local Number Portability - In the context of this document, the capability for a subscriber to retain his current telephone number as he transfers to a different local service provider.

Loops

Transmission paths from the central office to the customer premises.

LRN

Location Routing Number

LSR

Local Service Request – A request for local resale service or unbundled network elements from a CLEC.

M

Maintenance & Repair

The process and function by which trouble reports are passed to BellSouth and by which the related service problems are resolved.

MARCH

BellSouth Operations System which accepts service orders, interprets the coding contained in the service order image, and constructs the specific switching system Recent Change command messages for input into end office switches.

N

NBR

New Business Request

NC

“No Circuits” - All circuits busy announcement.

NIW

Network Information Warehouse

NMLI

Native Mode LAN Interconnection

NPA

Numbering Plan Area

NXX

The “exchange” portion of a telephone number.

O

OASIS

Obtain Availability Services Information System - A BellSouth front-end processor, which acts as an interface between COFFI and RNS. This system takes the USOCs in COFFI and translates them to English for display in RNS.

B-6	Issue Date: June 4, 2002

CCCS 513 of 530

Region Performance Metrics	Glossary

OASISBSN

OASIS software contract for feature/service

OASISCAR

OASIS software contract for feature/service

OASISLPC

OASIS software contract for feature/service

OASISMTN

OASIS software contract for feature/service

OASISNET

OASIS software contract for feature/service

OASISOCP

OASIS software contract for feature/service

ORDERING

The process and functions by which resale services or unbundled network elements are ordered from BellSouth as well as the process by which an LSR or ASR is placed with BellSouth.

OSPCM

Outside Plant Contract Management System - Provides Scheduling Information.

OSS

Operations Support System - A support system or database which is used to mechanize the flow or performance of work. The term is used to refer to the overall system consisting of hardware complex, computer operating system(s), and application which is used to provide the support functions.

Out Of Service

Customer has no dial tone and cannot call out.

P

PMAP

Performance Measurement Analysis Platform

PMQAP

Performance Measurement Quality Assurance Plan

PON

Purchase Order Number

POTS

Plain Old Telephone Service

PREDICTOR

The BellSouth Operations system which is used to administer proactive maintenance and rehabilitation activities on outside plant facilities, provide access to selected work groups (e.g. RRC & BRC) to Mechanized Loop Testing and switching system I/O ports, and provide certain information regarding the attributes and capabilities of outside plant facilities.

Preordering

The process and functions by which vital information is obtained, verified, or validated prior to placing a service request.

PRI

Primary Rate ISDN

B-7	Issue Date: June 4, 2002

CCCS 514 of 530

Region Performance Metrics	Glossary

Provisioning

The process and functions by which necessary work is performed to activate a service requested via an LSR or ASR and to initiate the proper billing and accounting functions.

PSIMS

Product/Service Inventory Management System - A BellSouth database Operations System which contains availability information on switching system features and capabilities and on BellSouth service availability. This database is used to verify the availability of a feature or service in an NXX prior to making a commitment to the customer.

PSIMSORB

PSIMS software contract for feature/service.

Q R

RNS

Regional Negotiation System - An internal BellSouth service order entry system used by BellSouth Consumer Services to input service orders in BellSouth format.

ROS

Regional Ordering System

RRC

Residence Repair Center - The BellSouth Consumer Services trouble receipt center which serves residential customers.

RSAG

Regional Street Address Guide - The BellSouth database, which contains street addresses validated to be accurate with state and local governments.

RSAGADDR

RSAG software contract for address search.

RSAGTN

RSAG software contract for telephone number search.

S

SAC

Service Advocacy Center

SEEM

Self Effectuating Enforcement Mechanism

SOCS

Service Order Control System - The BellSouth Operations System which routes service order images among BellSouth drop points and BellSouth Operations Systems during the service provisioning process.

SOG

Service Order Generator - Telcordia product designed to generate a service order for xDSL.

SOIR

Service Order Interface Record - any change effecting activity to a customer account by service order that impacts 911/E911

SONGS

Service Order Negotiation and Generation System.

B-8	Issue Date: June 4, 2002

CCCS 515 of 530

Region Performance Metrics	Glossary

T

TAFI

Trouble Analysis Facilitation Interface—The BellSouth Operations System that supports trouble receipt center personnel in taking and handling customer trouble reports.

TAG

Telecommunications Access Gateway – TAG was designed to provide an electronic interface, or machine-to-machine interface for the bi-directional flow of information between BellSouth’s OSSs and participating CLECs.

TN

Telephone Number

Total Manual Fallout

The number of LSRs which are entered electronically but require manual entering into a service order generator.

U V

UNE

Unbundled Network Element

UCL

Unbundled Copper Link

USOC

Universal Service Order Code

W X Y Z

WATS

Wide Area Telephone Service

WFA

Work Force Administration

WMC

Work Management Center

WTN

Working Telephone Number.

B-9	Issue Date: June 4, 2002

CCCS 516 of 530

Region Performance Metrics	Audit Policy

Appendix C: Appendix C: BellSouth Audit Policy

BellSouth currently provides many CLECs with certain audit rights as a part of their individual interconnection agreements. However, it is not reasonable for BellSouth to undergo an audit of the SQM for every CLEC with which it has a contract. BellSouth has developed a proposed Audit Plan for use by the parties to an audit. If requested by a Public Service Commission or by a CLEC exercising contractual audit rights, BellSouth will agree to undergo a comprehensive audit of the aggregate level reports for both BellSouth and the CLEC(s) each of the next five (5) years (2001-2005) to be conducted by an independent third party. The results of that audit will be made available to all the parties subject to proper safeguards to protect proprietary information. This aggregate level audit includes the following specifications:

1.	The cost shall be borne 50% by BellSouth and 50% by the CLEC or CLECs.

2.	The independent third party auditor shall be selected with input from BellSouth, the PSC, if applicable, and the CLEC(s).

3.	BellSouth, the PSC and the CLEC(s) shall jointly determine the scope of the audit.

BellSouth reserves the right to make changes to this audit policy as growth and changes in the industry dictate.

C-1	Issue Date: June 4, 2002

CCCS 517 of 530

Attachment 10

Attachment 10

BellSouth Disaster Recovery Plan

CCCS 518 of 530

Attachment 10

1.0 PURPOSE

In the unlikely event of a disaster occurring that affects BellSouth’s long-term ability to deliver traffic to a Competitive Local Exchange Carrier (CLEC), general procedures have been developed by BellSouth to hasten the recovery process in accordance with the Telecommunications Service Priority (TSP) Program established by the Federal Communications Commission to identify and prioritize telecommunications services that support national security or emergency preparedness (NS/EP) missions. Since each location is different and could be affected by an assortment of potential problems, a detailed recovery plan is impractical. However, in the process of reviewing recovery activities for specific locations, some basic procedures emerge that appear to be common in most cases.

These general procedures should apply to any disaster that affects the delivery of traffic for an extended time period. Each CLEC will be given the same consideration during an outage, and service will be restored as quickly as possible.

This document will cover the basic recovery procedures that would apply to every CLEC.

2.0 SINGLE POINT OF CONTACT

When a problem is experienced, regardless of the severity, the BellSouth Network Management Center (NMC) will observe traffic anomalies and begin monitoring the situation. Controls will be appropriately applied to insure the sanity of BellSouth’s network; and, in the event that a switch or facility node is lost, the NMC will attempt to circumvent the failure using available reroutes.

BellSouth’s NMC will remain in control of the restoration efforts until the problem has been identified as being a long-term outage. At that time, the NMC will contact BellSouth’s Emergency Control Center (ECC) and relinquish control of the recovery efforts. Even though the ECC may take charge of the situation, the NMC will continue to monitor the circumstances and restore traffic as soon as damaged network elements are revitalized.

The telephone number for the BellSouth Network Management Center in Atlanta, as published in Telcordia’s National Network Management Directory, is 404-321-2516.

3.0 IDENTIFYING THE PROBLEM

During the early stages of problem detection, the NMC will be able to tell which CLECs are affected by the catastrophe. Further analysis and/or first hand observation will determine if the disaster has affected CLEC equipment only, BellSouth equipment only or a combination. The initial restoration activity will be largely determined by the equipment that is affected.

Once the nature of the disaster is determined and after verifying the cause of the problem, the NMC will initiate reroutes and/or transfers that are jointly agreed upon by the affected CLECs’ Network Management Center and the BellSouth NMC. The type and percentage of controls used will depend upon available network capacity. Controls necessary to stabilize the situation will be invoked and the NMC will attempt to re-establish as much traffic as possible.

CCCS 519 of 530

Attachment 10

For long-term outages, recovery efforts will be coordinated by the Emergency Control Center (ECC). Traffic controls will continue to be applied by the NMC until facilities are re-established. As equipment is made available for service, the ECC will instruct the NMC to begin removing the controls and allow traffic to resume.

3.1 SITE CONTROL

In the total loss of building use scenario, what likely exists will be a smoking pile of rubble. This rubble will contain many components that could be dangerous. It could also contain any personnel on the premises at the time of the disaster. For these reasons, the local fire marshal with the assistance of the police will control the site until the building is no longer a threat to surrounding properties and the companies have secured the site from the general public.

During this time, the majority owner of the building should be arranging for a demolition contractor to mobilize to the site with the primary objective of reaching the cable entrance facility for a damage assessment. The results of this assessment would then dictate immediate plans for restoration, both short term and permanent.

In a less catastrophic event, i.e., the building is still standing and the cable entrance facility is usable, the situation is more complex. The site will initially be controlled by local authorities until the threat to adjacent property has diminished. Once the site is returned to the control of the companies, the following events should occur.

An initial assessment of the main building infrastructure systems (mechanical, electrical, fire and life safety, elevators, and others) will establish building needs. Once these needs are determined, the majority owner should lead the building restoration efforts. There may be situations where the site will not be totally restored within the confines of the building. The companies must individually determine their needs and jointly assess the cost of permanent restoration to determine the overall plan of action.

Multiple restoration trailers from each company will result in the need for designated space and installation order. This layout and control is required to maximize the amount of restoration equipment that can be placed at the site, and the priority of placements.

Care must be taken in this planning to ensure other restoration efforts have logistical access to the building. Major components of telephone and building equipment will need to be removed and replaced. A priority for this equipment must also be jointly established to facilitate overall site restoration. (Example: If the AC switchgear has sustained damage, this would be of the highest priority in order to regain power, lighting, and HVAC throughout the building.)

If the site will not accommodate the required restoration equipment, the companies would then need to quickly arrange with local authorities for street closures, rights of way or other possible options available.

CCCS 520 of 530

Attachment 10

3.2 ENVIRONMENTAL CONCERNS

In the worse case scenario, many environmental concerns must be addressed. Along with the police and fire marshal, the state environmental protection department will be on site to monitor the situation.

Items to be concerned with in a large central office building could include:

1. Emergency engine fuel supply. Damage to the standby equipment and the fuel handling equipment could have created “spill” conditions that have to be handled within state and federal regulations.

2. Asbestos-containing materials that may be spread throughout the wreckage.

Asbestos could be in many components of building, electrical, mechanical, outside plant distribution, and telephone systems.

3. Lead and acid. These materials could be present in potentially large quantities depending upon the extent of damage to the power room.

4. Mercury and other regulated compounds resident in telephone equipment.

5. Other compounds produced by the fire or heat.

Once a total loss event occurs at a large site, local authorities will control immediate clean up (water placed on the wreckage by the fire department) and site access.

At some point, the companies will become involved with local authorities in the overall planning associated with site clean up and restoration. Depending on the clean up approach taken, delays in the restoration of several hours to several days may occur.

In a less severe disaster, items listed above are more defined and can be addressed individually depending on the damage.

In each case, the majority owner should coordinate building and environmental restoration as well as maintain proper planning and site control.

4.0 THE EMERGENCY CONTROL CENTER (ECC)

The ECC is located in the Colonnade Building in Birmingham, Alabama. During an emergency, the ECC staff will convene a group of pre-selected experts to inventory the damage and initiate corrective actions. These experts have regional access to BellSouth’s personnel and equipment and will assume control of the restoration activity anywhere in the nine-state area.

In the past, the ECC has been involved with restoration activities resulting from hurricanes, ice storms and floods. They have demonstrated their capabilities during these calamities as well as

CCCS 521 of 530

Attachment 10

during outages caused by human error or equipment failures. This group has an excellent record of restoring service as quickly as possible.

During a major disaster, the ECC may move emergency equipment to the affected location, direct recovery efforts of local personnel and coordinate service restoration activities with the CLECs. The ECC will attempt to restore service as quickly as possible using whatever means is available, leaving permanent solutions, such as the replacement of damaged buildings or equipment, for local personnel to administer.

Part of the ECC’s responsibility, after temporary equipment is in place, is to support the NMC efforts to return service to the CLECs. Once service has been restored, the ECC will return control of the network to normal operational organizations. Any long-term changes required after service is restored will be made in an orderly fashion and will be conducted as normal activity.

5.0 RECOVERY PROCEDURES

The nature and severity of any disaster will influence the recovery procedures. One crucial factor in determining how BellSouth will proceed with restoration is whether or not BellSouth’s equipment is incapacitated. Regardless of whose equipment is out of service, BellSouth will move as quickly as possible to aid with service recovery; however, the approach that will be taken may differ depending upon the location of the problem.

5.1 CLEC OUTAGE

For a problem limited to one CLEC (or a building with multiple CLECs), BellSouth has several options available for restoring service quickly. For those CLECs that have agreements with other CLECs, BellSouth can immediately start directing traffic to a provisional CLEC for completion. This alternative is dependent upon BellSouth having concurrence from the affected CLECs.

Whether or not the affected CLECs have requested a traffic transfer to another CLEC will not impact BellSouth’s resolve to re-establish traffic to the original destination as quickly as possible.

5.2 BELLSOUTH OUTAGE

Because BellSouth’s equipment has varying degrees of impact on the service provided to the CLECs, restoring service from damaged BellSouth equipment is different. The outage will probably impact a number of Carriers simultaneously. However, the ECC will be able to initiate immediate actions to correct the problem.

A disaster involving any of BellSouth’s equipment locations could impact the CLECs, some more than others. A disaster at a Central Office (CO) would only impact the delivery of traffic to and from that one location, but the incident could affect many Carriers. If the Central Office is a Serving Wire Center (SWC), then traffic from the entire area to those Carriers served from that switch would also be impacted. If the switch functions as an Access Tandem, or there is a tandem in the building, traffic from every CO to every CLEC could be interrupted. A disaster that destroys a facility hub could disrupt various traffic flows, even though the switching equipment may be unaffected.

The NMC would be the first group to observe a problem involving BellSouth’s equipment. Shortly after a disaster, the NMC will begin applying controls and finding re-routes for the

CCCS 522 of 530

Attachment 10

completion of as much traffic as possible. These reroutes may involve delivering traffic to alternate Carriers upon receiving approval from the CLECs involved. In some cases, changes in translations will be required. If the outage is caused by the destruction of equipment, then the ECC will assume control of the restoration.

5.2.1 Loss of a Central Office

When BellSouth loses a Central Office, the ECC will

a) Place specialists and emergency equipment on notice;

b) Inventory the damage to determine what equipment and/or functions are lost;

c) Move containerized emergency equipment and facility equipment to the stricken area, if necessary;

d) Begin reconnecting service for Hospitals, Police and other emergency agencies; and

e) Begin restoring service to CLECs and other customers.

5.2.2 Loss of a Central Office with Serving Wire Center Functions

The loss of a Central Office that also serves as a Serving Wire Center (SWC) will be restored as described in Section 5.2.1.

5.2.3 Loss of a Central Office with Tandem Functions

When BellSouth loses a Central Office building that serves as an Access Tandem and as a SWC, the ECC will

a) Place specialists and emergency equipment on notice;

b) Inventory the damage to determine what equipment and/or functions are lost;

c) Move containerized emergency equipment and facility equipment to the stricken area, if necessary;

d) Begin reconnecting service for Hospitals, Police and other emergency agencies or end users served by BellSouth or ITC^DeltaCom in accordance with the TSP priority restoration coding scheme entered in the BellSouth Maintenance database immediately prior to the emergency;

e) Re-direct as much traffic as possible to the alternate access tandem (if available) for delivery to those CLECs utilizing a different location as a SWC;

f) Begin aggregating traffic to a location near the damaged building. From this location, begin re-establishing trunk groups to the CLECs for the delivery of traffic normally found on the direct trunk groups. (This aggregation point may be the alternate access tandem location or another CO on a primary facility route.)

g) Begin restoring service to CLECs and other customers.

CCCS 523 of 530

Attachment 10

5.2.4 Loss of a Facility Hub

In the event that BellSouth loses a facility hub, the recovery process is much the same as above. Once the NMC has observed the problem and administered the appropriate controls, the ECC will assume authority for the repairs. The recovery effort will include

a) Placing specialists and emergency equipment on notice;

b) Inventorying the damage to determine what equipment and/or functions are lost;

c) Moving containerized emergency equipment to the stricken area, if necessary;

d) Reconnecting service for Hospitals, Police and other emergency agencies or end users served by BellSouth or ITD^DeltaCom in accordance with the TSP priority restoration coding scheme entered in the BellSouth Maintenance database immediately prior to the emergency; and,

e) Restoring service to CLECs and other customers. If necessary, BellSouth will aggregate the traffic at another location and build temporary facilities. This alternative would be viable for a location that is destroyed and building repairs are required.

5.3 COMBINED OUTAGE (CLEC AND BELLSOUTH EQUIPMENT)

In some instances, a disaster may impact BellSouth’s equipment as well as the CLECs’. This situation will be handled in much the same way as described in Section 5.2.3. Since BellSouth and the CLECs will be utilizing temporary equipment, close coordination will be required.

6.0 T1 IDENTIFICATION PROCEDURES

During the restoration of service after a disaster, BellSouth may be forced to aggregate traffic for delivery to a CLEC. During this process, T1 traffic may be consolidated onto DS3s and may become unidentifiable to the Carrier. Because resources will be limited, BellSouth may be forced to “package” this traffic entirely differently than normally received by the CLECs. Therefore, a method for identifying the T1 traffic on the DS3s and providing the information to the Carriers is required.

CCCS 524 of 530

Attachment 10

7.0 ACRONYMS

CO	-	Central Office (BellSouth)

DS3	-	Facility that carries 28 T1s (672 circuits)

ECC	-	Emergency Control Center (BellSouth)

CLEC	-	Competitive Local Exchange Carrier

NMC	-	Network Management Center

SWC	-	Serving Wire Center (BellSouth switch)

T1	-	Facility that carries 24 circuits

CCCS 525 of 530

Attachment 10

Hurricane Information

During a hurricane, BellSouth will make every effort to keep CLECs updated on the status of our network. Information centers will be set up throughout BellSouth Telecommunications. These centers are not intended to be used for escalations, but rather to keep the CLEC informed of network related issues, area damages and dispatch conditions, etc.

Hurricane-related information can also be found on line at http://www.interconnection.bellsouth.com/network/disaster/dis_resp.htm. Information concerning Mechanized Disaster Reports can also be found at this website by clicking on CURRENT MDR REPORTS or by going directly to http://www.interconnection.bellsouth.com/network/disaster/mdrs.htm.

BST Disaster Management Plan

BellSouth maintenance centers have geographical and redundant communication capabilities. In the event of a disaster removing any maintenance center from service another geographical center would assume maintenance responsibilities. The contact numbers will not change and the transfer will be transparent to the CLEC.

CCCS 526 of 530

Attachment 11

Attachment 11

Bona Fide Request and New Business Requests Process

CCCS 527 of 530

Attachment 11

BONA FIDE REQUEST AND NEW BUSINESS REQUESTS PROCESS

1.0	The Parties agree that ITC^DeltaCom is entitled to order any Network Element, Interconnection option, service option or Resale Service required to be made available by the Communications Act of 1934, as modified by the Telecommunications Act of 1996 (the “Act”), FCC requirements or State Commission requirements. ITC^DeltaCom also shall be permitted to request the development of new or revised facilities or service options which are not required by the Act. Procedures applicable to requesting the addition of such facilities or service options are specified in this Attachment 11.

2.0	Bona Fide Requests (“BFR”) are to be used when ITC^DeltaCom makes a request of BellSouth to provide a new or modified network element, interconnection option, or other service option pursuant to the Act that was not previously included in the Agreement. New Business Requests (“NBRs”) are to be used when ITC^DeltaCom makes a request of BellSouth to provide a new or custom capability or function to meet ITC^DeltaCom’s business needs that was not previously included in the Agreement.

3.0	A BFR or a NBR shall be submitted in writing by ITC^DeltaCom and shall specifically identify the required service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. Such a request also shall include a ITC^DeltaCom’s designation of the request as being (i) pursuant to the Telecommunications Act of 1996 (i.e. a “BFR”) or (ii) pursuant to the needs of the business (i.e. a “NBR”). The request shall be sent to ITC^DeltaCom’s Local Contract Manager.

4.0	Within thirty (30) business days of its receipt of a BFR or NBR from ITC^DeltaCom, BellSouth shall respond to ITC^DeltaCom by providing a preliminary analysis of such Interconnection, Network Element, or other facility or service option that is the subject of the BFR or NBR. The preliminary analysis shall confirm that BellSouth will either offer access to the Interconnection, Network Element, or other facility or service option, or provide an explanation of why it is not technically feasible and/or why the request does not qualify as an Interconnection or Network Element or is otherwise not required to be provided under the Act. However, if the preliminary analysis is determined to be of such complexity that it causes BellSouth to expend inordinate resources, a fee will be levied upon ITC^DeltaCom and collected prior to the beginning of the preliminary analysis and the thirty (30) business days will begin upon

CCCS 528 of 530

Attachment 11

receipt of the fee. In addition to the preliminary analysis, an explanation of the fee will be provided.

5.0	ITC^DeltaCom may cancel a BFR or NBR at any time. If ITC^DeltaCom cancels the request more than three (3) business days after submitting it, ITC^DeltaCom shall pay BellSouth’s reasonable and demonstrable costs of processing and/or implementing the BFR or NBR up to the date of cancellation. If ITC^DeltaCom does not cancel a BFR or NBR, ITC^DeltaCom shall pay BellSouth’s reasonable and demonstrable costs of processing and implementing the request.

6.0	BellSouth shall propose a firm price quote and a detailed implementation plan for BFRs within thirty (30) business days of ITC^DeltaCom’s acceptance of the preliminary analysis. BellSouth shall propose a firm price and a detailed implementation plan for NBRs within sixty (60) business days of ITC^DeltaCom’s acceptance of the preliminary analysis.

7.0	If ITC^DeltaCom accepts the preliminary analysis, BellSouth shall proceed with ITC^DeltaCom’s BFR or NBR, and ITC^DeltaCom agrees to pay the non-refundable amount identified in the preliminary analysis for the initial work required to develop the project plan, create the design parameters, and establish all activities and resources required to complete the BFR or NBR. These costs will be referred to as “development” costs. The development costs identified in the preliminary analysis are fixed. If ITC^DeltaCom cancels a BFR or NBR after BellSouth has received ITC^DeltaCom’s acceptance of the preliminary analysis, ITC^DeltaCom agrees to pay BellSouth the reasonable, demonstrable, and actual costs, if any, directly related to complying with ITC^DeltaCom’s BFR or NBR up to the date of cancellation, to the extent such costs were not included in the non-refundable amount set forth above.

8.0	If ITC^DeltaCom believes that BellSouth’s firm price quote is not consistent with the requirements of the Act, ITC^DeltaCom may seek FCC or state Commission arbitration of its request, as appropriate. Any such arbitration applicable to Network Elements and/or Interconnection shall be conducted in accordance with standards prescribed in Section 252 of the Act.

9.0	Unless ITC^DeltaCom agrees otherwise, all prices shall be consistent with the pricing principles of the Act, FCC and/or the State Commission.

10.0	If either Party to a BFR or NBR believes that the other Party is not requesting, negotiating, or processing the Bona Fide Request in good faith,

CCCS 529 of 530

Attachment 11

or disputes a determination, or price or cost quote, such Party may seek FCC or state Commission resolution of the dispute, as appropriate.

11.0	Upon agreement to the terms of a BFR or NBR, an amendment to the Agreement may be required.

CCCS 530 of 530